UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
NCI BUILDING SYSTEMS, INC.
(Name of the Registrant as Specified in its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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MERGER PROPOSED — YOUR VOTE IS IMPORTANT
Dear Stockholders of NCI Building Systems, Inc.:
You are cordially invited to attend a special meeting of the stockholders of NCI Building Systems, Inc. (“we,” “us,” the “Company” or “NCI”), which will be held on November 15, 2018 at 10943 North Sam Houston Parkway West Houston, TX 77064, at 10:00 AM local time) for the purpose of considering and voting upon the proposed merger of Ply Gem Parent, LLC, a Delaware limited liability company (“Ply Gem”) with and into NCI, and related matters.
On July 17, 2018 (the “execution date”), NCI entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”) with Ply Gem, and for certain limited purposes set forth in the merger agreement, Clayton, Dubilier & Rice, LLC, a Delaware limited liability company (“Sponsor”), pursuant to which Ply Gem will be merged with and into NCI (the “merger”), with NCI surviving the merger and continuing its corporate existence. In the merger, NCI will issue to Ply Gem’s equity holders 58,709,067 shares of NCI common stock (as defined below) representing approximately 47% of the total number of shares expected to be outstanding after closing.
At the special meeting, holders of NCI’s common stock, par value $0.01 per share (“NCI common stock”) will be asked to consider and vote on (1) a proposal to adopt the merger agreement (the “merger agreement proposal”), (2) as required by New York Stock Exchange (“NYSE”) rules, a proposal to issue 58,709,067 shares of NCI common stock to the holders (“Ply Gem holders”) of all of Ply Gem’s equity interests (“Ply Gem LLC interests”) as of immediately prior to the closing of the merger (the “share issuance proposal”), (3) a proposal to approve the amendment to NCI’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of NCI common stock to 200,000,000 and make other changes necessitated by the merger and by a new stockholders agreement and the new registration rights agreement to be entered into among NCI, certain affiliates of Sponsor and certain affiliates of Golden Gate Private Equity, Inc., a minority holder of Ply Gem LLC interests (“GGC”) at the time of the merger (the “charter amendment proposal”), (4) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to NCI’s named executive officers in connection with the merger (the “compensation proposal”), and (5) a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement (the “adjournment proposal”). The approval of each of the merger agreement proposal and the charter amendment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of NCI common stock entitled to vote at the special meeting. The approval of each the share issuance proposal, the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the votes cast on the proposals at the special meeting.
The merger agreement and the merger have been approved and recommended by a special committee of NCI’s directors who are independent and not affiliated with Sponsor. NCI’s board of directors, by unanimous vote of the directors not affiliated with Sponsor, recommends that NCI stockholders vote “FOR” the adoption of the merger agreement proposal, “FOR” the share issuance proposal, “FOR” the charter amendment proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.
Your vote is very important. The merger cannot be completed unless holders of a majority of the outstanding shares of NCI common stock entitled to vote at the special meeting vote in favor of the proposal to adopt the merger agreement. A failure to vote your shares of NCI common stock on the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
The obligations of NCI and Ply Gem to complete the merger are subject to the satisfaction or waiver of a number of conditions set forth in the merger agreement, a copy of which is included as Annex A, to the attached proxy statement. The attached proxy statement describes the special meeting, the merger, the documents and agreements related to the merger, including the new stockholders agreement and the new registration rights agreement to be entered into among NCI, certain affiliates of Sponsor and certain Gem, and certain related agreements and matters. Please carefully read this entire proxy statement, including “Risk Factors,” beginning on page 25, for a discussion of the risks relating to the merger. You also can obtain information about NCI from documents that NCI has filed with the Securities and Exchange Commission.
If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 or via email at proxy@mackenziepartners.com.
Thank you for your continued support.
Sincerely,
James S. Metcalf Chairman of the NCI Board	Donald R. Riley President and Chief Executive Officer
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger described in this proxy statement or determined if this proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.
This document is dated October 16, 2018 and is first being mailed to stockholders of NCI on or about October 17, 2018.

NCI BUILDING SYSTEMS, INC.
10943 North Sam Houston Parkway West
Houston, Texas 77064

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 15, 2018
This is a notice that a special meeting of stockholders (the “special meeting”) of NCI Building Systems, Inc., a Delaware corporation (“we,” “us,” the “Company” or “NCI”) will be held on November 15, 2018 at 10943 North Sam Houston Parkway West Houston, TX 77064, at 10:00 AM local time. The special meeting will be held for the following purposes:
1.
to adopt the Agreement and Plan of Merger, dated as of July 17, 2018 (as it may be amended from time to time, the “merger agreement”), by and among NCI Building Systems, Inc., a Delaware corporation, Ply Gem Parent, LLC, a Delaware limited liability company (“Ply Gem”), and for certain limited purposes set forth in the merger agreement, Clayton, Dubilier & Rice, LLC, a Delaware limited liability company (“Sponsor”), a copy of which is attached as Annex A to the proxy statement of which this notice is a part and incorporated by reference herein (the “merger proposal”);

2.
to approve the issuance in the merger of 58,709,067 shares of NCI common stock, in the aggregate to the holders of all of the equity interests in Ply Gem (the “share issuance proposal”);

3.
to approve the amendment to NCI’s Amended and Restated Certificate of Incorporation (the “charter amendment”) to increase the authorized number of shares of NCI common stock to 200,000,000 and make other changes necessitated by the merger and by a new stockholders agreement (the “new stockholders agreement”) to be entered into among NCI, Clayton, Dubilier & Rice Fund VIII, L.P. (“CD&R Fund VIII”), CD&R Friends & Family Fund VIII, L.P. (“CD&R FF Fund VIII” and, collectively with CD&R Fund VIII, the “Sponsor Fund VIII Investors”) and CD&R Pisces Holdings, L.P. (the “Sponsor Fund X Investor” and, collectively with the Sponsor Fund VIII Investors, the “Sponsor Investors” and each, a “Sponsor Investor”) and Atrium Intermediate Holdings, LLC, GGC BP Holdings, LLC and AIC Finance Partnership, L.P. (collectively, the “GGC Investors” and each, a “GGC Investor”) at the time of the merger (the “charter amendment proposal”);

4.
to approve, on an advisory (non-binding) basis, the compensation that may become payable to NCI’s named executive officers in connection with the consummation of the merger (the “compensation proposal”); and

5.
to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the merger agreement proposal, share issuance proposal and charter amendment proposal (the “adjournment proposal”).

This proxy statement describes the proposals listed above in more detail. Please refer to the attached document, including the merger agreement and all other annexes and any documents incorporated by reference herein, for further information with respect to the business to be transacted at the special meeting. You are encouraged to read the entire document carefully before voting. In particular, see “Proposal 1: Adoption of the Merger Agreement,” beginning on page 47, and “Proposal 2: Issuance of Shares in the Merger,” beginning on page 105, for a description of the transactions contemplated by the merger agreement, and the section titled “Risk Factors” beginning on page 25 for an explanation of the risks associated with the merger and the other transactions contemplated by the merger agreement.
The merger agreement and the merger have been approved and recommended by a special committee of NCI’s directors who are independent and not affiliated with Sponsor. NCI’s board of directors, by unanimous vote of the directors not affiliated with Sponsor, recommends that NCI stockholders vote “FOR” the adoption of the merger agreement proposal, “FOR” the share issuance proposal, “FOR” the charter amendment proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Your vote is very important. The merger cannot be completed unless holders of a majority of the outstanding shares of NCI common stock entitled to vote at the special meeting vote in favor of the proposal to adopt the merger agreement. A failure to vote your shares of NCI common stock on the proposal to adopt the merger agreement will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
The NCI board of directors has fixed October 11, 2018 as the record date to determine which NCI stockholders are entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements thereof. Only holders of record of NCI common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the special meeting.
YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF NCI COMMON STOCK YOU OWN.
Whether or not you expect to attend the special meeting in person, we urge you to submit a proxy to have your shares voted as promptly as possible by either: (1) logging onto the website shown on your proxy card and following the instructions to vote online; (2) dialing the toll-free number shown on your proxy card and following the instructions to vote by phone; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the special meeting. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares of NCI will be represented at the special meeting if you are unable to attend.
If your shares are held in the name of a broker, bank, trustee or other nominee, please follow the instructions on the voting instruction form furnished by such broker, bank, trustee or other nominee, as appropriate. If you have any questions concerning the merger agreement, the merger or the other transactions contemplated by the merger agreement or this proxy statement, would like additional copies or need help voting your shares of NCI common stock, please contact NCI’s proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway
New York, NY 10018
Shareholders May Call Toll-Free: (800) 322-2885
Banks & Brokers May Call Collect: (212) 929-5500
By order of the Board of Directors,

Todd R. Moore
Executive Vice President, Chief Legal, Risk & Compliance Officer and Corporate Secretary

ADDITIONAL INFORMATION
NCI files annual, quarterly and current reports, proxy statements and other business and financial information with the Securities and Exchange Commission (the “SEC”). You may read and copy any materials that NCI files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, and Washington, DC 20549. Please call the SEC at (800) 732-0330 for further information on the Public Reference Room. In addition, NCI files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You can also obtain these documents, free of charge, from NCI at http://www.ncibuildingsystems.com. By referring to NCI’s website and the SEC’s website, NCI does not incorporate by reference any such website or its contents into this proxy statement.
This proxy statement incorporates important business and financial information about NCI from documents that are not attached to this proxy statement. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement free of charge by requesting them in writing or by telephone from NCI or its proxy solicitor at the following addresses and telephone numbers:
NCI Building Systems, Inc.
10943 North Sam Houston Parkway West
Houston, TX 77064
(281) 897-7788
Attention: Corporate Secretary

MacKenzie Partners, Inc.
1407 Broadway
New York, NY 10018
Shareholders May Call Toll-Free: (800) 322-2885
Banks & Brokers May Call Collect: (212) 929-5500
If you would like to request any documents, please do so at least one week before the date of the special meeting to give us time to get them to you before the special meeting.
For a more detailed description of the information incorporated by reference into this proxy statement and how you may obtain it, see “Where You Can Find More Information” beginning on page 139.

ABOUT THIS PROXY STATEMENT
This proxy statement constitutes a proxy statement and notice of special meeting for NCI under the Securities Exchange Act of 1934, as amended, and under the Delaware General Corporation Law.
You should rely only on the information contained in or incorporated by reference into this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated October 16, 2018, and you should assume that the information contained in this proxy statement is accurate only as of such date. You should also assume that the information incorporated by reference into this proxy statement is only accurate as of the date of such information.
This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement regarding NCI has been provided by NCI, and information contained in this proxy statement regarding Ply Gem has been provided by Ply Gem.

i

QUESTIONS AND ANSWERS
The following are some questions that you, as a stockholder of NCI Building Systems, Inc. (“we,” “us,” the “Company” or “NCI”) may have regarding the transactions contemplated by the merger agreement and other matters being considered at the special meeting of the NCI stockholders (the “special meeting”) and the answers to those questions. NCI urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the merger of NCI and Ply Gem and the other matters being considered at the special meeting. Additional important information is also contained in the annexes to, and the documents incorporated by reference into, this proxy statement.
Q:
Why am I receiving this document?

A:
NCI and Ply Gem have agreed to merge under the terms of a merger agreement that is described in this proxy statement (the “merger agreement”). Subject to the terms and conditions of the merger agreement, Ply Gem will be merged with and into NCI, with NCI continuing its existence as a corporation organized under the laws of the State of Delaware (the “merger”).

In order to complete the merger, NCI stockholders must approve the proposal to adopt the merger agreement (the “merger agreement proposal”) and the issuance (the “share issuance”) of 58,709,067 shares of NCI common stock representing approximately 47% of the total number of shares expected to be outstanding after closing, to Ply Gem holders of all of the Ply Gem LLC interests as of immediately prior to the closing of the merger (the “share issuance proposal”), and all other conditions to the merger must be satisfied or waived. NCI will hold a special meeting to obtain these approvals and the approval of a proposal to amend NCI’s Amended and Restated Certificate of Incorporation (the “charter amendment”) to increase the authorized number of shares of NCI common stock to 200,000,000 and make other changes necessitated by the merger and by the new stockholders agreement to be entered into among NCI, the Sponsor Investors and the GGC Investors at the time of the merger (the “charter amendment proposal”). At the special meeting, stockholders will also vote to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to NCI’s named executive officers in connection with the merger (the “compensation proposal”) and vote to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the merger agreement proposal, share issuance proposal and charter amendment proposal (the “adjournment proposal”).
This proxy statement, which you should read carefully, contains important information about the merger and other matters being considered at the special meeting.
Q:
What consideration is NCI paying to the Ply Gem holders in the merger?

A:
The Ply Gem LLC interests will be converted at the closing of the merger into the right of the Ply Gem holders to receive, in the aggregate, with respect to all such interests, 58,709,067 shares of NCI common stock (the “aggregate merger consideration”), with each holder being entitled to receive its pro rata share of the aggregate merger consideration. The shares issued as aggregate merger consideration will be listed on the NYSE along with NCI common stock already outstanding. The outstanding shares of NCI common stock held by NCI stockholders immediately prior to the merger will remain outstanding after the closing of the merger.

For additional information regarding the consideration to be received in the merger, see “Proposal 1: Adoption of the Merger Agreement — Effects of the Merger.”
Q:
What will be NCI stockholders’ interest in NCI immediately following the merger?

A:
Based upon the estimated number of shares of NCI common stock that will be outstanding immediately prior to the consummation of the merger, we estimate that, upon consummation of the merger, existing NCI stockholders will hold approximately 53% of NCI common stock and the former holders of all of the Ply Gem LLC interests as of immediately prior to the closing of the merger will hold approximately 47% of NCI common stock.

Q:
What happens to outstanding NCI equity awards in the Merger?

A:
At the effective time of the merger, certain NCI restricted stock awards, options, restricted stock units and performance restricted stock units will become vested. Following the effective time of the merger, all other outstanding NCI equity awards will remain outstanding, without adjustment, and continue to vest in accordance with their terms (including any vesting terms that provide for acceleration upon a change in control or a qualifying termination of employment thereafter). For additional information regarding the consideration to be received in the merger, see “Proposal 1: Adoption of the Merger Agreement — Interests of NCI Executive Officers and Directors in the Merger — Treatment of NCI Equity Awards.”

Q:
What vote is required to approve each proposal?

A:
Your vote “FOR” each proposal presented at the special meeting is very important, and you are encouraged to submit a proxy as soon as possible.

Proposal to Adopt the Merger Agreement.   Approval of the merger agreement proposal requires the affirmative vote of holders of a majority of the outstanding shares of NCI common stock entitled to vote on the merger agreement proposal. Any abstention by any NCI stockholder, the failure of any NCI stockholder to submit a vote and any broker non-vote will have the same effect as a vote “AGAINST” the merger agreement proposal.
Proposal to Approve the Share Issuance in the Merger.   Approval of the share issuance proposal requires the affirmative vote of the holders of a majority of the votes cast at the special meeting. The failure of any NCI stockholder to submit a vote (e.g., by not submitting a proxy or not voting in person) on the share issuance proposal will not count as a vote cast “FOR” or “AGAINST” the share issuance proposal. An abstention on the share issuance proposal will have the same effect as a vote cast “AGAINST” the share issuance proposal. Broker non-votes will have no effect on the outcome of the share issuance proposal.
Proposal to Amend NCI’s Amended and Restated Certificate of Incorporation.   Approval of the charter amendment proposal requires the affirmative vote of holders of a majority of the outstanding shares of NCI common stock entitled to vote on the charter amendment proposal. Any abstention by any NCI stockholder, the failure of any NCI stockholder to submit a vote and any broker non-vote will have the same effect as a vote “AGAINST” the charter amendment proposal.
Proposal Regarding Certain Merger-Related Executive Compensation Arrangements.   Adoption of the compensation proposal requires the affirmative vote of the holders of a majority of the votes cast at the special meeting. The failure of any NCI stockholder to submit a vote (e.g., by not submitting a proxy or not voting in person) on the compensation proposal will not count as a vote cast “FOR” or “AGAINST” the compensation proposal. An abstention on the compensation proposal will have the same effect as a vote cast “AGAINST” the compensation proposal. Broker non-votes will have no effect on the outcome of the compensation proposal. Since the compensation proposal is non-binding, if the merger agreement proposal is approved by NCI’s stockholders and the merger is completed, the compensation that is the subject of the compensation proposal may be paid in accordance with its terms regardless of the outcome of the non-binding advisory vote.
Proposal to Adjourn the Special Meeting.   Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the votes cast at the special meeting. Abstentions will not be treated as votes cast and, as a result, any abstention will have no effect on the outcome of the adjournment proposal. Broker non-votes will have no effect on the outcome of the adjournment proposal.
Q:
When do NCI and Ply Gem expect to complete the merger?

A:
NCI and Ply Gem currently expect to complete the merger in the fourth calendar quarter of 2018. However, neither NCI nor Ply Gem can predict the actual date on which the merger will be completed, nor can the parties assure that the merger will be completed, because completion is subject to conditions beyond either company’s control. See “Proposal 1: Adoption of the Merger Agreement —  Regulatory Clearances Required to Complete the Merger” and “The Merger Agreement — Completion of the Merger.”

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by NCI stockholders or the merger is not completed for any other reason, the holders will not receive any payment for their Ply Gem LLC interests and NCI will remain an independent public company, NCI common stock will continue to be listed and traded on the NYSE and registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and NCI will continue to file periodic reports with the SEC on account of NCI’s common stock.

Under specified circumstances, NCI may be required to pay a termination fee upon termination of the merger agreement, as described under “The Merger Agreement — Expenses and Termination Fees Relating to the Termination of the Merger Agreement.”
Q:
When and where is the special meeting?

A:
The special meeting will be held on November 15, 2018, at 10:00 AM (local time), at 10943 North Sam Houston Parkway West Houston, TX 77064.

Q:
When is the record date for the special meeting? Am I entitled to vote at the special meeting?

A:
Only stockholders of record on October 11, 2018, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. As of the close of business on October 11, 2018, there were 66,203,841 outstanding shares of NCI common stock entitled to vote at the special meeting, with each share of NCI common stock entitling the holder of record on such date to one vote.

Q:
What constitutes a quorum at the special meeting?

A:
In order for business to be conducted at the special meeting, a quorum must be present. A quorum at the special meeting requires the presence, in person or by proxy, of holders of a majority in voting power of the outstanding shares of NCI common stock entitled to vote at the special meeting.

Q:
What do I need to do now?

A:
After you have carefully read and considered the information contained or incorporated by reference into this proxy statement, please submit your proxy via the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or complete, sign, date and return the enclosed proxy card in the postage-prepaid envelope provided as soon as possible so that your shares will be represented and voted at the special meeting.

Additional information on voting procedures can be found under the section titled “Special Meeting.”
Q:
How will my proxy be voted?

A:
If you submit your proxy via the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card, your proxy will be voted in accordance with your instructions.

If you are a registered stockholder of record and you return your signed proxy card but do not indicate your voting preference, the persons named in the proxy card will vote the shares represented by the proxy as recommended by the NCI board of directors (the “NCI board”). Please note that you may not vote shares held in “street name” by returning a proxy card directly to NCI, or by voting in person at the special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or nominee. If you hold your shares in the name of a broker, bank or other nominee and you do not instruct your broker, bank or nominee how to vote your shares, your broker may not vote your shares of NCI common stock, which will have the same effect as a vote “AGAINST” the merger agreement proposal and the charter amendment proposal but will have no effect on the share issuance proposal, the compensation proposal and the adjournment proposal, assuming a quorum is present.
Additional information on voting procedures can be found under the section titled “Special Meeting.”

Q:
Who will count the votes?

A:
The votes at the special meeting will be counted by Computershare Trust Company, N.A., the independent inspector of election appointed by the NCI board.

Q:
May I vote in person?

A:
Yes. If you are a stockholder of record of NCI at the close of business on October 11, 2018, you may attend the special meeting and vote your shares in person, in lieu of submitting your proxy by Internet, telephone or by completing, signing, dating and returning the enclosed proxy card.

If you are a beneficial holder of NCI common stock, you are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid “legal proxy” from your broker, bank or nominee.
Q:
What must I bring to attend the special meeting?

A:
Only NCI stockholders of record, as of the close of business on the record date, beneficial owners of NCI common stock as of the record date, holders of valid proxies for the special meeting, and invited guests of NCI may attend the special meeting. All attendees should be prepared to present government-issued photo identification (such as a driver’s license or passport) for admittance. The additional items, if any, that attendees must bring depend on whether they are stockholders of record, beneficial owners or proxy holders.

Additional information on attending the special meeting can be found under the section titled “Special Meeting.”
Q:
What should I do if I receive more than one set of voting materials for the special meeting?

A:
You may receive more than one set of voting materials for the special meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your NCI common stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy or voting instruction form that you receive by following the instructions set forth in each separate proxy or voting instruction form.

Q:
What is the difference between holding shares as a “shareholder of record” and holding shares as “beneficial owner” (or in “street name”)?

A:
Most stockholders are considered “beneficial owners” of their shares, that is, they hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name.”

Shareholder of Record:   If your shares are registered directly in your name with NCI’s transfer agent, you are considered the “shareholder of record” with respect to those shares. As a shareholder of record, you have the right to grant your voting proxy directly to us by submitting your vote by written proxy, telephone or via the Internet, or to vote in person at the meeting.
Beneficial Owner:   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the proxy materials are being forwarded to you by your broker, bank or nominee. As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank, or nominee. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or nominee and bring it with you to the meeting.

Q:
What is a broker non-vote?

A:
If you are a beneficial owner of shares held in “street name” and do not provide your broker, bank or nominee with specific voting instructions, the broker, bank or nominee may generally vote on “routine” matters, but cannot vote on “non-routine” matters. If the broker, bank or nominee does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform the inspector of election that it does not have authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

You should instruct your broker, bank or other nominee how to vote your shares. Under the rules applicable to broker-dealers, your broker, bank or other nominee does not have discretionary authority to vote your shares on any of the proposals scheduled to be voted on at the special meeting. A broker non-vote will have the same effect as a vote “AGAINST” with respect to the merger agreement proposal and the charter amendment proposal.
Additional information on voting procedures can be found under the section titled “Special Meeting.”
Q:
Can I revoke or change my vote?

A:
Yes. A holder of record may revoke or change a proxy before the proxy is exercised by filing with NCI’s Corporate Secretary a notice of revocation, delivering to NCI a new proxy, by attending the meeting and voting in person, or by re-voting by telephone or the Internet. Beneficial owners must follow instructions provided by their broker, bank or other nominee. A stockholder’s last timely vote, whether via the Internet, by telephone or by mail, is the vote that will be counted.

Beneficial owners of NCI common stock may change their voting instruction by submitting new voting instructions to the brokers, banks or other nominees that hold their shares of record or by requesting a “legal proxy” from such broker, bank or other nominee and voting in person at the special meeting.
Additional information can be found under the section titled “Special Meeting.”
Q:
What constitutes a quorum?

A:
Stockholders representing a majority of all the shares entitled to vote at the special meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted towards a quorum. At the close of business on October 11, 2018, the record date for the special meeting, there were 66,203,841 shares of NCI common stock outstanding.

Q:
What happens if I sell or otherwise transfer my shares of NCI common stock before the special meeting?

A:
The record date for stockholders entitled to vote at the special meeting is October 11, 2018, which is earlier than the date of the special meeting. If you sell or otherwise transfer your shares after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies NCI in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will otherwise transfer ownership of your shares of NCI common stock.

Q:
Where can I find voting results of the special meeting?

A:
NCI intends to announce the preliminary voting results at the special meeting and publish the final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that NCI files with the SEC are publicly available when filed. See “Where You Can Find More Information.”

Q:
Do I have appraisal rights?

A:
Neither NCI stockholders nor Ply Gem holders are entitled to appraisal rights in connection with the merger. For further information relating to appraisal rights, see “Proposal 1: Adoption of the Merger Agreement — No Appraisal Rights.”

Q:
How can I find more information about NCI and Ply Gem?

A:
You can find more information about NCI and Ply Gem from various sources described in the sections titled “Information About NCI and Ply Gem” and “Where You Can Find More Information.”

Q:
What is the cost of the proxy solicitation?

A:
NCI will bear all of the cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of all proxy materials sent by it if the merger is consummated; if the merger is terminated such cost will be shared between NCI and Ply Gem with NCI bearing the lesser of 53% of combined expenses or NCI’s own expenses. NCI also reimburses banks, brokers, custodian and other record holders for their costs in forwarding the proxy materials to the beneficial owners of holders of NCI common stock. NCI and its directors, officers, and regular officers also may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services. In addition, we have retained MacKenzie Partners, Inc. to aid in the solicitation of proxies by mail, personally, by telephone, email or other appropriate means. For these services, we will pay $75,000, plus reasonable out-of-pocket expenses.

Q:
Who can answer any questions I may have about the special meeting, the merger, the other transactions contemplated by the merger agreement, the new stockholders agreement or the new registration rights agreement?

A:
If you have any questions about the special meeting, the merger, the new stockholders agreement, the new registration rights agreement to be entered into by NCI, the Sponsor Investors and the GGC Investors (the “new registration rights agreement”), or how to submit your proxy, or if you need additional copies of this proxy statement or documents incorporated by reference herein, the enclosed proxy card or voting instructions, you should contact:

NCI Building Systems, Inc.
10943 North Sam Houston Parkway West
Houston, TX 77064
(281) 897-7788
Attention: Corporate Secretary

MacKenzie Partners, Inc.
1407 Broadway
New York, NY 10018
Shareholders May Call Toll-Free: (800) 322-2885
Banks & Brokers May Call Collect: (212) 929-5500

SUMMARY
The following summary highlights selected information described in more detail elsewhere in this proxy statement and the documents incorporated by reference into this proxy statement and may not contain all the information that may be important to you. To understand the merger and the other matters being voted on by NCI stockholders at the special meeting more fully, and to obtain a more complete description of the legal terms of the merger agreement, the new stockholders agreement and the new registration rights agreement, you should carefully read this entire document, including the annexes, and the documents to which NCI refers you. Each item in this summary includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information.”
The Companies (see page 40)
NCI Building Systems, Inc.
NCI, headquartered in Houston, TX, is one of North America’s largest integrated manufacturers of metal products for the commercial building industry, selling products such as metal wall and roof systems, insulated metal panels, roll-up doors, trim, accessories and engineered commercial buildings. NCI has approximately 5,300 employees across 38 manufacturing locations throughout North America.
NCI was formed in 1984 and is incorporated in the State of Delaware. NCI’s principal executive offices are located at 10943 North Sam Houston Parkway West, Houston, Texas 77064 and its phone number is (281) 897-7788.
For additional information concerning NCI’s business, see the section entitled “Information About NCI and Ply Gem.”
Ply Gem Parent, LLC
Ply Gem is a privately held Delaware limited liability company, in which the Sponsor Fund X Investor holds a controlling interest, and the parent company of a leading manufacturer of exterior building products for the residential new construction and repair and remodeling end markets in the U.S. and Canada. Ply Gem has two main product groups: (i) siding, fencing and stone and (ii) windows and doors, and has established leading positions in many of its core product categories, including vinyl siding, aluminum accessories and vinyl windows.
The principal executive offices of Ply Gem are located at 5020 West Parkway, Suite 400, Cary, North Carolina, 27513, and its telephone number is (888) 975-9436.
Effects of the Merger (see page 47)
Upon satisfaction or waiver of the conditions to closing, on the closing date, Ply Gem will merge with and into NCI, with NCI continuing its existence as a corporation incorporated under the laws of the State of Delaware. At the effective time, the Ply Gem LLC interests issued and outstanding immediately prior to the effective time will be converted into the right to receive, in the aggregate, 58,709,067 shares of NCI common stock.
Recommendation of the NCI board and Reasons of the Special Committee and NCI board for the Merger (see page 54)
The NCI board formed the NCI special committee, consisting of five of NCI’s directors who are independent and not affiliated with Sponsor (the “NCI special committee”), to consider the proposed merger with Ply Gem. After careful consideration, on July 17, 2018, the NCI special committee and the NCI board of directors (other than the Sponsor-affiliated directors, who had been recused from the matter) each unanimously determined that the terms of the merger agreement, the new stockholders agreement and the registration rights agreement, and the transactions contemplated by the merger agreement, including the merger, the share issuance and charter amendment (collectively, “transactions”), are advisable, fair and in the best interests of NCI and its stockholders. Accordingly, based on its evaluation and having received the recommendation of the NCI special committee, the NCI board, by unanimous vote of the directors not affiliated with Sponsor, recommends that NCI stockholders vote “FOR” the adoption of the merger agreement proposal and “FOR” the related other proposals, including the share issuance proposal, the charter amendment proposal and the compensation proposal.
The merger agreement and the merger have been approved and recommended by a special committee of NCI’s directors who are independent and not affiliated with Sponsor. NCI’s board of directors, by unanimous vote of the directors not affiliated with Sponsor, recommends that NCI stockholders vote “FOR” the adoption of the merger agreement proposal, “FOR” the share issuance proposal, “FOR” the charter amendment proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.
Opinion of NCI’s Financial Advisor (see page 59)
In connection with the merger, NCI retained Evercore Group L.L.C., which we refer to as Evercore, to act as a financial advisor to the NCI board and the NCI special committee. On July 17, 2018, at a meeting of the NCI board, Evercore rendered its oral opinion, subsequently confirmed by delivery of a written opinion that, based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, as of such date, the aggregate merger consideration to be paid by NCI in the merger was fair, from a financial point of view, to NCI.
The full text of the written opinion, dated July 17, 2018, of Evercore, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex D to this document. The summary of Evercore’s opinion contained in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. Evercore provided its opinion to the NCI board (in its capacity as such) for the benefit and use of the NCI board in connection with and for purposes of its evaluation of the aggregate merger consideration, from a financial point of view, to NCI. Evercore’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to NCI, nor does it address the underlying business decision of NCI to engage in the merger. Evercore’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.
For further information, see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Opinion of NCI’s Financial Advisor” and Annex D.
Board of Directors and Management of Surviving Corporation Following Completion of the Merger (see page 75)
Under the terms of the merger agreement and the new stockholders agreement, at the effective time of the merger, the board of directors of the surviving corporation will consist of 12 directors, seven of whom will be directors nominated by NCI and five of whom will be persons nominated by the Sponsor Investors. Upon completion of the merger, Jim Metcalf will be the Chairman and Chief Executive Officer of NCI.
Material U.S. Federal Income Tax Consequences (see page 76)
The merger will not result in any U.S. federal income tax consequences to NCI stockholders with respect to their shares of NCI common stock. NCI stockholders should consult their own tax advisors for a full understanding of the tax consequences to them of the merger. The material U.S. federal income tax consequences of the merger are described in more detail in the section of this document entitled “Proposal 1: Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences.”
Accounting Treatment of the Merger (see page 77)
NCI prepares its financial statements in accordance with the generally accepted accounting principles in the United States (“U.S. GAAP”) and its unaudited pro forma financial information in accordance with Article 11 of Regulation S-X. The merger will be accounted for as an acquisition under Financial Accounting Standards Codification Topic 805 (“ASC 805”), Business Combinations, with NCI being considered the accounting acquirer of Ply Gem. This means that NCI will allocate the purchase price to the fair value of Ply Gem’s tangible and intangible assets and liabilities at the acquisition date, with the excess purchase price, if any, being recorded as goodwill. Under the acquisition method of accounting, goodwill is not amortized but is tested for impairment at least annually.
Regulatory Clearances Required to Complete the Merger (see page 77)
The consummation of the merger is conditioned on the (1) termination or expiration of the applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), and the rules and regulations promulgated in connection with the HSR Act, and (2) the occurrence of, or the parties having received, any necessary approvals or termination of any applicable waiting periods under the Competition Act of Canada and the Austrian Cartel Act (Kartellgesetz) 2005 (BGB1 I 2005/61), as amended (the “Austrian Cartel Act”).
On August 30, 2018, the waiting period under the HSR Act expired. On August 28, 2018, the Canadian Bureau of Competition issued an Advance Ruling Certificate approving the transaction. The parties determined that approval under the Austrian Cartel Act is not required.
Treatment of NCI Equity Awards (see page 70)
Upon the effective time of the merger, certain NCI restricted stock awards, options, restricted stock units and performance restricted stock units will become vested. Following the effective time of the merger, all other outstanding NCI equity awards will remain outstanding, without adjustment, and continue to be subject to the terms and conditions (including any vesting terms that provide for acceleration upon a change in control or a qualifying termination of employment thereafter) applicable to such awards immediately prior to the effective time of the merger. Ply Gem has no outstanding equity awards and has agreed not to grant any equity awards prior to the effective time of the merger.
Non-Solicitation of Alternative Proposals (see page 86)
NCI has agreed that it will, and will cause its subsidiaries and direct its representatives to, immediately cease and terminate any and all activities, discussions or negotiations that commenced prior to, and that were ongoing as of, July 17, 2018 regarding any transaction involving a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving NCI or transaction that will result in another person owning 15% of NCI’s assets or 15% of NCI common stock or securities convertible into NCI common stock (the “NCI alternative proposal”). In addition, NCI has agreed that it will not, and will cause its subsidiaries and representatives not to, directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage any inquiry, proposal or offer from any person relating to, or that could reasonably be expected to lead to, an NCI alternative proposal, (ii) engage or participate in any discussions or negotiations with, or provide any non-public information or access to the business, properties, assets, books or records of NCI or its subsidiaries to, or cooperate with, assist or facilitate any efforts by any person relating to or in connection with, or that was intended to and could reasonably be expected to lead to, an NCI alternative proposal, (iii) accept any proposal or offer from any person relating to or in connection with an NCI alternative proposal, (iv) approve, adopt, or enter into or recommend any contract, term sheet, letter of intent or similar agreement with any person (other than Sponsor, Ply Gem, or another affiliate of Sponsor) relating to or in connection with an NCI alternative proposal, (v) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of NCI or its subsidiaries, subject to the NCI board’s fiduciary duties, as exercised by the NCI special committee, under the Delaware General Corporation Law (the “DGCL”) or (vi) resolve, agree or publicly propose to, or permit NCI or any of its subsidiaries or any of its representatives to agree or publicly propose to, take any of the actions referred to in clauses (i)-(v).
Nevertheless, NCI is permitted, prior to obtaining the approval of its stockholders adopting the merger agreement and approving the transactions (“stockholder approval”), to engage in the activities described in clauses (i) and (ii) of the preceding paragraph solely with and to any person who has made an unsolicited bona fide written alternative proposal that did not result from a breach of NCI’s non-solicitation obligations under the merger agreement; provided that (i) no non-public information may be furnished until NCI receives an executed confidentiality agreement containing limitations on the use and disclosure of non-public information no less favorable to that party in the aggregate than the terms of the confidentiality agreement between NCI and Ply Gem; and (ii) prior to taking any such actions, the NCI special committee determines in good faith, after consultation with its financial advisors and legal counsel, that such alternative proposal is, or would reasonably be expected to lead to, a superior proposal.
From and after July 17, 2018, Ply Gem and Sponsor (i) shall, and shall cause their respective affiliates and representatives to, immediately terminate any and all activities, discussions or negotiations that commenced prior to July 17, 2018, regarding any transaction involving a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving Ply Gem or transaction that will result in another person owning 15% of Ply Gem’s assets or 15% of Ply Gem LLC interests (the “Ply Gem alternative proposal”); (ii) shall not, and shall cause their respective affiliates and representatives not to, directly or indirectly, (A) solicit, initiate, or knowingly encourage, or take any other action to knowingly facilitate, any Ply Gem alternative proposal or any inquiry or proposal that would reasonably be expected to lead to a Ply Gem alternative proposal, (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (other than NCI) any information with respect to, or otherwise cooperate in any way with, any Ply Gem alternative proposal or any inquiry or proposal that would reasonably be expected to lead to a Ply Gem alternative proposal or (C) approve, endorse, recommend, execute or enter into any term sheet, letter of intent, memorandum of understanding, agreement in principle, joint venture agreement, partnership agreement or merger, acquisition or similar agreement constituting or contemplating any Ply Gem alternative proposal.
Change in NCI board Recommendation and Superior Proposal Termination Right (see page 87)
Prior to the stockholder approval, in response to a bona fide written alternative proposal received by NCI after the execution date that did not result from a breach of its non-solicitation obligations, the NCI board, acting through directors not affiliated with Sponsor, or the NCI special committee may effect a recommendation change or terminate the merger agreement in order to enter into a definitive agreement relating to such proposal, if prior to taking such action the NCI special committee determines in good faith after consultation with its financial advisors and outside legal counsel that (i) such alternative proposal is a superior proposal and (ii) failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law; provided, however, that prior to effecting a recommendation change or terminating the merger agreement, NCI has complied with certain procedural and notice requirements, including by negotiating in good faith with Ply Gem, to revise the terms and conditions of the merger agreement such that it would cause the alternative proposal to no longer be a superior proposal.
In addition, prior to adoption by NCI stockholders of the merger agreement, in response to an intervening event that occurs or arises after the execution date, NCI may effect a recommendation change if prior to taking such action the NCI board or the NCI special committee reasonably determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure of the NCI board or NCI special committee to effect a recommendation change would be inconsistent with its fiduciary duties under applicable law; provided, however, that prior to effecting a recommendation change, NCI has complied with certain procedural and notice requirements, including by negotiating in good faith to enable Ply Gem to revise the merger agreement such that it would cause the failure of the NCI board to effect a recommendation change to no longer be inconsistent with its fiduciary duties.
Conditions to Completion of the Merger (see page 90)
The obligations of NCI and Ply Gem to consummate the merger are subject to the satisfaction or waiver (to the extent permissible under applicable laws) of the following mutual conditions:
•
adoption of the merger agreement proposal by NCI stockholders;

•
any waiting periods applicable to the merger under the HSR Act having been terminated or expired and any necessary approvals or termination of any applicable waiting periods under the Competition Act of Canada and the Austrian Cartel Act;

•
absence of any decision, injunction, decree, ruling, law or order (whether temporary, preliminary or permanent) enjoining or otherwise prohibiting the consummation of the transactions; and

•
NCI common stock to be issued in the merger having been approved for listing on the NYSE, subject to official notice of issuance.

The obligation of Ply Gem to effect the merger is also subject to the satisfaction or waiver by Ply Gem of the following additional conditions:
•
the accuracy of the representations and warranties of NCI set forth in the merger agreement, subject, in most cases, to “materiality” or “material adverse effect” standards set forth in the merger agreement, as of the date of the merger agreement and as of the closing date of the merger (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties will be true and correct as of such specific date only) and Ply Gem’s receipt of an officer’s certificate from NCI to such effect;

•
the performance of, or compliance with, in all material respects all agreements and covenants required to be performed or complied with under the merger agreement by NCI at or prior to the effective time and Ply Gem’s receipt of an officer’s certificate from NCI to such effect;

•
the receipt by Ply Gem of a written tax opinion from Debevoise & Plimpton LLP (“Debevoise”), in form and substance reasonably satisfactory to Ply Gem, dated as of the closing date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of the Code; and

•
the delivery by NCI to Ply Gem of copies of the new stockholders agreement and the new registration rights agreement duly executed by NCI.

The obligations of NCI to effect the merger are also subject to the satisfaction or waiver by NCI of the following additional conditions:
•
the accuracy of the representations and warranties of Ply Gem set forth in the merger agreement, subject, in most cases, to “materiality” or “material adverse effect” standards set forth in the merger agreement, as of the date of the merger agreement and as of the closing date of the merger (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties will be true and correct as of such specific date only) and NCI’s receipt of an officer’s certificate from Ply Gem to such effect;

•
the performance of, or compliance with, in all material respects all agreements and covenants required to be performed or complied with under the merger agreement by Ply Gem and Sponsor at or prior to the effective time and NCI’s receipt of an officer’s certificate from Ply Gem to such effect;

•
the receipt by NCI of a written tax opinion from Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), in form and substance reasonably satisfactory to NCI, dated as of the closing date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of the Code; and

•
the delivery by the investors to NCI of copies of the new stockholders agreement and the new registration rights agreement duly executed by the investors.

As further discussed under the section titled “Risk Factors,” neither NCI nor Ply Gem can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
Termination of the Merger Agreement (see page 92)
NCI and Ply Gem may mutually agree to terminate the merger agreement before consummating the merger, even after adoption of the merger agreement proposal by NCI stockholders.
In addition, either NCI or Ply Gem may terminate the merger agreement if:
•
any governmental authority of competent jurisdiction shall have issued any order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement and such order, decree, ruling or injunction or other action shall have become final and nonappealable, or if there shall be adopted any law that makes consummation of such transactions illegal or otherwise prohibited (provided that the party seeking to terminate the agreement has fulfilled its general efforts obligations under the merger agreement);
•
the merger is not consummated by January 17, 2019 or if the stockholder approval is not obtained (provided that this right to terminate the merger agreement shall not be available to any party whose failure to fulfill any of its covenants or agreements under the merger agreement has been the principal cause of, or resulted in, the failure of the merger to occur on or before the end date);

•
any of the representations or warranties of the other party is inaccurate or any covenant or other agreement of the parties contained in the merger agreement is breached by the other party, and any such breaches or inaccuracies that (i) would cause a condition of closing not to be satisfied and (ii) are not curable, or if curable, is not cured during the time period set forth in the merger agreement (provided that the party seeking to terminate the merger agreement pursuant to this provision is not itself in material breach of any of its representations, warranties and covenants); and

•
the special meeting has concluded without adoption of the merger agreement proposal by NCI stockholders.

NCI may also terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal prior to the stockholder approval (provided that NCI has complied with certain procedural, notice and other requirements set forth in the merger agreement and, no later than two (2) business days after such termination, NCI pays a termination fee to Ply Gem).
Ply Gem may also terminate the merger agreement if the NCI board changes or withdraws its recommendation of the transaction to stockholders.
Expenses and Termination Fees Relating to the Termination of the Merger Agreement (see page 93)
NCI will be obligated to pay Ply Gem a termination fee of  $45 million in the following circumstances:
•
if Ply Gem terminates the merger agreement because the NCI board has changed or withdrawn its recommendation of the transaction to its stockholders;

•
if the merger agreement is terminated by either NCI or Ply Gem because the stockholder approval is not obtained and (i) prior to the meeting of NCI’s stockholders duly called for the purpose of obtaining the stockholder approval, an NCI alternative proposal is publicly proposed or disclosed and (ii) NCI enters into a definitive agreement with respect to, or consummates, such NCI alternative proposal within 12 months of such termination (provided that any reference in the definition of NCI alternative proposal to “15%” shall be deemed to be a reference to “50%”);

•
if the merger agreement is terminated by Ply Gem because NCI breached covenants pertaining to non-solicitation of alternative transactions and (i) before such termination, an NCI alternative proposal is publicly proposed or disclosed and (ii) NCI enters into a definitive agreement with respect to, or consummates, such NCI alternative proposal within 12 months of the merger agreement being terminated (provided that any reference in the definition of NCI alternative proposal to “15%” shall be deemed to be a reference to “50%”); or

•
if the merger agreement is terminated by NCI, before the stockholder approval is obtained, in order to enter into a definitive agreement with respect to a superior alternative transaction.

In no event shall Ply Gem be entitled to receive more than one termination fee.
If the merger agreement is terminated, expenses incurred by NCI and Ply Gem in connection with the merger will be shared between NCI and Ply Gem, with NCI bearing the lesser of 53% of combined expenses or NCI’s own expenses. If the merger is consummated, the surviving corporation will bear all of the expenses of NCI and Ply Gem incurred in connection with the merger.

Specific Performance (see page 93)
In addition to any other remedy that may be available to each party, including monetary damages, each of the parties will be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of the merger agreement and to enforce specifically its terms and provisions.
Expected Timing of the Merger (see page 78)
The merger is expected to be completed in the fourth calendar quarter of 2018. However, neither NCI nor Ply Gem can predict the actual date on which the merger will be completed, nor can the parties assure that the merger will be completed, because completion is subject to conditions beyond each party’s control.
Listing of NCI Common Stock (see page 78)
It is a condition to the consummation of the merger that the shares of NCI common stock to be issued in the merger be authorized for listing on the NYSE, subject to official notice of issuance.
No Appraisal Rights (see page 78)
Under the DGCL, neither NCI’s stockholders nor Ply Gem holders are entitled to appraisal rights in connection with the merger or the other transactions contemplated by the merger.
Financing Cooperation (see page 91)
The merger agreement requires Ply Gem and NCI and their subsidiaries to use their reasonable best efforts to obtain the financing contemplated by the debt commitment letter (the “debt commitment letter”), dated as of the execution date, from certain committed lenders and the arrangers party thereto and addressed to Ply Gem Midco, Inc. (“Ply Gem Midco”), a subsidiary of Ply Gem, or under certain circumstances any substitute financing.
The New Stockholders Agreement (see page B-1)
In connection with the completion of the merger, NCI, the Sponsor Investors and the GGC Investors will enter into the new stockholders agreement. Pursuant to the new stockholders agreement, among other matters, the Sponsor Investors will be entitled to nominate five out of 12 initial members of the NCI board and, thereafter, so long as the Sponsor Investors beneficially own at least 7.5% of the outstanding shares of NCI common stock, to nominate a number of board members in proportion to the Sponsor Investors ’ percentage beneficial ownership of outstanding NCI common stock, but never to exceed one less than the number of independent, non-Sponsor-affiliated directors serving on the NCI board. The Sponsor Investors and the GGC Investors will also have preemptive rights to subscribe for any equity securities NCI proposes to issue in accordance with each of their respective percentage beneficial ownership of NCI common stock and registration rights for the shares of NCI common stock it receives in the merger, subject to customary exceptions. Under the new stockholders agreement, among other things, until such time that their respective percentage beneficial ownership of the outstanding NCI common stock falls below 10% and stays below such threshold for a period of six months, each of the Sponsor Investors and the GGC Investors will be subject to standstill, voting and transfer restrictions and limitations, including a prohibition on transferring NCI common stock to any third party or group that beneficially owns, or would, after giving effect to such transfer, beneficially own 10% or more of the outstanding NCI common stock.
The New Registration Rights Agreement (see page 103)
Pursuant to the terms of the merger agreement, prior to, but effective as of, the closing of the merger, NCI will enter into the new registration rights agreement, pursuant to which, among other matters, the investors will be granted customary shelf, demand and piggyback registration rights.

Sponsor Voting (see page 42)
Under NCI’s existing stockholders agreement with the Sponsor Fund VIII Investors (“original stockholders agreement”), NCI’s entry into the merger agreement required the Sponsor Fund VIII Investors’ consent, which the Sponsor Fund VIII Investors have granted. As a result, under the original stockholders agreement, the Sponsor Fund VIII Investors are obligated to vote the shares of NCI common stock they own in favor of each of the proposals to be voted upon at the special meeting.
Risk Factors (see page 25)
Before voting at the special meeting, you should carefully consider all of the information contained in or incorporated by reference into this proxy statement, as well as the specific factors under the section titled “Risk Factors.”
Interests of NCI Directors and Executive Officers in the Merger (see page 70)
NCI’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the NCI stockholders generally. The members of the NCI board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that NCI stockholders adopt the merger agreement. You should be aware of these interests when you consider the recommendation of the NCI board that you vote in favor of the merger agreement proposal and the other proposals.
These interests include, among others: (1) the continued employment of the executive officers of NCI by the surviving corporation, the continued service of independent directors of NCI as directors of NCI or the surviving corporation, (2) each of NCI’s executive officers is a party to an agreement with NCI that provides for enhanced severance benefits and accelerated vesting of equity awards in the event of a qualifying termination of employment following the merger, (3) certain NCI executive officers are entitled to retention and/or merger-related bonuses, (4) certain NCI outstanding equity awards will vest “single-trigger” upon the effective time of the merger and all other NCI outstanding equity awards will continue to vest in accordance with their terms (which may include acceleration of vesting of equity awards on a qualifying termination of employment after the effective time of the merger) and (5) NCI’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.
In addition, four NCI directors, James G. Berges, Nathan K. Sleeper, Jonathan L. Zrebiec, and William R. VanArsdale, are employed by or otherwise affiliated with Sponsor; the Sponsor Fund VIII Investors beneficially own approximately 34.5% of the outstanding shares of NCI common stock. The foregoing affiliations with Sponsor were known by or disclosed to the remaining directors on the NCI board. These four NCI directors recused themselves from participating in the NCI board’s review and consideration of the merger and did not vote with respect to the merger.
The interests of NCI directors and executive officers are described in more detail in “Proposal 1: Adoption of the Merger Agreement — Interests of NCI Directors and Executive Officers in the Merger.”

Selected Historical Consolidated Financial Data of NCI
The following table sets forth NCI’s selected consolidated historical financial information that has been derived from (i) NCI’s audited consolidated financial statements as of and for the years ended October 29, 2017, October 30, 2016, November 1, 2015, November 2, 2014 and November 3, 2013, and (ii) NCI’s unaudited condensed consolidated financial statements as of and for the nine months ended July 29, 2018. The information set forth below is only a summary and is not necessarily indicative of the results of future operations of NCI nor does it include the effects of the merger. You should read this financial information together with NCI’s consolidated financial statements, the related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NCI” as of and for the year ended October 29, 2017 contained in the Current Report 8-K dated August 6, 2018 and its Quarterly Report on Form 10-Q as of and for the nine month period ended July 29, 2018, filed on August 29, 2018, each of which is incorporated into this proxy statement by reference. The following information should be read together with NCI’s consolidated financial statements and the notes related to those financial statements. For more information, see “Where You Can Find More Information.”
	As of or for the nine months ended	Year ended
	July 29, 2018	October 29, 2017	October 30, 2016	November 1, 2015	November 2, 2014	November 3, 2013(6)
	(Unaudited)	(Audited)
	(In thousands, except per share data)
Sales	$1,426,943	$1,770,278	$1,684,928	$1,563,693	$1,370,540	$1,308,395
Net income (loss)	$35,551(1)	$54,724(2)	$51,027(3)	$17,818(4)	$11,185(5)	$(12,885)(7)
Net income (loss) applicable to common shares	$35,303(1)	$54,399(2)	$50,638(3)	$17,646(4)	$11,085(5)	$(12,885)(7)
Earnings (loss) per common share:
Basic	$0.53	$0.77	$0.70	$0.24	$0.15	$(0.29)
Diluted	$0.53(1)	$0.77(2)	$0.70(3)	$0.24(4)	$0.15(5)	$(0.29)(7)
Cash flow from operating activities	$56,908	$63,874	$68,479	$105,785	$34,104	$65,119
Total assets	$1,081,694	$1,031,112	$1,025,396	$1,049,317	$739,025	$750,489
Total debt	$407,992	$387,290	$396,051	$434,542	$233,709	$235,737
Stockholders’ equity	$299,086	$305,247	$281,317	$271,976	$246,542	$252,758
Diluted average common shares	66,477	70,778	72,857	73,923	74,709	44,761(8)

Note: NCI calculated the after-tax amounts below by applying the applicable statutory tax rate for the respective period to each applicable item.

(1)
Includes loss on extinguishment of debt of  $21.9 million ($15.9 million after tax), (gain) loss on disposition of business of  $5.7 million ($4.1 million after tax), restructuring and impairment charges of $1.1 million ($0.8 million after tax), strategic development and acquisition related costs of  $5.5 million ($4.0 million after tax), gain on insurance recovery of  $4.7 million ($3.4 million after tax), and acceleration of CEO retirement benefits charges of 4.6 million ($3.3 million after tax).

(2)
Includes loss on sale of assets of  $0.1 million ($0.1 million after tax), restructuring charges of $5.3 million ($3.2 million after tax), strategic development and acquisition related costs of  $2.0 million ($1.2 million after tax), loss on goodwill impairment of  $6.0 million ($3.7 million after tax), gain on insurance recovery of  $9.7 million ($5.9 million after tax), and unreimbursed business interruption costs of  $0.5 million ($0.3 million after tax).

(3)
Includes gain on sale of assets and asset recovery of  $1.6 million ($1.0 million after tax), restructuring charges of  $4.3 million ($2.6 million after tax), strategic development and acquisition related costs of $2.7 million ($1.6 million after tax), and gain from bargain purchase of  $1.9 million (non-taxable).

(4)
Includes gain on legal settlements of  $3.8 million ($2.3 million after tax), strategic development and acquisition related costs of  $4.2 million ($2.6 million after tax), restructuring charges of  $11.3 million ($6.9 million after tax), fair value adjustments to inventory of  $2.4 million ($1.5 million after tax), and amortization of acquisition fair value adjustments of  $8.4 million ($5.1 million after tax).

(5)
Includes gain on insurance recovery of  $1.3 million ($0.8 million after tax), secondary offering costs of $0.8 million ($0.5 million after tax), foreign exchange losses of  $1.1 million ($0.7 million after tax), strategic development and acquisition related costs of  $5.0 million ($3.1 million after tax) and reversal of Canadian deferred tax valuation allowance of  $2.7 million in fiscal 2014.

(6)
Fiscal 2013 includes 53 weeks of operating activity.

(7)
Includes debt extinguishment costs of  $21.5 million ($13.2 million after tax) and proceeds from insurance recovery of  $1.0 million ($0.6 million after tax) and unreimbursed business interruption costs of  $0.5 million ($0.3 million after tax) in fiscal 2013.

(8)
In May 2013, the CD&R Funds converted all of their Preferred Shares into 54.1 million shares of our Common Stock.

Selected Historical Data of Ply Gem
The following table shows selected historical financial and operating data of Ply Gem Holdings Inc. (“Ply Gem Holdings”), the predecessor of Ply Gem, for the periods and as of the dates indicated. The successor period presented is that of Ply Gem Midco, a wholly owned subsidiary of Ply Gem. The holding companies above Ply Gem Midco, including Ply Gem, have no additional substantive assets, liabilities or operations.
Ply Gem Holdings was acquired by the Sponsor Fund X Investor and the GGC Investor and merged with Atrium Corporation (“Atrium”) on April 12, 2018 (“Ply Gem-Atrium merger”). The selected historical financial data of Ply Gem Holdings, as of and for the years ended December 31, 2017, 2016, and 2015, are derived from the audited financial statements of Ply Gem Holdings, appearing elsewhere in this proxy statement. The selected historical financial data of Ply Gem Midco for the successor period from April 13, 2018 to June 30, 2018 and of Ply Gem Holdings for the predecessor period from January 1, 2018 to April 12, 2018 are derived from the unaudited condensed consolidated financial statements of Ply Gem Holdings and Ply Gem Midco appearing elsewhere in this proxy statement.
The information set forth below is only a summary and is not necessarily indicative of the results of future operations of Ply Gem. Only the successor period from April 13, 2018 to June 30, 2018 includes the effects of the Ply Gem-Atrium merger. The periods presented below do not include the effects of the merger. You should read this financial information together with the financial statements of Ply Gem Holdings and Ply Gem Midco and the related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Ply Gem included in this proxy statement.
	Successor	Predecessor	Ply Gem Holdings Predecessor
	As of and for the period from April 13, 2018 to June 30, 2018	As of and for the period from January 1, 2018 to April 12, 2018	Year ended December 31,
			2017	2016	2015(1)
(Amounts in thousands, except per share data)	(Unaudited)		(Audited)
Statement of operations data:
Net sales	$597,936	$529,643	$2,056,303	$1,911,844	$1,839,726
Cost of products sold	479,402	426,674	1,587,790	1,449,570	1,420,014
Gross profit	118,534	102,969	468,513	462,274	419,712
Operating expenses:
Selling, general and administrative expenses	69,812	81,364	272,984	268,714	271,874
Acquisition related expenses	11,186	67,802	—	—	—
Amortization of intangible assets	24,096	6,105	21,271	25,064	25,306
Total operating expenses	105,094	155,271	294,255	293,778	297,180
Operating earnings	13,440	(52,302)	174,258	168,496	122,532
Foreign currency gain (loss)	(1,516)	(132)	1,363	299	(3,166)
Interest expense	(43,787)	(19,054)	(69,361)	(72,718)	(74,876)
Interest income	24	22	78	36	57
Tax receivable agreement liability adjustment	—	(5,237)	10,749	(60,874)	(12,947)
Loss on modification or extinguishment of debt	—	—	(2,106)	(11,747)	—
Income (loss) before benefit from income taxes	(31,839)	(76,703)	114,981	23,492	31,600
Provision (Benefit) from income taxes	(11,428)	(9,923)	46,654	(51,995)	(688)
Net income (loss)	$(20,411)	$(66,780)	$68,327	$75,487	$32,288

	Successor	Predecessor	Ply Gem Holdings Predecessor
	As of and for the period from April 13, 2018 to June 30, 2018	As of and for the period from January 1, 2018 to April 12, 2018	Year ended December 31,
			2017	2016	2015(1)
(Amounts in thousands, except per share data)	(Unaudited)		(Audited)
Per basic common share:
Net income (loss) applicable to common shares	$(3.20)	$(0.97)	$1.00	$1.11	$0.47
Per diluted common share:
Net income (loss) applicable to common shares	$(3.20)	$(0.97)	$0.99	$1.10	$0.47
Total assets(2)	$3,886,246	N/A	$1,319,567	$1,257,741(3)	$1,266,572
Long-term debt, less current maturities(2)	$2,434,598	N/A	$807,334	$836,086	$975,531

(1)
Includes the results of Canyon Stone from the date of acquisition, May 29, 2015.

(2)
In accordance with ASU No. 2015-03 Interest-Imputed Interest: Simplifying the Presentation of Debt Issuance Costs, Ply Gem Holdings reclassified $19.3 million in 2015, $21.9 million in 2014, and $15.1 million in 2013 of debt issuance costs to long-term debt. Total assets and total liabilities were each reduced by these amounts with no impact to net income (loss) or total shareholders’ equity (deficit) previously reported.

(3)
Ply Gem Holdings elected to prospectively adopt ASU No. 2015-17 Income taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, during the year ended December 31, 2016. The impact of this adoption was a reclassification of current deferred tax assets to noncurrent deferred tax assets, prior years were not retrospectively adjusted.

Selected Historical Financial Data of Atrium Corporation
The following table shows selected historical financial and operating data of Atrium for the periods and as of the dates indicated. Atrium was merged with Ply Gem Holdings and a controlling interest in both companies was acquired by the Sponsor Fund X investor on April 12, 2018. The selected historical financial data of Atrium as of and for the years ended December 31, 2017, 2016 and 2015 are derived from the audited financial statements of Atrium, appearing elsewhere in this proxy statement. The selected historical financial data of Atrium as of and for the three months ended March 31, 2018 are derived from the unaudited interim financial statements of Atrium appearing elsewhere in this proxy statement.
The information set forth below is only a summary and is not necessarily indicative of the results of future operations of Atrium nor does it include the effects of the merger or the Ply Gem-Atrium merger. You should read this financial information together with Atrium’s financial statements, the related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Atrium included in this proxy statement. The following information should be read together with Atrium’s financial statements and the notes related to those financial statements.
(Amounts in thousands, except per share data)	As of and for the three months ended March 31, 2018	Year ended December 31,
		2017	2016	2015
	(Unaudited)	(Audited)
Statement of operations data:
Net sales	$72,369	$348,844	$312,628	$300,453
Cost of goods sold	50,873	234,451	214,688	201,015
Gross profit	21,496	114,393	97,940	99,438
Operating expenses:
Selling, delivery, general and administrative expenses	16,694	67,572	63,364	63,841
Amortization expense	1,722	6,723	6,231	6,432
Stock compensation expense	—	1	11	11
Total selling, delivery, general and administrative expenses	18,416	74,296	69,606	70,284
Impairment of trade name	—	1,560	200	—
Impaiment of goodwill and other intangible assets	—	—	—	300
Loss on disposal of assets, net	—	(239)	288	6
Total operating expenses	18,416	75,617	70,094	70,590
Operating income from continuing operations	3,080	38,776	27,846	28,848
Interest expense	9,050	35,903	42,479	39,804
Other expense (income), net	61	226	546	(519)
Income (loss) from continuing operations before income taxes	(6,031)	2,647	(15,179)	(10,437)
Income tax expense	(464)	1,521	1,320	2,229
Loss from continuing operations	(5,567)	1,126	(16,499)	(12,666)
Loss from discontinued operations, net of tax	(436)	(1,148)	(8,173)	(13,402)
Net (loss)	$(6,003)	$(22)	$(24,672)	$(26,068)
Total assets	$213,690	$213,630	$203,444	$214,829
Long-term debt, less current maturities	$302,549	$301,974	$299,543	$311,814
Long term debt due to related party	$79,709	$77,326	$68,371	$53,556

Summary Selected Unaudited Pro Forma Condensed Combined Financial Information
of the Surviving Company
The following selected unaudited pro forma condensed combined statements have been prepared to reflect the effects of the merger on the financial statements of NCI. The unaudited pro forma condensed combined statements of operations for the nine months ended July 29, 2018 and for the year ended October 29, 2017, are presented as if the merger had been completed on October 31, 2016, the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet is presented as if the merger had been completed on July 29, 2018.
The following selected unaudited pro forma condensed combined financial information is not necessarily indicative of the results that might have occurred had the merger taken place on October 31, 2016 for statement of operations purposes or on July 29, 2018 for balance sheet purposes, and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors.” The following selected unaudited pro forma condensed combined financial information should be read in conjunction with the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” and related notes included in this proxy statement.

NCI Building Systems, Inc.
Pro Forma
(in thousands)	As of July 29, 2018
Assets
Current assets:
Cash and cash equivalents	140,508
Restricted cash	180
Accounts receivable, net	551,205
Inventories, net	517,104
Income taxes receivable	1,171
Investments in debt and equity securities, at market	5,785
Prepaid expenses and other current assets	61,823
Assets held for sale	7,272
Total current assets	1,285,048
Property and equipment, net	534,540
Other assets:
Goodwill	1,693,486
Intangible assets, net	1,792,085
Deferred income tax assets	1,701
Other assets, net	19,610
Total other assets	3,506,882
Total assets	5,326,470
Liabilities
Current liabilities:
Notes payable	994
Accounts payable	293,493
Accrued compensation and benefits	81,077
Accrued interest	35,659
Other accrued expenses	318,107
Accrued expenses	—
Current portion of payable to related parties pursuant to tax receivable agreement	24,894
Current portion of long-term debt	22,300
Accrued income taxes	7,925
Total current liabilities	784,449
Long-term debt, net of deferred financing costs	2,892,973
Deferred income taxes	334,253
Long-term portion of payable to related parties pursuant to tax receivable agreement	23,362
Other long-term liabilities	109,187
Total long-term liabilities	3,359,775
Total liabilities	4,144,224
Stockholders’ Equity
Common stock	1,257
Additional paid-in capital	1,439,742
Accumulated deficit	(249,963)
Accumulated other comprehensive loss	(7,623)
Treasury stock, at cost	(1,167)
Total stockholders’ equity	1,182,246
Total liabilities and stockholders’ equity	5,326,470

	Pro Forma
(in thousands, except for per share data)	For the nine months ended July 29, 2018	For the year ended October 29, 2017
Revenue
Net sales	3,248,501	4,175,425
Cost of sales	2,540,218	3,194,568
Loss (gain) on sale of assets and asset recovery	—	137
Gross profit	708,283	980,720
Engineering, selling, general and administrative expenses	470,308	608,817
Intangible asset amortization	91,717	122,260
Goodwill impairment	—	6,000
Strategic development and acquisition related costs	5,503	1,971
Restructuring and impairment charges	1,143	5,297
Gain on insurance recovery	(4,741)	(9,749)
Loss on disposition of business	5,673	—
Operating Earnings	138,680	246,124
Interest income	236	335
Interest expense	(152,684)	(203,886)
Foreign currency gain (loss)	(2,196)	1,864
Other income, net	1,072	1,472
Loss on extinguishment of debt	(21,875)	—
Tax receivable agreement liability adjustment	5,512	10,749
Income (loss) before income taxes	(31,255)	56,658
(Benefit) provision for income taxes	8,193	20,063
Net income (loss) from continuing operations	(39,448)	36,595
Net income allocated to participating securities	(248)	(325)
Net income (loss) applicable to common shares	(39,696)	36,270
Income (loss) per common share:
Basic	$(0.32)	$0.28
Diluted	$(0.32)	$0.28
Weighted average number of common shares outstanding:
Basic	125,756	130,024
Diluted	125,872	130,173

Comparative Per Share Information
The following table shows per share data regarding earnings (losses) from continuing operations, book value per share and cash dividends for NCI on a historical basis and for the surviving corporation on a pro forma basis. For the purposes of unaudited pro forma per share data of the surviving corporation, the figures for the nine months ended July 29, 2018 and for the year ended October 29, 2017 are presented as if the merger had been completed on October 31, 2016.
The following comparative per share data for NCI is derived from and should be read together with the audited historical consolidated financial statements and the related notes thereto contained in the Current Report on Form 8-K dated August 6, 2018 which is incorporated by reference into this proxy statement and the Quarterly Report on Form 10-Q as of and for the nine months ended July 29, 2018, filed on August 29, 2018, which is incorporated by reference into this proxy statement. The historical data for Ply Gem Holdings and Atrium is derived from their respective audited financial statements for the fiscal year ended December 31, 2017, which are included elsewhere in this proxy statement. The historical data for Ply Gem is derived from the unaudited condensed consolidated financial statements and accompanying notes of Ply Gem for the period from January 1, 2018 to April 12, 2018 (“predecessor period”) and the period from April 13, 2018 to June 30, 2018 (“successor period”), included in this proxy statement. The historical data for Atrium is derived from the unaudited financial data of Atrium for the three months ended March 31, 2018, which are included elsewhere in this proxy statement. The information below should be read in conjunction with the “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 109.
	As of and for the nine months ended July 29, 2018	As of and for the six months ended June 30, 2018			As of and for the nine months ended July 29, 2018	As of and for the year ended October 29, 2017	As of and for the year ended December 31, 2017		As of and for the year ended October 29, 2017
(in thousands, except for per share data)	Historical NCI	Historical Ply Gem (successor) April 13, 2018 – June 30, 2018	Historical Ply Gem Holdings (predecessor) January 1, 2018 – April 12, 2018	Historical Atrium	Pro Forma(1)	Historical NCI	Historical Ply Gem Holdings	Historical Atrium	Pro Forma(1)
Income per common share – basic	$0.53	Note 1	Note 1	Note 3	$(0.32)	$0.77	$1.00	$(0.00)	$0.28
Income per common share – diluted	$0.53	Note 1	Note 1	Note 3	$(0.32)	$0.77	$0.99	$(0.00)	$0.28
Weighted average number of common shares outstanding – basic	66,361	6,380	68,558	Note 4	125,756	70,629	68,443	2,010	130,024
Weighted average number of common shares outstanding – diluted	66,477	6,380	68,558	Note 4	125,872	70,778	69,007	2,010	130,173
Book value per share of common stock	$4.52	$0.10	Note 2	Note 5	$9.41	$4.46	$1.20	$(113.23)
Dividends declared per share of common stock	$—	$—	$—	$—	$—	$—	$—	$—	$—

(1)
Pro forma per share figures include the number of shares of NCI common stock expected to be issued to Ply Gem (or its members) in the merger and to certain NCI accelerated equity award holders. For more information, refer to the Unaudited Pro Forma Condensed Combined Financial Information.

Note 1 — Ply Gem has previously not prepared nine-month period ended June 30, 2018 financial information. The financial statements of Ply Gem for the six-month period ended June 30, 2018 are split between the predecessor period, from January 1, 2018 to April 12, 2018, and the successor period, April 13, 2018 to June 30, 2018. Historical basic and diluted earnings per share for both the predecessor and the successor periods were ($0.97) and ($3.20), respectively.
Note 2 — Ply Gem Holdings has not prepared a balance sheet as of April 12, 2018. As such, the book value per share of common stock as of April 12, 2018 was not computed for Ply Gem.
Note 3 — Atrium has previously not prepared nine-month period ended June 30, 2018 financial information.

Note 4 — Atrium was acquired by Ply Gem on April 12, 2018. As of March 31, 2018 there were 2.0 million shares outstanding for Atrium.
Note 5 — Atrium has not prepared a balance sheet as of April 12, 2018, as such the book value per share of common stock as of April 12, 2018 was not computed for Atrium. The book value per share of common stock at March 31, 2018 was ($117.65).

RISK FACTORS
In addition to the other information included and incorporated by reference into this proxy statement, including the matters addressed in the section titled “Cautionary Statements Regarding Forward-Looking Statements,” you should carefully consider the following risk factors before deciding whether to vote for the merger agreement proposal. In addition, you should read and consider the risks associated with each of the businesses of NCI and Ply Gem because these risks will relate to the surviving corporation following the completion of the merger. Descriptions of some of these risks can be found in the Annual Report of NCI on Form 10-K for the fiscal year ended October 29, 2017, and any amendments thereto, as such risks may be updated or supplemented in NCI’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, including the Current Report of NCI on Form 8-K, dated August 6, 2018, which are incorporated by reference into this proxy statement. You should also consider the other information in this document and the other documents incorporated by reference into this document. See “Where You Can Find More Information.”
Risks Relating to the Merger
NCI and Ply Gem may fail to complete the merger if certain required conditions, many of which are outside the companies’ control, are not satisfied.
Completion of the merger is subject to various customary closing conditions, including, but not limited to, (i) adoption of the merger agreement by NCI’s stockholders, (ii) the expiration or termination of any applicable waiting period under the HSR Act, the Competition Act of Canada and the Austrian Cartel Act, (iii) the absence of any order of injunction prohibiting the consummation of the merger, (iv) no material adverse effect occurring with respect to NCI or Ply Gem, (v) subject to certain exceptions and materiality and material adverse effect standards, the accuracy of the representations and warranties of the parties to the merger agreement, (vi) performance and compliance by the parties to the merger agreement in all material respects with agreements and covenants contained in the merger agreement and (vii) the receipt by each company of a written opinion from its tax counsel to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. On August 30, 2018, the waiting period under the HSR Act expired. On August 28, 2018, the Canadian Bureau of Competition issued an Advance Ruling Certificate approving the transaction. The parties determined that approval under the Austrian Cartel Act is not required. Despite the companies’ best efforts, they may not be able to satisfy or receive the various closing conditions or obtain the necessary approvals in a timely fashion or at all.
Failure to complete the merger could negatively impact NCI’s stock prices and future businesses and financial results.
If the merger is not completed, NCI will be subject to several risks, including the following:
•
certain damages for which NCI may be liable to Ply Gem under the terms and conditions of the merger agreement, including a termination fee in certain circumstances;

•
payment for certain costs relating to the merger, whether or not the merger is completed, such as legal, accounting, financial advisor and printing fees;

•
negative reactions from the financial markets, including declines in the price of NCI’s common stock due to the fact that current prices may reflect a market assumption that the merger will be completed;

•
diverted attention of NCI’s management to the merger rather than to NCI’s operations and pursuit of other opportunities that could have been beneficial to it; and

•
a negative impact on NCI’s future growth plan, including with regard to potential acquisitions, for which the surviving corporation is likely to provide a stronger foundation.

Directors and executive officers of NCI may have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, those of NCI stockholders generally.
NCI’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the NCI stockholders generally. The members of the NCI board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that NCI stockholders adopt the merger agreement. You should be aware of these interests when you consider the recommendation of the NCI board that you vote in favor of the merger agreement proposal, the compensation proposal and the other proposals.
These interests include, among others: (1) the continued employment of the executive officers of NCI by the surviving corporation, the continued service of independent directors of NCI as directors of NCI or the surviving corporation, (2) each of NCI’s executive officers is a party to an agreement with NCI that provides for enhanced severance benefits and accelerated vesting of equity awards in the event of a qualifying termination of employment following the merger, (3) certain NCI executive officers are entitled to retention and/or merger-related bonuses, (4) certain NCI outstanding equity awards will vest “single-trigger” upon the effective time of the merger and all other NCI outstanding equity awards will continue to vest in accordance with their terms (which may include acceleration of vesting of equity awards on a qualifying termination of employment) and (5) NCI’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.
In addition, four NCI directors, James G. Berges, Nathan K. Sleeper, Jonathan L. Zrebiec, and William R. VanArsdale, are employed by or otherwise affiliated with Sponsor; the Sponsor Fund VIII Investors beneficially own approximately 34.5% of the outstanding shares of NCI common stock. The foregoing affiliations with Sponsor were known by or disclosed to the remaining directors on the NCI board. These four NCI directors recused themselves from participating in the NCI board’s review and consideration of the merger and did not vote with respect to the merger. The interests of NCI directors and executive officers are described in more detail in “Proposal 1: Adoption of the Merger Agreement — Interests of NCI Directors and Executive Officers in the Merger.”
The consideration to be received by Ply Gem Holders is fixed and will not be adjusted for changes affecting Ply Gem or NCI.
Under the merger agreement, at the closing of the merger, the Ply Gem LLC interests outstanding as of immediately prior to the closing of the merger will be converted into the right of the holders to receive, in the aggregate with respect to all such interests, the aggregate merger consideration, with each holder being entitled to receive its pro rata share of the aggregate merger consideration. The aggregate merger consideration is fixed and will not be adjusted prior to completion of the merger for changes in the businesses, operations, results and prospects of Ply Gem or NCI. Such changes may affect the value of the aggregate merger consideration or may affect the market value of NCI stock prior to the completion of the merger. Market assessments of the benefits of the merger and general and industry-specific market and economic conditions may also have an effect on the market price of NCI common stock.
NCI will be subject to various uncertainties and contractual restrictions while the merger is pending that could adversely affect its business and operations.
Uncertainty about the effect of the merger on customers, suppliers and vendors may have an adverse effect on NCI’s business, financial condition and results of operations. It is possible that some customers, suppliers and other persons with whom NCI has business relationships may delay or defer certain business decisions, or might decide to seek to terminate, change or renegotiate their relationship with NCI as a result of the merger, which could negatively affect NCI’s financial results, as well as the market price of NCI common stock, regardless of whether the merger is completed.
In addition, under the terms of the merger agreement, NCI is subject to certain restrictions on the conduct of its business prior to completing the merger, which may adversely affect its ability to execute certain of its business strategies. These restrictions may, among other matters, prevent NCI from pursuing otherwise attractive business opportunities, selling assets, incurring indebtedness, engaging in significant capital expenditures in excess of certain limits set forth in the merger agreement, entering into other transactions or making other changes to NCI’s business prior to consummation of the merger or termination of the merger agreement. Such limitations could negatively affect NCI’s businesses and operations prior to the completion of the merger.
NCI may have difficulty attracting, motivating and retaining executives and other employees in light of the merger.
Uncertainty about the effect of the merger on NCI’s employees may impair its ability to attract, retain and motivate personnel until the merger is completed. Employee retention may be particularly challenging during the pendency of the merger, as employees may feel uncertain about their future roles with the combined organization. In addition, NCI may have to provide additional compensation in order to retain employees. If employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to become employees of the surviving corporation, the surviving corporation’s ability to realize the anticipated benefits of the merger could be adversely affected.
The provisions of the merger agreement limiting NCI’s ability to pursue alternative transactions to the merger and requiring it to pay a termination fee if it does so may discourage others from trying to acquire NCI.
The merger agreement prohibits NCI and its directors, officers, employees, advisors and other representatives, subject to specified exceptions, from initiating, soliciting or knowingly facilitating or encouraging any inquiry, proposal or offer from any third party regarding alternative acquisition proposals. This prohibition limits NCI’s ability to pursue offers from other possible acquirers that may constitute superior alternative transactions. If NCI receives an unsolicited proposal from a third party that is superior to the merger with Ply Gem and the merger agreement is terminated, NCI would be required to pay a termination fee to Ply Gem.
These provisions could discourage a potential third-party acquirer that might have an interest in acquiring all or a significant portion of NCI’s common stock or assets from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher market value than the market value proposed to be realized in the merger. Similarly, these provisions might result in a potential third-party acquirer proposing to pay a lower price to NCI stockholders than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances. If the merger agreement is terminated and we determine to seek another business combination, we may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the merger agreement.
In connection with the merger, Ply Gem, NCI and/or the surviving corporation may be required to take write-downs or write-offs, restructuring and impairment or other charges that could negatively affect the business, assets, liabilities, prospects, outlook, financial condition and results of operations of Ply Gem, NCI and/or the surviving corporation.
Although Ply Gem and NCI have conducted extensive due diligence on each other in connection with the merger, they cannot assure you that this diligence revealed all material issues that may be present, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of NCI’s and Ply Gem’s control will not later arise. Even if NCI’s and Ply Gem’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with NCI’s and Ply Gem’s preliminary risk analysis. Further, as a result of the merger, purchase accounting, and the proposed operation of the surviving corporation going forward, Ply Gem, NCI and/or the surviving corporation may be required to take write-offs or write-downs, restructuring and impairment or other charges. As a result, Ply Gem, NCI and/or the surviving corporation may be forced to write-down or write-off assets, restructure its operations, or incur impairment or other charges that could negatively affect the business, assets, liabilities, prospects, outlook, financial condition and results of operations of Ply Gem, NCI and/or the surviving corporation.
The market price of the surviving corporation’s NCI common stock may be volatile, and holders of the surviving corporation’s NCI common stock could lose a significant portion of their investment due to drops in the market price of the surviving corporation’s NCI common stock following completion of the merger.
The market price of the surviving corporation’s NCI common stock may be volatile, and following completion of the merger or otherwise due to fluctuations in its market price, including changes in price caused by factors unrelated to the surviving corporation’s operating performance or prospects.
Specific factors that may have a significant effect on the market price for the surviving corporation’s NCI common stock include, among others, the following:
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changes in stock market analyst recommendations or earnings estimates regarding the surviving corporation’s NCI common stock, other companies comparable to it or companies in the industries they serve;

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actual or anticipated fluctuations in the surviving corporation’s operating results of future prospects;

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reaction to public announcements by the surviving corporation;

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strategic actions taken by the surviving corporation or its competitors, such as the intended business separations, acquisitions or restructurings;

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failure of the surviving corporation to achieve the perceived benefits of the transactions, including financial results and anticipated synergies, as rapidly as or to the extent anticipated by financial or industry analysts;

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adverse conditions in the financial market or general U.S. or international economic conditions, including those resulting from war, incidents of terrorism and responses to such events; and

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sales of NCI common stock by the surviving corporation, members of its management team or significant stockholders.

The opinion of NCI’s financial advisor will not be updated to reflect changes in circumstances between the signing of the merger agreement in July 2018 and the completion of the merger.
NCI has not obtained an updated opinion from its financial advisor as of the date of this proxy statement, and NCI does not anticipate asking its financial advisor to update its opinion. Changes in the operations and prospects of NCI or Ply Gem, general market and economic conditions and other factors that may be beyond the control of NCI or Ply Gem, and on which NCI’s financial advisor’s opinion was based, may significantly alter the price of the shares of NCI common stock or the value of the Ply Gem LLC interests by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of the merger agreement. Because NCI’s financial advisor will not be updating its opinion, which was issued in connection with the signing of the merger agreement in July 2018, the opinion will not address the fairness of the merger consideration from a financial point of view at the time the merger is completed. The NCI board’s recommendation that NCI stockholders vote “FOR” the merger agreement proposal, however, is made as of the date of this proxy statement. For a description of the opinion that NCI received from its financial advisor, please refer to “Proposal 1: Adoption of the Merger Agreement — Opinion of NCI’s Financial Advisor.”
Risks Relating to the Business of the Surviving Corporation upon Completion of the Merger
Upon consummation of the merger, Ply Gem will merge with and into NCI, with NCI continuing its existence as a Delaware corporation. Accordingly, the risks specific to the businesses of NCI and Ply Gem will affect the combined business of the surviving corporation.
You should read and consider risk factors specific to the business of Ply Gem described below under “— Other Risk Factors of Ply Gem.” In addition, you should read and consider the risk factors described in Item 1A of NCI’s Annual Report on Form 10-K for the fiscal year ended October 29, 2017, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed by NCI with the SEC and incorporated by reference into this document. See “Where You Can Find More Information.”
The surviving corporation may fail to realize the anticipated benefits of the merger and may assume unanticipated liabilities.
The success of the merger will depend on, among other things, the surviving corporation’s ability to combine the NCI and Ply Gem businesses in a manner that realizes the various benefits, growth opportunities and synergies identified by the companies. Achieving the anticipated benefits of the transaction is subject to a number of risks and uncertainties. NCI would assume all of the liabilities associated with Ply Gem, which could reduce the value of Ply Gem to NCI. Also, it is uncertain whether NCI’s and Ply Gem’s existing operations and the acquired properties and assets can be integrated in an efficient and effective manner.

As with other acquisitions, the success of the merger depends on, among other things, the accuracy of NCI’s assessment of the operating costs and various other factors. These assessments are necessarily inexact. Although the business and operations to be acquired are subject to many of the risks and uncertainties to which both NCI and Ply Gem businesses and operations are subject, risks associated with the merger in particular include those associated with the significant size of the transaction relative to NCI’s and Ply Gem’s existing operations.
In addition, the integration of operations following the merger will require the attention of NCI’s management and other personnel, which may distract their attention from NCI’s day-to-day business and operations and prevent the surviving corporation from realizing benefits from other opportunities. Completing the integration process may be more expensive than anticipated, and NCI cannot assure you that it will be able to effect the integration of these operations smoothly or efficiently, or that the anticipated benefits of the transaction will be achieved.
The unaudited pro forma condensed combined financial information included in this proxy statement is preliminary. The actual financial condition and results of operations of NCI after the merger may differ materially.
This proxy statement includes unaudited pro forma condensed combined financial information for NCI, which we refer to as the pro forma financial information, that combines the audited historical consolidated financial statements of NCI for the fiscal year ended October 29, 2017 and the unaudited historical consolidated financial information of NCI as of and for the nine months ended July 29, 2018 with the Ply Gem-Atrium merger the unaudited pro forma condensed combined financial information for the fiscal year ended December 31, 2017 and as of and for the nine months ended June 30, 2018, adjusted to give effect to the merger. The pro forma financial information should be read in conjunction with NCI’s financial statements and accompanying notes, which are incorporated by reference in this proxy statement, and the historical financial statements of Ply Gem Holdings and Atrium included elsewhere in this proxy statement. The pro forma financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. The pro forma financial information is presented for illustrative purposes only, is based on certain assumptions, addresses a hypothetical situation and reflects limited historical financial data. The pro forma financial information does not include, among other things, estimated cost or growth synergies, adjustments related to restructuring or integration activities, future acquisitions or disposals not yet known or probable, or impacts of merger-related change in control provisions that currently are not factually supportable and/or probable of occurring. Therefore, the pro forma financial information is presented for informational purposes only and is not necessarily indicative of what the surviving corporation’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. Accordingly, NCI’s business, assets, results of operations and financial condition may differ significantly from those indicated by the pro forma financial informations included in this proxy statement. For more information, see “Unaudited Pro Forma Condensed Combined Financial Information.”
The Sponsor Investors will have the ability to exercise significant influence over certain corporate actions following completion of the merger.
Following the merger, affiliates of the Sponsor Investors will collectively own approximately 49.7% of NCI outstanding NCI common stock. As a significant stockholder, the Sponsor Investors could significantly influence the outcome of matters requiring a stockholder vote, including the election of directors, the adoption of any amendment to NCI’s certificate of incorporation or bylaws and the approval of mergers and other significant corporate transactions. Their influence over NCI may have the effect of delaying or preventing a change of control or may adversely affect the voting and other rights of other stockholders.
If, subject to the new stockholders agreement transfer restrictions, the Sponsor Investors or the GGC Investors were to sell all or a material number of the shares issued to it in the merger, the market price of NCI’s common stock could be negatively impacted.
The Sponsor Fund X Investor will receive approximately 39,128,930 shares of NCI common stock in the merger and, combined with the Sponsor Fund VIII Investors’ current ownership of NCI common stock, the Sponsor Investors will own approximately 49.7% of the shares expected to be outstanding upon closing. The GGC Investors will receive approximately 18,981,187 shares of NCI common stock, representing approximately 15.7% of the shares expected to be outstanding upon closing.
Sales of these shares are subject to certain transfer restrictions pursuant to the new stockholders agreement. Following the expiration of such transfer restrictions, sales of these shares, particularly if sold in substantial amounts or all at once or within a short time period, could cause the market price of NCI common stock to decline or affect NCI’s ability to raise equity capital around the time of such sales. In addition, for so long as the Sponsor Investors and the GGC Investors hold a significant number of shares, the possibility that the Sponsor Investors or the GGC Investors might sell a substantial number of shares could depress the market price for NCI common stock. Pursuant to the terms of the new registration rights agreement, NCI is obliged to file a shelf registration statement, upon the later of a date that is 90 days after the closing date and January 31, 2019, to permit a public resale of the NCI common stock held by the GGC Investors and by the Sponsor Investors.
The financial analyses and forecasts considered by NCI and its financial advisor may not be realized, which may adversely affect the market price of NCI common stock following the completion of the merger.
In performing its financial analyses and rendering its opinion regarding fairness, from a financial point of view, of the NCI merger consideration, the financial advisor to NCI relied on, among other things, internal forecasts and cost savings and operating synergies projections provided to it. See “Proposal 1: Adoption of the Merger Agreement — Certain NCI and Ply Gem Unaudited Prospective Financial and Operating Information.” The forecasts were prepared by, or as directed by, the managements of NCI and Ply Gem. None of these analyses and forecasts was prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, U.S. GAAP, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. These projections are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These projections are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of NCI and Ply Gem. There can be no assurance that NCI’s or Ply Gem’s financial condition or results of operations will be consistent with those set forth in such analyses and forecasts, which could have a material impact on the market price of NCI common stock following the merger.
Combining the businesses of NCI and Ply Gem may be more difficult, costly and time-consuming than expected, which may adversely affect the surviving corporation’s results and negatively affect the value of NCI common stock following the merger.
NCI and Ply Gem have entered into the merger agreement because each believes that combining the businesses of NCI and Ply Gem will produce benefits and cost savings. However, NCI and Ply Gem historically have operated as independent companies and will continue to do so until the completion of the merger. Following the completion of the merger, the surviving corporation’s management will need to integrate NCI’s and Ply Gem’s respective business. The combination of two independent businesses is a complex, costly and time-consuming process and the management of the surviving corporation may face significant challenges in implementing such integration, many of which may be beyond the control of management, including, without limitation:
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latent impacts resulting from the diversion of NCI’s and Ply Gem’s respective management teams’ attention from ongoing business concerns as a result of the devotion of management’s attention to the merger and performance shortfalls at one or both of the companies;

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ongoing diversion of the attention of management from the operation of the surviving corporation’s business as a result of the intended business separations;

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difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects;

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the possibility of faulty assumptions underlying expectations regarding the integration process;

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unanticipated issues in integrating accounting, information technology, communications programs, financial procedures and operations, and other systems, procedures and policies;

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difficulties in managing a larger surviving corporation, addressing differences in business culture and retaining key personnel;

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unanticipated changes in applicable laws and regulations;

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coordinating geographically separate organizations; and

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unforeseen expenses or delays associated with the merger.

Some of these factors will be outside of the control of NCI and Ply Gem, and any one of them could result in increased costs and diversion of management’s time and energy, as well as decreases in the amount of expected revenue that could materially impact the business, financial conditions and results of operations of the combined business. The integration process and other disruptions resulting from the merger may also adversely affect the surviving corporation’s relationships with employees, suppliers, customers, distributors, licensors and others with whom NCI and Ply Gem have business or other dealings, and difficulties in integrating the businesses of NCI and Ply Gem could harm the reputation of the surviving corporation.
If the surviving corporation is not able to successfully combine the businesses of NCI and Ply Gem in an efficient, cost-effective and timely manner, the anticipated benefits and cost savings of the merger may not be realized fully, or at all, or may take longer to realize than expected, and the value of NCI common stock, the revenues, levels of expenses and results of operations may be affected adversely. If the surviving corporation is not able to adequately address integration challenges, the surviving corporation may be unable to successfully integrate NCI’s and Ply Gem’s operations or realize the anticipated benefits of the transactions.
NCI will incur significant costs in connection with the integration of the surviving corporation.
While both NCI and Ply Gem have assumed that a certain level of expenses would be incurred in connection with the merger and the other transactions contemplated by the merger agreement, there are many factors beyond their control that could affect the total amount of, or the timing of, anticipated expenses with respect to the integration and implementation of the combined businesses.
There may also be additional unanticipated significant costs in connection with the merger that the surviving corporation may not recoup. These costs and expenses could reduce the benefits and additional income NCI expects to achieve from the merger. Although NCI expects that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.
NCI may pursue acquisitions as part of its future growth strategy, which could result in NCI acquiring additional risk or liability and result in dilution to NCI’s stockholders.
NCI’s management and the NCI board regularly consider potential strategic alternatives, including potential acquisitions and business combination transactions, and, from time to time, NCI has pursued various transaction opportunities. NCI expects to continue to evaluate and pursue potential strategic acquisitions and business combination transactions as part of its growth strategy. No assurance can be given that NCI will be successful in identifying attractive acquisition candidates or completing acquisitions on favorable terms. In the event NCI does make acquisitions, such acquisitions may be accompanied by risks commonly associated with acquisitions. These risks include potential exposure to unknown liabilities of acquired companies or to acquisition costs and expenses, the difficulty and expense of integrating the operations and personnel of the acquired companies, the potential disruption to the business of the surviving corporation and potential diversion of NCI’s management’s time and attention, the impairment of relationships with and the possible loss of key employees and customers as a result of the changes in management, and the incurrence of amortization expenses and write-downs. In the event that NCI chooses to use equity as consideration for such acquisitions, NCI stockholders may suffer dilution.

The significant amount of the surviving corporation’s indebtedness may limit the cash flow available to invest in the ongoing needs of the business.
The surviving corporation will have substantial indebtedness, which could have important consequences. For example, it could:
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require the surviving corporation to dedicate a substantial portion of its cash flow from operations to interest and principal payments on indebtedness, reducing the availability of cash flow for other purposes, such as capital expenditures, acquisitions and working capital;

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limit the surviving corporation flexibility in planning for, or reacting to, changes in its business, the industry in which it operates and the general economy;

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place the surviving corporation at a disadvantage compared to its competitors that have less debt;

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expose the surviving corporation to fluctuations in the interest rate environment because the interest rates of certain credit facilities of the surviving corporation are at variable rates; and

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limit the surviving corporation’s ability to borrow additional funds.

Any of the foregoing could have a material adverse effect on the surviving corporation’s business, financial condition, cash flows, results of operations, and ability to satisfy the surviving corporation’s obligations under its indebtedness.
Other Risk Factors of NCI
NCI’s businesses are and will be subject to the risks described above. In addition, NCI’s business is, and will continue to be, subject to the business risks described in NCI’s Annual Report on Form 10-K for the fiscal year ended October 29, 2017, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this proxy statement. See “Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement.
Other Risk Factors of Ply Gem
The businesses of Ply Gem and NCI are subject to substantially similar risks and uncertainties. Ply Gem’s businesses are and will be subject to the risks described above and the risks described in NCI’s Annual Report on Form 10-K for the fiscal year ended October 29, 2017, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this proxy statement.
In addition, on April 12, 2018, the Sponsor Fund X Investor and the GGC Investors acquired and merged Ply Gem Holdings and Atrium as subsidiaries of Ply Gem Midco, a subsidiary of Ply Gem. Following this transaction, Ply Gem is subject to the following risks related to the integration of Ply Gem Holdings and Atrium:
There is a significant degree of difficulty inherent in the process of integrating Ply Gem Holdings and Atrium. These difficulties include:
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the challenge of integrating Ply Gem Holdings and Atrium while also effectively carrying on the ongoing operations of each business;

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the challenge of integrating the business cultures and employees of each company;

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the challenge of optimizing Ply Gem’s geographic footprint, particularly in areas of geographic overlap;

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the challenges associated with realizing anticipated merger synergies through manufacturing or assembly realignments, consolidation or integration of facilities or other cost savings initiatives, including challenges related to achieving procurement savings and any business interruption or unexpected employee turnover that may result from the implementation of identified initiatives;

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the challenges of managing customer relationships smoothly and maintaining customer accounts, particularly in instances where both companies serve the same customer;

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difficulties encountered in any internal reorganization that Ply Gem may undertake after the acquisition and merger of Ply Gem Holdings and Atrium;

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the challenge and cost of integrating the information technology, financial management systems and internal controls of each company; and

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the potential difficulty in retaining key officers and sales personnel of Ply Gem Holdings and Atrium.

In addition, Ply Gem is subject to the following risks specifically related to the business of Ply Gem:
Downturns or negative trends in the residential new construction and repair and remodeling end markets, or the U.S. and Canadian economies or the availability of consumer credit, could adversely impact Ply Gem’s end users and lower the demand for, and pricing of, its products, which in turn could cause its net sales and net income to decrease.
Ply Gem’s performance is dependent to a significant extent upon the levels of residential new construction and repair and remodeling spending, which declined significantly beginning in 2007 and continued through 2011 with recovery commencing in 2012. Housing starts in 2017 remained below historical averages, despite the recovery the last few years, and are affected by such factors as interest rates, inflation, consumer confidence, unemployment and the availability of consumer credit.
Ply Gem’s performance is also dependent upon consumers having the ability to finance home repair and remodeling projects and/or the purchase of new homes. The ability of consumers to finance these purchases is affected by such factors as new and existing home prices, homeowners’ equity values, interest rates and home foreclosures, which in turn could result in a tightening of lending standards by financial institutions and reduce the ability of some consumers to finance home purchases or repair and remodeling expenditures. Trends such as declining home values, increased home foreclosures and tightening of credit standards by lending institutions, negatively impacted the home repair and remodeling and the new construction sectors during the recession which began in 2008. Despite the recent abatement of these negative market factors, any recurrence or worsening of these items may adversely affect Ply Gem’s net sales and net income.
Increases in union organizing activity and work stoppages at Ply Gem’s facilities or the facilities of its suppliers could delay or impede production, reduce sales of products and increase costs.
Ply Gem’s financial performance is affected by the cost of labor. As of December 31, 2017, on a combined basis, approximately 3% of Ply Gem’s workforce was represented by labor unions. Ply Gem is subject to the risk that strikes or other types of conflicts with personnel may arise or that Ply Gem may become a subject of union organizing activity. Furthermore, some of Ply Gem’s direct and indirect suppliers have unionized work forces. Strikes, work stoppages or slowdowns experienced by these suppliers could result in slowdowns or closures of facilities where components of Ply Gem’s products are manufactured. Any interruption in the production or delivery of Ply Gem’s products could reduce sales of products and increase costs.
Ply Gem may be subject to claims arising from the operations of its various businesses arising from periods prior to the dates they were acquired. Ply Gem’s ability to seek indemnification from the former owners of its subsidiaries may be limited, in which case, Ply Gem would be liable for these claims.
Ply Gem Holdings acquired all of its subsidiaries in the last several years. Ply Gem may be subject to claims or liabilities arising from the ownership or operation of its subsidiaries for the periods prior to acquisition of them, including environmental liabilities. These claims or liabilities could be significant. Ply Gem’s ability to seek indemnification from the former owners of its subsidiaries for these claims or liabilities is limited by various factors, including the specific limitations contained in the respective acquisition agreements and the financial ability of the former owners to satisfy such claims or liabilities. If Ply Gem is unable to enforce any indemnification rights it may have against the former owners or if the former owners are unable to satisfy their obligations for any reason, including because of their current financial position, or if Ply Gem does not have any right to indemnification, it could be held liable for the costs or obligations associated with such claims or liabilities, which could adversely affect Ply Gem’s operating performance.
Ply Gem will be required to pay an affiliate of former stockholders of Ply Gem Holdings for certain tax benefits, including net operating loss (“NOL”) carryovers, Ply Gem may claim, and the amounts Ply Gem may pay could be significant.
In connection with its initial public offering, Ply Gem Holdings entered into a tax receivable agreement (the “Tax Receivable Agreement”) with an entity controlled by an affiliate of CI Capital (the “Tax Receivable Entity”). The Tax Receivable Agreement generally provides for the payment by Ply Gem to the Tax Receivable Entity of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that Ply Gem actually realizes in periods after the initial public offering as a result of  (i) NOL carryovers from periods (or portions thereof) ending before January 1, 2013, (ii) deductible expenses attributable to the transactions related to the initial public offering and (iii) deductions related to imputed interest deemed to be paid by Ply Gem as a result of or attributable to payments under the Tax Receivable Agreement.
The amount and timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, including the tax rate then applicable, the use of NOL carryovers and the portion of payments under the Tax Receivable Agreement constituting imputed interest. In addition, the Tax Receivable Agreement provides that, upon certain mergers, asset sales, or other forms of business combinations or certain other changes of control, Ply Gem’s or its successor’s obligations with respect to tax benefits would be based on certain assumptions, including that Ply Gem or its successor would have sufficient taxable income to fully utilize the NOL carryovers covered by the Tax Receivable Agreement. As a result, because of the change in control resulting from the Transactions, Ply Gem may be required to make payments under the Tax Receivable Agreement that are greater than the specified percentage of actual cash tax savings.
The payments Ply Gem will be required to make under the Tax Receivable Agreement could be substantial. Ply Gem expects that, as a result of the amount of the NOL carryovers from prior periods (or portions thereof) and the change in control assumptions described above, future payments under the Tax Receivable Agreement, in respect of the federal and state NOL carryovers, would be approximately $48.3 million in the aggregate and a significant portion would be paid within the next two to three years.
The Tax Receivable Entity will not reimburse Ply Gem for any payments previously made if such benefits are subsequently disallowed. As a result, in such circumstances, Ply Gem could make payments under the Tax Receivable Agreement that are greater than its actual cash tax savings and may not be able to recoup those payments, which could adversely affect its liquidity. However, any excess payments made to the Tax Receivable Entity will be netted against payments otherwise to be made, if any, after the determination of such excess.
Finally, because Ply Gem is a holding company with no operations of its own, its ability to make payments under the Tax Receivable Agreement is dependent on the ability of its operating subsidiaries to make distributions to it. Ply Gem may be required to make payments to Ply Gem Holdings to fund payments under the Tax Receivable Agreement, and the indenture governing the Notes will permit Ply Gem to make such payments. To the extent that Ply Gem is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid, which could adversely affect Ply Gem’s results of operations and could also affect its liquidity in periods in which such payments are made.
Significant changes in factors and assumptions used to measure Ply Gem’s defined benefit plan obligations, actual investment returns on pension assets and other factors could negatively impact Ply Gem’s operating results and cash flows.
Ply Gem participates in pension plans for certain employees in which Ply Gem Holdings has historically participated. The recognition of costs and liabilities associated with Ply Gem’s pension plans for financial reporting purposes is affected by assumptions made by management and used by actuaries engaged by Ply Gem to calculate the benefit obligations and the expenses recognized for these plans. The inputs used in developing the required estimates are calculated using a number of assumptions, which represent management’s best estimate of the future. The assumptions that have the most significant impact on reported results are the discount rate, the estimated long-term return on plan assets for the funded plans, retirement rates, and mortality rates. These assumptions are generally updated annually.
The historical Ply Gem Holdings pension plans were underfunded by $14.2 million as of December 31, 2017. In recent years, the declining interest rates and changes to mortality assumptions have negatively impacted the funded status of these pension plans. In addition, volatile asset performance, most notably since 2008, has also negatively impacted the funded status of these pension plans. Funding requirements for Ply Gem’s pension plans may become more significant. If cash flows and capital resources are insufficient to fund Ply Gem’s pension plan obligations, Ply Gem could be forced to reduce or delay investments and capital expenditures, seek additional capital, or restructure or refinance its indebtedness.
Ply Gem may not be able to fully utilize its NOL carryforwards. The generation of taxable income is necessary to utilize these NOL carryforwards. Additionally, changes in Ply Gem’s equity ownership resulting from the Ply Gem Merger may delay its ability to fully utilize these NOL carryforwards.
Under federal and most state income tax laws, a corporation is generally permitted to deduct from taxable income in any year NOLs carried forward from prior years. As of December 31, 2017, Ply Gem Holdings had $92.1 million of net operating losses for federal income tax purposes, $330.7 million of net operating losses for state income tax purposes and $48.8 million of foreign loss carryforwards. As of December 31, 2017, Atrium had $548.8 million of net operating losses for federal income tax purposes and no foreign loss carryforward. Ply Gem may not be able to fully utilize these net operating losses, foreign loss carryforwards and incremental net operating losses resulting from fees and expenses related to the Ply Gem Merger. The generation of taxable income is necessary to utilize these net NOL carryforwards. Additionally, changes in Ply Gem’s equity ownership resulting from the Ply Gem Merger may delay its ability to fully utilize these NOL carryforwards.
Because it depends on a core group of significant customers, Ply Gem’s sales, cash flows from operations and results of operations may decline if its key customers reduce the amount of products that they purchase from Ply Gem.
On a combined basis, Ply Gem’s top ten customers accounted for approximately 47.5% of combined net sales for the year ended December 31, 2017. Ply Gem’s largest customer for the year ended December 31, 2017, ABC Supply Co., Inc., distributes Ply Gem’s products within its building products distribution business, and accounted for approximately 12.2% of Ply Gem’s 2017 net sales on a combined basis. Ply Gem expects a small number of customers to continue to account for a substantial portion of its net sales for the foreseeable future.
The loss of, or a significant adverse change in Ply Gem’s relationships with its largest customer or any other major customer, or loss of market position of any major customer, could cause a material decrease in net sales. The loss of, or a reduction in orders from, any significant customers, losses arising from customers’ disputes regarding shipments, fees, merchandise condition or performance or related matters, or an inability to collect accounts receivable from any major customer could cause a decrease in Ply Gem’s net income and cash flow. In addition, revenue from customers that have accounted for significant revenue in past periods, individually or as a group, may not continue, or if continued, may not reach or exceed historical levels in any period.
An inability to successfully develop new products or improve existing products could negatively impact Ply Gem’s ability to attract new customers and/or retain existing customers.
Ply Gem’s success depends on meeting consumer needs and anticipating changes in consumer preferences with successful new products and product improvements. Ply Gem has historically and will continue to aim to introduce products and new or improved production processes proactively to offset obsolescence and decreases in sales of existing products. While Ply Gem devotes significant focus to the development of new products, it may not be successful in product development and its new products may not be commercially successful. In addition, it is possible that competitors may improve their products more rapidly or effectively, which could adversely affect Ply Gem’s sales. Furthermore, market demand may decline as a result of consumer preferences trending away from Ply Gem’s categories or trending down within its brands or product categories, which could adversely impact Ply Gem’s results of operations, cash flows and financial condition.
Ply Gem is subject to the credit risk of its customers.
Ply Gem is subject to the credit risk of its customers because Ply Gem has historically provided, and expects to continue to provide, credit to its customers in the normal course of business. All of Ply Gem’s customers are sensitive to economic changes and to the cyclical nature of the building industry. Especially during protracted or severe economic declines and cyclical downturns in the building industry, Ply Gem’s customers may be unable to perform on their payment obligations, including their debts to Ply Gem. Any failure by customers to meet their obligations to Ply Gem may have a material adverse effect on Ply Gem’s business, financial condition, cash flows and results of operations. In addition, Ply Gem may incur increased expenses related to collections in the future if Ply Gem finds it necessary to take legal action to enforce the contractual obligations of a significant number of its customers.
Ply Gem could face potential product liability claims, including class action claims and warranties, relating to products it manufactures.
Ply Gem faces an inherent business risk of exposure to product liability claims, including class action claims and warranties, in the event that the use of any of its products results in personal injury or property damage. In the event that any of Ply Gem’s products are defective or prove to be defective, among other things, Ply Gem may be responsible for damages related to any defective products and may be required to cease production, recall or redesign such products. Because of the long useful life of its products, it is possible that latent defects might not appear for several years. Any insurance Ply Gem maintains may not continue to be available on terms acceptable to Ply Gem or such coverage may not be adequate for liabilities actually incurred. Further, any claim or product discontinuance, recall or redesign could result in adverse publicity against Ply Gem, which could cause its sales to decline, or increase warranty costs.
Ply Gem could face other types of litigation outside of product liability claims that could result in costly defense efforts.
Ply Gem has been, and may from time to time be, involved in various claims, litigation matters and regulatory proceedings that arise in the ordinary course of its business which could have a material adverse effect on Ply Gem. These matters may include contract disputes, workers compensation and other personal injury claims, warranty disputes, other tort claims, employment and tax matters and other proceedings and litigation, including class action lawsuits. Ply Gem has generally denied liability and has vigorously defended these cases and intends to continue to do so. Due to their scope and complexity, however, these lawsuits can be particularly costly to defend and resolve, and Ply Gem has and may continue to incur significant costs as a result of these types of lawsuits. Although it intends to defend all claims and litigation matters vigorously, given the inherently unpredictable nature of claims and litigation, Ply Gem cannot predict with certainty the outcome or effect of any claim or litigation matter. Ply Gem maintains insurance against some, but not all, of these risks of loss resulting from claims and litigation. The levels of insurance it maintains may not be adequate to fully cover any and all losses or liabilities. If any significant accident, judgment, claim or other event is not fully insured or indemnified against, it could have a material adverse impact on Ply Gem’s business, financial condition, cash flows and results of operations.
Operational problems or disruptions at any of Ply Gem’s facilities may cause significant lost production and increased lead times, which could have a negative impact on the efficiency of Ply Gem’s production and profitability.
Ply Gem’s manufacturing processes could be affected by operational problems that could impair its production capability. Disruptions at any of Ply Gem’s facilities could be caused by maintenance outages; prolonged power failures or reductions; a breakdown, failure or substandard performance of any equipment; disruptions in the transportation infrastructure, including railroad tracks, bridges, tunnels or roads; fires, floods, hurricanes, earthquakes or other catastrophic disasters; an act of terrorism; or other operational problems. Any prolonged disruption in operations at any of Ply Gem’s facilities could cause a significant loss in production. As a result, Ply Gem could incur significantly higher costs and longer lead times associated with distributing its products to customers during the time that it takes for Ply Gem to reopen or replace a damaged facility, which could cause Ply Gem’s customers to purchase from its competitors either temporarily or permanently. If any of these events were to occur, it could adversely affect Ply Gem’s business, financial condition, cash flows and results of operations.
Manufacturing or assembly realignments may result in a decrease in Ply Gem’s short-term earnings, until the expected cost reductions are achieved, due to the costs of implementation.
Ply Gem continually reviews its manufacturing and assembly operations and sourcing capabilities. Effects of periodic manufacturing realignment, cost savings programs, and labor ramp-up costs could result in a decrease in Ply Gem’s short-term earnings until the expected cost reductions are achieved and/or production volumes stabilize. Such programs may include the consolidation and integration of facilities, functions, systems and procedures. Such actions may not be accomplished as quickly as anticipated and the expected cost reductions may not be achieved or sustained.
Changes in building codes and standards could increase the cost of Ply Gem’s products, lower the demand for its products, or otherwise adversely affect the business.
Ply Gem’s products and markets are subject to extensive and complex local, state, federal, and foreign statutes, ordinances, rules, and regulations. These mandates, including building design and safety and construction standards and zoning requirements, affect the cost, selection, and quality requirements of building components like windows and siding.
These statutes, ordinances, rules, and regulations often provide broad discretion to governmental authorities as to the types and quality specifications of products used in new residential and non-residential construction and home renovations and improvement projects, and governmental authorities can impose different standards. Compliance with these standards and changes in such statutes, ordinances, rules, and regulations may increase the costs of manufacturing Ply Gem’s products or may reduce the demand for certain of its products in the affected geographical areas or product markets. Conversely, a decrease in product safety standards could reduce demand for Ply Gem’s more modern products if less expensive alternatives that did not meet higher standards became available for use in that market. All or any of these changes could have a material adverse effect on Ply Gem’s business, financial condition, cash flows and results of operations.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
Throughout this proxy statement and the documents incorporated by reference into this proxy statement, we make statements that may be deemed “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about the closing of the merger, the timing of such closing, the expected benefits of the merger, and NCI’s, Ply Gem’s and the surviving corporation’s future strategy, plans, estimates, beliefs, timing and expected performance. All of these types of statements, other than statements of historical fact included in or incorporated by reference into this proxy statement, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “expect,” “seek,” “believe,” “upside,” “will,” “may,” “expect,” “anticipate,” “plan,” “will be dependent on,” “project,” “potential,” “intend,” “could,” “should,” “estimate,” “predict,” “pursue,” “target,” “objective,” “continue,” the negative of such terms or other comparable terminology (including those contained in certain visual depictions).
Forward-looking statements are dependent upon events, risks and uncertainties that may be outside NCI’s, Ply Gem’s and the surviving corporation’s control. NCI’s actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following risks and uncertainties:
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risks and uncertainties relating to the merger, including the possibility that the merger does not close when expected or at all because conditions to closing are not satisfied on a timely basis or at all;

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potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger;

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timing of the merger;

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the possibility that the anticipated benefits of the merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies;

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the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

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the ability to implement the anticipated business plans of the combined company following closing and achieve anticipated benefits and savings;

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the possibility that the parties may not be able to achieve expected synergies and operating efficiencies in connection with the merger within the expected time-frames or at all;

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diversion of management’s attention from ongoing business operations and opportunities;

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changes in residential and commercial construction demands, driven in part by fluctuating interest rates, demographic shifts and customer trends;

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the ability of the parties to secure stockholder and regulatory approvals in a timely manner or on the terms desired or anticipated;

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the ability of NCI and Ply Gem to integrate their businesses;

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the outcome of any legal proceedings related to the proposed merger;

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industry cyclicality and seasonality and adverse weather conditions;

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volatility in the U.S. economy and abroad, generally, and in the credit markets;

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changes in foreign currency exchange and interest rates;

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our ability to generate significant cash flow required to service or refinance our existing debt and obtain future financing;

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our substantial indebtedness and our ability to incur substantially more indebtedness;

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our ability to comply with the financial tests and covenants in our existing and future debt obligations;

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commodity price increases and/or limited availability of raw materials, including steel;

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retention and replacement of key personnel;

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volatility of NCI’s stock price;

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potential future sales of NCI’s common stock held by the Sponsor Investors;

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substantial governance and other rights held by the Sponsor Investors;

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changes in laws or regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2009;

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other uncertainties, as well as those factors discussed in this proxy statement and in NCI’s Annual Report on Form 10-K for the year ended October 29, 2017, its Quarterly Reports on Form 10-Q for the quarters ended January 28, 2018, April 29, 2018 and July 29, 2018, and its Report on Form 8-K, dated August 6, 2018 under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors,” and in other documents incorporated by reference in this proxy statement.

All forward-looking statements contained in this proxy statement speak only as of the date of this proxy statement and all forward-looking statements incorporated by reference into this proxy statement speak only as of the dates such statements were made. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events or otherwise.

INFORMATION ABOUT NCI AND PLY GEM
NCI Building Systems, Inc.
NCI is one of North America’s largest integrated manufacturers and marketers of metal products for the nonresidential construction industry. Of the approximate $275 billion nonresidential construction industry, we primarily serve the low-rise nonresidential construction market (five stories or less) which, according to Dodge Data & Analytics, represented approximately 86% of the total nonresidential construction industry during our fiscal year 2017. Our broad range of products is used primarily in new construction and in repair and retrofit activities, mostly in North America.
Shares of NCI common stock are traded on the NYSE under the symbol “NCS.”
The principal executive offices of NCI are located at 10943 North Sam Houston Parkway West, Houston, Texas 77064, and its telephone number is (281) 897-7788. Additional information about NCI and its subsidiaries is included in documents incorporated by reference into this proxy statement. See “Where You Can Find More Information.”
Ply Gem Parent, LLC
Ply Gem is a privately held Delaware limited liability company, in which the Sponsor Fund X Investor holds a controlling interest, and the parent company of a leading manufacturer of exterior building products for the residential new construction and repair and remodeling end markets in the U.S. and Canada. Ply Gem has two main product groups: (i) siding, fencing and stone and (ii) windows and doors, and has established leading positions in many of its core product categories, including vinyl siding, aluminum accessories and vinyl windows.
The principal executive offices of Ply Gem are located at 5020 West Parkway, Suite 400, Cary, North Carolina 27513, and its telephone number is (888) 975-9436.

SPECIAL MEETING
General
This proxy statement is being provided to NCI stockholders as part of a solicitation of proxies by the NCI board for use at the special meeting and at any adjournments or postponements of such special meeting. This proxy statement provides NCI stockholders with important information about the special meeting and should be read carefully in its entirety.
Date, Time and Place of the Special Meeting
The special meeting will be held on November 15, 2018 at 10943 North Sam Houston Parkway West Houston, TX 77064, at 10:00 AM (local time).
Purposes of the Special Meeting
The special meeting is being held to consider and vote upon the following proposals:
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Proposal 1.   To adopt the Agreement and Plan of Merger, dated as of July 17, 2018 (as it may be amended from time to time, the “merger agreement”), by and among NCI Building Systems, Inc., a Delaware Corporation, Ply Gem Parent, LLC, a Delaware limited liability company (“Ply Gem”), and for certain limited purposes set forth in the merger agreement, Clayton, Dubilier & Rice, LLC, a Delaware limited liability company (“Sponsor”), a copy of which is attached as Annex A to the proxy statement of which this notice is a part and incorporated by reference herein (the “merger proposal”);

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Proposal 2.   To approve the issuance in the merger of 58,709,067 shares of NCI’s common stock, par value $0.01 per share (“NCI common stock”) in the aggregate to the holders of all of the equity interests in Ply Gem (the “share issuance proposal”);

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Proposal 3.   To approve the amendment to NCI’s Amended and Restated Certificate of Incorporation (the “charter amendment”) to increase the authorized number of shares of NCI common stock to 200,000,000 and make other changes necessitated by the merger and by a new stockholders agreement (the “new stockholders agreement”) to be entered into among NCI, the Sponsor Investors and the GGC Investors at the time of the merger (the “charter amendment proposal”);

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Proposal 4.   To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to NCI’s named executive officers in connection with the merger, discussed under the heading “Proposal 1: Adoption of the Merger Agreement — Interests of NCI Directors and Executive Officers in the Merger”; and

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Proposal 5.   To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the merger agreement proposal, share issuance proposal and charter amendment proposal (the “adjournment proposal”).

Recommendation of the NCI board
The merger agreement and the merger have been approved and recommended by a special committee of NCI’s directors who are independent and not affiliated with Sponsor. NCI’s board of directors, by unanimous vote of the directors not affiliated with Sponsor, recommends that NCI stockholders vote:
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Proposal 1:   “FOR” the adoption of the merger agreement proposal;

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Proposal 2:   “FOR” the approval of the share issuance proposal;

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Proposal 3:   “FOR” the approval of the charter amendment proposal;

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Proposal 4:   “FOR” the compensation proposal; and

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Proposal 5:   “FOR” the approval of the adjournment proposal.

The NCI board, by unanimous vote of directors not affiliated with Sponsor, (1) declared it advisable to enter into the merger agreement, (2) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the share issuance and charter amendment, and the terms of the new stockholders agreement and the new registration rights agreement to be entered into by NCI, the Sponsor Investors and the GGC Investors prior to, and as a condition for, and effective upon the consummation of the merger are fair and in the best interests of the Company and its stockholders, (3) approved the merger agreement, the new stockholders agreement, the new registration rights agreement and the transactions and (4) determined to recommend that NCI stockholders vote to approve the transactions, including the share issuance and the charter amendment, and adopt the merger agreement.
This proxy statement contains important information regarding these proposals and factors that NCI stockholders should consider when deciding how to cast their votes. NCI stockholders are encouraged to read the entire document carefully, including the annexes to and documents incorporated by reference into this proxy statement, for more detailed information regarding the merger agreement and the transactions contemplated by the merger agreement, including the new stockholders agreement.
Attendance at the Special Meeting
Only NCI stockholders of record as of the close of business on the record date, beneficial owners as of the close of business on the record date, holders of valid proxies for the special meeting and invited guests of NCI may attend the special meeting.
Record Date
The record date for the determination of stockholders entitled to notice of and to vote at the special meeting is October 11, 2018. Only NCI stockholders who held shares of record at the close of business on October 11, 2018 are entitled to vote at the special meeting and any adjournment or postponement of the special meeting, so long as such shares remain outstanding on the date of the special meeting.
Outstanding Shares as of Record Date
As of the close of business on the record date, there were 66,203,841 shares of NCI common stock outstanding, held by 25 holders of record, and no shares of preferred stock outstanding. Each share of NCI common stock entitles its holder of record to one vote at the special meeting. The NCI common stock is the only class of stock entitled to vote at the special meeting, and holders of NCI common stock are entitled to vote on each proposal presented.
A complete list of registered NCI stockholders entitled to vote at the special meeting will be available for inspection at the place of the special meeting during the meeting.
Shares and Voting of NCI Directors and Executive Officers
Executive officers, together with the directors not affiliated with CD&R, hold 0.83% of NCI common stock, and we expect that all of them will vote in favor of the merger and transactions contemplated by the merger agreement. In addition, four directors are affiliated with CD&R, which, through certain of its affiliates holds 34.60% of NCI common stock. The CD&R affiliates are expected to, and its affiliate Sponsor Fund VIII is required to, vote those shares in favor of the merger and the transactions contemplated by the merger agreement. See Special Meeting — Sponsor Voting.
Sponsor Voting
Under the NCI’s original stockholders agreement, entry into the merger agreement, and completion of the merger and the transactions contemplated by the merger agreement, required the Sponsor Fund VIII Investors’ consent. The Sponsor Fund VIII Investors granted this consent on July 17, 2018. Under NCI’s original stockholders agreement, the Sponsor Fund VIII Investors are obligated to vote the shares of NCI common stock they own in favor of any action to which they have granted consent under the NCI original stockholders agreement. Accordingly, the Sponsor Fund VIII Investors are obligated to cause the shares of NCI common stock they own in favor of each of the proposals to be voted upon at the special meeting.

Quorum
In order for business to be conducted at the special meeting, a quorum must be present. A quorum requires the presence of holders of a majority of the issued and outstanding shares of NCI common stock entitled to vote at the special meeting. For purposes of determining whether there is a quorum, all shares that are present, including abstentions and broker non-votes, will count towards the quorum. Broker non-votes occur when a beneficial owner holding shares in “street name” does not instruct the broker, bank or other nominee that is the record owner of such stockholder’s shares on how to vote those shares on a particular proposal.
Vote Required
The votes required for each proposal are as follows:
Proposal 1 — the Merger Agreement Proposal.   The affirmative vote of holders of a majority in voting power of the outstanding shares of NCI common stock entitled to vote on the merger agreement proposal is required to adopt the merger agreement proposal. The failure of any NCI stockholder to submit a vote (e.g., by not submitting a proxy or not voting in person) and any abstention by an NCI stockholder will have the same effect as a vote “AGAINST” the merger agreement proposal. Because the merger agreement proposal is non-routine, brokers, banks and other nominees do not have discretionary authority to vote on the merger agreement proposal, and will not be able to vote on the merger agreement proposal absent instructions from the beneficial owner. A broker non-vote will have the same effect as a vote “AGAINST” the merger agreement proposal.
Proposal 2 — the Share Issuance Proposal.   The affirmative vote of the holders of a majority of the votes cast on the share issuance proposal is required to approve the share issuance proposal. The failure of any NCI stockholder to submit a vote (e.g., by not submitting a proxy or not voting in person) on the share issuance proposal will not count as a vote cast “FOR” or “AGAINST” the share issuance proposal. An abstention on the share issuance proposal will have the same effect as a vote cast “AGAINST” the share issuance proposal. Broker non-votes (if any) will have no effect on the outcome of the share issuance proposal.
Proposal 3 — the Charter Amendment Proposal.   The affirmative vote of holders of a majority in voting power of the outstanding shares of NCI common stock entitled to vote on the charter amendment proposal is required to adopt the charter amendment proposal. The failure of any NCI stockholder to submit a vote (e.g., by not submitting a proxy or not voting in person) and any abstention by an NCI stockholder will have the same effect as a vote “AGAINST” the charter amendment proposal. Because the charter amendment proposal is non-routine, brokers, banks and other nominees do not have discretionary authority to vote on the charter amendment proposal, and will not be able to vote on the charter amendment proposal absent instructions from the beneficial owner. A broker non-vote will have the same effect as a vote “AGAINST” the charter amendment proposal.
Proposal 4 — the Compensation Proposal.   The affirmative vote of the holders of a majority of the votes cast on the compensation proposal is required to approve the compensation proposal. The failure of any NCI stockholder to submit a vote (e.g., by not submitting a proxy or not voting in person) on the compensation proposal will not count as a vote cast “FOR” or “AGAINST” the compensation proposal. An abstention on the compensation proposal will have the same effect as a vote cast “AGAINST” the compensation proposal. Broker non-votes (if any) will have no effect on the outcome of the compensation proposal. Since the compensation proposal is non-binding, if the merger agreement proposal is approved by NCI’s stockholders and the merger is completed, the compensation that is the subject of the compensation proposal may be paid in accordance with its terms regardless of the outcome of the non-binding advisory vote.
Proposal 5 — the Adjournment Proposal.   The affirmative vote of the holders of a majority of the votes cast on the adjournment proposal is required to approve the adjournment proposal. Abstentions will not be treated as votes cast and, as a result, any abstention will have no effect on the outcome of the adjournment proposal. Broker non-votes (if any) will have no effect on the outcome of the adjournment proposal.

How to Vote
NCI stockholders of record as of the close of business on the record date may have their shares voted by submitting a proxy or may vote in person at the special meeting by following the instructions provided on the enclosed proxy card. NCI recommends that NCI stockholders entitled to vote submit a proxy even if they plan to attend the special meeting.
NCI stockholders who hold their shares beneficially in “street name” and wish to submit a proxy must provide instructions to the broker, bank, trustee or other nominee that holds their shares of record as to how to vote their shares with respect to Proposals 1, 2, 3 and 4. NCI stockholders who hold their shares beneficially and wish to vote in person at the special meeting must obtain proxies issued in their own names (known as a “legal proxy”).
NCI stockholders of record may submit a proxy in one of three ways or vote in person at the special meeting:
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Internet:   NCI stockholders may submit their proxy over the Internet at the web address shown on their proxy card. Internet voting is available 24 hours a day and will be accessible until 10:59 p.m., Central Standard Time, on November 14, 2018. Stockholders will be given an opportunity to confirm that their voting instructions have been properly recorded. NCI stockholders who submit a proxy this way need not send in their proxy card.

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Telephone:   NCI stockholders may submit their proxy by calling the toll-free telephone number shown on their proxy card. Telephone voting is available 24 hours a day and will be accessible until 10:59 p.m., Central Standard Time, on November 14, 2018. Easy-to-follow voice prompts will guide stockholders through the voting and allow them to confirm that their instructions have been properly recorded. NCI stockholders who submit a proxy this way need not send in their proxy card.

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Mail:   NCI stockholders may submit their proxy by properly completing, signing, dating and mailing their proxy card in the postage-paid envelope (if mailed in the United States) included with this proxy statement. NCI stockholders who vote this way should mail the proxy card early enough so that it is received before the date of the special meeting.

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In Person:   NCI stockholders may vote in person at the special meeting or by sending a representative with an acceptable proxy that has been signed and dated. Attendance at the special meeting will not, however, in and of itself constitute a vote or a revocation of a prior proxy.

NCI stockholders are encouraged to submit a proxy promptly. Each valid proxy received in time will be voted at the special meeting according to the choice specified, if any. Executed but uninstructed proxies (i.e., proxies that are properly signed, dated and returned but are not marked to tell the proxies how to vote) will be voted in accordance with the recommendations of the NCI board.
Proxies and Revocation
NCI stockholders of record may revoke their proxies at any time before their shares are voted at the special meeting in any of the following ways:
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sending a written notice of revocation to NCI at 10943 North Sam Houston Parkway West, Houston, Texas 77064, Attention: Corporate Secretary, which must be received before their shares are voted at the special meeting;

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properly submitting a new, later-dated proxy card, which must be received before their shares are voted at the special meeting (in which case only the later-dated proxy is counted and the earlier proxy is revoked);

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submitting a proxy via the Internet or by telephone at a later date, which must be received by 10:59 p.m., Central Standard Time, on November 14, 2018 (in which case only the later-dated proxy is counted and the earlier proxy is revoked); or

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attending the special meeting and voting in person. Attendance at the special meeting will not, however, in and of itself, constitute a vote or revocation of a prior proxy.

NCI beneficial owners may change their voting instruction only by submitting new voting instructions to the brokers, banks or other nominees that hold their shares of record.
Inspector of Election
The NCI board has selected Computershare Trust Company, N.A. to act as the independent inspector of election at the special meeting.
Solicitation of Proxies
NCI will pay for the proxy solicitation costs related to the special meeting. In addition to sending and making available these materials, some of NCI’s directors, officers and other employees may solicit proxies by contacting NCI stockholders by telephone, by mail, by email or in person. NCI stockholders may also be solicited by press releases issued by NCI and/or Ply Gem, postings on NCI’s or Ply Gem’s websites and advertisements in periodicals. None of NCI’s directors, officers or employees will receive any extra compensation for their solicitation services. NCI has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for an estimated fee of approximately $75,000, plus reasonable out-of-pocket expenses. NCI will also reimburse brokers, banks and other nominees for their expenses in sending proxy solicitation materials to the beneficial owners of NCI common stock and obtaining their proxies.
Adjournments
The special meeting may be adjourned in the absence of a quorum by the affirmative vote of a majority of the votes cast on the proposal by holders of NCI’s common stock.
Even if a quorum is present, the special meeting could be adjourned in order to provide more time to solicit additional proxies in favor of approval of the merger agreement proposal if a majority of votes are cast in favor of the NCI adjournment proposal. If after the adjournment a new record date is set for the adjourned meeting, a notice of the adjourned meeting must be given to each NCI stockholder of record entitled to vote at the special meeting.
No Appraisal Rights
Under the DGCL, neither NCI’s stockholders nor Ply Gem holders are entitled to appraisal rights in connection with the merger or the other transactions contemplated by the merger.
Other Matters
At this time, NCI knows of no other matters to be submitted at the special meeting.
Householding of Special Meeting Materials
To reduce the expense of delivering duplicate proxy solicitation materials, NCI and some brokers may take advantage of the SEC’s “householding” rules. These householding rules permit the delivery of only one set of proxy solicitation materials to stockholders who share the same address, unless otherwise requested. Any NCI stockholder of record who shares an address with another NCI stockholder of record and who has received only one set of proxy solicitation materials may receive a separate copy of those materials, without charge, and/or request future delivery of separate materials upon contacting MacKenzie Partners, Inc. at the address or phone number provided below or upon writing to NCI’s Corporate Secretary at 10943 North Sam Houston Parkway West, Houston, TX 77064.

Questions and Additional Information
NCI stockholders may contact NCI’s proxy solicitor, MacKenzie Partners, Inc., with any questions about the proposals or how to vote or to request additional copies of any materials at:
MacKenzie Partners, Inc.
1407 Broadway
New York, New York 10018
Shareholders May Call Toll-Free: (800) 322-2885
Banks & Brokers May Call Collect: (212) 929-5500

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
This section of the proxy statement describes the material aspects of the proposed merger. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the documents incorporated by reference into this proxy statement, including the full text of the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated by reference herein, for a more complete understanding of the proposed merger and the transactions related thereto. In addition, important business and financial information about each of NCI and Ply Gem is included in or incorporated by reference into this proxy statement and is included in the annexes hereto. See also “Where You Can Find More Information.”
Effects of the Merger
Upon satisfaction or waiver of the conditions to closing, on the closing date, Ply Gem will merge with and into NCI, with NCI surviving as a Delaware corporation. The Ply Gem LLC interests as of immediately prior to the closing of the merger will be converted into the right of the holders of such interests to receive the aggregate merger consideration, with each Ply Gem holder being entitled to receive its pro rata share of the aggregate merger consideration.
Authorization and Issuance of NCI Common Stock
Pursuant to the terms of the merger agreement, NCI expects to issue, in the aggregate, 58,709,067 shares of NCI common stock to the holders upon completion of the merger, with each Ply Gem holder becoming entitled to receive its pro rata share of the aggregate merger consideration. Delivery of the aggregate merger consideration is necessary for the completion of the merger.
In order to accommodate the issuance of NCI common stock to deliver the aggregate merger consideration, NCI is proposing that NCI stockholders approve the share issuance proposal and the charter amendment proposal. For more information regarding the share issuance proposal and the charter amendment proposal, see sections entitled “Proposal 2: Issuance of Shares in the Merger” and “Proposal 3: Approval of Amendment to the Amended and Restated Certificate of Incorporation,” respectively.
Background of the Merger
NCI’s management and the NCI board regularly review NCI’s performance, prospects and strategy in light of the current business, economic and commodity-input environment, as well as developments in the nonresidential construction industry in which NCI participates. From time to time, these reviews have included consideration of various strategic alternatives, including potential mergers with or acquisitions of other participants in the construction industry or adjacent industries, or a sale of the company. During late 2016 and early 2017, at the NCI board’s direction, NCI conducted a non-public process to explore a sale of NCI, including contacting numerous potentially interested strategic and financial parties. The process resulted in the submission of only one indication of interest, at an unacceptably low premium and valuation, and the process was terminated in late February, 2017.
During the second half of 2017, NCI’s management and the NCI board continued to review NCI’s performance, prospects and strategy, including discussion of the possibility of augmenting NCI’s growth potential through a merger or strategic acquisition. Following the NCI board’s regularly scheduled meeting in November, 2017, and in preparation for a meeting of the NCI board scheduled for late February, 2018, as is his customary practice as chairman, James S. Metcalf, chairman of the NCI board, spoke informally by telephone with each of the other directors of NCI. The feedback received during these conversations indicated to Mr. Metcalf that the NCI board would welcome a discussion of strategic alternatives as part of the regular agenda at its next meeting. Accordingly, Mr. Metcalf requested NCI’s management to prepare for the NCI board a review of NCI’s potential strategic alternatives, including the alternatives of geographic expansion, business- or product-line expansion, as well as joint venture or merger or acquisition opportunities.
The Sponsor Fund VIII Investors, investment funds affiliated with Sponsor, which first invested in NCI in late 2009, own approximately 34.5% of the outstanding shares of NCI common stock. The Sponsor Fund VIII Investors are parties to the original stockholders agreement providing them with certain governance rights and subjecting them to certain standstill, voting and transfer restrictions and limitations, and nominated three of its affiliates (Nathan K. Sleeper, James G. Berges and Jonathan L. Zrebiec) to be members of NCI’s 12-person board of directors, each of whom was ultimately elected by NCI stockholders to the NCI board.
On January 31, 2018, Sponsor publicly announced that the Sponsor Fund X Investor, an investment fund affiliated with Sponsor, had entered into definitive agreements to acquire each of Ply Gem Holdings and Atrium (in which the GGC Investors held a majority interest). These acquisitions were completed on April 12, 2018, and Atrium’s business was combined into that of Ply Gem Holdings.
On February 27 and 28, 2018, the NCI board met, together with members of NCI senior management, for a regularly scheduled meeting. During this meeting, the NCI board engaged in a high-level discussion of potential acquisition targets and merger partners, including Ply Gem. Following this meeting, at the request of the NCI board, Mr. Metcalf, together with Donald R. Riley, NCI’s chief executive officer, and other members of senior management, conducted a review of the growth-focused aspects of NCI’s strategic plan, including opportunities for both organic growth as well as inorganic growth via a strategic transaction with one or more of the potential counterparties identified by NCI’s senior management, and concluded that a merger with Ply Gem was the most promising potential opportunity for inorganic growth and that such a merger could potentially create significant value for NCI stockholders and assist NCI to improve its strategic positioning, and warranted further evaluation. Mr. Metcalf spoke by telephone with each of NCI’s independent directors not affiliated with Sponsor to obtain their respective reactions to the board meeting generally, including the discussion of strategic opportunities. In these conversations, the directors expressed interest in, and encouraged Messrs. Metcalf and Riley to further evaluate, a potential transaction with Ply Gem.
During March and early April, 2018, Messrs. Metcalf and Riley, together with NCI’s management, and with the assistance of an internationally known strategic consulting firm independent of Sponsor that had been engaged to assist in this evaluation, evaluated a potential combination of NCI and Ply Gem, including the potential impact on NCI’s strategic positioning and growth prospects, and the synergy potential from such a combination. In recent years, NCI has achieved significant cost reductions by increasing the efficiency of its manufacturing and plant operations, and Messrs. Metcalf and Riley and other members of NCI senior management believed that significant cost savings and synergies could potentially be achieved in Ply Gem’s operations through the application of similar efficiency-enhancing techniques. During mid-April, 2018, Mr. Metcalf again spoke by telephone with each of NCI’s independent directors not affiliated with Sponsor, concerning Ply Gem, and concerning the possibility of discussing a potential combination of NCI and Ply Gem with Sponsor in order to determine whether Sponsor would be receptive to exploring such a transaction. In these conversations, the directors encouraged Messrs. Metcalf and Riley to discuss with Sponsor the exploration of a possible combination of NCI and Ply Gem.
On April 24, 2018, Messrs. Metcalf and Riley met with representatives of Sponsor, including several senior executives of Sponsor, as well as Messrs. Sleeper, Berges and Zrebiec, each of whom is a partner at Sponsor and also serves as a director of NCI. At this meeting, Messrs. Metcalf and Riley presented to the Sponsor representatives the possibility of combining NCI and Ply Gem, and informed the Sponsor representatives that NCI intended to explore the combination further, including by retaining a financial advisor to assist NCI in assessing the desirability of engaging in such a transaction and the possible terms thereof. The Sponsor representatives indicated that from both Sponsor’s perspective as the manager of the Sponsor Fund X Investor, which is the majority holder of Ply Gem LLC interests and from Sponsor’s perspective as the manager of the Sponsor Fund VIII Investors, which are NCI’s largest stockholders, Sponsor was willing to consider, and would not discourage NCI from considering, a potential combination of NCI and Ply Gem.
Following the April 24, 2018 meeting, Mr. Metcalf and members of NCI’s senior management contacted Wachtell Lipton, independent outside counsel that does not represent Sponsor or its affiliated investment funds, to discuss process, governance and fiduciary duty matters in connection with a potential transaction between NCI and Ply Gem.
On May 1, 2018, the NCI board met telephonically, together with members of NCI’s senior management and representatives of Wachtell Lipton. At this meeting, the NCI board and senior management reviewed NCI’s strategic alternatives, NCI’s senior management reviewed and discussed information about each of NCI and Ply Gem, and the NCI board and senior management discussed the potential opportunities and risks associated with a combination with Ply Gem. Based on these discussions and discussion solely among the directors not designated by the Sponsor Fund VIII Investors, the NCI board concluded that a merger with Ply Gem was the most promising potential opportunity for inorganic growth and that such a merger could potentially create significant value for NCI stockholders and could improve NCI’s strategic positioning, improve its growth prospects, improve its operating and financial performance, and create cost reduction and merger synergy opportunities. The NCI board identified as primary risks of the potential combination the risk that NCI and/or Ply Gem could fail to successfully execute on its business plan, that projected performance might prove unachievable or that expected synergies might not be realized. Following discussion among the directors, from substantial portions of which Messrs. Berges, Sleeper and Zrebiec were recused, the NCI board determined to form a special committee of five directors, selected solely from among NCI’s independent directors who were not and continue not to be affiliated with Sponsor, to review and evaluate, and to make a recommendation to the NCI board as to, whether NCI should seek to engage in a combination transaction with Ply Gem. The NCI board appointed directors George L. Ball, Gary L. Forbes, John J. Holland, George Martinez and Mr. Metcalf to serve on the NCI special committee, with Mr. Ball serving as chairman of the NCI special committee. From and after the formation of the NCI special committee, Messrs. Sleeper, Berges and Zrebiec were recused from all future NCI board discussions concerning the proposed transaction. From and after May 22, 2018, Mr. William R. VanArsdale, who is a consultant to certain investment funds sponsored by Sponsor, including Clayton Dubilier & Rice Fund X, L.P. in connection with its investment in Sunsource Holdings, Inc., was recused from all future NCI board discussions concerning the proposed merger.
On May 3, 2018, the NCI special committee met telephonically, together with members of NCI senior management and representatives of Wachtell Lipton. At this meeting, the NCI special committee confirmed the engagement of Wachtell Lipton, confirmed its intention to engage Evercore to act as independent financial advisor, and directed management to work with Evercore to evaluate the potential combination with Ply Gem for presentation later in May to the NCI special committee and, should the NCI special committee deem appropriate, to the NCI board (other than the Sponsor-affiliated directors).
Following the May 3, 2018 NCI special committee meeting, Evercore received from NCI senior management information related to NCI and Ply Gem that allowed Evercore to begin analyzing a potential combination of the two companies. Also during this period, representatives of Wachtell Lipton engaged in preliminary discussions with Debevoise, outside counsel to Sponsor and Ply Gem concerning, among other things, transaction structure and post-closing governance. In these discussions, Wachtell Lipton indicated to Debevoise that the NCI special committee would likely insist upon terms for the post-closing new stockholders agreement, including standstill, voting and transfer restrictions and limitations, intended to restrict the ability of the Sponsor Investors to control NCI following completion of the proposed merger, to coordinate with the GGC Investors to control or influence the management of NCI or to deliver an influential or controlling interest in NCI to a third party.
On May 8, 2018, NCI and Sponsor entered into a mutual non-disclosure agreement enabling confidential negotiations, the exchange of confidential information and mutual due diligence. On May 10, 2018, representatives of Evercore contacted Sponsor to initiate preliminary business discussions and to request that Sponsor provide to NCI and Evercore business and financial information concerning Ply Gem (including Atrium), including Ply Gem’s business plan and financial projections.
On May 14, 2018, and again on May 18, 2018, the NCI special committee met telephonically, together with members of NCI senior management and representatives of Evercore and Wachtell Lipton, to receive an update from management and preliminary observations from Evercore and to discuss the potential combination, including the potential opportunities and risks associated with the potential combination. As a result of these meetings, the NCI special committee concluded that the transaction continued to appear to be highly attractive to NCI and its stockholders from a strategic and business logic perspective and authorized Evercore to contact Sponsor to engage in initial valuation discussions.
On May 17, 2018, representatives of Evercore met telephonically with representatives of Sponsor for a preliminary discussion on potential transaction structure. Both parties were of the view that the transaction should be structured as a merger of equals, with each company valued at its current valuation, but there was disagreement as to the appropriate approach to determining the current valuation. Evercore suggested that Ply Gem be valued at the sum of the separate valuations of Ply Gem and Atrium agreed to in late January 2018 with respect to the acquisition of Ply Gem by the Sponsor Fund X Investor and the merger of Atrium into Ply Gem, while Sponsor suggested that Ply Gem having been acquired by the Sponsor Fund X Investor and merged with Atrium be valued at its current fair value taking into account Ply Gem’s improved operating outlook and 2019 projected performance as well as the value created from the synergies that were being generated by combining Ply Gem and Atrium, the value created by the attractive long-term capital structure the Sponsor Fund X Investor had put in place at Ply Gem in connection with Sponsor Fund X Investor’s acquisition of Ply Gem and Atrium, which could remain in place on favorable terms for the potential merger and the likelihood that the greater scale, scope and growth prospects of Ply Gem, given the Ply Gem-Atrium merger, would have the potential to increase NCI’s cash-earnings-per-share multiple. The representatives of Sponsor stated that in their view, an all-stock merger at fair values for both NCI and Ply Gem would imply a contribution to combined equity value of approximately 50% from each company. The representatives of Sponsor agreed to provide additional information concerning Ply Gem for Evercore to consider in its evaluation.
On May 21, 2018, the NCI special committee met in person, together with members of NCI’s senior management and representatives of Evercore and Wachtell Lipton, to determine whether to recommend to the NCI board that NCI continue to seek to pursue a combination of NCI and Ply Gem. Representatives of Evercore made a financial presentation concerning NCI, Ply Gem, and a combination of the two companies, including the potential impact of such a combination on NCI stockholders. Following discussion, including discussion of the potential opportunities and risks associated with a combination with Ply Gem, the meeting was adjourned and scheduled to resume the following afternoon following a scheduled meeting of the NCI board.
On May 22, 2018, the NCI board (including Messrs. Berges, Sleeper and Zrebiec, but with one independent director absent for health reasons) met, together with members of NCI senior management and representatives of Evercore and Wachtell Lipton. During this meeting, Mr. Sleeper, on behalf of Sponsor, informed the NCI board that Sponsor had been considering the potential combination since the April 24, 2018 meeting with Messrs. Metcalf and Riley and had concluded that the potential combination would be highly beneficial for each of Ply Gem and NCI, and Mr. Sleeper reviewed some of the reasons behind Sponsor’s conclusion. Mr. Sleeper noted that Sponsor favored the transaction not only from Sponsor’s overall perspective but also favored the transaction when viewed solely from the perspective of NCI stockholders, of which the Sponsor Fund VIII Investors are the largest. Mr. Sleeper also discussed Sponsor’s reasons for believing that Ply Gem should be valued at its current fair value, an approach that would suggest a sharing ratio of 48% to 50% to NCI’s current stockholders and 50% to 52% to Ply Gem’s current owners. Following extensive discussion concerning the proposed transaction as well as leadership and management of a combined NCI and Ply Gem, the NCI board meeting was adjourned and the NCI special committee meeting was resumed. The NCI special committee discussed the potential opportunities and risks associated with a combination with Ply Gem, including that a combination with Ply Gem would likely be value- and cash-earnings-per-share accretive to NCI’s stockholders by improving NCI’s strategic positioning and growth prospects, expanding its scope and scale beyond low-rise non-residential construction, improving its operating and financial performance, and creating cost reduction and merger synergy opportunities. The NCI special committee discussed, among other risks, the risk that NCI and/or Ply Gem could fail to successfully execute on its business plan, that projected performance might prove unachievable or that expected synergies might not be realized. The Evercore representatives made a financial presentation, including with respect to NCI’s standalone valuation as well as valuation relative to Ply Gem, and NCI senior management and Evercore reviewed financial projections for each of NCI and Ply Gem, which we refer to as the initial case projections. With respect to NCI, the initial case was prepared by NCI management in November 2017 in connection with its annual planning, and with respect to Ply Gem, the initial case was a set of projections prepared by Ply Gem management representing the combination of Ply Gem and Atrium, which were provided to prospective providers of debt financing in connection with the Sponsor Fund X Investor’s acquisition of Ply Gem and Atrium in the first half of 2018. Representatives of Sponsor had provided the projections for Ply Gem to Evercore, and noted that Ply Gem’s most recent internal management projections following the completion of the merger with Atrium and accounting for the benefits of the combination suggested higher projected profitability than the case that had been used in the acquisition financing process. Following discussion among the NCI special committee members and Evercore, the NCI special committee concluded that the potential combination continued to appear highly beneficial to NCI and, indeed, to be more beneficial to NCI than to Ply Gem; that the potential combination would be beneficial to NCI even at the sharing ratio implied by Mr. Sleeper; and that the potential combination appeared to be a more favorable alternative for NCI and its stockholders than other alternatives available to NCI, including the alternative of pursuing a strategic transaction with another company as well as the alternative of remaining independent and continuing on a standalone basis. Accordingly, the NCI special committee directed that Messrs. Ball and Metcalf, with the assistance of NCI’s senior management, Evercore and Wachtell Lipton, continue to engage and negotiate with Sponsor to determine if a transaction could be obtained on terms more favorable to NCI and its stockholders than the terms suggested by Mr. Sleeper. The NCI special committee and Evercore then discussed parameters for a potential valuation discussion with or proposal to Sponsor. The NCI special committee then discussed leadership and management of a combined NCI and Ply Gem. Based on this discussion and prior discussions among the directors, the NCI special committee concluded that because strong business-plan execution by the NCI side of the business would be critical to the success of the proposed combined NCI and Ply Gem, Mr. Riley should, in the near term, remain focused on the NCI side of the business without the distraction of integrating and operating Ply Gem. Accordingly, the NCI special committee determined to recommend that, should the proposed merger be entered into and completed, Mr. Metcalf should serve as chief executive officer of the combined NCI and Ply Gem, with Mr. Riley to continue as chief executive officer of the NCI business.
On May 25, 2018, the NCI special committee met telephonically, together with representatives of Evercore and Wachtell Lipton, to discuss and determine a counter proposal on valuation to make to Sponsor. Based on the discussions at this meeting and at prior meetings, the NCI special committee authorized Evercore to propose a sharing ratio of 57% to NCI’s current stockholders and 43% to Ply Gem’s current owners.
On May 29, 2018, representatives of Evercore met in person with representatives of Sponsor to discuss valuation. Evercore presented and discussed the implications of the 57% - 43% sharing ratio as directed by the NCI special committee. The Sponsor representatives stated that 43% ownership in the combined company, resulting from the proposed merger of NCI and Ply Gem, was insufficient to interest Ply Gem’s owners in the potential combination and that they would be better off not engaging in the transaction at that level. However, the Sponsor representatives stated that the parties should continue discussing a potential transaction and that Sponsor would continue to refine its evaluation of the transaction and would revert with a counter-proposal.
On May 31, 2018, representatives of Evercore met in person with representatives of Sponsor to discuss valuation. At this meeting, the Sponsor representatives proposed a sharing ratio of 53% for NCI’s current stockholders and 47% for Ply Gem’s current owners and made a supporting presentation. The Sponsor representatives noted that, based purely on financial metrics and applying the valuation methodology suggested by NCI, the sharing ratio should be 52% - 48%, but that Sponsor was willing to agree to 53% - 47% sharing ratio in order to complete the negotiations. However, the Sponsor representatives indicated that the matter had been reviewed by Sponsor’s investment committee, its highest decision-making body, and that Sponsor would be unwilling to agree to a transaction at a sharing ratio of anything less than 47% to Ply Gem’s current owners.
Later on May 31, 2018, the NCI special committee met telephonically, together with representatives of Evercore and Wachtell Lipton, to discuss the proposal received from Sponsor. Following a financial presentation by Evercore and extensive discussion, the NCI special committee unanimously concluded that the potential combination of NCI and Ply Gem would be highly beneficial to, and would create value for, NCI and its stockholders at a 53% - 47% sharing ratio; that, based on the statements made by Sponsor’s representatives and based on the NCI special committee members’ nine years of experience with Sponsor, Sponsor was unlikely to agree to a transaction at a sharing ratio of less than 47%; and that the NCI special committee should recommend to the NCI board (other than the Sponsor-affiliated directors, who had been recused) that NCI should seek to negotiate a transaction with Ply Gem based on a 53% - 47% sharing ratio, subject to further review and final approval or disapproval by the NCI special committee and the NCI board.

On June 2, 2018, the NCI board met telephonically, together with representatives of Evercore and Wachtell Lipton, to discuss the proposal received from Sponsor and the NCI special committee’s recommendation with respect to the proposal. The Sponsor-affiliated directors did not participate in the meeting. Evercore reviewed the history of the valuation negotiations and made a financial presentation, and Mr. Ball described the NCI special committee’s recommendation and the reasons for it. Following further discussion, the directors unanimously agreed with the assessments of the NCI special committee, including as to the favorability of the sharing ratio to NCI and the unlikelihood that Sponsor would agree to a sharing ratio of less than 47%, and accepted the recommendation of the NCI special committee. Following the meeting, the NCI special committee directed Messrs. Ball and Metcalf, with the assistance of NCI’s senior management, Evercore and Wachtell Lipton, to seek to negotiate a transaction with Ply Gem based on a 53% - 47% sharing ratio, subject to further review and final approval or disapproval by the NCI special committee and the NCI board. Among other things, the NCI special committee directed the negotiating team to insist upon terms for the post-closing new stockholders agreement, including standstill, voting and transfer restrictions and limitations, intended to restrict the ability of the Sponsor Investors following completion of the merger to control NCI, to coordinate with the GGC Investors to control or influence the management of NCI or to deliver an influential or controlling interest in NCI to a third party.
On June 3, 2018, representatives of Evercore informed representatives of Sponsor of the NCI special committee’s conclusions. Thereafter, from early June through mid-July, 2018, the parties engaged in mutual due diligence and negotiated the structure and non-financial terms of the transaction, and Wachtell Lipton and Debevoise negotiated the merger agreement as well as the terms of a new stockholders agreement and new registration rights agreement to be entered into among NCI, the Sponsor Investors and the GGC Investors at the completion of the merger. Also during this period, Messrs. Ball and Metcalf spoke periodically by phone with representatives of Evercore and Wachtell Lipton to receive updates from, and provide guidance to, them.
On June 7, 2018, NCI entered into a mutual non-disclosure agreement with Ply Gem, and on June 13, 2018, NCI entered into a non-disclosure agreement with the GGC Investors, in each case enabling confidential negotiations, the exchange of confidential information and mutual due diligence. On June 8, 2018, Ply Gem provided NCI with access to two virtual data rooms (one for each of Ply Gem and Atrium) that contained the confidential information that was previously made available to the Sponsor Fund X Investor prior to its acquisition of Ply Gem and Atrium on April 16, 2018.
On June 21, 2018, the NCI special committee met telephonically, together with representatives of Wachtell Lipton, to discuss potential terms for the new stockholders agreement and the new registration rights agreement and potential responses to proposals received from Sponsor as to specific terms and provisions contained in these agreements.
By July 13, 2018, the parties had substantially completed mutual due diligence and had made substantial progress on the terms of the merger agreement, new stockholders agreement and new registration rights agreement, as well as on the terms of the financing commitment to be received from Credit Suisse and RBC Capital Markets in connection with planned refinancing of NCI’s outstanding indebtedness. On July 13, 2018, the NCI special committee met telephonically, together with members of NCI’s senior management and representatives of Evercore and Wachtell Lipton, to discuss and deliberate on the proposed combination of NCI with Ply Gem, and to receive presentations from NCI’s senior management and advisors. Although the NCI special committee deliberated separately, at the request of the NCI special committee, the NCI board (other than the Sponsor-affiliated directors) attended portions of the meeting devoted to receipt of the presentations and joint discussion. Mr. Ball and representatives of Evercore and Wachtell Lipton briefed the directors on the status of negotiations with Sponsor and Ply Gem, and Mr. Riley reviewed the results of NCI’s business, synergy potential and due diligence review of Ply Gem. Evercore made an updated financial analysis presentation, including with respect to NCI’s standalone valuation as well as valuation relative to Ply Gem, and Evercore reviewed adjustments to the financial projections for each of NCI and Ply Gem made by NCI management to reflect management’s assessment of the achievability of such projections after careful review of the initial case projections that had been provided to Evercore and the NCI board in May. See “Certain NCI and Ply Gem Unaudited Prospective Financial and Operating Information”. A representative of Wachtell Lipton discussed the directors’ fiduciary duties and presented a detailed summary of the terms of the draft merger agreement, draft new stockholders agreement and draft new registration rights agreement. After discussion among the directors and deliberation by the NCI special committee meeting separately, including as to the matters described in the section entitled “The Merger — Reasons for the Merger; Recommendation of the NCI Board of Directors”, it was the unanimous view of the NCI special committee and of the NCI board (other than the Sponsor-affiliated directors, who had been recused) that NCI should seek to finalize the merger agreement and related agreements with Sponsor and Ply Gem, subject to final NCI special committee and NCI board review and approval at a meeting to be scheduled for July 17, 2018.
From July 13, 2018, through the early afternoon of July 17, 2018, the parties finalized negotiation of the merger agreement, the new stockholders agreement and the new registration rights agreement, and NCI and Ply Gem completed negotiation of the financing commitment letter with Credit Suisse and RBC Capital Markets. Also during this period, the parties calculated the precise number of shares to be issued by NCI to Ply Gem’s current owners in the merger to be 58,709,067, which represents approximately 47% of the total number of shares NCI common stock that would be outstanding after giving effect to the issuance of such shares. In the morning of July 17, 2018, the NCI special committee met telephonically, together with representatives of Evercore and Wachtell Lipton, to receive an update from, and to provide guidance to, Wachtell Lipton concerning the remaining issues in the transaction documents.
In the afternoon of July 17, 2018, the NCI special committee met telephonically, together with members of NCI’s senior management and representatives of Evercore and Wachtell Lipton. Mr. Ball and a representative of Wachtell Lipton provided an update on developments since the NCI special committee’s previous meeting. The Wachtell Lipton representative provided directors with an updated summary of the draft merger agreement, draft new stockholders agreement and draft new registration rights agreement, and representatives of Evercore provided directors with an updated financial analysis presentation, which had been refined slightly since the July 13, 2018 NCI special committee meeting. A representative of Evercore delivered Evercore’s oral opinion, confirmed by delivery of a written opinion dated July 17, 2018, to the NCI special committee and the NCI board to the effect that, as of such date and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its written opinion, the aggregate consideration to be paid by NCI in the merger with Ply Gem was fair, from a financial point of view to NCI. See “Opinion of NCI’s Financial Advisor” for more information.
After discussions, including as to the matters discussed below in the section entitled “NCI’s Reasons for the Merger; Recommendation of the NCI,” the NCI special committee, by unanimous vote of all of its members, resolved to recommend that the NCI board approve the merger agreement, the merger and the related transactions. After the NCI special committee concluded its meeting, the NCI board (other than the Sponsor-affiliated directors, who had been recused) met telephonically, together with members of NCI’s senior management and representatives of Evercore and Wachtell Lipton. Mr. Ball and a representative of Wachtell Lipton provided an update on developments since the NCI special committee’s previous meeting and informed the NCI board of the NCI special committee’s unanimous favorable recommendation of the proposed merger with Ply Gem and the reasons for the recommendation. The Wachtell Lipton representative provided directors with an updated summary of the draft merger agreement, draft new stockholders agreement and draft new registration rights agreement, and representatives of Evercore provided directors with an updated financial analysis presentation, which had been updated slightly since the July 13 NCI special committee meeting for more recent stock trading prices. A representative of Evercore delivered Evercore’s oral opinion, confirmed by delivery of a written opinion dated July 17, 2018, to the NCI special committee and the NCI board to the effect that, as of such date and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its written opinion, that the aggregate consideration to be paid by NCI in the merger with Ply Gem was fair, from a financial point of view to NCI. See “Opinion of NCI’s Financial Advisor” for more information. After further discussions, including as to the matters discussed below in the section entitled “NCI’s Reasons for the Merger; Recommendation of the NCI,” the NCI board, by unanimous vote of all of its members (other than the Sponsor-affiliated directors, who had been recused), and having received the recommendation of the NCI special committee, approved and declared advisable the merger agreement, the transactions contemplated by the merger agreement, including the merger, and the forms of new stockholders agreement and new registration rights agreement, and resolved to recommend that NCI stockholders vote to approve and adopt the merger agreement, the merger and the related transactions.

Following the conclusion of the NCI board meeting, the parties finalized the transaction documentation, executed the merger agreement, and issued a joint press release announcing the proposed merger.
Recommendation of the NCI board and Reasons of the NCI Special Committee and NCI board for the Merger
The NCI board formed the NCI special committee, consisting of five of NCI’s directors who are independent and not affiliated with Sponsor, to consider the proposed merger with Ply Gem. After careful consideration, the NCI special committee and the NCI board (other than the Sponsor-affiliated directors, who had been recused), with the assistance of their independent financial and legal advisors, each unanimously determined that the terms of the merger agreement, the new stockholders agreement and the registration rights agreement, and the transactions contemplated by the merger agreement, including the merger, the share issuance and charter amendment, are advisable, fair and in the best interests of NCI and its stockholders. Accordingly, based on its evaluation and having received the recommendation of the NCI special committee, the NCI board, by unanimous vote of the directors not affiliated with Sponsor, recommends that NCI stockholders vote “FOR” the adoption of the merger agreement proposal and “FOR” the related other proposals, including the share issuance proposal, the charter amendment proposal and the compensation proposal.
In reaching their determinations and recommendations, the NCI special committee and the NCI board consulted with NCI’s management and financial and legal advisors and considered a number of factors, including the following factors that weighed in favor of the merger:
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Transformational Combination Creating a Large-Scale Public Company with an Attractive Financial Growth Profile.   The NCI board considered that the proposed combination with Ply Gem offers a unique strategic opportunity to create a larger scale public company with a broader set of growth opportunities, improved profitability, and higher shareholder value creation potential, and therefore a more attractive equity and improved investment opportunity. The NCI board further noted that:

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The combination presents an opportunity for substantial equity returns as a result of strong growth, including expected growth in combined Adjusted EBITDA between 2018 and 2019 of greater than 20%, expected Adjusted EBITDA growth in the high-teens annual percentage rates over several years beyond 2019, and robust free cash flow generation due to growth, operating and financial leverage.

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The combined company would have the potential to trade at higher cash-earnings-per-share and other financial metric multiples and the potential to attract broader investor demand that could lead to share price appreciation, including because:

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The combined company would be a larger and more diversified building products company than NCI is currently.

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The combination is expected to be immediately accretive to NCI stockholders and to enhance key performance metrics including growth, revenue, EBITDA (earnings before interest, taxes, depreciation and amortization), margins and free cash flow conversion.

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The combined company is expected to have higher revenue- and EBITDA growth rates.

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The combined company would present a broader product portfolio as a basis for an expanded universe of adjacencies and a larger platform for more substantial organic and inorganic investments.

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The near-term general and administrative, procurement and manufacturing cost savings and long-term cross-selling opportunities of the combined company are expected to enhance profitability and growth.

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Attractive Run-Rate Synergies and Cost Reduction Programs.   The NCI board considered that the synergies and cost reduction benefits would be meaningful for the combined company. In this regard, the NCI board considered that:

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The combined company is targeting $150 million or more in run-rate cost savings and synergies annually within the three years following the closing of the merger, including approximately $40 to $50 million in merger-specific synergies.

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The cost reduction programs have been clearly identified to include process automation and labor savings, improved yield and product quality, waste elimination, six sigma implementation and North America consolidation and off-shoring.

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That additional cost savings and synergies not reflected in the estimates referred to above could potentially be achieved in Ply Gem’s operations through the application of efficiency-enhancing techniques that had been successful at NCI in recent years.

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Many cost savings actions and activities resulting from the Ply Gem-Atrium merger in April 2018 are already implemented or underway and yielding early benefits.

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Strengthened Product Offerings and Reduced Volatility.   The NCI board considered that the combination of NCI and Ply Gem would reduce the volatility of NCI’s business by diversifying its product offerings and tilting them away from upstream metals processing and towards value-added building products. In this regard, the NCI board considered that:

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The combined company will have a more diversified product portfolio across a broader range of exterior residential and non-residential offerings.

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Downstream building products companies trade at a premium to upstream metal processors.

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The combination would provide greater balance across end-markets, channels and inputs to reduce volatility.

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The combination balances NCI’s raw materials exposure thereby limiting the volatility of sales and earnings.

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The combination expands NCI’s exposure across the new construction and repair and remodel markets.

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Attractive Valuation of a Combination Partner with Strong Growth Prospects.   The NCI board considered that the combination presented an opportunity to combine with a company with comparatively strong growth prospects at an attractive value. In this regard, the NCI board considered that:

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Ply Gem has stronger projected growth in both revenue and profitability compared to NCI or to other building products companies.

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The combined company would benefit from the increased scale and synergies generated by the Ply Gem-Atrium merger as well as the combination between NCI and Ply Gem.

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Attractive Exchange Ratio and Fair Merger Consideration.   The NCI board considered factors related to the attractiveness of the exchange ratio and the fairness of the aggregate merger consideration, including:

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That based on the relative expected growth prospects of each of NCI and Ply Gem, the expected synergies from the combination, the synergies from the Ply Gem-Atrium merger, and the immediate accretiveness of the transaction to NCI stockholders, among other factors, the sharing ratio provided for in the merger agreement (and implied by the number of shares of NCI common stock constituting the aggregate merger consideration) of 53% to NCI current stockholders and 47% to Ply Gem’s current owners was attractive from NCI’s perspective and that the transaction would have been beneficial to NCI and its stockholders even at a lower sharing ratio.

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The opinion of Evercore, NCI’s financial advisor, to the effect that, as of July 17, 2018, and based on and subject to, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, the aggregate merger consideration to be paid pursuant to the merger agreement was fair, from a financial point of view, to NCI.

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Other Factors Considered by the NCI Board.   In addition to considering the strategic and financial factors described above, the NCI board considered the following additional factors that weighted in favor of the merger:

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Current and historical conditions in the residential and commercial construction products manufacturing sector.

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That the combined company expects to have maximum net leverage at the closing of 4.4x Adjusted EBITDA and is targeting a reduction in leverage to 2.0-3.0x Adjusted EBITDA within 24-36 months, guided by a prudent capital allocation policy that prioritizes debt pay-down.

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That the combined company is expected to benefit from significant excess cash flow generation and a flexible capital structure, with minimal leverage covenants and no significant maturities until 2025, leading to an attractive financial profile through market cycles.

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Terms of the Merger Agreement.   The NCI board considered the terms of the merger agreement, including (1) the strong commitments that the parties are making to complete the merger; and (2) that before the NCI stockholders approve the merger agreement proposal, the NCI board, under certain circumstances, is able to discuss and negotiate an unsolicited acquisition proposal, should one be made, and, under certain circumstances, is able to terminate the merger agreement to enter into an unsolicited superior acquisition proposal.

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Terms of the Stockholders Agreement. Limit on Investors’ Ability to Exercise Control.   The NCI board believes that the terms of the new stockholders agreement sufficiently constrain the ability of the Sponsor Investors or GGC Investors to exert control over NCI and the NCI board after the consummation of the transactions contemplated by the merger agreement and align the interests of Sponsor with NCI’s other stockholders. For more information regarding the stockholders agreement, see section entitled “The Stockholders Agreement.”

•
Subject to certain exceptions, the investors will be subject to the terms and restrictions in the new stockholders agreement until the “sunset date,” which is the earlier of  (i) a change of control event of NCI and (ii) the last day of the first six-month continuous period during which each investor group, respectively, holds less than 10% of voting power.

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Under the terms of the new stockholders agreement, until the Sponsor Investors’ beneficial ownership of NCI common stock falls below 7.5% or until the new stockholders agreement is otherwise validly terminated, the number of Sponsor Investors’ board representatives will always be lower than the number of independent directors.

•
The number of board representatives the Sponsor Investors may nominate to the NCI board decreases in proportion to its beneficial ownership of NCI common stock.

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Until the sunset date, subject to certain exceptions, the investors are subject to certain voting limitations and customary standstill restrictions. The investors are also subject to transfer restrictions that for 18 months following the closing, with respect to the shares that the Sponsor Fund X Investor will receive in the merger, and for the later of 90 days following the closing or January 31, 2019, with respect to the shares of NCI common stock that the Sponsor Fund VIII Investors own prior to the consummation of the merger or shares that the GGC Investors will receive in the merger, permit them to transfer shares of NCI common stock only to affiliates or in connection with a change of control approved by independent directors not designated by Sponsor and, thereafter, permit them to also transfer their shares in a public market trade, pursuant to a private sale to a transferee who is not a competitor of NCI and will not hold, following the transfer, more than 10% of the common shares outstanding.

In the course of their respective deliberations, the NCI special committee and the NCI board also considered a variety of risks and other potentially negative factors, including the following:

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That NCI would be required to pay to Ply Gem a termination fee of  $45 million in the event the NCI board were to terminate the merger agreement in order for NCI to enter into an unsolicited superior alternative acquisition proposal, should one be made, or if the merger agreement were to be terminated by NCI or Ply Gem under certain other circumstances.

•
The potential for diversion of management and employee attention and the potential effect of the combination on the businesses of both companies.

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The risk that anticipated cost savings and operational efficiencies between the two companies, or other anticipated benefits of the merger, might not be realized or might take longer to realize than expected.

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The potential challenges and difficulties in integrating the operations of NCI and Ply Gem.

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The restrictions on the conduct of NCI’s business during the period between the execution of the merger agreement and the completion of the transactions contemplated thereby as set forth in the merger agreement.

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The obligations of NCI under the new stockholders agreement, including the obligation to honor the Sponsor Investors’ and the GGC Investors’ preemptive rights and registration rights with regard to the NCI common stock.

•
Risks of the type and nature described under the sections entitled “Risk Factors” and “Cautionary Statements Regarding Forward-Looking Statements.”

In addition, the NCI board and the NCI special committee were aware of and considered the interests that NCI’s directors and executive officers may have with respect to the transaction that differ from, or are in addition to, their interests as stockholders of NCI generally, as described in the section entitled “Proposal 1: Adoption of the Merger Agreement — Interests of NCI’s Directors and Executive Officers in the Merger.”
This discussion of the information and factors considered by the NCI special committee and the NCI board includes the material positive and negative factors considered by the NCI board, but it is not intended to be exhaustive and may not include all the factors considered by the NCI special committee or the NCI board. Neither the NCI special committee nor the NCI board quantified or assigned any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger agreement and the transactions. Rather, the NCI special committee and the NCI board each viewed its position and recommendation as being based on the totality of the information presented to and factors considered by it. In addition, individual members of the NCI special committee and the NCI board may have given differing weights to different factors. All references to the NCI board in this section of the proxy entitled “Reasons of the NCI Special Committee and the NCI Board for the Merger” refer to the NCI board without the participation of the four directors affiliated with Sponsor.
Certain NCI and Ply Gem Unaudited Prospective Financial and Operating Information
Neither NCI nor Ply Gem, as a matter of course, makes public long-term forecasts or projections as to future performance, revenues, production, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the NCI special committee’s and the NCI board’s evaluation of the merger, NCI’s management prepared certain unaudited internal financial projections with respect to NCI that were provided to the NCI special committee and the NCI board in connection with their evaluation of the merger and to Evercore in connection with its preparation of its fairness opinion. In addition, NCI received from Ply Gem certain unaudited internal financial projections with respect to Ply Gem, which Ply Gem had prepared in connection with the obtaining of debt financing for its majority acquisition by the Sponsor Fund X Investor in the Spring of 2018. These Ply Gem projections, as provided by Ply Gem and as reviewed and adjusted by NCI’s management, were also provided to the NCI special committee and the NCI board in connection with their evaluation of the merger and to Evercore in connection with its preparation of its fairness opinion. The NCI and Ply Gem projections included below are referred to as the projections. The inclusion of the projections should not be regarded as an indication that any of NCI, Ply Gem, or their respective advisors or other representatives or any other recipient of the projections considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.
The projections were prepared solely for internal use and are subjective in many respects. While presented with numeric specificity, the unaudited prospective financial and operating projections reflect numerous estimates and assumptions that are inherently uncertain and may be beyond the control of NCI’s or Ply Gem’s management, including the matters described in “Cautionary Statements Regarding Forward-Looking Statements” and “Risk Factors.” The unaudited prospective financial and operating projections reflect both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. NCI and Ply Gem can give no assurance that the unaudited prospective financial and operating projections and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial and operating projections cover multiple years, such information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial projections to be inaccurate include, but are not limited to, risks and uncertainties relating to its business, industry performance, the regulatory environment, general business and economic conditions and other matters described under the section of this proxy statement titled “Risk Factors.” See also “Cautionary Statements Regarding Forward-Looking Statements” and “Where You Can Find More Information.”
The unaudited prospective financial and operating projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with U.S. GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither NCI’s nor Ply Gem’s independent registered public accounting firm, nor any other independent accountants, has compiled, examined or performed any procedures with respect to the unaudited prospective financial and operating projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm to NCI contained in its Annual Report on Form 10-K for the year ended October 29, 2017 and Current Report on Form 8-K, dated August 6, 2018, which are incorporated by reference into this proxy statement, relates to historical financial information of NCI, and such report does not extend to the projections included below and should not be read to do so.
Furthermore, the unaudited prospective financial and operating projections do not take into account any circumstances or events occurring after the date it was prepared. NCI and Ply Gem can give no assurance that, had the unaudited prospective financial and operating projections been prepared either as of the date of the merger agreement or as of the date of this proxy statement, similar estimates and assumptions would be used. Except as required by applicable securities laws, NCI and Ply Gem do not intend to, and disclaim any obligation to, make publicly available any update or other revision to the unaudited prospective financial and operating projections to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be in error, including with respect to the accounting treatment of the merger under U.S. GAAP, or to reflect changes in general economic or industry conditions. The unaudited prospective financial and operating projections do not take into account all of the possible financial and other effects on NCI or Ply Gem of the merger, the effect on NCI or Ply Gem of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial and operating information does not take into account the effect on NCI or Ply Gem of any possible failure of the merger to occur. None of NCI, Ply Gem, or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any NCI stockholder or other person regarding NCI’s or Ply Gem’s ultimate performance compared to the information contained in the unaudited prospective financial and operating projections or that the forecasted results will be achieved. The inclusion of the unaudited prospective financial and operating projections herein should not be deemed an admission or representation by NCI, Ply Gem, their respective advisors or any other person that it is viewed as material information of NCI or Ply Gem, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the unaudited prospective financial and operating projections included below is not being included to influence your decision whether to vote in favor of or against the merger or any other proposal to be considered at the special meetings, but is being provided solely because it was made available to the NCI board, Ply Gem and NCI’s financial advisor in connection with the merger.
In light of the foregoing, and considering that the special meeting will be held several months after the unaudited prospective financial and operating information was prepared, as well as the uncertainties inherent in any forecasted or projected information, NCI stockholders are cautioned not to place undue reliance on such information, and NCI urges you to review NCI’s most recent SEC filings for a description of NCI’s reported financial results and Ply Gem’s audited financial results included herein. See “Where You Can Find More Information.”
Two sets of projections for each of NCI and Ply Gem were provided to the NCI special committee, the NCI board and Evercore — an initial case and a later evaluated case. With respect to NCI, the initial case was prepared by NCI management in November, 2017 in connection with its regular long-range planning process. For Ply Gem the initial case was a “bank case” prepared by Ply Gem management and representing projections for the combination of Ply Gem and Atrium, which were provided to prospective providers of debt financing in connection with the majority acquisition of Ply Gem and Atrium by the Sponsor Fund X Investor in the first half of 2018.
For both NCI and Ply Gem, the evaluated case projections were prepared by NCI’s management after careful review of the initial case projections and discussion both internally and, with respect to the Ply Gem projections, review and discussion with Ply Gem’s management and representatives of the Sponsor Fund X Investor, and consideration of NCI’s performance and industry trends since the preparation of the NCI initial case projections. As a result of this review, NCI management believed that the evaluated case projections were more likely to be achieved than were the initial case projections. Below is a table summarizing these projections:
		Initial Case			Evaluated Case
		2018E	2019E	2020E	2018E	2019E	2020E
Ply Gem	Revenue	$2,651*	$2,841	$3,054	$2,649	$2,901	$3,148
	EBITDA	$355	$418	$485	$339	$410	$471
NCI	Revenue	$1,866	$1,959	$2,076	$1,950	$2,011	$2,108
	EBITDA	$199	$240	$290	$199	$231	$260
Prospective	Revenue	$4,517	$4,800	$5,130	$4,599	$4,911	$5,256
Operating	EBITDA (Pre-Synergies)	$554	$659	$774	$538	$640	$731
Projections	EBITDA (Post-Synergies)	$554	$694	$844	$538	$657	$766

(* $ in millions)
Opinion of NCI’s Financial Advisor
In connection with the merger, NCI retained Evercore to act as a financial advisor to the NCI board and the NCI special committee. The NCI board engaged Evercore based on Evercore’s qualifications, experience and reputation, as well as its familiarity with the businesses of NCI and Ply Gem. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes. As part of this engagement, NCI requested that Evercore evaluate the fairness of the aggregate merger consideration to be paid by NCI in the merger, from a financial point of view, to NCI. On July 17, 2018, at a meeting of the NCI board, Evercore rendered its oral opinion, subsequently confirmed by delivery of a written opinion that, based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, as of such date, the consideration to be paid by NCI in the merger, consisting of the right for holders of the Ply Gem LLC interests, to receive in the aggregate with respect to all such interests 58,709,067 fully paid and non-assessable shares of NCI common stock, was fair, from a financial point of view, to NCI.
The full text of the written opinion of Evercore, dated as of July 17, 2018, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex D to this proxy statement. The following summary of Evercore’s opinion is qualified in its entirety by reference to the full text of the opinion, which is incorporated herein by reference. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the NCI board (in its capacity as such) in connection with its evaluation of the aggregate merger consideration to be paid by NCI in the merger from a financial point of view and did not address any other aspects or implications of the merger. The opinion should not be construed as creating any fiduciary duty on Evercore’s part to any party, and such opinion is not intended to be, and does not constitute, a recommendation to the NCI board or to any other persons in respect of the merger, including as to how any holder of shares of NCI common stock should vote or act in respect of the merger. Evercore’s opinion did not address the relative merits of the merger as compared to other business or financial strategies that might be available to NCI, nor did it address the underlying business decision of NCI to engage in the merger.
Evercore’s opinion necessarily was based upon information made available to Evercore as of the date of its opinion and financial, economic, monetary, market, regulatory and other conditions and circumstances as they existed and could be evaluated on such date. Evercore undertook no obligation, and is under no obligation, to update, revise or reaffirm its opinion based on subsequent developments.
In connection with rendering its opinion and performing its related financial analysis, Evercore, among other things:
•
reviewed certain publicly available business and financial information relating to NCI and Ply Gem that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

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reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to each of NCI and Ply Gem prepared and furnished to Evercore by the management of NCI and Ply Gem, respectively;

•
reviewed certain non-public projected financial data relating to NCI and Ply Gem, as well as certain non-public projected operating data, in each case prepared and furnished to Evercore by management of NCI and Ply Gem, respectively, as well as projected financial and operating data relating to NCI and Ply Gem under alternative business assumptions, as prepared by management of NCI;

•
reviewed certain non-public projected financial statements and other non-public financial and operating data relating to NCI and Ply Gem, including cost savings and other operating synergies estimated to result from the merger (collectively, the “synergies”) and the amounts, as well as the timing and cost of realization, of such Synergies, in each case prepared and furnished to Evercore by management of NCI and Ply Gem, respectively;

•
discussed the past and current operations, financial projections and current financial condition of each of NCI and Ply Gem with the management of NCI and Ply Gem (including their views on the risks and uncertainties of achieving such projections);

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reviewed the reported prices and the historical trading activity of the NCI common stock and of the common stock of Ply Gem prior to it becoming a private company;

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compared the financial performance of NCI and Ply Gem and their stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

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compared the financial performance of NCI and Ply Gem and the valuation multiples relating to the merger with those of certain other transactions that Evercore deemed relevant;

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reviewed the potential pro forma financial impact of the merger on the future financial performance of the combined company, based on the projected financial data relating to each of NCI and Ply Gem referred to above, including the projected Synergies and other strategic benefits and the amount and timing of realization thereof, anticipated by management of NCI to be realized from the merger;
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reviewed a draft of the merger agreement dated July 17, 2018, which Evercore assumed was in substantially final form and would not differ in any material respect from the executed merger agreement; and

•
performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore has not assumed any liability therefor. With respect to the projected financial data relating to NCI and Ply Gem referred to above (including the synergies), Evercore assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of NCI and Ply Gem as to (i) the future financial performance of the companies under the assumptions reflected therein and (ii) the synergies, including the amount and timing of realization of such synergies.
Evercore expressed no view as to any projected financial data relating to NCI and Ply Gem or the synergies or the assumptions on which they were based. Evercore relied, at the NCI board’s direction, without independent verification, upon the assessments of the management of NCI and Ply Gem (both on an individual and combined basis).
For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on NCI, Ply Gem or the consummation of the merger or materially reduce the benefits to holders of NCI common stock.
Evercore did not make nor assume any responsibility for making any physical inspection, independent valuation or appraisal of the assets or liabilities of NCI or Ply Gem, nor was Evercore furnished with any such inspection, valuation or appraisal, nor did Evercore evaluate the solvency or fair value of NCI or Ply Gem under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to it as of the date of the opinion and financial, economic, market and other conditions as they existed and as could be evaluated on the date of the opinion. Subsequent developments may affect Evercore’s opinion and Evercore did not undertake any obligation to update, revise or reaffirm its opinion.
Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to NCI, from a financial point of view, of the aggregate merger consideration to be paid by NCI in the merger. Evercore did not express any view on, and its opinion did not address, the fairness of the merger to, or any consideration received in connection therewith by, the holders of any securities, creditors or other constituencies of NCI, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of NCI, or any class of such persons, whether relative to the aggregate merger consideration or otherwise.
Evercore assumed that any modification to the structure of the transaction would not vary in any respect material to its analysis. Evercore’s opinion did not address the relative merits of the merger as compared to other business or financial strategies that might be available to NCI, nor did it address the underlying business decision of NCI to engage in the merger. In arriving at its opinion, Evercore was not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the NCI common stock, any acquisition (whether involving the issuance of NCI common stock or the payment of other consideration) or any business combination or other extraordinary transaction involving NCI. Evercore’s opinion did not constitute a recommendation to the NCI board or to any other persons in respect of the merger, including as to how any holder of shares of NCI common stock should vote or act in respect of the merger. Evercore expressed no opinion as to the price at which shares of NCI common stock will trade at any time. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by NCI and its advisors with respect to legal, regulatory, accounting and tax matters.
Summary of Material Financial Analyses
Set forth below is a summary of the material financial and other analyses performed by Evercore and reviewed with the NCI board on July 17, 2018, in connection with rendering its opinion. All valuations of Ply Gem in this section represent the value of Ply Gem, including Atrium. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before July 11, 2018, and is not necessarily indicative of then-current market conditions.
In arriving at its opinion, Evercore did not draw, in isolation, conclusions from or with regard to any factor or analysis considered by it. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. Considering selected portions of the analyses and reviews in the summary set forth below, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Evercore’s opinion.
For purposes of its analyses and reviews, Evercore considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of NCI and Ply Gem. No company, business or transaction used in Evercore’s analyses and reviews as a comparison is identical to NCI or Ply Gem or the merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Evercore’s analyses and reviews. The estimates contained in Evercore’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty. Any references below to NCI’s or Ply Gem’s “implied equity value” should be interpreted to refer only to the equity value of such company’s common stock or equity interests, as applicable.
The following summary of financial analyses includes information presented in tabular format. These tables must be read together with the text of each summary in order to understand fully the financial analyses. The tables alone do not constitute a complete description of the financial analyses. Considering the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Evercore’s financial analyses.
Value of the Aggregate Merger Consideration
Evercore calculated the value of the aggregate merger consideration by multiplying the closing price of NCI common stock on July 11, 2018, by the proposed issuance of 58,709,067 shares of NCI common stock, for an equity purchase price of approximately $1,236 million.

Selected Peer Trading Analysis
In performing a selected peer trading analysis of NCI and Ply Gem, Evercore reviewed and compared certain financial, operating and market information relating to NCI and Ply Gem to corresponding information of the publicly traded companies listed in the tables below, which Evercore deemed most relevant to consider in relation to NCI and Ply Gem, respectively, based on its professional judgment and experience, because they are public companies with operations that for purposes of this analysis Evercore considered similar to the operations of one or more of the business lines of NCI and Ply Gem, respectively.
Evercore reviewed, among other things, total enterprise value (“TEV”) of the selected companies as a multiple of estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the next twelve months (“NTM”) and for 2019. Enterprise values were calculated for the purpose of this analysis as equity value (based on the per share closing price of each selected company on July 11, 2018, multiplied by the fully diluted number of such company’s outstanding equity securities on such date), plus net debt. The financial data of Ply Gem and NCI were based on both the evaluated case and initial case projections provided to Evercore by NCI management. See “Certain NCI and Ply Gem Unaudited Prospective Financial and Operating Information.”
The EBITDA multiples for each of Ply Gem’s selected peer companies are set forth in the table below:
Sector	Selected Public Company	TEV/ NTM EBITDA	TEV/ 2019E EBITDA
Windows, Doors & Siding Company	James Hardie Industries plc	13.2x	11.9x
Windows, Doors & Siding Company	PGT Innovations, Inc.	11.9x	11.4x
Windows, Doors & Siding Company	Masonite International Corporation	8.9x	8.4x
Windows, Doors & Siding Company	Quanex Building Products Corporation	7.8x	7.7x
Windows, Doors & Siding Company	JELD-WEN Holding, Inc.	7.7x	7.2x
Other Building Product Companies	Other Companies (Aggregated)(1)	9.2x	8.8x

(1)
Other Building Product Companies include American Woodmark Corporation (AMWD), Apogee Enterprises, Inc. (APOG), Armstrong Flooring, Inc. (AFI), Armstrong World Industries, Inc. (AWI), Boral Limited (BLD), Caesarstone Ltd. (CSTE), Continental Building Products, Inc. (CBPX), Gibraltar Industries, Inc. (ROCK), Interface, Inc. (TILE), Kingspan Group plc (KRX) (pro forma Synthesia acquisition), Mohawk Industries, Inc. (MHK), Owens Corning (OC), Simpson Manufacturing Co., Inc. (SSD), Trex Company, Inc. (TREX) and USG Corporation (USG).

The EBITDA multiples for each of NCI’s selected peer companies are set forth in the table below:
Sector	Selected Public Company	TEV/ NTM EBITDA	TEV/ 2019E EBITDA
Select Building Product Company	Kingspan Group plc	16.1x	15.4x
Select Building Product Company	Simpson Manufacturing Co., Inc.	12.2x	11.3x
Select Building Product Company	Armstrong World Industries, Inc.	11.5x	11.1x
Select Building Product Company	USG Corporation	10.4x	9.8x
Select Building Product Company	Gibraltar Industries, Inc.	9.3x	8.8x
Select Building Product Company	Apogee Enterprises, Inc.	8.3x	7.7x
Select Building Product Company	Owens Corning	7.2x	6.9x
Metal Fabrication Company	Steel Dynamics, Inc.	6.4x	6.7x
Metal Fabrication Company	Nucor Corporation	6.4x	6.7x
Metal Fabrication Company	BlueScope Steel Limited	6.1x	6.1x

Evercore reviewed the evaluated case projections and applied a reference range of TEV/EBITDA multiples of 9.0x to 10.0x and 8.0x to 9.0x to Ply Gem and NCI, respectively, in each case derived by Evercore based on its review of the respective peer companies selected and its experience and professional judgment, to the estimated EBITDA for each of Ply Gem and NCI for the NTM period. Additionally, Evercore applied a reference range of TEV/EBITDA multiples of 8.5x to 9.5x and 7.5x to 8.5x to Ply Gem and NCI, respectively, in each case derived by Evercore based on its review of the respective peer companies selected and its experience and professional judgment, to the estimated EBITDA for each of Ply Gem and NCI for 2019. In the case of Ply Gem, estimated EBITDA was based on the evaluated case projections that NCI management developed for Ply Gem through its due diligence of Ply Gem’s business. Estimated EBITDA for Ply Gem also included run-rate synergies expected to be generated from Ply Gem’s acquisition of Atrium Windows & Doors, Inc. because in Evercore’s judgment, the illustrative value of Ply Gem should include the impact of these synergies. In the case of NCI, estimated EBITDA was based on the evaluated case projections provided by the management of NCI. This analysis indicated an implied equity value range for Ply Gem of  $939 million to $1,328 million based on EBITDA for the NTM period and $997 million to $1,416 million based on EBITDA for 2019, as compared to the value of the aggregate merger consideration in the merger of  $1,236 million.
Additionally, Evercore’s analysis indicated an implied equity value range for NCI of  $1,308 million to $1,523 million based on EBITDA for the NTM period and $1,317 million to $1,547 million based on EBITDA for 2019. Evercore noted that the equity market capitalization of NCI as of July 11, 2018 was $1,428 million.
While Evercore’s analysis primarily focused on the evaluated case projections, Evercore also supplemented its analysis using the initial case projections as a point of comparison. This analysis indicated an implied equity value range for Ply Gem of  $1,070 million to $1,474 million based on EBITDA for the NTM period and $1,074 million to $1,503 million based on EBITDA for 2019, as compared to the value of the aggregate merger consideration in the merger of  $1,236 million. Furthermore, using the initial case projections indicated an implied equity value range for NCI of  $1,346 million to $1,566 million based on EBITDA for the NTM period and $1,389 million to $1,630 million based on EBITDA for 2019.
Selected Precedent Transaction Analysis
Evercore performed an analysis of selected precedent transactions to compare multiples paid in other transactions to the multiples implied in the merger. Evercore analyzed nine merger and acquisition transactions that were announced between 2010 and 2018 involving acquisitions of companies in the exterior building products sector.
While none of the companies that participated in the selected precedent transactions is directly comparable to Ply Gem and none of the transactions in the selected precedent transactions analysis is directly comparable to the merger, Evercore selected these transactions because each of the target companies was involved in the exterior building products sector and had operating characteristics and products that for purposes of analysis may be considered similar to certain of Ply Gem’s operating characteristics and products.
For each of the selected transactions, Evercore reviewed transaction values and calculated the TEV implied for each target company based on the consideration paid in the selected transaction, as a multiple of the target company’s EBITDA (in each case, primarily calculated for the last full financial year prior to the date of announcement of such transaction).

The selected precedent transactions and the TEV/LTM EBITDA multiples related thereto are set forth in the table below:
Date Announced	Acquiror	Target	TEV/ LTM EBITDA
January 2018	The Sponsor Fund X Investor	Ply Gem Holdings, Inc.	9.8x
January 2018	The Sponsor Fund X Investor	Atrium Windows & Doors, Inc.	8.1x
November 2016	Boral Limited	Headwaters Incorporated	11.8x
August 2016	Headwaters Incorporated	Krestmark Industries LP	11.6x
November 2015	PGT, Inc.	WinDoor, Inc.	11.8x
August 2014	Ply Gem Industries, Inc.	Fortune Brands Windows, Inc.	10.0x
July 2014	PGT, Inc.	CGI Windows & Doors Holdings, Inc.	11.9x
August 2013	Ares Management LLC/Ontario Teachers’ Pension Plan	CPG International Inc.	11.0x
September 2010	Hellman & Friedman LLC	Associated Materials LLC	11.4x
Evercore then applied a reference range of estimated TEV/LTM EBITDA multiples of 9.5x to 11.5x, derived by Evercore based on its review of the selected precedent transactions and its experience and professional judgment, to the LTM EBITDA of Ply Gem, including run-rate synergies expected to be generated from Ply Gem’s acquisition of Atrium Windows & Doors, Inc. This analysis indicated an implied equity value range for Ply Gem of  $734 million to $1,429 million, as compared to the value of the aggregate merger consideration in the merger of  $1,236 million.
Discounted Cash Flow Analysis
Ply Gem
Evercore performed a discounted cash flow analysis of Ply Gem to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Ply Gem was projected to generate from January 1, 2019 through calendar year 2022, based on the evaluated case projections of Ply Gem that NCI management developed for Ply Gem through its due diligence of Ply Gem’s business.
Evercore also calculated a terminal value for Ply Gem by applying both a range of TEV/NTM EBITDA multiples of 7.5x to 8.5x to projected EBITDA for the year after the terminal year, and a range of perpetuity growth rates of 2.0% to 3.0% to the unlevered, after-tax free cash flows in the terminal year. The ranges of terminal TEV/NTM EBITDA multiples and perpetuity growth rates were based on the professional judgment of Evercore given the nature of Ply Gem, its business, and growth rates in the residential building products sector. The cash flows and terminal values for Ply Gem were then discounted to December 31, 2018 using a discount rate of 10.0% to 11.0%, based on an estimate of Ply Gem’s weighted average cost of capital, to derive a range of implied TEVs for Ply Gem as of December 31, 2018. The discount rates were based on Evercore’s analysis of the capital structures and costs of equity and debt of publicly traded companies that may be considered similar to Ply Gem. Ranges of implied equity values for Ply Gem were then calculated by reducing the respective ranges of implied TEVs by the amount of Ply Gem’s projected net debt (calculated as debt and debt-like items less cash and cash equivalents) as of December 31, 2018. These implied equity values for Ply Gem were then discounted to present value using a discount rate of 12.0%, based on an estimate of Ply Gem’s cost of equity. Evercore’s analysis indicated an implied equity value reference range for Ply Gem on a standalone basis of approximately $1,357 million to $1,861 million in the terminal multiple case and $1,284 million to $2,185 million in the perpetuity growth rate case, as compared to the value of the aggregate merger consideration in the merger of  $1,236 million.
While Evercore’s analysis primarily focused on the evaluated case projections, Evercore also supplemented its analysis using the initial case projections as a point of comparison. This analysis indicated an implied equity value reference range for Ply Gem on a standalone basis of approximately $1,472 million to $1,991 million in the terminal multiple case and $1,366 million to $2,286 million in the perpetuity growth rate case, as compared to the value of the aggregate merger consideration in the merger of  $1,236 million.

NCI
Evercore performed a discounted cash flow analysis of NCI to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that NCI was projected to generate from January 1, 2019 through calendar year 2022, based on the evaluated case projections of NCI that were provided by NCI management.
Evercore also calculated a terminal value for NCI by applying both a range of TEV/NTM EBITDA multiples of 7.0x to 8.0x to projected EBITDA for the year after the terminal year, and a range of perpetuity growth rates of 1.5% to 2.5% to the unlevered, after-tax free cash flows in the terminal year. The ranges of terminal TEV/NTM EBITDA multiples and perpetuity growth rates were based on the professional judgment of Evercore given the nature of NCI, its business, and growth rates in the non-residential building products sector. The cash flows and the terminal values for NCI were then discounted to December 31, 2018 using a discount rate of 10.0% to 11.0%, based on an estimate of NCI’s weighted average cost of capital, to derive a range of implied TEVs for NCI as of December 31, 2018. Ranges of implied equity values for NCI were then calculated by reducing the range of implied TEVs by the amount of NCI’s projected net debt (calculated as debt and debt-like items less cash and cash equivalents) as of December 31, 2018 as provided by NCI management. These implied equity values for NCI were then discounted to present value using a discount rate of 12.0%, based on an estimate of NCI’s cost of equity. Evercore’s analysis indicated an implied equity value reference range for NCI on a standalone basis of approximately $1,703 million to $1,983 million in the terminal multiple case and $1,646 million to $2,088 million in the perpetuity growth rate case.
While Evercore’s analysis primarily focused on the evaluated case projections, Evercore also supplemented its analysis using the initial case projections as a point of comparison. This analysis indicated an implied equity value reference range for NCI on a standalone basis of approximately $1,738 million to $2,020 million in the terminal multiple case and $1,690 million to $2,137 million in the perpetuity growth rate case.
Present Value of Future Stock Price Analysis
Ply Gem
Evercore performed an illustrative analysis of the present value of the future equity value of Ply Gem, which is designed to provide an indication of the present value of a theoretical future value of a company as a function of such company’s estimated future EBITDA and its assumed TEV/NTM EBITDA multiple. Evercore used the evaluated case projections for Ply Gem through calendar year 2020 that NCI management developed for Ply Gem through its due diligence of Ply Gem’s business. Evercore first multiplied the EBITDA estimate by a range of TEV/NTM EBITDA multiples of 8.0x to 10.0x to calculate the implied future TEVs. Evercore then calculated the implied future equity values for Ply Gem as of December 31 of each year through calendar year 2020 by reducing the implied future enterprise values by the amount of Ply Gem’s projected future net debt as of each such date. Evercore then discounted the projected equity value as of a particular future date to the present using a discount rate of 11.5% to 12.5%. The discount rate was based on Evercore’s analysis of the cost of equity for Ply Gem. This analysis resulted in an implied future equity value reference range for Ply Gem of approximately $1,317 million to $2,486 million and an implied present value of equity reference range of approximately $1,242 million to $1,893 million, as compared to the value of the aggregate merger consideration in the merger of $1,236 million.
While Evercore’s analysis primarily focused on the evaluated case projections, Evercore also supplemented its analysis using the initial case projections as a point of comparison. This analysis indicated an implied present value of equity reference range of Ply Gem of approximately $1,550 million to $1,989 million, as compared to the value of the aggregate merger consideration in the merger of $1,236 million.

NCI
Evercore performed an illustrative analysis of the present value of the future equity value of NCI, which is designed to provide an indication of the present value of a theoretical future value of a company as a function of such company’s estimated future EBITDA and its assumed TEV/NTM EBITDA multiple. Evercore used the evaluated case projections for NCI derived from assumptions provided by NCI management through calendar year 2020. Evercore first multiplied the EBITDA estimate by a range of TEV/NTM EBITDA multiples of 7.5x to 9.0x to calculate the implied future TEVs. Evercore then calculated the implied future equity values for NCI as of December 31 of each year through calendar year 2020 by reducing the implied future enterprise values by the amount of NCI’s projected future net debt as of each such date. Evercore then discounted the projected equity value as of a particular future date to the present using a discount rate of 11.5% to 12.5%. The discount rate was based on Evercore’s analysis of the cost of equity for NCI. This analysis resulted in an implied future equity value reference range for NCI of approximately $1,619 million to $2,543 million and an implied present value of equity reference range of approximately $1,526 million to $1,937 million.
While Evercore’s analysis primarily focused on the evaluated case projections, Evercore also conducted its analysis using the initial case projections as a point of comparison. This analysis indicated an implied present value of equity reference range of NCI of approximately $1,757 million to $2,036 million.
Combination Analyses
Relative Contribution Analysis
Evercore analyzed the respective contributions of NCI, Ply Gem and the run-rate synergies expected to be realized to the combined company’s EBITDA and EBITDA less Capital Expenditures for the years 2018, 2019 and 2020, based on the evaluated case projections provided by the management of NCI.
	NCI Contribution	Ply Gem Contribution	Run-Rate Synergies
EBITDA
2018E	33%	60%	7%
2019E	33%	60%	6%
2020E	34%	61%	6%
EBITDA – CapEx
2018E	30%	61%	9%
2019E	30%	62%	8%
2020E	31%	63%	7%
Relative Enterprise Value
At Transaction	33%	67%	N/A
This analysis also indicated the relative contributions of NCI, Ply Gem and the run rate synergies expected to be realized to the combined company financial metrics described above, as compared to the relative contributions of NCI and Ply Gem to the implied enterprise value of the combined company following the merger based on the fact that holders of existing NCI common stock and holders of existing Ply Gem equity interests who will receive newly issued NCI common stock as a result of the aggregate merger consideration will hold 53% and 47%, respectively, of the pro forma combined company.
Implied Ownership Analysis
Based on each of the valuation methodologies described above, the expected 53% and 47% ownership split between current holders of NCI common stock and holders of Ply Gem equity interests, respectively, in the pro forma combined company falls within each methodology’s resulting range of implied equity value contributions.

Based on the evaluated case projections, Evercore’s selected peer trading analysis resulted in an implied reference range for NCI’s equity value contribution of 49.6% to 61.9% for the NTM period and 48.2% to 60.8% for 2019. Evercore’s discounted cash flow analysis indicated an implied equity value reference range of 47.8% to 59.4% in the terminal multiple case and 43.0% to 61.9% in the perpetuity growth rate case. Evercore’s hypothetical present value of future stock price analysis for 2020 resulted in an implied future equity value reference range of 46.9% to 56.9%. NCI’s expected ownership of 53% in the pro forma combined company falls within each of these reference ranges.
Based on the initial case projections, Evercore’s selected peer trading analysis resulted in an implied reference range for NCI’s equity value contribution of 47.7% to 59.4% for the NTM period and 48.0% to 60.3% for 2019. Evercore’s discounted cash flow analysis indicated an implied equity value reference range of 46.6% to 57.8% in the terminal multiple case and 42.5% to 61.0% in the perpetuity growth rate case. Evercore’s hypothetical present value of future stock price analysis for 2020 resulted in an implied future equity value reference range of 46.9% to 56.8%. NCI’s expected ownership of 53% in the pro forma combined company falls within each of these reference ranges.
Pro Forma Combined Valuation Based on DCF
Evercore analyzed the potential pro forma financial effect of the merger, based on a discounted cash flow analysis run with the evaluated case projections and estimated cost synergies expected to be realized from the transaction provided by the management of NCI, to calculate the estimated value of the pro forma combined company’s unlevered, after-tax free cash flows that it is projected to generate from January 1, 2019 through calendar year 2022.
Evercore also calculated a terminal value for the pro forma combined company by applying both a range of TEV/NTM EBITDA multiples of 7.5x to 8.5x to projected EBITDA for the year after the terminal year, and a range of perpetuity growth rates of 2.0% to 3.0% to the unlevered, after-tax free cash flows in the terminal year. The ranges of terminal TEV/NTM EBITDA multiples and perpetuity growth rates were based on the professional judgment of Evercore. The cash flows and the terminal values were then discounted to December 31, 2018 using a discount rate of 10.0% to 11.0%, based on an estimate of the pro forma combined company’s weighted average cost of capital, to derive a range of implied TEVs for the combined company as of December 31, 2018. Ranges of implied equity values for the combined company were then calculated by reducing the range of implied TEVs by the amount of the combined company’s projected net debt (calculated as debt and debt-like items less cash and cash equivalents) as of December 31, 2018. These implied equity values for the combined company were then discounted to present value using a discount rate of 12.0%, based on an estimate of the combined company’s cost of equity. Evercore’s analysis indicated an implied equity value reference range for the pro forma combined company of approximately $3,483 million to $4,308 million in the terminal multiple case and $3,530 million to $5,062 million in the perpetuity growth rate case.
Under the terminal multiple case as calculated on a per share basis, Evercore’s analysis indicated a per share value reference range of standalone NCI of  $25.10 to $29.23, and a per share value reference range of the pro forma combined company of  $27.52 to $34.04 (representing a 13.3% implied premium calculated using each range’s midpoint). Under the perpetuity growth case calculated on a per share basis, Evercore’s analysis indicated a per share value reference range of standalone NCI of  $24.26 to $30.77, and a per share value reference range of the pro forma combined company of  $27.90 to $40.01 (representing a 22.3% implied premium calculated using each range’s midpoint).
Miscellaneous
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. In connection with the review of the merger by the NCI board, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of NCI common stock or Ply Gem equity interests. No company used in the above analyses as a comparison is directly comparable to NCI or Ply Gem, and no transaction used is directly comparable to the merger. Further, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of NCI, Ply Gem and their respective advisors.
Evercore prepared these analyses for the purpose of providing an opinion to the NCI board as to the fairness of the aggregate merger consideration to be paid by NCI in the merger, from a financial point of view, to NCI. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.
With respect to the merger, Evercore did not recommend any specific amount of consideration to the NCI board or the NCI management or that any specific amount of consideration constituted the only appropriate consideration in the merger.
Pursuant to the terms of Evercore’s engagement letter with NCI, a fee of  $3.0 million was payable to Evercore upon the delivery of Evercore’s fairness opinion to the NCI board. If the merger is consummated, Evercore will be entitled to receive an amount equal to $12.0 million less the $3.0 million already received upon delivery of the fairness opinion. An additional discretionary fee may be paid to Evercore by NCI, the amount of which, if any, will not exceed $3.0 million and will be determined by the NCI board in its sole and absolute discretion and may or may not be contingent upon consummation of the merger. The NCI board has full discretion regarding the amount of such fee (if any) and the circumstances under which such a fee might be paid. In the event the NCI board determines to pay an additional discretionary fee to Evercore, the NCI board may consider any factors it deems relevant in determining the amount of such fee. At this time, the NCI board has not made any determinations regarding the payment of a discretionary fee or the criteria that it may use to assess whether a discretionary fee should be paid. In addition, NCI has agreed to reimburse Evercore for its expenses and to indemnify Evercore for certain liabilities arising out of its engagement.
“During the two-year period prior to the delivery of its opinion, Evercore and its affiliates provided investment banking services to a portfolio company of an investment fund sponsored by Sponsor in connection with a matter unrelated to NCI, for which Evercore and its affiliates received compensation of less than $1 million.” During the two-year period prior to the delivery of its opinion, no material relationship existed between Evercore and its affiliates and Ply Gem pursuant to which compensation was received by Evercore or its affiliates as a result of such a relationship. During the two-year period prior to the delivery of its opinion, Evercore and its affiliates did provide investment banking services to Clayton, Dubilier & Rice, LLC, or one or more of its affiliated investment funds, in connection with unrelated transactions for which Evercore and its affiliates have received compensation. Evercore may provide financial or other services to NCI or its affiliates in the future and in connection with any such services Evercore may receive compensation.
In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of NCI, Ply Gem and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

The issuance of the fairness opinion was approved by an Opinion Committee of Evercore.
Interests of NCI Directors and Executive Officers in the Merger
In considering the approval of the NCI special committee and the recommendation of the NCI board with respect to the merger, NCI stockholders should be aware that the directors and executive officers of NCI have certain interests, including financial interests, in the merger that may be different from, or in addition to, the interests of NCI stockholders generally. The NCI special committee and the NCI board were aware of these interests and considered them, among other matters, in approving the merger agreement, and in making its recommendation that NCI stockholders adopt the merger agreement. Four NCI directors, James G. Berges, Nathan K. Sleeper, Jonathan L. Zrebiec, and William R. VanArsdale, are all employed by or otherwise affiliated with Sponsor. The foregoing affiliations with Sponsor were known by or disclosed to the remaining directors on the NCI board. Accordingly, these four NCI directors recused themselves from participating in NCI board’s review and consideration of the merger and did not vote with respect to the merger.
Assumptions
For purposes of this disclosure, “officers” refers to: (1) Donald R. Riley, President and Chief Executive Officer, (2) Todd R. Moore, Executive Vice President, Chief Legal, Risk & Compliance Officer, (3) John L. Kuzdal, President of Group Manufacturing Segment, (4) Katy K. Theroux, Executive Vice President, Corporate Marketing and Chief Human Resources Officer, (5) Robert D. Ronchetto, Vice President, Chief Procurement Officer and (6) Bradley S. Little, Interim Chief Financial Officer and Treasurer. In addition, for purposes of this disclosure, Messrs. Riley, Moore, Little and Kuzdal and Ms. Theroux are referred to as the “named executive officers”. As discussed below, Norman C. Chambers, NCI’s former Chief Executive Officer, retired on December 31, 2017 and Mark E. Johnson, NCI’s former Executive Vice President, Chief Financial Officer and Treasurer retired on June 29, 2018.
The potential payments quantified in the narrative and tables below are, unless otherwise noted, based on the following assumptions: (1) the effective time of the merger occurs on October 2, 2018, which is the assumed date of the effective time solely for purposes of this compensation-related disclosure, (2) each officer is terminated without cause or resigns with good reason, in either case, immediately following the assumed effective time of the merger, (3) any performance metrics applicable to performance share units or annual bonuses are satisfied at target levels, (4) the relevant price per share of NCI common stock is $16.81, the average closing price per share over the first five business days following the announcement of the merger agreement and (5) each officer’s base salary and target bonus opportunity as in effect on October 2, 2018 remains unchanged. The amounts set forth in the narrative and tables below are estimates of amounts that may be payable to the officers based on the arrangements as in effect as of October 2, 2018 and multiple assumptions that may or may not actually occur, including the assumptions described above. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by an officer may differ materially from the amounts set forth in the narrative and tables below.
Treatment of NCI Equity Awards
Upon the effective time of the merger, certain NCI restricted stock awards, options, restricted stock units (“RSU awards”) and performance restricted stock units (“PSU awards”) will become vested. Following the effective time of the merger, all other outstanding NCI equity awards will remain outstanding, without adjustment, and continue to be subject to the terms and conditions (including any vesting terms that provide for acceleration upon a change in control or a qualifying termination of employment thereafter) applicable to such awards immediately prior to the effective time of the merger. A summary of the change in control provisions applicable to the unvested options, RSU awards, restricted stock awards, and PSU awards held by the officers is set forth in the next paragraph. The merger will constitute a “change in control” for purposes of NCI’s equity awards and the employment agreements described below.
Upon the effective time of the merger, RSU awards and PSU awards held by officers that were granted prior to May 31, 2016 and certain restricted stock awards held by Mr. Riley and Ms. Theroux will vest in full, with any applicable performance metrics deemed satisfied at maximum. RSU awards held by officers that were granted on or following May 31, 2016 will vest upon the officer’s termination without cause or resignation with good reason that occurs during the two years following the effective time of the merger (a “qualifying termination”). PSU awards held by officers that were granted on or following May 31, 2016 will convert into service-vesting RSU awards upon the effective time of the merger, and will continue to vest based on continued service through the end of the applicable performance period or upon an earlier qualifying termination. With respect to PSU awards, the number of shares of NCI common stock subject to the service-vesting RSU awards will be determined as follows: (1) if the applicable performance goal is based on free cash flow or earnings per share and the effective time of the merger occurs prior to the second anniversary of the grant date, the number of shares of NCI common stock subject to the service-vesting RSU award will equal the target number of shares, (2) if the performance goal is based on free cash flow or earnings per share and the effective time of the merger occurs on or following the second anniversary of the grant date, the number of shares of NCI common stock subject to the service-vesting RSU award will be equal to the number of shares that would have vested based on actual performance through the date of the effective time of the merger, prorated based on the number of quarters of the performance period completed prior to the date of the effective time of the merger and (3) if the performance goal is based on total shareholder return, the number of shares of NCI common stock subject to the service-vesting RSU award will be equal to the number of shares of NCI common stock that would have been earned at the completion of the performance period if the total shareholder return (or similar goal) at the completion of the performance period equaled (a) the actual total shareholder return (or similar goal) achieved during the performance period as of the date of the effective time of the merger divided by (b) the portion of the performance period (expressed as a fraction) that has elapsed as of the date of the effective time of the merger. RSU awards, restricted stock awards and option awards held by non-employee directors will vest in full upon the effective time of the merger.
For an estimate of the value of the payments and benefits described above that would become payable to each of the named executive officers in respect of their unvested RSU awards, restricted stock awards, and PSU awards, see “— Quantification of Payments and Benefits to NCI’s Named Executive Officers” below. The estimated value of the payments that will be made to the officer other than the named executive officers in respect of his unvested RSU awards and PSU awards is $1,199,109. The estimated value of the aggregate payments that may be made to the non-employee directors as a group in respect of their unvested NCI equity awards is: $1,125,547 in respect of their unvested NCI RSU awards and $110,828 in respect of their unvested NCI restricted stock awards. The estimated value of the outstanding, unvested restricted stock and RSU awards held by non-employee directors includes such awards that have been assigned to Sponsor by the applicable Sponsor directors, who are partners of Sponsor. Please see footnote four under “Beneficial Ownership of NCI’s Directors, Executive Officers, and Persons Owning More than 5% of the Outstanding Shares of NCI’s Common Stock” for more information regarding such assigned awards. The non-employee directors also hold 2,637 unvested NCI options in the aggregate, all of which have a per share exercise price of  $17.07 and are out-of-the-money based on the assumed stock price of  $16.81. All of the options held by officers are vested and none of the non-employee directors hold any PSU awards.
Employment Agreements
NCI entered into an employment agreement with each officer at or around the time the officer was hired or promoted into an executive-level role that provides for severance benefits that are payable upon a qualifying termination. The severance benefits are conditioned upon each officer’s execution and non-revocation of a release of claims. For each officer, upon a qualifying termination, the employment agreements provide for the payment of a lump sum cash payment on the first payroll date following the release effective date, in an amount equal to: (1) for Mr. Riley, the sum of two times his annual base salary plus three times his target annual bonus, (2) for Messrs. Moore, Kuzdal and Ronchetto, and Ms. Theroux, two times the sum of the officer’s annual base salary and target annual bonus, and (3) for Mr. Little, two times his annual base salary. In addition, upon a qualifying termination, each officer is entitled to (a) a prorated bonus for the fiscal year of termination based on actual performance, paid at the time such bonuses are paid to actively employed executive officers and (b) continued participation in medical and dental benefits at active employee rates for the officer and his or her dependents for up to 18 months (except for Mr. Riley, this benefit will be paid in the form of a lump sum cash payment equal to the cost of 18 months of COBRA premiums for Mr. Riley and his dependents). In addition, pursuant to the terms of the employment agreements, if an officer is terminated on or following July 17, 2018 and prior to the effective time of the merger, subject to the occurrence of the effective time of the merger, the officer will be entitled to the payments and benefits described in this paragraph.
Each officer is subject to certain obligations under his or her employment agreement. Those obligations include a perpetual confidentiality covenant and 12-month (24-month for Mr. Riley) post-termination non-compete, non-solicitation, non-disparagement, and non-interference covenants.
For an estimate of the value of the payments and benefits described above that may become payable to each named executive officer in respect of his or her employment agreement, see “— Quantification of Payments and Benefits to NCI’s Named Executive Officers” below. The estimated value of the aggregate payments that may become payable to the officer other than the named executive officers in respect of his employment agreement is $1,173,496.
Executive Officer Transition
Norman C. Chambers, NCI’s former Chief Executive Officer and Executive Chairman, retired on December 31, 2017. Pursuant to the terms of Mr. Chambers’ employment agreement, his PSU awards remain outstanding following his retirement and will be treated as described above under “— Treatment of NCI Equity Awards” in connection with the merger. The estimated value of his outstanding, unvested PSU awards is $4,496,609.
Mark E. Johnson, NCI’s former Executive Vice President, Chief Financial Officer and Treasurer retired on June 29, 2018. Following his retirement, Mr. Johnson is not entitled to any compensation or benefits in connection with the merger. On June 29, 2018, Mr. Little was appointed Interim Chief Financial Officer and Treasurer.
Retention Bonuses
NCI granted retention bonuses to Messrs. Little and Ronchetto in connection with the merger and, in the case of Mr. Little, in connection with his promotion to Interim Chief Financial Officer and Treasurer. 33.3% of each retention bonus will vest upon the effective time of the merger and 66.7% of each retention bonus will vest on the date that is the latest of  (1) the 181st day following the effective time of the merger and (2) March 31, 2019. Any vested portion of the retention bonus will be paid within 15 days following the applicable vesting date. Upon a qualifying termination or termination due to death or disability prior to any applicable vesting date, any unvested portion of the retention bonus will be paid within 15 days following the applicable date of termination. The aggregate amount of the retention bonuses payable to Messrs. Little and Ronchetto is $366,500.
Subject to the approval of Ply Gem, NCI may grant additional retention bonuses or merger bonuses to its employees, including the officers, prior to the effective time of the merger. As of the date of this filing, no officer (other than Messrs. Little and Ronchetto) is entitled to any such retention or merger bonuses, and the recipients, amounts and terms of any such additional retention and merger bonuses have not yet been determined.
Pension/Nonqualified Deferred Compensation
Upon the effective time of the merger, deferred compensation account balances for Messrs. Riley, Kuzdal and Little will become vested (to the extent not already vested) and payable in a cash lump sum, in each case in accordance with the terms of the deferred compensation plan. For an estimate of the value of these payments and benefits, see “— Quantification of Potential Payments to NCI Executive Officers in Connection with the Merger” below.
Transaction Equity Award Grants
NCI and Ply Gem have agreed to grant equity awards to selected employees of the combined company at or shortly following the effective time of the merger, which may include grants to the officers and Mr. Metcalf. As of the date of this filing, no officer is entitled to any such equity award and the recipients, amounts and terms of such equity awards have not yet been determined.

Indemnification; Directors’ and Officers’ Insurance
NCI is party to indemnification agreements with each of its directors and executive officers (including the officers) that require NCI, among other things, to indemnify the directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or officers. In the new stockholders agreement, NCI has agreed that as long as the Sponsor Investors have representation rights on the NCI board, directors appointed by the Sponsor Investors shall be entitled to the same rights, privileges and compensation as the other members of the NCI board in their capacity as such, including with respect to insurance coverage and reimbursement for NCI board participation and related expenses.
In addition, the merger agreement provides that, after the effective time, the surviving corporation will indemnify, defend, and hold harmless for six years after the effective time, each present and former director, officer, or employee of Ply Gem or any of its subsidiaries against any costs or expenses (including reasonable attorneys’ fees and expenses and disbursements), judgments, fines, losses, claims, damages, or liabilities incurred in connection with any actions, suits, claims, hearings, inquiries, examinations, investigations, or other proceedings, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such person is or was a director, officer, or employee of Ply Gem or any of its subsidiaries, whether asserted or claimed prior to, at or after the effective time. The surviving corporation is also obligated, subject to certain limited exceptions, to maintain an insurance and indemnification policy that has terms with respect to coverage and in amounts no less favorable in the aggregate than those of Ply Gem’s directors’ and officers’ insurance policy in effect on the execution date. See “The Merger Agreement — Indemnification and Insurance” and “The Stockholders Agreement — Governance Matters.”
Continued Service
Under the terms of the merger agreement and the new stockholders agreement, at the effective time of the merger, the board of directors of the surviving corporation will consist of 12 directors, seven of whom will be directors designated by NCI and five of whom will be persons nominated by the Sponsor Investors. Upon completion of the merger, Mr. Metcalf will be the Chairman and Chief Executive Officer of NCI. In addition, following the completion of the merger, each officer is expected to continue employment with NCI. As of the date of this filing, NCI has not entered into any employment or similar agreement with Mr. Metcalf or any officer relating to his or her compensation and benefits following the effective time of the merger.
Quantification of Payments and Benefits to NCI’s Named Executive Officers
The table below sets forth the amount of payments and benefits that each of NCI’s named executive officers (determined as of the last day of NCI’s most recently completed fiscal year) would receive in connection with the merger (referred to by the applicable SEC disclosure rules as “golden parachute compensation”), based on the assumptions set forth under “— Assumptions” above and detailed in the footnotes below. The amounts set forth in the tables below are estimates of amounts that may be payable to the named executive officers based on multiple assumptions that may or may not actually occur. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by a named executive officer may differ materially from the amounts set forth in the narrative and tables below. Mr. Johnson retired on June 29, 2018 and is excluded from the table below because he is not entitled to any compensation or benefits in connection with the merger.
	Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Other ($)(5)	Total ($)
Donald R. Riley President and Chief Executive Officer	4,442,466	4,597,452	133,554	30,000	—	9,203,472
Todd R. Moore Executive Vice President, Chief Legal, Risk & Compliance Officer	1,580,560	1,871,726	—	30,000	—	3,482,286

	Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Other ($)(5)	Total ($)
John L. Kuzdal President of Group Manufacturing Segment	1,744,066	2,093,198	98,816	30,000	—	3,966,080
Katy K. Theroux Executive Vice President, Corporate Marketing and Chief Human Resources Officer	1,676,986	1,749,282	—	30,000	—	3,456,268
Bradley S. Little Interim Chief Financial Officer and Treasurer	755,051	1,035,950	44,103	30,000	222,500	2,087,604
Norman C. Chambers Former Chief Executive Officer and Executive Chairman(6)	—	4,496,609	—	—	—	4,496,609

(1)
Cash.   Cash severance benefits are a “double-trigger” benefit payable upon a termination without cause or resignation with good reason that occurs during the two years following the effective time of the merger. Upon such qualifying termination, each named executive officer would be entitled to: (a) a lump sum cash payment, paid on the first payroll date following the release effective date, equal to (x) for Mr. Riley, the sum of two times his annual base salary plus three times his target annual bonus, (y) for Messrs. Moore and Kuzdal and Ms. Theroux, two times the sum of the officer’s annual base salary and target annual bonus and for Mr. Little, two times his base salary and (b) a prorated bonus for the fiscal year of termination based on actual performance, paid at the time such bonuses are paid to actively employed executive officers. Please see “— Employment Agreements” above for more information regarding the cash severance benefits that may become payable to the named executive officers.

Name	Cash Severance($)	Pro Rata Bonus($)	Total($)
Donald R. Riley	3,750,000	692,466	4,442,466
Todd R. Moore	1,319,500	261,060	1,580,560
John L. Kuzdal	1,456,000	288,066	1,744,066
Katy K. Theroux	1,400,000	276,986	1,676,986
Bradley S. Little	530,000	225,051	755,051
(2)
Equity.   RSU awards and PSU awards held by named executive officers that were granted prior to May 31, 2016 and certain restricted stock awards held by Mr. Riley and Ms. Theroux will vest “single-trigger” upon the effective time of the merger, with any applicable performance metrics deemed satisfied at maximum (200% of the target amount). RSU awards and PSU awards held by named executive officers that were granted on or following May 31, 2016 will vest “double-trigger” upon the named executive officer’s termination without cause or resignation with good reason that occurs during the two years following the effective time of the merger. PSU awards held by named executive officers that were granted on or following May 31, 2016 will convert into service-vesting RSU awards upon the effective time of the merger, and will continue to vest based on continued service through the end of the applicable performance period (except as described in the immediately preceding sentence). Please see “— Treatment of NCI Equity Awards” above for more information, including information regarding how the number of shares of NCI common stock subject to the service-vesting RSUs will be determined.

Name	Single-Trigger PSU Awards ($)	Single-Trigger RSU and Restricted Stock Awards ($)	Double-Trigger PSU Awards ($)	Double-Trigger RSU Awards ($)	Total ($)
Donald R. Riley	1,259,070	235,375	1,776,161	1,326,846	4,597,452
Todd R. Moore	854,386	96,843	593,493	327,004	1,871,726
John L. Kuzdal	989,269	112,123	642,780	349,026	2,093,198
Katy K. Theroux	719,469	113,485	544,206	372,122	1,749,282
Bradley S. Little	449,668	125,924	299,184	161,174	1,035,950
(3)
Pension/Nonqualified Deferred Compensation.   This amount represents the total deferred compensation account balance (both employee and employer contributions) that becomes vested (to the extent not already vested) and payable as a lump sum cash “single trigger” benefit at the effective time of the merger, in each case in accordance with the terms of the deferred compensation plan.

(4)
Perquisites/Benefits.   Continued medical and dental benefits are a “double-trigger” benefit provided upon a termination without cause or resignation with good reason that occurs during the two years following the effective time of the merger. Upon such a qualifying termination, each named executive officer would be entitled to: (a) for Mr. Riley, a lump sum cash payment equal to the cost of 18 months of COBRA premiums for Mr. Riley and his dependents and (b) for Messrs. Moore, Kuzdal and Little and Ms. Theroux, continued participation in medical and dental benefits at active employee rates for the officer and his or her dependents for up to 18 months. Please see “— Employment Agreements” above for more information regarding the medical and dental benefits that may be provided to the named executive officers.

(5)
Other.   This amount represents Mr. Little’s $222,500 cash retention bonus, 33.3% of which is a “single trigger” benefit which will be payable upon the effective time of the merger, and 66.7% of which is a “double trigger” benefit to the extent it becomes payable upon a qualifying termination (and the payment will be a “single trigger” benefit if Mr. Little remains employed following the effective time of the merger through the latest of  (1) the 181st day following the effective time of the merger and (2) March 31, 2019). Please see “— Retention Bonuses” above for more information regarding this payment.

(6)
Mr. Chambers retired on December 31, 2017. Pursuant to the terms of Mr. Chambers’ employment agreement, his PSU awards remain outstanding following his retirement and will be treated as described above under “— Treatment of NCI Equity Awards” in connection with the merger. He is not entitled to any other compensation in connection with the merger.

Board of Directors and Management of the Surviving Corporation Following Completion of the Merger
Under the terms of the merger agreement and the new stockholders agreement, at the effective time of the merger, the initial board of directors of the surviving corporation will consist of 12 directors, one of whom will be the Chief Executive Officer, six of whom will be current NCI directors who are independent of both NCI and of Sponsor, and five of whom will be persons nominated by the Sponsor Investors, one of whom must be independent.
Biographical information for NCI’s current directors who will serve on the surviving corporation’s board is incorporated by reference from NCI’s most recent proxy statement filed on Schedule 14A, dated January 26, 2018.
Executive Officers
Name	Age	Position
James S. Metcalf	60	Chairman & Chief Executive Officer
Donald R. Riley	54	Chief Executive Officer, NCI Division and Head of Supply Chain & Technology

Name	Age	Position
Shawn K. Poe	56	Chief Financial Officer
Katy K. Theroux	49	Executive Vice President, Chief Human Resources Officer
Todd R. Moore	58	Executive Vice President, Chief Legal, Risk & Compliance Officer and Corporate Secretary
Biographical information for NCI’S executive officers who will serve on as executive officers of the surviving corporation is incorporated by reference from NCI’s most recent proxy statement filed on Schedule 14A, dated January 26, 2018.
Shawn K. Poe, Chief Financial Officer
Shawn K. Poe, age 56, has served as the Chief Financial Officer and Secretary of Ply Gem since 2004 and as Executive Vice President since 2015. Mr. Poe was appointed Vice President of Finance of Ply Gem’s siding and accessories subsidiaries in March 2000. Prior to joining Ply Gem, Mr. Poe held the position of Corporate Controller and various other accounting positions at Nordyne, Inc., which he joined in 1990. In addition, Mr. Poe held various accounting positions with Federal Mogul Corporation from 1984 to 1990. Mr. Poe graduated from Southeast Missouri State University in 1984 with a BS in Accounting. Mr. Poe graduated from Fontbonne College in 1994 with an MBA.
Material U.S. Federal Income Tax Consequences
The following general discussion describes the material U.S. federal income tax consequences of the merger to NCI stockholders. This discussion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, judicial interpretations thereof and administrative rulings and published positions of the Internal Revenue Service, all as in effect as of the date hereof and all of which are subject to change or different interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion is limited to NCI stockholders that hold their NCI common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances and does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, United States persons having a “functional currency” other than the U.S. dollar, persons subject to special rules applicable to former citizens and residents of the United States, persons who are not “United States persons” for U.S. federal income tax purposes, banks or other financial institutions, mutual funds, persons subject to the alternative minimum tax, grantor trusts, real estate investment trusts, S corporations or other pass-through entities or arrangements (or investors in S corporations or other pass-through entities or arrangements), insurance companies, tax-exempt organizations, dealers in securities or currencies, traders in securities who elect to apply a mark-to-market method of accounting, persons holding NCI common stock in connection with a hedging transaction, straddle, conversion transaction or other integrated transaction, holders required to report income no later than when such income is reported on an “applicable financial statement,” holders that hold (or that held, directly or constructively, at any time during the five year period ending on the date of the merger) 5% or more of the NCI common stock, holders who acquired their NCI common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, or holders who also own a direct or indirect interest in Ply Gem). This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any state, local or foreign tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the income tax. Holders should consult their own tax advisors as to the particular tax consequences to them of the merger, including the applicability of any U.S. federal income and other tax laws, any state, local or foreign tax laws or any treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.
If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds NCI common stock, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and upon the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding NCI common stock should consult their own tax advisors regarding the tax consequences of the merger.
NCI STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS.
The NCI common shares outstanding immediately prior to the effective time of the merger will remain outstanding, and NCI stockholders will not participate in the merger. Accordingly, NCI stockholders generally will not recognize gain or loss upon the merger. NCI stockholders should consult their own tax advisors for a full understanding of the tax consequences to them of the merger.
The preceding discussion is intended only as a general discussion of the material U.S. federal income tax consequences of the merger. It is not a complete analysis or discussion of all potential tax effects that may be important to particular holders. NCI stockholders should consult their own tax advisors as to the particular tax consequences to them of the merger, including tax return reporting requirements, the applicability and effect of federal, state, local and other tax laws and the effect of any proposed changes in the tax laws.
Accounting Treatment of the Merger
NCI prepares its financial statements in accordance with U.S. GAAP. The merger will be accounted for as an acquisition in accordance with ASC 805, Business Combinations with NCI being considered the accounting acquirer of Ply Gem. This means that NCI will allocate the purchase price to the fair value of Ply Gem’s tangible and intangible assets and liabilities at the acquisition date, with the excess purchase price, if any, being recorded as goodwill. Under the acquisition method of accounting, goodwill is not amortized but is tested for impairment at least annually.
Regulatory Clearances Required to Complete the Merger
The completion of the merger is subject to antitrust review in the United States. Under the HSR Act, the merger cannot be completed until NCI and Ply Gem have given notification and furnished information to the United States Federal Trade Commission (“FTC”) and the United States Department of Justice (“DOJ”), and until the applicable waiting period has expired or has been terminated.
A transaction requiring notification under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filing of their respective HSR Act Notification and Report Forms or the early termination of that waiting period. If the FTC or DOJ issues a “Request for Additional Information and Documentary Material” (a “second request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with the second request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period.
On July 31, 2018, NCI and Ply Gem each filed a Premerger Notification and Report Form under the HSR Act. On August 30, 2018, the waiting period under the HSR Act expired.
At any time before or after consummation of the merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the FTC or the DOJ, or any state, could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of NCI or Ply Gem or their respective subsidiaries. Private parties may also seek to take legal action under antitrust laws under certain circumstances.
The completion of the merger will also be subject to approval in Canada. On August 15, 2018, the parties submitted an Advance Ruling Certificate request to the Canadian Bureau of Competition. On August 28, 2018, the Canadian Bureau of Competition issued an Advance Ruling Certificate approving the transaction.
Under the merger agreement, completion of the merger is subject to receipt of any approval required under the Austrian Cartel Act. However, the parties have concluded that no such approval is required.

Dividend Policy
NCI currently does not pay dividends on its NCI common stock and currently does not intend to do so in the foreseeable future. NCI currently intends to retain any earnings for use in the business. The NCI board will determine whether NCI will pay future dividends on its NCI common stock. Any payment of cash dividends in the future will depend upon NCI’s financial condition, its capital requirements and earnings, any applicable contractual restrictions on its ability to pay dividends and such other factors as the NCI board may deem relevant. NCI’s existing senior credit agreement and existing indenture limits its ability to pay dividends.
Subject to limited exceptions, the merger agreement prohibits NCI (unless consented to in advance by Ply Gem, which consent may not be unreasonably withheld, conditioned or delayed) from paying dividends or other distribution to holders of NCI common stock until the earlier of the effective time and the termination of the merger agreement in accordance with its terms.
For additional information on the treatment of dividends under the merger agreement, see “The Merger Agreement — Conduct of Business.”
In addition, both the current stockholders agreement and the new stockholders agreement require that NCI obtain the consent of the Sponsor Fund VIII Investors to pay any extraordinary dividends although NCI may reinstate quarterly dividends without such consent. See “The Stockholders Agreement — Consent Rights.”
Expected Timing of the Merger
The merger is expected to be completed in the fourth calendar quarter of 2018. However, neither NCI nor Ply Gem can predict the actual date on which the merger will be completed, nor can the parties assure that the merger will be completed, because completion is subject to conditions beyond each party’s control.
Listing of NCI Common Stock
It is a condition to the consummation of the merger that the shares of NCI common stock to be issued in the merger be authorized for listing on the NYSE, subject to official notice of issuance. Shares of NCI common stock currently trade on the NYSE under the stock symbol “NCS.”
No Appraisal Rights
Under the DGCL, neither NCI’s stockholders nor Ply Gem holders are entitled to appraisal rights in connection with the merger or the other transactions contemplated by the merger.
Vote Required and the NCI board’s Recommendation
The affirmative vote of holders of a majority of the outstanding shares of NCI common stock entitled to vote on the merger agreement proposal is required to approve the merger agreement proposal. Broker non-votes and abstentions will have same effect as a vote “AGAINST” the merger agreement proposal.
The merger agreement and the merger have been approved and recommended by a special committee of NCI directors who are independent and not affiliated with Sponsor and the NCI board. The NCI board, by unanimous vote of the directors not affiliated with Sponsor, recommends that NCI stockholders vote “FOR” the adoption of the merger agreement proposal.

THE MERGER AGREEMENT
The following describes the material provisions of the merger agreement and certain exhibits thereto, which is included as Annex A to this proxy statement and incorporated by reference herein. The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. NCI encourages you to read carefully the merger agreement in its entirety before making any investment or voting decisions as it is the principal legal document governing the merger described in this proxy statement.
The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about NCI and Ply Gem contained in this proxy statement or NCI’s filings with the SEC may supplement, update or modify the factual disclosures about NCI and Ply Gem contained in the merger agreement and described in the summary. The representations, warranties and covenants made in the merger agreement by NCI and Ply Gem are qualified and subject to important limitations agreed to by NCI and Ply Gem in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement, and were negotiated with the principal purpose of allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality that may be different from what is generally relevant to stockholders or applicable to reports and documents filed with the SEC, and in some cases are qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement or otherwise publicly disclosed. The representations and warranties in the merger agreement will not survive the completion of the merger. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included or incorporated by reference into this proxy statement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information.”
Terms of the Merger; Merger Consideration
On July 17, 2018 (the “execution date”), NCI, Ply Gem, and, for certain limited purposes set forth in the merger agreement, Sponsor, entered into the merger agreement, pursuant to which Ply Gem will merge with and into NCI, with NCI continuing its existence as a Delaware corporation. At the closing, the Ply Gem LLC interests as of immediately prior to the closing of the merger will be converted into the right of the Ply Gem holders to receive, in the aggregate with respect to all such interests, 58,709,067 shares of NCI common stock (the “aggregate merger consideration”), with each Ply Gem holder being entitled to receive its pro rata share of the aggregate merger consideration based upon a schedule to be provided by Ply Gem. NCI common stock outstanding immediately prior to the merger will remain outstanding after the closing of the merger. The sections of the merger agreement to which Sponsor is a party pertain primarily to the obligations of the parties to make efforts to complete the merger. See section entitled “The Merger Agreement — Efforts to Consummate the Merger”.
Completion of the Merger
Unless the parties agree otherwise, the closing of the merger (the “closing”) will take place at 9:00 a.m., New York City time, on the second (2nd) business day after all the conditions to closing have been satisfied or waived (other than those conditions that by their nature cannot be satisfied until the closing of the merger but subject to the satisfaction or waiver of such conditions as of the closing).

Representations and Warranties
NCI and Ply Gem have each made representations and warranties to the other. NCI’s representations and warranties relate to, among other topics, the following:
•
organization and standing;

•
corporate power and authority to enter into the merger agreement, new stockholders agreement and new registration rights agreement and consummate the transactions contemplated therein;

•
the absence of conflicts with, or violations of, organizational documents, contracts or laws;

•
consents and approvals of governmental authorities or third parties relating to the transactions contemplated by the merger agreement;

•
capital structure;

•
compliance with applicable laws;

•
SEC reports and financial statements;

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absence of certain changes or events;

•
real property;

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intellectual property;

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environmental matters;

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material contracts;

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legal proceedings;

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permits;

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taxes;

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employee benefit plan, employment and labor matters;

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insurance;

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required vote of NCI stockholders;

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state anti-takeover statutes;

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related party transactions;

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brokers’ fees payable in connection with the merger;

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receipt of an opinion from NCI’s financial advisor;

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accuracy of information supplied or to be supplied in this proxy statement;

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customers and suppliers;

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warranties/product liability; and

•
acknowledgment that Ply Gem gave no other representations and warranties than those clearly set out in the merger agreement.

Ply Gem’s representations and warranties relate to, among other topics, the following:
•
organization and standing;

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corporate power and authority to enter into the merger agreement, the new stockholders agreement and the new registration rights agreement and consummate the transactions contemplated therein;

•
the absence of conflicts with, or violations of, contracts and organizational documents;

•
consents and approvals of governmental authorities or third parties relating to the transactions contemplated by the merger agreement;

•
capital structure;

•
compliance with applicable laws;

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SEC reports and financial statements;

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absence of certain changes or events;

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real property;

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intellectual property;

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environmental matters;

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material contracts;

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legal proceedings;

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permits;

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taxes;

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employee benefit plan, employment and labor matters;

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insurance;

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related party transactions;

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brokers’ fees payable in connection with the merger;

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accuracy of information supplied or to be supplied in this proxy statement;

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customers and suppliers;

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financing;

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warranties/product liability; and

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acknowledgment that NCI gave no other representations and warranties than those clearly set out in the merger agreement.

Certain of the representations and warranties given by NCI and Ply Gem, as applicable, are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect” with respect to a party means any event, change, development, effect, condition, circumstance, occurrence or state of facts, or any combination of the foregoing that has a material adverse effect on the business, financial condition or results of operations of a party, taken as a whole. However, no effect resulting from any of the following shall be considered when determining whether a material adverse effect will have occurred: (i) any change in general economic, political, business or other capital markets conditions (including prevailing interest rates and any effects on the economy arising as a result of acts of terrorism); (ii) any change or developments in prices for a party’s raw material inputs, end products, or other commodity prices; (iii) general market and economic conditions in the relevant industries of each party; (iv) any change in accounting requirements or principle impose by U.S. GAAP or any change in law after signing of the merger agreement; (v) any change resulting from the announcement of the merger agreement or announcement of the transactions contemplated by the merger agreement; (vi) any change resulting from the party’s actions required to be taken pursuant to the terms of the merger agreement or with the consent of the other party; (vii) any hurricane, tornado, flood, earthquake or other force majeure event or other natural disaster; (viii) any act of war (whether or not declared), armed hostilities or terrorism; (ix) (1) the failure to meet any projections, guidance, budgets, forecasts or estimates, and, in the case of NCI only, (2) a decline in the trading price or trading volume of the NCI common stock or, (3) any ratings downgrade or change in ratings outlook for NCI or any of its subsidiaries (provided that, in the case of  (1), (2) or (3) of this clause (ix), the underlying causes may be considered); or (x) in the case of NCI only, any pending or threatened shareholder litigation relating to the entry into the merger agreement or to the merger. However, the occurrence of any changes described in (i), (ii), (iii), (vii) or (viii) above will be considered to the extent that the affected party, taken as a whole, is disproportionately affected relative to other similarly sized and situated companies in the industry for manufacturing metal products for commercial construction, but only to the extent of such disproportion.
Conduct of Business
Under the merger agreement, each of NCI and Ply Gem has agreed to restrict the conduct of its respective businesses between the date of the merger agreement and the earlier of the effective time and the termination of the merger agreement.
Conduct of Business by NCI and its subsidiaries
In general, except as expressly permitted by the merger agreement, previously disclosed by NCI to Ply Gem or otherwise consented to by Ply Gem in writing (which consent shall not be unreasonably withheld, conditioned or delayed), NCI has agreed that it will and will cause its subsidiaries to conduct their businesses in the ordinary course of business consistent with past practice and use reasonable best efforts to (i) maintain and preserve intact its business organization, (ii) keep available the services of key employees and (iii) maintain satisfactory relationships with customers and suppliers. In addition, except as expressly permitted by the merger agreement, previously disclosed by NCI to Ply Gem, required by law or the regulations or requirements of any stock exchange or regulatory organization applicable to NCI or to the extent otherwise consented to by Ply Gem in writing (which consent shall not be unreasonably withheld, conditioned or delayed), until the effective time or the termination of the merger agreement, NCI has agreed that it will not and will not authorize or permit any of its subsidiaries to:
•
make any change or amendment to NCI’s organizational documents or make any material change or amendment to the organizational documents of any subsidiaries of NCI;

•
make any acquisition of any other person or business, or purchase any securities or ownership interests or assets, or make any investment in any person, in each case, in excess of  $2,000,000 other than ordinary course acquisitions of inventory and equipment, ordinary course overnight investments consistent with NCI’s cash management policies, intercompany capital contributions, travel advances to employees and extensions of trade credit;

•
make aggregate capital expenditures in excess of 110% of NCI’s anticipated 2018 capital budgets, or with respect to the time periods from and after October 30, 2018, as agreed by the parties, except as required on an emergency basis or for the safety of individuals or the environment;

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other than in the ordinary course of business consistent with past practice, (i) make, change or revoke any material tax election, but excluding any election that must be made periodically and is made consistent with past practice; (ii) make, change or revoke any election of NCI or any of its subsidiaries under certain federal, state or local tax regulations; (iii) change any material method of tax accounting; or (iv) settle or compromise any material tax proceeding for an amount materially in excess of the amounts accrued or reserved with respect thereto in NCI’s financial statements;

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authorize, establish a record date for, declare or pay any dividends or other distribution in respect of any shares of its capital stock or other equity securities, except the declaration and payment of dividends or distributions from any wholly owned NCI subsidiary to NCI or any other wholly owned NCI subsidiary;

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split, combine or reclassify any shares of its capital stock or other equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, its capital stock or equity securities, except for any such transaction by a wholly owned NCI subsidiary that remains a wholly owned NCI subsidiary or any of its subsidiaries after consummation of such transaction;

•
repurchase, redeem or otherwise acquire any of its capital stock or other equity securities or any securities convertible into or exercisable for any capital stock or equity securities, other than the acceptance of shares of NCI common stock as payment for the exercise price of NCI stock options or for withholding taxes incurred in connection with the exercise, vesting or settlement of NCI equity awards and dividend equivalents thereon;
•
issue, deliver, sell, pledge or dispose of, or authorize the issuance, delivery, sale, pledge or disposition of, any (i) capital stock or equity securities of any class, (ii) debt securities having the right to vote on any matters on which holders of capital stock or members or partners of the same issuer may vote or (iii) securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such securities, other than issuances by a direct or indirect wholly owned NCI subsidiary of capital stock or equity securities to such person’s parent or any other wholly owned NCI subsidiary, or sell, pledge or dispose of any equity interest in (or other interest that is convertible or exchangeable into any equity interest in) NCI or any of its subsidiaries, in each case, excluding (a) the issuance of shares of NCI common stock in respect of the exercise or settlement of equity awards that are outstanding on the execution date or granted thereafter in accordance with their terms and (b) subject to certain limitations, grants of equity awards made in the ordinary course of business, consistent with past practice;

•
sell, assign, lease, transfer or otherwise dispose of any of its material assets or properties (including any equity interests in another person), other than (i) sales of inventory and obsolete equipment in the ordinary course of business and (ii) intercompany sales;

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settle or compromise any litigation or other legal proceedings, other than any settlement or compromise where the amount paid or to be paid by any NCI entity (i) is covered by insurance coverage maintained by an NCI entity, (ii) is less than or equal to the amount reserved therefor or reflected on the balance sheet included in the NCI financial statements, (iii) is less than or equal to $2,000,000 individually or $5,000,000 in the aggregate or (iv) is comprised of any combination of the foregoing, except, in the case of clauses (i), (ii), (iii), and (iv), claims relating to taxes;

•
redeem, repurchase, prepay, create, incur, guarantee, assume or otherwise become liable for any indebtedness (directly, contingently or otherwise), other than (i) repayment and incurrence of indebtedness under certain revolving facilities in the ordinary course of business; provided that the amount of indebtedness outstanding under NCI’s credit facilities shall not exceed $500,000,000 in the aggregate at any time; (ii) any repayment or incurrence of indebtedness solely among NCI and/or any subsidiaries thereof; and (iii) repayments in accordance with contractual obligations in effect as of the execution date;

•
merge with or into, or consolidate with, any other person or acquire all or substantially all of the business or assets of any other person, except transactions between NCI and any wholly owned NCI subsidiary or between wholly owned NCI subsidiaries;

•
take any action with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization, or other winding up;

•
change or modify any material accounting policies, except as required by U.S. GAAP;

•
except as required by the existing terms of any NCI benefit plan in existence as of the execution date or in the ordinary course of business consistent with past practice, and subject to certain limitations, (i) increase the compensation or benefits payable or to become payable to any of its directors, officers, employees or individual independent contractors, (ii) grant to any of its directors, officers, employees or individual independent contractors any increase in severance or termination pay, (iii) pay or award, or commit to pay or award, any bonuses or incentive compensation, (iv) enter into any employment, severance, change of control or retention agreement (excluding offer letters that provide for no severance or change of control benefits) with any of its directors, officers, employees or individual independent contractors, (v) hire, retain or terminate the services of any employee or individual independent contractor, (vi) establish, adopt, enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or representative of employees or NCI benefit plan or (vii) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any of its directors, officers, employees or individual independent contractors.

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except in the ordinary course of business, (i) modify, make any material amendment to or voluntarily terminate, prior to the expiration date thereof, any material contracts; (ii) enter into a contract after the execution date that would be a material contract if entered into prior to the execution date; or (iii) waive any default by, or release, settle or compromise any claim against, any other party to a material contract;

•
enter into or consummate any related party transaction;

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enter into a new material line of business; or

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agree or commit to take any of the actions described above.

Conduct of Business by Ply Gem and Its Subsidiaries
In general, except as expressly permitted by the merger agreement, previously disclosed by Ply Gem to NCI or otherwise consented to by NCI in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Ply Gem has agreed that it will and will cause its subsidiaries to conduct their businesses in the ordinary course of business consistent with past practice and use reasonable best efforts to (i) maintain and preserve intact its business organization, (ii) keep available the services of key employees and (iii) maintain satisfactory relationships with customers, suppliers and distributors. In addition, except as expressly permitted by the merger agreement, previously disclosed by Ply Gem to NCI, required by law or the regulations or requirements of any stock exchange or regulatory organization applicable to Ply Gem or to the extent otherwise consented to by NCI in writing (which consent shall not be unreasonably withheld, conditioned or delayed), until the effective time or the termination of the merger agreement, Ply Gem has agreed that it will not and will not authorize or permit any of its subsidiaries to:
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make any change or amendment to Ply Gem’s organizational documents

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make any acquisition of any other person or business, or purchase any securities or ownership interests or assets, or make any investment in any person, in each case, in excess of  $2,000,000 other than ordinary course acquisitions of inventory and equipment, ordinary course overnight investments consistent with Ply Gem’s cash management policies, intercompany capital contributions, travel advances to employees and extensions of trade credit;

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make aggregate capital expenditures in excess of 110% of Ply Gem’s anticipated 2018 capital budgets except as required on an emergency basis or for the safety of individuals or the environment;

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other than in the ordinary course of business consistent with past practice, (i) make, change or revoke any material tax election, but excluding any election that must be made periodically and is made consistent with past practice; (ii) make, change or revoke any election of NCI or any of its subsidiaries under certain federal, state or local tax regulations; (iii) change any material method of tax accounting; or (iv) settle or compromise any material tax proceeding for an amount materially in excess of the amounts accrued or reserved with respect thereto in Ply Gem’s financial statements;

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authorize, establish a record date for, declare or pay any dividends or other distribution in respect of any shares of its capital stock or other equity securities, except the declaration and payment of dividends or distributions from any wholly owned Ply Gem subsidiary to Ply Gem or any other wholly owned Ply Gem subsidiary;

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split, combine or reclassify any shares of its capital stock or other equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, its capital stock or equity securities, except for any such transaction by a wholly owned Ply Gem subsidiary that remains a wholly owned Ply Gem subsidiary or any of its subsidiaries after consummation of such transaction;

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repurchase, redeem or otherwise acquire any of its capital stock or other equity securities or any securities convertible into or exercisable for any capital stock or equity securities;

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issue, deliver, sell, pledge or dispose of, or authorize the issuance, delivery, sale, pledge or disposition of, any (i) capital stock or equity securities of any class, (ii) debt securities having the right to vote on any matters on which holders of capital stock or members or partners of the same issuer may vote or (iii) securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such securities, other than issuances by a direct or indirect wholly owned Ply Gem subsidiary of capital stock or equity securities to such person’s parent or any other wholly owned Ply Gem subsidiary, or sell, pledge or dispose of any equity interest in (or other interest that is convertible or exchangeable into any equity interest in) Ply Gem or any of its subsidiaries;

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sell, assign, lease, transfer or otherwise dispose of any of its material assets or properties (including any equity interests in another person), other than (i) sales of inventory and obsolete equipment in the ordinary course of business and (ii) intercompany sales;

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settle or compromise any litigation or other legal proceedings, other than any settlement or compromise where the amount paid or to be paid by any Ply Gem entity (i) is covered by insurance coverage maintained by a Ply Gem entity, (ii) is less than or equal to the amount reserved therefor or reflected on the balance sheet included in the Ply Gem financial statements, (iii) is less than or equal to $2,000,000 individually or $5,000,000 in the aggregate or (iv) is comprised of any combination of the foregoing, except, in the case of clauses (i), (ii), (iii), and (iv), claims relating to taxes;

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redeem, repurchase, prepay, create, incur, guarantee, assume or otherwise become liable for any indebtedness (directly, contingently or otherwise), other than (i) repayment and incurrence of indebtedness under certain revolving facilities in the ordinary course of business; provided that any such repayment or incurrence does not prevent or preclude the satisfaction of certain payment conditions set forth in Ply Gem’s asset-based revolving credit facility on, or as of, the closing date; (ii) any repayment or incurrence of indebtedness solely among Ply Gem and/or any subsidiaries thereof and (iii) repayments in accordance with contractual obligations in effect as of the execution date;

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merge with or into, or consolidate with, any other person or acquire all or substantially all of the business or assets of any other person, except transactions between Ply Gem and any wholly owned Ply Gem subsidiary or between wholly owned Ply Gem subsidiaries;

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take any action with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization, or other winding up;

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change or modify any material accounting policies, except as required by U.S. GAAP;

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except as required by the existing terms of any Ply Gem benefit plan in existence as of the execution date or in the ordinary course of business consistent with past practice, and subject to certain limitations, (i) increase the compensation or benefits payable or to become payable to any of its directors, officers, employees or individual independent contractors, (ii) grant to any of its directors, officers, employees or individual independent contractors any increase in severance or termination pay, (iii) pay or award, or commit to pay or award, any bonuses or incentive compensation, (iv) enter into any employment, severance, change of control or retention agreement (excluding offer letters that provide for no severance or change of control benefits) with any of its directors, officers, employees or individual independent contractors, (v) hire, retain or terminate the services of any employee or individual independent contractor, (vi) establish, adopt, enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or representative of employees or Ply Gem benefit plan or (vii) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any of its directors, officers, employees or individual independent contractors.

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except (i) in the ordinary course of business or (ii) in accordance with the debt commitment letter in furtherance of the transactions, (a) modify, make any material amendment to or voluntarily terminate, prior to the expiration date thereof, any Ply Gem material contracts; (b) enter into a material contract after the execution date; or (c) waive any default by, or release, settle or compromise any claim against, any other party to a Ply Gem material contract;

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enter into or consummate any related party transaction;

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enter into a new material line of business; or

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agree or commit to take any of the actions described above.

Non-solicitation of Alternative Proposals
NCI has agreed that it will, and will cause its subsidiaries and direct its representatives to, immediately cease and terminate any and all activities, discussions or negotiations that commenced prior to, and that were ongoing as of, July 17, 2018 regarding an NCI alternative proposal made or received prior to July 17, 2018. In addition, NCI has agreed that it will not, and will cause its subsidiaries and representatives not to, directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage any inquiry, proposal or offer from any person relating to, or that could reasonably be expected to lead to, an NCI alternative proposal, (ii) engage or participate in any discussions or negotiations with, or provide any non-public information or access to the business, properties, assets, books or records of NCI or its subsidiaries to, or cooperate with, assist or facilitate any efforts by any person relating to, or in connection with, or that was intended to and could reasonably be expected to lead to, an NCI alternative proposal, (iii) accept any proposal or offer from any person relating to an NCI alternative proposal, (iv) approve, adopt, or enter into or recommend any contract, term sheet, letter of intent or similar agreement with any person (other than Sponsor, Ply Gem, or another affiliate of Sponsor) relating to or in connection with an NCI alternative proposal, (v) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of NCI or its subsidiaries, subject to the NCI board’s fiduciary duties, as exercised by the NCI special committee under the DGCL or (vi) resolve, agree or publicly propose to, or permit NCI or any of its subsidiaries or any of its representatives to agree or publicly propose to, take any of the actions referred to in clauses (i) – (v).
NCI has agreed to advise Ply Gem within no later twenty-four hours of its receipt of any alternative proposal, any inquiry or proposal that could reasonably be expected to lead to an alternative proposal, any request for non-public information or data made in connection with an alternative proposal and any request for discussions or negotiations relating to, or that could reasonably be expected to lead to, an alternative proposal. NCI has also agreed to provide Ply Gem (within such twenty-four hour time frame), either a copy or a written summary of any such alternative proposal, inquiry, proposal or request. NCI will keep Ply Gem reasonably informed regarding the status and the material terms of any such alternative proposal, inquiry, proposal or request and any material changes to the status of any such discussions.
An “alternative proposal” means any proposal or offer made by, or indication of interest from, any person whether involving a transaction or series of related transactions involving: (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving NCI, (ii) the direct or indirect acquisition, including by merger, by any person or group of related persons of more than 15% of the assets of NCI and its subsidiaries, on a consolidated basis (in each case, including securities of the subsidiaries of NCI), or (iii) the direct or indirect acquisition by any person or group of related persons of more than 15% of NCI’s common stock (or securities of NCI convertible into or exchangeable or exercisable for NCI common stock) then issued and outstanding.
Nevertheless, NCI is permitted, prior to obtaining the stockholder approval, to engage in the activities described in clauses (i) and (ii) of the first paragraph of this “Non-solicitation of Alternative Proposals” section solely with and to any person who has made an unsolicited bona fide written alternative proposal that did not result from a breach of NCI’s non-solicitation obligations under the merger agreement; provided, that (i) no non-public information may be furnished until NCI receives an executed confidentiality agreement containing limitations on the use and disclosure of non-public information no less favorable to that party in the aggregate than the terms of the confidentiality agreement between

NCI and Ply Gem, and (ii) prior to taking any such actions, the NCI special committee determines in good faith, after consultation with its financial advisors and legal counsel, that such alternative proposal is, or would reasonably be expected to lead to, a superior proposal.
A “superior proposal” means an alternative proposal, substituting “50%” for “15%,” that the NCI special committee determines in good faith, after consultation with NCI’s independent financial advisors and outside legal counsel, taking into account the timing, likelihood of consummation, legal, financial, regulatory and other aspects of the alternative proposal, including the financing terms thereof, and such other factors as the NCI special committee considers to be appropriate, to be more favorable to NCI and its stockholders than the transactions contemplated by the merger agreement.
From and after July 17, 2018, Ply Gem and Sponsor (i) shall, and shall cause their respective affiliates and representatives to, immediately terminate any and all activities, discussions or negotiations that commenced prior to July 17, 2018, regarding any Ply Gem alternative proposal; (ii) shall not, and shall cause their respective affiliates and representatives not to, directly or indirectly, (A) solicit, initiate, or knowingly encourage, or take any other action to knowingly facilitate, any Ply Gem alternative proposal or any inquiry or proposal that would reasonably be expected to lead to a Ply Gem alternative proposal, (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (other than NCI) any information with respect to, or otherwise cooperate in any way with, any Ply Gem alternative proposal or any inquiry or proposal that would reasonably be expected to lead to a Ply Gem alternative proposal or (C) approve, endorse, recommend, execute or enter into any term sheet, letter of intent, memorandum of understanding, agreement in principle, joint venture agreement, partnership agreement or merger, acquisition or similar agreement constituting or contemplating any Ply Gem alternative proposal.
Change in NCI board Recommendation and Superior Proposal Termination Right
On July 17, 2018, the NCI special committee as well as the NCI board (without participation of directors affiliated with Sponsor) unanimously approved the transactions contemplated by the merger agreement. In addition, the NCI board (without participation of directors affiliated with Sponsor) recommended that NCI stockholders vote to approve the transactions and adopt the merger agreement (the “NCI board recommendation”). NCI has agreed that, unless specifically permitted by the merger agreement, the NCI Board will not (i) fail to include the NCI board recommendation in the proxy statement, (ii) amend, withdraw, modify or qualify or propose publicly to amend, withdraw, modify or qualify, in a manner adverse to Ply Gem, the NCI board recommendation, (iii) recommend, adopt, authorize, endorse, declare advisable or approve, or propose publicly to recommend, adopt, authorize, endorse, declare advisable or approve, any alternative proposal or (iv) recommend acceptance of any tender or exchange offer for any outstanding capital stock of NCI or any of its subsidiaries.
Nevertheless, prior to adoption by NCI stockholders of the merger agreement, in response to a bona fide written alternative proposal received by NCI after the execution of the merger agreement that did not result from a breach of its non-solicitation obligations under the merger agreement, then NCI may effect a recommendation change or terminate the merger agreement in order to enter into a definitive agreement relating to such proposal, if prior to taking such action the NCI special committee determines in good faith after consultation with its financial advisors and outside legal counsel that such alternative proposal is a superior proposal; provided, however, that prior to effecting a recommendation change or terminating the merger agreement, (a) NCI shall have given at least five business days’ prior written notice to Ply Gem that it has received such proposal, specifying the material terms and conditions of such proposal, and that NCI intends to take such action at the end of the notice period, (b) following such five-business day period, the NCI special committee after taking into account in good faith any revisions to the terms of the relevant agreement, committed to in writing by Ply Gem, and, after consultation with its financial advisors and outside legal counsel, shall have determined in good faith that the alternative proposal remains a superior proposal.

In addition, prior to adoption by the NCI stockholders of the merger agreement, in response to an intervening event that occurs or arises after the date of the merger agreement, NCI may effect a recommendation change if prior to taking such action the NCI special committee reasonably determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure of the NCI board or the NCI special committee to effect a recommendation change would be inconsistent with its fiduciary duties under applicable law; provided, however, that prior to effecting a recommendation change, (i) NCI shall have given at least five business days’ prior written notice to Ply Gem that NCI has determined that an intervening event has occurred or arisen, and that NCI intends to effect a recommendation change at the end of the notice period, (ii) during such five-business-day period, if requested by Ply Gem, NCI will negotiate in good faith with Ply Gem, which may be on a non-exclusive basis with respect to negotiations or discussions permitted under the merger agreement, to revise the terms and conditions of the merger agreement such that a failure of the NCI board or the NCI special committee to effect such a recommendation change in response to such intervening event would not be inconsistent with the directors’ fiduciary duties under applicable law, and (iii) following such five-business-day period, the NCI special committee, after taking into account in good faith any revisions to the terms of the merger agreement and, after consultation with its financial advisors and outside legal counsel, shall have reasonably determined in good faith that the failure to effect such a recommendation change would be inconsistent with the NCI board or the NCI special committee’s fiduciary duties under applicable law.
An “intervening event” means any event, change, development, effect, condition, circumstance, occurrence or state of facts, or any combination of the foregoing, that did not result from any breach of the merger agreement and that was not known or reasonably foreseeable by the NCI board (excluding directors affiliated with Sponsor) as of the date of the merger agreement, which becomes known (or the unforeseen magnitude or material consequences thereof become known) to or by the NCI board (excluding directors affiliated with Sponsor) prior to obtaining the stockholder approval. However, in no event shall the following constitute, or be taken into account in determining the existence of, an “intervening event” for the purposes of the foregoing: (i) the receipt, existence or terms of an alternative proposal or superior proposal or any proposal, offer, inquiry, or request for information or request for negotiations or discussions that could reasonably be expected to lead to any alternative proposal, (ii) any event, fact, circumstance, development or occurrence relating to Ply Gem that does not amount to a material adverse effect for Ply Gem or any of its affiliates, (iii) any change, in and of itself, in the price or trading volume of shares of NCI common stock, (iv) meeting or exceeding internal or analysts’ expectations, projections or results of operations (it being understood that the underlying facts giving rise or contributing to such circumstances may be taken into account in determining whether there has been an intervening event, to the extent otherwise permitted by such definition), (v) the consequences of the announcement of the merger agreement or (vi) any actions required to be taken by NCI and its subsidiaries under the merger agreement.
Efforts to Hold the Special Stockholders’ Meeting
NCI has agreed to take all actions reasonably necessary to mail the proxy statement to its stockholders and to establish a record date, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of securing the stockholder approval.
Under the merger agreement, NCI has agreed to submit the merger agreement proposal and no other alternative proposal to a stockholder vote, even if the NCI board has made a recommendation change (as described under “Change in NCI Board Recommendation and Superior Proposal Termination Right”), unless the merger agreement has been validly terminated pursuant to its terms, including the option of NCI to terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal in compliance with the merger agreement (as described under “Non-solicitation of Alternative Proposals”).
Anything to the contrary contained in the merger agreement notwithstanding, NCI may adjourn or postpone the special meeting (i) to the extent necessary to ensure that any required supplement or amendment to the proxy statement that NCI has determined in good faith (after consultation with outside legal counsel) is necessary under law is provided to NCI stockholders, (ii) if, as of the time for which the special meeting is originally scheduled (as set forth in this proxy statement), there are insufficient shares of NCI common stock represented to constitute a quorum necessary to conduct such meeting, or (iii) with the consent of Ply Gem, to solicit additional proxies necessary to obtain the stockholder approval (provided, however, that no adjournment or postponement may be made on or after January 14, 2019).

Efforts to Consummate the Merger
The NCI, Ply Gem and Sponsor have agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under law to consummate the merger, including using reasonable best efforts to (i) cause the conditions precedent to be satisfied, (ii) obtain all necessary waivers, consents, approvals, permits, orders or authorizations from governmental entities and make all necessary registrations, declarations and filings and take all steps as may be necessary to avoid, or to have terminated, if begun, any proceeding by any governmental entity by January 17, 2019, (iii) obtain all necessary waivers, consents, approvals, permits, orders or authorizations from third parties, (iv) defend any investigations or proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the transactions contemplated in the merger agreement, including seeking to avoid the entry of, or to have reversed, terminated, lifted or vacated, any stay, temporary restraining order or other injunctive relief or order entered by any governmental entity that could prevent or delay the merger and (v) execute and deliver additional instruments necessary to consummate the merger, and to fully carry out the purposes of, the merger agreement.
In addition, NCI, Ply Gem and Sponsor, will (i) make or cause to be made any antitrust registrations, declarations or filing (a) required under the HSR Act as promptly as reasonably practicable but in no event later than 10 business days following the execution date and (b) required under the antitrust laws of Austria and Canada as promptly as reasonably practicable following the execution date, (ii) furnish to any other party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party pursuant to any applicable law in connection with the merger, (iii) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by any other governmental entity in respect of such registrations, declarations and filings, (iv) promptly notify the other party of any communication between that party and any governmental entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding the application of a regulatory law to the merger, and (v) act in good faith and use reasonable best efforts to cooperate with the other party in connection with any such registrations, declarations and filings and in connection with resolving any investigation or other inquiry of any such agency or other governmental entity under the HSR Act or any other regulatory law with respect to any such registration, declaration and filing. Materials provided to the other party or its outside counsel may be redacted to remove references concerning the valuation of NCI and its subsidiaries or Ply Gem and its subsidiaries or as necessary to address reasonable privilege concerns.
Indemnification and Insurance
For six years after the effective time, NCI will indemnify and hold harmless, in the same manner as provided by Ply Gem prior to the execution date, each of Ply Gem’s and its respective subsidiaries’ directors, officers and employees (the “indemnified parties”) from acts or omissions occurring prior to the closing arising out of or related to such person’s service as a director, officer or employee, and shall provide advancement of expenses to the parties being indemnified. In addition, as long as the Sponsor Investors have representation rights on the NCI board, directors appointed by the Sponsor Investors shall be entitled to the same rights, privileges and compensation as the other members of the NCI board in their capacity as such, including with respect to insurance coverage and reimbursement for NCI board participation and related expenses.
For six years after the effective time, NCI will have in its organization documents provisions no less favorable with respect to indemnification of the current and former directors and officers of Ply Gem than those provided in Ply Gem’s organizational documents, and will maintain for the benefit of the indemnified parties an insurance and indemnification policy with an insurer with the same or better credit rating as the current carrier for Ply Gem that provides coverage for acts or omissions occurring prior to the effective time covering each such person covered by the officers’ and directors’ liability insurance policy of Ply Gem on terms with respect to coverage and in amounts no less favorable in the aggregate than those of Ply Gem’s directors’ and officers’ insurance policy. However, NCI will not be required to pay an annual premium for such directors’ and officers’ insurance in excess of 300% of the annual premium currently paid by Ply Gem for such coverage and, if any annual premium for such insurance coverage exceeds 300% of such annual premium, NCI will obtain as much coverage as reasonably practicable for a cost not exceeding such amount.

NCI’s insurance obligations described above may be satisfied by purchasing a “tail” policy from an insurer with substantially the same or better credit rating as the current carrier for Ply Gem’s existing directors’ and officers’ insurance policy, which (i) has a term of six years from the effective time, (ii) covers each person covered by Ply Gem’s directors’ and officers’ insurance policy for actions and omissions occurring prior to the effective time and (iii) contains terms that are no less favorable in the aggregate than those of the Ply Gem’s directors’ and officers’ insurance policy. If such “tail” policy has been obtained by Ply Gem prior to the effective time, NCI shall cause such policy to be maintained in full force and effect for its full term and cause all obligations thereunder to be honored by NCI.
For six years after the effective time, if NCI consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity in such consolidation or merger, or transfers all or substantially all of its properties and assets to any person, then proper provision shall be made so that the successors and assigns of NCI honor the foregoing indemnification obligations.
Employee Matters
The merger agreement provides that, for a period of one year following the closing date, NCI will provide NCI and Ply Gem employees who are employed as of the effective time and whose employment is terminated without cause before the first anniversary of the closing date with severance benefits equal to the greater of the severance benefits such terminated employee would be eligible to receive under either the NCI or Ply Gem severance policy as in effect as of July 17, 2018 (and NCI and Ply Gem employees with individual employment or other agreements providing for severance will be entitled to severance under the terms of those individual agreements).
NCI also has agreed under the merger agreement to recognize years of service with Ply Gem or its subsidiaries and predecessors under all employee benefit plans maintained by NCI or its affiliates for the benefit of continuing Ply Gem employees, subject to certain customary exceptions, and to waive certain participation restrictions and credit certain previously incurred expenses for purposes of satisfying deductible, coinsurance and maximum out of pocket requirements under NCI’s medical, dental, prescription drug and vision plans.
Additional covenants agreed to by the parties are described under the heading “Proposal 1: Adoption of the Merger Agreement — Interests of NCI Directors and Executive Officers in the Merger”.
Conditions to Completion of the Merger
The obligations of NCI and Ply Gem to consummate the merger are subject to the satisfaction or waiver (to the extent permissible under applicable laws) of the following mutual conditions:
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adoption of the merger agreement by NCI’s stockholders;

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any (i) waiting periods applicable to the merger under the HSR Act having been terminated or expired and (ii) any necessary approvals or termination of any applicable waiting periods under the Competition Act of Canada and the Austrian Cartel Act, as amended, shall have been received or occurred;

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absence of any decision, injunction, decree, ruling, law or order (whether temporary, preliminary or permanent) enjoining or otherwise prohibiting the consummation of the transactions; and

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the NCI common stock to be issued in connection with the merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

The obligation of Ply Gem to effect the merger is also subject to the satisfaction or waiver by NCI of the following additional conditions:
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the accuracy of the representations and warranties of NCI set forth in the merger agreement, subject, in most cases, to “materiality” or “material adverse effect” standards set forth in the merger agreement, as of the date of the merger agreement and as of the closing date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties will be true and correct as of such specific date only) and Ply Gem’s receipt of an officer’s certificate from NCI to such effect;

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performance of, or compliance with, in all material respects all agreements and covenants required to be performed or complied with under the merger agreement by NCI at or prior to the effective time and Ply Gem’s receipt of an officer’s certificate from NCI to such effect;

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the receipt by Ply Gem of a written tax opinion from Debevoise, in form and substance reasonably satisfactory to Ply Gem, dated as of the closing date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” pursuant to Section 368(a) of the Code;

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the receipt by Ply Gem of a copy of the new stockholders agreement duly executed by NCI; and

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the receipt by Ply Gem of a copy of the new registration rights agreement duly executed by NCI.

The obligation of NCI to effect the merger is also subject to the satisfaction or waiver by Ply Gem of the following additional conditions:
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the accuracy of the representations and warranties of Ply Gem set forth in the merger agreement, subject in most cases, to “materiality” or “material adverse effect” standards set forth in the merger agreement, as of the date of the merger agreement and as of the closing date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties will be true and correct as of such specific date only) and NCI’s receipt of an officer’s certificate from Ply Gem to such effect;

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performance of, or compliance with, in all material respects all agreements and covenants required to be performed or complied with under the merger agreement by Ply Gem at or prior to the effective time and NCI’s receipt of an officer’s certificate from Ply Gem to such effect;

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the receipt by NCI of a written tax opinion from Wachtell Lipton, in form and substance reasonably satisfactory to NCI, dated as of the closing date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” pursuant to Section 368(a) of the Code;

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the receipt by NCI of a copy of the new stockholders agreement duly executed by Ply Gem and the Sponsor Investors; and

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the receipt by NCI of a copy of the new registration rights agreement duly executed by Ply Gem and the Sponsor Investors.

As further discussed under the section titled “Risk Factors,” neither NCI nor Ply Gem can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
Financing Cooperation
The merger agreement requires each of Ply Gem and NCI and their subsidiaries to use their reasonable best efforts to obtain the financing (the “financing”) contemplated by the debt commitment letter, dated as of the execution date, from certain committed lenders and the arrangers party thereto and addressed to Ply Gem Midco, a subsidiary of Ply Gem (the “debt commitment letter”). Each of Ply Gem and NCI must also, and must cause its subsidiaries to, and cause its and their respective officers, employees and advisors (including legal and accounting representatives) to, use reasonable best efforts to cooperate in any manner that is reasonably requested by Ply Gem or NCI in order (i) to assist in any arrangement or syndication activities in respect of the financing as contemplated by the debt commitment letter, to satisfy on a timely basis all conditions to funding set forth in such debt commitment letter that are within Ply Gem’s or NCI’s control and to consummate the financing at or prior to the closing and (ii) if any portion of the financing becomes unavailable on the terms and conditions set forth in such debt commitment letter (including any flex provisions), to arrange to obtain alternative financing, including from alternative sources, on terms and conditions not less favorable than the terms and conditions (including any flex provisions) set forth in such debt commitment letter.

Other Covenants and Agreements
The merger agreement contains certain other covenants and agreements, including, among other things, covenants relating to:
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access by each party to certain information about the other party during the period prior to the effective time or termination of the merger agreement, as applicable;

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confidentiality obligations;

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certain notices;

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cooperation between Ply Gem and NCI in connection with public announcements;

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possible application of takeover laws or anti-takeover provisions or restrictions;

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the listing of NCI common stock to be issued in connection with the merger on the NYSE;

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tax matters;

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treatment and repayment of certain indebtedness of NCI; and

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participation in the defense or settlement of any stockholder litigation relating to the transactions.

Termination of the Merger Agreement
Ply Gem and NCI may mutually agree to terminate the merger agreement before consummating the merger.
In addition, either Ply Gem or NCI may terminate the merger agreement if:
•
any governmental authority of competent jurisdiction shall have issued any order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement and such order, decree, ruling or injunction or other action shall have become final and nonappealable, or if there shall be adopted any law that makes consummation of such transactions illegal or otherwise prohibited (provided that the party seeking to terminate the agreement has fulfilled its general efforts obligations under the merger agreement);

•
the merger is not consummated by January 17, 2019 (provided that this right to terminate the merger agreement shall not be available to any party whose failure to fulfill any of its covenants or agreements under the merger agreement has been the principal cause of, or resulted in, the failure of the merger to occur on or before that date);

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any of the representations or warranties of the other party is inaccurate or any covenant or other agreement of the parties contained in the merger agreement is breached by the other party, and any such breaches or inaccuracies (i) would cause a condition of closing not to be satisfied and (ii) are not curable, or if curable, are not cured during the time period set forth in the merger agreement (provided that the party seeking to terminate the merger agreement pursuant to this provision is not itself in material breach of any of its representations, warranties and covenants); or

•
the special meeting has concluded without adoption of the merger agreement proposal by NCI stockholders.

NCI may also terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal prior to the stockholder approval (provided that NCI has complied with certain procedural, notice and other requirements set forth in the merger agreement and, no later than two business days after such termination, NCI tenders a termination fee payment to Ply Gem).
Ply Gem may also terminate the merger agreement if the NCI board effect a recommendation change.

Expenses and Termination Fees Relating to the Termination of the Merger Agreement
NCI will be obligated to pay Ply Gem a termination fee of  $45,000,000 in the following circumstances:
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if Ply Gem terminates the merger agreement because the NCI board has changed or withdrawn its recommendation of the transaction to its stockholders;

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if the merger agreement is terminated by either NCI or Ply Gem because the stockholder approval is not obtained and (i) prior to the meeting of NCI’s stockholders duly called for the purpose of obtaining the stockholder approval an NCI alternative proposal is publicly proposed or disclosed and (ii) NCI enters into a definitive agreement with respect to, or consummates, such NCI alternative proposal within 12 months of such termination (provided that any reference in the definition of NCI alternative proposal to “15%” shall be deemed to be a reference to “50%”);

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if the merger agreement is terminated by Ply Gem because NCI breached covenants pertaining to non-solicitation of alternative transactions and (i) before such termination, an NCI alternative proposal is publicly proposed or disclosed and (ii) NCI enters into a definitive agreement with respect to, or consummates, such NCI alternative proposal within 12 months of the merger agreement being terminated (provided that any reference in the definition of NCI alternative proposal to “15%” shall be deemed to be a reference to “50%”); or

•
if terminates the merger agreement is terminated by NCI, before the stockholder approval is obtained, in order to enter into a definitive agreement with respect to an alternative transaction.

In no event shall Ply Gem be entitled to receive more than one termination fee.
If the merger agreement is terminated, certain expenses incurred by NCI and Ply Gem in connection with the merger will be borne 53% by NCI and 47% by Ply Gem, with NCI bearing the lesser of 53% of combined expenses or NCI’s own expenses. If the merger is consummated, the surviving corporation will bear all of the expenses of NCI and Ply Gem incurred in connection with the merger.
Amendments and Waivers
Any provision of the merger agreement may be amended or waived by the parties at any time before or after the adoption of the merger agreement by NCI stockholders. However, after such stockholder approval is obtained, there may not be, without further approval by NCI stockholders, any amendment or waiver of any provision of the merger agreement for which applicable laws require further approval by such stockholders.
Specific Performance
In addition to any other remedy that may be available to each party, including monetary damages, each of the parties will be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent or restrain real or threatened breaches of the merger agreement and to enforce specifically its terms and provisions.
Governing Law
The merger agreement is governed by the laws of the State of Delaware, and each party irrevocably submits to the jurisdiction of the State of Delaware and the United States District Court for the District of Delaware, to resolve any disputes in connection therewith.

THE STOCKHOLDERS AGREEMENT
The following is a description of the material terms of the new stockholders agreement that NCI will enter into, prior to, and as a condition for, and effective upon the consummation of the merger, with the Sponsor Investors and the GCC Investors. The new stockholders agreement will set forth various arrangements and restrictions with respect to the governance of the surviving corporation and certain rights of the Sponsor Investors and the GCC Investors.
A copy of the form of the new stockholders agreement is attached hereto as Annex B. The following summary of the terms of the new stockholders agreement is not a complete description thereof and is qualified in its entirety by the full text thereof.
Governance Matters
NCI Board Composition.   Upon the effective time, the NCI board will consist of 12 directors, five of whom will be appointed by the Sponsor Investors, one of whom must be independent of both NCI and the Sponsor Investors, and the remaining members shall consist of the chief executive officer of NCI and directors who (i) are not affiliated with the Sponsor Investors, the GGC Investors or NCI, (ii) were not nominated by the Sponsor Investors and (iii) would qualify as an “independent director” pursuant to the listing standards of the stock exchange on which the securities of NCI are quoted or listed (the “independent non-sponsor directors”).
After the effective time, the NCI board will be constituted in accordance with the new stockholders agreement as follows:
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Sponsor Directors.   From the effective time until the date that the Sponsor Investors beneficially own less than 7.5% of the outstanding NCI common stock (the “sponsor investor rights period”), the Sponsor Investors will be entitled to nominate for election, fill vacancies and appoint replacements for a number of directors (“Sponsor directors”) up to a number that is the lesser of (the “sponsor investor director number”) (i) the number that is proportionate to the ratio, expressed as a percentage, of  (x) the aggregate number of votes that may be cast by NCI stockholders beneficially owned by the Sponsor Investors at the relevant time, divided by (y) the number of votes that may be cast by all NCI stockholder voting together as a single class on any matter on which such holders are entitled to vote at the relevant time (the “sponsor voting interest”), rounded to the nearest whole number, and (ii) the number that is one less than the number of independent non-sponsor directors at the relevant time;

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Chief Executive Officer.   At all times at which the position of chief executive officer of NCI is filled, one of the members of the NCI board shall be the chief executive officer of NCI;

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NCI board Observer.   Upon the occurrence of certain events of default by NCI, the Sponsor Investors will have the right to designate an individual as an observer of the NCI board and any committees thereof, provided that such observer shall not have any voting rights;

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Independent Non-Sponsor Directors.   The remaining members of the NCI board shall consist of independent non-sponsor directors, provided that up to one member of the NCI board may be comprised of an additional director who is not (i) a Sponsor director or (ii) the chief executive officer of NCI (an “unaffiliated shareholder director”). Such unaffiliated shareholder director need not be an independent non-sponsor director.

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Lead Director.   The Sponsor Investors will be entitled to designate the “lead director” as long as they hold at least 20% of the outstanding NCI common stock.

During the sponsor investor rights period, NCI shall take the following actions necessary to cause the NCI board to include the nominee(s) nominated for appointment to the NCI board by the Sponsor Investors pursuant to the new stockholders agreement:
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at each annual meeting or special meeting(s) of stockholders, take all corporate and other actions necessary to cause the applicable Sponsor Investors’ nominee(s) to be nominated for election as director(s) on the NCI board; and

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use its reasonable best efforts to solicit proxies in favor of the election of such Sponsor Investor nominee(s) to be elected at such meeting(s).

If at any time the number of Sponsor directors serving on the NCI board exceeds the sponsor investor director number, then unless otherwise requested by NCI by action of the independent non-sponsor directors, the Sponsor Investors shall promptly cause one or more of such Sponsor directors to resign such that, following the resignation(s), the number of Sponsor directors serving on the NCI board does not exceed the sponsor investor director number. If the limitations and requirements imposed by law, regulation or the rules of a stock exchange on which the securities of NCI are quoted or listed require a change to the number of Sponsor directors who are not Sponsor independent directors, following consultation with the NCI board, Sponsor shall promptly cause one or more of Sponsor directors to resign and, if, following such resignation(s), the number of Sponsor directors serving on the NCI board falls below the Sponsor investor director number, one or more Sponsor independent director shall be nominated and appointed to the NCI board in accordance with the new stockholders agreement so that, following such appointment(s), the number of Sponsor directors equals the sponsor investor director number.
For the purposes of the new stockholders agreement, the term “Sponsor independent director” shall mean any director who (i) was nominated by the Sponsor Investors, (ii) is not an affiliate of the Sponsor Investors, the GGC Investors or NCI and (iii) would qualify as an “independent director” pursuant to the listing standards of the stock exchange on which the securities of NCI are quoted or listed at the time.
Vacancies.   Sponsor directors who are members of the nominating and corporate governance committee of NCI (or, if none serve thereon, the remaining Sponsor directors or, if no Sponsor directors remain in office, the Sponsor Investors) shall have the right to designate (x) any replacement for a Sponsor director upon the death, resignation, retirement or removal from office of such director and (y) fill any other vacancy or vacancies of the NCI board to the extent that the number of Sponsor directors is less than the sponsor investor director number. NCI and the NCI board will use its reasonable best efforts to take all corporate and other actions necessary to cause the nominees designated pursuant to the foregoing to be appointed by the NCI board.
Compensation.   During the Sponsor investor rights period, Sponsor directors shall be entitled to the same rights, privileges and compensation as the other members of the NCI board in their capacity as such, including with respect to insurance coverage and reimbursement for participation in the NCI board and related expenses. NCI shall purchase and maintain, at its own expense, directors and officers liability insurance, from reputable carriers, in an aggregate amount customary for a business of the type and size of NCI, on behalf of and covering the individuals who at any time on or after the closing are or become directors of NCI, against expenses, liabilities or losses asserted against or incurred by such individual in such capacity or arising out of such individual’s status as such, subject to customary exclusions.
Committees.   Subject to applicable law, regulation or the rules of a stock exchange on which the securities of NCI are quoted or listed, for so long as the Sponsor voting interest is greater than 20%, the Sponsor Investors shall also be entitled to representation proportionate to its voting interest in NCI on all committees of the NCI board, provided that, notwithstanding the foregoing, (i) the Sponsor Investors shall be entitled to a minimum of one Sponsor director serving on each committee of the NCI board, (ii) each committee shall have at least one independent non-Sponsor director and (iii) in no event shall Sponsor directors compose a majority of any committee.
Nomination of Unaffiliated Shareholder Directors.   The nominating and corporate governance committee of NCI shall (i) select the individual(s) to be nominated for election as unaffiliated shareholder Directors, (ii) select any replacement for an unaffiliated shareholder director and (iii) fill any other vacancies of the NCI board other than a vacancy to be filled by a Sponsor director. NCI will and the NCI board will use their reasonable best efforts to take all corporate and other actions necessary to cause the individual(s) nominated pursuant to the foregoing to be appointed to the NCI board.
Transfer and Hedging Restrictions
Prior to (i) with respect to the shares that the Sponsor Investors acquire pursuant to the merger agreement, the date that is 18 months after the closing date and (ii) with respect to both the shares that the Sponsor Investors own prior to the consummation of the merger and the shares GGC acquires pursuant to the merger agreement, the date that is the later of  (a) 90 days after the closing date and (b) January 31, 2019 (the “transfer limitation period”), without the approval of a majority of the independent non-Sponsor directors, such investor shall not transfer, sell, pledge, assign or otherwise dispose of  (including by merger or otherwise by operation of law) (a “transfer”) any (x) NCI common stock or, (y) to the extent held by a Sponsor Investor or a GGC Investor, any other equity securities or equity interests issued with respect to NCI common stock by way of conversion or exchange thereof or stock dividends, stock splits or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization (the “registrable securities”), other than (each of the exceptions described below, a “transfer exception”):
•
to an affiliate that agrees to be bound by the provisions of the new stockholders agreement as if it were such investor, as applicable;

•
to NCI; or

•
in a business combination approved, or recommended to NCI stockholders, by the NCI board in which the per-share consideration received by such investor is equal to, and in the same form as, the per-share consideration received by all holders of NCI common stock; provided, in the event all holders of NCI common stock have the opportunity to elect the form of consideration to be received in such business combination, such investor shall have the opportunity to make such election with respect to the consideration described above on the same basis as all holders of NCI common stock.

Following the transfer limitation period, each Sponsor Investor or GGC Investor shall not transfer any of its registrable securities, except that the registrable securities may be transferred pursuant to a transfer exception, and by each Sponsor Investor or each GGC Investor in:
•
a privately negotiated transaction to a person or group that represents that it, and that such transferee reasonably believes, (a) it is not a competitor, (b) it is not and will not be, after giving effect to the transfer, a person or group beneficially owning securities of NCI entitling such person or group to cast a number of votes in excess of 10% of their aggregate voting power (a “10% holder”) or an affiliate of any 10% holder and (c) it is not proposing to effect a “change of control” (as defined below) of NCI without the prior written consent of the independent non-Sponsor directors (such person, a “permitted third party transferee”); provided that the transferring investor shall have provided NCI five business days’ notice in writing prior to any such transfer;

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public market trades; provided that the transferring investor shall have no reason to believe that any transferee is not a permitted third party transferee and the transferring investor shall have instructed the transferring investor’s underwriters or brokers, if any, of the requirements of a permitted third party transferee; and

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a traditional underwritten public offering in accordance with the new registration rights agreement.

In addition, until the later of  (i) the 30-month anniversary of the closing date and (ii) (a) for the Sponsor Investors, the last day of the first continuous six-month period during which the sponsor voting interest is less than 10% and (b) for GGC Investors, the last day of the first continuous six-month period during which the aggregate number of votes that may be cast by GGC divided by the aggregate voting power of NCI common stock of NCI at the relevant time (the “GGC voting interest”) is less than 10% (the “hedging limitation period”), each Sponsor Investor and each GGC Investor will agree that it and its parent controlled affiliates shall not hedge their respective direct or indirect exposure to NCI common stock or any other security, except in transactions involving an index-based portfolio of securities that includes NCI common stock (provided that the value of such NCI common stock in such portfolio is not more than 5% of the total value of the portfolio of securities).
For the purposes of the new stockholders agreement, a “change of control” means, with respect to NCI, the occurrence of any one of the following events:
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any person or group (other than the Sponsor Investors) holds or acquires, directly or indirectly, a voting interest greater than 50% in NCI;

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the consummation of  (i) any reorganization, consolidation, merger, share exchange, tender or exchange offer or other business combination or similar transaction involving NCI with any person or (ii) the sale, assignment, conveyance, transfer, exchange, lease or other disposition (including by liquidation or dissolution of NCI) by NCI of all or substantially all of its assets to any person other than a business combination following which (a) individuals or entities that were not the beneficial owners of NCI common stock outstanding immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote of the entity resulting from such business combination in substantially the same proportions as their ownership immediately prior to such business combination of the voting power of NCI common stock of NCI and (b) no person or group (excluding the Sponsor Investors) either (x) beneficially owns, directly or indirectly, more of the combined power of the then-outstanding voting securities entitled to vote of such entity than the Sponsor Investors so beneficially own, or (y) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then-outstanding voting securities entitled to vote; or

•
the number of directors who are not continuing directors and who are nominated by any person or group (other than the Sponsor Investors) constitutes at least a majority of directors that would constitute the full NCI board if there were no vacancies.

Standstill
Until (i) for Sponsor Investors, the last day of the first continuous six-month period during which Sponsor voting interest is less than 10% and (ii) for GGC Investors, the last day of the first continuous six-month period during which GGC voting interest in NCI is less than 10%, in each case, a “standstill termination event,” the Sponsor Investors and the GGC Investors shall not:
•
other than by (1) acquisition of qualified debt or (2) acquisition of securities of NCI or its subsidiaries as a result of  (a) the exercise of subscription rights pursuant to the new stockholders agreement, (b) any repurchase or redemption of securities by NCI or (c) any other right of the Sponsor Investor group or transaction contemplated by the new stockholders agreement or other transaction documents, acquire, offer or propose to acquire, or agree to acquire, in any manner (including by means of merger, consolidation, reorganization, recapitalization or otherwise), beneficial ownership of any securities of NCI or its subsidiaries (including convertible securities), if immediately following such acquisition or agreement the Sponsor Investors or the GGC Investors, as the case may be, would beneficially own in the aggregate more than the voting interest or economic interest of NCI held at closing, treating securities convertible into or exercisable for voting securities, economic interests or NCI common stock that are beneficially owned by such Sponsor Investor or GGC Investor or their respective parent controlled affiliates as fully converted into or exercised for the underlying voting securities, economic interests or NCI common stock without regard to the exercisability, vesting or similar provisions and restrictions thereof), provided, however, that in the case of the Sponsor Investors, if the Sponsor voting interest or economic interest of NCI at any time falls below 45%, then for purposes of the foregoing, the aggregate cap applicable to the Sponsor Investor group and the Sponsor Investors’ parent controlled affiliate will be 45% in lieu of Sponsor voting interest or economic interest as of the closing;

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make any statement or proposal to the NCI board or any of NCI’s representatives or stockholders regarding, or make any public announcement, proposal or offer with respect to, any business combination, merger, exchange or tender offer, recapitalization or similar transaction or recapitalization of debt, provided, however, that the Sponsor Investors or the GGC Investors may privately communicate such proposal to the NCI board or the chief executive officer of NCI as long as such communication would not, and would not reasonably be expected to, trigger public disclosure obligations for any person;

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deposit any voting securities of NCI into a voting trust, enter into voting agreements, pooling arrangements or other similar arrangements or contracts, or grant any proxies with respect to any voting securities of NCI, except to such investor’s respective affiliates;

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participate in any “group” (as such term is used in Section 13(d) of the Exchange Act) other than with respect to its affiliates;

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enter into any transaction involving NCI not approved or recommended by the NCI board;

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act with another party to seek to control or influence NCI (it being understood that, subject to their fiduciary duties to NCI, no actions taken by Sponsor directors in their respective roles as members of the NCI board shall be deemed to violate this clause); or

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publicly seek, or announce their support for another party to seek, any amendment, waiver or release of, or contest the validity of, any of the restrictions described above.

In addition, until the end of the hedging limitation period, the Sponsor Investors shall not, directly or indirectly, without the prior written consent of a majority of the independent non-Sponsor directors: (a) in any way acquire, offer or propose to acquire or agree to acquire, directly or indirectly, in any manner, beneficial ownership of any indebtedness or debt securities of NCI other than qualified debt or (b) seek, directly or indirectly, any amendment, waiver or release of, or to contest the validity of, any of the restrictions described above.
Notwithstanding anything to the contrary contained in the new stockholders agreement, the restrictions described above shall not apply upon the occurrence of certain events of default by NCI; provided, that the restrictions shall apply from and after the date that such NCI default event is cured or remedied until the date upon which such restriction terminates. The restrictions described above terminate upon the occurrence of a change of control.
Voting
Following the closing, at any and all meetings of the NCI stockholders occurring prior to a change of control (as such term is defined in the new stockholders agreement) or a standstill termination event, each Sponsor Investor and GGC Investor shall:
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cause each share of NCI common stock beneficially owned by it to be present in person or represented by proxy at all meeting of stockholders of NCI, so that all such shares shall be counted as present for determining the presence of a quorum at such meetings; and

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vote, at such meetings or at any adjournments or postponements thereof or by written consent:

◦
in favor of all director nominees nominated by the NCI board for election by the stockholders in accordance with the terms of the new stockholders agreement and bylaws of NCI;

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as recommended by the NCI board, on any and all (i) proposals relating to or concerning compensation or equity incentives for directors, officers or employees of NCI adopted in the ordinary course of business consistent with past practice, (ii) proposals by NCI stockholders (including under Rule 14a-8 of the Exchange Act), and (iii) proposals the subject matter of which requires consent of the Sponsor Investors pursuant to its consent rights under the new stockholders agreement; and

◦
not in favor of any transaction constituting, or that would result in, a change of control that has not been approved by a majority of the independent non-Sponsor directors, if the per-share consideration to be received by any Sponsor Investor or GGC Investor in connection with such transaction is not equal to, and in the same form as, the per-share consideration to be received by the unaffiliated shareholders.

Subscription Rights
From and after the closing, if NCI offers to sell any “covered securities” (as defined below), in a public or non-public offering (a “qualified offering”), each Sponsor Investor and each GGC Investor shall be afforded the opportunity to acquire from NCI, for the same price and on the same terms as such covered securities are offered to others, in the aggregate up to the amount of covered securities required to enable such Sponsor Investor and GGC Investor to maintain (i) with respect to offers to sell covered securities consisting of stock or equity securities convertible or exchangeable for NCI common stock, its then-current Sponsor voting interest or GGC voting interest, as applicable, and (ii) with respect to offers to sell covered securities consisting of non-voting equity of NCI or equity securities convertible or exchangeable for non-voting equity, its then-current percentage economic interest.
NCI will provide the Sponsor Investors and the GGC Investors with advance written notice of any proposed issuance of covered securities subject to the Sponsor Investors’ and the GGC investors’ subscription rights. Each of the Sponsor Investors and the GGC Investors will have a right to purchase covered securities of the kind offered in such proposed issuance on the following terms:
•
if a proposed issuance is an underwritten public offering or Rule 144A offering, NCI shall give each Sponsor Investor and each GGC Investor written notice of its intention, describing the anticipated amount of securities, price, timing and other material terms upon which NCI proposes to offer the same. Each Sponsor Investor and each GGC Investor shall have five business days from the date and time of receipt of any such notice to notify NCI that it intends to exercise such subscription rights and as to the amount of Covered Securities such investor desires to purchase;

•
If NCI proposes to make a Qualified Offering of Covered Securities that is not an underwritten public offering or Rule 144A offering (a “private placement”), NCI shall (i) give each Sponsor Investor and each GGC Investor written notice of its intention, describing the anticipated amount of securities, price, timing and other material terms upon which NCI proposes to offer the same and (ii) promptly provide each Sponsor Investor and each GGC Investor with an updated notice reflecting any changes to such anticipated amount of securities, price or other material terms. Each Sponsor Investor and each GGC Investor shall have 10 business days from the date and time of receipt of any such notice to notify NCI that it intends to exercise such subscription rights and as to the amount of covered securities such investor desires to purchase;

•
to the extent a Sponsor Investor elects not to exercise its subscription rights for the maximum amount, (i) any other Sponsor Investor may elect to purchase all or a portion of the covered securities elected not to be purchased, and (ii) any affiliate of the Sponsor Investors may elect to purchase all or a portion of the covered securities elected not to be purchased. In the case of any affiliate of the Sponsor Investors electing to purchase covered securities in accordance with clause (ii) above, such affiliate agrees to be bound by the provisions of the new stockholders agreement as if it were a Sponsor Investor;

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if the proposed issuance is a private placement, the Sponsor Investors and the GGC Investors exercising subscription rights shall be entitled to purchase such securities on the same material terms as the covered securities are offered to the underwriters or initial purchasers;

•
if the Sponsor Investors or the GGC Investors exercise such subscription rights in connection with a proposed issuance that is a private placement, the closing of the purchase of the covered securities with respect to which such right has been exercised shall be conditioned on the consummation of the sale of securities pursuant to the private placement with respect to which such subscription right(s) has been exercised and shall take place as soon as practicable after the closing of the private placement;

If the Sponsor Investors or the GGC Investors fail to exercise subscription rights within the applicable period or such investor is unable to consummate such purchase, NCI shall thereafter be entitled, during the period of 60 days following the conclusion of the applicable period, to sell or enter into an agreement to sell the covered securities not elected to be purchased or which such investor is unable to purchase.
In the case of a qualified offering of covered securities for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by a firm of independent public accountants or an independent appraiser.
NCI and each Sponsor Investor and each GGC Investor shall cooperate in good faith to facilitate the exercise of subscription rights.
Anything to the contrary in the new stockholders agreement notwithstanding, the Sponsor Investors’ and each GGC Investor’s subscription right to purchase covered securities pursuant to the foregoing shall not be available for any offering for the Sponsor Investors or the GGC Investors if, at any time following the closing date, if the voting interest of either the Sponsor Investors or the GGC Investors is less than 7.5%, respectively.
For the purposes of the new stockholders agreement, the term “covered securities” shall mean any equity securities or equity equivalents of NCI that are not (i) issued in connection with an employment contract, employee or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan, to or for the benefit of any employees, officers or directors of NCI, (ii) issued by NCI in connection with business combinations, mergers or acquisitions of assets or securities of another person or (iii) issued upon the conversion, exchange or exercise of any security or right or purchase obligation that either (x) is outstanding as of the date of the new stockholders agreement or (y) becomes outstanding after the date of the new stockholders agreement if the security being converted, exchanged or exercised, was issued after the date of the new stockholders agreement and was not issued pursuant to clauses (i)-(iii) above at the time of its issuance.
Consent Rights
Until such time as the Sponsor voting interest is less than 25%, without the prior consent of the Sponsor Investors, NCI shall not, and shall cause its subsidiaries not to, take any of the following actions, commit, resolve or agree to take any of the following actions or authorize or otherwise facilitate any of the following actions:
•
in any fiscal year, acquire, in a single transaction or a series of related transactions, any business organization or division thereof or assets if in such fiscal year (i) the aggregate consideration paid by NCI for all such acquisitions completed in such fiscal year would exceed 10% of NCI’s consolidated assets as of the end of the most recently completed fiscal year or (ii) the aggregate contribution to revenue of the businesses, divisions and assets acquired on a pro forma basis for the most recently completed fiscal year would exceed 10% of NCI’s revenues for the most recently completed fiscal year, excluding, in all cases, (a) transactions consented to by Sponsor Investor group, (b) transactions between and among any of NCI and its direct or indirect wholly owned subsidiaries and (c) acquisitions of inventory, equipment and real property in the ordinary course of business;

•
in any fiscal year, sell, transfer or dispose of, in a single transaction or a series of related transactions, any business organization or division of NCI or any of its assets if in such fiscal year (i) the aggregate consideration received by NCI for all such sales, transfers or dispositions completed in such fiscal year would exceed 10% of NCI’s consolidated assets as of the end of the most recently completed fiscal year or (ii) the aggregate contribution to revenue of the sold, transferred or disposed businesses, divisions and assets for the most recently completed fiscal year would exceed 10% of NCI’s revenues for the most recently completed fiscal year, excluding, in all cases, (a) transactions consented to by Sponsor investor group, (b) transactions between and among any of NCI’s and its direct or indirect wholly owned subsidiaries, (c) disposition of any aircraft owned by NCI and (d) dispositions of inventory, equipment and real property in the ordinary course of business;

•
other than grants in the ordinary course of business consistent with past practice as permitted by the new stockholders agreement, authorize, issue, deliver, sell, pledge, dispose of, grant, award or encumber any shares of capital stock, ownership interests or voting securities if the proceeds to NCI for all such issuances in the aggregate exceed $20,000,000 in any given fiscal year;

•
redeem, repurchase or acquire any shares of capital stock or securities convertible into or exercisable for shares of the capital stock, other than any registrable securities or pursuant to the acquisition of shares from a holder of an option, restricted share or any other share-based award in satisfaction of tax withholding obligations or in payment of the exercise price if, as a result of such action, the aggregate consideration paid by NCI since the date of the new stockholders agreement would exceed $20,000,000 annually and other than transactions between and among any of NCI and its direct or indirect wholly owned subsidiaries;

•
declare or pay any extraordinary dividend or distribution (other than distributions by a direct or indirect wholly owned subsidiary of NCI to NCI or a direct or indirect wholly owned subsidiary of NCI);

•
newly incur or guarantee any indebtedness for borrowed money except for (i) any indebtedness among NCI and its wholly owned subsidiaries or among NCI’s wholly owned subsidiaries, (ii) guarantees by NCI and/or any subsidiary of indebtedness of NCI or subsidiaries, which indebtedness is outstanding as of the date of the new stockholders agreement, (iii) borrowings under certain credit agreements to which NCI is a party, in each case without giving effect to any increase for borrowed money not to exceed $125,000,000 in aggregate principal amount outstanding at any time;

•
engage to a material extent in any business in which NCI is not engaged on the closing date or any business related, ancillary or complementary to such business;

•
adopt a plan or agreement of complete or partial liquidation or dissolution (except a liquidation or dissolution of a direct or indirect wholly owned subsidiary into NCI or another wholly owned subsidiary) or commence a proceeding;

•
increase or decrease the number of directors that would constitute the entire NCI board at such time assuming all vacancies were filled; or

•
amend, alter or repeal any provisions of its certificate of incorporation or bylaws of NCI.

Term
The new stockholders agreement will be effective as of the closing and will continue in effect thereafter until the earliest of  (i) its termination by the mutual written agreement of the parties, (ii) at such time as neither the Sponsor Investors nor the GGC Investors beneficially own any registrable securities and (iii) the dissolution, liquidation and winding up of NCI.
Amendments and Waivers
Except as otherwise provided by the new stockholders agreement, the provisions of the new stockholders agreement may be amended or waived only pursuant to an instrument in writing signed by an authorized officer of NCI and each of the Sponsor Investors and the GGC Investors. No failure by any party to insist upon strict performance of any covenant, duty, agreement or condition of the new stockholders agreement shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereunder.
Assignment
Neither the new stockholders agreement nor any of the rights, interests or obligations thereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation or law or otherwise), without the prior written consent of the other parties. The new stockholders agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Any attempted assignment, except as allowed by the new stockholders agreement, will be void.

Specific Performance
In addition to any other remedy that may be available to each party, including monetary damages, each of the parties will be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of the new stockholders agreement and to enforce specifically its terms and provisions.
Governing Law
The new stockholders agreement is governed by the laws of the State of Delaware, and each party irrevocably submits to the jurisdiction of the Court of Chancery of the State of Delaware (or, solely if such courts decline jurisdiction, in the United States District Court for the District of Delaware or another court sitting in the State of Delaware), to resolve any disputes in connection therewith.

THE NEW REGISTRATION RIGHTS AGREEMENT
The following is a description of the material terms of the new registration rights agreement that NCI will enter prior to, and as a condition for, and effective upon the consummation of the merger, with the Sponsor Investors and the GGC Investors.
A copy of the form of the new registration rights agreement is attached hereto as Annex C. The following summary of the terms of the registration rights agreement is not a complete description thereof and is qualified in its entirety by the full text thereof.
Pursuant to the new registration rights agreement, the parties agreed that:
•
at any time and from time to time following the last day of the transfer limitation period, any investor (the “requesting investor”) may request in writing that NCI effect the registration under and in accordance with the provisions of the Securities Act of all or any part of the registrable securities held by such investor and any of its affiliates who are permitted transferees (each, a “demand request”). Promptly after its receipt of any demand request, but no later than ten days after receipt by NCI of such demand request, NCI shall give written notice of such request to all other holders, and shall use its reasonable best efforts to file, as promptly as reasonably practicable but not later than thirty days after receipt by NCI of such demand request, in accordance with the provisions of the new registration rights agreement, a registration statement covering all registrable securities that have been requested to be registered (i) in the demand request and (ii) by any other holders by written notice to NCI given within seven calendar days after the date NCI has given such holders notice of the demand request, in accordance with the method or methods of disposition of the applicable registrable securities elected by the requesting investor, provided, however, that in case of a demand registration with respect to a sale of registerable securities to one or several purchasers in a registered transaction by means of  (a) a bought deal, (b) a block trade or (c) a registered direct sale, the registration statement shall cover registrable securities that have been requested to be registered by any other holders by written notice to NCI given within one business day. For the purposes of the new registration rights agreement, the transfer limitation period shall terminate on the occurrence of  (x) a company default event or (y) a change of control event (the terms in clauses (x) and (y) as defined in the new registration rights agreement).

•
NCI will use reasonable best efforts to file a shelf registration statement covering resales of NCI’s common stock to be received by the Investors, their affiliates and permitted transferees as merger consideration pursuant to Rule 415 under the Securities Act, prior to the end of the later of January 31, 2019 and 90 days following the closing date, and to cause such registration statement to be declared effective under the Securities Act.

•
In the aggregate, the Sponsor Investors and their affiliates will have six long-form and short-form demand registration rights and the GGC Investors and their affiliates will have two long-form and short-form demand registration rights, in each case, (i) including underwritten shelf take-downs and piggyback registration rights with respect to future offerings of NCI common stock by NCI and (ii) subject to certain minimum thresholds, customary blackout periods and lock-up provisions. In no event shall the Sponsor Investors and the GGC Investors be permitted to effect more than three underwritten offerings in any twelve-month period. Underwritten shelf take-downs executed as block trades without marketing efforts by NCI will not count toward any demand limitations. In addition, NCI has agreed to pay customary registration and indemnification expenses, subject to certain limitations.

Holdback
The Sponsor Investors and the GGC Investors will agree, in connection with any underwritten offering made pursuant to a registration statement in which such holder has elected to include registrable securities, upon the written request of the managing underwriter(s) of such offering, not to effect any public sale or distribution of registrable securities or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of registrable securities, any other securities of NCI or any securities convertible into or exchangeable or exercisable for any other securities of NCI without the prior written consent of the managing underwriter(s) during the period that is (i) with respect to any registered offering covered by the new registration rights agreement, 90 days (or such shorter period as the managing underwriters permit) or (ii) in the case of a takedown from a shelf registration statement, 90 days after the date of the prospectus supplement filed with the SEC in connection with such takedown and during such prior period as NCI has given reasonable notice to the holder of registrable securities.
Assignment
The registration rights of any holder may be assigned (i) in the case of the Sponsor Investors, to any affiliate of the Sponsor Investors, (ii) in the case of the GGC Investors, to any affiliate of the GGC Investors and (iii) to any transferee of all or any portion of the registrable securities held by the Sponsor Investors or their affiliates or the GGC Investors or their affiliates. NCI may assign the new registration rights agreement in connection with a merger, reorganization or sale, transfer or contribution of all or substantially all of the assets or stock of NCI to any of its subsidiaries or affiliates, and, upon the consummation of any such merger, reorganization, sale, transfer or contribution, such subsidiary or affiliate shall automatically and without further action assume all of the obligations and succeed to all the rights of NCI under the agreement.
Term
The new registration rights agreement will generally be effective as of the date of closing and shall continue in effect thereafter until the date on which no registrable securities remain outstanding.
Specific Performance
In addition to any other remedy that may be available to each party, including monetary damages, each of the parties will be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of the new registration rights agreement and to enforce specifically its terms and provisions.
Governing Law
The new registration rights agreement will be governed by the laws of the State of New York, and each party thereto will irrevocably submit to the jurisdiction of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York, to resolve any disputes in connection therewith.

PROPOSAL 2: ISSUANCE OF SHARES IN THE MERGER
The merger agreement provides that NCI will pay an aggregate merger consideration of 58,709,067 shares of NCI common stock to the holders. Based on the shares currently outstanding and the shares issuable pursuant to the merger agreement, we estimate that approximately 124,873,315 shares of NCI common stock will be issued and outstanding following the closing, with current stockholders of NCI holding approximately 53% of the shares of the surviving corporation and the former holders of Ply Gem holding approximately 47% of the shares of the surviving corporation.
For detailed information regarding this share issuance proposal, see the information about the proposed merger and the issuance of shares of NCI common stock in the merger contained throughout this proxy statement, including the information set forth in the sections of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement” and “The Merger Agreement.” A copy of the merger agreement is attached to this proxy statement as Annex A.
If the proposal to approve the issuance of shares of NCI common stock in the merger is not approved, the merger cannot be completed.
Vote Required and the NCI board’s Recommendation
Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the votes cast on the share issuance proposal is required to approve the share issuance proposal. The failure of any NCI stockholder to submit a vote (e.g., by not submitting a proxy or not voting in person) on the share issuance proposal will not count as a vote cast “FOR” or “AGAINST” the share issuance proposal. An abstention on the share issuance proposal will have the same effect as a vote cast “AGAINST” the share issuance proposal. Broker non-votes (if any) will have no effect on the outcome of the share issuance proposal.
The NCI board (without participation of directors affiliated with Sponsor) recommends that NCI stockholders vote “FOR” the share issuance proposal.

PROPOSAL 3: APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
General
NCI proposes to amend its Amended and Restated Certificate of Incorporation (the “charter”) to increase the number of authorized shares of NCI common stock from 100,000,000 to 200,000,000. The increase in authorized shares of NCI common stock will permit the issuance of shares of NCI common stock to the holders pursuant to the merger agreement and will ensure that additional shares of NCI common stock are available for general corporate purposes, which may include raising capital through sales of equity securities, providing equity incentives to employees, officers or directors and declaring stock dividends or effecting stock splits. The form of amendment to the charter is attached as Annex E to this proxy statement
NCI expects to issue 58,709,067 shares of NCI common stock in the merger. If the charter amendment proposal is approved, 75,126,685 shares of NCI common stock are expected to remain available under the charter after the completion of the merger, in addition to 1 million shares of preferred stock that are already authorized under the current charter. NCI does not have any current intention or plan to issue shares of NCI common stock other than in connection with the merger and in connection with NCI’s existing employee benefit plans but, the NCI board nevertheless believes the additional authorized shares of NCI common stock should be available for corporate purposes from time to time, without the potential expense and delay incidental to obtaining stockholder approval for a particular issuance.
Effects of the Charter Amendment Proposal
The additional shares of authorized NCI common stock would be identical to the shares of NCI common stock now authorized and outstanding, and this proposed amendment would not affect the rights of current holders of NCI common stock. Any issuances of additional shares of NCI common stock, however, could adversely affect the existing holders of shares of NCI common stock by diluting their ownership, voting power and earnings per share with respect to such shares. Under the new stockholders agreement, the investors have preemptive rights to purchase on a pro rata basis any shares of NCI common stock that may be issued to maintain each such investor’s then-current percentage economic interest. If the merger agreement proposal is approved and the merger is consummated, until such time as the Sponsor Investors or the GGC Investors hold less than 10% of outstanding shares of NCI common stock, the Sponsor Investors and the GGC Investors, respectively, will have the right to participate on a pro rata basis in future equity offerings.
Vote Required and the NCI board’s Recommendation
Assuming the presence of a quorum, the affirmative vote of the holders of a majority in voting power of all outstanding shares of NCI common stock entitled to vote on the charter amendment proposal is required to approve this charter amendment proposal. Broker non-votes and abstentions will have the same effect as a vote “AGAINST” the charter amendment proposal.
The NCI board (without participation of directors affiliated with Sponsor) recommends that NCI stockholders vote “FOR” the charter amendment proposal.

PROPOSAL 4: ADVISORY VOTE ON MERGER-RELATED COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF NCI
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, NCI is seeking non-binding, advisory stockholder approval of the compensation of NCI’s named executive officers that is based on or otherwise relates to the merger as disclosed in “Proposal 1: Adoption of the Merger Agreement — Interests of NCI Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to NCIs Named Executive Officers.” The proposal gives NCI stockholders the opportunity to express their views on the merger-related compensation of NCI’s named executive officers. Accordingly, NCI is requesting stockholders to adopt the following resolution, on a non-binding, advisory basis:
“RESOLVED, that the compensation that may be paid or become payable to NCI’s named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in “Proposal 1: Adoption of the Merger Agreement — Interests of NCI Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to NCIs Named Executive Officers,” is hereby APPROVED.”
Consummation of the merger is not conditioned on approval of the compensation proposal. Because the vote is advisory in nature only, it will not be binding on either NCI or the combined company. Accordingly, to the extent NCI or the combined company is contractually obligated to pay the compensation, the compensation will be payable to the NCI’s named executive officers, subject only to the conditions applicable thereto, if the merger agreement is approved and adopted and the merger is consummated, regardless of the outcome of the advisory vote.
Vote Required and the NCI board’s Recommendation
Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the votes cast on the compensation proposal is required to approve the compensation proposal. The failure of any NCI stockholder to submit a vote (e.g., by not submitting a proxy or not voting in person) on the compensation proposal will not count as a vote cast “FOR” or “AGAINST” the compensation proposal. An abstention on the compensation proposal will have the same effect as a vote cast “AGAINST” the compensation proposal. Broker non-votes (if any) will have no effect on the outcome of the compensation proposal.
The NCI board (without participation of directors affiliated with Sponsor) recommends that NCI stockholders vote “FOR” the compensation proposal.

PROPOSAL 5: APPROVAL OF POSSIBLE ADJOURNMENT
If, at the special meeting, the NCI board determines that it is necessary or appropriate to adjourn or postpone the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement proposal, the share issuance proposal or the charter amendment proposal, NCI intends to move to adjourn or postpone the special meeting to a later date or time. If the NCI board determines that adjournment or postponement of the special meeting is necessary or appropriate, NCI will ask its stockholders to vote only upon the adjournment proposal, and not on the merger agreement proposal, the share issuance proposal or the charter amendment proposal.
If NCI stockholders approve the adjournment proposal, NCI could adjourn or postpone the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if NCI had received proxies representing a sufficient number of votes against the merger agreement proposal, the share issuance proposal, or the charter amendment proposal to defeat any of the proposals, NCI could adjourn or postpone the special meeting without a vote and seek to convince the holders of those shares to change their votes to vote in favor of the merger agreement proposal, the share issuance proposal or the charter amendment proposal.
Vote Required and the NCI board’s Recommendation
Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the votes cast on the adjournment proposal is required to approve the adjournment proposal. Abstentions will not be treated as votes cast and, as a result, any abstention will have no effect on the outcome of the adjournment proposal. Broker non-votes (if any) will have no effect on the outcome of the adjournment proposal.
The NCI board (without participation of directors affiliated with Sponsor) recommends that NCI stockholders vote “FOR” the adjournment proposal.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined balance sheet as of July 29, 2018 and unaudited pro forma condensed combined statements of operations for the year ended October 29, 2017, and for the nine months ended July 29, 2018 are based on the historical consolidated financial statements of NCI Building Systems, Inc. (“NCI”), which are incorporated by reference in this proxy statement, the unaudited condensed consolidated balance sheet of Ply Gem and the unaudited pro forma condensed combined financial information of Ply Gem included in Note 7 of the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined statements of operations give effect to the proposed merger of Ply Gem Parent, LLC (“Ply Gem”) with and into NCI (the “merger”) and related financing (collectively, the “transactions”) and subsequently the Ply Gem-Atrium merger defined in Note 7, as if they had occurred on October 31, 2016, the beginning of the earliest period presented, and for purposes of the unaudited pro forma condensed combined balance sheet, as if they had occurred on July 29, 2018.
The unaudited pro forma condensed combined financial information includes unaudited pro forma adjustments that are (1) directly attributable to the transactions, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the combined operating results. The unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information reflect the following:
•
the merger of NCI and Ply Gem with NCI surviving the merger and continuing its corporate existence;

•
the issuance of 58,709,067 shares of NCI common stock, $0.01 par value per share, to holders of all Ply Gem LLC interests;

•
changes in Ply Gem’s indebtedness to be incurred on or before the closing date of the transactions to refinance NCI’s existing secured term loan facility and secured asset-based revolving credit facility;

•
certain transaction fees and debt issuance costs incurred in connection with the transactions;

•
changes in interest expense resulting from the transactions, including amortization of estimated debt issuance costs;

•
the Ply Gem-Atrium merger, as defined in Note 7, representing the acquisition of Ply Gem Holdings and Atrium by the Sponsor Fund X Investor;

•
the acceleration of certain NCI equity awards in connection with the transactions; and

•
the estimated effect of the above adjustments on the related income tax expense.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X. In addition, the acquisition method of accounting was used in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), with NCI treated as the accounting acquirer of Ply Gem. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measure. Accordingly, the unaudited pro forma adjustments are preliminary, have been made solely for the purpose of providing unaudited pro forma condensed combined financial information, and are subject to revision based on a final determination of fair value as of the date of the transactions. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying unaudited pro forma condensed combined financial information and the surviving corporation’s future results of operations and financial position.
The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of NCI would have been had the transactions occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed combined financial information were derived from:
•
the accompanying notes to the unaudited pro forma condensed combined financial information;

•
the audited consolidated financial statements for the year ended October 29, 2017 and accompanying notes of NCI contained in the Current Report 8-K dated August 6, 2018, incorporated by reference herein;

•
the audited consolidated financial statements and accompanying notes of Ply Gem Holdings and Atrium for the year ended December 31, 2017, included in this proxy statement;

•
the unaudited consolidated financial statements and accompanying notes of NCI contained in its Quarterly Reports on Form 10-Q for the nine month period ended July 29, 2018, incorporated by reference herein;

•
the unaudited condensed consolidated financial statements and accompanying notes of Ply Gem for the period from January 1, 2018 to April 12, 2018 (“predecessor period”) and the period from April 13, 2018 to June 30, 2018 (“successor period”), included in this proxy statement;

•
the unaudited condensed consolidated financial statements and accompanying notes of Ply Gem Holdings for the nine month period ended September 30, 2017, not included in this proxy statement;

•
the unaudited condensed consolidated financial statements and accompanying notes of Atrium for the three month period ended March 31, 2018, included in this proxy statement, and for the nine month period ended September 30, 2017, not included in this proxy statement; and

•
the unaudited financial data of Atrium for the 12 day period from April 1, 2018 to April 12, 2018, not included in this proxy statement.

NCI BUILDING SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of July 29, 2018
(in thousands)
	NCI Historical	Ply Gem Historical	Reclassifications (Note 5)	Pro Forma Adjustments	(Notes)	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$43,322	$53,609	$—	$43,577	6.a	$140,508
Restricted cash	180	—	—	—		180
Accounts receivable, net	211,098	340,107	—	—		551,205
Inventories, net	260,879	256,225	—	—		517,104
Income taxes receivable	1,171	—	—	—		1,171
Investments in debt and equity securities, at market	5,785	—	—	—		5,785
Prepaid expenses and other current assets	35,859	25,964	—	—		61,823
Assets held for sale	7,272	—	—	—		7,272
Total current assets	565,566	675,905	—	43,577		1,285,048
Property and equipment, net	230,851	303,689	—	—		534,540
Other assets:
Goodwill	148,291	1,232,392	—	312,803	6.b	1,693,486
Intangible assets, net	129,933	1,662,152	—	—		1,792,085
Deferred income tax assets	1,701	—	—	—		1,701
Other assets, net	5,352	12,108	—	2,150	6.c	19,610
Total other assets	285,277	2,906,652	—	314,953		3,506,882
Total assets	1,081,694	3,886,246	—	358,530		5,326,470
Liabilities
Current liabilities:
Notes payable	994	—	—	—		994
Accounts payable	179,700	113,793	—	—		293,493
Accrued compensation and benefits	58,454	—	24,186	(1,563)	6.d	81,077
Accrued interest	1,488	—	35,659	(1,488)	6.e	35,659
Other accrued expenses	106,204	—	177,795	34,108	6.f,6.g	318,107
Accrued expenses	—	237,640	(237,640)	—		—
Current portion of payable to related parties pursuant to tax receivable agreement	—	24,894	—	—		24,894
Current portion of long-term debt	4,150	17,550	—	600	6.h	22,300
Accrued income taxes	7,925	—	—	—		7,925
Total current liabilities	358,915	393,877	—	31,657		784,449
Long-term debt, net of deferred financing costs	403,842	2,434,598	—	54,533	6.h	2,892,973
Deferred income taxes	1,740	332,513	—	—		334,253
Long-term portion of payable to related parties pursuant to tax receivable agreement	—	23,362	—	—		23,362
Other long-term liabilities	18,111	91,076	—	—		109,187
Total long-term liabilities	423,693	2,881,549	—	54,533		3,359,775
Total liabilities	782,608	3,275,426	—	86,190		4,144,224
Stockholders’ Equity
Common stock	663	64	—	530	6.i	1,257
Additional paid-in capital	521,059	637,911	—	280,772	6.i	1,439,742
Accumulated deficit	(213,846)	(20,411)	—	(15,706)	6.i	(249,963)
Accumulated other comprehensive loss	(7,623)	(6,744)	—	6,744		(7,623)
Treasury stock, at cost	(1,167)	—	—	—		(1,167)
Total stockholders’ equity	299,086	610,820	—	272,340		1,182,246
Total liabilities and stockholders’ equity	$1,081,694	$3,886,246	$—	$358,530		$5,326,470

See the accompanying notes to the unaudited pro forma condensed combined financial information.

NCI BUILDING SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended July 29, 2018
(in thousands, except per share data)
	NCI Historical	Ply Gem- Atrium Merger Pro Forma (Note 7)	Reclassifications (Note 5)	Pro Forma Adjustments	(Notes)	Pro Forma
Revenue
Net sales	$1,426,943	$1,821,558	$—	$—		$3,248,501
Cost of sales	1,097,542	1,442,814	(138)	—		2,540,218
Gross profit	329,401	378,744	138	—		708,283
Engineering, selling, general and administrative expenses	228,231	245,739	138	(3,800)	6.j	470,308
Intangible asset amortization	7,237	84,480	—	—		91,717
Strategic development and acquisition related costs	5,503	—	—	—		5,503
Restructuring and impairment charges	1,143	—	—	—		1,143
Gain on insurance recovery	(4,741)	—	—	—		(4,741)
Loss on disposition of business	5,673	—	—	—		5,673
Operating earnings	86,355	48,525	—	3,800		138,680
Interest income	118	118	—	—		236
Interest expense	(16,913)	(131,197)	—	(4,574)	6.k	(152,684)
Foreign currency (loss)	(92)	(2,104)	—	—		(2,196)
Other income, net	1,072	—	—	—		1,072
Loss on extinguishment of debt	(21,875)	—	—	—		(21,875)
Tax receivable agreement liability adjustment	—	5,512	—	—		5,512
Income (loss) before income taxes	48,665	(79,146)	—	(774)		(31,255)
(Benefit) provision for income taxes	13,114	(4,710)	—	(211)	6.l	8,193
Net income (loss)	35,551	(74,436)	—	(563)		(39,448)
Net income allocated to participating securities	(248)	—	—	—		(248)
Net income (loss) applicable to common shares	$35,303	$(74,436)	$—	$(563)		$(39,696)
Income (loss) per common share:
Basic	$0.53					$(0.32)
Diluted	$0.53					$(0.32)
Weighted average number of common shares outstanding:
Basic	66,361			59,395	6.m	125,756
Diluted	66,477			59,395	6.m	125,872
See the accompanying notes to the unaudited pro forma condensed combined financial information.

NCI BUILDING SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended October 29, 2017
(in thousands, except per share data)
	NCI Historical	Ply Gem- Atrium Merger Pro Forma (Note 7)	Reclassifications (Note 5)	Pro Forma Adjustments	(Notes)	Pro Forma
Revenue
Net sales	$1,770,278	$2,405,147	$—	$—		$4,175,425
Cost of sales	1,354,077	1,840,769	(278)	—		3,194,568
Loss on sale of assets and asset recovery	137	—	—	—		137
Gross profit	416,064	564,378	278	—		980,720
Engineering, selling, general and administrative expenses	293,145	315,394	278	—		608,817
Intangible asset amortization	9,620	112,640	—	—		122,260
Goodwill impairment	6,000	—	—	—		6,000
Strategic development and acquisition related costs	1,971	—	—	—		1,971
Restructuring and impairment charges	5,297	—	—	—		5,297
Gain on insurance recovery	(9,749)	—	—	—		(9,749)
Operating earnings	109,780	136,344	—	—		246,124
Interest income	238	97	—	—		335
Interest expense	(28,899)	(175,116)	—	129	6.k	(203,886)
Foreign currency gain	547	1,317	—	—		1,864
Other income, net	1,472	—	—	—		1,472
Tax receivable agreement liability adjustment	—	10,749	—	—		10,749
Income (loss) before income taxes	83,138	(26,609)	—	129		56,658
(Benefit) provision for income taxes	28,414	(8,401)	—	50	6.l	20,063
Net income (loss)	54,724	(18,208)	—	79		36,595
Net income allocated to participating securities	(325)	—	—	—		(325)
Net income (loss) applicable to common shares	$54,399	$(18,208)	$—	$79		$36,270
Income (loss) per common share:
Basic	$0.77					$0.28
Diluted	$0.77					$0.28
Weighted average number of common shares outstanding:
Basic	70,629			59,395	6.m	130,024
Diluted	70,778			59,395	6.m	130,173
See the accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1 — Basis of Presentation
The merger will be accounted for as an acquisition, which requires determination of the accounting acquirer. The accounting guidance in ASC 805 provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered. Management determined that NCI is considered the accounting acquirer of Ply Gem as NCI is the legal acquirer in the transactions, NCI will have majority voting interest after the transactions (53%), NCI will appoint a majority of the members of the combined company board and senior management of the combined company will be comprised primarily of former NCI senior management.
This means that NCI will allocate the purchase price to the fair value of Ply Gem’s tangible and intangible assets and liabilities at the acquisition date, with the excess purchase price, if any, being recorded as goodwill. Under the acquisition method of accounting, goodwill is not amortized but is tested for impairment at least annually.
Under U.S. GAAP, consideration transferred in a business combination should be measured at fair value. Since the Ply Gem LLC interests were not publicly traded and did not have a readily observable market price, the per share value used in the unaudited pro forma condensed combined financial information equals the closing price per share of NCI common stock on October 1, 2018. The quoted per share price of NCI common stock has been determined to be the most factually supportable measure available in the determination of the fair value of the consideration transferred given the market participant element of stock traded in an active market. The number of shares of NCI common stock used to calculate the purchase price in the unaudited pro forma condensed combined financial information is fixed at 58,709,067, as per the terms of the merger agreement.
In connection with the unaudited pro forma condensed combined financial information, NCI allocated the purchase price using its best estimates of fair value of Ply Gem’s assets and liabilities. These estimates are based on the most recently available market information as of April 12, 2018 (date of closing of the Ply Gem-Atrium merger defined in Note 7). NCI management determined that the valuation performed as part of the Ply Gem-Atrium merger illustrates the estimated effect of the transactions and all required fair value adjustments to the Ply Gem historical financial information have been made in the Ply Gem unaudited condensed consolidated balance sheet as of June 30, 2018. Therefore, NCI did not make additional fair value pro forma adjustments in the unaudited pro forma condensed combined financial information resulting in the recognition of incremental goodwill for the difference between the NCI purchase price transferred to Ply Gem and the Ply Gem-Atrium merger pro forma net assets.
The NCI final purchase price allocation for the merger is dependent upon certain valuation and other analyses that are not yet final and cannot be completed until after the merger closes. Accordingly, the pro forma purchase price allocations are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to the preliminary purchase price allocation.
The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transactions or any integration costs. Additionally, the unaudited pro forma condensed combined financial information does not give effect to the definitive agreement signed between Ply Gem Midco and Andersen Corporation in August 2018, to acquire Andersen’s vinyl windows business for $190.0 million. In connection with that transaction, Ply Gem Midco will acquire the portfolio of products sold under the Silver Line and American Craftsman brands, four manufacturing plants and associated distribution and support services. The transaction is pending regulatory review and approval and is expected to close in the fourth quarter of 2018.
NCI and Ply Gem have different fiscal year ends and the unaudited pro forma condensed combined financial information combines the accounting periods of NCI and Ply Gem where NCI is both the legal and accounting acquirer in the transactions. The unaudited pro forma condensed combined financial information has been prepared utilizing periods that differ by less than 93 days, as permitted by SEC rules and regulations. As such, NCI’s historical results in the unaudited pro forma condensed combined financial information is derived from NCI’s unaudited consolidated balance sheet as of July 29, 2018, unaudited consolidated statement of operations for the nine months ended July 29, 2018 and audited consolidated statement of operations for the year ended October 29, 2017. Ply Gem’s results are derived from Ply Gem’s unaudited condensed consolidated balance sheet as of June 30, 2018, Ply Gem’s unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2018 and for the year ended December 31, 2017 included in Note 7. Also refer to Note 7 for a discussion of the historical quarterly period included more than once in the Ply Gem-Atrium merger unaudited pro forma condensed combined financial information.
Note 2 — Calculation of Estimated Purchase Price
The purchase price is determined with reference to the closing stock price of NCI common stock on October 1, 2018 of  $15.63. The purchase price is calculated as follows:
Number of NCI shares issued	58,709,067
NCI common stock price	$15.63
Estimated purchase price	$917,622,717

The estimated purchase price reflected in the unaudited pro forma condensed combined financial information does not purport to represent what the actual purchase price will be when the transactions close. In accordance with ASC 805, the fair value of equity securities issued as consideration will be measured on the closing date of the transactions at the then-current market price. This requirement will likely result in an actual per share fair value upon closing of the transactions that differs from the $15.63 per share of NCI common stock assumed in the unaudited pro forma condensed combined financial information, which was the closing stock price of NCI common stock on the New York Stock Exchange (“NYSE”) on October 1, 2018, and the difference may be material. NCI believes that an increase or decrease of 35% (estimated using NCI’s 18 month historical stock price volatility) in the market price of NCI common stock on the closing date of the transactions as compared to the market price of NCI common stock assumed for the purposes of the unaudited pro forma condensed combined financial information is possible. The percentage of this possible increase or decrease was derived from the recent volatility of NCI common stock and is not indicative of NCI’s expectation of future stock price performance. A change of this magnitude in the market price of NCI common stock would increase or decrease the purchase price and goodwill in the unaudited pro forma condensed combined financial information as shown below:
(in thousands, except stock price)	Stock Price	Estimated Purchase Price	Total Goodwill (including acquirer goodwill)
Change in stock price
Increase of 35%	$21.10	$1,238,761	$2,014,624
Decrease of 35%	10.16	596,484	1,372,347
Note 3 — Preliminary Purchase Price Allocation
Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Ply Gem by NCI are recorded at the acquisition date fair value. The unaudited pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of April 12, 2018 (date of closing of the Ply Gem-Atrium merger defined in Note 7). For more details on the valuation performed over Ply Gem’s assets and liabilities, refer to Note 7 and the Ply Gem unaudited condensed consolidated financial statements and accompanying notes for the six months ended June 30, 2018, included in this proxy statement.
The final determination of purchase price allocation upon the completion of the transactions will be based on Ply Gem’s net assets acquired as of NCI’s acquisition date and will depend on a number of factors, which cannot be predicted with any certainty at this time. The purchase price allocation may change materially based on the receipt of more detailed information; therefore, the actual allocations may differ from the unaudited pro forma adjustments presented. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

(dollars in thousands)
Preliminary purchase price:
Ply Gem	$917,623
Book value of net assets acquired
Book value of Ply Gem’s net assets	610,820
Less Ply Gem’s estimated merger related costs	(6,000)
Net assets to be acquired	604,820
Allocation of purchase price
Net assets to be acquired	604,820
Adjustment to goodwill	312,803
Total allocation of purchase price	917,623
Assets acquired	2,653,854
Liabilities assumed	(3,281,426)
Goodwill	1,545,195
Total preliminary purchase price allocation	$917,623

Note 4 — Accounting Policies
At the time of preparation of the unaudited pro forma condensed combined financial information included in this filing, management had access to certain publicly available information, including: the accounting policy disclosures as set forth in the Ply Gem Holdings Form 10-K for the year ended December 31, 2017, other financial statements and notes of Ply Gem Holdings and Atrium included in this proxy statement and certain information obtained during its due diligence investigation of Ply Gem and has participated in initial accounting policy discussions with Ply Gem’s financial management team. Based on these procedures, management is not aware of any material differences between the accounting policies of the two companies and accordingly, the unaudited pro forma condensed combined financial information does not assume any material differences in accounting policies between the two companies, other than certain financial statement reclassifications described in Note 5. Following the Merger, management will conduct a complete review of Ply Gem’s accounting policies and material contracts with Ply Gem management in order to identify any additional differences in accounting policies requiring adjustment. As a result of that review, management may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.
Note 5 — Reclassification
Certain unaudited historical consolidated and unaudited pro forma condensed combined financial information of Ply Gem has been reclassified to conform to the historical presentation in NCI’s consolidated financial statements, for purposes of preparing the unaudited pro forma condensed combined financial information.
(dollars in thousands)	As of July 29, 2018
Increase/(Decrease)
Accrued expenses	$(24,186)
Accrued compensation and benefits	24,186
Accrued expenses	$(35,659)
Accrued interest	35,659
Accrued expenses	$(177,795)
Other accrued expenses	177,795

Statements of Operations
(dollars in thousands)	For the year ended October 29, 2017
Increase/(Decrease)
Cost of sales	$(278)
Engineering, selling, general and administrative expenses	278
(dollars in thousands)	For the nine months to July 29, 2018
Increase/(Decrease)
Cost of sales	$(138)
Engineering, selling, general and administrative expenses	138
Note 6 — Pro Forma Adjustments
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
(a)
Includes the net change in cash and cash equivalents, calculated as follows:

Net change in cash and cash equivalents
(dollars in thousands)
Proceeds from the incremental secured term loan facility	$475,000
Less: estimated original issue discount on the incremental term loan facility	(2,375)
Less: payment of estimated debt issuance costs	(11,650)
Less: repayment of NCI existing term loan (current and non-current)	(413,963)
Less: repayment of accrued interest on the NCI existing term loan	(1,488)
Less: cash-settlement of accelerated NCI long-term incentive plan awards	(1,947)
Net adjustment to cash	$43,577

(b)
Represents incremental goodwill associated with the transactions, which is subject to changes due to closing adjustments affecting the preliminary purchase price.

Net Adjustment Goodwill
(dollars in thousands)	Goodwill
Goodwill in merger	$1,545,195
Pre-merger goodwill:
Ply Gem acquisition goodwill	1,232,392
Net adjustment to goodwill	$312,803

(c)
Represents an adjustment for capitalized debt issuance costs associated with the incremental ABL facility.

(d)
Represents the elimination of accrued compensation liability of  $1.6 million related to cash-settled accelerated NCI long-term incentive plan awards.

(e)
Represents the net adjustment to reflect the repayment of accrued interest on the NCI existing term loan as of July 29, 2018.

(f)
Represents total estimated merger fees of  $28.0 million to be incurred prior to the completion of the merger. NCI estimated merger fees of  $22.0 million are included as an adjustment to accumulated deficit. Ply Gem estimated merger fees of  $6.0 million are included as an adjustment to goodwill.

(g)
Represents an accrual for transaction bonuses of  $1.1 million expected to be paid to key NCI employees upon closing of the merger and $5.0 million in change in control severance payments to certain Ply Gem executives.

(h)
Represents the net adjustment to current and long-term debt associated with Ply Gem’s incremental term loan facility and the repayment of the NCI existing term loan, calculated as follows:

Net Adjustment to Current and Long-Term Debt
(dollars in thousands)
Proceeds from the incremental secured term loan facility	$475,000
Less: estimated original issue discount on the incremental term loan facility	(2,375)
Less: payment of estimated debt issuance costs	(9,500)
Less: repayment of NCI existing term loan (current and non-current)	(413,963)
Plus: debt issuance costs on NCI existing term loan	5,971
Net adjustment to long-term debt (current and non-current)	$55,133

Current portion
Repayment of NCI existing term loan (current)	(4,150)
Current portion of incremental secured term loan facility	4,750
Net adjustment to current portion of long-term debt	$600

Non-current portion
Net adjustment to long-term debt	$54,533

(i)
Includes adjustments to stockholders’ equity to reflect the following:

i.
elimination of Ply Gem-Atrium equity of  $610.8 million as NCI is considered the accounting acquirer in the transactions;

ii.
issuance of 58,709,067 shares of NCI common stock, $0.01 par value per share and issuance of 685,447 estimated shares of NCI common stock related to the acceleration of NCI single trigger performance share units (“PSU awards”) related to the transactions ($0.6 million);

iii.
recording additional paid in capital of  $918.7 million for the issuance of NCI shares described in ii. above and the acceleration of NCI single trigger equity awards;

iv.
recording a $6.0 million loss on extinguishment upon the repayment of the NCI existing term loan;

v.
recording transaction bonuses of  $1.1 million to be paid to key employees and $5.0 million in change in control severance payments to certain Ply Gem executives (see Note 6.g);

vi.
recording NCI estimated merger costs of  $22.0 million (see Note 6.f); and

vii.
recording unrecognized compensation expense of  $2.1 million related to the acceleration of the NCI single trigger equity awards.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
(j)
Represents the elimination of merger costs included in NCI’s statement of operations.

(k)
Represents net adjustments to interest expense related to Ply Gem’s incremental term loan facility and incremental ABL facility, including the amortization of debt issuance costs, and the repayment of NCI’s existing term loan. Ply Gem’s $475 million incremental term loan facility has a coupon rate of LIBOR plus 3.25%, repayment terms on the principal amount of 1% and matures in seven years. For the year ended October 29, 2017 and the nine months ended July 29, 2018, the interest rate used to calculate the interest expense on the $475 million incremental term loan facility was 5.58% for both periods presented. Ply Gem’s $215 million incremental ABL facility has a coupon rate of LIBOR plus 1.25% to 1.75% depending on the amount drawn down, an undrawn fee of 0.25% and matures in five years. For the year ended October 29, 2017 and for the nine months ended July 29, 2018, we assumed no portion of the $215 million incremental ABL facility was drawn for the purposes of the pro forma financial information and as such interest expense represents the payment for the undrawn fee of  $0.5 million and $0.4 million, respectively. Net adjustments to interest expense were calculated as follows:
(dollars in thousands)	Year ended October 29, 2017	Nine months ended July 29, 2018
Cash interest expense	$(26,876)	$(20,034)
Amortization of debt issuance cost	(1,601)	(1,227)
Amortization of original issue discount	(293)	(226)
Elimination of historical interest expense	28,899	16,913
Total adjustment to interest expense	$129	$(4,574)

A 1/8 percentage point change in the interest rate on the $475 million incremental term loan facility would result in an increase or decrease, as applicable, in interest expense by $0.6 million for the year ended October 29, 2017 and by $0.4 million for the nine months ended July 29, 2018. Refer to Note 7.h for sensitivity analysis on Ply Gem’s term loan and ABL facility.
(l)
Represents adjustments to income taxes to reflect the unaudited pro forma adjustments related to the transactions at a blended federal and state statutory rate of 38.7% for the year ended October 29, 2017 and of 27.3% for the nine months ended July 29, 2018.

(m)
The unaudited pro forma weighted average number of basic and diluted common shares outstanding is calculated by adding the 58,709,067 shares to be issued to Ply Gem interest holders and the 685,447 shares issued in connection with the acceleration of the NCI single trigger equity awards to the historical weighted average number of basic and diluted common shares outstanding of NCI. The unaudited pro forma weighted average basic and diluted common shares outstanding have been calculated as if the shares to be issued in the transactions had been issued and outstanding as of October 31, 2016.

Note 7 — Ply Gem-Atrium Merger Pro Forma Adjustments
Ply Gem Holdings was acquired by the Sponsor Fund X Investor and the GGC Investors and merged with Atrium on April 12, 2018. Prior to April 12, 2018, Sponsor Fund X Investor did not have a direct or indirect equity interest in either Ply Gem Holdings or Atrium, while the GGC Investors owned, directly or indirectly, 96.9% of Atrium. Following the Ply Gem-Atrium merger, the Sponsor Fund X Investors held an equity ownership interest of 66.7% of Ply Gem Holdings and GGC Investors held a 32.3% equity interest in Ply Gem Holdings with other former Atrium shareholders holding the remaining 1.0% interest. The Ply Gem-Atrium merger’s preliminary purchase price allocation as of April 12, 2018 is reflected in the unaudited condensed consolidated balance sheet of Ply Gem as at June 30, 2018 as presented and discussed in more detail below.
The Ply Gem-Atrium merger unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X and includes unaudited pro forma adjustments that are (1) directly attributable to the Ply Gem-Atrium merger and associated financing (2) factually supportable and (3) are expected to have a continuing impact on the combined Ply Gem operating results.
The Ply Gem unaudited condensed consolidated balance sheet as of June 30, 2018, as presented in the unaudited condensed consolidated financial statements and accompanying notes of Ply Gem for the period ended June 30, 2018, included in this proxy statement reflects the Ply Gem-Atrium merger and associated financing in accordance with the provisions of ASC 805.

The Ply Gem-Atrium merger unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017, and for the nine months ended June 30, 2018 have been derived from:
•
the unaudited condensed consolidated financial statements and accompanying notes of Ply Gem for the period from January 1, 2018 to April 12, 2018 (“predecessor period”) and the period from April 13, 2018 to June 30, 2018 (“successor period”), included in this proxy statement;

•
the audited consolidated financial statements and accompanying notes of Ply Gem Holdings for the year ended December 31, 2017, included in this proxy statement;

•
the unaudited condensed consolidated financial statements and accompanying notes of Ply Gem Holdings for the nine month period ended September 30, 2017, not included in this proxy statement;

•
the audited consolidated financial statements and accompanying notes of Atrium for the year ended December 31, 2017, included in this proxy statement;

•
the unaudited condensed consolidated financial statements and accompanying notes of Atrium for the quarter ended March 31, 2018, included in this proxy statement;

•
the unaudited condensed consolidated financial statements and accompanying notes of Atrium for the nine month period ended September 30, 2017, not included in this proxy statement; and

•
the unaudited financial data of Atrium for the 12 day period from April 1, 2018 to April 12, 2018 not included in this proxy statement.

The Ply Gem-Atrium merger unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2018 has been calculated to align Ply Gem’s interim period to that of NCI. See Note 7.a for additional information regarding the calculation of the period from October 1, 2017 to April 12, 2018 historical amounts. The Ply Gem-Atrium merger unaudited pro forma condensed combined statements of operations give effect to the Ply Gem-Atrium merger and associated financing as if they had occurred on January 1, 2017. The Ply Gem unaudited condensed consolidated balance sheet as of June 30, 2018 already includes the effect of the Ply Gem-Atrium merger and associated financing in accordance with the provisions of ASC 805, as the transaction closed on April 12, 2018.
The Ply Gem-Atrium merger is accounted for as an acquisition in accordance with ASC 805 and the purchase price is allocated to the fair value of both Ply Gem Holdings’ and Atrium’s identifiable assets acquired and liabilities assumed, with the excess purchase price, if any, being recorded as goodwill.
The purchase price for the Ply Gem-Atrium merger presented below has been developed based on estimates of fair value using the historical financial statements and information of Ply Gem Holdings and Atrium as of April 12, 2018 (date of closing of the Ply Gem-Atrium merger).
The acquisition was funded through an equity contribution of  $425.2 million by Sponsor Fund X Investor and borrowings under the term loan facility of  $1,755.0 million, issuance of the 8.00% senior notes of  $645.0 million and borrowings under an ABL facility of  $60.0 million. The debt funding was netted against the original issue discount on the term loan facility of  $8.8 million and combined debt issuance cost of  $82.4 million.

The purchase price is preliminarily allocated as follows:
(dollars in thousands)
Preliminary Purchase Price:
Ply Gem Holdings	$3,064,313
Total consideration	$3,064,313
Preliminary Purchase Price Allocation:
Accounts receivable	$270,758
Inventory	288,518
Prepaid expenses and other current assets	32,966
Property and equipment	301,963
Intangible assets, net	1,689,600
Other assets	12,923
Goodwill	1,235,096
Accounts payable(1)	(119,882)
Tax receivable agreement liability	(48,256)
Other liabilities	(146,354)
Accrued long-term warranty	(67,364)
Deferred income taxes	(358,658)
Other long-term liabilities	(26,997)
Net assets acquired	$3,064,313

(1)
Includes $2.0 million of negative cash assumed in the transaction.

The table above summarizes the preliminary allocation of the $3,064.3 million purchase price to the assets acquired and liabilities assumed ($2,453.7 million for Ply Gem Holdings and $610.6 million for Atrium), which consists of  $2,754.8 million of cash consideration, $212.8 million of non-cash consideration in the form of an equity rollover by Golden Gate Capital (Atrium’s former equityholders) into Ply Gem equity and $96.7 million of accrued purchase price consideration.
Any differences between the fair value of the consideration transferred and the fair values of the assets acquired and liabilities assumed was presented as goodwill.
There was $714.7 million of goodwill allocated to the Siding, Fencing and Stone segment and $520.4 million allocated to the Windows and Doors segment and none of the goodwill is expected to be deductible for tax purposes. The goodwill is attributable to the workforce of the acquired business and the synergies expected to be realized after the Ply Gem-Atrium merger. As of the acquisition date and as of June 30, 2018, Ply Gem was in a net deferred tax liability position, which was evaluated with Atrium’s existing net deferred tax liability position as of June 30, 2018 and considering Atrium’s full valuation allowance position. As a result of the deferred tax liabilities recognized in connection with the Ply Gem-Atrium merger and related purchase accounting, Atrium’s full valuation allowance was reversed through goodwill in purchase accounting.
Ply Gem prepared its preliminary purchase price allocation to record all assets and liabilities at fair value as of April 12, 2018, which is reflected within the balance sheet at June 30, 2018. Currently, Ply Gem management continues to evaluate the inputs and assumptions used to determine the fair values of the assets acquired and liabilities assumed as allowed under ASC 805-10-25-13 through 19. However, Ply Gem believes all material fair value adjustments have been recorded on the balance sheet as of June 30, 2018.
The fair value of these assets are based on a valuation performed as of April 12, 2018 (date of closing of the Ply Gem-Atrium merger defined in Note 7). The fair value of current assets (excluding inventory) was assumed to be equal to the most recent book value. Inventory was appraised based on its estimated selling price, less the remaining costs to complete, sell/market and distribute the inventory as well as a normal profit on those remaining costs. Property and equipment, net was appraised based on a mix of cost-based and market-based valuation methods. Intangible assets were appraised based on several valuation methods including the Relief from Royalty method and the Multi-period Excess Earnings method for trade names and customer relationships, respectively.
The Ply Gem-Atrium merger unaudited pro forma condensed combined statements of operations also include certain acquisition accounting adjustments related to the Ply Gem-Atrium merger, including items expected to have a continuing impact on the combined results, such as amortization expense on acquired intangible assets and depreciation expense on acquired property, plant and equipment.
The Ply Gem-Atrium merger unaudited pro forma condensed combined statements of operations have been adjusted to reflect these changes as further described in the footnotes. Ply Gem management believes it has preliminarily identified and reflected material accounting policy differences between the two companies in the unaudited pro forma condensed combined financial information. No material differences were noted with the exception of certain reclassifications as noted in footnote 7.b. While Ply Gem management has reviewed the Atrium financial statements and discussed Atrium’s accounting policies with Atrium management, there are items for which the analysis has not been finalized for purposes of the pro forma combined financial statements. Ply Gem is in the process of finalizing analyses, specifically around warranty and insurance reserves, which have not yet been completed but is not expected to materially impact the pro forma combined financial statements.
Additionally, the Ply Gem-Atrium merger unaudited pro forma condensed combined statements of operations include certain financing adjustments related to the term loan facility, the senior notes, the ABL facility and cash flow-based revolving credit facility, as defined in the Financing section of the proxy statement, each of which is expected to have an ongoing effect on the combined results. The Ply Gem-Atrium merger unaudited pro forma condensed combined statements of operations do not include the impacts of any revenue, cost or other operating synergies that may result from the Ply Gem-Atrium merger or any related restructuring costs.

PLY GEM MIDCO, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended June 30, 2018
(in thousands)
	Successor	Predecessor
	Ply Gem Historical (April 13, 2018 – June 30, 2018)	Ply Gem Holdings Historical (October 1, 2017 – April 12, 2018) (Note 7.a)	Atrium Historical (October 1, 2017 to April 12, 2018) (Note 7.a, 7.b)	Ply Gem- Atrium Merger Adjustments	(Notes)	Ply Gem- Atrium Financing Adjustments	(Notes)	Ply Gem- Atrium Merger Pro Forma
Net sales	$597,936	$1,046,501	$177,121	$—		$—		$1,821,558
Cost of products sold	479,402	833,398	132,967	(2,953)	7.c	—		1,442,814
Gross profit	118,534	213,103	44,154	2,953		—		378,744
Operating expenses:
Selling, general and administrative expenses	69,812	151,738	25,883	(1,694)	7.c,7.d	—		245,739
Acquisition related expenses	11,186	67,802	8,281	(87,269)	7.e	—		—
Amortization of intangible assets	24,096	11,433	3,677	45,274	7.f	—		84,480
Total operating expenses	105,094	230,973	37,841	(43,689)		—		330,219
Operating earnings (loss)	13,440	(17,870)	6,313	46,642		—		48,525
Foreign currency (loss)	(1,516)	(351)	(237)	—		—		(2,104)
Interest expense	(43,787)	(36,585)	(27,092)	63,292	7.g	(87,025)	7.h	(131,197)
Interest income	24	40	54	—		—		118
Tax receivable agreement liability adjustment	—	5,512	—	—		—		5,512
Loss on modification or extinguishment of debt	—	(2,106)	—	2,106	7.i	—		—
Income (loss) before provision (benefit) for income taxes	(31,839)	(51,360)	(20,962)	112,040		(87,025)		(79,146)
Provision (benefit) for income taxes	(11,428)	849	(759)	29,690	7.j	(23,062)	7.j	(4,710)
Net income (loss)	$(20,411)	$(52,209)	$(20,203)	$82,350		$(63,963)		$(74,436)
See the accompanying notes to the Ply Gem-Atrium merger unaudited pro forma condensed combined financial information.

PLY GEM MIDCO, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2017
(in thousands)
	Ply Gem Holdings Historical (Note 7.a)	Atrium Historical (Note 7.a, 7.b)	Ply Gem- Atrium Merger Adjustments	(Notes)	Ply Gem- Atrium Financing Adjustments	(Notes)	Ply Gem- Atrium Merger Pro Forma (Note 7)
Net sales	$2,056,303	$348,844	$—		$—		$2,405,147
Cost of products sold	1,587,790	258,152	(5,173)	7.c	—		1,840,769
Gross profit	468,513	90,692	5,173		—		564,378
Operating expenses:
Selling, general and administrative expenses	272,984	45,392	(2,982)	7.c,7.d	—		315,394
Amortization of intangible assets	21,271	6,723	84,646	7.f	—		112,640
Total operating expenses	294,255	52,115	81,664		—		428,034
Operating earnings	174,258	38,577	(76,491)		—		136,344
Foreign currency gain (loss)	1,363	(46)	—		—		1,317
Interest expense	(69,361)	(35,903)	104,742	7.g	(174,594)	7.h	(175,116)
Interest income	78	19	—		—		97
Tax receivable agreement liability adjustment	10,749	—	—		—		10,749
Loss on modification or extinguishment of debt	(2,106)	—	2,106	7.i	—		—
Income (loss) before provision (benefit) for income taxes	114,981	2,647	30,357		(174,594)		(26,609)
Provision (benefit) for income taxes	46,654	1,521	11,908	7.j	(68,484)	7.j	(8,401)
Net income (loss)	$68,327	$1,126	$18,449		$(106,110)		$(18,208)

See the accompanying notes to the Ply Gem-Atrium merger unaudited pro forma condensed combined financial information.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
(a)
Financial information presented in the “Ply Gem Holdings Historical” and “Atrium Historical” columns in the Ply Gem-Atrium merger unaudited pro forma condensed combined statement of operation for the nine months ended June 30, 2018 has been calculated to align Ply Gem’s interim period to that of NCI.

The predecessor period from October 1, 2017 to April 12, 2018 for Ply Gem was calculated using Ply Gem Holdings’ fiscal year ended December 31, 2017 balances, subtracting the nine months ended September 30, 2017 balances, adding the Ply Gem Holdings period for the three months ended March 31, 2018 and adding the predecessor period from April 1, 2018 to April 12, 2018 balances.
The table below shows the calculation of Ply Gem’s period from October 1, 2017 to April 12, 2018:
	Predecessor	Predecessor	Predecessor	Predecessor	Predecessor	Predecessor
(dollars in thousands)	Year ended December 31, 2017	Nine months ended September 30, 2017	Three months ended December 31, 2017	Three months ended March 31, 2018	April 1, 2018 to April 12, 2018	October 1, 2017 to April 12, 2018
Net sales	$2,056,303	$1,539,445	$516,858	$459,904	$69,739	$1,046,501
Cost of products sold	1,587,790	1,181,066	406,724	371,854	54,820	833,398
Gross profit	468,513	358,379	110,134	88,050	14,919	213,103
Operating expenses:
Selling, general, and administrative	272,984	202,610	70,374	70,675	10,689	151,738
Acquisition related expenses	—	—	—	—	67,802	67,802
Amortization of intangible assets	21,271	15,943	5,328	5,354	751	11,433
Total operating expenses	294,255	218,553	75,702	76,029	79,242	230,973
Income from operations	174,258	139,826	34,432	12,021	(64,323)	(17,870)
Foreign currency gain (loss)	1,363	1,582	(219)	(741)	609	(351)
Interest expense	(69,361)	(51,830)	(17,531)	(16,455)	(2,599)	(36,585)
Interest income	78	60	18	20	2	40
Tax receivable agreement liability adjustment	10,749	—	10,749	—	(5,237)	5,512
Loss on modification or extinguishment of debt	(2,106)	—	(2,106)	—	—	(2,106)
Income (loss) before provision (benefit) for income taxes	114,981	89,638	25,343	(5,155)	(71,548)	(51,360)
Provision (benefit) for income taxes	46,654	35,882	10,772	(592)	(9,331)	849
Net income (loss)	$68,327	$53,756	$14,571	$(4,563)	$(62,217)	$(52,209)
The period from October 1, 2017 to April 12, 2018 for Atrium was calculated using Atrium’s fiscal year ended December 31, 2017 balances, subtracting the nine months ended September 30, 2017 balances, adding the three months ended March 31, 2018 balances, and adding the 12 day period from April 1 to April 12, 2018.

The table below shows the calculation of Atrium’s period from October 1, 2017 to April 12, 2018:
(dollars in thousands)	Year ended December 31, 2017	Nine months ended September 30, 2017	Three months ended December 31, 2017	Three months ended March 31, 2018	April 1, 2018 to April 12, 2018	October 1, 2017 to April 12, 2018
Net sales	$348,844	$257,113	$91,731	$72,369	$13,021	$177,121
Cost of products sold	234,451	173,824	60,627	50,873	9,380	120,880
Gross profit	114,393	83,289	31,104	21,496	3,641	56,241
Operating expenses:
Selling, delivery, general, and administrative	67,572	50,208	17,364	16,694	2,452	36,510
Acquisition-related costs	—	—	—	—	8,281	8,281
Amortization expense	6,723	4,997	1,726	1,722	229	3,677
Stock compensation expense	1	1	—	—	—	—
Total selling, delivery, general and administrative expenses	74,296	55,206	19,090	18,416	10,962	48,468
Impairment of trade name	1,560	—	1,560	—	—	1,560
Loss on disposal of assets, net	(239)	(228)	(11)	—	—	(11)
Total operating expenses	75,617	54,978	20,639	18,416	10,962	50,017
Operating income from continuing operations	38,776	28,311	10,465	3,080	(7,321)	6,224
Interest expense	35,903	20,259	15,644	9,050	2,398	27,092
Interest income	—	—	—	—	26	26
Other expense, net	226	167	59	61	—	120
Income (loss) from continuing operations before income taxes	2,647	7,885	(5,238)	(6,031)	(9,693)	(20,962)
Provision (benefit) for income tax	1,521	1,880	(359)	(464)	64	(759)
Net income (loss) from continuing operations	$1,126	$6,005	$(4,879)	$(5,567)	$(9,757)	$(20,203)
The results of operations for Ply Gem Holdings and Atrium for the three months ended December 31, 2017 have been included in both the fiscal year ended December 31, 2017 and nine months ended June 30, 2018 unaudited pro forma condensed combined financial information. For that period, Ply Gem Holdings and Atrium had net sales of  $516.9 million and $91.7 million and net income/(loss) of  $14.6 million and ($4.9) million respectively.
(b)
Financial information presented in the “Atrium Historical” column in the Ply Gem-Atrium merger unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and nine months ended June 30, 2018 have been reclassified to conform to that of Ply Gem Holdings as indicated in the table below:

(dollars in thousands) Presentation in Atrium’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Year Ended December 31, 2017	October 1, 2017 to April 12, 2018
Cost of goods sold	Cost of products sold	$234,451	$120,880
Selling, delivery, general and administrative expenses (Delivery expenses)	Cost of products sold	23,701	12,087
Selling, delivery, general and administrative expenses	Selling, general and administrative expenses	45,392	25,883
Amortization expense	Amortization of intangible assets	6,723	3,677
Stock compensation expense	Selling, general and administrative expenses	1	—
Impairment of trade names	Selling, general and administrative expenses	1,560	1,560
(Gain) Loss on disposal of assets, net	Selling, general and administrative expenses	(239)	(11)
Other expense, net	Selling, general and administrative expenses	199	(89)
Other expense, net (Realized Gains/Losses)	Foreign currency gain (loss)	(46)	(237)
Other expense, net (Interest income)	Interest income	19	28
Income tax expense	Provision (benefit) for income taxes	1,521	(759)

(c)
Includes net adjustments to depreciation expense resulting from the change in the estimated fair value of Property and equipment, net acquired in the Ply Gem-Atrium merger. The revised depreciation expense was calculated using the following fair value information and estimated remaining useful lives as determined by Ply Gem management:

Description	Estimated Fair Value	Estimated Remaining Useful Life
Land	$7,007	N/A
Building and site improvements	71,788	15 years
Construction in progress	30,768	N/A
Personal property	192,400	7 years
Total	$301,963

In conjunction with the Ply Gem-Atrium Merger, Ply Gem management assessed the estimated remaining useful lives of Property and equipment, net. Based on this assessment, the useful lives of some assets were increased resulting in lower depreciation expense compared to historical amounts. In determining the estimated remaining useful lives of Property and equipment, net, Ply Gem management considered its anticipated use of the assets, its strategy around capital expenditures, repairs, and maintenance, as well as other economic factors impacting the assets. Amounts allocated to Property and equipment, net and the estimated useful lives are based on preliminary fair value estimates and are subject to change. The net adjustment to depreciation expense is presented within the Ply Gem-Atrium merger unaudited pro forma condensed combined statements of operations as follows:
Adjustment to Depreciation Expense Related to Property and Equipment
(dollars in thousands)	Year ended December 31, 2017	Nine months ended June 30, 2018
Total Depreciation expense for property and equipment, net	$32,272	$24,204
Elimination of pre-acquisition historical depreciation expense
Ply Gem (Successor)		(6,985)
Ply Gem (Predecessor)	(31,976)	(17,296)
Atrium	(6,701)	(3,577)
Net adjustments to depreciation expense	$(6,405)	$(3,654)
Allocation of adjustments:
Cost of products sold	(5,173)	(2,953)
Selling, general and administrative expenses	(1,232)	(701)
Total	$(6,405)	$(3,654)

(d)
Elimination of the historical Atrium management fee expense of  $1.8 million for the year ended December 31, 2017 and $1.0 million for the nine months ended June 30, 2018.

(e)
Elimination of the acquisition related expenses for the nine months ended June 30, 2018.

(f)
Includes net adjustments to amortization expense related to the change in estimated fair value of Intangible assets, net acquired in the Ply Gem-Atrium merger. The revised amortization expense was calculated using a range of estimated useful lives as determined by Ply Gem management: Trade names — 15 years; Customer relationships — 15 years. Amounts allocated to Intangible assets, net and the estimated useful lives are based on fair value estimates and are subject to change. The calculation of the net adjustment to amortization expense is as follows:

Adjustment to Amortization Expense
(dollars in thousands)	Year ended December 31, 2017	Nine months ended June 30, 2018
Total Amortization expense for intangible assets	$112,640	$84,480
Elimination of pre-acquisition historical amortization expense
Ply Gem (Successor)		(24,096)
Ply Gem (Predecessor)	(21,271)	(11,433)
Atrium	(6,723)	(3,677)
Net adjustments to amortization expense	$84,646	$45,274

(g)
Elimination of historical interest expense related to Ply Gem Holdings’ and Atrium’s historical indebtedness.

(h)
Includes net adjustments to interest expense related to the term loan facility, ABL facility, senior notes and cash flow-based revolving credit facility. Subsequent to the acquisition, an additional $70.0 million was drawn down on the ABL facility which has been reflected in the pro forma interest expense. The coupon rate on the term loan is LIBOR plus 3.75% with a seven year maturity. The coupon rate on the senior notes is 8.00% with an eight year maturity. The coupon rate on the ABL facility is LIBOR plus 1.25% to 1.75% depending on the amount drawn with a five year maturity. For the purposes of the Net adjustments to Interest expense calculations below, a coupon rate of 1.50% was used given the amount of the facility drawn down. The calculations were as follows:

Net adjustment to Interest Expense
(dollars in thousands)	Year ended December 31, 2017	Nine months ended June 30, 2018
Cash interest expense	$163,762	$122,326
Amortization of debt issuance cost	9,770	7,557
Amortization of original issue discount	1,062	822
Total pro forma interest expense on new debt	$174,594	$130,705
Less: interest expense on new debt already recorded (successor debt)	—	(43,680)
Net adjustment to Interest Expense	$174,594	$87,025

The inputs considered in computing the interest expense for the year ended December 31, 2017 and for the nine months ended June 30, 2018 were as follows:
(dollars in thousands)	Principal Amount	Amount Drawn	Capacity	Coupon Rate plus Libor – Drawn	Undrawn Fee	Year ended December 31, 2017	Nine months ended June 30, 2018
ABL and Cash Flows Revolvers	N/A	$130,000	$360,000	3.83%	0.25%
			$115,000	5.33%	0.50%
Cash interest expense						$6,131	$4,598
Original issue discount amortization						—	—
Deferred financing costs amortization						1,712	1,284
Total						$7,843	$5,882
Term Loan	$1,755,000	N/A	N/A	6.08%	N/A
Cash interest expense						$106,031	$79,028
Original issue discount amortization						1,062	822
Deferred financing costs amortization						5,625	4,355
Total						$112,718	$84,205
Senior notes	$645,000	N/A	N/A	8.00%	N/A
Cash interest expense						$51,600	$38,700
Original issue discount amortization						—	—
Deferred financing costs amortization						2,433	1,918
Total						$54,033	$40,618
Total interest expense						$174,594	$130,705

A 1/8 percentage point change in the interest rate on the term loan facility and ABL facility would result in an increase or decrease, as applicable, in interest expense by $2.3 million for the year ended December 31, 2017 and by $1.7 million for the nine months ended June 30, 2018.
(i)
Elimination of loss on modification or extinguishment on Ply Gem Holdings historical indebtedness.

(j)
Adjustment to income taxes to reflect the unaudited pro forma adjustments related to the Ply Gem-Atrium merger at a blended federal and state statutory rate of 39.2% for the year ended December 31, 2017 and 26.5% for the nine months ended June 30, 2018.

COMPARATIVE STOCK PRICE DATA AND DIVIDENDS
Stock Prices
NCI common stock is listed on the NYSE under the symbol “NCS.” Ply Gem is a private company and its equity interests are not publicly traded. The following sets forth the closing sales prices per share of NCI common stock, on an actual and equivalent per share basis, on the NYSE on the following dates:
•
July 16, 2018 ($20.55), the last full trading day before the public announcement of the merger, and

•
October 15, 2018 ($14.59), the last trading day for which this information could be calculated before the date of this proxy statement.

As of October 11, 2018, the last date before the date of this proxy statement for which it was practicable to obtain this information, the closing sales price per share of NCI common stock was $14.88 and there were 66,203,841 shares of NCI common stock outstanding and approximately 25 holders of record of NCI common stock.
Because the merger consideration will not be adjusted for changes in the market price of NCI common stock, the implied value of the shares of NCI common stock that holders will have the right to receive as a result of the merger may vary significantly from the market value of the shares of NCI common stock that holders would receive if the merger were completed on the date of this proxy statement. As a result, you should obtain recent market prices prior to voting your shares. See “Risk Factors — Risks Relating to the Merger.”
Dividends
NCI currently does not pay dividends on its NCI common stock and currently does not intend to do so in the foreseeable future. NCI currently intends to retain any earnings for use in the business. The NCI board will determine whether NCI will pay future dividends on its NCI common stock. Any payment of cash dividends in the future will depend upon NCI’s financial condition, its capital requirements and earnings, any applicable contractual restrictions on its ability to pay dividends and such other factors as the NCI board may deem relevant. NCI’s existing senior credit agreement and existing indenture limits its ability to pay dividends.
Subject to limited exceptions, the merger agreement prohibits NCI (unless consented to in advance by Ply Gem, which consent may not be unreasonably withheld, conditioned or delayed) from paying dividends or other distribution to holders of NCI common stock until the earlier of the effective time and the termination of the merger agreement in accordance with its terms.
For additional information on the treatment of dividends under the merger agreement, see “The Merger Agreement — Conduct of Business.”
In addition, both the current stockholders agreement and the new stockholders agreement require that NCI obtain the consent of the Sponsor Fund VIII Investors and/or the Sponsor Fund X Investors, as the case may be, to pay any extraordinary dividends although NCI may reinstate quarterly dividends without such consent. See “The Stockholders Agreement — Consent Rights.”

NO APPRAISAL RIGHTS
Under the DGCL, neither NCI’s stockholders nor Ply Gem holders are entitled to appraisal rights in connection with the merger or the other transactions contemplated by the merger.

FINANCING
No cash is being paid to equity holders of Ply Gem or NCI in the merger; however, Ply Gem will incur incremental debt under its existing debt facilities (which will be assumed by the surviving corporation following the merger) the proceeds of which will be used to refinance NCI’s existing secured term loan facility and secured asset-based revolving credit facility.
Ply Gem Midco, a subsidiary of Ply Gem, expects to borrow on or before the closing date of the merger the funds necessary to consummate the merger and to refinance NCI’s existing revolving and term loan credit facilities. On July 17, 2018, Ply Gem Midco signed the debt commitment letter with Credit Suisse AG, Cayman Islands Branch, Credit Suisse Loan Funding LLC, Royal Bank of Canada and RBC Capital Markets (collectively, the “original committed lenders”) pursuant to which the original committed lenders committed to provide Ply Gem Midco with (i) an incremental senior secured term loan facility in an aggregate principal amount of up to $475.0 million (the “incremental term loan facility”) under the Cash Flow Credit Agreement, dated as of April 12, 2018, among Ply Gem Midco, the several banks and other financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (as the same may be amended, supplemented, waived or otherwise modified from time to time, the “Ply Gem cash flow credit agreement”), and (ii) an incremental senior secured asset-based revolving credit facility in an aggregate principal amount of up to $215.0 million (the “incremental ABL facility”) under the ABL Credit Agreement, dated as of April 12, 2018, among Ply Gem Midco, the subsidiary borrowers from time to time party thereto, the several banks and other financial institutions from time to time party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent (as the same may be amended, supplemented, waived or otherwise modified from time to time, the “Ply Gem ABL credit agreement”), in connection with the merger. On August 7, 2018, Ply Gem Midco signed a letter agreement with JPMorgan Chase Bank, N.A., UBS AG Stamford Branch, UBS Securities LLC, Barclays Bank PLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Crédit Agricole Corporate and Investment Bank, Jefferies Finance LLC, MUFG Union Bank, N.A., Natixis, New York Branch, SG Americas Securities, LLC, Société Générale, U.S. Bank National Association (collectively, the “additional committed lenders”) and the original committed lenders, pursuant to which the additional committed lenders became party to the debt commitment letter and committed with the original committed lenders to provide Ply Gem Midco with the incremental term loan facility and the incremental ABL facility.
In addition to the borrowings under the incremental credit facilities, all existing indebtedness and commitments under (i) the Ply Gem ABL credit agreement, (ii) the Ply Gem cash flow credit agreement and (iii) that certain Indenture, dated as of April 12, 2018, among Ply Gem Midco, as issuer, the subsidiary guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee (as supplemented by the First Supplemental Indenture, dated as of April 12, 2018, the Second Supplemental Indenture, dated as of April 12, 2018, and the Third Supplemental Indenture, dated as of April 13, 2018, and as the same may be further amended, supplemented, waived or otherwise modified from time to time, the “Ply Gem indenture”), in each case will remain outstanding following the merger.
The Ply Gem ABL credit agreement currently provides for an asset-based revolving credit facility in the amount of up to $360.0 million, with (i) $285.0 million available to the U.S. borrowers under the Ply Gem ABL credit agreement subject to U.S. borrowing base availability and (ii) $75.0 million available to both the U.S. and Canadian borrowers under the Ply Gem ABL credit agreement subject to Canadian borrowing base availability and U.S. borrowing base availability, and includes letter of credit and swingline sub-facilities. The facility matures on April 12, 2023. The incremental ABL facility will be structured as an incremental credit facility under the Ply Gem ABL credit agreement.
The Ply Gem cash flow credit agreement provides for (i) a $1,755.0 million term loan facility, of which $1,755.0 million remained outstanding as of June 30, 2018 and which matures on April 12, 2025 and (ii) a $115.0 million cash flow-based revolving credit facility, which matures on April 12, 2023. The incremental term loan facility will be structured as an incremental credit facility under the Ply Gem cash flow credit agreement.
The obligations under the Ply Gem ABL credit agreement and Ply Gem term loan credit agreement are guaranteed by Ply Gem Intermediate, Inc., the direct parent of Ply Gem Midco, and each wholly-owned domestic subsidiary of Ply Gem Midco and, following the merger, NCI, in each case subject to certain exceptions. Certain Canadian subsidiaries of Ply Gem also guarantee the obligations of the Canadian borrowers under the Ply Gem ABL credit agreement. The obligations under the Ply Gem ABL credit agreement and Ply Gem term loan credit agreement are secured by substantially all of the assets of the obligors thereunder.
Ply Gem Midco issued $645.0 million aggregate principal amount of the 8.00% senior notes due 2026 (the “Ply Gem notes”) under the Ply Gem indenture, all of which remained outstanding as of June 30, 2018. The Ply Gem notes bear interest at a rate of 8.00% per annum and are unsecured senior indebtedness of Ply Gem Midco. Each domestic subsidiary of Ply Gem Midco that guarantees the payment obligations of Ply Gem Midco under the Ply Gem cash flow credit agreement or the Ply Gem ABL credit agreement guarantees payment of the notes under the Ply Gem indenture. Ply Gem Midco may redeem the Ply Gem notes, in whole or in part, at any time, subject to certain make-whole or other prepayment premia to the extent applicable.
The aforementioned debt agreements include customary affirmative and negative covenants that, among other things, limit or restrict the ability of Ply Gem Midco and its subsidiaries to incur additional indebtedness; make dividends and other restricted payments; incur additional liens; consolidate, merge, sell or otherwise dispose of all or substantially all assets; make investments; transfer or sell assets; enter into restrictive agreements; change the nature of the business; and enter into certain transactions with affiliates.

BENEFICIAL OWNERSHIP OF NCI’S DIRECTORS, EXECUTIVE OFFICERS AND PERSONS OWNING MORE THAN 5% OF THE OUTSTANDING SHARES OF NCI’S COMMON STOCK
Unless otherwise noted, the following tables set forth, as of August 3, 2018 (the “Ownership Date”), the number of shares of our equity securities beneficially owned by (1) each person or group known by us to own beneficially more than 5% of the outstanding shares of any class of our equity securities, (2) each director and nominee for director, (3) each of our executive officers identified and (4) all current directors and executive officers as a group. Except as otherwise indicated, each of the persons or groups named below has sole voting power and investment power with respect to the NCI common stock. Unless otherwise noted, the mailing address of each person or entity named below is 10943 North Sam Houston Parkway West, Houston, Texas 77064.
	Beneficial Ownership(1)
Name of Beneficial Owner or Group	Number of Shares Common Stock	Percent
Clayton Dubilier & Rice Fund VIII, L.P.(2)	22,744,822	34.36
CD&R Friends & Family Fund VIII, L.P.(2)	56,941	*
Kathleen J. Affeldt(3)	32,736	*
George L. Ball(3)	70,211	*
James G. Berges(3)(4)	34,630	*
Gary L. Forbes(3)	62,273	*
John J. Holland(3)	16,000	*
Lawrence J. Kremer(3)	30,014	*
John L. Kuzdal(3)	91,989	*
George Martinez(3)	51,345	*
James S. Metcalf(3)	30,000	*
Todd R. Moore(3)	35,639	*
Donald R. Riley(3)	72,603	*
Nathan K. Sleeper(3)(4)	34,630	*
Katy K. Theroux(3)	20,428	*
William R. VanArsdale(3)	0	*
Jonathan L. Zrebiec(3)(4)	34,630	*
All directors and executive officers as a group (19 persons)(4)(5)	545,126	0.82

*
Less than 1%.

(1)
Includes shares beneficially owned by the listed persons, including unvested restricted shares granted in December 2017 and prior years, shares owned under our 401(k) Profit Sharing Plan and phantom units owned under our Deferred Compensation Plan, but does not include any of the performance share units granted to the listed persons in December 2015, December 2016 and December 2017. If a person has the right to acquire beneficial ownership of any shares by exercise of options or by reason of the vesting of restricted stock units previously granted within 60 days after the Ownership Date, those shares are deemed beneficially owned by that person as of the Ownership Date and are deemed to be outstanding solely for the purpose of determining the percentage of the Common Stock that he or she owns. Those shares are not included in the computations for any other person. Please see the tables accompanying footnotes 3 and 5 below for additional information regarding equity compensation awards held by the listed persons.

(2)
Unless otherwise indicated, Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. are referred to collectively as the “Investors.” Does not include (a) 2,637 unvested restricted shares of NCI common stock issued to Sponsor, (b) 16,738 unvested restricted stock units issued to Sponsor or (c) 101,251 shares of NCI common stock issued to Sponsor in respect of previously vested restricted stock and/or restricted stock unit awards, in each case, as assignee of compensation payable to Messrs. James G. Berges, Nathan K. Sleeper and Jonathan L. Zrebiec.
The general partner of each of the Investors is CD&R Associates VIII, Ltd., whose sole stockholder is CD&R Associates VIII, L.P. The general partner of CD&R Associates VIII, L.P. is CD&R Investment Associates VIII, Ltd.
CD&R Investment Associates VIII, Ltd. is managed by a two-person board of directors. Donald J. Gogel and Kevin J. Conway, as the directors of CD&R Investment Associates VIII, Ltd., may be deemed to share beneficial ownership of the shares of Common Stock shown as beneficially owned by the Investors. Such persons expressly disclaim such beneficial ownership. Investment and voting decisions with respect to shares held by each of the Investors are made by an investment committee of limited partners of CD&R Associates VIII, L.P., currently consisting of more than ten individuals (the “Investment Committee”). The CD&R investment professionals who have effective voting control of the Investment Committee are Michael G. Babiarz, Vindi Banga, James G. Berges, John C. Compton, Kevin J. Conway, Thomas C. Franco, Kenneth A. Giuriceo, Donald J. Gogel, Marco Herbst, George K. Jaquette, John Krenicki, Jr., David A. Novak, Paul S. Pressler, Christian Rochat, Richard J. Schnall, Nathan K. Sleeper, Sonja Terraneo and David H. Wasserman. All members of the Investment Committee expressly disclaim beneficial ownership of the shares shown as beneficially owned by the Investors.
Each of CD&R Associates VIII, L.P., CD&R Associates VIII, Ltd. and CD&R Investment Associates VIII, Ltd. expressly disclaims beneficial ownership of the shares held by the Investors and the restricted shares and restricted stock units held by Sponsor as assignees of director compensation payable to Messrs. Berges, Sleeper and Zrebiec. The Investors expressly disclaim beneficial ownership of the restricted shares and restricted stock units held by Sponsor as assignees of director compensation payable to Messrs. Berges, Sleeper and Zrebiec. Sponsor expressly disclaims beneficial ownership of the shares held by the Investors.
The address for the Investors, CD&R Associates VIII, L.P., CD&R Associates VIII, Ltd. and CD&R Investment Associates VIII, Ltd. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. The address for CD&R, LLC is 375 Park Avenue, 18th Floor, New York, NY 10152.
(3)
The number of shares of Common Stock beneficially owned by each person includes options exercisable on the Ownership Date but excludes options not exercisable within 60 days after the Ownership Date. No currently unexercisable options would become exercisable within sixty (60) days after the Ownership Date. The number of shares of Common Stock beneficially owned by each person also includes unvested shares of restricted stock. Each owner of shares of issued but unvested restricted stock has the right to vote his or her shares but may not transfer them until they have vested. The number of shares of Common Stock beneficially owned by each person also does not include unvested restricted stock units and performance share units.

	Options		Unvested Restricted Stock (included in the table above)	Unvested Restricted Stock Units (not included in the table above)
	Exercisable (included in the table above)	Not Exercisable Within 60 Days (not included in the table above)
Kathleen J. Affeldt	—	—	879	5,580
George L. Ball	—	—	879	5,580
James G. Berges(4)	—	—	—	—
Gary L. Forbes	12,405	1,758	—	5,580
John J. Holland	36,380	879	440	5,580
Lawrence J. Kremer	9,234	—	879	5,580
John L. Kuzdal	150,148	—	—	27,433
George Martinez	—	—	879	5,580
James Metcalf	—	—	—	11,159
Todd R. Moore	—	—	—	25,214
Donald R. Riley	—	—	5,513	87,421
Nathan K. Sleeper(4)	—	—	—	—
Katy K. Theroux	—	—	1,900	26,988
William R. VanArsdale	—	—	—	5,580
Jonathan L. Zrebiec(4)	—	—	—	—
(4)
Does not include 22,801,763 shares of NCI common stock held by investment funds associated with or designated by Sponsor. Does not include (a) 2,637 unvested restricted shares of NCI common stock issued to Sponsor, (b) 16,738 unvested restricted stock units issued to Sponsor or (c) 101,251 shares of NCI common stock issued to Sponsor in respect of previously vested restricted stock and/or restricted stock unit awards, in each case, as assignee of compensation payable to Messrs. Berges, Sleeper and Zrebiec. Messrs. Berges, Sleeper and Zrebiec are members of our Board and partners of Sponsor. Messrs. Berges, Sleeper and Zrebiec have assigned to Sponsor the restricted shares and restricted stock units payable to them as compensation, and disclaim beneficial ownership of the restricted shares, restricted stock units and shares held by Sponsor and by investment funds associated with or designated by Sponsor.

(5)
The number of shares of Common Stock beneficially owned by each director and executive officer as a group includes beneficial ownership of the additional officers listed in the table below. As with the officers and directors listed individually, the number of shares of Common Stock beneficially owned by each person includes options exercisable on the Ownership Date and options or restricted stock units previously granted that become exercisable or vest, as applicable, within 60 days after the Ownership Date and excludes options not exercisable other than those vesting within 60 days after the Ownership Date. The number of shares of Common Stock beneficially owned by each person also includes unvested shares of restricted stock. Each owner of restricted stock has the right to vote his or her shares but may not transfer them until they have vested. The number of shares of Common Stock beneficially owned by each person also does not include unvested restricted stock units and performance share units (other than those vesting within 60 days after the Ownership Date).

	Options		Unvested Restricted Stock (included in the table above)	Unvested Restricted Stock Units (not included in the table above)
	Exercisable (included in the table above)	Not Exercisable Within 60 Days (not included in the table above)
Bradley S. Little	—	—	—	17,079
Robert D. Ronchetto	—	—	—	14,811

STOCKHOLDER PROPOSALS
We intend to have our 2019 annual meeting of stockholders in the ordinary course, with the date and time of such annual meeting to be announced at a later date. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to NCI as set forth below.
Proposals submitted for inclusion in NCI’s proxy statement pursuant to the federal proxy rules, must be received by NCI no later than September 28, 2018.
A notice of a stockholder nomination or proposal (other than a proposal submitted for inclusion in NCI’s proxy statement pursuant to the federal proxy rules) intended to be presented at the NCI 2019 annual meeting must have been received by NCI’s corporate secretary at its principal executive offices no later than the close of business on November 30, 2018 and no earlier than the close of business on October 31, 2018. If, however, the date of the annual meeting has been changed to more than 30 days before or more than 70 days after the anniversary of the NCI’s 2018 annual meeting of stockholders, notice by the stockholder must be received by the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by NCI. Such notices must comply with the procedural and content requirements of NCI’s bylaws.
Proposals submitted for inclusion in NCI’s proxy statement pursuant to the federal proxy rules, must be received by NCI no later than September 28, 2018.

HOUSEHOLDING OF PROXY STATEMENT
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless the stockholders have notified NCI of their desire to receive multiple copies of the proxy statement. This process, which is commonly referred to in this proxy statement as “householding,” potentially provides extra convenience for stockholders and cost savings for NCI.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of this proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact NCI at the address provided below. NCI will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to NCI Building Systems, Inc., 10943 North Sam Houston Parkway, West Houston, Texas 77064, Attention: Corporate Secretary, Phone: (281) 897-7788.

WHERE YOU CAN FIND MORE INFORMATION
NCI files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including NCI, who file electronically with the SEC. The address of that website is www.sec.gov.
Investors may also consult NCI’s or Ply Gem’s website for more information about NCI or Ply Gem, respectively. NCI’s website is www.ncibuildingsystems.com. Ply Gem’s website is www.plygem.com. Information included on these websites is not incorporated by reference into this proxy statement.
In addition, the SEC allows NCI to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement as described below. This proxy statement also contains summaries of certain provisions contained in some of NCI’s documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Some documents or information, such as that called for by Item s 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement.
This proxy statement incorporates by reference the documents listed below (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 and the related exhibits under Item 9.01 of Form 8-K). These documents contain important information about the companies, their respective financial condition and other matters.
NCI SEC Filings (File No. 001-32367)	Period or File Date
Annual Report on Form 10-K	Year ended October 29, 2017
Quarterly Reports on Form 10-Q	Quarterly periods ended January 28, 2018, April 29, 2018 and July 29, 2018
Current Reports on Form 8-K and 8-K/A	Filed on June 20, 2018, July 18, 2018, July 19, 2018, July 31, 2018, August 7, 2018 and August 28, 2018
In addition, NCI incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of this proxy statement and prior to the date of the special meeting (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein). Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed.
You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or NCI will provide you with copies of these documents, without charge, upon written or oral request to:
NCI Building Systems, Inc.
10943 North Sam Houston Parkway West
Houston, Texas 77064
Attention: Corporate Secretary
In the event of conflicting information in this proxy statement in comparison to any document incorporated by reference into this proxy statement, or among documents incorporated by reference, the information in the latest filed document controls.

You should rely only on the information contained or incorporated by reference into this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated October 16, 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement is accurate as of any date other than the date of such incorporated document. Neither NCI’s mailing of this proxy statement to NCI stockholders nor will the issuance by NCI of NCI common stock in the merger create any implication to the contrary.
This document contains a description of the representations and warranties that each of NCI and Ply Gem made to the other in the merger agreement. Representations and warranties made by NCI, Ply Gem and other applicable parties are also set forth in contracts and other documents that are attached or filed as exhibits to this document or are incorporated by reference into this document. These materials are included or incorporated by reference to provide you with information regarding the terms and conditions of the agreements. Accordingly, the representations and warranties and other provisions of the merger agreement and the contracts and other documents that are attached to or filed as exhibits to this document or are incorporated by reference into this document should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this document.

INDEX TO FINANCIAL STATEMENTS
Ply Gem Holdings, Inc. and Ply Gem Midco, Inc.
Report of Independent Registered Public Accounting Firm	F-3
Audited Financial Statements:
Consolidated Statements of Operations for the fiscal years ended December 31, 2017, December 31, 2016 and December 31, 2015	F-4
Consolidated Statements of Comprehensive Income for the fiscal years ended December 31, 2017, December 31, 2016 and December 31, 2015	F-5
Consolidated Balance Sheets as of December 31, 2017 and December 31, 2016	F-6
Consolidated Statements of Cash Flows for the fiscal years ended December 31, 2017, December 31, 2016 and December 31, 2015	F-7
Consolidated Statements of Stockholders’ Equity (Deficit) for the fiscal years ended December 31, 2017, December 31, 2016 and December 31, 2015	F-8
Notes to Consolidated Financial Statements	F-9
Management’s Discussion and Analysis of Financial Condition and Results of Operations	F-57
Unaudited Financial Statements:

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) — The period from April 1, 2018 to April 12, 2018, the period from April 13, 2018 to June 30, 2018 and the three months ended July 1, 2017
F-85

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) — The
period from January 1, 2018 to April 12, 2018, the period from April 13, 2018 to June 30, 2018 and the six months ended July 1, 2017
F-86
Condensed Consolidated Balance Sheets — June 30, 2018 (Successor) and December 31, 2017 (Predecessor)	F-87
Condensed Consolidated Statements of Cash Flows — The period from January 1, 2018 to April 12, 2018, the period from April 13, 2018 to June 30, 2018 and the six months ended July 1, 2017	F-88
Notes to Condensed Consolidated Financial Statements	F-89
Management’s Discussion and Analysis of Financial Condition and Results of Operations	F-121
Quantitative and Qualitative Disclosures about Market Risk	F-143
Special Note Regarding Forward-Looking Statements	F-144
Atrium Corporation
Report of Independent Certified Public Accountants	F-146
Audited Financial Statements:
Consolidated Balance Sheets as of December 31, 2017 and December 31, 2016	F-147
Consolidated Statements of Operations and Comprehensive Income (Loss) for the fiscal years ended December 31, 2017 and December 31, 2016	F-148
Consolidated Statements of Stockholders’ Deficit for the fiscal years ended December 31, 2017 and December 31, 2016	F-149
Consolidated Statements of Cash Flows for the fiscal years ended December 31, 2017 and December 31, 2016	F-150
Notes to Consolidated Financial Statements	F-151
Management’s Discussion and Analysis of Financial Condition and Results of Operations	F-174
Report of Independent Certified Public Accountants	F-187

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
of Ply Gem Holdings, Inc. and Subsidiaries
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheet of Ply Gem Holdings, Inc. and subsidiaries (the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income, stockholders’ equity (deficit), and cash flows for the years in the three-year period ended December 31, 2017 and the related notes and financial statement schedule II (collectively, the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the Company’s internal control over financial reporting as of December 31, 2017, based on criteria established in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated March 5, 2018 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ KPMG LLP
We have served as the Company’s auditor since 2015.
Raleigh, North Carolina
March 5, 2018

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)	For the Year Ended December 31,
	2017	2016	2015
Net sales	$2,056,303	$1,911,844	$1,839,726
Cost of products sold	1,587,790	1,449,570	1,420,014
Gross profit	468,513	462,274	419,712
Operating expenses:
Selling, general and administrative expenses	272,984	268,714	271,874
Amortization of intangible assets	21,271	25,064	25,306
Total operating expenses	294,255	293,778	297,180
Operating earnings	174,258	168,496	122,532
Foreign currency gain (loss)	1,363	299	(3,166)
Interest expense	(69,361)	(72,718)	(74,876)
Interest income	78	36	57
Tax receivable agreement liability adjustment	10,749	(60,874)	(12,947)
Loss on modification or extinguishment of debt	(2,106)	(11,747)	—
Income before provision (benefit) for income taxes	114,981	23,492	31,600
Provision (benefit) for income taxes	46,654	(51,995)	(688)
Net income	$68,327	$75,487	$32,288
Net income attributable to common shareholders:
Basic	$1.00	$1.11	$0.47
Diluted	$0.99	$1.10	$0.47
Weighted average shares outstanding:
Basic	68,443,480	68,176,801	68,003,564
Diluted	69,006,968	68,324,146	68,106,493
See accompanying notes to consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Amounts in thousands)	For the Year Ended December 31,
	2017	2016	2015
Net income	$68,327	$75,487	$32,288
Other comprehensive income (loss), net of tax:
Currency translation	3,765	2,950	(14,690)
Unrealized gain (loss) on derivative instruments	(853)	29	(465)
Minimum pension liability for actuarial gain (loss)	610	295	(1,436)
Other comprehensive income (loss)	3,522	3,274	(16,591)
Comprehensive income	$71,849	$78,761	$15,697

See accompanying notes to consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share amounts)	December 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$71,416	$51,597
Accounts receivable, less allowances of $3,137 and $2,663, respectively	249,533	209,919
Inventories:
Raw materials	79,330	69,639
Work in process	36,440	24,621
Finished goods	80,721	67,696
Total inventory	196,491	161,956
Prepaid expenses and other current assets	45,900	26,850
Total current assets	563,340	450,322
Property and Equipment, at cost:
Land	8,229	8,249
Buildings and improvements	68,005	67,951
Machinery and equipment	450,554	413,565
Total property and equipment	526,788	489,765
Less accumulated depreciation	(352,256)	(324,209)
Total property and equipment, net	174,532	165,556
Other Assets:
Intangible assets, net	83,675	104,159
Goodwill	480,563	478,514
Deferred income taxes	10,523	50,347
Other	6,934	8,843
Total other assets	581,695	641,863
	$1,319,567	$1,257,741
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$85,720	$75,398
Accrued expenses	185,857	169,015
Current portion of payable to related parties pursuant to tax receivable agreement	51,356	25,383
Current portion of long term debt	4,300	4,300
Total current liabilities	327,233	274,096
Deferred income taxes	1,530	2,722
Long-term portion of payable to related parties pursuant to tax receivable agreement	18,125	54,336
Other long-term liabilities	83,424	86,395
Long-term debt	807,334	836,086
Commitments and contingencies
Stockholders’ Equity
Preferred stock $0.01 par, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock $0.01 par, 250,000,000 shares authorized, 68,515,697 and 68,269,749 issued and outstanding, respectively	685	683
Additional paid-in-capital	756,096	751,452
Accumulated deficit	(645,090)	(714,737)
Accumulated other comprehensive loss	(29,770)	(33,292)
Total stockholders’ equity	81,921	4,106
	$1,319,567	$1,257,741
See accompanying notes to consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)	For the Year Ended December 31,
	2017	2016	2015
Cash flows from operating activities:
Net income	$68,327	$75,487	$32,288
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization expense	53,247	56,403	58,400
Fair-value premium on purchased inventory	—	—	54
Non-cash restructuring costs	1,321	427	704
Non-cash interest expense, net	14,044	13,710	13,380
(Gain) loss on foreign currency transactions	(1,363)	(299)	3,166
Non-cash litigation expense	650	1,875	—
Loss on modification or extinguishment of debt	2,106	11,747	—
Stock based compensation	1,345	1,067	1,960
Deferred income taxes	39,623	(57,989)	(4,901)
Tax receivable agreement liability adjustment	(10,749)	60,874	12,947
Increase (reduction) in tax uncertainty, net of valuation allowance	604	1,059	(199)
(Gain) loss on sale of building	(1,880)	—	—
Other	(175)	(190)	(28)
Changes in operating assets and liabilities:
Accounts receivable, net	(39,431)	(14,709)	(4,562)
Inventories	(34,483)	(11,542)	29,921
Prepaid expenses and other assets	(2,066)	(2,967)	6,729
Accounts payable	10,473	945	(10,563)
Accrued expenses	(8,450)	9,037	3,336
Cash payments on restructuring liabilities	(983)	(540)	(1,645)
Insurance proceeds in advance of settlement	8,725	—	—
Other	1,043	647	(1,624)
Net cash provided by operating activities	101,928	145,042	139,363
Cash flows from investing activities:
Acquisitions, net of cash acquired and outstanding checks assumed	—	—	(21,000)
Capital expenditures	(40,386)	(36,001)	(33,860)
Proceeds from sale of assets	2,514	183	122
Net cash used in investing activities	(37,872)	(35,818)	(54,738)
Cash flows from financing activities:
Payments on long-term debt	(44,300)	(164,300)	(4,300)
Payments to tax authority for employee stock based compensation	(1,186)	—	—
Proceeds from exercises of employee stock options	1,203	1,091	2,198
Cash payments on tax receivable agreement	—	(4,971)	(48)
Debt issuance costs paid	—	—	(1,412)
Net cash used in financing activities	(44,283)	(168,180)	(3,562)
Impact of exchange rate movements on cash	46	1,128	(4,800)
Net cash increase (decrease) in cash and cash equivalents	19,819	(57,828)	76,263
Cash and cash equivalents at the beginning of the period	51,597	109,425	33,162
Cash and cash equivalents at the end of the period	$71,416	$51,597	$109,425
Supplemental Information
Interest paid	$54,677	$58,745	$60,070
Income taxes paid, net	$7,169	$7,024	$2,607
See accompanying notes to consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(Amounts in thousands)	Common Stock		Additional Paid-in- Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance, December 31, 2014	67,877,587	$679	$745,140	$(822,512)	$(19,975)	$(96,668)
Comprehensive loss:
Net income	—	—	—	32,288	—	32,288
Other comprehensive loss	—	—	—	—	(16,591)	(16,591)
Stock compensation	—	—	1,960	—	—	1,960
Stock option exercises	249,904	2	2,196	—	—	2,198
Balance, December 31, 2015	68,127,491	$681	$749,296	$(790,224)	$(36,566)	$(76,813)
Comprehensive income:
Net income	—	—	—	75,487	—	75,487
Other comprehensive income	—	—	—	—	3,274	3,274
Stock compensation	—	—	1,067	—	—	1,067
Stock option exercises	142,258	2	1,089	—	—	1,091
Balance, December 31, 2016	68,269,749	$683	$751,452	$(714,737)	$(33,292)	$4,106
Comprehensive income:
Net income	—	—	—	68,327	—	68,327
Other comprehensive income	—	—	—	—	3,522	3,522
Stock compensation	—	—	1,345	—	—	1,345
Cumulative-effect adjustment from adoption of ASU 2016-09	—	—	—	1,320	—	1,320
Stock issued pursuant to the Long-Term Incentive Plan	129,176	1	2,097	—	—	2,098
Stock option exercises	116,772	1	1,202	—	—	1,203
Balance, December 31, 2017	68,515,697	$685	$756,096	$(645,090)	$(29,770)	$81,921

See accompanying notes to consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
Ply Gem Holdings, Inc. (“Ply Gem Holdings”) and its wholly owned subsidiaries (individually and collectively, the “Company” or “Ply Gem”) are diversified manufacturers of residential and commercial building products, operating with two segments: (i) Siding, Fencing and Stone and (ii) Windows and Doors. Through these segments, Ply Gem Industries, Inc. (“Ply Gem Industries”) manufactures and sells, primarily in the United States and Canada, a wide variety of products for the residential and commercial construction, manufactured housing, and remodeling and renovation markets.
Ply Gem Holdings was incorporated as a wholly owned subsidiary of Ply Gem Investment Holdings, Inc. (“Ply Gem Investment Holdings”), on January 23, 2004 by affiliates of CI Capital Partners LLC (“CI Capital Partners”) for the purpose of acquiring Ply Gem Industries from Nortek, Inc. (“Nortek”). The Ply Gem acquisition was completed on February 12, 2004, when Nortek sold Ply Gem Industries to Ply Gem Holdings, an affiliate of CI Capital Partners pursuant to the terms of the stock purchase agreement among Ply Gem Investment Holdings, Nortek, and WDS LLC dated as of December 19, 2003, as amended. Prior to February 12, 2004, the date of the Ply Gem acquisition, Ply Gem Holdings had no operations and Ply Gem Industries was wholly owned by a subsidiary of WDS LLC, which was a wholly owned subsidiary of Nortek. On January 11, 2010, Ply Gem Investment Holdings was merged with and into Ply Gem Prime Holdings, Inc. (“Ply Gem Prime”), with Ply Gem Prime being the surviving corporation. As a result, Ply Gem Holdings was a wholly owned subsidiary of Ply Gem Prime. On May 23, 2013 in connection with Ply Gem Holdings’ initial public offering, Ply Gem Prime merged with Ply Gem Holdings with Ply Gem Holdings being the surviving entity.
Ply Gem is a diversified manufacturer of residential and commercial building products, which are sold primarily in the United States and Canada, and include a wide variety of products for the residential and commercial construction, the do-it-yourself and the professional remodeling and renovation markets. The demand for the Company’s products is seasonal, particularly in the Northeast and Midwest regions of the United States and Canada where inclement weather during the winter months usually reduces the level of building and remodeling activity in both the home repair and remodeling and new home construction sectors. The Company’s sales are usually lower during the first and fourth quarters.
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of Ply Gem Holdings and its subsidiaries, all of which are wholly owned. All intercompany accounts and transactions have been eliminated.
Accounting Policies and Use of Estimates
The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States involves estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expense during the reporting periods. Certain of the Company’s accounting policies require the application of judgment in selecting the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. The Company periodically evaluates the judgments and estimates used in their critical accounting policies to ensure that such judgments and estimates are reasonable. Such estimates include the allowance for doubtful accounts receivable, rebates, pensions, valuation reserve for inventories, warranty reserves, insurance reserves, legal contingencies, assumptions used in the calculation of income taxes and the Tax Receivable Agreement, projected cash flows used in the goodwill and intangible asset impairment tests, and environmental accruals and other contingencies. These judgments are based on the Company’s historical experience, current trends and information available from other sources, as appropriate and are based on management’s best estimates and judgments. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Illiquid credit markets, volatile equity, foreign currency, and depressed housing and remodeling markets combine to increase the uncertainty inherent in such estimates and assumptions. If different conditions result from those assumptions used in the Company’s judgments, actual results could be materially different from the Company’s estimates.
Recognition of Sales and Related Costs, Incentives and Allowances
The Company recognizes sales upon the shipment of products, net of applicable provisions for discounts and allowances. Generally, the customer takes title upon shipment and assumes the risks and rewards of ownership of the product. For certain products, it is industry practice that customers take title to products upon delivery, at which time revenue is then recognized by the Company. Allowances for cash discounts, volume rebates and other customer incentive programs, as well as gross customer returns, among others, are recorded as a reduction of sales at the time of sale based upon the estimated future outcome. Cash discounts, volume rebates and other customer incentive programs are based upon certain percentages agreed upon with the Company’s various customers, which are typically earned by the customer over an annual period.
The Company records periodic estimates for these amounts based upon the historical results to date, estimated future results through the end of the contract period and the contractual provisions of the customer agreements. Customer returns are recorded as a reduction to sales on an actual basis throughout the year and also include an estimate at the end of each reporting period for future customer returns related to sales recorded prior to the end of the period. The Company generally estimates customer returns based upon the time lag that historically occurs between the sale date and the return date while also factoring in any new business conditions that might impact the historical analysis such as new product introduction. The Company also provides for estimates of warranty and shipping costs at the time of sale. Shipping and warranty costs are included in cost of products sold.
Cash Equivalents
Cash equivalents consist of short-term highly liquid investments with original maturities of three months or less which are readily convertible into cash.
Accounts receivable
Accounts receivable-trade are recorded at their net realizable value. The allowance for doubtful accounts was $3.1 million and $2.7 million at December 31, 2017 and 2016, respectively. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Bad debt provisions are included in selling, general and administrative expenses. The amounts recorded are generally based upon historically derived percentages while also factoring in any new business conditions that are expected to impact the historical analysis such as new product introduction for warranty and bankruptcies of particular customers for bad debt. The Company estimates the allowance for doubtful accounts based on a variety of factors including the length of time receivables are past due, the financial health of its customers, unusual macroeconomic conditions and historical experience. If the financial condition of its customers deteriorates or other circumstances occur that result in an impairment of customers’ ability to make payments, the Company records additional allowances as needed. The Company writes off uncollectible trade accounts receivable against the allowance for doubtful accounts when collection efforts have been exhausted and/or any legal action taken by the Company has concluded.
Inventories
Inventories in the accompanying consolidated balance sheets are valued at the lower of cost or net realizable value and are determined by the first-in, first-out (FIFO) method. The Company records provisions, as appropriate, to write-down obsolete and excess inventory to estimated net realizable value. The process for evaluating obsolete and excess inventory often requires the Company to make subjective judgments and estimates concerning future sales levels, quantities and prices at which such inventory will be able to be sold in the normal course of business. Accelerating the disposal process or incorrect estimates of future sales potential may cause actual results to differ from the estimates at the time such inventory is disposed or sold. As of December 31, 2017, the Company had inventory purchase commitments of approximately $120.6 million.
The inventory provisions were approximately $7.8 million at December 31, 2017, decreasing by approximately $0.6 million compared to the December 31, 2016 provision of approximately $8.4 million.
Property and Equipment
Property and equipment are presented at cost. Depreciation of property and equipment are provided on a straight-line basis over estimated useful lives, which are generally as follows:
Buildings and improvements	10 – 37 years
Machinery and equipment, including leases	3 – 15 years
Leasehold improvements	Term of lease or useful life, whichever is shorter
Expenditures for maintenance and repairs are expensed when incurred. Expenditures for renewals and betterments are capitalized. When assets are sold, or otherwise disposed, the cost and related accumulated depreciation are eliminated and the resulting gain or loss is recognized in operations. Depreciation expense for the years ended December 31, 2017, 2016, and 2015 was approximately $32.0 million, $31.3 million, and $33.1 million, respectively. During the year ended December 31, 2017, the Company recognized a $1.9 million gain on the sale of a Canadian building as the Company consolidated windows and siding operations into a new leased facility in Saskatoon. The gain on sale has been recorded within selling, general, and administrative expenses in the Company’s consolidated statements of operations.
Intangible Assets, Goodwill and Other Long-lived Assets
Long-lived assets
The Company reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company performs undiscounted operating cash flow analyses to determine if impairment exists. If an impairment is determined to exist, any related impairment loss is calculated based on the asset’s fair value and the discounted cash flow.
The Company tests for long-lived asset impairment at the following asset group levels: (i) the combined U.S. Siding, Fencing and Stone companies in the Siding, Fencing and Stone segment (“Siding”), (ii) the combined U.S. Windows companies in the Windows and Doors segment (“US Windows”), (iii) the combined Simonton windows companies in the Windows and Doors segment, (iv) Gienow Canada Inc. (“Gienow Canada”) (a combined Western Canadian company created by the January 2014 amalgamation of the Company’s legacy Western Canadian business and the Gienow entity acquired in April 2013) in the Windows and Doors segment, and (v) Mitten (formerly known as Mitten, Inc.), acquired in May 2013, in the Siding, Fencing and Stone segment.
For purposes of recognition and measurement of an impairment loss, a long-lived asset or asset group should represent the lowest level for which an entity can separately identify cash flows that are largely independent of the cash flows of other assets and liabilities. There were no asset impairment charges for the years ended December 31, 2017, 2016 or 2015.
Goodwill
Acquisition accounting involves judgment with respect to the valuation of the acquired assets and liabilities in order to determine the final amount of goodwill. For significant acquisitions, the Company values items such as property and equipment and acquired intangibles based upon appraisals.
The Company evaluates goodwill for impairment on an annual basis and whenever events or business conditions warrant. All other intangible assets are amortized over their estimated useful lives. The Company assesses goodwill for impairment at the November month end each year (November 25 for 2017)

and also at any other date when events or changes in circumstances indicate that the carrying value of these assets may exceed their fair value. To evaluate goodwill for impairment, the Company estimates the fair value of reporting units considering such factors as discounted cash flows and valuation multiples for comparable publicly traded companies. A significant reduction in projected sales and earnings which would lead to a reduction in future cash flows could indicate potential impairment. Refer to Note 3, Goodwill for additional considerations regarding the results of the impairment test in 2017 and 2016.
Debt Issuance Costs
Debt issuance costs, composed of facility, agency, and certain legal fees associated with issuing new debt, are amortized over the contractual term of the related agreement using the effective interest method. Net debt issuance costs totaled approximately $12.7 million and $16.5 million as of December 31, 2017 and December 31, 2016, respectively, and have been recorded within long-term debt ($11.0 million at December 31, 2017 and $14.2 million at December 31, 2016) and other non-current assets ($1.7 million at December 31, 2017 and $2.3 million at December 31, 2016) in the accompanying consolidated balance sheets. The debt issuance costs included in other long term assets relate to the Senior Secured Asset Based Revolving Credit Facility due 2020 (“ABL Facility”). Amortization of debt issuance costs for the years ended December 31, 2017, December 31, 2016 and December 31, 2015 was approximately $3.4 million, $3.3 million, and $3.1 million, respectively. Amortization of debt issuance costs is recorded in interest expense in the accompanying consolidated statements of operations.
Share Based Compensation
Share-based compensation cost for the Company’s stock option plan is measured at the grant date, based on the estimated fair value of the award, and is recognized over the requisite service period. The fair value of each option award is estimated on the grant date using a Black-Scholes option valuation model. Expected volatility is based on a review of several market indicators, including peer companies. The risk-free interest rate is based on U.S. Treasury issues with a term equal to the expected life of the option.
Insurance Liabilities
The Company is self-insured for certain casualty losses and medical liabilities. The Company records insurance liabilities and related expenses for health, workers’ compensation, product and general liability losses and other insurance expenses in accordance with either the contractual terms of their policies or, if self-insured, the total liabilities that are estimable and probable as of the reporting date. Insurance liabilities are recorded as current liabilities to the extent they are expected to be paid in the succeeding year with the remaining requirements classified as long-term liabilities. The accounting for self-insured plans requires that significant judgments and estimates be made both with respect to the future liabilities to be paid for known claims and incurred but not reported claims as of the reporting date. The Company relies on historical trends when determining the appropriate incurred but not reported claims and health insurance reserves to record in its consolidated balance sheets. In certain cases where partial insurance coverage exists, the Company must estimate the portion of the liability that will be covered by existing insurance policies to arrive at the net expected liability to the Company.
Income Taxes
The Company utilizes the asset and liability method of accounting for income taxes which requires that deferred tax assets and liabilities be recorded to reflect the future tax consequences of temporary differences between the book and tax basis of various assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of changes in tax rates on deferred tax assets and liabilities are recognized as income or expense in the period in which the rate change occurs. A valuation allowance is established to offset any deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
During the year ended December 31, 2016, the Company determined that a valuation allowance was no longer required against its federal deferred tax assets and a portion of its state deferred tax assets. As a result, the Company released approximately $86.5 million of its valuation allowance since positive evidence outweighed negative evidence thereby allowing the Company to achieve the “more likely than not” realization threshold. Of the total valuation allowance release of  $86.5 million, $31.3 million was offset against 2016 year tax expense with the remaining $55.2 million representing the discrete valuation allowance release. The Company still remains in a valuation allowance position at December 31, 2017 against its deferred tax assets for certain state and Canadian jurisdictions as it is currently deemed “more likely than not” that the benefit of such net tax assets will not be utilized as the Company continues to be in a three-year cumulative loss position for these states and Canadian jurisdictions.
Estimates are required with respect to, among other things, the appropriate state income tax rates used in the various states that the Company and its subsidiaries are required to file, the potential utilization of operating and capital loss carry-forwards for federal, state, and foreign income tax purposes and valuation allowances required, if any, for tax assets that may not be realized in the future. The Company establishes reserves when, despite our belief that our tax return positions are fully supportable, certain positions could be challenged, and the positions may not be fully sustained. As a result of the 2013 Ply Gem Prime and Ply Gem Holdings merger, U.S. federal income tax returns are prepared and filed by Ply Gem Holdings on behalf of itself, Ply Gem Industries, Inc. (“Ply Gem Industries”), and its U.S. subsidiaries. The Company has executed a tax sharing agreement with Ply Gem Industries and Ply Gem Holdings pursuant to which tax liabilities for each respective party are computed on a stand-alone basis. The Company along with its U.S. subsidiaries file a consolidated federal income tax return, separate state income tax returns, combined state returns, and unitary state returns. Gienow Canada and Mitten both file separate Canadian federal income tax returns and separate provincial returns.
Tax receivable agreement (“TRA”) liability
The TRA liability generally provides for the payment by the Company to the Tax Receivable Entity of 85% of the amount of cash savings, if any, in the U.S. federal, state and local income tax that the Company actually realizes in periods ending after the Company’s initial public offering as a result of  (i) net operating loss carryovers (“NOLs”) from periods ending before January 1, 2013, (ii) deductible expenses attributable to the initial public offering and (iii) deductions related to imputed interest. Since the inception of the TRA liability with the Company’s 2013 initial public offering, the Company had been in a full valuation allowance for federal purposes and had partial valuation allowances on certain state and Canadian jurisdictions. As a result of the Company’s tax valuation allowance position for federal and state purposes, the Company historically calculated the TRA liability considering (i) current year taxable income only (due to the uncertainty of future taxable income associated with the Company’s cumulative loss position) and (ii) future income due to the expected reversals of deferred tax liabilities. During the year ended December 31, 2016, the Company released its discrete valuation allowance on its federal deferred tax assets and certain state deferred tax assets for approximately $55.2 million due to positive factors outweighing negative evidence thereby allowing the Company to achieve the “more likely than not” realization threshold. The factors surrounding the release of this valuation allowance thereby eliminated any uncertainty as to future taxable income. Consequently, for purposes of calculating the TRA liability, the Company beginning with the year ended December 31, 2016 utilized future forecasts of taxable income beyond the 2016 tax year to determine the TRA liability. The Company’s future taxable income estimate was used to determine the cumulative NOLs that are expected to be utilized and the TRA liability was accordingly adjusted using the 85% TRA rate as the Company retains the benefit of 15% of the tax savings. This methodology was consistent for the year ended December 31, 2017. During the year ended December 31, 2017, the reduction of the TRA liability was a function of the lower corporate tax rates from the Tax Act causing the NOLs to be less valuable. As of December 31, 2017 and 2016, we had a $69.5 million and $79.7 million liability, respectively, for the amount due pursuant to the Tax Receivable Agreement.
Sales Taxes
Sales taxes collected from customers are recorded as liabilities until remitted to taxing authorities and therefore are not reflected in the consolidated statements of operations.
Advertising Costs
Advertising costs are generally expensed as incurred. Advertising expense was $15.6 million, $14.0 million, and $15.1 million for the years ended December 31, 2017, 2016, and 2015, respectively.

Commitments and Contingencies
The Company provides accruals for all direct costs associated with the estimated resolution of contingencies at the earliest date at which it is deemed probable that a liability has been incurred and the amount of such liability can be reasonably estimated. Costs accrued have been estimated based upon an analysis of potential results, assuming a combination of litigation and settlement strategies and outcomes. Insurance recoveries are recorded as assets when their receipt is deemed probable. As of December 31, 2017, the Company had a $16.7 million insurance receivable recognized in other current assets in the Company’s consolidated balance sheet for the securities litigation (see Note 8 Commitments and Contingencies). As of December 31, 2016, the Company did not have any insurance recoveries recognized in the consolidated balance sheet.
Environmental
The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Environmental remediation obligation accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable.
Liquidity
The Company intends to fund its ongoing capital and working capital requirements, including its internal growth, through a combination of cash flows from operations and, if necessary, from borrowings under the revolving credit portion of its senior secured asset based revolving credit facility. As of December 31, 2017, the Company had approximately $811.6 million of indebtedness, approximately $71.4 million of cash and cash equivalents, and approximately $261.5 million of borrowing base availability, reflecting $0.0 million of ABL borrowings and approximately $9.7 million of letters of credit and priority payable reserves issued under the ABL Facility.
Because of the inherent seasonality in the Company’s business and the resulting working capital requirements, the Company’s liquidity position fluctuates within a given year. The seasonal effect that creates the Company’s greatest needs has historically been experienced during the first six months of the year and the Company anticipates borrowing funds under its ABL Facility to support this requirement. However, the Company anticipates the funds generated from operations combined with cash on hand and funds available under the ABL Facility will be adequate to finance its ongoing operational cash flow needs, capital expenditures, debt service obligations, management incentive expenses, tax receivable agreement payments, and other fees payable under other contractual obligations for the foreseeable future.
Foreign Currency
Gienow Canada and Mitten, the Company’s Canadian subsidiaries, utilize the Canadian dollar as their functional currency. For reporting purposes, the Company translates the assets and liabilities of its foreign entity at the exchange rates in effect at year-end. Net sales and expenses are translated using average exchange rates in effect during the period. Gains and losses from foreign currency translation are credited or charged to accumulated other comprehensive income or loss in the accompanying consolidated balance sheets. Gains and losses arising from international intercompany transactions that are of a long-term investment nature are reported in the same manner as translation gains and losses. Realized exchange gains and losses are included in net income for the years presented.
The Company recorded a gain from foreign currency transactions of approximately $1.4 million, a gain of approximately $0.3 million, and a loss of approximately $3.2 million for the years ended December 31, 2017, 2016, and 2015, respectively. During the years ended December 31, 2017, 2016, and 2015, accumulated other comprehensive income (loss) included a currency translation adjustment of approximately $3.8 million, $3.0 million, and $(14.7) million, respectively.
Derivative Financial Instruments
During the year ended December 31, 2017, the Company entered into a forward contract agreement to hedge approximately $40.4 million of its 2018 non-functional currency inventory purchases. During the years ended December 31, 2017 and 2016, the Company entered into forward contract agreements to hedge approximately $38.4 million of its 2017 non-functional currency inventory purchases (settled prior to December 31, 2017). These forward contracts were established to protect the Company from variability in cash flows attributable to changes in the U.S. dollar relative to the Canadian dollar.
The Company has designated the 2018, 2017, and 2016 forward contracts as cash flow hedges. As a cash flow hedge, unrealized gains are recognized as assets while unrealized losses are recognized as liabilities. The 2018, 2017, and 2016 forward contracts are highly correlated to the changes in foreign currency rates to which the Company is exposed. Unrealized gains and losses on these agreements are designated as effective or ineffective. The effective portion of such gains or losses is recorded as a component of accumulated other comprehensive income or loss, while the ineffective portion of such gains or losses is recorded as a component of cost of goods sold. Future realized gains and losses in connection with each inventory purchase will be reclassified from accumulated other comprehensive income or loss to cost of goods sold. The gains and losses on the derivative contract that are reclassified from accumulated other comprehensive income or loss to current period earnings are included in the line item in which the hedged item is recorded in the same period the forecasted transaction affects earnings. During the years ended December 31, 2017, 2016, and 2015, the Company realized a loss of approximately $0.3 million, a loss of approximately $0.2 million, and a gain of approximately $5.5 million, respectively, within cost of goods sold in the consolidated statement of operations based on these cash flow hedges.
The changes in fair values of derivatives that have been designated and qualify as cash flow hedges are recorded in accumulated other comprehensive income or loss and are reclassified into cost of goods sold in the same period the hedged item affects earnings. Due to the high degree of effectiveness between the hedging instruments and the underlying exposures being hedged, fluctuations in the value of the derivative instruments are generally offset by changes in the fair value or cash flows of the underlying exposures being hedged. The changes in the fair value of derivatives that do not qualify as effective are immediately recognized in earnings. As of December 31, 2017, approximately $6,000 of the deferred net gain on derivative instruments included in accumulated other comprehensive loss, respectively, is expected to be reclassified to cost of goods sold during the next twelve months. This expectation is based on the expected timing of the occurrence of the hedged forecasted transactions.
The fair value of the foreign currency forward contract agreement is estimated using industry standard valuation models using market-based observable inputs, including spot rates, forward points, interest rates and volatility inputs (Level 2). A summary of the recorded asset included in the accompanying consolidated balance sheets is as follows:
(Amounts in thousands)	December 31, 2017	December 31, 2016
Foreign currency hedge (included in other assets)	$6	$962
Concentration of Credit Risk
The Company’s largest customer, ABC Supply Co. Inc., accounted for approximately 12.5%, 13.1%, and 11.6% of consolidated net sales for the years ended December 31, 2017, 2016, and 2015, respectively, and 12.8% and 14.4% of outstanding accounts receivable as of December 31, 2017 and 2016, respectively.
Fair Value Measurement
The accounting standard for fair value discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flows), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The standard utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:
•
Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

•
Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

•
Level 3: Inputs that reflect the reporting entity’s own assumptions.

The hierarchy requires the use of observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. The following table provides information about liabilities not carried at fair value:
Description (Amounts in thousands)	Carrying Value	Fair Value Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Senior Notes – 6.50%	$650,000	$671,970	$671,970	$—	$—
Term Loan Facility	213,875	215,479	—	215,479	—
As of December 31, 2017	$863,875	$887,449	$671,970	$215,479	$—
Liabilities:
Senior Notes – 6.50%	$650,000	$676,000	$676,000	$—	$—
Term Loan Facility	258,175	260,757	—	260,757	—
As of December 31, 2016	$908,175	$936,757	$676,000	$260,757	$—

The fair value of the long-term debt instruments was determined by utilizing available market information. The carrying value of the Company’s other financial instruments approximates their fair value due to the short-term nature of these instruments. Refer to Note 6, Defined Benefit Plans for fair value disclosures related to the Company’s pension assets.
Earnings per common share
Basic earnings per share (“EPS”) is computed based upon weighted-average shares outstanding during the period. Dilutive earnings per share is computed consistently with the basic computation while giving effect to all dilutive potential common shares and common share equivalents that were outstanding during the period. Ply Gem Holdings uses the treasury stock method to reflect the potential dilutive effect of unvested stock awards and unexercised options.
The computation of the dilutive effect of other potential common shares included options and unvested restricted stock representing approximately 0.6 million, 0.1 million, and 0.1 million shares of common stock for the years ended December 31, 2017, 2016 and 2015, respectively.
Comprehensive (Loss) Income
The components of accumulated other comprehensive (loss) income are as follows:
(Amounts in thousands)	Foreign currency translation	Unrealized gain (loss) on derivative instruments	Minimum pension liability adjustments	Accumulated other comprehensive (loss) income
Balance, December 31, 2014	$(6,731)	$1,294	$(14,538)	$(19,975)
Net current period change	(14,690)	(465)	(1,436)	(16,591)
Balance, December 31, 2015	(21,421)	829	(15,974)	(36,566)
Net current period change	2,950	29	295	3,274
Balance, December 31, 2016	(18,471)	858	(15,679)	(33,292)
Net current period change	3,765	(853)	610	3,522
Balance, December 31, 2017	$(14,706)	$5	$(15,069)	$(29,770)

New Accounting Pronouncements
In February 2018, the Financial Accounting Standards Board (“FASB”) issued ASU 2018-02, Income Statement — Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. ASU 2018-02 addresses the impact of adjustments to deferred taxes due to the reduction of the historical income tax rate to the newly enacted corporate income tax rate as required by the December 2017 Tax Act. The amendments in this update allow reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Act. The effective date for the standard is for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of the pending adoption of this standard on its consolidated financial statements.
In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities, which improves the financial reporting of hedging relationships to better portray the economic results of an entity’s risk management activities in its financial statements and make certain targeted improvements to simplify the application of the hedge accounting guidance in current U.S. generally accepted accounting principles (“GAAP”). The amendments in this update better align an entity’s risk management activities and financial reporting for hedging relationships through changes to both the designation and measurement guidance for qualifying hedging relationships and presentation of hedge results. The effective date for the standard is for fiscal years beginning after December 15, 2018. The Company is currently evaluating the impact of the pending adoption of this standard on its consolidated financial statements.
In May 2017, the FASB issued ASU No. 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting. ASU 2017-09 addresses which changes to terms or conditions of a share-based payment award require the application of modification accounting within the scope of Topic 718. ASU 2017-09 is effective for annual reporting periods, and interim periods therein, beginning after December 15, 2017. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.
In March 2017, the FASB issued ASU 2017-07, Compensation — Retirement Benefits (Topic 715) Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. ASU 2017-07 changes the statement of operations presentation of defined benefit plan expense by requiring separation between operating expense (service cost component) and non-operating expense (all other components, including interest cost, amortization of prior service cost, curtailments and settlements, etc.). The operating expense component is reported with similar compensation costs while the non-operating components are reported in other income and expense. In addition, only the service cost component is eligible for capitalization as part of an asset such as inventory or property, plant and equipment. ASU 2017-07 is effective for annual reporting periods, and interim periods therein, beginning after December 15, 2017 or fiscal 2018 for the Company. The Company does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.
Effective January 1, 2017, the Company adopted ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. The standard update simplifies several aspects of the accounting for employee share-based payment transactions, including accounting for income taxes, forfeitures, and statutory withholding requirements, as well as classification in the consolidated statements of cash flows. As a result of the adoption, on a modified retrospective basis, we recognized $1.3 million of excess tax benefits during the year ended December 31, 2017 from stock-based compensation through a cumulative-effect adjustment decreasing accumulated deficit. We elected not to change our policy on accounting for forfeitures and will continue to estimate a requisite forfeiture rate. Additional amendments to the accounting for income taxes and minimum statutory withholding requirements had no impact on the Company’s results of operations.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The core principal of the guidance is that an entity should recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within such fiscal years. Early adoption is permitted. The guidance is to be applied using a modified retrospective transition method with the option to elect a package of practical expedients. The Company is currently evaluating the impact of the adoption of this accounting standard update on its internal processes, operating results and financial reporting. The impact is currently not known or reasonably estimable.
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which completes the joint effort by the FASB and the International Accounting Standards Board to clarify the principles for recognizing revenue and improve financial reporting by creating common revenue recognition guidance for GAAP and International Financial Reporting Standards (“IFRS”). ASU 2014-09 provides enhancements to the quality and consistency of how revenue is reported while also improving comparability in the financial statements of companies reporting using IFRS and GAAP. The core principle of this update is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard will be adopted by Ply Gem beginning in the first quarter of 2018. The evaluation of our contracts is substantially complete and, based upon the results of our evaluation, we currently do not expect the application of the new standard to these contracts to have a material impact to our consolidated statements of operations, balance sheets, or cash flows either at initial implementation or on an ongoing basis. The Company is also evaluating the new disclosures required by the standard to determine what additional information will need to be disclosed and additional disaggregated revenue disclosures are expected to be included upon adoption.
2.
ACQUISITIONS

Canyon Stone
On May 29, 2015, Ply Gem completed an acquisition for cash consideration of approximately $21.0 million to acquire substantially all of the assets of Canyon Stone Inc. (“Canyon Stone”), a manufacturer and distributor of stone veneer and accessories in the United States. Canyon Stone has manufacturing facilities in Olathe, Kansas and Youngsville, North Carolina. The purchase agreement also included contingent consideration in the form of potential earn-out payments of up to $1.0 million based on Canyon Stone’s earnings for fiscal years 2015 through 2017. This acquisition expanded the Company’s stone veneer manufacturing footprint across the United States as it complements the existing Ply Gem Stone manufacturing facility in Middleburg, Pennsylvania. The Company accounted for the transaction as an acquisition in accordance with the provisions of Accounting Standards Codification 805, Business Combinations, which results in a new valuation for the assets and liabilities of Canyon Stone based upon fair values as of the acquisition date.
The Company determined the fair value of the tangible and intangible assets and the liabilities acquired, and recorded goodwill based on the excess of fair value of the acquisition consideration over such fair values, as follows:
(Amounts in thousands)
Accounts receivable	$3,559
Inventories	712
Prepaid expenses and other current assets	41
Property and equipment	2,019
Intangible assets	9,300
Goodwill	7,642
Accounts payable, accrued expenses and other long-term liabilities	(2,273)
$21,000

The $7.6 million of goodwill was allocated to the Siding, Fencing and Stone segment and the goodwill is expected to be deductible for tax purposes. The Company has recognized a liability of approximately $1.0 million and $0.8 million as of December 31, 2017 and December 31, 2016, respectively, for the estimated fair value of the earn-out. This amount is included within other accrued expenses in the consolidated balance sheets. During the year ended December 31, 2017, the Company incurred a

$0.2 million expense within selling, general and administrative expenses in the consolidated statement of operations for the change in the fair value of the earn-out. Any future change in the fair value of the contingent consideration subsequent to the acquisition date will be recognized in earnings in the period of change.
For the year ended December 31, 2015, Canyon Stone contributed net sales of approximately $17.6 million, and net income of  $0.8 million, which has been included within the Company’s consolidated statement of operations within the Siding, Fencing, and Stone segment. If the Canyon Stone acquisition had occurred at the beginning of 2015, the Company’s consolidated net sales and net income would have been:
(Amounts in thousands) (Unaudited)	December 31, 2015
Net sales	$1,850,993
Net income	32,712
During the year ended December 31, 2015, the Company incurred $0.3 million of acquisition-related costs for Canyon Stone. These expenses are included in selling, general, and administrative expenses in the Company’s consolidated statements of operations within the Siding, Fencing and Stone segment.
3.
GOODWILL

In applying the acquisition method of accounting, the Company determines the fair value of the tangible and intangible assets acquired, and the fair value of the liabilities assumed. The excess of the fair value of the consideration transferred and the fair value of the net assets acquired is recorded as goodwill. The Company performs an annual test for goodwill impairment at the November month end each year (November 25 for 2017) and also at any other date when events or changes in circumstances indicate that the carrying value of these assets may exceed their fair value. The Company has defined its reporting units and performs the impairment testing of goodwill at the operating segment level. The Company has two reporting units: 1) Siding, Fencing, and Stone and 2) Windows and Doors. Separate valuations are performed for each of these reporting units in order to test for impairment.
The Company early adopted ASU No. 2017-04, Intangibles — Goodwill and other (Topic 350) during the year ended December 31, 2017. As such, the Company measures the goodwill impairment as the amount by which the reporting unit’s carrying value exceeds its fair value not to exceed the carrying amount of goodwill in a reporting unit. The Company has elected not to utilize the qualitative Step Zero impairment assessment.
To determine the fair value of its reporting units, the Company equally considers both the income and market valuation methodologies. The income valuation methodology uses the fair value of the cash flows that the reporting unit can be expected to generate in the future. This method requires management to project revenues, operating expenses, working capital investment, capital spending and cash flows for the reporting unit over a multi-year period as well as determine the weighted average cost of capital to be used as the discount rate. The Company also utilizes the market valuation method to estimate the fair value of the reporting units by utilizing comparable public company multiples. These comparable public company multiples are then applied to the reporting unit’s financial performance. The market approach is more volatile as an indicator of fair value as compared to the income approach as internal forecasts and projections have historically been more stable. Since each approach has its merits, the Company equally weighs the approaches to balance the internal and external factors affecting the Company’s fair value.
The Company’s fair value estimates of its reporting units and goodwill are sensitive to a number of assumptions including discount rates, cash flow projections, operating margins, and comparable market multiples. In order to accurately forecast future cash flows, the Company estimated single family housing starts and the repair and remodeling market’s growth rate through 2024. These assumptions modeled information published by the National Association of Home Builders (“NAHB”). The Company estimated single family housing starts increasing from approximately 851,000 in 2017 to approximately 1,049,000 in 2024 (terminal growth year) and estimated the repair and remodeling growth rate at approximately 3.0% in each year through 2024. The 1,049,000 terminal housing starts figure represents a historical average that tracks domestic population growth. The forecasted sales growth and operating earnings increases coincided with the growth in these two key assumptions. The Company utilized its weighted average cost of capital and its long-term growth rate to derive the appropriate capitalization rate used in the terminal value calculation. The Company utilized these fair value estimate assumptions during the impairment analysis conducted during the years ended December 31, 2017 and 2016.
The Company’s annual goodwill impairment tests performed as of November 25, 2017 and November 26, 2016 indicated no impairment. The Company’s estimate of the fair value of its Windows and Doors, and Siding, Fencing, and Stone reporting units exceeded their 2017 carrying values by approximately 79% and 215%, respectively.
The Company provides no assurance that: 1) valuation multiples will not decline, 2) discount rates will not increase, or 3) the earnings, book values or projected earnings and cash flows of the Company’s reporting units will not decline. The Company will continue to analyze changes to these assumptions in future periods. The Company will also continue to evaluate goodwill during future periods and declines in the residential housing and remodeling markets or unfavorable performance by the Company in these markets could result in future goodwill impairments.
The reporting unit goodwill balances were as follows as of December 31, 2017 and December 31, 2016:
(Amounts in thousands)	December 31, 2017	December 31, 2016
Siding, Fencing and Stone	$349,954	$348,553
Windows and Doors	130,609	129,961
	$480,563	$478,514

A rollforward of goodwill for 2017 and 2016 is included in the table below:
(Amounts in thousands)	Windows and Doors	Siding, Fencing and Stone
Balance as of January 1, 2016
Goodwill	$457,554	$470,185
Accumulated impairment losses	(327,773)	(122,227)
	$129,781	$347,958
Currency translation adjustments	180	595
Balance as of December 31, 2016
Goodwill	457,734	470,780
Accumulated impairment losses	(327,773)	(122,227)
	$129,961	$348,553
Currency translation adjustments	648	1,401
Balance as of December 31, 2017
Goodwill	458,382	472,181
Accumulated impairment losses	(327,773)	(122,227)
	$130,609	$349,954

4.
INTANGIBLE ASSETS

The following table presents the major components of intangible assets as of December 31, 2017 and 2016:
(Amounts in thousands)	Average Amortization Period (in Years)	Cost	Accumulated Amortization	Net Carrying Value
As of December 31, 2017
Patents	14	$12,770	$(12,261)	$509
Trademarks/Tradenames	12	117,473	(88,853)	28,620
Customer relationships	13	219,614	(166,086)	53,528
Other	4	5,750	(4,732)	1,018
Total intangible assets	12	$355,607	$(271,932)	$83,675
As of December 31, 2016
Patents	14	$12,770	$(12,078)	$692
Trademarks/Tradenames	12	117,124	(82,723)	34,401
Customer relationships	13	217,861	(150,310)	67,551
Other	4	5,661	(4,146)	1,515
Total intangible assets	12	$353,416	$(249,257)	$104,159

Intangible assets are amortized over the estimated useful life, generally on a straight-line basis. Amortization expense related to these intangible assets for the years ended December 31, 2017, 2016, and 2015 was approximately $21.3 million, $25.1 million, and $25.3 million, respectively. Estimated amortization expense for fiscal years 2018 through 2022 is shown in the following table:
(Amounts in thousands)	Amortization expense
2018	$19,781
2019	15,734
2020	11,197
2021	6,718
2022	4,416
5.
LONG-TERM DEBT

Long-term debt in the accompanying consolidated balance sheets at December 31, 2017 and 2016 consists of the following:
(Amounts in thousands)	December 31, 2017	December 31, 2016
Senior secured asset based revolving credit facility	$—	$—
Term Loan due 2021, net of unamortized early tender premium, discount, and debt issuance costs of $10,560 and $17,854, respectively	203,315	240,321
6.50% Senior notes due 2022, net of unamortized early tender premium, discount, and debt issuance costs of $41,681 and $49,935, respectively	608,319	600,065
	$811,634	$840,386
Less current portion of long-term debt	(4,300)	(4,300)
	$807,334	$836,086

2015 Debt Transaction
On November 5, 2015, Ply Gem Industries entered into a second amended and restated ABL Facility. Among other things, the second amended and restated ABL Facility: (i) increased the overall facility to $350.0 million, (ii) provided an accordion feature of  $50.0 million, and (iii) established the applicable margin for borrowings under the ABL Facility to a range of 1.25% to 2.00% for Eurodollar rate loans, depending on availability. All outstanding loans under the second amended and restated ABL Facility are due and payable in full on November 5, 2020.
6.50% Senior Notes due 2022
On January 30, 2014, Ply Gem Industries issued $500.0 million aggregate principal amount of 6.50% Senior Notes at par. On September 19, 2014, Ply Gem Industries issued an additional $150.0 million aggregate principal amount of 6.50% Senior Notes (the “Senior Tack-on Notes”) at an issue price of 93.25%. Interest accrues at 6.50% per annum and is paid semi-annually on February 1 and August 1 of each year. The 6.50% Senior Notes will mature on February 1, 2022. At any time on or after February 1, 2017, Ply Gem Industries may redeem the 6.50% Senior Notes, in whole or in part, at declining redemption prices set forth in the indenture governing the 6.50% Senior Notes plus, in each case, accrued and unpaid interest, if any, to the redemption date. The effective interest rate for the 6.50% Senior Notes is 8.39% after considering each of the different interest expense components of this instrument, including the coupon payment and the deferred debt issuance costs.
The 6.50% Senior Notes are fully and unconditionally and jointly and severally guaranteed on a senior unsecured basis by Ply Gem Holdings and all of the wholly-owned domestic subsidiaries of Ply Gem Industries (the “Guarantors”). The indenture governing the 6.50% Senior Notes contains certain covenants that limit the ability of Ply Gem Industries and its restricted subsidiaries to incur additional indebtedness, pay dividends or make other distributions or repurchase or redeem their stock, make loans and investments, sell assets, incur certain liens, enter into agreements restricting their ability to pay dividends, enter into transactions with affiliates, and consolidate, merge or sell assets. In particular, Ply Gem Industries and its restricted subsidiaries may not incur additional debt (other than permitted debt (as defined in the indenture) in limited circumstances) unless, after giving effect to such incurrence, the consolidated interest coverage ratio of Ply Gem Industries would be at least 2.00 to 1.00.
In the absence of satisfying the consolidated interest coverage ratio test, Ply Gem Industries and its restricted subsidiaries may only incur additional debt under certain circumstances, including, but not limited to, debt under credit facilities (as defined in the indenture) (x) in an amount not to exceed the greater of  (a) $350.0 million and (b) the borrowing base (as defined in the indenture) and (y) in an amount not to exceed the greater of  (A) $575.0 million and (B) the aggregate amount of indebtedness (as defined in the indenture) that that would cause the consolidated secured debt ratio (as defined in the indenture) to be equal to 4.00 to 1.00; purchase money indebtedness in an aggregate amount not to exceed the greater of (x) $35.0 million and (y) 10% of consolidated net tangible assets (as defined in the indenture) at any one time outstanding; debt of foreign subsidiaries in an aggregate amount not to exceed the greater of (x) $60.0 million and (y) 15% of consolidated net tangible assets (as defined in the indenture) at any one time outstanding; debt pursuant to a general basket in an aggregate amount at any one time outstanding not to exceed the greater of  (x) $75.0 million and (y) 20% of consolidated net tangible assets; and the refinancing of debt under certain circumstances.
On September 5, 2014, Ply Gem Industries completed an exchange offer with respect to the 6.50% Senior Notes issued in January 2014 to exchange $500.0 million 6.50% Senior Notes registered under the Securities Act for $500.0 million of the issued and outstanding 6.50% Senior Notes. Upon completion of the exchange offer, all $500.0 million of issued and outstanding 6.50% Senior Notes were registered under the Securities Act. On January 23, 2015, Ply Gem Industries completed an exchange offer with respect to the Senior Tack-on Notes issued in September 2014 to exchange $150.0 million Senior Tack-on Notes registered under the Securities Act for $150.0 million of the issued and outstanding Senior Tack-on Notes. Upon completion of the exchange offer, all $150.0 million of issued and outstanding Senior Tack-on Notes were registered under the Securities Act.

Term Loan Facility due 2021
On January 30, 2014, Ply Gem Industries entered into a credit agreement governing the terms of its $430.0 million Term Loan Facility. Ply Gem Industries originally borrowed $430.0 million under the Term Loan Facility on January 30, 2014, with an original discount of approximately $2.2 million, yielding proceeds of approximately $427.9 million. The Term Loan Facility will mature on January 30, 2021. The Term Loan Facility requires scheduled quarterly payments in an aggregate annual amount equal to 1.00% of the original aggregate principal amount of the Term Loan Facility with the balance due at maturity. Interest on outstanding borrowings under the Term Loan Facility is paid quarterly.
Borrowings under the Term Loan Facility bear interest at a rate equal to, at Ply Gem Industries’ option, either (a) a base rate determined by reference to the highest of  (i) the prime rate of the administrative agent under the credit agreement, (ii) the federal funds rate plus 0.50% and (iii) the adjusted LIBO rate for a one-month interest period plus 1.00% or (b) a LIBO rate determined by reference to the cost of funds for eurocurrency deposits in dollars for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a 1.00% floor, plus, in each case, an applicable margin of 3.00% for any eurocurrency loan and 2.00% for any alternate base rate loan. As of December 31, 2017, the Company’s interest rate on the Term Loan Facility was 4.00%. The effective interest rate for the Term Loan is 8.60% after considering each of the different interest expense components of this instrument, including the coupon payment, the deferred debt issuance costs and the original issue discount.
The Term Loan Facility allows Ply Gem Industries to request one or more incremental term loan facilities in an aggregate amount not to exceed the greater of  (x) $140.0 million and (y) an amount such that Ply Gem Industries’ consolidated senior secured debt ratio (as defined in the credit agreement), on a pro forma basis, does not exceed 3.75 to 1.00, in each case, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.
The Term Loan Facility requires Ply Gem Industries to prepay outstanding term loans, subject to certain exceptions, with: (i) 50% (which percentage will be reduced to 25% if the Company’s consolidated senior secured debt ratio is equal or less than 2.50 to 1.00 but greater than 2.00 to 1.00 and to 0% if the Company’s consolidated senior secured debt ratio is equal to or less than 2.00 to 1.00) of the Company’s annual excess cash flow (as defined in the credit agreement), to the extent such excess cash flow exceeds $15.0 million, commencing with the fiscal year ended December 31, 2015; (ii) 100% of the net cash proceeds of certain non-ordinary course asset sales or certain insurance and condemnation proceeds, in each case subject to certain exceptions and reinvestment rights; and (iii) 100% of the net cash proceeds of certain issuances of debt, other than proceeds from debt permitted under the Term Loan Facility. Ply Gem Industries may voluntarily repay outstanding loans under the Term Loan Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans. As of and for the year ended December 31, 2017, the Company’s consolidated senior secured debt ratio was 0.66 and as a result no excess cash flow payment under the Term Loan Facility will be required. However, the Company elected on November 3, 2017 to voluntarily prepay $40.0 million on the Term Loan Facility to reduce its outstanding indebtedness bringing the Company’s cumulative voluntary 2016 and 2017 Term Loan Facility payments to $200.0 million as the Company elected on March 10, 2016 and August 4, 2016 to voluntarily prepay $30.0 million on each date and elected on November 4, 2016 to voluntarily pay an additional $100.0 million on the Term Loan Facility.
The Term Loan Facility is secured on a first-priority lien basis by the stock of Ply Gem Industries and by substantially all of the assets (other than the assets securing the obligations under the ABL Facility, which primarily consist of accounts receivable, inventory, cash, deposit accounts, securities accounts, chattel paper, contract rights, instruments, documents related thereto and proceeds of the foregoing) of Ply Gem Industries and the Guarantors that are subsidiaries of Ply Gem Industries and on a second-priority lien basis by the assets that secure the ABL Facility.
The Term Loan Facility includes negative covenants, subject to certain exceptions, that are substantially the same as the negative covenants in the 6.50% Senior Notes but does not contain any restrictive financial covenants. The Term Loan Facility also restricts the ability of Ply Gem Industries’ subsidiaries to enter into agreements restricting their ability to grant liens to secure the Term Loan Facility and contains a restriction on changes in fiscal year.

Senior Secured Asset Based Revolving Credit Facility due 2020
On November 5, 2015, Ply Gem Holdings, Inc., Ply Gem Industries, Inc., Gienow Canada Inc., and Mitten Inc. (together with Gienow, the “Canadian Borrowers”) entered into a second amended and restated credit agreement governing the ABL Facility. Among other things, the second amendment and restatement of the credit agreement governing the ABL Facility: (i) increased the overall facility to $350.0 million from $300.0 million, (ii) established an accordion feature of  $50.0 million, (iii) reduced the applicable margin for borrowings under the ABL Facility to a range from 1.25% to 2.00% for Eurodollar rate loans, depending on availability, and (iv) extended the maturity until November 5, 2020. Under the ABL Facility, $300.0 million is available to Ply Gem Industries and $50.0 million is available to the Canadian Borrowers. The following summary describes the ABL Facility after giving effect to the amendment and restatement. As a result of the ABL Facility amendment in which the loan syndication consisted of previous members who either maintained or increased their position as well as new syndication members, the Company capitalized new debt issuance costs of  $1.5 million and amortizes these costs through 2020.
Borrowings under the ABL Facility bear interest at a rate per annum equal to, at Ply Gem Industries’ option, either (a) a base rate determined by reference to the higher of  (1) the corporate base rate of the administrative agent under the ABL Facility and (2) the federal funds rate plus 0.5% or (b) a Eurodollar rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The initial applicable margin for borrowings under the ABL Facility was 0.50% for base rate loans and 1.50% for Eurodollar rate loans. The applicable margin for borrowings under the ABL Facility is subject to step ups and step downs based on average excess availability under the ABL Facility. Swingline loans bear interest at a rate per annum equal to the base rate plus the applicable margin.
In addition to paying interest on outstanding principal under the ABL Facility, Ply Gem Industries is required to pay a commitment fee in respect of the unutilized commitments thereunder, which fee will be determined based on utilization of the ABL Facility (increasing when utilization is low and decreasing when utilization is high) multiplied by a commitment fee rate determined by reference to average excess availability under the ABL Facility. The commitment fee rate during any fiscal quarter is 0.375% when average excess availability is greater than $100.0 million for the preceding fiscal quarter and 0.25% when average availability is less than or equal to $100.0 million for the preceding fiscal quarter. Ply Gem Industries must also pay customary letter of credit fees equal to the applicable margin on Eurodollar loans and agency fees. As of December 31, 2017, the Company’s interest rate on the ABL Facility was approximately 2.56%. The ABL Facility requires that if  (a) excess availability is less than the greater of (x) 10.0% of the lower of the borrowing base and the aggregate commitments and (y) $25.0 million or (b) any event of default has occurred and is continuing, Ply Gem Industries must comply with a minimum fixed charge coverage ratio test of 1.0 to 1.0. If the excess availability under the ABL Facility is less than the greater of  (a) 12.5% of the lesser of the borrowing base and the aggregate commitments and (b) $30.0 million($27.5 million for the months of January, February, March and April) for a period of 5 consecutive days or an event of default has occurred and is continuing, all cash from Ply Gem Industries material deposit accounts (including all concentration accounts) will be swept daily into a collection account controlled by the administrative agent under the ABL Facility and used to repay outstanding loans and cash collateralize letters of credit.
All obligations under the ABL Facility are unconditionally guaranteed by Ply Gem Holdings and substantially all of Ply Gem Industries’ existing and future, direct and indirect, wholly owned domestic subsidiaries. All obligations under the ABL Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the assets of Ply Gem Industries and the guarantors, including a first-priority security interest in personal property consisting of accounts receivable, inventory, cash, deposit accounts, and certain related assets and proceeds of the foregoing and a second-priority security interest in, and mortgages on, substantially all of Ply Gem Industries’ and the Guarantors’ material owned real property and equipment and all assets that secure the Term Loan Facility on a first-priority basis. In addition to being secured by the collateral securing the obligations of Ply Gem Industries under the domestic collateral package, the obligations of the Canadian Borrowers, which are borrowers under the Canadian sub-facility under the ABL Facility, are also secured by a first-priority security interest in substantially all of the assets of such Canadian subsidiaries, plus additional mortgages in Canada, and a pledge by Ply Gem Industries of the remaining 35% of the equity interests of the Canadian Borrowers pledged only to secure the Canadian sub-facility.
The ABL Facility contains certain covenants that limit Ply Gem Industries’ ability and the ability of Ply Gem Industries’ subsidiaries to incur additional indebtedness, pay dividends or make other distributions or repurchase or redeem their stock, make loans and investments, sell assets, incur certain liens, enter into transactions with affiliates, and consolidate, merge or sell assets.
As of December 31, 2017, Ply Gem Industries had approximately $340.3 million of contractual availability and approximately $261.5 million of borrowing base availability under the ABL Facility, reflecting $0.0 million of borrowings outstanding and approximately $9.7 million of letters of credit and priority payables reserves.
Loss on debt modification or extinguishment
During both March and August 2016, the Company made voluntarily payments of  $30.0 million on the Term Loan Facility to reduce its outstanding indebtedness as allowable under the terms of the agreement governing the Term Loan Facility and further elected in November 2016 to voluntarily pay an additional $100.0 million on the Term Loan Facility bringing the cumulative 2016 voluntary payments to $160.0 million. The Company performed an analysis to determine the proper accounting treatment for each of these voluntary payments by evaluating the change in cash flows and determined that there were no changes in creditors as a result of the payments. Consequently, the Company recognized a loss on debt modification in the consolidated statement of operations of approximately $11.7 million for the year ended December 31, 2016, reflecting the proportionate write-off of the related debt discount ($9.4 million) and debt issuance costs ($2.4 million) associated with the $160.0 million in voluntary payments, as summarized in the table below.
During November 2017, the Company made a voluntarily payment of  $40.0 million on the Term Loan Facility to reduce its outstanding indebtedness as allowable under the terms of the agreement governing the Term Loan Facility. The Company performed an analysis to determine the proper accounting treatment for each of these voluntary payments by evaluating the change in cash flows and determined that there were no changes in creditors as a result of the payments. Consequently, the Company recognized a loss on debt modification in the consolidated statement of operations of approximately $2.1 million for the year ended December 31, 2017, reflecting the proportionate write-off of the related debt discount ($1.7 million) and debt issuance costs ($0.4 million) associated with this $40.0 million voluntary payment, as summarized in the table below.
Based on these financing transactions, the Company recognized a loss on debt modification or extinguishment of approximately $2.1 million and $11.7 million for the years ended December 31, 2017, and 2016, respectively, as summarized in the table below.
(Amounts in thousands)	For the year ended
	December 31, 2017	December 31, 2016
Loss on modification of debt:
Term Loan Facility unamortized discount	$(1,681)	$(9,375)
Term Loan Facility unamortized debt issuance costs	(425)	(2,372)
Total loss on modification or extinguishment of debt	$(2,106)	$(11,747)

Debt maturities
The following table summarizes the Company’s long-term debt maturities due in each fiscal year after December 31, 2017:
(Amounts in thousands)	As of December 31, 2017
2018	$4,300
2019	4,300
2020	4,300
2021	200,975
2022	650,000
Thereafter	—
$863,875

The Company will not be required to make an excess cash flow payment under the Term Loan Facility in 2018 based on the Company’s operating performance, voluntary payments on the Term Loan Facility, and capital expenditures in 2017. However, the Company may be required to make an excess cash flow payment under the Term Loan Facility in future years based on the Company’s senior secured debt levels, future operating performance and capital expenditures which the Company cannot estimate with reasonable certainty at December 31, 2017.
6.
DEFINED BENEFIT PLANS

The Company has two pension plans, the Ply Gem Group Pension Plan (the “Ply Gem Plan”) and the MW Manufacturers, Inc. Retirement Plan (the “MW Plan”). The plans are combined in the following discussion.
The table that follows provides a reconciliation of benefit obligations, plan assets, and funded status of the combined plans in the accompanying consolidated balance sheets at December 31, 2017 and 2016:
(Amounts in thousands)	December 31, 2017	December 31, 2016
Change in projected benefit obligation:
Benefit obligation at beginning of year	$47,138	$47,652
Service cost	—	—
Interest cost	1,822	1,914
Actuarial (gain) loss	2,226	(227)
Benefits and expenses paid	(2,669)	(2,201)
Projected benefit obligation at end of year	$48,517	$47,138
Change in plan assets:
Fair value of plan assets at beginning of year	$31,478	$31,972
Actual return on plan assets	3,792	1,060
Employer and participant contributions	1,753	647
Benefits and expenses paid	(2,669)	(2,201)
Fair value of plan assets at end of year	$34,354	$31,478
Funded status and financial position:
Fair value of plan assets	$34,354	$31,478
Benefit obligation at end of year	48,517	47,138
Funded status	$(14,163)	$(15,660)

(Amounts in thousands)	December 31, 2017	December 31, 2016
Amount recognized in the balance sheet consists of:
Current liability	$(1,358)	$(1,753)
Noncurrent liability	(12,805)	(13,907)
Liability recognized in the balance sheet	$(14,163)	$(15,660)

The accumulated benefit obligation for the combined plans was approximately $48.5 million and $47.1 million as of December 31, 2017 and 2016, respectively.
Accumulated Other Comprehensive Loss
Amounts recognized in accumulated other comprehensive loss at December 31, 2017 and 2016 consisted of the following:
(Amounts in thousands)	December 31, 2017	December 31, 2016
Initial net asset (obligation)	$—	$—
Prior service credit (cost)	—	—
Net loss	17,958	18,817
Accumulated other comprehensive loss	$17,958	$18,817

These amounts do not include any amounts recognized in accumulated other comprehensive loss related to the nonqualified Supplemental Executive Retirement Plan.
Actuarial Assumptions
Plan assets consist of cash and cash equivalents, fixed income mutual funds, equity mutual funds, as well as other investments. The discount rate for the projected benefit obligation was chosen based upon rates of returns available for high-quality fixed-income securities as of the plan’s measurement date. The Company reviewed several bond indices, comparative data, and the plan’s anticipated cash flows to determine a single discount rate which would approximate the rate in which the obligation could be effectively settled. The expected long-term rate of return on assets is based on the Company’s historical rate of return. The weighted average rate assumptions used in determining pension costs and the projected benefit obligation for the periods indicated are as follows:
	For the year ended December 31,
	2017	2016	2015
Discount rate for projected benefit obligation	3.50%	3.97%	4.18%
Discount rate for pension costs	3.97%	4.18%	4.25%
Expected long-term average return on plan assets	7.00%	7.00%	7.00%
Net Periodic Benefit Costs
The Company’s net periodic benefit expense for the combined plans for the periods indicated consists of the following components:
(Amounts in thousands)	For the year ended December 31,
	2017	2016	2015
Service cost	$—	$—	$—
Interest cost	1,822	1,914	1,996
Expected return on plan assets	(2,184)	(2,176)	(2,309)
Amortization of (gain) loss	1,432	1,348	1,192
Net periodic benefit expense	$1,070	$1,086	$879

Pension Assets
The Company has established formal investment policies for the assets associated with the Company’s pension plans. Policy objectives include maximizing long-term return at acceptable risk levels, diversifying among asset classes, if appropriate, and among investment managers, as well as establishing relevant risk parameters within each asset class. Investment policies reflect the unique circumstances of the respective plans and include requirements designed to mitigate risk including quality and diversification standards. Asset allocation targets are based on periodic asset reviews and/or risk budgeting study results which help determine the appropriate investment strategies for acceptable risk levels. The investment policies permit variances from the targets within certain parameters.
Factors such as asset class allocations, long-term rates of return (actual and expected), and results of periodic asset liability modeling studies are considered when constructing the long-term rate of return assumption for the Company’s pension plans. While historical rates of return play an important role in the analysis, the Company also considers data points from other external sources if there is a reasonable justification to do so.
The plan assets are invested to maximize returns without undue exposure to risk. Risk is controlled by maintaining a portfolio of assets that is diversified across a variety of asset classes, investment styles and investment managers. The plan’s asset allocation policies are consistent with the established investment objectives and risk tolerances. The asset allocation policies are developed by examining the historical relationships of risk and return among asset classes, and are designed to provide the highest probability of meeting or exceeding the return objectives at the lowest possible risk. The weighted average expected long-term rate of return by asset category is based on the Company’s target allocation.
The weighted-average asset allocations at December 31, 2017 by asset category are as follows:
	Target Allocation	Actual allocation as of December 31, 2017	Weighted Average Expected Long- Term Rate of Return(1)
Asset Category
U.S. Large Cap Funds	25.0%	22.3%	3.7%
U.S. Mid Cap Funds	5.0%	8.1%	0.8%
U.S. Small Cap Funds	3.0%	3.0%	0.4%
International Equity	15.0%	15.2%	1.1%
Fixed income	45.0%	44.4%	0.9%
Other investments	7.0%	7.0%	0.1%
	100.0%	100.0%	7.0%

(1)
The weighted average expected long-term rate of return by asset category is based on the Company’s target allocation and historical results.

The weighted-average asset allocations at December 31, 2016 by asset category are as follows:
	Target Allocation	Actual allocation as of December 31, 2016	Weighted Average Expected Long- Term Rate of Return(1)
Asset Category
U.S. Large Cap Funds	25.0%	21.6%	4.2%
U.S. Mid Cap Funds	5.0%	7.9%	0.7%
U.S. Small Cap Funds	3.0%	3.0%	0.5%
International Equity	15.0%	14.8%	1.0%
Fixed income	45.0%	44.3%	0.5%
Other investments	7.0%	8.4%	0.1%
	100.0%	100.0%	7.0%

(1)
The weighted average expected long-term rate of return by asset category is based on the Company’s target allocation and historical results.

The following table summarizes the Company’s plan assets measured at fair value on a recurring basis (at least annually) as of December 31, 2017 and 2016:
(Amounts in thousands)	Fair value as of December 31, 2017	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Equity Securities(1)
U.S. Large Cap Funds	$7,660	$7,660	$—	$—
U.S. Mid Cap Funds	2,797	1,381	1,416	—
U.S. Small Cap Funds	1,038	515	523	—
International Funds	5,203	5,203	—	—
Fixed Income
Domestic Bond Funds(2)	15,261	—	15,261	—
Other Investments
Commodity Funds(3)	1,765	—	1,765	—
Cash & Cash Equivalents	630	630	—	—
	$34,354	$15,389	$18,965	$—

(Amounts in thousands)	Fair value as of December 31, 2016	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Equity Securities(1)
U.S. Large Cap Funds	$6,784	$6,784	$—	$—
U.S. Mid Cap Funds	2,477	1,226	1,251	—
U.S. Small Cap Funds	931	470	461	—
International Funds	4,662	4,662	—	—
Fixed Income
Domestic Bond Funds(2)	13,954	—	13,954	—
Other Investments
Commodity Funds(3)	1,584	—	1,584	—
Cash & Cash Equivalents	1,086	1,086	—	—
	$31,478	$14,228	$17,250	$—

(1)
Equity securities are comprised of mutual funds valued at net asset value per share multiplied by number of shares at measurement date.

(2)
Domestic bonds are comprised of mutual funds valued at net asset value per share multiplied by number of shares at measurement date.

(3)
Commodity funds are comprised of two mutual funds which represent small market energy funds.

The Ply Gem Plan was frozen during 1998, and no further increases in benefits may occur as a result of increases in service years or compensation and no new participants can be added to the Plan.
The MW Plan was frozen for salaried participants during 2004, and no further increases in benefits for salaried participants may occur as a result of increases in service years or compensation. The MW Plan was frozen for non-salaried participants during 2005. No additional non-salaried participants may enter the plan, but increases in benefits as a result of increases in service years or compensation will still occur.

Benefit Plan Contributions
The Company made cash contributions to the combined plans of approximately $1.8 million and $0.6 million for the years ended December 31, 2017 and 2016, respectively. During fiscal year 2018, the Company expects to make cash contributions to the combined plans of approximately $1.4 million.
Benefit Plan Payments
The following table shows expected benefit payments for the next five fiscal years and the aggregate five years thereafter from the combined plans. These benefit payments consist of qualified defined benefit plan payments that are made from the respective plan trusts and do not represent an immediate cash outflow to the Company.
Fiscal Year	Expected Benefit Payments
(Amounts in thousands)
2018	$2,404
2019	2,469
2020	2,568
2021	2,624
2022	2,681
2023-2027	14,119
Other Retirement Plans
The Company also has an unfunded nonqualified Supplemental Executive Retirement Plan for certain employees. The projected benefit obligation relating to this unfunded plan totaled approximately $319,000 and $319,000 at December 31, 2017 and 2016, respectively. The Company has recorded this obligation in other long term liabilities in the consolidated balance sheets as of December 31, 2017 and 2016. Pension expense for the plan was approximately $12,000, $14,000 and $16,000 for the years ended December 31, 2017, 2016, and 2015, respectively.
7.
DEFINED CONTRIBUTION PLANS

The Company has a defined contribution 401(k) plan covering all eligible employees. The Company matches 50% of the first 6% of employee contributions. The Company also has the option of making discretionary contributions. The Company contributed approximately $4.0 million, $3.7 million, and $3.6 million for the years ended December 31, 2017, December 31, 2016 and December 31, 2015, respectively, which has been expensed within selling, general, and administrative expenses in the accompanying consolidated statement of operations.
8.
COMMITMENTS AND CONTINGENCIES

Operating leases
At December 31, 2017, the Company was obligated under lease agreements for the rental of certain real estate and machinery and equipment used in its operations. Future minimum rental obligations for non-cancellable lease payments total approximately $140.0 million at December 31, 2017. The lease obligations, partially offset by sublease income, are payable as follows:
(Amounts in thousands)	Lease Commitments	Sublease Income
2018	$31,590	$437
2019	27,455	445
2020	22,123	454
2021	17,755	463
2022	15,694	473
Thereafter	25,431	974

Total rental expense for all operating leases was approximately $39.3 million, $37.3 million, and $37.6 million for the years ended December 31, 2017, 2016, and 2015, respectively.
Indemnifications
In connection with the Ply Gem acquisition, in which Ply Gem Industries was acquired from Nortek in February 2004, Nortek has agreed to indemnify the Company for certain liabilities as set forth in the stock purchase agreement governing the Ply Gem acquisition. In the event Nortek is unable to satisfy amounts due under these indemnifications, the Company would be liable. The Company believes that Nortek has the financial capacity to honor its indemnification obligations and therefore does not anticipate incurring any losses related to liabilities indemnified by Nortek under the stock purchase agreement. A receivable related to this indemnification has been recorded in other long-term assets in the approximate amount of $1.0 million and $1.4 million at December 31, 2017 and 2016, respectively. As of December 31, 2017 and 2016, the Company has recorded liabilities related to these indemnifications of approximately $0.4 million and $0.5 million, respectively, in current liabilities and $0.6 million and $0.9 million, respectively, in long-term liabilities, consisting of the following:
(Amounts in thousands)	December 31, 2017	December 31, 2016
Product claim liabilities	$138	$138
Multiemployer pension plan withdrawal liability	449	808
Other	439	500
	$1,026	$1,446

The product claim liabilities of approximately $0.1 million at December 31, 2017 and 2016, recorded in long term liabilities, represent the estimated costs to resolve the outstanding matters related to a former subsidiary of the Company, which is a defendant in a number of lawsuits alleging damage caused by alleged defects in certain pressure treated wood products. The Company had indemnified the buyer of the former subsidiary for all known liabilities and future claims relating to such matters and retained the rights to all potential reimbursements related to insurance coverage. Many of the suits have been resolved by dismissal or settlement with amounts being paid out of insurance proceeds or other third party recoveries. The Company and the former subsidiary continue to vigorously defend the remaining suits. Certain defense and indemnity costs are being paid out of insurance proceeds and proceeds from a settlement with suppliers of material used in the production of the treated wood products. The Company and the former subsidiary have engaged in coverage litigation with certain insurers and have settled coverage claims with several of the insurers.
The multiemployer pension plan withdrawal liability of approximately $0.4 million and $0.8 million recorded in long term liabilities at December 31, 2017 and 2016, respectively, relate to liabilities assumed by the Company in 1998 when its former subsidiary, Studley Products, Inc. (“Studley”) was sold. In connection with the sale, Studley ceased making contributions to the Production Service and Sales District Council Pension Fund (the “Pension Fund”), and the Company assumed responsibility for all withdrawal liabilities to be assessed by the Pension Fund. Accordingly, the Company is making quarterly payments of approximately $0.1 million to the Pension Fund through 2018 based upon the assessment of withdrawal liability received from the Pension Fund. The multiemployer pension liability represents the present value of the quarterly payment stream as well as an estimate of additional amounts that may be assessed in the future by the Pension Fund under the contractual provisions of the Pension Fund.
Included in the indemnified items is approximately $0.4 million and $0.5 million for the year ended December 31, 2017 and 2016, respectively, of accrued expenses to cover the estimated costs and expenses of defending known litigation claims, including the estimated cost of legal services incurred, that the Company is contesting.
Warranty claims
The Company sells a number of products and offers a number of warranties. The specific terms and conditions of these warranties vary depending on the product sold. The Company estimates the costs that may be incurred under warranties and records a liability for such costs at the time of sale. Factors that affect the Company’s warranty liabilities include the number of units sold, historical and anticipated rates of warranty claims, cost per claim and new product introduction. The Company assesses the adequacy of the recorded warranty claims and adjusts the amounts as appropriate. As of December 31, 2017 and 2016, warranty liabilities of approximately $19.7 million and $19.7 million, respectively, have been recorded in current liabilities and approximately $57.7 million and $57.6 million, respectively, have been recorded in long term liabilities in the consolidated balance sheets.
Changes in the Company’s short-term and long-term warranty liabilities are as follows:
(Amounts in thousands)	For the year ended December 31,
	2017	2016	2015
Balance, beginning of period	$77,279	$76,562	$84,423
Acquisitions – Canyon Stone (2015)	—	—	100
Warranty expense during period	22,309	22,266	21,264
Adjustments	—	—	(7,761)
Settlements made during period	(22,271)	(21,549)	(21,464)
Balance, end of period	$77,317	$77,279	$76,562

Environmental
The Company is subject to United States and Canadian federal, state, provincial and local laws and regulations relating to pollution and the protection of the environment, including those governing emissions to air, discharges to water, use, storage, treatment, disposal and transport of hazardous waste and other materials, investigation and remediation of contaminated sites, and protection of worker health and safety. From time to time, the Company’s facilities are subject to investigation by governmental authorities. In addition, the Company has been identified as one of many potentially responsible parties for contamination present at certain offsite locations to which it or its predecessors are alleged to have sent hazardous materials for recycling or disposal. The Company may be held liable, or incur fines or penalties, in connection with such requirements or liabilities for, among other things, releases of hazardous substances occurring on or emanating from current or formerly owned or operated properties or any associated offsite disposal location, or for known or newly-discovered contamination at any of the Company’s properties from activities conducted by us or previous occupants. The amount of any liability, fine or penalty may be material, and certain environmental laws impose strict, and under certain circumstances joint and several, liability for the cost of addressing releases of hazardous substances upon certain classes of persons, including site owners or operators and persons that disposed or arranged for the disposal of hazardous substances at contaminated sites.
MW Manufacturers Inc. (“MW”), a subsidiary of MWM Holding, Inc., entered into an Administrative Order on Consent (the “Consent Order”), effective September 12, 2011, with the United States Environmental Protection Agency (“EPA”), under the Resource Conservation and Recovery Act (“RCRA”), with respect to its Rocky Mount, Virginia property. During 2011, as part of the Consent Order, MW provided the EPA, among other things, a RCRA Facility Investigation Workplan (the “Workplan”) as well as a preliminary cost estimate of approximately $1.8 million for the predicted assessment, remediation and monitoring activities to be conducted pursuant to the Consent Order over the remediation period, which is currently estimated through 2023. In 2012, the EPA approved the Workplan, which MW is currently implementing. The Company has recorded approximately $0.3 million of this environmental liability within current liabilities and approximately $1.1 million within other long-term liabilities in the Company’s consolidated balance sheets at December 31, 2017 and 2016. The Company may incur costs that exceed our recorded environmental liability. The Company will adjust its environmental remediation liability in future periods, if necessary, as further information develops or circumstances change.
Environmental authorities are investigating groundwater contamination at a Superfund site in York, Nebraska. In 2010, sampling was conducted at the Kroy Building Products, Inc. (“Kroy”) facility in York, Nebraska. In February 2015, the EPA sent Kroy a request for information pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), and in May 2015, Kroy responded to the request for information. Kroy could have liability for investigation and remediation costs associated with the contamination. Given the current status of this matter, the Company has not recorded a liability in its consolidated balance sheets as of December 31, 2017 and December 31, 2016.
From time to time, the Company may incur investigation and remediation costs in connection with other facilities it currently owns or operates or previously owned or operated. For example, the Company has a $0.1 million liability included in its consolidated balance sheets at December 31, 2017 and December 31, 2016, for potential contamination issues at its Calgary, Alberta property. In addition, the Company is required to contribute to investigation and remediation costs at various third party waste disposal facilities at which the Company or a related entity has been identified as a potentially responsible party.
The Company is a party to various acquisition and other agreements pursuant to which third parties agreed to indemnify the Company for certain costs relating to environmental liabilities. For example, the Company may be able to recover some of its Rocky Mount, Virginia investigation and remediation costs from U.S. Industries, Inc. and may be able to recover a portion of any costs incurred in connection with the Kroy contamination matter in York, Nebraska from Alcan Aluminum Corporation. The Company’s ability to seek indemnification from parties that have agreed to indemnify it may be limited. There can be no assurance that the Company would receive any funds from these parties, and any related environmental liabilities or costs could have a material adverse effect on our financial condition and results of operations.
Based on current information, the Company is not aware of any environmental compliance obligations, claims or investigations that will have a material adverse effect on its results of operations, cash flows or financial position except as otherwise disclosed in the Company’s consolidated financial statements. However, there can be no guarantee that previously known or newly-discovered matters will not result in material costs or liabilities.
Self-insured risks
The Company maintains a broad range of insurance policies which include general liability insurance coverage and workers compensation. These insurance policies protect the Company against a portion of the risk of loss from claims. However, the Company retains a portion of the overall risk for such claims through its self-insured per occurrence and aggregate retentions, deductibles, and claims in excess of available insurance policy limits. The Company’s general liability insurance includes coverage for certain damages arising out of product design and manufacturing defects. The Company’s insurance coverage is generally subject to a per occurrence retention and certain coverage exclusions.
The Company reserves for costs associated with claims, as well as incurred but not reported losses (“IBNR”), based on an outside actuarial analysis of its historical claims. These estimates make up a significant portion of the Company’s liability and are subject to a high degree of uncertainty due to a variety of factors, including changes in type of claims, claims reporting and resolution patterns, frequency and timing of claims, third party recoveries, estimates of claim values, claims management expenses (including legal fees and expert fees), insurance industry practices, the regulatory environment, and legal precedent. Adjustments to estimated reserves are recorded in the period in which the change in estimate occurs.
Litigation
During the past several years, the Company incurred increased litigation expense primarily related to the claims discussed below. The Company believes it has valid defenses to the outstanding claims discussed below and will vigorously defend all such claims; however, litigation is subject to many uncertainties and there cannot be any assurance that the Company will ultimately prevail or, in the event of an unfavorable outcome or settlement of litigation, that the ultimate liability would not be material and would not have a material adverse effect on the business, results of operations, cash flows or financial position of the Company.
In John Gulbankian v. MW Manufacturers, Inc. (“Gulbankian”), a purported class action filed in March 2010 in the United States District Court for the District of Massachusetts, plaintiffs, on behalf of themselves and all others similarly situated, alleged damages as a result of the defective design and manufacture of certain MW vinyl clad windows. In Eric Hartshorn and Bethany Perry v. MW

Manufacturers, Inc. (“Hartshorn”), a purported class action filed in July 2012 in the District Court, plaintiffs, on behalf of themselves and all others similarly situated, alleged damages as a result of the defective design and manufacture of certain MW vinyl clad windows. In April 2014, plaintiffs in both the Gulbankian and Hartshorn cases filed a Consolidated Amended Class Action Complaint, making similar claims against all MW vinyl clad windows.
MW entered into a settlement agreement with plaintiffs as of April 2014 to settle both the Gulbankian and Hartshorn cases on a nationwide basis (the “Vinyl Clad Settlement Agreement”). The Vinyl Clad Settlement Agreement provides that this settlement applies to any and all MW vinyl clad windows manufactured from January 1, 1987 through May 23, 2014, and provides for a cash payment for eligible consumers submitting qualified claims showing, among other requirements, certain damage to their MW vinyl clad windows. The period for submitting qualified claims is the later of: (i) May 28, 2016, or (ii) the last day of the warranty period for the applicable window. On December 29, 2014, the District Court granted final approval of this settlement, as well as MW’s payment of attorneys’ fees and costs to plaintiffs’ counsel in the amount of  $2.5 million. The Company and MW deny all liability in the settlements with respect to the facts and claims alleged. The Company, however, is aware of the substantial burden, expense, inconvenience and distraction of continued litigation, and therefore agreed to settle these matters.
As a result of the Vinyl Clad Settlement Agreement, the Company has a liability of approximately $1.4 million as of December 31, 2017 and December 31, 2016, with $0.7 million as a current liability within accrued expenses and $0.7 million as a noncurrent liability within other long-term liabilities in the Company’s consolidated balance sheets as of December 31, 2017 and December 31, 2016. It is possible that the Company may incur costs in excess of the recorded amounts; however, the Company currently expects that the total net cost will not exceed this liability.
In Anthony Pagliaroni et al. v. Mastic Home Exteriors, Inc. and Deceuninck North America, LLC, a purported class action filed in January 2012 in the United States District Court for the District of Massachusetts, plaintiffs, on behalf of themselves and all others similarly situated, allege damages as a result of the defective design and manufacture of Oasis composite deck and railing, which was manufactured by Deceuninck North America, LLC (“Deceuninck”) and sold by Mastic Home Exteriors, Inc. (“MHE”). The plaintiffs seek a variety of relief, including (i) economic and compensatory damages, (ii) treble damages, (iii) punitive damages, and (iv) attorneys’ fees and costs of litigation. The damages sought in this action have not yet been quantified. The hearing regarding plaintiffs’ motion for class certification was held on March 10, 2015, and the District Court denied plaintiffs’ motion for class certification on September 22, 2015. On October 6, 2015, plaintiffs filed a petition for interlocutory appeal of the denial of class certification to the U.S. Court of Appeals for the First Circuit, and on April 12, 2016, the Court of Appeals denied this petition for appeal, meaning the case continues to be litigated with the individual named plaintiffs. Deceuninck, as the manufacturer of Oasis deck and railing, has agreed to indemnify MHE for certain liabilities related to this claim pursuant to the sales and distribution agreement, as amended, between Deceuninck and MHE. MHE’s ability to seek indemnification from Deceuninck is, however, limited by the terms and limits of the indemnity as well as the strength of Deceuninck’s financial condition, which could change in the future.
In re Ply Gem Holdings, Inc. Securities Litigation is a purported federal securities class action filed on May 19, 2014 in the United States District Court for the Southern District of New York against Ply Gem Holdings, Inc., several of its directors and officers, and the underwriters associated with the Company’s initial public offering (“IPO”). It is filed on behalf of all persons or entities, other than the defendants, who purchased the common shares of the Company pursuant and/or traceable to the Company’s IPO and seeks remedies under Sections 11 and 15 of the Securities Act of 1933, alleging that the Company’s Form S-1 registration statement was negligently prepared and materially inaccurate, containing untrue statements of material fact and omitting material information which was required to be disclosed. The plaintiffs seek a variety of relief, including (i) damages together with interest thereon and (ii) attorneys’ fees and costs of litigation. On October 14, 2014, Strathclyde Pension Fund was certified as lead plaintiff, and class counsel was appointed. Pursuant to the Underwriting Agreement, dated May 22, 2013, entered into in connection with the IPO, the Company has agreed to reimburse the underwriters for the legal fees and other expenses reasonably incurred by the underwriters’ law firm in its representation of the underwriters in connection with this matter. Pursuant to Indemnification Agreements, dated as of May 22, 2013, between the

Company and each of the directors and officers named in this action, the Company has agreed to assume the defense of such directors and officers. The parties have reached an agreement in principle to settle the matter for approximately $26.0 million and notified the Court of this, which is subject to the finalization of the settlement agreement, Court approval and requests for exclusion by members of the settlement class. The Company accrued the $26.0 million within accrued expenses as of December 31, 2017 in the Company’s consolidated balance sheet, and also recognized an insurance receivable of  $25.4 million within other current assets that was offset by insurance proceeds of  $8.7 million from an insurance carrier, for a net insurance receivable of  $16.7 million as of December 31, 2017 in the Company’s consolidated balance sheet as certain of its directors’ and officers’ liability insurance carriers are to fund the majority of the settlement amount with the Company agreeing to pay certain disputed litigation expenses of approximately $0.6 million. The defendants deny all liability in the settlement and with respect to the facts and claims alleged. The Company, however, is aware of the substantial burden, expense, inconvenience and distraction of continued litigation, and therefore agreed to settle this matter.
In Raul Carrillo-Hueso and Chec Xiong v. Ply Gem Industries, Inc. and Ply Gem Pacific Windows Corporation, a purported class action filed on November 25, 2015 in the Superior Court of the State of California, County of Alameda, plaintiffs, on behalf of themselves and all others similarly situated, allege damages as a result of, among other things, the defendants’ failure to provide (i) statutorily required meal breaks at the Sacramento, California facility, (ii) accurate wage statements to employees in California, and (iii) all wages due on termination in California. The plaintiffs seek a variety of relief, including (i) economic and compensatory damages, (ii) statutory damages, (iii) penalties, (iv) pre- and post-judgment interest, and (v) attorneys’ fees and costs of litigation. On January 7, 2017, the parties agreed to settle this matter for approximately $1.0 million, and on June 29, 2017, the Court granted final approval of the settlement. The Company accrued for this amount in accrued expenses as of December 31, 2016 in the Company’s consolidated balance sheet and subsequently paid the settlement during the year ended December 31, 2017. The Company denies all liability in the settlement and with respect to the facts and claims alleged. The Company, however, is aware of the substantial burden, expense, inconvenience and distraction of continued litigation, and therefore agreed to settle this matter.
In Tina Morgan v. Ply Gem Industries, Inc. and Simonton Industries, Inc., a purported class action filed on December 11, 2015 in the Superior Court of the State of California, County of Solano, plaintiff, on behalf of herself and all others similarly situated, alleges damages as a result of, among other things, the defendants’ failure at the Vacaville, California facility to (i) pay overtime wages, (ii) provide statutorily required meal breaks, (iii) provide accurate wage statements, and (iv) pay all wages owed upon termination. The plaintiff seeks a variety of relief, including (i) economic and compensatory damages, (ii) statutory damages, (iii) penalties, (iv) pre- and post-judgment interest, and (v) attorneys’ fees and costs of litigation. On December 9, 2016, the parties agreed to settle this matter for approximately $0.9 million, and on May 22, 2017, the Court granted final approval of the settlement. The Company accrued for this amount in accrued expenses as of December 31, 2016 in the Company’s consolidated balance sheet and subsequently paid the settlement during the year ended December 31, 2017. The Company denies all liability in the settlement and with respect to the facts and claims alleged. The Company, however, is aware of the substantial burden, expense, inconvenience and distraction of continued litigation, and therefore agreed to settle this matter.
In Kiefer et al. v. Simonton Building Products, LLC et al., a purported class action filed on October 17, 2016 in the United States District Court for the District of Minnesota, plaintiffs, on behalf of themselves and all others similarly situated, allege damages as a result of, among other things, the defective design and manufacture of certain Simonton windows containing two-pane insulating glass units. The plaintiffs seek a variety of relief, including (i) economic and compensatory damages, (ii) punitive or other exemplary damages, (iii) pre- and post-judgment interest, and (iv) attorneys’ fees and costs of litigation. On April 17, 2017, the District Court granted the defendants’ motion to dismiss the complaint. Plaintiffs filed a notice of appeal and its appellant brief on May 16, 2017 and July 7, 2017, respectively, defendants filed its appellee brief on August 7, 2017, and plaintiffs filed its reply brief on August 21, 2017. The appeal is pending. The damages sought in this action have not yet been quantified.
In Gazzillo et al. v. Ply Gem Industries, Inc. et al., a purported class action filed on September 26, 2017 in the United States District Court for the Northern District of New York, plaintiffs, on behalf of themselves and all others similarly situated, allege damages as a result of, among other things, the defective design and manufacture of certain vinyl siding products. The plaintiffs seek a variety of relief, including (i) economic and compensatory damages, (ii) punitive or other exemplary damages, (iii) pre- and post-judgment interest, and (iv) attorneys’ fees and costs of litigation. The damages sought in this action have not yet been quantified.
Other contingencies
The Company is subject to other contingencies, including legal proceedings and claims arising out of its operations and businesses that cover a wide range of matters, including, among others, environmental, contract, employment, intellectual property, securities, personal injury, property damage, product liability, warranty, and modification, adjustment or replacement of component parts or units sold, which may include product recalls. Product liability, environmental and other legal proceedings also include matters with respect to businesses previously owned. The Company has used various substances in products and manufacturing operations, which have been or may be deemed to be hazardous or dangerous, and the extent of its potential liability, if any, under environmental, product liability and workers’ compensation statutes, rules, regulations and case law is unclear. Further, due to the lack of adequate information and the potential impact of present regulations and any future regulations, there are certain circumstances in which no range of potential exposure may be reasonably estimated. Also, it is not possible to ascertain the ultimate legal and financial liability with respect to certain contingent liabilities, including lawsuits, and therefore no such estimate has been made as of December 31, 2017.
9.
ACCRUED EXPENSES AND OTHER LONG-TERM LIABILITIES

Accrued expenses consist of the following at December 31, 2017 and December 31, 2016:
(Amounts in thousands)	December 31, 2017	December 31, 2016
Insurance	$7,637	$8,297
Employee compensation and benefits	19,720	27,749
Sales and marketing	58,131	59,655
Product warranty	19,652	19,718
Accrued freight	3,696	2,146
Accrued interest	18,027	17,977
Accrued environmental liability	453	434
Accrued pension	1,358	1,753
Accrued sales returns and discounts	1,303	1,199
Accrued taxes	4,735	4,966
Litigation accrual	26,849	2,575
Other	24,296	22,546
	$185,857	$169,015

Other long-term liabilities consist of the following at December 31, 2017 and December 31, 2016:
(Amounts in thousands)	December 31, 2017	December 31, 2016
Insurance	$595	$605
Pension liabilities	12,805	13,907
Multi-employer pension withdrawal liability	449	808
Product warranty	57,665	57,575
Long-term product claim liability	138	138
Long-term environmental liability	1,075	1,158
Liabilities for tax uncertainties	4,529	3,925
Litigation accrual	731	731
Other	5,437	7,548
	$83,424	$86,395

Long-term incentive plan
The Company maintains a long-term incentive plan (“LTIP”) for certain employees which was implemented to retain and incentivize employees through the downturn in the housing market. During the years ended December 31, 2017 and December 31, 2016, the Company recognized a net LTIP expense of  $5.7 million and $7.3 million, respectively, which has been recorded within selling, general, and administrative expenses in the consolidated statement of operations. The LTIP liability is $9.5 million and $10.0 million as of December 31, 2017 and December 31, 2016, respectively, of which $6.0 million and $6.3 million has been recorded within other current liabilities and $3.5 million and $3.7 million in other long-term liabilities in the consolidated balance sheets as of December 31, 2017 and December 31, 2016, respectively. During the year ended December 31, 2017, the Company made certain modifications to the LTIP program which transformed the 2017 LTIP awards to an equity based award rather than the previous liability award. These changes consisted of granting restricted stock units at the outset of the award rather than a fixed dollar amount which had been the methodology for the previous LTIP awards. As a result, the Company recognized the 2017 LTIP awards within additional paid in capital for $0.6 million in the Company’s consolidated statements of stockholder’s equity (deficit) for the year ended December 31, 2017.
Other liabilities
During the years ended December 31, 2017, 2016 and 2015, the Company made approximately $1.0 million, $0.5 million, and $1.6 million in cash payments for restructuring and integration efforts, respectively. These payments were for restructuring and integration programs implemented in Western Canada and general back office centralization efforts incurred as well as product simplification costs incurred for the entire Windows and Doors segment.
10.
INCOME TAXES

The following is a summary of the components of income before provision (benefit) for income taxes:
(Amounts in thousands)	For the year ended December 31,
	2017	2016	2015
Domestic	$117,750	$35,258	$47,901
Foreign	(2,769)	(11,766)	(16,301)
	$114,981	$23,492	$31,600

The following is a summary of the provision (benefit) for income taxes included in the accompanying consolidated statement of operations:
(Amounts in thousands)	For the year ended December 31,
	2017	2016	2015
Federal:
Current	$989	$1,043	$692
Deferred	39,692	(54,692)	(2,833)
	40,681	(53,649)	(2,141)
State:
Current	$5,204	$4,674	$2,688
Deferred	1,259	(2,020)	(779)
	6,463	2,654	1,909
Foreign:
Current	$838	$277	$833
Deferred	(1,328)	(1,277)	(1,289)
	(490)	(1,000)	(456)
Total	$46,654	$(51,995)	$(688)

The table that follows reconciles the federal statutory income tax rate to the effective tax rate of approximately 40.6% for the year ended December 31, 2017, 221.3% for the year ended December 31, 2016, and 2.2% for the year ended December 31, 2015.
(Amounts in thousands)	For the year ended December 31,
	2017	2016	2015
Income tax provision at the federal statutory rate	$40,243	$8,222	$11,060
Net change from statutory rate:
Valuation allowance – US	165	(88,653)	(30,446)
Valuation allowance – Canada	207	1,714	3,551
State income tax provision, net of federal income tax benefit	4,462	5,937	4,986
Taxes at non-U.S. statutory rate	(283)	348	(153)
Additional provisions/reversals of unrecognized tax benefits	(281)	187	(116)
Canadian rate differential	142	808	1,284
Attribute reduction	—	(3,118)	3,118
Tax Receivable Agreement	162	21,306	4,531
Alternative minimum tax	1,463	1,483	1,298
Minimum tax credit	(1,463)	(1,483)	(1,298)
Meals and entertainment	676	675	595
Executive compensation	748	599	—
Work opportunity tax credit	(474)	(438)	—
Tax Reform – Deferred Taxes	4,272	—	—
Tax Reform – Tax Receivable Agreement	(3,746)	—	—
Other, net	361	418	902
	$46,654	$(51,995)	$(688)

The tax effect of temporary differences, which gave rise to significant portions of deferred income tax assets and liabilities as of December 31, 2017 and 2016 are as follows:
(Amounts in thousands)	2017	2016
Deferred tax assets:
Accounts receivable	$615	$824
Insurance reserves	2,004	3,302
Warranty reserves	18,616	26,826
Pension accrual	3,837	6,292
Deferred compensation	4,683	10,946
Inventories	2,936	4,898
Federal, net operating loss carry-forwards	12,621	48,732
State, net operating loss carry-forwards	12,580	10,496
Non-capital losses - foreign jurisdiction	13,116	11,743
Related party interest	3,347	18,055
Professional fees	1,087	2,031
Environmental reserves	374	576
Alternative minimum tax	4,244	2,782
Other assets, net	5,008	7,530
Valuation allowance	(26,553)	(22,889)
Total deferred tax assets	58,515	132,144
Deferred tax liabilities:
Property and equipment, net	(18,851)	(27,589)
Intangible assets, net	(20,873)	(36,894)
Deferred financing	(8,991)	(18,063)
Other liabilities, net	(807)	(1,973)
Total deferred tax liabilities	(49,522)	(84,519)
Net deferred tax asset	$8,993	$47,625

Tax Act
The Tax Act enacted on December 22, 2017, makes broad and complex changes to the Internal Revenue Code (the “Code”) including, but not limited to, reducing the U.S. federal corporate tax rate from 35% to 21%, requiring companies to pay a one-time transition tax on certain unrepatriated earnings of foreign subsidiaries, generally eliminating U.S. federal income taxes on dividends from foreign subsidiaries, a new tax named global intangible low taxed income (“GILTI”) which requires a current inclusion in U.S. federal taxable income of certain earnings of controlled foreign corporations, eliminating the corporate AMT and changing how existing AMT credits can be realized, creating the BEAT, creating a general limitation on deductible interest expense, and changing rules related to the utilization of net operating loss carryforwards created in tax years after December 31, 2017.
Due to the complexity of the new GILTI tax rules, The Company is currently evaluating the impact of this new tax. Under U.S. GAAP, the Company is allowed to make an accounting policy choice of either treating taxes due under GILTI as a current-period expense when incurred or factoring these amounts into the Company’s measurement of deferred taxes. The Company has not made a policy decision regarding whether to record deferred taxes on GILTI since we are still in the process of evaluating this new tax provision under the Tax Act.
ASC 740 Income Taxes requires a company to record the effects of a tax law change in the period of enactment. Due to the complexities involved in accounting for the recently enacted Tax Act, SAB 118 requires that the Company include in its financial statements a reasonable estimate of the impact of the Tax Act on earnings to the extent such reasonable estimate has been determined. Accordingly, the Company has performed an earnings and profits analysis associated with the one-time transition tax on certain unrepatriated earnings of foreign subsidiaries, and as a result of accumulated losses, there will be no income tax effect recorded for the year ended December 31, 2017 based on the reasonable estimate guidance provided by SAB 118. The Company is continuing to assess the impact from the Tax Act and may record adjustments in 2018.
For the year ended December 31, 2017, as a result of the corporate income tax rate reduction from 35% to 21% effective January 1, 2018 enacted in the Tax Act, the Company recorded an expense of $4.3 million due to the re-measurement of the deferred tax assets at the reduced income tax rate which reduced the future benefit the Company will realize associated with these assets. This expense has been recognized within income taxes in the Company’s consolidated statement of operations and was recognized during the fourth quarter of 2017.
ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, was issued in November 2015 and it establishes simplification of the presentation of deferred income taxes. Under the new standard, both deferred tax liabilities and assets are required to be classified as noncurrent in a classified balance sheet. During the fourth quarter of 2016, the Company elected to prospectively adopt this standard, thus reclassifying the current deferred tax assets to noncurrent (netted within noncurrent liabilities) on the accompanying consolidated balance sheet. The adoption of this guidance had no impact on the Company’s consolidated results of operations or cash flows.
Debt Transaction
On September 19, 2014, Ply Gem Industries issued $150.0 million aggregate principal amount of its 6.50% Senior Tack-on Notes with a $10.1 million debt discount. These Senior Tack-on Notes have the same terms and covenants as the original $500.0 million of 6.50% Senior Notes issued in January 2014 that were issued at par and will mature in 2022. These Senior Tack-on Notes are not considered Applicable High Yield Discount Obligation (“AHYDO”). The discount and deferred financing costs related to these notes will be amortized over the life of the notes utilizing the constant yield method.
Valuation allowance
In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.
During the year ended December 31, 2016, the Company determined that a valuation allowance was no longer required against its federal net deferred tax assets and a portion of its state deferred tax assets. As a result, the Company released $86.5 million of its total valuation allowance during the year ended December 31, 2016 since positive evidence outweighed negative evidence thereby allowing the Company to achieve the “more likely than not” realization threshold. Of the total valuation allowance reversal of $86.5 million, $31.3 million was offset against 2016 current year tax expense with the remaining $55.2 million representing the discrete valuation allowance release.
As of December 31, 2016, the Company was no longer in a three-year cumulative pre-tax loss position due to the significant improvement in the Company’s profitability from the housing market recovery. The housing market has experienced steady improvement from a demand perspective over the last several years which has benefited the Company’s financial performance and profitability for both new construction and repair and remodeling reflected in the Company’s net sales and earnings growth. This annual financial improvement was further evidenced by the Company continuing to have net sales and profitability growth in the Company’s second and third quarters which are traditionally the Company’s strongest financial quarters based on seasonality. Finally, the consensus expectation and outlook for both new construction and repair and remodeling both showed positive growth rates over the next few years which result in future forecasted profitability for the Company. Based on the preponderance of these positive factors, the valuation allowance for federal and certain state NOL carry-forwards was released during the year ended

December 31, 2016. The valuation allowance release is reflected within our benefit for income taxes in the accompanying consolidated statement of operations for the year ended December 31, 2016.
Based on the level of historical federal taxable income, projections of future taxable income, and the forecasted realization of deferred tax assets, the Company has determined that a federal valuation allowance is not required as of December 31, 2017. However, as of December 31, 2017, the Company remains in a valuation allowance position against its deferred tax assets for certain state and Canadian jurisdictions as it is currently deemed “more likely than not” that the benefit of such net tax assets will not be utilized as the Company continues to be in a three-year cumulative loss position for these states and Canadian jurisdictions. The Company will continue to monitor the positive and negative factors for these jurisdictions and make further changes to the valuation allowances as necessary. The Company’s state valuation allowance increased to $12.3 million as of December 31, 2017 compared to $10.0 million for the year ended December 31, 2016.
As of December 31, 2017 and December 31, 2016, the Company had a full valuation allowance on its deferred tax assets for Gienow Canada of approximately $14.3 million and $13.0 million, respectively, as of as a result of its operating performance and challenges associated with the Canadian economy and energy prices.
The Company had book goodwill of approximately $28.0 million that was not amortized resulting in a deferred tax liability of approximately $7.1 million at December 31, 2017. Therefore, the reversal of deferred tax liabilities related to this goodwill is not considered a source of future taxable income in assessing the realization of its deferred tax assets. The Company continues to evaluate the realizability of its net deferred tax assets and its estimates are subject to change.
Other tax considerations
As of December 31, 2017, the Company has approximately $92.1 million of federal gross operating loss carry-forwards which can be used to offset future taxable income. These federal carry-forwards will begin to expire in 2028 if not utilized. The Company has approximately $330.7 million of gross state NOL carry-forwards and $12.6 million (net of federal benefit) of deferred tax assets related to these state NOL carry-forwards which can be used to offset future state tax liabilities. The Company has established a valuation allowance which offsets the deferred tax asset associated with certain state NOL carry-forwards. Future tax planning strategies implemented by the Company could reduce or eliminate future NOL expiration.
As of December 31, 2017, the Company has not established U.S. deferred taxes on unremitted earnings for the Company’s foreign subsidiaries. Notwithstanding the provisions within the American Jobs Creation Act of 2004, the Company continues to consider these amounts to be permanently invested. Enactment of the Tax Act imposed a one-time U.S. federal tax on the deemed repatriation of unremitted earnings indefinitely reinvested abroad, which did not have a material impact on the Company’s financial results. The indefinite reinvestment assertion continues to apply for the purpose of determining deferred tax liabilities for U.S. state and foreign withholding tax purposes.
Unrecognized tax benefits
The Company records reserves for unrecognized tax benefits based on the likelihood of an unfavorable outcome. Of this amount, approximately $1.7 million, if recognized, would have an impact on the Company’s effective tax rate. As of December 31, 2017, the reserve was approximately $4.5 million which includes interest and penalties of approximately $1.9 million. As of December 31, 2016, the reserve was approximately $3.9 million which included interest and penalties of approximately $1.6 million. The difference between the total unrecognized tax benefits and the amount of the liability for unrecognized tax benefits represents unrecognized tax benefits that have been netted against deferred tax assets related to net operating losses in accordance with ASC 740 in addition to accrued penalties and interest.
The Company has elected to treat interest and penalties on unrecognized tax benefits as income tax expense in its consolidated statement of operations. Interest and penalty charges have been recorded in the contingency reserve account within other long term liabilities in the Company’s consolidated balance sheet.

The following is a rollforward of unrecognized tax benefits from January 1, 2016 through December 31, 2017.
(Amounts in thousands)
Unrecognized tax benefits balance at January 1, 2016	$15,910
Additions based on tax positions related to current year	208
Additions for tax positions of prior years	603
Reductions for tax positions of prior years	(13)
Settlement or lapse of applicable statutes	(39)
Unrecognized tax benefits balance at December 31, 2016	16,669
Additions based on tax positions related to current year	182
Additions for tax positions of prior years	161
Reductions for tax positions of prior years	(90)
Settlement or lapse of applicable statutes	(400)
Unrecognized tax benefits balance at December 31, 2017	$16,522

Unrecognized tax benefits are reversed as a discrete event if an examination of applicable tax returns is not begun by a federal or state tax authority within the statute of limitations or upon effective settlement with federal or state tax authorities. During the year ended December 31, 2017, the Company reversed approximately $0.4 million of unrecognized tax benefits due to the expiration of the statute of limitations in certain state jurisdictions. The Company’s open tax years that are subject to federal examination are 2008 through 2016.
During the year ended December 31, 2016, the Company reversed approximately $0.1 million of unrecognized tax benefits due to the expiration of the statute of limitations for the tax year ended December 31, 2008.
During the next 12 months, the Company does not anticipate the reversal of any material tax contingency reserves.
Tax Receivable Agreement
On May 22, 2013, the Company entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with PG ITR Holdco, L.P. (the “Tax Receivable Entity”). The Tax Receivable Agreement generally provides for the payment by the Company to the Tax Receivable Entity of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes in periods ending after the IPO as a result of  (i) net operating loss (“NOL”) carryovers from periods (or portions thereof) ending before January 1, 2013, (ii) deductible expenses attributable to the transactions related to the IPO and (iii) deductions related to imputed interest deemed to be paid by the Company as a result of or attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such benefits have been utilized or expired. The Company will retain the benefit of the remaining 15% of these tax savings. The Tax Receivable Agreement will obligate the Company to make payments to the Tax Receivable Entity generally equal to 85% of the applicable cash savings that is actually realized as a result of utilizing NOL carryovers once the tax returns are filed for that respective tax year.
As a result of the future federal corporate tax rate reduction from the Tax Act enacted on December 22, 2017, the Company estimates that the total anticipated amount of future payments under the Tax Receivable Agreement would be approximately $74.7 million assuming no additional material changes in the relevant tax law or federal rates, that the Company earns sufficient taxable income to utilize the net operating loss carry forwards, and that utilization of such tax attributes is not subject to limitation under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) as the result of an “ownership change”. It is possible that future transactions or events or changes in estimates could increase or decrease the actual tax benefits realized from these tax attributes and the corresponding Tax Receivable Agreement payments and liability. As of December 31, 2017, the Company estimates the Tax Receivable Agreement liability to be approximately $69.5 million with the remaining $5.2 million estimated for the state NOLs associated with the Tax Receivable Agreement which have a valuation allowance. Future changes in the Company’s state valuation allowance position including the reversal of all or a portion of the Company’s remaining state valuation allowance may increase the Tax Receivable Agreement liability up to the $74.7 million estimate as the Company at that point in time will project future taxable income beyond the current fiscal year for certain state income tax purposes and expense the remaining $5.2 million.
As of December 31, 2017 and 2016, the Company had a $69.5 million and $79.7 million liability, respectively, for the amount due pursuant to the Tax Receivable Agreement. The Company has $51.4 million and $25.4 million as current liabilities in the Company’s consolidated balance sheets as of December 31, 2017 and December 31, 2016, respectively. The Company has $18.1 million and $54.3 million of this liability recorded as noncurrent as of December 31, 2017 and December 31, 2016, respectively, in the consolidated balance sheets as these amounts will not be paid in cash within the next 12 months. The $10.7 million Tax Receivable Agreement liability adjustment for the year ended December 31, 2017 recognized in the Company’s consolidated statement of operations resulted primarily from the future federal tax rate reduction enacted as part of the December 2017 Tax Act which reduced the value of the NOLs to be utilized in future years at the lower 21% corporate tax rate.
The $60.9 million Tax Receivable Agreement liability adjustment for the year ended December 31, 2016 resulted primarily from the $55.2 million discrete valuation allowance release. The factors surrounding the release of this valuation allowance thereby eliminated any uncertainty as to future taxable income. Consequently, for purposes of calculating the TRA liability, the Company during the year ended December 31, 2016 utilized future forecasts of taxable income beyond the 2016 tax year to determine the TRA liability. The $12.9 million Tax Receivable Agreement liability adjustment for the year ended December 31, 2015 resulted from a $115.9 million increase in 2015 taxable income partially offset by the timing of reversals of deferred tax assets and liabilities.
11.
STOCK-BASED COMPENSATION

Stock option plan
On February 12, 2004, Ply Gem Investment Holdings’ Board of Directors adopted the Ply Gem Investment Holdings 2004 Stock Option Plan (the “Plan”) allowing for grants of options to purchase shares of Ply Gem Investment Holdings common stock under nonqualified stock options or incentive stock options. Obligations under this Plan were subsequently assumed by Ply Gem Prime Holdings in 2006. Immediately prior to the closing of the IPO on May 23, 2013, Ply Gem Prime merged with and into Ply Gem Holdings, with Ply Gem Holdings being the surviving entity. As a result, all obligations under the Plan were converted at a ratio based on the IPO price of the common stock and the liquidation value of and the maximum dividend amount in respect of the Ply Gem Prime preferred stock and all subsequent grants were in Ply Gem Holdings’ stock.
Employees, directors and consultants of Ply Gem Holdings or any of its majority-owned subsidiaries are eligible for options, as specified in the Plan. Ply Gem Holdings Board of Directors may, among other things, select recipients of options grants, determine whether options will be nonqualified or incentive stock options, set the number of shares that may be purchased pursuant to option exercise, and determine other terms and conditions of options. The exercise price of an option must be at least the estimated fair market value of a share of common stock as of the grant date. Options generally vest over 3 to 5 years from the date of grant, unless specified otherwise in any individual option agreement. Generally, options will expire on the tenth anniversary of the grant date or in connection with termination of employment. The Board of Directors has the discretion to accelerate the vesting and exercisability of outstanding options.

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing method. The assumptions used in the model for the years ended December 31, 2015 (there were no option grants in 2016 or 2017) are outlined in the following table:
December 31, 2015
Weighted average fair value of options granted	$2.62
Weighted average assumptions used:
Expected volatility	34%
Expected term (in years)	7.00
Risk-free interest rate	1.82%
Expected dividend yield	—%
A summary of changes in stock options outstanding during the years ended December 31, 2017 and December 31, 2016 is presented below:
	Stock Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
				(in thousands)
Balance at January 1, 2016	2,613,793	$13.75	5.22	617
Granted	—	$—	—
Exercised	(116,594)	$9.35	—
Forfeited or expired	(1,666)	$12.35	—
Balance at December 31, 2016	2,495,533	$13.96	4.35	5,729
Granted	—	$—	—
Exercised	(97,352)	$12.35	—
Forfeited or expired	—	$—	—
Balance at December 31, 2017	2,398,181	$14.02	3.43	10,671

As of December 31, 2017, 2,349,957 options were 100% vested with a weighted average exercise price of  $14.04. As of December 31, 2016, 2,324,059 options were 100% vested with a weighted average exercise price of  $13.95. The total intrinsic value of options exercised during the years ended December 31, 2017, and 2016 was $0.5 million and $0.6 million, respectively. At December 31, 2017, the Company had approximately $0.1 million of total unrecognized compensation expense that will be recognized over a weighted average period of 0.71 years. At December 31, 2016, the Company had approximately $0.5 million of total unrecognized compensation expense that will be recognized over a weighted average period of 1.09 years. The Company recorded compensation expense of  $0.5 million, $0.8 million, and $1.7 million for the years ended December 31, 2017, 2016, and 2015, respectively, related to the vesting of these options.
Restricted stock
During December 2014, the Company issued an aggregate of 23,944 restricted shares of common stock in an equal number to each of the four independent members of the Board of Directors. These shares vested over the 2015 calendar period and the Company expensed $0.3 million as compensation expense in selling, general, and administrative expenses within the consolidated statement of operations.
During December 2015, the Company issued an aggregate of 25,664 restricted shares of common stock in an equal number to each of the four independent members of the Board of Directors. These shares vested over the 2016 calendar year and the Company expensed $0.3 million as compensation expense in selling, general, and administrative expenses within the consolidated statement of operations.

During December 2016, the Company issued an aggregate of 19,420 restricted shares of common stock in an equal number to each of the four independent members of the Board of Directors. These shares vested over the 2017 calendar year and the Company expensed $0.3 million as compensation expense in selling, general, and administrative expenses within the consolidated statement of operations.
During December 2017, the Company issued an aggregate of 16,440 restricted shares of common stock in an equal number to each of the four independent members of the Board of Directors. These shares will vest over the 2018 calendar year and the Company will expense these items as compensation expense during 2018.
12.
SEGMENT INFORMATION

The Company defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by management in deciding how to allocate resources and in assessing performance. The Company has two reportable segments: 1) Siding, Fencing, and Stone and 2) Windows and Doors.
The income before income taxes of each segment includes the revenue generated on transactions involving products within that segment less identifiable expenses. Unallocated income and expenses include items which are not directly attributed to or allocated to either of the Company’s reporting segments. Such items include interest, legal costs, corporate payroll, and unallocated finance, accounting expenses, and gain (loss) on modification or extinguishment of debt. Unallocated corporate assets include cash and certain receivables. Interest expense is presented net of interest income.
Following is a summary of the Company’s segment information:
(Amounts in thousands)	For the year ended December 31,
	2017	2016	2015
Net sales
Siding, Fencing, and Stone	$970,198	$886,851	$840,118
Windows and Doors	1,086,105	1,024,993	999,608
	$2,056,303	$1,911,844	$1,839,726
Operating earnings (loss)
Siding, Fencing, and Stone	$146,753	$157,058	$134,654
Windows and Doors	56,435	43,579	18,195
Unallocated	(28,930)	(32,141)	(30,317)
	$174,258	$168,496	$122,532
Interest (income) expense, net
Siding, Fencing, and Stone	$(29)	$(16)	$(22)
Windows and Doors	(21)	(12)	(17)
Unallocated	69,333	72,710	74,858
	$69,283	$72,682	$74,819
Depreciation and amortization
Siding, Fencing, and Stone	$22,562	$25,723	$26,539
Windows and Doors	30,369	30,516	31,549
Unallocated	316	164	312
	$53,247	$56,403	$58,400

(Amounts in thousands)	For the year ended December 31,
	2017	2016	2015
Income tax provision (benefit)
Unallocated	$46,654	$(51,995)	$(688)
Capital expenditures
Siding, Fencing, and Stone	$17,243	$16,472	$11,816
Windows and Doors	20,613	17,780	19,196
Unallocated	2,530	1,749	2,848
	$40,386	$36,001	$33,860

	As of December 31,
	2017	2016
Total assets
Siding, Fencing, and Stone	$728,502	$691,930
Windows and Doors	500,278	509,055
Unallocated	90,787	56,756
	$1,319,567	$1,257,741

Our Canadian subsidiaries, which had sales of approximately $223.4 million for the year ended December 31, 2017, represent the majority of our sales to foreign customers. Other subsidiaries’ sales outside the United States are less than 1% of our total sales.
13.
RELATED PARTY TRANSACTIONS

During March 2015, the Company entered into new retention agreements with the Company’s Chief Executive Officer and Chief Financial Officer for $3.0 million and $1.3 million, respectively. These retention agreements incentivize these individuals for three years and require the Company to make cumulative payments of  $4.3 million on December 31, 2017 if both individuals remain employed in their current positions on that date. The Company paid these retention amounts during the year ended December 31, 2017. As of December 31, 2016, these retention payments were accrued at $2.8 million in accrued expenses and other long-term liabilities, respectively, in the Company’s consolidated balance sheets.
In January 2018, the Company made an approximate $26.5 million payment to PG ITR Holdco, L.P. (the “Tax Receivable Entity”) for the Tax Receivable Agreement in satisfaction of the amount due on this agreement related to the 2016 activity. During the fourth quarter of 2016, the Company made an approximate $5.0 million payment to the Tax Receivable Entity for the Tax Receivable Agreement in satisfaction of the amount due on this agreement related to the 2015 activity. During the fourth quarter of 2015, the Company made an approximate $48,000 payment to the Tax Receivable Entity for the Tax Receivable Agreement in satisfaction of the amount due on this agreement related to the 2014 activity.
14.
QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is a summary of the quarterly results of operations:
(Amounts in thousands, except per share data)	Quarter Ended December 31, 2017	Quarter Ended September 30, 2017	Quarter Ended July 1, 2017	Quarter Ended April 1, 2017
Net sales	$516,858	$564,663	$544,767	$430,015
Gross profit	110,134	131,966	136,888	89,525
Net income (loss)	14,571(2)(3)	27,534	29,859	(3,637)
Net income (loss) per share attributable to common shareholders:
Basic(1)	$0.21	$0.40	$0.44	$(0.05)
Diluted(1)	$0.21	$0.40	$0.43	$(0.05)

(Amounts in thousands, except per share data)	Quarter Ended December 31, 2016	Quarter Ended October 1, 2016	Quarter Ended July 2, 2016	Quarter Ended April 2, 2016
Net sales	$462,293	$530,392	$510,545	$408,614
Gross profit	103,484	136,800	135,289	86,701
Net income (loss)	6,663(4)(5)	54,755(4)	41,646	(27,577p)(4)
Net income (loss) per share attributable to common shareholders:
Basic(1)	$0.10	$0.80	$0.61	$(0.40)
Diluted(1)	$0.10	$0.80	$0.61	$(0.40)

(1)
The sum of the quarterly per share amounts may not equal per share amounts reported for year-to-date periods. This is due to changes in the number of weighted average shares outstanding and the effects of rounding for each period.

(2)
The net income for the quarter ended December 31, 2017 includes an approximate $2.1 million loss on modification or extinguishment of debt. See Note 5 Long-Term Debt for description of loss on debt modification and extinguishment.

(3)
The net income for the quarter ended December 31, 2017 includes a benefit of approximately $10.7 million for the TRA liability and a $4.3 million income tax expense related to the reduction in deferred tax assets, both due to the passage of the Tax Act in December 2017. See Note 10 Income Taxes for further description of these adjustments.

(4)
The net income for the quarters ended April 2, 2016, October 1, 2016 and December 31, 2016 include an approximate $2.4 million, $2.3 million, and $7.1 million, loss on modification or extinguishment of debt, respectively. See Note 5 Long-Term Debt for description of loss on debt modification and extinguishment.

(5)
During the three months ended December 31, 2016, the Company recognized a $5.1 million income tax benefit from the discrete release of the deferred income tax valuation allowance. See Note 10 Income Taxes for further description of the valuation allowance release.

15.
SUBSEQUENT EVENT

On January 31, 2018, the Company entered into the Merger Agreement with Parent and Merger Sub, each a wholly owned subsidiary of funds sponsored by CD&R. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into the Company (the “Merger”), with Ply Gem Holdings surviving the Merger as a wholly owned subsidiary of Parent (the “Acquisition”). At the Effective Time, each of the Company’s issued and outstanding shares of common stock, par value $0.01 per share, will be cancelled and extinguished and converted into the right to receive $21.64 in cash, without interest (the “Merger Consideration”), less any applicable withholding taxes. The consummation of the Merger remains subject to customary closing conditions. As a result of the Merger, the Company will cease to be a publicly traded company.
On January 31, 2018, the date the Merger Agreement was executed, Ply Gem entered into transaction bonus letter agreements with each of its chief executive officer and chief financial officer, granting each a right to a one-time payment of  $7.0 million and $1.8 million, respectively, subject to the consummation of the Merger (each bonus, a “Transaction Bonus”). Payment of each Transaction Bonus will be made within 30 days following the date of the closing of the Merger (the “Closing”), subject to each executive’s continued employment with Ply Gem through the date of the closing. If the executive’s employment is terminated prior to the date of the closing (x) by the executive following a material adverse change or (y) by Ply Gem without cause, the executive will remain eligible to receive a Transaction Bonus, paid within 30 days following the date of the Closing, subject to the executive’s execution of a release of claims. If the Closing does not occur by December 31, 2018, the transaction bonus letters will become void, and the executives will no longer be entitled to a Transaction Bonus.

16.
GUARANTOR/NON-GUARANTOR

The 6.50% Senior Notes were issued by our direct 100% owned subsidiary, Ply Gem Industries, and are fully and unconditionally guaranteed on a joint and several basis by the Company and certain of Ply Gem Industries’ 100% owned subsidiaries. Ply Gem Industries is a 100% owned subsidiary of Ply Gem Holdings. Accordingly, the following guarantor and non-guarantor information is presented as of December 31, 2017 and December 31, 2016, and for the years ended December 31, 2017, 2016, and 2015. The non-guarantor information presented represents our Canadian subsidiaries: Gienow and Mitten.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For the year ended December 31, 2017
(Amounts in thousands)	Guarantor Ply Gem Holdings, Inc.	Issuer Ply Gem Industries, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Consolidating Adjustments	Consolidated
Net sales	$—	$—	$1,832,925	$223,378	$—	$2,056,303
Cost of products sold	—	—	1,419,980	167,810	—	1,587,790
Gross profit	—	—	412,945	55,568	—	468,513
Operating expenses:
Selling, general and administrative expenses	—	28,930	196,622	47,432	—	272,984
Intercompany administrative charges	—	—	37,437	3,999	(41,436)
Amortization of intangible assets	—	—	16,872	4,399	—	21,271
Total operating expenses	—	28,930	250,931	55,830	(41,436)	294,255
Operating earnings (loss)	—	(28,930)	162,014	(262)	41,436	174,258
Foreign currency gain	—	—	—	1,363	—	1,363
Intercompany interest	—	56,888	(52,995)	(3,893)	—	—
Interest expense	—	(69,361)	—	—	—	(69,361)
Interest income	—	28	27	23	—	78
Tax receivable agreement liability adjustment	—	10,749	—	—	—	10,749
Loss on modification or extinguishment of debt	—	(2,106)	—	—	—	(2,106)
Intercompany administrative income	—	41,436	—	—	(41,436)	—
Income (loss) before equity in subsidiaries’ income	—	8,704	109,046	(2,769)	—	114,981
Equity in subsidiaries’ income	68,327	59,623	—	—	(127,950)
Income (loss) before provision (benefit) for income taxes	68,327	68,327	109,046	(2,769)	(127,950)	114,981
Provision (benefit) for income taxes	—	—	47,144	(490)		46,654
Net income (loss)	$68,327	$68,327	$61,902	$(2,279)	$(127,950)	$68,327
Other comprehensive income (loss):
Foreign currency translation adjustments	—	—	—	3,765	—	3,765
Unrealized loss on derivative instruments	—	—	—	(853)	—	(853)
Minimum pension liability for actuarial gain	—	—	610	—	—	610
Total comprehensive income (loss)	$68,327	$68,327	$62,512	$633	$(127,950)	$71,849

See accompanying notes to condensed consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For the year ended December 31, 2016
(Amounts in thousands)	Guarantor Ply Gem Holdings, Inc.	Issuer Ply Gem Industries, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Consolidating Adjustments	Consolidated
Net sales	$—	$—	$1,713,112	$198,732	$—	$1,911,844
Cost of products sold	—	—	1,298,281	151,289	—	1,449,570
Gross profit	—	—	414,831	47,443	—	462,274
Operating expenses:
Selling, general and administrative expenses	—	32,141	190,444	46,129	—	268,714
Intercompany administrative charges	—	—	32,487	5,180	(37,667)	—
Amortization of intangible assets	—	—	20,707	4,357	—	25,064
Total operating expenses	—	32,141	243,638	55,666	(37,667)	293,778
Operating earnings (loss)	—	(32,141)	171,193	(8,223)	37,667	168,496
Foreign currency gain	—	—	—	299	—	299
Intercompany interest	—	63,716	(59,859)	(3,857)	—	—
Interest expense	—	(72,716)	—	(2)	—	(72,718)
Interest income	—	6	13	17	—	36
Tax receivable agreement liability adjustment	—	(60,874)	—	—	—	(60,874)
Loss on modification or extinguishment of debt	—	(11,747)	—	—	—	(11,747)
Intercompany administrative income	—	37,667	—	—	(37,667)	—
Income (loss) before equity in subsidiaries’ income	—	(76,089)	111,347	(11,766)	—	23,492
Equity in subsidiaries’ income	75,487	151,576	—	—	(227,063)	—
Income (loss) before provision (benefit) for income taxes	75,487	75,487	111,347	(11,766)	(227,063)	23,492
Provision (benefit) for income taxes	—	—	(50,995)	(1,000)		(51,995)
Net income (loss)	$75,487	$75,487	$162,342	$(10,766)	$(227,063)	$75,487
Other comprehensive income (loss):
Foreign currency translation adjustments	—	—	—	2,950	—	2,950
Unrealized loss on derivative instruments	—	—	—	29	—	29
Minimum pension liability for actuarial gain	—	—	295	—	—	295
Total comprehensive income (loss)	$75,487	$75,487	$162,637	$(7,787)	$(227,063)	$78,761

See accompanying notes to condensed consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
For the year ended December 31, 2015
(Amounts in thousands)	Guarantor Ply Gem Holdings, Inc.	Issuer Ply Gem Industries, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Consolidating Adjustments	Consolidated
Net sales	$—	$—	$1,616,407	$223,319	$—	$1,839,726
Cost of products sold	—	—	1,249,887	170,127	—	1,420,014
Gross profit	—	—	366,520	53,192	—	419,712
Operating expenses:
Selling, general and administrative expenses	—	30,317	189,477	52,080	—	271,874
Intercompany administrative charges	—	—	28,704	5,943	(34,647)	—
Amortization of intangible assets	—	—	20,737	4,569	—	25,306
Total operating expenses	—	30,317	238,918	62,592	(34,647)	297,180
Operating earnings (loss)	—	(30,317)	127,602	(9,400)	34,647	122,532
Foreign currency loss	—	—	—	(3,166)	—	(3,166)
Intercompany interest	—	63,391	(59,641)	(3,750)	—	—
Interest expense	—	(74,863)	(4)	(9)	—	(74,876)
Interest income	—	5	28	24	—	57
Tax receivable agreement liability adjustment	—	(12,947)	—	—	—	(12,947)
Intercompany administrative income	—	34,647	—	—	(34,647)	—
Income (loss) before equity in subsidiaries’ income	—	(20,084)	67,985	(16,301)	—	31,600
Equity in subsidiaries’ income (loss)	32,288	52,372	—	—	(84,660)	—
Income (loss) before provision (benefit) for income taxes	32,288	32,288	67,985	(16,301)	(84,660)	31,600
Benefit for income taxes	—	—	(232)	(456)	—	(688)
Net income (loss)	$32,288	$32,288	$68,217	$(15,845)	$(84,660)	$32,288
Other comprehensive income (loss):
Foreign currency translation adjustments	—	—	—	(14,690)	—	(14,690)
Unrealized loss on derivative instruments	—	—	—	(465)	—	(465)
Minimum pension liability for actuarial gain	—	—	(1,436)	—	—	(1,436)
Total comprehensive income (loss)	$32,288	$32,288	$66,781	$(31,000)	$(84,660)	$15,697

See accompanying notes to condensed consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEET
As of December 31, 2017
(Amounts in thousands)	Guarantor Ply Gem Holdings, Inc.	Issuer Ply Gem Industries, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Consolidating Adjustments	Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$—	$65,451	$(12,905)	$18,870	$—	$71,416
Accounts receivable, net	—	—	222,847	26,686	—	249,533
Inventories:
Raw materials	—	—	72,688	6,642	—	79,330
Work in process	—	—	34,050	2,390	—	36,440
Finished goods	—	—	65,975	14,746	—	80,721
Total inventory	—	—	172,713	23,778	—	196,491
Prepaid expenses and other current assets	—	19,741	22,905	3,254	—	45,900
Total current assets	—	85,192	405,560	72,588	—	563,340
Investments in subsidiaries	81,921	(212,967)			131,046	—
Property and Equipment, at cost:
Land	—	—	7,553	676	—	8,229
Buildings and improvements	—	518	63,058	4,429	—	68,005
Machinery and equipment	—	4,173	422,255	24,126	—	450,554
	—	4,691	492,866	29,231	—	526,788
Less accumulated depreciation	—	(981)	(337,546)	(13,729)	—	(352,256)
Total property and equipment, net	—	3,710	155,320	15,502	—	174,532
Other Assets:
Intangible assets, net	—	—	74,943	8,732	—	83,675
Goodwill	—	—	449,366	31,197	—	480,563
Deferred income taxes	—	—	10,523	—	—	10,523
Intercompany note receivable	—	1,139,073		—	(1,139,073)
Other	—	1,885	5,049	—	—	6,934
Total other assets	—	1,140,958	539,881	39,929	(1,139,073)	581,695
	$81,921	$1,016,893	$1,100,761	$128,019	$(1,008,027)	$1,319,567
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$—	$257	$69,439	$16,024	$—	$85,720
Accrued expenses	—	47,114	120,335	18,408	—	185,857
Current portion of payable to related parties pursuant to tax receivable agreement	—	51,356	—	—	—	51,356
Current portion of long-term debt	—	4,300	—	—	—	4,300
Total current liabilities	—	103,027	189,774	34,432	—	327,233
Deferred income taxes	—	—	—	1,530	—	1,530
Intercompany note payable	—	—	1,022,988	116,085	(1,139,073)	—
Long-term portion of payable to related parties pursuant to tax receivable agreement	—	18,125	—	—	—	18,125
Other long-term liabilities	—	6,486	71,011	5,927	—	83,424
Long-term debt	—	807,334	—			807,334
Commitments and contingencies
Stockholders’ Equity (Deficit):
Preferred stock	—	—	—	—	—	—
Common stock	685	685	—	—	(685)	685
Additional paid-in-capital	756,096	756,096	192,777	23,336	(972,209)	756,096
(Accumulated deficit) retained earnings	(645,090)	(645,090)	(360,720)	(38,591)	1,044,401	(645,090)
Accumulated other comprehensive loss	(29,770)	(29,770)	(15,069)	(14,700)	59,539	(29,770)
Total stockholder’s equity (deficit)	81,921	81,921	(183,012)	(29,955)	131,046	81,921
	$81,921	$1,016,893	$1,100,761	$128,019	$(1,008,027)	$1,319,567

See accompanying notes to condensed consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEET
As of December 31, 2016
(Amounts in thousands)	Guarantor Ply Gem Holdings, Inc.	Issuer Ply Gem Industries, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Consolidating Adjustments	Consolidated
ASSETS
Current Assets:
Cash and cash equivalents	$—	$50,035	$(10,918)	$12,480	$—	$51,597
Accounts receivable, net	—	—	189,983	19,936	—	209,919
Inventories:
Raw materials	—	—	63,829	5,810	—	69,639
Work in process	—	—	23,007	1,614	—	24,621
Finished goods	—	—	54,346	13,350	—	67,696
Total inventory	—	—	141,182	20,774	—	161,956
Prepaid expenses and other current assets	—	1,276	21,940	3,634	—	26,850
Total current assets	—	51,311	342,187	56,824	—	450,322
Investments in subsidiaries	4,106	(231,236)	—	—	227,130	—
Property and Equipment, at cost:
Land	—	—	7,487	762	—	8,249
Buildings and improvements	—	510	63,000	4,441	—	67,951
Machinery and equipment	—	1,675	392,068	19,822	—	413,565
	—	2,185	462,555	25,025	—	489,765
Less accumulated depreciation	—	(665)	(312,759)	(10,785)	—	(324,209)
Total property and equipment, net	—	1,520	149,796	14,240	—	165,556
Other Assets:
Intangible assets, net	—	—	91,748	12,411	—	104,159
Goodwill	—	—	449,366	29,148	—	478,514
Deferred income taxes	—	—	50,347	—	—	50,347
Intercompany note receivable	—	1,135,073	—	—	(1,135,073)	—
Other	—	3,925	4,918	—	—	8,843
Total other assets	—	1,138,998	596,379	41,559	(1,135,073)	641,863
	$4,106	$960,593	$1,088,362	$112,623	$(907,943)	$1,257,741
LIABILITIES AND STOCKHOLDERS’EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	—	$377	$64,206	$10,815	$—	$75,398
Accrued expenses	—	29,812	124,723	14,480	—	169,015
Current portion of payable to related parties pursuant to tax receivable agreement	—	25,383	—	—	—	25,383
Current portion of long-term debt	—	4,300	—	—	—	4,300
Total current liabilities	—	59,872	188,929	25,295	—	274,096
Deferred income taxes	—	—	—	2,722	—	2,722
Intercompany note payable	—	—	1,026,657	108,416	(1,135,073)	—
Long-term portion of payable to related parties pursuant to tax receivable agreement	—	54,336	—	—	—	54,336
Other long-term liabilities	—	6,193	74,835	5,367	—	86,395
Long-term debt	—	836,086	—	—	—	836,086
Commitments and contingencies
Stockholders’ Equity (Deficit):
Preferred stock	—	—	—	—	—	—
Common stock	683	683	—	—	(683)	683
Additional paid-in-capital	751,452	751,452	236,242	26,464	(1,014,158)	751,452
(Accumulated deficit) retained earnings	(714,737)	(714,737)	(422,622)	(36,312)	1,173,671	(714,737)
Accumulated other comprehensive loss	(33,292)	(33,292)	(15,679)	(19,329)	68,300	(33,292)
Total stockholder’s equity (deficit)	4,106	4,106	(202,059)	(29,177)	227,130	4,106
	$4,106	$960,593	$1,088,362	$112,623	$(907,943)	$1,257,741

See accompanying notes to condensed consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the year ended December 31, 2017
(Amounts in thousands)	Guarantor Ply Gem Holdings, Inc.	Issuer Ply Gem Industries, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Consolidating Adjustments	Consolidated
Cash flows from operating activities:
Net income (loss)	$68,327	$68,327	$61,902	$(2,279)	$(127,950)	$68,327
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization expense	—	316	45,892	7,039	—	53,247
Non-cash restructuring costs	—	—	1,321	—	—	1,321
Non-cash interest expense, net	—	14,044	—	—	—	14,044
Gain on foreign currency transactions	—	—	—	(1,363)	—	(1,363)
Non-cash litigation expense	—	650	—	—	—	650
Loss on modification or extinguishment of debt	—	2,106	—	—	—	2,106
Stock based compensation	—	1,345	—	—	—	1,345
Deferred income taxes	—	—	40,951	(1,328)	—	39,623
Tax receivable agreement liability adjustment	—	(10,749)	—	—	—	(10,749)
Increase in tax uncertainty, net of valuation allowance	—	—	604	—	—	604
Equity in subsidiaries’ net income	(68,327)	(59,623)	—	—	127,950	—
Gain on sale of building	—	—	—	(1,880)	—	(1,880)
Other	—	—	(175)	—	—	(175)
Changes in operating assets and liabilities:
Accounts receivable, net	—	—	(34,212)	(5,219)	—	(39,431)
Inventories	—	—	(32,989)	(1,494)	—	(34,483)
Prepaid expenses and other current assets	—	(334)	(1,497)	(235)	—	(2,066)
Accounts payable	—	(120)	14,890	(4,297)	—	10,473
Accrued expenses	—	(4,762)	(985)	(2,703)	—	(8,450)
Cash payments on restructuring liabilities	—	—	(983)	—	—	(983)
Insurance proceeds in advance of settlement	—	8,725	—	—	—	8,725
Other	—	—	—	1,043	—	1,043
Net cash provided by (used in) operating activities	—	19,925	94,719	(12,716)	—	101,928
Cash flows from investing activities:
Capital expenditures	—	(2,530)	(34,687)	(3,169)	—	(40,386)
Proceeds from sale of assets	—	—	236	2,278	—	2,514
Net cash used in investing activities	—	(2,530)	(34,451)	(891)	—	(37,872)
Cash flows from financing activities:
Payments on long-term debt	—	(44,300)	—	—	—	(44,300)
Proceeds from intercompany investment	—	42,304	(62,255)	19,951	—
Proceeds from exercises of employee stock options	—	1,203	—	—	—	1,203
Payments to tax authority for employee stock based compensation	—	(1,186)	—	—	—	(1,186)
Net cash provided by (used in) financing activities	—	(1,979)	(62,255)	19,951	—	(44,283)
Impact of exchange rate movement on cash	—	—	—	46	—	46
Net increase (decrease) in cash and cash equivalents	—	15,416	(1,987)	6,390	—	19,819
Cash and cash equivalents at the beginning of the period	—	50,035	(10,918)	12,480	—	51,597
Cash and cash equivalents at the end of the period	$—	$65,451	$(12,905)	$18,870	$—	$71,416

See accompanying notes to condensed consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the year ended December 31, 2016
(Amounts in thousands)	Guarantor Ply Gem Holdings, Inc.	Issuer Ply Gem Industries, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Consolidating Adjustments	Consolidated
Cash flows from operating activities:
Net income (loss)	$75,487	$75,487	$162,342	$(10,766)	$(227,063)	$75,487
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization expense	—	164	49,484	6,755	—	56,403
Non-cash restructuring costs	—	—	—	427	—	427
Non-cash interest expense, net	—	13,710	—	—	—	13,710
Gain on foreign currency transactions	—	—	—	(299)	—	(299)
Non-cash litigation expense	—	—	1,875	—	—	1,875
Loss on modification or extinguishment of debt	—	11,747	—	—	—	11,747
Stock based compensation	—	1,067	—	—	—	1,067
Deferred income taxes	—	—	(56,712)	(1,277)	—	(57,989)
Tax receivable agreement liability adjustment	—	60,874	—	—	—	60,874
Increase in tax uncertainty, net of valuation allowance	—	—	1,059	—	—	1,059
Equity in subsidiaries’ net income	(75,487)	(151,576)	—	—	227,063	—
Gain on sale of building	—	—	(190)	—	—	(190)
Other
Changes in operating assets and liabilities:
Accounts receivable, net	—	—	(18,122)	3,413	—	(14,709)
Inventories	—	—	(12,355)	813	—	(11,542)
Prepaid expenses and other current assets	—	(28)	(3,166)	227	—	(2,967)
Accounts payable	—	142	(2,449)	3,252	—	945
Accrued expenses	—	201	8,253	583	—	9,037
Cash payments on restructuring liabilities	—	—	(112)	(428)	—	(540)
Other	—	—	—	647	—	647
Net cash provided by (used in) operating activities	—	11,788	129,907	3,347	—	145,042
Cash flows from investing activities:
Capital expenditures	—	(1,749)	(31,070)	(3,182)	—	(36,001)
Proceeds from sale of assets	—	—	55	128	—	183
Net cash used in investing activities	—	(1,749)	(31,015)	(3,054)	—	(35,818)
Cash flows from financing activities:
Payments on long-term debt	—	(164,300)	—	—	—	(164,300)
Proceeds from intercompany investment	—	113,484	(104,866)	(8,618)	—	—
Proceeds from exercises of employee stock options	—	1,091	—	—	—	1,091
Cash payments on tax receivable agreement	—	(4,971)	—	—	—	(4,971)
Net cash used in financing activities	—	(54,696)	(104,866)	(8,618)	—	(168,180)
Impact of exchange rate movement on cash	—	—	—	1,128	—	1,128
Net decrease in cash and cash equivalents	—	(44,657)	(5,974)	(7,197)	—	(57,828)
Cash and cash equivalents at the beginning of the period	—	94,692	(4,944)	19,677	—	109,425
Cash and cash equivalents at the end of the period	$—	$50,035	$(10,918)	$12,480	$—	$51,597

See accompanying notes to condensed consolidated financial statements.

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the year ended December 31, 2015
(Amounts in thousands)	Guarantor Ply Gem Holdings, Inc.	Issuer Ply Gem Industries, Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiary	Consolidating Adjustments	Consolidated
Cash flows from operating activities:
Net income (loss)	$32,288	$32,288	$68,217	$(15,845)	$(84,660)	$32,288
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization expense	—	312	51,079	7,009	—	58,400
Fair-value premium on purchased inventory	—	—	54	—	—	54
Non-cash restructuring costs	—	—	—	704	—	704
Non-cash interest expense, net	—	13,380	—	—	—	13,380
Loss on foreign currency transactions	—	—	—	3,166	—	3,166
Stock based compensation	—	1,960	—	—	—	1,960
Deferred income taxes	—	—	(3,612)	(1,289)	—	(4,901)
Tax receivable agreement liability adjustment	—	12,947	—	—	—	12,947
Reduction in tax uncertainty, net of valuation allowance	—	—	(199)	—	—	(199)
Equity in subsidiaries’ net income (loss)	(32,288)	(52,372)	—	—	84,660	—
Gain on sale of building	—	—	(28)	—	—	(28)
Other
Changes in operating assets and liabilities:
Accounts receivable, net	—	—	(10,949)	6,387	—	(4,562)
Inventories	—	—	27,963	1,958	—	29,921
Prepaid expenses and other current assets	—	1,165	5,348	216	—	6,729
Accounts payable	—	(4)	(11,712)	1,153	—	(10,563)
Accrued expenses	—	1,682	2,452	(798)	—	3,336
Cash payments on restructuring liabilities	—	—	(201)	(1,444)	—	(1,645)
Other	—	—	(1,624)	—	—	(1,624)
Net cash provided by operating activities	—	11,358	126,788	1,217	—	139,363
Cash flows from investing activities:
Acquisitions, net of cash acquired		—	(21,000)	—	—	(21,000)
Capital expenditures	—	(2,848)	(28,181)	(2,831)	—	(33,860)
Proceeds from sale of assets	—	—	85	37	—	122
Net cash used in investing activities		(2,848)	(49,096)	(2,794)	—	(54,738)
Cash flows from financing activities:
Payments on long-term debt	—	(4,300)	—	—	—	(4,300)
Proceeds from intercompany investment	—	66,189	(76,791)	10,602	—	—
Proceeds from exercises of employee stock options	—	2,198	—	—	—	2,198
Cash payments on tax receivable agreement	—	(48)	—	—	—	(48)
Debt issuance costs paid	—	(1,412)	—	—	—	(1,412)
Net cash provided by (used in) financing activities	—	62,627	(76,791)	10,602	—	(3,562)
Impact of exchange rate movement on cash	—	—	—	(4,800)	—	(4,800)
Net decrease in cash and cash equivalents	—	71,137	901	4,225	—	76,263
Cash and cash equivalents at the beginning of the period	—	23,555	(5,845)	15,452	—	33,162
Cash and cash equivalents at the end of the period	$—	$94,692	$(4,944)	$19,677	$—	$109,425

See accompanying notes to condensed consolidated financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of operations is intended to clarify the results of our operations, certain changes in our financial position, liquidity, capital structure and business developments for the years covered by the consolidated financial statements included in this proxy statement. This discussion should be read in conjunction with, and is qualified by reference to, the other related information including, but not limited to, the audited consolidated financial statements (including the notes thereto and the independent registered public accounting firm’s reports thereon), and the description of our business, all as set forth in this proxy statement, as well as the risk factors section.
Certain statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are “forward-looking statements.” See “Cautionary Statement with Respect to Forward- Looking Statements” and “Risk Factors.”
General
We are a leading manufacturer of exterior building products in North America, operating in two reportable segments: (i) Siding, Fencing, and Stone and (ii) Windows and Doors, which comprised approximately 47% and 53% of our sales, respectively, for the fiscal year ended December 31, 2017. These two segments produce a comprehensive product line of vinyl siding, designer accents, cellular PVC trim, vinyl fencing, vinyl and composite railing, stone veneer and vinyl windows and doors used in both the new construction market and the home repair and remodeling market in the United States and Canada. Vinyl building products have the leading share of sales volume in siding and windows in the United States. We also manufacture vinyl and aluminum soffit and siding accessories, aluminum trim coil, wood windows, aluminum windows, vinyl and aluminum-clad windows and steel and fiberglass doors, enabling us to bundle complementary and color-matched products and accessories with our core products. We believe that our comprehensive product portfolio and geographically diverse, low cost manufacturing platform allow us to better serve our customers and provide us with a competitive advantage over other exterior building products suppliers.
The following is a summary of Ply Gem’s recent acquisition history:
•
On September 19, 2014, Ply Gem completed an acquisition for cash consideration of approximately $130.0 million to acquire the capital stock of Fortune Brands Windows, Inc., and its direct and indirect wholly owned subsidiaries Simonton Building Products LLC, Simonton Industries, Inc., Simonton Windows, Inc., and SimEx, Inc. Simonton is a premier repair and remodeling window company with leading brand recognition and is part of the Windows and Doors segment.

•
On May 29, 2015, Ply Gem acquired substantially all of the assets of Canyon Stone, Inc. (“Canyon Stone”), a manufacturer of stone veneer, for a purchase price of  $21.0 million, subject to certain purchase price adjustments. Canyon Stone is included in our Siding, Fencing, and Stone segment.

Prior to January 11, 2010, Ply Gem Holdings was a wholly owned subsidiary of Ply Gem Investment Holdings, which was a wholly owned subsidiary of Ply Gem Prime. On January 11, 2010, Ply Gem Investment Holdings merged with and into Ply Gem Prime, with Ply Gem Prime being the surviving corporation. In May 2013, the Company issued 18,157,895 shares of common stock in an initial public offering (“IPO”) and received gross proceeds of approximately $381.3 million in the IPO. The shares began trading on The New York Stock Exchange on May 23, 2013 under the symbol “PGEM”. Immediately prior to the closing of the IPO, Ply Gem Prime merged with and into Ply Gem Holdings, with Ply Gem Holdings being the surviving entity. In the merger, all of the preferred stock of Ply Gem Prime (including the subordinated debt of Ply Gem Prime that was converted into preferred stock in connection with the IPO) was converted into a number of shares of the Company’s common stock based on the IPO price of the common stock and the liquidation value of and the maximum dividend amount in respect of the preferred stock.

On January 31, 2018, we entered into the Merger Agreement with Parent and Merger Sub, each a wholly owned subsidiary of funds sponsored by CD&R. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub would merge with and into the Company (the “Merger”), with Ply Gem Holdings surviving the Merger as a wholly owned subsidiary of Parent (the “Acquisition”). At the Effective Time, each of our issued and outstanding shares of common stock, par value $0.01 per share, was cancelled and extinguished and converted into the right to receive $21.64 in cash, without interest (the “Merger Consideration”), less any applicable withholding taxes. The consummation of the Merger was subject to customary closing conditions. As a result of the Merger, which was consummated on April 12, 2018, we ceased to be a publicly traded company.
We are a holding company with no operations or assets of our own other than the capital stock of our subsidiaries. The terms of Ply Gem Industries’ $350.0 million ABL Facility and the credit agreement governing the terms of its $430.0 million Term Loan Facility place restrictions on the ability of Ply Gem Industries and our other subsidiaries to pay dividends and otherwise transfer assets to us. Further, the terms of the indenture governing Ply Gem Industries’ $650.0 million 6.50% Senior Notes place restrictions on the ability of Ply Gem Industries and our other subsidiaries to pay dividends and otherwise transfer assets to us.
Financial statement presentation
Net sales.   Net sales represent the fixed selling price of our products plus certain shipping charges less applicable provisions for discounts and allowances. Allowances include cash discounts, volume rebates and returns among others.
Cost of products sold.   Cost of products sold includes direct material and manufacturing costs, manufacturing depreciation, third-party and in-house delivery costs and product warranty expense.
Selling, general and administrative expense.   Selling, general and administrative expense (“SG&A expense”) includes all non-product related operating expenses, including selling, marketing, research and development costs, information technology, and other general and administrative expenses.
Operating earnings (loss).   Operating earnings (loss) represents net sales less cost of products sold, SG&A expense, and amortization of intangible assets.
Impact of commodity pricing
PVC resin, aluminum, and glass are major components in the production of our products and changes in PVC resin, aluminum, and glass prices have a direct impact on our cost of products sold. Historically, we have been able to pass on a substantial portion of significant price increases to our customers. The results of operations for individual quarters can be negatively impacted by a delay between the time of raw material cost increases and price increases that we implement in our products, or conversely can be positively impacted by a delay between the time of a raw material price decrease and competitive pricing moves that we implement accordingly.
Impact of weather
Since our building products are intended for exterior use, our sales and operating earnings tend to be lower during periods of inclement weather. Weather conditions in the first and fourth quarters of each calendar year historically result in these quarters producing significantly less sales revenue than our second and third quarters of the year. As a result, we have historically had lower profits or higher losses in the first and fourth quarters of each calendar year. Our results of operations for individual quarters in the future may be impacted by adverse weather conditions. In addition, favorable or unfavorable weather conditions may influence the comparability of our results from year to year or from quarter to quarter.

Critical accounting policies
The following discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. Certain of our accounting policies require the application of judgments in selecting the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. We periodically evaluate the judgments and estimates used for our critical accounting policies to ensure that such judgments and estimates are reasonable for our interim and year-end reporting requirements. These judgments and estimates are based upon our historical experience, current trends and information available from other sources, as appropriate. If different conditions occur compared to our assumptions and judgments, the results could be materially different from our estimates. Management also believes that the nine areas where different assumptions could result in materially different reported results are (1) goodwill and intangible asset impairment tests, (2) accounts receivable related to the estimation of allowances for doubtful accounts, (3) inventories in estimating reserves for obsolete and excess inventory, (4) warranty reserves, (5) insurance reserves, (6) income taxes including the Tax Receivable Agreement, (7) rebates, (8) pensions, and (9) environmental accruals and other contingencies. Although we believe the likelihood of a material difference in these areas is low based upon our historical experience, a 10% change in our allowance for doubtful accounts, inventory provision estimates, and warranty reserve at December 31, 2017 would result in an approximate $0.3 million, $0.8 million, and $7.7 million impact on expenses, respectively. Additionally, we have included in the discussion that follows our estimation methodology for both accounts receivable and inventories. While all significant policies are important to our consolidated financial statements, some of these policies may be viewed as being critical. Our critical accounting policies include:
Revenue Recognition.   We recognize sales based upon shipment of products to our customers net of applicable provisions for discounts and allowances. Generally, the customer takes title upon shipment and assumes the risks and rewards of ownership of the product. For certain products, it is industry standard that customers take title to products upon delivery, at which time revenue is then recognized by the Company. Revenue includes the selling price of the product and all shipping costs paid by the customer. Revenue is reduced at the time of sale for estimated sales returns and all applicable allowances and discounts based on historical experience. We also provide for estimates of warranty, shipping costs and certain sales-related customer programs at the time of sale. Shipping and warranty costs are included in cost of products sold. Bad debt expense and certain marketing expenses are included in SG&A expense. We believe that our procedures for estimating such amounts are reasonable and historically have not resulted in material adjustments in subsequent periods when the estimates are reconciled to the actual amounts. Starting in fiscal 2018, in connection with the adoption of ASU No. 2014-09, Revenue from Contracts with Customers, we expect to include additional disaggregated revenue disclosures.
Accounts Receivable.   We maintain an allowance for doubtful accounts for estimated losses from the inability of our customers to make required payments, which is provided for in bad debt expense. We determine the adequacy of this allowance by regularly reviewing our accounts receivable aging and evaluating individual customers’ receivables, considering customers’ financial condition, credit history and other current economic conditions. If a customer’s financial condition was to deteriorate, which might impact its ability to make payment, then additional allowances may be required.
Inventories.   Inventories in the accompanying consolidated balance sheets are valued at the lower of cost or net realizable value. We record provisions, as appropriate, to write-down obsolete and excess inventory to estimated net realizable value. The process for evaluating obsolete and excess inventory often requires subjective judgments and estimates concerning future sales levels, quantities and prices at which such inventory will be sold in the normal course of business. Accelerating the disposal process or incorrect estimates of future sales potential may cause actual results to differ from the estimates at the time such inventory is disposed or sold.

Goodwill Impairment.   We perform an annual test for goodwill impairment during the fourth quarter of each year (November 25th for 2017) and also at any other date when events or changes in circumstances indicate that the carrying value of these assets may exceed their fair value. We early adopted ASU No. 2017-04, Intangibles-Goodwill and other (Topic 350) during the year ended December 31, 2017. As such, we measure the goodwill impairment as the amount by which the reporting unit’s carrying value exceeds its fair value not to exceed the carrying amount of goodwill in a reporting unit. We have elected not to utilize the qualitative Step Zero impairment assessment. There was no goodwill impairment for the years ended December 31, 2017 and December 31, 2016. However, we will continue to evaluate goodwill during future years and future declines in the residential housing and repair and remodeling markets or our market capitalization could result in goodwill impairments.
To evaluate goodwill impairment, we estimate the fair value of reporting units considering such factors as discounted cash flows and valuation multiples for comparable publicly traded companies. A significant reduction in projected sales and earnings which would lead to a reduction in future cash flows could indicate potential impairment.
A summary of the key assumptions utilized in the goodwill impairment analysis at November 25, 2017, November 26, 2016, and November 28, 2015, as it relates to the fair values and the sensitivities for these assumptions follows:
	Siding, Fencing, and Stone
	As of November 25, 2017	As of November 26, 2016	As of November 28, 2015
Assumptions:
Income approach:
Estimated housing starts in terminal year	1,049,000	1,100,000	1,100,000
Terminal growth rate	3.0%	3.0%	3.0%
Discount rate	11.5%	11.0%	11.5%
Market approach:
Control premiums	5.0%	5.0%	5.0%
Sensitivities:
(Amounts in thousands)
Estimated fair value decrease in the event of a 1% decrease in the terminal year growth	$121,553	$116,628	$104,863
Estimated fair value decrease in the event of a 1% increase in the discount rate	203,109	203,838	189,363
Estimated fair value decrease in the event of a 1% decrease in the control premium	17,141	17,363	16,790
As of November 25, 2017, we reduced the terminal year estimated housing starts assumption from 1,100,000 in 2016 to 1,049,000 for the 2017 valuation, which reflects a normalized housing start level with an adjustment for potential pullback during the terminal period as the U.S. housing market has been in a growing market for over seven years. We estimate that normalized recurring housing starts will be in a range of 1,000,000 to 1,200,000 to keep up with U.S. population growth according to the Joint Center for Housing Studies of Harvard University. We also maintained our terminal growth rate assumption at 3.0% for the three-year period, which is 0.5% lower than the assumption utilized in the Windows and Doors analysis due to Windows and Doors’ higher correlation with the new construction market, which provides higher growth levels as we return to a normalized housing market. As of November 25, 2017, we increased Siding, Fencing, and Stone’s discount rate by 0.5% to 11.5%, due to the risk associated with the decrease in operating earnings of  $10.3 million or 6.6% from higher material costs not fully offset by higher net selling prices despite the net sales increase of  $83.3 million achieved during 2017. As of November 26, 2016, we decreased Siding, Fencing, and Stone’s discount rate by 0.5% to 11.0%, due to the consistent profitable financial performance demonstrated by Siding, Fencing, and Stone increasing their operating earnings $22.4 million or 16.6% during 2016.
	Windows and Doors
	As of November 25, 2017	As of November 26, 2016	As of November 28, 2015
Assumptions:
Income approach:
Estimated housing starts in terminal year	1,049,000	1,100,000	1,100,000
Terminal growth rate	3.5%	3.5%	3.5%
Discount rate	18.0%	16.0%	17.0%
Market approach:
Control premiums	10.0%	10.0%	10.0%
Sensitivities:
(Amounts in thousands)
Estimated fair value decrease in the event of a 1% decrease in the terminal year growth	$18,582	$14,695	$12,554
Estimated fair value decrease in the event of a 1% increase in the discount rate	43,485	37,662	35,285
Estimated fair value decrease in the event of a 1% decrease in the control premium	5,568	4,885	4,451
As of November 25, 2017, we reduced the terminal year estimated housing starts assumption from 1,100,000 in 2016 to 1,049,000 for the 2017 valuation, which reflects a normalized housing start level with an adjustment for a potential pullback during the terminal period as the U.S. housing market has been in a growing market for over seven years. As of November 25, 2017, we increased the Windows and Doors’ discount rate by 2.0% to 18.0% to account for the risk associated with continuing projected gross margin expansion within the competitive building products industry combined with the risk of a pullback in the terminal year despite the $12.9 million or 29.5% improvement in operating earnings achieved during 2017. As of November 26, 2016, we decreased the Windows and Doors’ discount rate by 1.0% to 16.0% as a reflection of the improved operating performance of the Windows and Doors reporting unit which increased their operating earnings $25.4 million or 139.5% during the year ended December 31, 2016 due to improved gross profit margins resulting from higher selling prices and favorable material costs.
As of November 25, 2017, we maintained the Windows and Doors’ control premium at 10.0%, consistent with the prior year due to the consistent performance of the business achieved during 2017.

Overall, we utilize the same key assumptions in preparing the prospective financial information (“PFI”) utilized in the discounted cash flow test for the Siding, Fencing, and Stone and Windows and Doors reporting units. However, each reporting unit is impacted differently by industry trends, how market factors are influencing the reporting units’ expected performance, competition, and other unique business factors as mentioned above. The Windows and Doors reporting unit has more exposure to the new construction market which experienced depressed housing market conditions during 2009 – 2011, which ultimately decreased operating performance for this reporting unit. Siding, Fencing, and Stone’s performance has been more consistent and profitable resulting in less risk in the PFI.
(Amounts in thousands)	As of November 25, 2017	As of November 26, 2016	As of November 28, 2015
Estimated Windows and Doors reporting unit fair value increase (decrease) in the event of a 10% increase in the weighting of the market multiples method	$(5,000)	$4,000	$3,000
Estimated Siding, Fencing, and Stone reporting unit fair value increase (decrease) in the event of a 10% increase in the weighting of the market multiples method	(10,000)	3,000	2,000
As of November 25, 2017, the discounted cash flow method valuation produced a higher value for both reporting units than the guideline public company method and as such the change to market multiple weighting would reduce the 2017 valuation.
We provide no assurance that: (1) valuation multiples will not decline, (2) discount rates will not increase, or (3) the earnings, book values or projected earnings and cash flows of our reporting units will not decline. We will continue to analyze changes to these assumptions in future periods. We will continue to evaluate goodwill during future periods and future declines in the residential housing and remodeling markets could result in future goodwill impairments.
Income Taxes.   We utilize the asset and liability method in accounting for income taxes, which requires that the deferred tax consequences of temporary differences between the amounts recorded in our consolidated financial statements and the amounts included in our federal, state, and foreign income tax returns be recognized in the consolidated balance sheet. The amount recorded in our consolidated financial statements reflects estimates of final amounts due to timing of completion and filing of actual income tax returns. Estimates are required with respect to, among other things, the appropriate state income tax rates used in the various states in which we and our subsidiaries are required to file, the potential utilization of operating and capital loss carry-forwards for federal, state, and foreign income tax purposes and valuation allowances required, if any, for tax assets that may not be realized in the future. We establish reserves when, despite our belief that our tax return positions are fully supportable, certain positions could be challenged, and the positions may not be fully sustained. We have executed a tax sharing agreement with Ply Gem Holdings and Ply Gem Investment Holdings pursuant to which tax liabilities for each respective party are computed on a stand-alone basis. The tax sharing agreement was amended in 2013 to reflect the merger of Ply Gem Prime Holdings with and into Ply Gem Holdings. Our U.S. subsidiaries file a consolidated federal income tax return, unitary, combined, or separate state income tax returns. Gienow Canada and Mitten file separate Canadian income tax returns.
During the year ended December 31, 2016, we determined that a valuation allowance was no longer required against our net federal deferred tax assets and a portion of our net state deferred tax assets. As a result, we released approximately $86.5 million of our valuation allowance since positive evidence outweighed negative evidence thereby allowing us to achieve the “more likely than not” realization threshold. We still remain in a valuation allowance position at December 31, 2017 against our deferred tax assets for certain state and Canadian jurisdictions as it is currently deemed “more likely than not” that the benefit of such net tax assets will not be utilized as the Company continues to be in a three-year cumulative loss position for these states and Canadian jurisdictions. Refer to Note 10 Income Taxes to the consolidated financial statements for additional information regarding income taxes.

Tax Receivable Agreement (“TRA”) Liability.   The TRA liability generally provides for our payment to the Tax Receivable Entity of 85% of the amount of cash savings, if any, in the U.S. federal, state and local income tax that we actually realize in periods ending after the IPO as a result of  (i) net operating loss carryovers (“NOLs”) from periods ending before January 1, 2013, (ii) deductible expenses attributable to the IPO and (iii) deductions related to imputed interest. Since the inception of the TRA liability with the 2013 IPO, we have historically had a full valuation allowance for federal purposes and had partial valuation allowances on certain state and Canadian jurisdictions. As a result of the tax valuation allowance position for federal and state purposes, we historically calculated the TRA liability considering (i) current year taxable income only (due to the uncertainty of future taxable income associated with the Company’s previous cumulative loss position) and (ii) future income due to the expected reversal of deferred tax liabilities. During the year ended December 31, 2016, we released our discrete valuation allowance on our federal deferred tax assets and certain state deferred tax assets of approximately $55.2 million, due to positive factors outweighing negative evidence thereby allowing us to achieve the “more likely than not” realization threshold. The factors surrounding the release of this valuation allowance thereby eliminated any uncertainty as to future taxable income. Consequently, for purposes of calculating the TRA liability, we utilized future forecasts of taxable income beyond the 2016 tax year to determine the TRA liability. Our future taxable income estimate was used to determine the cumulative NOLs that are expected to be utilized and the TRA liability was accordingly adjusted using the 85% TRA rate as we retain the benefit of 15% of the tax savings. As of December 31, 2017 and 2016, we had a $69.5 million and $79.7 million liability, respectively, for the amount due pursuant to the Tax Receivable Agreement.
ASC 740 Income Taxes requires a company to record the effects of a tax law change in the period of enactment. Due to the complexities involved in accounting for the recently enacted Tax Act, the U.S. Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) 118 requires that the company include in its financial statements a reasonable estimate of the impact of the Tax Act on earnings to the extent such reasonable estimate has been determined. Accordingly, we have performed an earnings and profits analysis associated with the one-time transition tax on certain unrepatriated earnings of foreign subsidiaries, and as a result of accumulated losses, there will be no income tax effect recorded for the year ended December 31, 2017 based on the reasonable estimate guidance provided by SAB 118. We are continuing to assess the impact from the Tax Act and may record further adjustments in 2018.
Results of Operations
The following table summarizes net sales and net income by segment and is derived from the accompanying consolidated statements of operations included in this report.
	Year ended December 31,
(Amounts in thousands)	2017	2016	2015
Net Sales
Siding, Fencing, and Stone	$970,198	$886,851	$840,118
Windows and Doors	1,086,105	1,024,993	999,608
Operating earnings (loss)
Siding, Fencing, and Stone	146,753	157,058	134,654
Windows and Doors	56,435	43,579	18,195
Unallocated	(28,930)	(32,141)	(30,317)
Foreign currency gain (loss)
Siding, Fencing, and Stone	303	204	(954)
Windows and Doors	1,060	95	(2,212)
Interest income (expense), net
Siding, Fencing, and Stone	29	16	22
Windows and Doors	21	12	17
Unallocated	(69,333)	(72,710)	(74,858)
Income tax benefit (expense)
Unallocated	(46,654)	51,995	688

	Year ended December 31,
(Amounts in thousands)	2017	2016	2015
Loss on modification or extinguishment of debt
Unallocated	(2,106)	(11,747)	—
Tax receivable agreement liability adjustment
Unallocated	10,749	(60,874)	(12,947)
Net income	$68,327	$75,487	$32,288
The following tables set forth our results of operations based on the amounts and the percentage relationship of the items listed to net sales for the periods indicated. However, our results of operations set forth in the tables below may not necessarily be representative of our future operating results.
This review of performance is organized by business segment, reflecting the way we manage our business. Each business group leader is responsible for operating results down to operating earnings (loss). We use operating earnings as a performance measure as it captures the income and expenses within the management control of our business leaders. Corporate management is responsible for making all financing decisions. Therefore, each segment discussion focuses on the factors affecting operating earnings, while interest expense and income taxes and certain other unallocated expenses are separately discussed at the corporate level.
Siding, Fencing, and Stone Segment
	Year ended December 31,
(Amounts in thousands)	2017		2016		2015
Statement of operations data:
Net sales	$970,198	100.0%	$886,851	100.0%	$840,118	100.0%
Gross profit	248,249	25.6%	259,485	29.3%	238,326	28.4%
SG&A expense	92,541	9.5%	89,704	10.1%	90,760	10.8%
Amortization of intangible assets	8,955	0.9%	12,723	1.4%	12,912	1.5%
Operating earnings	146,753	15.1%	157,058	17.7%	134,654	16.0%
Currency transaction gain (loss)	303	—%	204	—%	(954)	(0.1)%
Net Sales
Net sales for the year ended December 31, 2017 increased $83.3 million or 9.4% compared to the year ended December 31, 2016. The 9.4% net sales increase was driven by a $76.5 million or 9.4% net sales increase for the U.S. market and a net sales increase of  $6.8 million or 9.1% for the Canadian market for the year ended December 31, 2017 relative to the year ended December 31, 2016. In the U.S. market, the 9.4% net sales increase resulted from improved U.S. market demand for our products, new business wins, and higher average selling prices, which increased in response to higher material costs. The favorable U.S. demand factors increased our vinyl siding unit sales by 7.0% for the year ended December 31, 2017 compared to the year ended December 31, 2016. In addition, our average selling prices increased 0.5% in response to higher material costs resulting in higher net sales of approximately $15.0 million during the year ended December 31, 2017 compared to the year ended December 31, 2016. Overall, we achieved the 9.4% net sales increase in the U.S. market from improved volume, price, and market share gains that were partially offset by inventory buybacks of  $2.7 million related to new business wins during the year ended December 31, 2017. In Canada, we achieved the 9.1% net sales increase from increased unit volume sales of 4.6% for our vinyl siding products in Canada and a favorable foreign currency impact of  $2.2 million. Our improved net sales in the Canadian market continues to reflect the stabilization in the Canadian market despite the challenging conditions that currently exist in Canada from the significant decline in energy prices that have stymied housing and economic development particularly in Western Canada for the last several years.
Our building products are typically installed on a new construction home 90 to 120 days after the start of the home, therefore, single family housing starts commencing in the period from September 2016 to September 2017 directly impacts the demand for our products for the year ended December 31, 2017.

According to the U.S. Census Bureau, single family housing starts increased 9.6% during this lag affected period reflecting these improved market conditions. Specifically, the heavy vinyl siding geographic areas in the Northeast increased 3.2% while the Midwest increased 9.4% during the lag affected year. In addition to the new construction market improvement, remodeling activity, according to the Leading Indicator of Remodeling Activity (“LIRA”), reflected the 2017 fourth quarter trailing twelve months increasing 6.6% compared to 2016. However, due to the relative high dollar value or “big ticket” nature of our replacement products, we believe that true remodeling market demand for our big ticket exterior products increased approximately 3.0%. Since our Siding, Fencing, and Stone segment is heavily weighted to the repair and remodeling market, we estimate the weighted average U.S. market increase to be 5.3% for the year ended December 31, 2017, which we exceeded with our 7.0% vinyl siding unit net sales increase in the U.S. for the year ended December 31, 2017. Our 7.0% vinyl siding unit sales increase also exceeded the market indicators as reported by the Vinyl Siding Institute which reported that U.S. vinyl siding industry shipments increased 5.7% during the year. The improved U.S. and Canadian market conditions accounted for the majority of the 9.4% net sales increase achieved during the year ended December 31, 2017, however our sales also benefited from new business wins, which we believe is demonstrated by the improvement in our U.S. market position in vinyl siding, which increased from 39.8% to 40.4% during 2017 relative to 2016, while our share of the Canadian vinyl siding market improved from 31.5% to 32.7% during 2017 relative to 2016. For the years ended December 31, 2017 and 2016, the percentage of net sales in vinyl siding and metal accessories represented approximately 57.0% and 25.2% and 58.0% and 24.7%, respectively, with our net sales of other products comprising approximately 17.8% and 17.3%, respectively.
Net sales for the year ended December 31, 2016 increased $46.7 million or 5.6% compared to the year ended December 31, 2015. The net sales increase resulted from a $52.0 million net sales increase or 7.1% in the U.S. market partially offset by a net sales decrease of  $5.3 million or 4.9% for the Canadian market. In the U.S. market, the 7.1% net sales increase for the year ended December 31, 2016 was primarily driven by improved U.S. market demand for our products, new business wins of approximately $34.0 million, and $11.7 million of net sales attributed to our Canyon Stone acquisition, which was completed on May 29, 2015. Excluding Canyon Stone, our net sales in the U.S. market would have increased 5.5% for the year ended December 31, 2016 compared to the year ended December 31, 2015. Our net sales growth in the U.S. market resulted from increased unit sales of approximately 10.6% partially offset by lower average selling prices of approximately 4.4% that were reduced in response to lower raw material input costs experienced during the year ended December 31, 2016 as compared to the year ended December 31, 2015. The lower average selling prices for our products negatively impacted our net sales by approximately $35.2 million during the year ended December 31, 2016 as compared to the year ended December 31, 2015. The positive demand factors in the U.S. market were partially offset by continued weaker market demand in Canada which when combined with $3.8 million of negative foreign currency resulted in the $5.3 million Canadian net sales decrease. Market demand in Canada has been negatively impacted by the 2016 decline in energy prices, particularly in Western Canada, where housing starts have declined significantly in Alberta (21.0%).
Our building products are typically installed on a new construction home 90 to 120 days after the start of the home, therefore, single family housing starts commencing in the period from September 2015 to September 2016 directly impacts the demand for our products for the year ended December 31, 2016. According to the U.S. Census Bureau, single family housing starts increased 9.0% during this lag affected period reflecting the improved market conditions. In addition to the new construction market improvement, remodeling activity, according to the LIRA, reflected the 2016 trailing twelve months increasing 6.0% compared to the 2015 period. However, due to the relative higher dollar value or “big ticket” nature of our replacement products, we believe that true remodeling market demand for our big ticket exterior products increased 3.0% to 4.0%. Since our Siding, Fencing, and Stone segment is heavily weighted to the repair and remodeling market, we estimate the weighted average U.S. market repair and remodeling increase to be 5.4% for 2016. Our U.S. unit sales increase of 10.6% outperformed the estimated market increase but was partially offset by our lower average selling prices. The improvement in single family housing starts and remodeling expenditures as well as our ability to exceed these market indicators on a unit basis is evidenced by the Vinyl Siding Institute reporting that U.S. vinyl siding industry shipments increased 5.2% while shipments in Canada decreased 8.5% for 2016 relative to 2015 compared to our vinyl industry shipments increase of 8.1% in the U.S. and our 4.5% decrease in Canada.

The improved U.S. market conditions drove our 5.6% net sales increase during the year ended December 31, 2016; however our sales also benefited from new business wins of  $34.0 million which we believe is demonstrated by the improvement in our U.S. market position in vinyl siding which increased from 38.8% to 39.8% for the year ended December 31, 2016 relative to the year ended December 31, 2015, while our share of the Canadian vinyl siding market improved from 30.2% to 31.5% for the year ended December 31, 2016 compared to the year ended December 31, 2015.
Gross Profit
Gross profit for the year ended December 31, 2017 decreased $11.2 million or 4.3% compared to the year ended December 31, 2016. The gross profit decrease resulted from higher raw material input costs that were not fully offset by increased average selling prices, higher freight costs and the near-term negative impact of Hurricanes Harvey and Irma. The increased raw material costs were largely related to aluminum and PVC resin which increased 22.2% and 10.3%, respectively, during the year ended December 31, 2017 relative to the year ended December 31, 2016. This unfavorable material cost pricing decreased gross profit by approximately $28.6 million during the year ended December 31, 2017 relative to the year ended December 31, 2016. Although we were able to partially offset this $28.6 million with selling price increases of  $15.0 million that were implemented during the first and second quarters of 2017, our realization from the early price increases was below expectations due to timing and market acceptance and, as a result, we announced additional price increases during the second quarter of 2017. These additional price increases are expected to improve gross margins during 2018. While historically we have successfully demonstrated our ability to pass along these material cost increases to customers, which enables our gross margins to remain relatively stable over an annualized period, our gross profit margins may be compressed during periods of rising raw material costs and expand as our selling price increases take effect or material inflation abates. In addition to the higher material costs, we also incurred increased freight expenses during the year ended December 31, 2017 of  $5.1 million due to a 15.1% increase in diesel costs for the year ended December 31, 2017 compared to 2016 as well as limited experienced drivers and route availability which impacted our common carrier cost, as well as higher operating costs relative to the year ended December 31, 2016 that negatively impacted our gross profit. Furthermore, we incurred unfavorable mix from the $25.6 million increase in metal sales during the year ended December 31, 2017 compared to the year ended December 31, 2016, which carry lower gross profit margins than vinyl sales. The negative trends within gross profit were partially offset by improved operating metrics within our Canadian business which experienced higher gross profit of  $2.3 million for the year ended December 31, 2017 compared to the year ended December 31, 2016, which can be attributed to higher average selling prices, improved market conditions within Canada that led to unit volume increases, and favorable foreign currency rates.
In addition to the higher material, operating, and freight costs as well as unfavorable product mix, our siding, fencing and stone segment was also negatively impacted by Hurricanes Harvey and Irma by approximately $6.2 million during the year ended December 31, 2017. Hurricane Harvey’s torrential rainfall and flooding of the Houston, Texas area negatively impacted our raw material sourcing with two of the four domestic PVC resin producers declaring “force majeure”. In addition, we incurred higher freight charges related to moving our existing supply of PVC resin between our plants because of the temporary PVC resin shortage in the Houston chemical market which supplies a significant percentage of the total U.S. PVC resin market. Since Hurricanes Harvey and Irma occurred on August 24th and September 10th, respectively, the negative impact from these storms commenced during the later portion of our third quarter but permeated into our fourth quarter as well from continued negative raw material pricing, sourcing and freight costs. Overall, our gross profit declined during the year ended December 31, 2017 compared to the year ended December 31, 2016 despite volume increases and higher average selling prices as they were fully offset by higher material, freight, and operating costs.
As a percentage of net sales, gross profit decreased from 29.3% for the year ended December 31, 2016 to 25.6% for the year ended December 31, 2017. The 370 basis point decrease for the year ended December 31, 2017 resulted from increased raw material costs primarily for aluminum and PVC resin that were not fully offset during 2017 by increased selling prices. Also, our sales of our metal accessories, which typically carry lower gross profit margins, outpaced our vinyl siding sales, that resulted in a negative product mix impact on our gross profit percentage. In addition, our gross profit margins were unfavorably impacted by Hurricanes Harvey and Irma as well as higher operating and freight costs experienced during the year ended December 31, 2017.

Gross profit for the year ended December 31, 2016 increased $21.2 million or 8.9% compared to the year ended December 31, 2015. The gross profit increase for the year ended December 31, 2016 primarily resulted from the 5.6% net sales increase and included approximately $3.4 million of gross profit from our Canyon Stone acquisition, which was completed on May 29, 2015. Excluding Canyon Stone, our gross profit increase would have been $17.8 million or 7.4% for the year ended December 31, 2016 as compared to the year ended December 31, 2015.
Overall, the higher sales volumes experienced during 2016 in the U.S. market of 5.5% enabled us to increase our operating leverage and gross profit relative to 2015. In addition, we experienced favorable material cost pricing during the year ended December 31, 2016 relative to the year ended December 31, 2015 specifically for aluminum and PVC resin. This favorable net material cost pricing favorably impacted gross profit by approximately $33.5 million during the year ended December 31, 2016 relative to the year ended December 31, 2015, but was offset by $35.2 million of lower net selling prices that were reduced as a result of lower material costs. In addition, our Canadian gross profit declined 12.7% or $4.2 million during the year ended December 31, 2016 relative to the year ended December 31, 2015 primarily as a result of an unfavorable foreign currency impact of  $3.0 million as well as the declining Canadian economic conditions prevalent in Western Canada which are heavily dependent on energy prices to sustain their economy partially offset by favorable material costing of  $0.9 million.
As a percentage of net sales, gross profit increased from 28.4% for the year ended December 31, 2015 to 29.3% for the year ended December 31, 2016 excluding the impact of the Canyon Stone acquisition. The 90 basis point increase for the year ended December 31, 2016 resulted mainly from improved operating leverage from the 5.6% net sales increase as well as favorable material cost pricing and freight expense partially offset by lower average sales prices, an unfavorable foreign currency impact from a weakening Canadian dollar as well as weakening demand in Canada due to the economic slowdown.
SG&A Expense
SG&A expense for the year ended December 31, 2017 increased from the year ended December 31, 2016 by approximately $2.8 million or 3.2%. The $2.8 million SG&A expense increase resulted from $2.9 million in higher selling and marketing expenses related to the 9.4% net sales increase, $0.9 million in higher legal and professional expenses, $0.7 million in unfavorable workers compensation expenses, $0.2 million in higher research and development expenses, and $0.5 million in increased SG&A expenses for the stone business partially offset by lower management compensation expense of  $2.4 million for the year ended December 31, 2017 compared to the year ended December 31, 2016. As a percentage of net sales, SG&A expense decreased 60 basis points from 10.1% for the year ended December 31, 2016 to 9.5% for the year ended December 31, 2017 as a result of the lower management compensation expense and improved operating leverage related to the net sales increase.
SG&A expense for the year ended December 31, 2016 decreased from the year ended December 31, 2015 by approximately $1.1 million or 1.2%. Excluding the impact of the Canyon Stone acquisition which was completed on May 29, 2015 and incurred SG&A expense of approximately $2.6 million, SG&A expense for the year ended December 31, 2016 decreased $3.7 million or 4.0% compared to the year ended December 31, 2015. SG&A expense decreased primarily due to lower sales and marketing spending that resulted from our initiative to better leverage our marketing resources. The success of these initiatives is demonstrated with the SG&A expense reduction while achieving $34.0 million in market share gains during 2016.
As a percentage of net sales excluding Canyon Stone, SG&A expense decreased from 10.8% for the year ended December 31, 2015 to 10.1% for the year ended December 31, 2016. The decrease reflects improved leverage on the fixed component of our SG&A expenses relative to the net sales increase as well as the impact of certain sales and marketing cost initiatives which resulted in our sales and marketing expenses decreasing $3.6 million during the year ended December 31, 2016 relative to the year ended December 31, 2015.

Amortization of Intangible Assets
Amortization expense for the year ended December 31, 2017 decreased approximately $3.8 million or 29.6% compared to the year ended December 31, 2016 due to certain customer relationship intangible assets becoming fully amortized during the year ended December 31, 2016. As a percentage of net sales, amortization expense decreased to 0.9% for the year ended December 31, 2017 from 1.4% for the year ended December 31, 2016.
Amortization expense for the year ended December 31, 2016 was consistent with the year ended December 31, 2015 at approximately $12.7 million and 1.4% of net sales relative to $12.9 million and 1.5% of net sales, respectively.
Currency Transaction Gain (Loss)
A currency transaction impact was established in 2013 with the acquisition of Mitten within the Siding, Fencing, and Stone segment. The currency transaction gain for the year ended December 31, 2017 was $0.3 million. The currency transaction gain for the year ended December 31, 2016 was $0.2 million and for the year ended December 31, 2015 was a transaction loss of  $1.0 million related to the Mitten entity. The $1.2 million increase in the foreign currency gain for the year ended December 31, 2016 was due to the positive movement in the Canadian dollar relative to the U.S. dollar during the year ended December 31, 2016.
Windows and Doors Segment
	Year ended December 31,
(Amounts in thousands)	2017		2016		2015
Statement of operations data:
Net sales	$1,086,105	100.0%	$1,024,993	100.0%	$999,608	100.0%
Gross profit	220,264	20.3%	202,789	19.8%	181,386	18.1%
SG&A expense	151,513	14.0%	146,869	14.3%	150,797	15.1%
Amortization of intangible assets	12,316	1.1%	12,341	1.2%	12,394	1.2%
Operating earnings	56,435	5.2%	43,579	4.3%	18,195	1.8%
Currency transaction gain (loss)	1,060	0.1%	95	—%	(2,212)	(0.2)%
Net Sales
Net sales for the year ended December 31, 2017 increased $61.1 million or 6.0% compared to the year ended December 31, 2016. The 6.0% net sales increase resulted from improved U.S. and Canadian market demand conditions, which primarily favorably impacted our new construction. For the year ended December 31, 2017 compared to the year ended December 31, 2016 our U.S. new construction business increased $54.1 million or 8.3% due in part to higher average selling prices of 2.7% and our U.S. repair and remodeling business decreased $11.4 million or 4.1% from lower unit volume sales of 1.9% partially offset by higher average selling prices of 3.9%. Our Canadian net sales increased $18.4 million or 19.4% for the year ended December 31, 2017 relative to the year ended December 31, 2016 due to an improving Western Canadian market which culminated in a unit volume increase of 14.1% and a favorable foreign currency impact of  $2.1 million. Our Western Canada sales have been impacted by depressed market conditions that resulted from the significant decline in energy prices that have stymied housing and economic development in Western Canada, however recently we have begun to see some recovery in those markets.
The net sales increase for the U.S. market can be attributed to improved market conditions as evidenced by the U.S. Census Bureau reporting that single family housing starts increased 9.6% during the lag effected period which resulted in higher net sales for our new construction business. Our building products are typically installed on a new construction home 90 to 120 days after the start of the home, therefore single family starts commencing in the period from September 2016 to September 2017 directly impacts the demand for our products for the year ended December 31, 2017. For the repair and remodeling business, LIRA reported that the 2017 trailing twelve months increased 6.6% compared to the 2016 period creating a favorable demand environment. However, due to the relative high dollar value or “big ticket” nature of our replacement products, we believe that true remodeling market demand for our big ticket exterior products increased approximately 3.0%. Our vinyl unit net sales for new construction increased 4.4% which was less than the 9.6% new construction market increase while our repair and remodeling unit sales decreased 1.9% which was lower than the repair and remodeling demand market indicators for the year ended December 31, 2017. The lower unit volumes for new construction relative to market indicators resulted from our ability to realize higher average selling prices on our products combined with aggressive price action taken by certain competitors which suppressed our market gains. The lower unit volumes relative to the overall market for our repair and remodeling window products was caused by acquisition integration activities for certain customers, which adversely impacted unit volumes in certain geographic areas. In addition, Hurricanes Harvey and Irma negatively impacted our ability to ship product to significant markets in Houston and Florida for certain days in late third quarter and early fourth quarter resulting in estimated lost net sales of approximately $10.0 million for the year ended December 31, 2017. Despite these lower net sales amounts relative to demand market indicators for our new construction and repair and remodeling businesses, we achieved an overall 6.0% net sales increase due in part to higher average selling prices of 3.1% for the year ended December 31, 2017 compared to the year ended December 31, 2016. These higher average selling prices increased our U.S. and Canadian net sales by approximately $30.8 million and $3.2 million, respectively, for the year ended December 31, 2017 compared to the year ended December 31, 2016.
Net sales for the year ended December 31, 2016 increased $25.4 million or 2.5% compared to the year ended December 31, 2015. The net sales increase for the year ended December 31, 2016 can be attributed to the improved U.S. market conditions favorably impacting both our new construction business as well as our repair and remodeling business. For the year ended December 31, 2016 compared to the year ended December 31, 2015, our new construction business increased $38.7 million or 6.7% while our repair and remodeling business increased $6.1 million or 2.0%. This U.S. net sales increase was partially offset by a $19.4 million net sales decline or 17.0% for our Canadian net sales for the year ended December 31, 2016 relative to the year ended December 31, 2015 due to a weakening Canadian market.
The net sales increase for the U.S. market can be attributed to improved market conditions as evidenced by the U.S. Census Bureau reporting that single family housing starts increased 9.0% during the lag effected period which resulted in higher net sales for our new construction products. Our building products are typically installed on a new construction home 90 to 120 days after the start of the home, therefore single family starts commencing in the period from September 2015 to September 2016 directly impacts the demand for our products for the year ended December 31, 2016. As previously mentioned, we believe that true market demand for big ticket repair and remodeling products increased 3.0% to 4.0%. Our net sales for new construction and repair and remodeling were lower than the demand market indicators for the year ended December 31, 2016 due primarily to lower sales in certain geographical areas, namely Texas, specifically Houston, due to extraordinary levels of rainfall which negatively impacted the construction industry and economic conditions in the Houston market related to the oil and gas industry. Our net sales of window products in the Houston market declined $7.9 million during the year ended December 31, 2016 compared to the year ended December 31, 2015. In addition to Houston, we incurred lost sales in our repair and remodeling business of  $11.3 million and $2.2 million in our new construction business from competitive price action taken by certain competitors in other geographic regions in which we maintained our pricing discipline in the marketplace.
Despite these lower net sales amounts relative to demand market indicators for the year ended December 31, 2016 compared to the year ended December 31, 2015, we achieved higher average selling prices of 3.3% for the year ended December 31, 2016 compared to the year ended December 31, 2015. These higher average selling prices increased our U.S. net sales by approximately $26.2 million for the year ended December 31, 2016 compared to the year ended December 31, 2015. The overall U.S. net sales increase of  $44.8 million was partially offset by a $19.4 million or 17.0% net sales decline for our Western Canadian business which endured challenging market conditions negatively impacted by demand softness due to declining energy prices and poor economic growth as well as a negative foreign currency impact of $3.1 million.

Gross Profit
Gross profit for the year ended December 31, 2017 increased $17.5 or 8.6% compared to the year ended December 31, 2016. The gross profit increase for the year ended December 31, 2017 resulted from the continued improvement in our new construction business partially offset by declining gross profit performance for our repair and remodeling business within the U.S. while our Canadian business experienced improved gross profit of  $5.9 million relative to the prior year period. Gross profit for our U.S. new construction business increased $12.7 million while our repair and remodeling gross profit declined $1.1 million for the year ended December 31, 2017 compared to the year ended December 31, 2016. The gross profit net improvement for our U.S. businesses was driven by increased selling prices of 3.1%, improved operating efficiencies and favorable product mix, which improved gross profit by $30.8 million partially offset by lower gross margins within our repair and remodeling business which experienced reduced unit volumes during the year decreasing our manufacturing operating leverage. Our Canadian business also experienced favorable pricing of  $3.2 million from higher average selling prices for the year ended December 31, 2017 relative to the year ended December 31, 2016. These factors coupled with improved manufacturing leverage from the unit volume increases and a favorable foreign currency impact of  $0.5 million enabled our Canadian business to realize improved gross profit of  $5.9 million despite the challenging economic and demand conditions that exist in Western Canada due to lower energy prices. For the Windows and Doors segment, we achieved higher average selling prices during the year ended December 31, 2017 compared to the year ended December 31, 2016 from announced price increases implemented to offset the aforementioned raw material cost increases for aluminum and PVC resin as well as glass costs. These higher material costs negatively impacted our gross profit by approximately $14.0 million during the year ended December 31, 2017 compared to the year ended December 31, 2016. In addition to the higher material costs, we also incurred increased freight expenses during the year ended December 31, 2017 of  $4.0 million due to a 15% increase in diesel costs for the year ended December 31, 2017 compared to 2016 as well as limited experienced drivers and route availability which impacted our common carrier cost.
In addition to the higher material and freight costs, our gross profit was negatively impacted by Hurricanes Harvey and Irma during the year ended December 31, 2017. We incurred lost sales of approximately $10.0 million with an estimated gross profit of approximately $2.8 million from the hurricanes impacting our significant new construction and repair and remodeling window markets in Florida and Houston as well as higher material costs of approximately $1.1 million and higher freight expenses of approximately $0.6 million from moving our existing supply of PVC resin between our plants because of the temporary shortages in the Houston area. Since Hurricanes Harvey and Irma occurred on August 24th and September 10th, respectively, the negative impact from these storms commenced during the later portion of our third quarter but permeated into our fourth quarter as well from continued negative raw material pricing, sourcing, and freight costs. Overall, our net sales increase of 6.0% achieved through improved market conditions and higher selling prices was mitigated by higher material costs and the negative hurricane impact resulting in a gross profit improvement of 8.6% during the year ended December 31, 2017 compared to the year ended December 31, 2016.
As a percentage of net sales, gross profit increased from 19.8% for the year ended December 31, 2016 to 20.3% for the year ended December 31, 2017. The 50 basis point increase in gross profit reflects improvements of 110 basis points for our U.S. new construction businesses and 190 basis points for our Canadian business partially offset by an 80 basis point deterioration in our repair and remodeling business due to lower operating leverage on reduced unit sales volume. These net gross margin improvements resulted from improved demand levels and higher average selling prices partially offset by rising material costs for the year ended December 31, 2017 compared to the year ended December 31, 2016.
Gross profit for the year ended December 31, 2016 increased $21.4 or 11.8% compared to the year ended December 31, 2015. The gross profit increase for the year ended December 31, 2016 primarily resulted from the continued improvement in our new construction and repair and remodeling businesses partially offset by the negative impact from lower net sales in Canada. Gross profit for our U.S. new construction and repair and remodeling business increased $16.1 million and $6.9 million, respectively, during the year ended December 31, 2016 compared to the year ended December 31, 2015. The gross profit improvement for our U.S. businesses was driven by increased selling prices of 3.3%, favorable product mix and lower raw material costs and cost savings and synergies that were realized from our Simonton acquisition. These favorable factors were partially offset by higher costs in our U.S. new construction window business related to labor and freight. These overall net gross profit improvements in the U.S. were partially offset by a gross profit decrease of  $1.6 million for our Western Canadian business which experienced weaker market demand due to depressed economic conditions including a negative foreign currency impact of  $4.0 million during the year ended December 31, 2016 compared to the year ended December 31, 2015.
As a percentage of net sales, gross profit increased from 18.1% for the year ended December 31, 2015 to 19.8% for the year ended December 31, 2016. The 170 basis point gross profit increase reflects improvements for both our U.S. new construction and repair and remodeling window businesses from improved demand levels, higher average selling prices, and favorable material costs partially offset by a decrease for our Canadian business driven by the 17.0% net sales decrease which decreased operating leverage during the year ended December 31, 2016 as compared to the year ended December 31, 2015.
SG&A Expense
SG&A expense for the year ended December 31, 2017 increased $4.6 million or 3.2% compared to the year ended December 31, 2016. The $4.6 million SG&A expense increase primarily resulted from increased selling and marketing expenses of  $2.0 million related to the net sales increase of 6.0% and higher bad debt expense of  $1.3 million. In addition, we experienced a favorable $1.3 million movement for a severance accrual reversal during the year ended December 31, 2016. As a percentage of net sales, SG&A expense decreased 30 basis points from 14.3% for the year ended December 31, 2017 to 14.0% for the year ended December 31, 2017.
SG&A expense for the year ended December 31, 2016 decreased $3.9 million or 2.6% compared to the year ended December 31, 2015. The SG&A expense decrease was attributable primarily to 2015 activity for acquisition integration and restructuring activities related to our repair and remodeling window acquisition which originally occurred in September 2014 as well as combining our Canadian window manufacturing facilities into a single facility. Specifically, our U.S. window repair and remodeling business incurred lower severance expenses of  $1.3 million during the year ended December 31, 2016 compared to the year ended December 31, 2015. In addition, our U.S. window businesses experienced $5.0 million in lower management incentive compensation and lower sales and marketing expenses during the year ended December 31, 2016 compared to the year ended December 31, 2015 partially offset by increased legal fees of approximately $2.8 million primarily related to legal settlements completed in December 2016 and January 2017 as well as increased legal expense associated with the 2015 resolution of class action litigation for our new construction business of  $3.2 million. Our Canadian window business experienced lower restructuring and integration charges of  $2.2 million, as well as lower personnel costs of  $1.7 million during the year ended December 31, 2016 compared to the year ended December 31, 2015 due to the economic slowdown with lower demand levels as well as integration activities that occurred during 2015 finalizing our combination of our Western Canadian manufacturing facilities into a single location in Alberta.
As a percentage of net sales, SG&A expense decreased from 15.1% for the year ended December 31, 2015 to 14.3% for the year ended December 31, 2016. The 80 basis point decrease primarily resulted from lower severance expense for our U.S. repair and remodeling window business, lower management compensation expense, lower selling and marketing expenses partially offset by increased legal expenses for the year ended December 31, 2016 compared to the year ended December 31, 2015. In addition, our Canadian window business incurred lower restructuring and personnel expenses during the year ended December 31, 2016 compared to the year ended December 31, 2015 from integration activities that were incurred during 2015 finalizing our combination our manufacturing operations into a single location in Alberta.
Amortization of Intangible Assets
Amortization expense for the year ended December 31, 2017 was consistent with the year ended December 31, 2016 at $12.3 million and 1.1% of net sales and $12.3 million and 1.2% of net sales, respectively. Amortization expense for the year ended December 31, 2016 was consistent with the year ended December 31, 2015 at $12.3 million and 1.2% of net sales and $12.4 million and 1.2% of net sales, respectively.

Currency Transaction Gain (Loss)
The currency transaction gain for the year ended December 31, 2017 was $1.1 million increasing $1.0 million from a gain of  $0.1 million for the year ended December 31, 2016 as a result of the fluctuation in the Canadian dollar as compared to the U.S. dollar for 2017. The currency transaction gain for the year ended December 31, 2016 was $0.1 million increasing $2.3 million from a loss of  $2.2 million for the year ended December 31, 2015 as a result of the fluctuation in the Canadian dollar as compared to the U.S. dollar for 2016. Our Gienow acquisition during the year ended December 31, 2013, increased our transactional exposure to the Canadian currency. Management continues to evaluate methodologies to effectively hedge this foreign currency risk.
Unallocated Operating Earnings, Interest, and (Provision) Benefit for Income Taxes
	Year ended December 31,
(Amounts in thousands)	2017	2016	2015
Statement of operations data:
SG&A expense	$(28,930)	$(32,141)	$(30,317)
Operating loss	(28,930)	(32,141)	(30,317)
Interest expense	(69,363)	(72,716)	(74,863)
Interest income	30	6	5
Tax receivable agreement liability adjustment	10,749	(60,874)	(12,947)
Loss on modification or extinguishment of debt	(2,106)	(11,747)	—
(Provision) benefit for income taxes	$(46,654)	$51,995	$688
Operating loss/SG&A Expense
Unallocated SG&A expense includes items which are not directly attributed to or allocated to either of our reporting segments. Such items include legal costs, corporate payroll, and unallocated finance and accounting expenses. The unallocated operating loss for the year ended December 31, 2017 decreased by $3.2 million or 10.0% compared to the same period in 2016 due to decreased management incentive compensation of  $3.9 million and lower stock compensation expense of  $0.6 million partially offset by increased centralization activities of certain functional areas such as research and development ($0.1 million) and marketing ($0.3 million), along with an increase various other professional fees and personnel expenses of  ($0.9 million).
The unallocated operating loss for the year ended December 31, 2016 increased by $1.8 million or 6.0% compared to the same period in 2015 due primarily to increased centralization of certain functional areas such as research and development ($1.0 million), marketing ($1.0 million), and information technology ($0.7 million) along with increased incentive compensation of approximately $0.4 million partially offset by decreases in stock compensation expense of  $0.9 million and various other professional fees and personnel expenses of  $0.4 million. One element that drove the increased research and development expense within the unallocated segment was the opening of the Insight Center in Durham, NC during 2016, a facility that supports product development and innovation.
Interest expense
Interest expense for the year ended December 31, 2017 decreased by approximately $3.4 million or 4.6% compared to the year ended December 31, 2016 as a result of the reduction in the Term Loan Facility principal balance year over year. During March, August and November 2016, we made a total of $160.0 million in voluntary payments on the Term Loan Facility and another $40.0 million voluntary payment on the Term Loan Facility was made in November 2017, in addition to our normal quarterly amortization payments of  $1.1 million, or $4.3 million annually, which reduced our outstanding borrowings and our annual interest expense.
Interest expense for the year ended December 31, 2016 decreased by approximately $2.1 million or 2.9% compared to the same period in 2015 as a result of the reduction in the Term Loan Facility principal balance year over year and lower average borrowings on the ABL Facility year over year. During 2016, we made $160.0 million of voluntary payments on the Term Loan Facility in addition to our normal quarterly amortization payments of  $1.1 million, or $4.3 million annually, which reduced our outstanding borrowings and our annual interest expense.
Interest income
Interest income for the year ended December 31, 2017 was consistent with the years ended December 31, 2016 and December 31, 2015.
Tax receivable agreement liability adjustment
Since the inception of the TRA liability with the Company’s 2013 initial public offering, we have historically been in a full valuation allowance for federal purposes and a partial valuation allowance for certain state and Canadian jurisdictions. As a result of the Company’s tax valuation allowance position for federal and state purposes, we historically calculated the TRA liability considering (i) current year taxable income only (due to the uncertainty of future taxable income associated with our previous cumulative loss position) and (ii) future income due to the expected reversals of deferred tax liabilities. During the year ended December 31, 2016, we released our federal valuation allowance and a portion of our state valuation allowance for $55.2 million, due to positive factors outweighing negative evidence, specifically no longer being in a cumulative loss position. The factors surrounding the release of this valuation allowance thereby eliminated any uncertainty as to future taxable income. Consequently, we were able to utilize future forecasts of taxable income beyond the 2016 tax year to determine the TRA liability as of December 31, 2016. Our future taxable income estimates were used to determine the cumulative net operating loss carryforwards (“NOLs”) that are expected to be utilized and the TRA liability was accordingly adjusted using the 85% TRA rate. As a result of including future taxable income beyond 2016, we recognized a $60.9 million adjustment to the TRA liability during the year ended December 31, 2016 bringing the total TRA liability to $79.7 million as of December 31, 2016.
The TRA liability as of December 31, 2017 was $69.5 million. This amount represents the originally anticipated TRA liability at the IPO date with approximately $5.2 million remaining to be expensed through operations for state purposes as we remain in a state tax valuation allowance position as of December 31, 2017 for certain states. This remaining liability will be recognized as the state valuation allowances are released in future years. The $10.2 million decrease in the TRA liability for the year ended December 31, 2017 resulted primarily from a $10.7 million decrease for the reduction in the future federal corporate tax rate from 35% to 21% due to the enactment of the Tax Act on December 22, 2017, which reduces the value of the NOLs to be utilized in future periods. The $10.7 million was partially offset by $0.5 million of imputed interest accrual related to the 2016 TRA payment.
The $47.9 million increase for the TRA liability adjustment for the year ended December 31, 2016 relative to the year ended December 31, 2015 resulted primarily from the $55.2 million discrete federal valuation allowance release along with our ability to utilize future forecasts of taxable income beyond the 2016 tax year to determine the TRA liability as of December 31, 2016, as described above.
The $12.9 million TRA liability adjustment for the year ended December 31, 2015 resulted from increases in taxable income estimates resulting from the reversal of deferred tax liabilities as well as increases in our 2015 taxable income compared to the 2014 period. The $115.9 million increase in our 2015 taxable income can be attributed to the following factors (i) the continued U.S. housing recovery which is estimated to have had a 10.0% year over year increase in single family housing starts according to the U.S. Census Bureau, (ii) improvements in the repair and remodeling market evidenced by the 5.6% increase in homeowner improvements during 2015 versus 2014 according to LIRA, (iii) the positive income contributions from our acquisition of Simonton which was completed in September 2014, and (iv) continued improvements in our existing operations specifically for our U.S. windows business which increased its operating earnings by approximately $45.9 million during the year ended December 31, 2015 compared to the year ended December 31, 2014. All of these items increased our taxable income estimate for the year ended December 31, 2015 and, as a result, our estimate of the TRA liability.
Loss on modification or extinguishment of debt
During November 2017, we voluntarily paid $40.0 million on the Term Loan Facility to reduce our outstanding indebtedness as allowable under the terms of the agreement governing the Term Loan Facility.

We performed an analysis to determine the proper accounting treatment for this voluntary payment by evaluating the change in cash flows and determining that there were no changes in the creditors as a result of the payment. Consequently, we recognized a loss on debt modification or extinguishment of approximately $2.1 million for the year ended December 31, 2017 consisting of the proportionate write off of the related debt issuance costs and debt discount.
During 2016, we voluntarily paid $160.0 million on the Term Loan Facility to reduce our outstanding indebtedness as allowable under the terms of the agreement governing the Term Loan Facility. We performed an analysis to determine the proper accounting treatment for these voluntary payments by evaluating the change in cash flows and determining that there were no changes in the creditors as a result of the payment. Consequently, we recognized a loss on debt modification or extinguishment of approximately $11.7 million for the year ended December 31, 2016 consisting of the proportionate write off of the related debt issuance costs and debt discount.
Income taxes
The income tax provision for the year ended December 31, 2017 increased $98.6 million compared to the year ended December 31, 2016. The increase is primarily related to an increase in pre-tax income for the year ended December 31, 2017 and the reversal of the valuation allowance for federal and certain state jurisdictions during the year ended December 31, 2016. The income tax provision of approximately $46.7 million is comprised of  $40.7 million of federal tax expense, $6.5 million of state tax expense, and a $0.5 million foreign income tax benefit. Our pre-tax income for the year ended December 31, 2017 was approximately $115.0 million including the $10.7 million Tax Receivable Agreement liability adjustment compared to pre-tax income of  $23.5 million including the $60.9 million Tax Receivable Agreement liability adjustment for the year ended December 31, 2016. As of December 31, 2017, we remain in a valuation allowance position for certain state and Canadian jurisdictions.
The income tax benefit for the year ended December 31, 2016 increased to an approximate $52.0 million tax benefit compared to an approximate $0.7 million tax benefit for the year ended December 31, 2015. The income tax benefit of approximately $52.0 million is comprised of  $53.6 million of federal tax benefit, $2.6 million state tax expense, and $1.0 million foreign income tax benefit. The increase in tax benefit is primarily due to the release of the discrete valuation allowance of  $55.2 million partially offset by state income tax, remaining valuation allowances, and foreign income taxes. Our pre-tax income for the year ended December 31, 2016 was approximately $23.5 million including the $60.9 million tax receivable agreement liability adjustment compared to pre-tax income of  $31.6 million including the $12.9 million tax receivable agreement liability adjustment for the year ended December 31, 2015.
The Tax Act enacted on December 22, 2017, makes broad and complex changes to the Code including, but not limited to, reducing the U.S. federal corporate tax rate from 35% to 21%, requiring companies to pay a one-time transition tax on certain unrepatriated earnings of foreign subsidiaries, generally eliminating U.S. federal income taxes on dividends from foreign subsidiaries, requiring a current inclusion in U.S. federal taxable income of certain earnings of controlled foreign corporations, eliminating the corporate AMT and changing how existing AMT credits can be realized, creating the BEAT, creating a general limitation on deductible interest expense, and changing rules related to the utilization of net operating loss carryforwards created in tax years after December 31, 2017.
As of December 31, 2017, as a result of the corporate income tax rate reduction from 35% to 21% effective January 1, 2018 enacted in the Tax Act, we recorded an expense of  $4.3 million due to the re-measurement of the deferred tax assets at the reduced income tax rate which reduced the future benefit we will realize associated with these assets. This expense has been recognized in income taxes within our consolidated statement of operations.
ASC 740 Income Taxes requires a company to record the effects of a tax law change in the period of enactment. Due to the complexities involved in accounting for the recently enacted Tax Act, SAB 118 requires that we include in our financial statements a reasonable estimate of the impact of the Tax Act on earnings to the extent such reasonable estimate has been determined. Accordingly, we have performed an earnings and profits analysis associated with the one-time transition tax on certain unrepatriated earnings of foreign subsidiaries, and as a result of accumulated losses, there will be no income tax effect recorded for the year ended December 31, 2017 based on the reasonable estimate guidance provided by SAB 118. We are continuing to assess the impact from the Tax Act and may record further adjustments in 2018.
Liquidity and Capital Resources
2015 Debt Transaction
On November 5, 2015, Ply Gem Industries entered into a second amended and restated ABL Facility. Among other things, the second amended and restated ABL Facility: (i) increased the overall facility to $350.0 million, (ii) provided an accordion feature of  $50.0 million, and (iii) established the applicable margin for borrowings under the ABL Facility to a range of 1.25% to 2.00% for Eurodollar rate loans, depending on availability. All outstanding loans under the second amended and restated ABL Facility are due and payable in full on November 5, 2020.
General cash flow movements
During the year ended December 31, 2017, cash and cash equivalents increased to $71.4 million compared to approximately $51.6 million as of December 31, 2016. The increase in cash was driven by a $5.8 million improvement in operating earnings, $5.0 million lower TRA payments and $120.0 million less in voluntary payments on the Term Loan Facility in 2017 versus 2016 partially offset by $43.1 million lower operating cash flow. The improved operating performance was offset by a $38.1 million increase in working capital during the year ended December 31, 2017 relative to the year ended December 31, 2016. Accounts receivable increased $24.7 million and inventory increased $22.9 million offset by a $9.5 million improvement in trade payables during the year ended December 31, 2017 compared to year ended December 31, 2016. The approximate $24.7 million accounts receivable increase from December 31, 2016 to December 31, 2017 resulted primarily from the increase in December sales year over year. The net sales for December 2017 were approximately $177.4 million and the net sales for December 2016 were approximately $152.2 million. The approximate $22.9 million inventory increase from December 31, 2016 to December 31, 2017 resulted from higher raw material costs in 2017 combined with higher inventory levels at December 31, 2017 in anticipation of higher sales volumes in 2018. During the year ended December 31, 2016, cash and cash equivalents decreased approximately $57.8 million to $51.6 million as of December 31, 2016.
Our business is seasonal because inclement weather during the winter months reduces the level of building and remodeling activity in both the home repair and remodeling and the new home construction sectors, especially in the Northeast and Midwest regions of the United States and Canada. As a result, our liquidity typically increases during the second and third quarters as our borrowing base increases under the ABL Facility reaching a peak early in the fourth quarter, and decreases late in the fourth quarter and throughout the first quarter.
Our primary cash needs are for working capital, capital expenditures and debt service. Our annual cash interest charges for debt service under the current organizational structure, including the ABL Facility, are estimated to be approximately $54.0 million for fiscal year 2018. As of December 31, 2017, we did not have any scheduled debt maturities until 2020. The specific debt instruments and their corresponding terms and due dates are described in the following sections. Our capital expenditures have historically averaged approximately 1.5% to 2.0% of net sales on an annual basis. For the year ending December 31, 2018, we estimate that our capital expenditures will be in a range from 2.00% to 2.25% of net sales. We finance these cash requirements through internally generated cash flow and funds borrowed under Ply Gem Industries’ ABL Facility.
Ply Gem’s specific cash flow movement for the year ended December 31, 2017 is summarized below:
Cash provided by operating activities
Net cash provided by operating activities for the year ended December 31, 2017 was approximately $101.9 million. Net cash provided by operating activities for the year ended December 31, 2016 was approximately $145.0 million, and net cash provided by operating activities for the year ended December 31, 2015 was approximately $139.4 million. The decrease in cash provided by operating activities in 2017 was driven by improved housing conditions that drove the 7.6% net sales increase offset by decreases in cash flows related to our working capital increase as a result of the net sales increase, rising commodity costs, and our aggressiveness in taking early pay discounts. These conditions resulted in an unfavorable $38.1 million impact in our primary working capital for the year ended December 31, 2017 compared to the year ended December 31, 2016.
The relative consistency in net cash provided by operating activities between 2016 and 2015 was primarily driven by the $43.2 million increase in net income during the year ended December 31, 2016 compared to the year ended December 31, 2015 partially offset by the $40.1 million working capital increase.
Cash used in investing activities
Net cash used in investing activities for the years ended December 31, 2017, 2016, and 2015 was approximately $37.9 million, $35.8 million, and $54.7 million, respectively. The cash used in investing activities during 2017 was primarily for capital expenditures which were approximately 2.0%, consistent with our historical average. Additionally, during the year ended December 31, 2017, the Company sold a building in Saskatoon, Canada for approximately $2.1 million. The Company moved to another leased facility within the Saskatoon area that more closely aligns with the Company’s needs in that area.
The cash used in investing activities during 2016 was primarily for capital expenditures on numerous ongoing capital projects across all business segments. Capital expenditures for 2016 were approximately 1.9% of net sales, consistent with our historical average.
The cash used in investing activities in 2015 was primarily for the acquisition of Canyon Stone and capital expenditures on various ongoing capital projects. The Canyon Stone acquisition was approximately $21.0 million net of cash acquired. Capital expenditures for 2015 were approximately 1.8% of net sales, consistent with our historical average.
Cash used in financing activities
Net cash used in financing activities for the year ended December 31, 2017 was approximately $44.3 million, primarily from the $40.0 million voluntary Term Loan Facility payment made in November 2017, the 1.0% principal repayment of  $4.3 million required by the Term Loan Facility, and $1.2 million in tax withholding related to employee stock grant issuances. These payments were offset by $1.2 million in cash provided by the exercise of stock options.
Net cash used in financing activities for the year ended December 31, 2016 was approximately $168.2 million, primarily from the three separate voluntary Term Loan Facility payments that totaled $160.0 million and the 1.0% principal repayment of  $4.3 million required by the Term Loan Facility and the Tax Receivable Agreement payment of  $5.0 million. These payments were offset by $1.1 million in cash provided by the exercise of stock options.
Net cash used in financing activities for the year ended December 31, 2015 was approximately $3.6 million, primarily related to the 1.0% principal repayment of  $4.3 million required by the Term Loan Facility and the payment of  $1.4 million in debt issuance costs. These payments were offset by $2.2 million in cash provided by the exercise of stock options.
Ply Gem’s specific debt instruments and terms are described below:
6.50% Senior Notes due 2022
On January 30, 2014, Ply Gem Industries issued $500.0 million aggregate principal amount of 6.50% Senior Notes at par. On September 19, 2014, Ply Gem Industries issued an additional $150.0 million aggregate principal amount of 6.50% Senior Notes (the “Senior Tack-on Notes”) at an issue price of 93.25%. Interest accrues at 6.50% per annum and is paid semi-annually on February 1 and August 1 of each year. The 6.50% Senior Notes will mature on February 1, 2022. At any time on or after February 1, 2017, Ply Gem Industries may redeem the 6.50% Senior Notes, in whole or in part, at declining redemption prices set forth in the indenture governing the 6.50% Senior Notes plus, in each case, accrued and unpaid interest, if any, to the redemption date. The effective interest rate for the 6.50% Senior Notes is 8.39% after considering each of the different interest expense components of this instrument, including the coupon payment and the deferred debt issuance costs.
The 6.50% Senior Notes are fully and unconditionally and jointly and severally guaranteed on a senior unsecured basis by Ply Gem Holdings and all of the wholly-owned domestic subsidiaries of Ply Gem Industries (the “Guarantors”). The indenture governing the 6.50% Senior Notes contains certain covenants that limit the ability of Ply Gem Industries and its restricted subsidiaries to incur additional indebtedness, pay dividends or make other distributions or repurchase or redeem their stock, make loans and investments, sell assets, incur certain liens, enter into agreements restricting their ability to pay dividends, enter into transactions with affiliates, and consolidate, merge or sell assets. In particular, Ply Gem Industries and its restricted subsidiaries may not incur additional debt (other than permitted debt (as defined in the indenture) in limited circumstances) unless, after giving effect to such incurrence, the consolidated interest coverage ratio of Ply Gem Industries would be at least 2.00 to 1.00.
In the absence of satisfying the consolidated interest coverage ratio test, Ply Gem Industries and its restricted subsidiaries may only incur additional debt under certain circumstances, including, but not limited to, debt under credit facilities (as defined in the indenture) (x) in an amount not to exceed the greater of  (a) $350.0 million and (b) the borrowing base (as defined in the indenture) and (y) in an amount not to exceed the greater of  (A) $575.0 million and (B) the aggregate amount of indebtedness (as defined in the indenture) that that would cause the consolidated secured debt ratio (as defined in the indenture) to be equal to 4.00 to 1.00; purchase money indebtedness in an aggregate amount not to exceed the greater of (x) $35.0 million and (y) 10% of consolidated net tangible assets (as defined in the indenture) at any one time outstanding; debt of foreign subsidiaries in an aggregate amount not to exceed the greater of (x) $60.0 million and (y) 15% of consolidated net tangible assets (as defined in the indenture) at any one time outstanding; debt pursuant to a general basket in an aggregate amount at any one time outstanding not to exceed the greater of  (x) $75.0 million and (y) 20% of consolidated net tangible assets; and the refinancing of debt under certain circumstances.
On September 5, 2014, Ply Gem Industries completed an exchange offer with respect to the 6.50% Senior Notes issued in January 2014 to exchange $500.0 million 6.50% Senior Notes registered under the Securities Act for $500.0 million of the issued and outstanding 6.50% Senior Notes. Upon completion of the exchange offer, all $500.0 million of issued and outstanding 6.50% Senior Notes were registered under the Securities Act. On January 23, 2015, Ply Gem Industries completed an exchange offer with respect to the Senior Tack-on Notes issued in September 2014 to exchange $150.0 million Senior Tack-on Notes registered under the Securities Act for $150.0 million of the issued and outstanding Senior Tack-on Notes. Upon completion of the exchange offer, all $150.0 million of issued and outstanding Senior Tack-on Notes were registered under the Securities Act.
Term Loan Facility due 2021
On January 30, 2014, Ply Gem Industries entered into a credit agreement governing the terms of its $430.0 million Term Loan Facility. Ply Gem Industries originally borrowed $430.0 million under the Term Loan Facility on January 30, 2014, with an original discount of approximately $2.2 million, yielding proceeds of approximately $427.9 million. The Term Loan Facility will mature on January 30, 2021. The Term Loan Facility requires scheduled quarterly payments in an aggregate annual amount equal to 1.00% of the original aggregate principal amount of the Term Loan Facility with the balance due at maturity. Interest on outstanding borrowings under the Term Loan Facility is paid quarterly.
Borrowings under the Term Loan Facility bear interest at a rate equal to, at Ply Gem Industries’ option, either (a) a base rate determined by reference to the highest of  (i) the prime rate of the administrative agent under the credit agreement, (ii) the federal funds rate plus 0.50% and (iii) the adjusted LIBO rate for a one-month interest period plus 1.00% or (b) a LIBO rate determined by reference to the cost of funds for eurocurrency deposits in dollars for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a 1.00% floor, plus, in each case, an applicable margin of 3.00% for any eurocurrency loan and 2.00% for any alternate base rate loan. As of December 31, 2017, the

Company’s interest rate on the Term Loan Facility was 4.00%. The effective interest rate for the Term Loan is 8.60% after considering each of the different interest expense components of this instrument, including the coupon payment, the deferred debt issuance costs and the original issue discount.
The Term Loan Facility allows Ply Gem Industries to request one or more incremental term loan facilities in an aggregate amount not to exceed the greater of  (x) $140.0 million and (y) an amount such that Ply Gem Industries’ consolidated senior secured debt ratio (as defined in the credit agreement), on a pro forma basis, does not exceed 3.75 to 1.00, in each case, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.
The Term Loan Facility requires Ply Gem Industries to prepay outstanding term loans, subject to certain exceptions, with: (i) 50% (which percentage will be reduced to 25% if our consolidated senior secured debt ratio is equal or less than 2.50 to 1.00 but greater than 2.00 to 1.00 and to 0% if our consolidated senior secured debt ratio is equal to or less than 2.00 to 1.00) of our annual excess cash flow (as defined in the credit agreement), to the extent such excess cash flow exceeds $15.0 million, commencing with the fiscal year ended December 31, 2015; (ii) 100% of the net cash proceeds of certain non-ordinary course asset sales or certain insurance and condemnation proceeds, in each case subject to certain exceptions and reinvestment rights; and (iii) 100% of the net cash proceeds of certain issuances of debt, other than proceeds from debt permitted under the Term Loan Facility. Ply Gem Industries may voluntarily repay outstanding loans under the Term Loan Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans. As of and for the year ended December 31, 2017, the Company’s consolidated senior secured debt ratio was 0.66 and as a result no excess cash flow payment under the Term Loan Facility will be required. However, we elected on November 3, 2017 to voluntarily prepay $40.0 million on the Term Loan Facility to reduce our outstanding indebtedness bringing our cumulative voluntary 2016 and 2017 Term Loan Facility payments to $200.0 million as we elected on March 10, 2016 and August 4, 2016 to voluntarily prepay $30.0 million on each date and elected on November 4, 2016 to voluntarily pay an additional $100.0 million on the Term Loan Facility.
The Term Loan Facility is secured on a first-priority lien basis by the stock of Ply Gem Industries and by substantially all of the assets (other than the assets securing the obligations under the ABL Facility, which primarily consist of accounts receivable, inventory, cash, deposit accounts, securities accounts, chattel paper, contract rights, instruments, documents related thereto and proceeds of the foregoing) of Ply Gem Industries and the Guarantors that are subsidiaries of Ply Gem Industries and on a second-priority lien basis by the assets that secure the ABL Facility.
The Term Loan Facility includes negative covenants, subject to certain exceptions, that are substantially the same as the negative covenants in the 6.50% Senior Notes but does not contain any restrictive financial covenants. The Term Loan Facility also restricts the ability of Ply Gem Industries’ subsidiaries to enter into agreements restricting their ability to grant liens to secure the Term Loan Facility and contains a restriction on changes in fiscal year.
Senior Secured Asset Based Revolving Credit Facility due 2020
On November 5, 2015, Ply Gem Holdings, Inc., Ply Gem Industries, Inc., Gienow Canada Inc., and Mitten Inc. (together with Gienow, the “Canadian Borrowers”) entered into a second amended and restated credit agreement governing the ABL Facility. Among other things, the second amendment and restatement of the credit agreement governing the ABL Facility: (i) increased the overall facility to $350.0 million from $300.0 million, (ii) established an accordion feature of  $50.0 million, (iii) reduced the applicable margin for borrowings under the ABL Facility to a range from 1.25% to 2.00% for Eurodollar rate loans, depending on availability, and (iv) extended the maturity until November 5, 2020. Under the ABL Facility, $300.0 million is available to Ply Gem Industries and $50.0 million is available to the Canadian Borrowers. The following summary describes the ABL Facility after giving effect to the amendment and restatement. As a result of the ABL Facility amendment in which the loan syndication consisted of previous members who either maintained or increased their position as well as new syndication members, the Company capitalized new debt issuance costs of  $1.5 million and amortizes these costs through 2020.

Borrowings under the ABL Facility bear interest at a rate per annum equal to, at Ply Gem Industries’ option, either (a) a base rate determined by reference to the higher of  (1) the corporate base rate of the administrative agent under the ABL Facility and (2) the federal funds rate plus 0.5% or (b) a Eurodollar rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The initial applicable margin for borrowings under the ABL Facility was 0.50% for base rate loans and 1.50% for Eurodollar rate loans. The applicable margin for borrowings under the ABL Facility is subject to step ups and step downs based on average excess availability under the ABL Facility. Swingline loans bear interest at a rate per annum equal to the base rate plus the applicable margin.
In addition to paying interest on outstanding principal under the ABL Facility, Ply Gem Industries is required to pay a commitment fee in respect of the unutilized commitments thereunder, which fee will be determined based on utilization of the ABL Facility (increasing when utilization is low and decreasing when utilization is high) multiplied by a commitment fee rate determined by reference to average excess availability under the ABL Facility. The commitment fee rate during any fiscal quarter is 0.375% when average excess availability is greater than $100.0 million for the preceding fiscal quarter and 0.25% when average availability is less than or equal to $100.0 million for the preceding fiscal quarter. Ply Gem Industries must also pay customary letter of credit fees equal to the applicable margin on Eurodollar loans and agency fees. As of December 31, 2017, our interest rate on the ABL Facility was approximately 2.56%. The ABL Facility requires that if  (a) excess availability is less than the greater of  (x) 10.0% of the lower of the borrowing base and the aggregate commitments and (y) $25.0 million or (b) any event of default has occurred and is continuing, Ply Gem Industries must comply with a minimum fixed charge coverage ratio test of 1.0 to 1.0. If the excess availability under the ABL Facility is less than the greater of  (a) 12.5% of the lesser of the borrowing base and the aggregate commitments and (b) $30.0 million ($27.5 million for the months of January, February, March and April) for a period of 5 consecutive days or an event of default has occurred and is continuing, all cash from Ply Gem Industries material deposit accounts (including all concentration accounts) will be swept daily into a collection account controlled by the administrative agent under the ABL Facility and used to repay outstanding loans and cash collateralize letters of credit.
All obligations under the ABL Facility are unconditionally guaranteed by Ply Gem Holdings and substantially all of Ply Gem Industries’ existing and future, direct and indirect, wholly owned domestic subsidiaries. All obligations under the ABL Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the assets of Ply Gem Industries and the guarantors, including a first-priority security interest in personal property consisting of accounts receivable, inventory, cash, deposit accounts, and certain related assets and proceeds of the foregoing and a second-priority security interest in, and mortgages on, substantially all of Ply Gem Industries’ and the Guarantors’ material owned real property and equipment and all assets that secure the Term Loan Facility on a first-priority basis. In addition to being secured by the collateral securing the obligations of Ply Gem Industries under the domestic collateral package, the obligations of the Canadian Borrowers, which are borrowers under the Canadian sub-facility under the ABL Facility, are also secured by a first-priority security interest in substantially all of the assets of such Canadian subsidiaries, plus additional mortgages in Canada, and a pledge by Ply Gem Industries of the remaining 35% of the equity interests of the Canadian Borrowers pledged only to secure the Canadian sub-facility.
The ABL Facility contains certain covenants that limit Ply Gem Industries’ ability and the ability of Ply Gem Industries’ subsidiaries to incur additional indebtedness, pay dividends or make other distributions or repurchase or redeem their stock, make loans and investments, sell assets, incur certain liens, enter into transactions with affiliates, and consolidate, merge or sell assets.
As of December 31, 2017, Ply Gem Industries had approximately $340.3 million of contractual availability and approximately $261.5 million of borrowing base availability under the ABL Facility, reflecting $0.0 million of borrowings outstanding and approximately $9.7 million of letters of credit and priority payables reserves.

Loss on debt modification or extinguishment
During both March and August 2016, the Company made voluntarily payments of  $30.0 million on the Term Loan Facility to reduce its outstanding indebtedness as allowable under the terms of the agreement governing the Term Loan Facility and further elected in November 2016 to voluntarily pay an additional $100.0 million on the Term Loan Facility bringing the cumulative 2016 voluntary payments to $160.0 million. The Company performed an analysis to determine the proper accounting treatment for each of these voluntary payments by evaluating the change in cash flows and determined that there were no changes in creditors as a result of the payments. Consequently, the Company recognized a loss on debt modification in the consolidated statement of operations of approximately $11.7 million for the year ended December 31, 2016, reflecting the proportionate write-off of the related debt discount ($9.4 million) and debt issuance costs ($2.4 million) associated with the $160.0 million in voluntary payments, as summarized in the table below.
During November 2017, we made a voluntarily payment of  $40.0 million on the Term Loan Facility to reduce our outstanding indebtedness as allowable under the terms of the agreement governing the Term Loan Facility. We performed an analysis to determine the proper accounting treatment for each of these voluntary payments by evaluating the change in cash flows and determined that there were no changes in creditors as a result of the payments. Consequently, we recognized a loss on debt modification in the consolidated statement of operations of approximately $2.1 million for the year ended December 31, 2017, reflecting the proportionate write-off of the related debt discount ($1.7 million) and debt issuance costs ($0.4 million) associated with this $40.0 million voluntary payment, as summarized in the table below.
Based on these financing transactions, we recognized a loss on debt modification or extinguishment of approximately $2.1 million, $11.7 million and $0.0 million for the years ended December 31, 2017, 2016, and 2015, respectively, as summarized in the table below.
(Amounts in thousands)	For the year ended
	December 31, 2017	December 31, 2016
Loss on modification of debt:
Term Loan Facility unamortized discount	$(1,681)	$(9,375)
Term Loan Facility unamortized debt issuance costs	(425)	(2,372)
Total loss on modification or extinguishment of debt	$(2,106)	$(11,747)

Liquidity requirements
We intend to fund our ongoing capital and working capital requirements, including our internal growth, through a combination of cash flows from operations and, if necessary, from borrowings under our ABL Facility. We believe that we will continue to meet our liquidity requirements over the next 12 months. We believe that our operating units are positive cash flow generating units and will continue to sustain their operations without any significant liquidity concerns. The performance of these operating units is significantly impacted by the performance of the housing industry, specifically single family housing starts and the repair and remodeling activity. Any unforeseen or unanticipated downturn in the housing industry could have a negative impact on our liquidity position.
Management anticipates that our current liquidity position, as well as expected cash flows from our operations should be sufficient to meet ongoing operational cash flow needs, capital expenditures, debt service obligations, and other fees payable under other contractual obligations for the foreseeable future. As of December 31, 2017, we had cash and cash equivalents of approximately $71.4 million, approximately $340.3 million of contractual availability under the ABL Facility and approximately $261.5 million of borrowing base availability.
In order to further supplement the Company’s operating cash flow, the Company has from time to time opportunistically accessed capital markets based on prevailing economic and financial conditions. Based on market conditions, the Company may elect to pursue additional financing alternatives in the future.

Contractual Obligations
The following table summarizes our contractual cash obligations under financing arrangements and lease commitments, including interest amounts, as of December 31, 2017. Interest on the 6.50% Senior Notes is fixed. Interest on the Term Loan Facility is variable and has been presented at the average rate of approximately 4.8% based on the current LIBOR rate plus 1.0% structure of the instrument with consideration toward anticipated interest rate increases over the applicable term. Interest on the ABL Facility is variable and has been presented at the average rate of approximately 2.6% using the average principal balance during 2017 as a projection for future years’ average balances. Actual interest rates for future periods may differ from those presented here.
(Amounts in thousands)	Total Amount	Less Than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Long-term debt(1)	$883,875	$4,300	$28,600	$850,975	$—
Interest payments(2)	225,142	53,841	105,489	65,812	—
Non-cancelable lease commitments(3)	140,048	31,590	49,578	33,449	25,431
Purchase obligations(4)	120,600	120,600	—	—	—
Other long-term liabilities(5)	13,581	1,358	2,716	2,716	6,791
	$1,383,246	$211,689	$186,383	$952,952	$32,222

(1)
Long-term debt is shown before discount, and consists of our 6.50% Senior Notes, Term Loan Facility, and ABL Facility. This amount excludes any estimate for excess cash flow payments that may be required under the Term Loan Facility. For more information concerning the long-term debt, see “Liquidity and Capital Resources” above.

(2)
Interest payments for variable interest debt are based on current interest rates.

(3)
Non-cancelable lease commitments represent lease payments for facilities and equipment.

(4)
Purchase obligations are defined as purchase agreements that are enforceable and legally binding and that specify all significant terms, including quantity, price and the approximate timing of the transaction. These obligations are related primarily to inventory purchases under two 2018 contracts that were finalized during 2017.

(5)
Other long-term liabilities include pension obligations which are estimated based on our 2017 annual funding requirements. Because we are unable to reliably estimate the timing of future tax payments related to uncertain tax positions, certain tax related obligations of approximately $4.5 million, including interest and penalties of approximately $1.9 million, have been excluded from the table above. Additionally, because we are unable to reliably estimate the timing of future tax payments related to the Tax Receivable Agreement, certain tax related obligations of approximately $69.5 million, have been excluded from the table above.

Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements.
Inflation; Seasonality
Our performance is dependent to a significant extent upon the levels of home repair and remodeling and new home construction spending, all of which are affected by such factors as interest rates, inflation, consumer confidence and unemployment. We do not believe that inflation has had a material impact on our business, financial condition or results of operations during the past three fiscal years.

The demand for our products is seasonal, particularly in the Northeast and Midwest regions of the United States and Canada where inclement weather conditions during the winter months usually reduces the level of building and remodeling activity in both the home repair and remodeling and the new home construction sectors. Our sales in both segments are usually lower during the first and fourth quarters. Since a portion of our manufacturing overhead and operating expenses are relatively fixed throughout the year, operating income and net earnings tend to be lower in quarters with lower sales levels. In addition, the demand for cash to fund our working capital is greater from late in the fourth quarter through the first quarter.
Recent Accounting Pronouncements
See Note 1 to our consolidated financial statements for recent accounting pronouncements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Interest Rate Risk
Our principal interest rate exposures relate to the loans outstanding under our Term Loan Facility and our ABL Facility, which provides for borrowings of up to $430.0 million on the Term Loan and up to $350.0 million on the ABL, bearing interest at a variable rate, based on an adjusted LIBOR rate plus an applicable interest margin or the base rate plus an applicable interest margin. Assuming the Term Loan Facility is fully drawn, each quarter point increase or decrease in the interest rate would change our interest expense by approximately $1.1 million per year. Assuming the ABL Facility is fully drawn, each quarter point increase or decrease in the interest rate would change our interest expense by approximately $0.9 million per year. At December 31, 2017, we were not party to any interest rate swaps to manage our interest rate risk. In the future, we may enter into interest rate swaps, involving the exchange of floating for fixed rate interest payments, to reduce our exposure to interest rate volatility.
Foreign Currency Risk
Our results of operations are affected by fluctuations in the value of the U.S. dollar as compared to the value of the Canadian dollar. In 2017, the net impact of foreign currency changes to our results of operations was a gain of  $1.4 million. The impact of foreign currency changes related to translation resulted is an increase in stockholders’ equity of approximately $3.8 million during the year ended December 31, 2017. In addition to the translation impact, the Company’s Canadian operations purchased approximately $49.4 million in U.S. dollars during 2017 to pay U.S. suppliers. As a result, a 10% deterioration in the Canadian dollar relative to the U.S. dollar would have increased the Company’s cost of goods sold by approximately $4.9 million during the year ended December 31, 2017. During the year ended December 31, 2017, the Company realized $0.3 million of losses on the 2017 derivative contracts that were reclassified from accumulated other comprehensive income or loss to current period earnings and were included in cost of goods sold. During the years ended December 31, 2017 and 2016, we entered into a hedging contracts in order to mitigate the 2017 exposure risk of currency fluctuation against the Canadian dollar and hedged approximately $38.4 million of our 2017 non-functional currency inventory purchases. During August 2017, we entered into a hedging contract in order to mitigate the 2018 exposure risk of currency fluctuation against the Canadian dollar and hedged approximately $40.4 million of our 2018 non-functional currency inventory purchases. At December 31, 2017, our foreign currency hedging contract had a market value of approximately $0.0 million and is recorded as an increase to stockholders’ equity for the year ended December 31, 2017.
Commodity Pricing Risk
We are subject to significant market risk with respect to the pricing of our principal raw materials, which include PVC resin, aluminum, and wood. If prices of these raw materials were to increase dramatically, we may not be able to pass such increases on to our customers and, as a result, gross margins could decline significantly. We manage the exposure to commodity pricing risk by continuing to diversify our product mix, strategic buying programs and vendor partnering. The Midwest ingot price of aluminum increased approximately 22.2% for the year ended December 31, 2017 compared to the year ended December 31, 2016. Additionally, according to market indices, the average market price for PVC resin was estimated to have increased approximately 10.3% for 2017 compared to 2016.
Inflation
We do not believe that inflation has had a material effect on our business, financial condition or results of operations. Our lease payments related to our sale/leaseback agreement include an annual increase based on the Consumer Price Index (“CPI”), which could expose us to potential higher costs in years with high inflation. The CPI increase for 2017 was approximately 2.1%.

Labor Force Risk
Our manufacturing process is highly engineered but involves manual assembly, fabrication, and manufacturing processes. We believe that our success depends upon our ability to employ, train, and retain qualified personnel with the ability to design, utilize, and enhance these services and products. In addition, our ability to expand our operations depends in part on our ability to increase our labor force as the U.S. housing market continues to recover and minimize labor inefficiencies. A significant increase in the wages paid by competing employers could result in a reduction of our labor force, increases in the wage rates that we must pay, or both. If either of these events were to occur, our cost structure could increase, our margins could decrease, and any growth potential could be impaired. Historically, we have believed that the lag period between breaking ground on a new housing start and the utilization of our products on the exterior of a home is between 90 to 120 days.

PLY GEM MIDCO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(Amounts in thousands, except shares and per share data)	Successor	Predecessor	Predecessor
	April 13, 2018 – June 30, 2018	April 1, 2018 – April 12, 2018	Three months ended July 1, 2017
Net sales	$597,936	$69,739	$544,767
Cost of products sold	479,402	54,820	407,879
Gross profit	118,534	14,919	136,888
Operating expenses:
Selling, general and administrative expenses	69,812	10,689	65,531
Acquisition related expenses	11,186	67,802	—
Amortization of intangible assets	24,096	751	5,258
Total operating expenses	105,094	79,242	70,789
Operating earnings (loss)	13,440	(64,323)	66,099
Foreign currency gain (loss)	(1,516)	609	617
Interest expense	(43,787)	(2,599)	(17,399)
Interest income	24	2	19
Tax receivable agreement liability adjustment	—	(5,237)	—
Income (loss) before provision (benefit) for income taxes	(31,839)	(71,548)	49,336
Provision (benefit) for income taxes	(11,428)	(9,331)	19,477
Net income (loss)	$(20,411)	$(62,217)	$29,859
Comprehensive income (loss)	$(27,155)	$(61,623)	$30,708
Net income (loss) attributable to common shareholders per share:
Basic	$(3.20)	$(0.91)	$0.44
Diluted	$(3.20)	$(0.91)	$0.43
Weighted average shares outstanding:
Basic	6,379,748	68,644,725	68,435,315
Diluted	6,379,748	68,644,725	69,019,692
See accompanying notes to condensed consolidated financial statements.

PLY GEM MIDCO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(Amounts in thousands, except shares and per share data)	Successor	Predecessor	Predecessor
	April 13, 2018 – June 30, 2018	January 1, 2018 – April 12, 2018	Six months ended July 1, 2017
Net sales	$597,936	$529,643	$974,782
Cost of products sold	479,402	426,674	748,369
Gross profit	118,534	102,969	226,413
Operating expenses:
Selling, general and administrative expenses	69,812	81,364	137,886
Acquisition related expenses	11,186	67,802	—
Amortization of intangible assets	24,096	6,105	10,602
Total operating expenses	105,094	155,271	148,488
Operating earnings (loss)	13,440	(52,302)	77,925
Foreign currency gain (loss)	(1,516)	(132)	772
Interest expense	(43,787)	(19,054)	(34,285)
Interest income	24	22	33
Tax receivable agreement liability adjustment	—	(5,237)	—
Income (loss) before provision (benefit) for income taxes	(31,839)	(76,703)	44,445
Provision (benefit) for income taxes	(11,428)	(9,923)	18,223
Net income (loss)	$(20,411)	$(66,780)	$26,222
Comprehensive income (loss)	$(27,155)	$(67,106)	$27,090
Net income (loss) attributable to common shareholders per share:
Basic	$(3.20)	$(0.97)	$0.38
Diluted	$(3.20)	$(0.97)	$0.38
Weighted average shares outstanding:
Basic	6,379,748	68,557,814	68,417,602
Diluted	6,379,748	68,557,814	68,988,527
See accompanying notes to condensed consolidated financial statements.

PLY GEM MIDCO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands, except share amounts)	Successor	Predecessor
	June 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$53,609	$71,416
Accounts receivable, less allowances of $4,287 and $3,137, respectively	340,107	249,533
Inventories:
Raw materials	111,123	79,330
Work in process	41,882	36,440
Finished goods	103,220	80,721
Total inventory	256,225	196,491
Prepaid expenses and other current assets	25,964	45,900
Total current assets	675,905	563,340
Property and Equipment:
Land	7,007	8,229
Buildings and improvements	71,859	68,005
Machinery and equipment	231,808	450,554
Total property and equipment	310,674	526,788
Less accumulated depreciation	(6,985)	(352,256)
Total property and equipment, net	303,689	174,532
Other Assets:
Intangible assets, net	1,662,152	83,675
Goodwill	1,232,392	480,563
Deferred income taxes	—	10,523
Other	12,108	6,934
Total other assets	2,906,652	581,695
	$3,886,246	$1,319,567
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$113,793	$85,720
Accrued expenses	237,640	185,857
Current portion of payable to related parties pursuant to tax receivable agreement	24,894	51,356
Current portion of long-term debt	17,550	4,300
Total current liabilities	393,877	327,233
Deferred income taxes	332,513	1,530
Long-term portion of payable to related parties pursuant to tax receivable agreement	23,362	18,125
Other long-term liabilities	91,076	83,424
Long-term debt	2,434,598	807,334
Commitments and contingencies
Stockholders’ Equity:
Preferred stock $0.01 par, 50,000,000 shares authorized, none issued and outstanding at December 31, 2017 (Predecessor)	—	—
Common stock $0.01 par, 6,379,748 issued and outstanding at June 30, 2018 (Successor) and common stock $0.01 par, 250,000,000 shares authorized 68,515,697 issued and outstanding at December 31, 2017 (Predecessor)	64	685
Additional paid-in-capital	637,911	756,096
Accumulated deficit	(20,411)	(645,090)
Accumulated other comprehensive loss	(6,744)	(29,770)
Total stockholders’ equity	610,820	81,921
	$3,886,246	$1,319,567

See accompanying notes to condensed consolidated financial statements.

PLY GEM MIDCO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Amounts in thousands)	Successor	Predecessor	Predecessor
	April 13, 2018 – June 30, 2018	January 1, 2018 – April 12, 2018	Six months ended July 1, 2017
Cash flows from operating activities:
Net income (loss)	$(20,411)	$(66,780)	$26,222
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization expense	31,081	15,274	26,555
Fair-value premium on purchased inventory	35,443	—	—
Non-cash acquisition costs	—	37,922	—
Non-cash restructuring costs	1,121	127	1,064
Non-cash interest expense, net	8,004	3,748	6,997
(Gain) loss on foreign currency transactions	1,516	132	(772)
Stock based compensation	—	239	422
Deferred income taxes	(22,944)	(108)	15,508
Tax receivable agreement liability adjustment	—	5,237	—
Increase (reduction) in tax uncertainty	2	93	(65)
Gain on sale of building	—	—	(1,880)
Other	22	(2)	(54)
Changes in operating assets and liabilities:
Accounts receivable, net	(69,797)	5,251	(85,918)
Inventories	(3,326)	(38,638)	(32,870)
Prepaid expenses and other assets	15,341	27,760	(1,858)
Accounts payable	(6,188)	14,253	27,227
Accrued expenses	49,619	(7,372)	(6,909)
Cash payments on restructuring liabilities	(339)	(218)	(257)
Securities litigation settlement payment	—	(9,299)	—
Cash payments on acquisition related expenses	(52,673)	(20,343)	—
Other	(1,614)	(630)	(311)
Net cash used in operating activities	(35,143)	(33,354)	(26,899)
Cash flows from investing activities:
Acquisitions, net of cash acquired	(2,754,799)	—	—
Capital expenditures	(10,008)	(11,288)	(17,895)
Proceeds from sale of assets	—	11	2,424
Net cash used in investing activities	(2,764,807)	(11,277)	(15,471)
Cash flows from financing activities:
Proceeds from long-term debt	2,376,712	—	—
Net revolver borrowings	130,000	40,000	—
Payments on long-term debt	—	(1,075)	(2,150)
Cash payments on tax receivable agreement	—	(26,462)	—
Proceeds from equity contribution	425,203	—	—
Payments to tax authority for employee stock based compensation	—	—	(1,186)
Proceeds from exercises of employee stock options	—	2,862	745
Cash payments on appraisal shares liability	(19,537)	—	—
Debt issuance costs paid	(56,892)	—	—
Net cash provided by (used in) financing activities	2,855,486	15,325	(2,591)
Impact of exchange rate movements on cash	(1,927)	(55)	536
Net increase (decrease) in cash and cash equivalents	53,609	(29,361)	(44,425)
Cash and cash equivalents at the beginning of the period	—	71,416	51,597
Cash and cash equivalents at the end of the period	$53,609	$42,055	$7,172

See accompanying notes to condensed consolidated financial statements.

PLY GEM MIDCO, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements of Ply Gem Midco, Inc. and its subsidiaries (referred to herein as “Ply Gem Midco”, “Ply Gem”, the “Company”, “we”, “us”, or “our”) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The condensed consolidated financial statements prior to and including April 12, 2018 represent the financial information of Ply Gem Holdings, Inc. and its subsidiaries prior to the Merger (as defined below) (see Note 2 — Acquisitions), and are labeled as Predecessor (“Predecessor”) (referred to as the “Company” in the Predecessor period). The condensed consolidated financial statements for the periods beginning and subsequent to April 13, 2018 represent the financial information of Ply Gem Midco and its subsidiaries subsequent to the Merger and are labeled as Successor (referred to as the “Company” in the Successor period). Due to the change in the basis of accounting resulting from the Merger, the condensed consolidated financial statements for these reporting periods are not comparable. As described herein, the condensed consolidated financial statements as of December 31, 2017 reflect solely Ply Gem Holdings, Inc. and its subsidiaries while the condensed consolidated financial statements as of June 30, 2018 reflect Ply Gem Midco.
The condensed consolidated balance sheet at December 31, 2017 has been derived from the audited consolidated financial statements of Ply Gem Holdings, the former principal company before the Merger (as defined below) on April 12, 2018 (see Note 2 — Acquisitions for more information on the legal entity structure change for the Company) at that date, but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements, and as such should be read in conjunction with the Company’s latest audited annual financial statements.
The Company’s fiscal quarters are based on periods ending on the Saturday of the last week in the quarter. Therefore, the financial results of certain fiscal quarters will not be comparable to the prior and subsequent fiscal quarters. The accompanying financial statements include the Company’s condensed consolidated statements of operations and comprehensive income (loss) for the period from Apri1 1, 2018 to April 12, 2018, the period from January 1, 2018 to April 12, 2018, the period from April 13, 2018 to June 30, 2018 and the three and six months ended July 1, 2017, the condensed consolidated statements of cash flows for the period from January 1, 2018 to April 12, 2018, the period from April 13, 2018 to June 30, 2018 and the six months ended July 1, 2017, and the condensed consolidated balance sheets as of June 30, 2018 and December 31, 2017.
Ply Gem is a diversified manufacturer of residential and commercial building products, which are sold primarily in the United States and Canada, and include a wide variety of products for the residential and commercial construction, the do-it-yourself and the professional remodeling and renovation markets. The demand for the Company’s products is seasonal, particularly in the Northeast and Midwest regions of the United States and Canada where inclement weather during the winter months usually reduces the level of building and remodeling activity in both the home repair and remodeling and new home construction sectors. The Company’s sales are usually lower during the first and fourth quarters.
To a significant extent our performance is dependent upon the levels of home repair and remodeling and new home construction spending, all of which are affected by such factors as interest rates, inflation, consumer confidence, unemployment, and availability of consumer credit.
Principles of Consolidation
The condensed consolidated financial statements include the accounts of Ply Gem Midco and its subsidiaries, all of which are wholly owned. All intercompany accounts and transactions have been eliminated.

Business Combinations
The Company accounts for business combinations under the acquisition method of accounting. Under this method, acquired assets, including separately identifiable intangible assets, and any assumed liabilities are recorded at their acquisition date estimated fair value. The excess of purchase price over the fair value amounts assigned to the assets acquired and liabilities assumed represents the goodwill amount resulting from the acquisition. Determining the fair value of assets acquired and liabilities assumed involves the use of significant estimates and assumptions.
Concurrent with the Merger, the Company elected to apply pushdown accounting. Pushdown accounting refers to the use of the acquirer’s basis in the preparation of the acquiree’s separate financial statements as the new basis of accounting for the acquiree. See Note 2 — Acquisitions for a discussion of the Merger and the related impact of pushdown accounting on the Company’s condensed consolidated financial statements.
Accounting Policies and Use of Estimates
The preparation of these condensed consolidated financial statements in conformity with U.S. generally accepted accounting principles involves estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expense during the reporting periods. Certain of the Company’s accounting policies require the application of judgment in selecting the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. The Company periodically evaluates the judgments and estimates used in their critical accounting policies to ensure that such judgments and estimates are reasonable. Such estimates include the allowance for doubtful accounts receivable, rebates, pensions, valuation of inventories, warranty reserves, insurance reserves, legal contingencies, assumptions used in purchase accounting and the calculation of income taxes and the tax receivable agreement liability, projected cash flows used in the goodwill and intangible asset impairment tests, and environmental accruals and other contingencies. These judgments are based on the Company’s historical experience, current trends and information available from other sources, and are based on management’s best estimates and judgments. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Volatile equity markets, foreign currency, and litigation risk have combined to increase the uncertainty inherent in such estimates and assumptions. If different conditions result from those assumptions used in the Company’s judgments, actual results could be materially different from the Company’s estimates.
Cash and Cash Equivalents
Cash equivalents consist of short-term highly liquid investments with original maturities of three months or less and that are readily convertible into cash.
Net Sales
The Company recognizes sales upon the shipment of products, net of applicable provisions for discounts and allowances. Generally, the customer takes title upon shipment and assumes the risks and rewards of ownership of the product. For certain products, it is industry practice that customers take title to products upon delivery, at which time revenue is then recognized by the Company. Allowances for cash discounts, volume rebates and other customer incentive programs, as well as gross customer returns, among others, are recorded as a reduction of sales at the time of sale based upon the estimated future outcome. Cash discounts, volume rebates and other customer incentive programs are based upon certain percentages agreed upon with the Company’s various customers, which are typically earned by the customer over an annual period.
The Company records periodic estimates for these amounts based upon the historical results to date, estimated future results through the end of the contract period and the contractual provisions of the customer agreements. Customer returns are recorded as a reduction to sales on an actual basis throughout the year and also include an estimate at the end of each reporting period for future customer returns related to sales recorded prior to the end of the period. The Company generally estimates customer returns based upon the time lag that historically occurs between the sale date and the return date while also factoring in any new business conditions that might impact the historical analysis such as new product introduction. The Company also provides for estimates of warranty and shipping costs at the time of sale. Shipping and warranty costs are included in cost of products sold.
The Company adopted ASU No. 2014-09, Revenue from Contracts with Customers, as of January 1, 2018. ASU 2014-09 provides enhancements to the quality and consistency of how revenue is reported while also improving comparability in the financial statements of companies reporting using IFRS and GAAP. The core principle of this update is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company has evaluated the new disclosures required by the standard and determined that additional disaggregated revenue disclosures are necessary. The following disaggregated revenue disclosure details net sales by segment:
Siding, Fencing, and Stone Net Sales Disaggregation	For the three months ended
	June 30, 2018	July 1, 2017
Vinyl siding	$145,014	$146,612
Metal	76,846	67,275
Injection molded	22,049	20,506
Stone	3,664	4,519
Other products	29,414	24,681
Total	$276,987	$263,593

Siding, Fencing, and Stone Net Sales Disaggregation	For the six months ended
	June 30, 2018	July 1, 2017
Vinyl siding	$250,495	$250,016
Metal	126,439	117,910
Injection molded	34,540	35,086
Stone	12,636	13,011
Other products	49,022	38,407
Total	$473,132	$454,430

Windows and Doors Net Sales Disaggregation	For the three months ended		For the three months ended
	June 30, 2018		July 1, 2017
	New Construction	Repair & Remodel	New Construction	Repair & Remodel
Vinyl	$234,193	$139,254	$176,919	$83,700
Aluminum	6,439	40	10,484	—
Other	9,403	1,359	10,023	48
Total	$250,035	$140,653	$197,426	$83,748

Windows and Doors Net Sales Disaggregation	For the six months ended		For the six months ended
	June 30, 2018		July 1, 2017
	New Construction	Repair & Remodel	New Construction	Repair & Remodel
Vinyl	$402,470	$207,269	$332,273	$146,618
Aluminum	24,393	40	19,826	—
Other	18,861	1,414	21,564	71
Total	$445,724	$208,723	$373,663	$146,689

Accounts Receivable
Accounts receivable-trade are recorded at their net realizable value. The allowance for doubtful accounts was $4.3 million at June 30, 2018 and $3.1 million at December 31, 2017. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Company estimates the allowance for doubtful accounts based on a variety of factors including the length of time receivables are past due, the financial health of its customers, unusual macroeconomic conditions and historical experience. If the financial condition of its customers deteriorates or other circumstances occur that result in an impairment of customers’ ability to make payments, the Company records additional allowances as needed. The Company writes off uncollectible trade accounts receivable against the allowance for doubtful accounts when collection efforts have been exhausted and/or any legal action taken by the Company has concluded.
Inventories
Inventories in the accompanying condensed consolidated balance sheets are valued at the lower of cost or net realizable value and are determined by the first-in, first-out (FIFO) method. The Company records provisions, as appropriate, to write-down obsolete and excess inventory to estimated net realizable value. The process for evaluating obsolete and excess inventory often requires the Company to make subjective judgments and estimates concerning future sales levels, quantities and prices at which such inventory will be able to be sold in the normal course of business. Accelerating the disposal process or incorrect estimates of future sales potential may cause actual results to differ from the estimates at the time such inventory is disposed or sold. As of June 30, 2018, the Company had inventory purchase commitments of approximately $59.9 million.
Inventory provisions were approximately $10.7 million at June 30, 2018 increasing approximately $2.9 million from the provision of approximately $7.8 million at December 31, 2017. This increase can be attributed to the Merger (Note 2 — Acquisitions).
Property and Equipment
Property and equipment are presented at cost. Depreciation of property and equipment are provided on a straight-line basis over estimated useful lives, which are generally as follows:
Buildings and improvements	8 – 25 years
Machinery and equipment, including leases	5 – 8 years
Leasehold improvements	Term of lease or useful life, whichever is shorter
Expenditures for maintenance and repairs are expensed when incurred. Expenditures for renewals and betterments are capitalized. When assets are sold, or otherwise disposed, the cost and related accumulated depreciation are eliminated and the resulting gain or loss is recognized in operations. During the three and six months ended July 1, 2017, the Company recognized a $1.9 million gain on sale of a Canadian building as the Company consolidated windows and siding operations into a new leased facility in Saskatoon. The gain on sale has been recorded within selling, general, and administrative expenses in the Company’s condensed consolidated statements of operations and comprehensive income (loss).
Long-lived Assets, Goodwill and Other Intangible Assets
Long-lived assets
The Company reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company performs an undiscounted operating cash flow analysis to determine if impairment exists. If an impairment is determined to exist, any related impairment loss is calculated based on the asset’s fair value and the discounted cash flows.
The Company tests for long-lived asset impairment at the following asset group levels: (i) the combined U.S. Siding, Fencing and Stone companies in the Siding, Fencing and Stone segment (“Siding”), (ii) the combined U.S. Windows companies in the Windows and Doors segment (“U.S. Windows”), (iii) the combined Simonton windows companies in the Windows and Doors segment, (iv) Gienow Canada Inc. (“Gienow Canada”) (a combined Western Canadian company created by the January 2014 amalgamation of the Company’s legacy Western Canadian business and the Gienow entity acquired in April 2013) in the Windows and Doors segment, (v) Mitten in the Siding, Fencing and Stone segment, and (vi) the combined Atrium Corporation (“Atrium”) companies in the Windows and Doors segment. For purposes of recognition and measurement of an impairment loss, a long-lived asset or asset group should represent the lowest level for which an entity can separately identify cash flows that are largely independent of the cash flows of other assets and liabilities. There were no indicators of impairment during the three and six months ended June 30, 2018.
Goodwill and other intangible assets
Purchase accounting involves judgment with respect to the valuation of the acquired assets and liabilities in order to determine the final amount of goodwill. For significant acquisitions, the Company values items such as property and equipment and acquired intangibles based upon appraisals. The Company evaluates goodwill for impairment on an annual basis and whenever events or business conditions warrant. All other intangible assets are amortized over their estimated useful lives and are assessed for impairment as necessary. The Company assesses goodwill for impairment at the November month end each year and also at any other date when events or changes in circumstances indicate that the carrying value of these assets may exceed their fair value. To evaluate goodwill for impairment, the Company estimates the fair value of reporting units considering such factors as discounted cash flows and valuation multiples for comparable publicly traded companies. A significant reduction in projected sales and earnings, which would lead to a reduction in future cash flows, could indicate potential impairment. There were no indicators of impairment during the three and six months ended June 30, 2018 that would trigger an interim impairment test. The Company will continue to evaluate goodwill during future periods and future declines in the residential housing and repair and remodeling markets could result in goodwill impairments.
Debt Issuance Costs
Debt issuance costs, composed of facility, agency, and certain legal fees associated with issuing new debt, are amortized over the contractual term of the related agreement using the effective interest method. Net debt issuance costs totaled approximately $61.2 million and $12.7 million as of June 30, 2018 and December 31, 2017, respectively, and have been recorded within long-term debt ($55.9 million at June 30, 2018 and $11.0 million at December 31, 2017) and other non-current assets ($5.3 million at June 30, 2018 and $1.7 million at December 31, 2017) in the accompanying condensed consolidated balance sheets. The debt issuance costs at June 30, 2018 included in other long-term assets relate to the ABL Facility (as defined below) while the debt issuance costs at December 31, 2017 relate to the Predecessor ABL Facility (as defined below). Amortization of debt issuance costs for the three months ended June 30, 2018 and July 1, 2017 was approximately $6.6 million and $0.9 million, respectively. Amortization of debt issuance costs is recorded in interest expense in the accompanying condensed consolidated statements of operations and comprehensive income (loss). Amortization of debt issuance costs for the six months ended June 30, 2018 and July 1, 2017 was approximately $7.4 million and $1.7 million, respectively. Amortization of debt issuance costs is recorded in interest expense in the accompanying condensed consolidated statements of operations and comprehensive income (loss).
Income Taxes
The Company utilizes the asset and liability method of accounting for income taxes, which requires that deferred tax assets and liabilities be recorded to reflect the future tax consequences of temporary differences between the book and tax basis of various assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of changes in tax rates on deferred tax assets and liabilities is recognized as income or expense in the period in which the rate change occurs. A valuation allowance is established to offset any deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
Estimates are required with respect to, among other things, the appropriate state income tax rates used in the various states that the Company and its subsidiaries are required to file, the potential utilization of operating and capital loss carry-forwards for both federal and state income tax purposes and valuation allowances required, if any, for deferred tax assets that may not be realized in the future. The Company establishes reserves when, despite our belief that our tax return positions are fully supportable, certain positions could be challenged, and the positions may not be fully sustained. The Company, along with its U.S. affiliates, file a consolidated federal income tax return, separate state income tax returns, combined state returns, and unitary state returns. Gienow Canada, Mitten, and North Star all file separate Canadian federal income tax returns and separate provincial returns.
Tax receivable agreement (“TRA”) liability
The TRA liability generally provides for the payment by Ply Gem to the Tax Receivable Entity (as defined below) of 85% of the amount of cash savings, if any, in the U.S. federal, state and local income tax that Ply Gem actually realizes in periods ending after Ply Gem’s initial public offering as a result of  (i) net operating loss carryovers (“NOLs”) from periods ending before January 1, 2013, (ii) deductible expenses attributable to the initial public offering and (iii) deductions related to imputed interest. Since the inception of the TRA liability with Ply Gem’s 2013 initial public offering through 2015, Ply Gem had been in a full valuation allowance for federal purposes and had partial valuation allowances on certain state and Canadian jurisdictions. As a result of Ply Gem’s tax valuation allowance position for federal and state purposes, Ply Gem historically calculated the TRA liability considering (i) current year taxable income only (due to the uncertainty of future taxable income associated with Ply Gem’s cumulative loss position) and (ii) future income due to the expected reversals of deferred tax liabilities. During the year ended December 31, 2016, Ply Gem released its valuation allowance on its federal deferred tax assets and certain state deferred tax assets for approximately $55.2 million due to positive factors outweighing negative evidence thereby allowing Ply Gem to achieve the “more likely than not” realization threshold. The factors surrounding the release of this valuation allowance thereby eliminated any uncertainty as to future taxable income. Consequently, for purposes of calculating the TRA liability, Ply Gem beginning with the year ended December 31, 2016 utilized future forecasts of taxable income beyond the 2016 tax year to determine the TRA liability. Ply Gem’s future taxable income estimate was used to determine the cumulative NOLs that are expected to be utilized and the TRA liability was accordingly adjusted using the 85% TRA rate as Ply Gem retains the benefit of 15% of the tax savings. During the Predecessor period commencing April 1, 2018 through April 12, 2018 and for the Predecessor period January 1, 2018 through April 12, 2018, Ply Gem recognized a $5.2 million expense for the TRA liability as a result of the Merger (See Note 2 —  Acquisitions) and the change of control provisions within the TRA. As a result of the Merger and the subsequent change of control, the remaining portion of the TRA liability was recognized within the Predecessor period in the condensed consolidated statement of operations and comprehensive income (loss). As of June 30, 2018 and December 31, 2017, the Company had a $48.3 million and $69.5 million liability, respectively, for the amount due pursuant to the Tax Receivable Agreement.
Environmental
The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Environmental remediation obligation accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable. There were no recoveries recognized in the Company’s condensed consolidated balance sheets as of June 30, 2018 and December 31, 2017.
Commitments and Contingencies
The Company accrues for all direct costs associated with the estimated resolution of contingencies at the earliest date at which it is deemed probable that a liability has been incurred and the amount of such liability can be reasonably estimated. Costs accrued have been estimated based upon an analysis of potential results, assuming a combination of litigation and settlement strategies and outcomes. Insurance recoveries are recorded as assets when their receipt is deemed probable. As of June 30, 2018 and December 31, 2017 the Company had a $0.0 million and $16.7 million insurance receivable recognized, respectively, in other current assets in the Company’s condensed consolidated balance sheets for the securities litigation (see Note 8 — Commitments and Contingencies).

Foreign Currency
Gienow Canada, Mitten and North Star, the Company’s Canadian subsidiaries, utilize the Canadian dollar as their functional currency. For reporting purposes, the Company translates the assets and liabilities of its foreign entities at the exchange rates in effect at period-end. Net sales and expenses are translated using average exchange rates in effect during the period. Gains and losses from foreign currency translation are credited or charged to accumulated other comprehensive income or loss in the accompanying condensed consolidated balance sheets.
The Company recorded a loss from foreign currency transactions of approximately $0.9 million for the three months ended June 30, 2018 and a gain of  $0.6 million for the three months ended July 1, 2017. The Company recorded a loss from foreign currency transactions of approximately $1.6 million for the six months ended June 30, 2018 and a gain of  $0.8 million for the six months ended July 1, 2017. During the six months ended June 30, 2018, accumulated other comprehensive income (loss) included a currency translation loss of approximately $8.1 million and a gain of approximately $1.8 million for the six months ended July 1, 2017.
Derivative Financial Instruments
As of June 30, 2018, the Company had entered into foreign currency forward contract agreements to hedge approximately $40.4 million of its 2018 non-functional currency inventory purchases to protect the Company from variability in cash flows attributable to changes in the U.S. dollar relative to the Canadian dollar.
The Company has designated these forward contracts as cash flow hedges. As a cash flow hedge, unrealized gains are recognized as assets while unrealized losses are recognized as liabilities. These forward contract agreements are highly correlated to the changes in foreign currency rates to which the Company is exposed. Unrealized gains and losses on these agreements are designated as effective or ineffective. The effective portion of such gains or losses is recorded as a component of accumulated other comprehensive income or loss, while the ineffective portion of such gains or losses is recorded as a component of cost of goods sold. Future realized gains and losses in connection with each inventory purchase will be reclassified from accumulated other comprehensive income or loss to cost of goods sold.
The changes in fair values of derivatives that have been designated and qualify as cash flow hedges are recorded in accumulated other comprehensive income or loss and are reclassified into cost of goods sold in the same period the hedged item affects earnings. Due to the high degree of effectiveness between the hedging instruments and the underlying exposures being hedged, fluctuations in the value of the derivative instruments are generally offset by changes in the fair value or cash flows of the underlying exposures being hedged. The changes in the fair value of derivatives that do not qualify as effective are immediately recognized in earnings.
The gains and losses on derivative contracts that are reclassified from accumulated other comprehensive income or loss to current period earnings are included in the line item in which the hedged item is recorded in the same period the forecasted transaction affects earnings. As of June 30, 2018, approximately $1.0 million of the deferred net asset on derivative instruments included in accumulated other comprehensive loss is expected to be reclassified against cost of goods sold during the next twelve months. This expectation is based on the expected timing of the occurrence of the hedged forecasted transactions. During the three and six months ended June 30, 2018, the Company recognized $0.3 million and $0.4 million, respectively, within earnings as a decrease to cost of goods sold in the condensed consolidated statement of operations and comprehensive income (loss). During the three and six months ended July 1, 2017, the Company recognized $0.3 million and $0.5 million within earnings as a reduction to cost of goods sold in the condensed consolidated statement of operations and comprehensive income (loss).
The fair value of the foreign currency forward contract agreements are estimated using industry standard valuation models using market-based observable inputs, including spot rates, forward points, interest rates and volatility inputs (Level 2). A summary of the recorded asset and liability included in the accompanying condensed consolidated balance sheets is as follows:
(Amounts in thousands)	June 30, 2018	December 31, 2017
Foreign currency hedge included in other current assets	$988	$6

Fair Value Measurement
The accounting standard for fair value discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flows), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The standard utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:
•
Level 1:   Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

•
Level 2:   Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

•
Level 3:   Inputs that reflect the reporting entity’s own assumptions.

The hierarchy requires the use of observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. The fair value of the long-term debt instruments was determined by utilizing available market information. The carrying value of the Company’s other financial assets and liabilities, inclusive of the $130.0 million indebtedness under the ABL Facility, approximates their fair value. The carrying and fair values of the Company’s population of recurring financial assets and liabilities subject to fair value measurements and the necessary disclosures are as follows:
(Amounts in thousands) Description	Carrying Value	Fair Value Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Senior Notes – 8.00%	$645,000	$665,963	$665,963	$—	$—
Term Loan Facility	1,755,000	1,749,524	—	1,749,524	—
As of June 30, 2018	$2,400,000	$2,415,487	$665,963	$1,749,524	$—
Liabilities:
Senior Notes – 6.50%	$650,000	$671,970	$671,970	$—	$—
Term Loan Facility	213,875	215,479	—	215,479	—
As of December 31, 2017	$863,875	$887,449	$671,970	$215,479	$—

Earnings (Loss) Per Common Share
Basic earnings (loss) per share (“EPS”) is computed based upon weighted-average shares outstanding during the period. Dilutive earnings per share is computed consistently with the basic computation while giving effect to all dilutive potential common shares and common share equivalents that were outstanding during the period. Ply Gem Midco uses the treasury stock method to reflect the potential dilutive effect of unvested stock awards and unexercised stock options.
The computation of the dilutive effect of other potential common shares excluded stock options and unvested restricted stock representing approximately 1.1 million and 1.0 million shares of common stock for the period from April 1, 2018 to April 12, 2018 and the period from January 1, 2018 to April 12, 2018, respectively. There were no potentially dilutive shares outstanding for the period from April 13, 2018 to June 30, 2018. The computation of the dilutive effect of other potential common shares included stock options and unvested restricted stock representing approximately 0.6 million shares of common stock for each of the three and six months ended July 1, 2017.
New Accounting Pronouncements
In March 2018, the Financial Accounting Standards Board (“FASB”) issued ASU 2018-05, Income Taxes (Topic 740), Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118. The ASU adds various SEC paragraphs pursuant to the issuance of the December 2017 SEC Staff

Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (“SAB 118”), which was effective immediately. The SEC issued SAB 118 to address concerns about reporting entities’ ability to timely comply with the accounting requirements to recognize all of the effects of the comprehensive tax legislation, H.R. 1, originally known as the Tax Cuts and Jobs Act (the “Tax Act”) in the period of enactment. SAB 118 allows disclosure that timely determination of some or all of the income tax effects from the Tax Act is incomplete by the due date of the financial statements and if possible to provide a reasonable estimate. The Company has accounted for the tax effects of the Tax Act under the guidance of SAB 118, on a provisional basis. The accounting for certain income tax effects is incomplete, but the Company has determined reasonable estimates for those effects and have recorded provisional amounts in our condensed consolidated financial statements as of June 30, 2018 and December 31, 2017. The Company expects to complete our analysis within the measurement period in accordance with SAB 118.
In February 2018, the FASB issued ASU 2018-02, Income Statement — Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. ASU 2018-02 addresses the impact of adjustments to deferred taxes due to the reduction of the historical income tax rate to the newly enacted corporate income tax rate as required by the Tax Act. The amendments in this update allow reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Act. The effective date for the standard is for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of the pending adoption of this standard on its consolidated financial statements.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The core principal of the guidance is that an entity should recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within such fiscal years. Early adoption is permitted. The guidance is to be applied using a modified retrospective transition method with the option to elect a package of practical expedients. The Company is currently evaluating the impact of the adoption of this accounting standard update on its internal processes, operating results and financial reporting. The impact is currently not known or reasonably estimable.
2. ACQUISITIONS
Merger Agreement
On January 31, 2018, Ply Gem Holdings entered into an Agreement and Plan of Merger (the “Ply Gem Merger Agreement”) with Ply Gem Midco and Pisces Merger Sub, Inc. (“Pisces Merger Sub”), each a wholly owned subsidiary of funds sponsored by Clayton, Dubilier & Rice, LLC (“CD&R”). Pursuant to the Ply Gem Merger Agreement, Pisces Merger Sub merged with and into Ply Gem Holdings, with Ply Gem Holdings surviving the Merger as a wholly owned subsidiary of Ply Gem Midco (the “Ply Gem Merger”). On April 12, 2018, the Ply Gem Merger closed and each of the Ply Gem Holdings issued and outstanding shares of common stock, par value $0.01 per share, were canceled and extinguished and converted into the right to receive $21.64 in cash, without interest (the “Merger Consideration”), less any applicable withholding taxes. As a result of the Ply Gem Merger, Ply Gem Holdings ceased to be a publicly traded company. Simultaneously on January 31, 2018, Ply Gem Parent, LLC (formerly known as Pisces Parent, LLC) (“Parent”), the indirect parent of Ply Gem Midco, and CD&R Atlas Merger Sub, Inc. (“Atlas Merger Sub”), each a wholly owned subsidiary of funds sponsored by CD&R, entered into an Agreement and Plan of Merger (the “Atrium Merger Agreement”) with Atrium and Atrium Intermediate Holdings, LLC. Pursuant to the terms of the Atrium Merger Agreement, Atlas Merger Sub merged with and into Atrium (the “Atrium Merger”), with Atrium surviving such merger as a wholly owned subsidiary of Parent. Following the completion of the Atrium Merger, Parent contributed the equity interest in Atrium to Ply Gem Intermediate, Inc. (formerly known as Pisces Holdings, Inc.) (“Intermediate”), the direct parent of Ply Gem Midco, and Intermediate contributed such interest to Ply Gem Midco immediately thereafter (the “Contribution” and together with the Ply Gem Merger and the Atrium Merger, the “Transactions”). In connection with Transactions, Golden Gate Capital and other minority owners of Atrium prior to the Transactions received 2,127,718 units, or approximately 33% ownership of Parent. As a result of the Transactions, Ply Gem Midco was the accounting and legal acquirer of Ply Gem Holdings and Atrium.

Atrium manufactures vinyl and aluminum windows and patio doors. Atrium is a leading regional vinyl windows manufacturer with a strong position in repair and remodeling in the Southeast and South Central U.S. and in the high-end dealer market in Ontario. Atrium has manufacturing plant locations in North Carolina, Texas, and Ontario. On a pro forma basis the Company’s market exposure by net sales is expected to be approximately 53% and 47% for the new construction and repair and remodeling markets, respectively. Atrium strategically fits into Ply Gem Holding’s existing footprint and broadens our service offering to existing and new customers within the building product industry. The Company accounted for the acquisition of Atrium as an acquisition in accordance with the provisions of Accounting Standards Codification 805, Business Combinations, which results in a new valuation for the assets and liabilities of both Atrium and Ply Gem Holdings based upon fair values as of the acquisition date.
Since the Merger was recently completed on April 12, 2018, the final acquisition accounting allocation remains subject to further adjustments. The specific accounts subject to ongoing acquisition accounting adjustments include various income tax assets and liabilities, accounts receivable, inventories, prepaid expenses and other current assets, goodwill, intangibles, accounts payable, accrued expenses, accrued warranties and other liabilities. Therefore, the measurement date remains open as of June 30, 2018, and the preliminary acquisition accounting allocation detailed below is subject to further adjustment. The Company anticipates completing these acquisition accounting adjustments during the first quarter of 2019.
Purchase Price Allocation
The Merger resulted in a new basis of accounting for Ply Gem Holdings, and in accordance with Ply Gem Midco’s election to apply pushdown accounting, the impact of the Merger has been recognized in the Successor periods of the Company’s condensed consolidated financial statements. The acquisition was funded through an equity contribution of  $425.2 million by CD&R and borrowings under the Term Loan Facility (as defined below), issuance of the 8.00% Senior Notes (as defined below) and borrowings under an ABL Facility. See Note 6 — Long-Term Debt for further information on these debt instruments. The following table summarizes the final allocation of the $3,064.3 million purchase price to the assets acquired and liabilities assumed ($2,453.7 million for Ply Gem Holdings and $610.6 million for Atrium), which consists of  $2,754.8 million of cash consideration, $212.8 million of non-cash consideration in the form of an equity rollover by Golden Gate Capital and $96.7 million of accrued purchase price consideration:
(Amounts in thousands)
Assets acquired:
Accounts receivable	$270,758
Inventories	288,518
Prepaid expenses and other current assets	32,966
Property and equipment	301,963
Intangible assets (tradenames/customer relationships)	1,689,600
Goodwill	1,235,096
Other assets	12,923
Total assets acquired	3,831,824
Liabilities assumed:
Accounts payable(1)	119,882
Tax receivable agreement liability	48,256
Other liabilities	146,354
Accrued long-term warranty	67,364
Deferred income taxes	358,658
Other long-term liabilities	26,997
Total liabilities assumed	767,511
Net assets acquired	$3,064,313

(1)
This balance includes ($2.0 million) of negative cash assumed in the transaction.

There was $714.7 million of goodwill allocated to the Siding, Fencing and Stone Segment and $520.4 million allocated to the Windows and Doors segment and none of the goodwill is expected to be deductible for tax purposes. The goodwill is attributable to the workforce of the acquired business and the synergies expected to be realized after the Company’s acquisition of Atrium. As of the acquisition date and as of June 30, 2018, the Company was in a net deferred tax liability position, which was evaluated with Atrium’s existing net deferred tax liability position as of June 30, 2018 and considering Atrium’s full valuation allowance position. As a result of the deferred tax liabilities recognized in connection with the Merger and related purchase accounting, Atrium’s full valuation allowance was reversed through goodwill in purchase accounting.
For the three and six months ended June 30, 2018, Atrium contributed net sales of approximately $88.9 million and net income of  $6.7 million from the acquisition date (April 12, 2018), which has been included within the Company’s condensed consolidated statement of operations. If the Atrium acquisition would have occurred at the beginning of 2017, the Company’s consolidated net sales would have been $680.8 million and $634.6 million for the three months ended June 30, 2018 and July 1, 2017, respectively, with a net loss of  $87.2 million and net income of  $34.7 million for the three months ended June 30, 2018 and July 1, 2017, respectively. If the Atrium acquisition would have occurred at the beginning of 2017, the Company’s consolidated net sales would have been $1,213.0 million and $1,134.0 million for the six months ended June 30, 2018 and July 1, 2017, respectively, with a net loss of  $97.8 million and net income of $26.2 million for the six months ended June 30, 2018 and July 1, 2017, respectively.
Acquisition costs
During the six months ended June 30, 2018, the Company incurred $79.0 million of acquisition-related costs for this Merger. These expenses are included in acquisition related expense in the Company’s consolidated statement of operations within the unallocated segment. Acquisition costs are comprised of the following:
Professional fees	$32,059
Long-term incentive plan liability acceleration based on change of control	29,626
Transaction bonuses	8,900
Other	8,403
$78,988

Subsequent events
In August 2018, Ply Gem Holdings signed an agreement with Andersen Corporation to acquire Andersen’s vinyl windows business for $190.0 million. As part of the deal, Ply Gem Holdings will acquire the portfolio of products sold under the Silver Line and American Craftsman brands, four manufacturing plants and associated distribution and support services. The transaction is expected to close in the fourth quarter of 2018.
During July 2018, Ply Gem Parent, LLC announced that they have signed a definitive agreement with NCI Building Systems, Inc. (“NCI”), a leading manufacturer of exterior building products for commercial construction under which the two companies will combine in a stock-for-stock merger. The transaction is anticipated to close in either the third or fourth quarter of 2018. In connection with the transaction, the Company expects to enter into (i) an incremental term loan facility in an aggregate principal amount of up to $475.0 million under the Cash Flow Credit Agreement (as defined below) and (ii) an incremental asset-based revolving credit facility in an aggregate principal amount of up to $215.0 million under the ABL Credit Agreement (as defined below), the proceeds of which will be used to consummate the transaction and to refinance NCI’s existing revolving and term loan credit facilities.
Subsequent events have been evaluated through August 31, 2018, which is the date the financial statements were issued.

3. GOODWILL
The Company records the excess of the fair value of the acquisition consideration over the net tangible and intangible assets of acquired companies as goodwill. The Company performs an annual test for goodwill impairment at the November month end each year and also at any other date when events or changes in circumstances indicate that the carrying value of these assets may exceed their fair value. The Company has defined its reporting units and performs the impairment testing of goodwill at the operating segment level. The Company has two reporting units: (1) Siding, Fencing and Stone and (2) Windows and Doors. Separate valuations are performed for each of these reporting units in order to test for impairment.
The Company early adopted ASU No. 2017-04, Intangibles — Goodwill and other (Topic 350) during the six months ended June 30, 2018. As such, the Company measures the goodwill impairment as the amount by which the reporting unit’s carrying value exceeds its fair value not to exceed the carrying amount of goodwill in a reporting unit. The Company has elected not to utilize the qualitative Step Zero impairment assessment. There was no goodwill impairment for the year ended December 31, 2017 and no impairment indicators that would trigger an interim impairment test during the three and six months ended June 30, 2018. However, the Company will continue to evaluate goodwill during future periods and future declines in the residential housing and repair and remodeling markets or the Company’s market capitalization could result in goodwill impairments.
To determine the fair value of its reporting units, the Company equally considers both the income and market valuation methodologies. The income valuation methodology uses the fair value of the cash flows that the reporting unit can be expected to generate in the future. This method requires management to project revenues, operating expenses, working capital investment, capital spending and cash flows for the reporting unit over a multi-year period as well as determine the weighted average cost of capital to be used as the discount rate. The Company also utilizes the market valuation method to estimate the fair value of the reporting units by utilizing comparable public company multiples. These comparable public company multiples are then applied to the reporting unit’s financial performance. The market approach is more volatile as an indicator of fair value as compared to the income approach as internal forecasts and projections have historically been more stable. Since each approach has its merits, the Company equally weighs the approaches to balance the internal and external factors affecting the Company’s fair value.
The Company’s fair value estimates of its reporting units and goodwill are sensitive to a number of assumptions including discount rates, cash flow projections, operating margins, and comparable market multiples. In order to accurately forecast future cash flows, the Company estimates single family housing starts and the repair and remodeling market’s growth rates. However, there is no assurance that: (1) valuation multiples will not decline, (2) discount rates will not increase, or (3) the earnings, book values or projected earnings and cash flows of the Company’s reporting units will not decline.
The reporting unit goodwill balances were as follows as of June 30, 2018 and December 31, 2017:
	Successor	Predecessor
(Amounts in thousands)	June 30, 2018	December 31, 2017
Siding, Fencing and Stone	$713,649	$349,954
Windows and Doors	518,743	130,609
	$1,232,392	$480,563

The changes in the goodwill balances from December 31, 2017 to June 30, 2018 relate to the Merger on April 12, 2018 (see Note 2 — Acquisitions for more information on the Merger) and currency translation. A goodwill rollforward for 2018 is included in the table below:
(Amounts in thousands)	Windows and Doors	Siding, Fencing and Stone
Balance as of December 31, 2017
Goodwill	$458,382	$472,181
Accumulated impairment losses	(327,773)	(122,227)
	$130,609	$349,954
Currency translation adjustments	(267)	(577)
Balance as of April 12, 2018
Goodwill	458,115	471,604
Accumulated impairment losses	(327,773)	(122,227)
	$130,342	$349,377
Elimination of Predecessor goodwill	(130,342)	(349,377)
Goodwill recognized from Merger	520,365	714,731
Currency translation adjustments	(1,622)	(1,082)
Balance as of June 30, 2018
Goodwill	$518,743	$713,649

4. INTANGIBLE ASSETS
The table that follows presents the major components of intangible assets as of June 30, 2018 (Successor) and December 31, 2017 (Predecessor):
(Amounts in thousands)	Average Amortization Period (in Years)	Cost	Accumulated Amortization	Net Carrying Value
As of June 30, 2018
Trademarks/Tradenames	15	$182,700	$(2,636)	$180,064
Customer relationships	15	1,503,548	(21,460)	1,482,088
Total intangible assets	15	$1,686,248	$(24,096)	$1,662,152
As of December 31, 2017
Patents	14	$12,770	$(12,261)	$509
Trademarks/Tradenames	12	117,473	(88,853)	28,620
Customer relationships	13	219,614	(166,086)	53,528
Other	4	5,750	(4,732)	1,018
Total intangible assets	12	$355,607	$(271,932)	$83,675

The table that follows presents amortization expense for the respective periods:
	Successor	Predecessor	Predecessor
(Amounts in thousands)	April 13, 2018 – June 30, 2018	April 1, 2018 – April 12, 2018	Three months ended July 1, 2017
Amortization expense	$24,096	$751	$5,258

The table that follows presents amortization expense for the year-to-date period:
	Successor	Predecessor	Predecessor
(Amounts in thousands)	April 13, 2018 – June 30, 2018	January 1, 2018 – April 12, 2018	Six months ended July 1, 2017
Amortization expense	$24,096	$6,105	$10,602
Estimated amortization expense for the fiscal years 2018 through 2022 is shown in the following table:
(Amounts in thousands)	Amortization expense
2018 (remainder of year)	$57,067
2019	112,640
2020	112,640
2021	112,640
2022	112,640
5. COMPREHENSIVE INCOME (LOSS)
Comprehensive income (loss), net of tax is comprised of the following:
(Amounts in thousands)	Successor	Predecessor	Predecessor
	April 13, 2018 – June 30, 2018	April 1, 2018 – April 12, 2018	Three months ended July 1, 2017
Net income (loss)	$(20,411)	$(62,217)	$29,859
Foreign currency translation adjustment	(7,486)	1,204	1,279
Unrealized gain (loss) on derivative instruments	742	(610)	(430)
Comprehensive income (loss)	$(27,155)	$(61,623)	$30,708

(Amounts in thousands)	Successor	Predecessor	Predecessor
	April 13, 2018 – June 30, 2018	January 1, 2018 – April 12, 2018	Six months ended July 1, 2017
Net income (loss)	$(20,411)	$(66,780)	$26,222
Foreign currency translation adjustment	(7,486)	(643)	1,844
Unrealized gain (loss) on derivative instruments	742	317	(976)
Comprehensive income (loss)	$(27,155)	$(67,106)	$27,090

6. LONG-TERM DEBT
Long-term debt in the accompanying condensed consolidated balance sheets at June 30, 2018 and December 31, 2017 consists of the following:
	Successor	Predecessor
(Amounts in thousands)	June 30, 2018	December 31, 2017
Senior secured asset based revolving credit facility	$130,000	$—
Term Loan Facility due 2021, net of unamortized early tender premium, discount, and debt issuance costs of $0 and $10,560, respectively	—	203,315
Cash Flow Revolver	—	—
6.50% Senior Notes due 2022, net of unamortized early tender premium, discount, and debt issuance costs of $0 and $41,681, respectively	—	608,319
Term Loan Facility due 2025, net of unamortized discount, and debt issuance costs of $51,144 and $0, respectively	1,703,856	—
8.00% Senior Notes due 2026, net of unamortized discount, and debt issuance costs of $26,708 and $0, respectively	618,292	—
	$2,452,148	$811,634
Less current portion of long-term debt	(17,550)	(4,300)
	$2,434,598	$807,334

Successor Debt
To finance the Merger described in Note 2 — Acquisitions, the Company incurred $2,400.0 million of debt obligations. The debt obligations include the following debt agreements:
Term Loan Facility due 2025 and Cash Flow Revolver due 2023
On April 12, 2018, the Company entered into a Cash Flow Credit Agreement (the “Cash Flow Credit Agreement”), which provides for (i) a term loan facility (the “Term Loan Facility”) in an original aggregate principal amount of  $1,755.0 million, issued with a discount of 0.5%, and (ii) a cash flow-based revolving credit facility (the “Cash Flow Revolver” and together with the Term Loan Facility, the “Cash Flow Facilities”) of up to $115.0 million. The Term Loan Facility amortizes in nominal quarterly installments equal to one percent of the aggregate initial principal amount thereof per annum, with the remaining balance payable upon final maturity of the Term Loan Facility on April 12, 2025. There are no amortization payments under the Cash Flow Revolver, and all borrowings under the Cash Flow Revolver mature on April 12, 2023. At June 30, 2018, there was $1,755.0 million outstanding under the Term Loan Facility and there were no amounts drawn on the Cash Flow Revolver.
The Term Loan Facility bears annual interest at a floating rate measured by reference to, at the Company’s option, either (i) an adjusted LIBOR rate (subject to a floor of 0.00%) plus an applicable margin of 3.75% per annum or (ii) an alternate base rate plus an applicable margin of 2.75% per annum. At June 30, 2018, the interest rate on the Term Loan Facility was as follows:
Rate
Interest rate	6.09%
Effective interest rate	7.95%
Loans outstanding under the Cash Flow Revolver bear annual interest at a floating rate measured by reference to, at the Company’s option, either (i) an adjusted LIBOR rate (subject to a floor of 0.00%) plus an applicable margin ranging from 2.50% to 3.00% per annum depending on the Company’s secured leverage ratio or (ii) an alternate base rate plus an applicable margin ranging from 1.50% to 2.00% per annum depending on the Company’s secured leverage ratio. Additionally, unused commitments under the Cash Flow Revolver are subject to a fee ranging from 0.25% to 0.50% per annum depending on the Company’s consolidated secured leverage ratio.
The Term Loan Facility may be prepaid at the Company’s option at any time, subject to minimum principal amount requirements. Prepayments of the Term Loan Facility in connection with a repricing transaction (as defined in the Cash Flow Credit Agreement) on or prior to April 12, 2019 are subject to a 1.00% prepayment premium. Prepayments may otherwise be made without premium or penalty (other than customary breakage costs). The Cash Flow Revolver may be prepaid at the Company’s option at any time without premium or penalty (other than customary breakage costs), subject to minimum principal amount requirements.
Subject to certain exceptions, the Term Loan Facility is subject to mandatory prepayments in an amount equal to:
•
the net cash proceeds of  (1) certain asset sales, (2) certain debt offerings and (3) certain insurance recovery and condemnation events; and

•
50% of annual excess cash flow (as defined in the Cash Flow Credit Agreement), subject to reduction to 25% and 0% if specified secured leverage ratio targets are met to the extent that the amount of such excess cash flow exceeds $10.0 million. The annual excess cash flow assessment will begin for the Company’s 2019 fiscal year.

The obligations under the Cash Flow Credit Agreement are guaranteed by Ply Gem Intermediate, Inc., the parent company of Ply Gem Midco, and each direct and indirect wholly-owned U.S. restricted subsidiary of the Company, subject to certain exceptions, and are secured by:
•
a perfected security interest in substantially all tangible and intangible assets of the Company and each subsidiary guarantor (other than ABL Priority Collateral (as defined below)), including the capital stock of the Company and each direct material wholly-owned U.S. restricted subsidiary owned by the Company and each subsidiary guarantor, and 65% of the capital stock of any non-U.S. subsidiary held directly by the Company or any subsidiary guarantor, subject to certain exceptions (the “Cash Flow Priority Collateral”), which security interest will be senior to the security interest in the foregoing assets securing the ABL Facility; and
•
a perfected security interest in the ABL Priority Collateral, which security interest will be junior to the security interest in the ABL Priority Collateral securing the ABL Facility.

The Cash Flow Revolver includes a financial covenant set at a maximum secured leverage ratio of 7:75 to 1.00, which will apply if the outstanding amount of loans and drawings under letters of credit which have not then been reimbursed exceeds a specified threshold at the end of any fiscal quarter.
ABL Facility due 2023
On April 12, 2018, the Company entered into an ABL Credit Agreement (the “ABL Credit Agreement”), which provides for an asset-based revolving credit facility (the “ABL Facility”) of up to $360.0 million, consisting of  (i) $285.0 million available to U.S. borrowers (subject to U.S. borrowing base availability) and (ii) $75.0 million available to both U.S. borrowers and Canadian borrowers (subject to U.S. borrowing base and Canadian borrowing base availability). The Company and, at the Company’s option, certain of the Company’s subsidiaries are the borrowers under the ABL Facility. All borrowings under the ABL Facility mature on April 12, 2023.
Borrowing availability under the ABL Facility is determined by a monthly borrowing base collateral calculation that is based on specified percentages of the value of eligible inventory, eligible accounts receivable and eligible credit card receivables, less certain reserves and subject to certain other adjustments as set forth in the ABL Credit Agreement. Availability is reduced by issuance of letters of credit as well as any borrowings. As of June 30, 2018, the Company had the following in relation to the ABL Facility:
(in thousands)	June 30, 2018
Excess availability	$183,812
Revolving loans outstanding	130,000
Letters of credit outstanding	14,341
Loans outstanding under the ABL Facility bear interest at a floating rate measured by reference to, at the Company’s option, either (i) an adjusted LIBOR rate (subject to a LIBOR floor of 0.00%) plus an applicable margin ranging from 1.25% to 1.75% per annum depending on the average daily excess availability under the ABL Facility or (ii) an alternate base rate plus an applicable margin ranging from 0.25% to 0.75% per annum depending on the average daily excess availability under the ABL Facility. Additionally, unused commitments under the ABL Facility are subject to a 0.25% per annum fee. At June 30, 2018, the weighted average interest rate on the ABL Facility was 3.85%.
The obligations under the ABL Credit Agreement are guaranteed by Ply Gem Intermediate, Inc., the parent company of Ply Gem Midco, and each direct and indirect wholly-owned U.S. restricted subsidiary of the Company, subject to certain exceptions, and are secured by:
•
a perfected security interest in all present and after-acquired inventory, accounts receivable, deposit accounts, securities accounts, and any cash or other assets in such accounts and other related assets owned by the Company and the U.S. subsidiary guarantors and the proceeds of any of the foregoing, except to the extent such proceeds constitute Cash Flow Priority Collateral, and subject to certain exceptions (the “ABL Priority Collateral”), which security interest is senior to the security interest in the foregoing assets securing the Cash Flow Facilities; and

•
a perfected security interest in the Cash Flow Priority Collateral, which security interest will be junior to the security interest in the Cash Flow Collateral securing the Cash Flow Facilities.

Additionally, the obligations of the Canadian borrowers under the ABL Credit Agreement are guaranteed by each direct and indirect wholly-owned Canadian restricted subsidiary of the Canadian borrowers, subject to certain exceptions, and are secured by substantially all assets of the Canadian borrowers and the Canadian subsidiary guarantors, subject to certain exceptions.

The ABL Credit Agreement includes a minimum fixed charge coverage ratio of 1.00 to 1.00, which is tested only when specified availability is less than 10.0% of the lesser of  (x) the then applicable borrowing base and (y) the then aggregate effective commitments under the ABL Facility, and continuing until such time as specified availability has been in excess of such threshold for a period of 20 consecutive calendar days.
8.00% Senior Notes due 2026
On April 12, 2018, the Company issued $645.0 million at a discount of 2.25% in aggregate principal amount of 8.00% Senior Notes due 2026 (the “8.00% Senior Notes”). The 8.00% Senior Notes bear interest at 8.00% per annum and will mature on April 15, 2026. Interest is payable semi-annually in arrears on April 15 and October 15. The effective interest rate for the 8.00% Senior Notes was 8.75% as of June 30, 2018, after considering each of the different interest expense components of this instrument, including the coupon payment and the deferred debt issuance costs.
The 8.00% Senior Notes are guaranteed on a senior unsecured basis by each of the Company’s wholly-owned domestic subsidiaries that guarantee the Company’s obligations under the Cash Flow Facilities or the ABL Facility (including by reason of being a borrower under the ABL Facility on a joint and several basis with the Company or a subsidiary guarantor). The 8.00% Senior Notes are unsecured senior indebtedness and rank equally in right of payment with the Cash Flow Facilities and ABL Facility. The 8.00% Senior Notes are effectively subordinated to all of the Company’s secured debt and are senior in right of payment to all subordinated obligations of the Company.
The Company may redeem the 8.00% Senior Notes in whole or in part at any time as set forth below:
•
prior to April 15, 2021, the Company may redeem the 8.00% Senior Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but not including the redemption date, plus the applicable make-whole premium;

•
prior to April 15, 2021, the Company may redeem up to 40.0% of the original aggregate principal amount of the 8.00% Senior Notes with proceeds of certain equity offerings, at a redemption price of 108%, plus accrued and unpaid interest, if any, to but not including the redemption date; and

•
on or after April 15, 2021, the Company may redeem the 8.00% Senior Notes at specified redemption prices starting at 104% and declining ratably to 100.0% by April 15, 2023, plus accrued and unpaid interest, if any, to but not including the redemption date.

Debt Covenants
The Company’s debt agreements contain a number of covenants that, among other things, limit or restrict the ability of the Company and its subsidiaries to incur additional indebtedness; make dividends and other restricted payments; incur additional liens; consolidate, merge, sell or otherwise dispose of all or substantially all assets; make investments; transfer or sell assets; enter into restrictive agreements; change the nature of the business; and enter into certain transactions with affiliates. As of June 30, 2018, the Company was in compliance with all covenants that were in effect on such date.
Predecessor Debt
Prior to the Merger on April 12, 2018, the Company had senior notes, a term loan facility, and a senior secured asset based revolving credit facility. In conjunction with the Merger (see Note 2 — Acquisitions), these facilities were settled and the agreements were terminated. Certain prepayment penalties and debt extinguishment costs of  $71.4 million and related income tax benefit of  $16.8 million related to the settlement of these facilities are not reflected in either the Predecessor or Successor consolidated statements of operation and comprehensive income (loss) periods, but instead are presented “on the black line.” The Predecessor debt agreement contained change in control provisions which resulted in the debt becoming due and payable immediately upon the Merger. The Company believes that the blackline presentation is consistent with the timing of the derecognition and extinguishment of the debt. These terminated facility agreements are discussed below.

6.50% Senior Notes due 2022
On January 30, 2014, Ply Gem Industries issued $500.0 million aggregate principal amount of 6.50% Senior Notes due 2022 (the “Predecessor Notes”) at par. On September 19, 2014, Ply Gem Industries issued an additional $150.0 million aggregate principal amount of Predecessor Notes at an issue price of 93.25%. Interest accrued at 6.50% per annum and was paid semi-annually on February 1 and August 1 of each year. All issued and outstanding Predecessor Notes were registered under the Securities Act. The Predecessor Notes would have matured on February 1, 2022. At any time on or after February 1, 2017, Ply Gem Industries was able to redeem the Predecessor Notes, in whole or in part, at declining redemption prices set forth in the indenture governing the Predecessor Notes plus, in each case, accrued and unpaid interest, if any, to the redemption date. The effective interest rate for the Predecessor Notes was 8.39% as of April 12, 2018, after considering each of the different interest expense components of this instrument, including the coupon payment and the deferred debt issuance costs.
The Predecessor Notes were fully and unconditionally and jointly and severally guaranteed on a senior unsecured basis by Ply Gem Holdings and all of the wholly owned domestic subsidiaries of Ply Gem Industries (the “Guarantors”). The indenture governing the Predecessor Notes contains certain covenants that limit the ability of Ply Gem Industries and its restricted subsidiaries to incur additional indebtedness, pay dividends or make other distributions or repurchase or redeem their stock, make loans and investments, sell assets, incur certain liens, enter into agreements restricting their ability to pay dividends, enter into transactions with affiliates, and consolidate, merge or sell assets. In particular, Ply Gem Industries and its restricted subsidiaries may not incur additional debt (other than permitted debt (as defined in the indenture) in limited circumstances) unless, after giving effect to such incurrence, the consolidated interest coverage ratio of Ply Gem Industries would be at least 2.00 to 1.00.
In connection with the closing of the Merger, all outstanding Predecessor Notes were redeemed and the indenture governing the Predecessor Notes was terminated.
Term Loan Facility due 2021
On January 30, 2014, Ply Gem Industries entered into a credit agreement governing the terms of its $430.0 million Term Loan Facility due 2021 (the “Predecessor Term Loan Facility”). Ply Gem Industries originally borrowed $430.0 million under the Predecessor Term Loan Facility on January 30, 2014, with an original discount of approximately $2.2 million, yielding proceeds of approximately $427.9 million. The Predecessor Term Loan Facility would have matured on January 30, 2021. The Predecessor Term Loan Facility required scheduled quarterly payments in an aggregate annual amount equal to 1.00% of the original aggregate principal amount of the Predecessor Term Loan Facility with the balance due at maturity. Interest on outstanding borrowings under the Predecessor Term Loan Facility is paid quarterly.
Borrowings under the Predecessor Term Loan Facility bore interest at a rate equal to, at Ply Gem Industries’ option, either (a) a base rate determined by reference to the highest of  (i) the prime rate of the administrative agent under the credit agreement, (ii) the federal funds rate plus 0.50% and (iii) the adjusted LIBO rate for a one-month interest period plus 1.00% or (b) a LIBOR rate determined by reference to the cost of funds for eurocurrency deposits in dollars for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a 1.00% floor, plus, in each case, an applicable margin of 3.00% for any eurocurrency loan and 2.00% for any alternate base rate loan. As of December 31, 2017, the Company’s interest rate on the Predecessor Term Loan Facility was 4.69%. The effective interest rate for the Term Loan was 8.60% as of April 12, 2018, after considering each of the different interest expense components of this instrument, including the coupon payment, the deferred debt issuance costs and the original issue discount.
The Predecessor Term Loan Facility allowed Ply Gem Industries to request one or more incremental term loan facilities in an aggregate amount not to exceed the greater of  (x) $140.0 million and (y) an amount such that Ply Gem Industries’ consolidated senior secured debt ratio (as defined in the credit agreement), on a pro forma basis, does not exceed 3.75 to 1.00, in each case, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.

The Predecessor Term Loan Facility required Ply Gem Industries to prepay outstanding term loans, subject to certain exceptions, with: (i) 50% (which percentage will be reduced to 25% if our consolidated senior secured debt ratio is equal or less than 2.50 to 1.00 but greater than 2.00 to 1.00 and to 0% if our consolidated senior secured debt ratio is equal to or less than 2.00 to 1.00) of our annual excess cash flow (as defined in the credit agreement), to the extent such excess cash flow exceeds $15.0 million; (ii) 100% of the net cash proceeds of certain non-ordinary course asset sales or certain insurance and condemnation proceeds, in each case subject to certain exceptions and reinvestment rights; and (iii) 100% of the net cash proceeds of certain issuances of debt, other than proceeds from debt permitted under the Predecessor Term Loan Facility. Ply Gem Industries was able to voluntarily repay outstanding loans under the Predecessor Term Loan Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans. As of and for the year ended December 31, 2017, the Company’s consolidated senior secured debt ratio was 0.66 and as a result no excess cash flow payment under the Predecessor Term Loan Facility was required. However, the Company elected on November 3, 2017 to voluntarily prepay $40.0 million on the Predecessor Term Loan Facility to further reduce its outstanding indebtedness bringing the cumulative voluntary 2016 and 2017 Predecessor Term Loan Facility payments to $200.0 million as the Company elected on March 10, 2016 and August 4, 2016 to voluntarily prepay $30.0 million on each date and elected on November 4, 2016 to voluntarily pay an additional $100.0 million on the Predecessor Term Loan Facility.
The Predecessor Term Loan Facility was secured on a first-priority lien basis by the stock of Ply Gem Industries and by substantially all of the assets (other than the assets securing the obligations under the ABL Facility, which primarily consist of accounts receivable, inventory, cash, deposit accounts, securities accounts, chattel paper, contract rights, instruments, documents related thereto and proceeds of the foregoing) of Ply Gem Industries and the Guarantors that are subsidiaries of Ply Gem Industries and on a second-priority lien basis by the assets that secure the ABL Facility.
The Predecessor Term Loan Facility included negative covenants, subject to certain exceptions, that are substantially the same as the negative covenants in the Predecessor Notes but does not contain any restrictive financial covenants. The Predecessor Term Loan Facility also restricted the ability of Ply Gem Industries’ subsidiaries to enter into agreements restricting their ability to grant liens to secure the Predecessor Term Loan Facility and contains a restriction on changes in fiscal year.
In connection with the closing of the Merger, all obligations under the Predecessor Term Loan Facility were repaid and the credit agreement governing the Predecessor Term Loan Facility was terminated.
Senior Secured Asset Based Revolving Credit Facility due 2020
On November 5, 2015, Ply Gem Holdings, Ply Gem Industries, Inc., Gienow Canada Inc., and Mitten Inc. (together with Gienow, the “Canadian Borrowers”) entered into a second amended and restated credit agreement governing the Senior Secured Asset Based Revolving Credit Facility due 2020 (the “Predecessor ABL Facility”). Among other things, the second amendment and restatement of the credit agreement governing the Predecessor ABL Facility: (i) increased the overall facility to $350.0 million from $300.0 million, (ii) established an accordion feature of  $50.0 million, (iii) reduced the applicable margin for borrowings under the Predecessor ABL Facility to a range from 1.25% to 2.00% for Eurodollar rate loans, depending on availability, and (iv) extended the maturity until November 5, 2020. Under the Predecessor ABL Facility, $300.0 million is available to Ply Gem Industries and $50.0 million is available to the Canadian Borrowers. The following summary describes the Predecessor ABL Facility after giving effect to the second amendment and restatement. As a result of the November 2015 Predecessor ABL Facility amendment in which the loan syndication consisted of previous members who either maintained or increased their position as well as new syndication members, the Company capitalized new debt issuance costs of  $1.5 million and amortized these costs through 2020.
Borrowings under the Predecessor ABL Facility bore interest at a rate per annum equal to, at Ply Gem Industries’ option, either (a) a base rate determined by reference to the higher of  (1) the corporate base rate of the administrative agent under the Predecessor ABL Facility and (2) the federal funds rate plus 0.5% or (b) a Eurodollar rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The initial applicable margin for borrowings under the Predecessor ABL Facility was 0.50% for base rate loans and 1.50% for Eurodollar rate loans. The applicable margin for borrowings under the Predecessor ABL Facility is subject to step ups and step downs based on average excess availability under the Predecessor ABL Facility. Swingline loans bear interest at a rate per annum equal to the base rate plus the applicable margin.
In addition to paying interest on outstanding principal under the Predecessor ABL Facility, Ply Gem Industries was required to pay a commitment fee in respect of the unutilized commitments thereunder, which fee was determined based on utilization of the Predecessor ABL Facility (increasing when utilization is low and decreasing when utilization is high) multiplied by a commitment fee rate determined by reference to average excess availability under the Predecessor ABL Facility. The commitment fee rate during any fiscal quarter is 0.375% when average excess availability is greater than $100.0 million for the preceding fiscal quarter and 0.25% when average availability is less than or equal to $100.0 million for the preceding fiscal quarter. Ply Gem Industries must also pay customary letter of credit fees equal to the applicable margin on Eurodollar loans and agency fees. As of December 31, 2017, the Company’s interest rate on the Predecessor ABL Facility was approximately 2.56%. The Predecessor ABL Facility requires that if  (a) excess availability is less than the greater of  (x) 10.0% of the lower of the borrowing base and the aggregate commitments and (y) $25.0 million or (b) any event of default has occurred and is continuing, Ply Gem Industries must comply with a minimum fixed charge coverage ratio test of 1.0 to 1.0. If the excess availability under the Predecessor ABL Facility is less than the greater of  (a) 12.5% of the lesser of the borrowing base and the aggregate commitments and (b) $30.0 million ($27.5 million for the months of January, February, March and April) for a period of 5 consecutive days or an event of default has occurred and is continuing, all cash from Ply Gem Industries material deposit accounts (including all concentration accounts) will be swept daily into a collection account controlled by the administrative agent under the Predecessor ABL Facility and used to repay outstanding loans and cash collateralize letters of credit.
All obligations under the Predecessor ABL Facility were unconditionally guaranteed by Ply Gem Holdings and substantially all of Ply Gem Industries’ existing and future, direct and indirect, wholly owned domestic subsidiaries. All obligations under the Predecessor ABL Facility, and the guarantees of those obligations, were secured, subject to certain exceptions, by substantially all of the assets of Ply Gem Industries and the guarantors, including a first-priority security interest in personal property consisting of accounts receivable, inventory, cash, deposit accounts, and certain related assets and proceeds of the foregoing and a second-priority security interest in, and mortgages on, substantially all of Ply Gem Industries’ and the Guarantors’ material owned real property and equipment and all assets that secure the Predecessor Term Loan Facility on a first-priority basis. In addition to being secured by the collateral securing the obligations of Ply Gem Industries under the domestic collateral package, the obligations of the Canadian Borrowers, which are borrowers under the Canadian sub-facility under the Predecessor ABL Facility, were also secured by a first-priority security interest in substantially all of the assets of such Canadian subsidiaries, plus additional mortgages in Canada, and a pledge by Ply Gem Industries of the remaining 35% of the equity interests of the Canadian Borrowers pledged only to secure the Canadian sub-facility.
The Predecessor ABL Facility contained certain covenants that limit Ply Gem Industries’ ability and the ability of Ply Gem Industries’ subsidiaries to incur additional indebtedness, pay dividends or make other distributions or repurchase or redeem their stock, make loans and investments, sell assets, incur certain liens, enter into transactions with affiliates, and consolidate, merge or sell assets.
In connection with the closing of the Merger, all obligations under the Predecessor ABL Facility were repaid and the credit agreement governing the Predecessor ABL Facility was terminated.

7. PENSION PLANS
The Company has two pension plans, the Ply Gem Group Pension Plan and the MW Manufacturers, Inc. Retirement Plan. The Company’s net periodic benefit expense for the combined plans for the periods indicated consists of the following components:
(Amounts in thousands)	Successor	Predecessor	Predecessor
	April 13, 2018 – June 30, 2018	April 1, 2018 – April 12, 2018	Three months ended July 1, 2017
Service cost	$—	$—	$—
Interest cost	360	55	459
Expected return on plan assets	(514)	(79)	(546)
Amortization of loss	306	47	351
Net periodic benefit expense	$152	$23	$264

(Amounts in thousands)	Successor	Predecessor	Predecessor
	April 13, 2018 – June 30, 2018	January 1, 2018 – April 12, 2018	Six months ended July 1, 2017
Service cost	$—	$—	$—
Interest cost	360	470	917
Expected return on plan assets	(514)	(672)	(1,093)
Amortization of loss	306	400	702
Net periodic benefit expense	$152	$198	$526

8. COMMITMENTS AND CONTINGENCIES
Indemnifications
In connection with the Ply Gem acquisition, in which Ply Gem Industries was acquired from Nortek, Inc. (“Nortek”) in February 2004, Nortek has agreed to indemnify the Company for certain liabilities as set forth in the stock purchase agreement governing the Ply Gem acquisition. In the event Nortek is unable to satisfy amounts due under these indemnifications, the Company would be liable. The Company believes that Nortek has the financial capacity to honor its indemnification obligations and therefore does not anticipate incurring any losses related to liabilities indemnified by Nortek under the stock purchase agreement. A receivable related to this indemnification has been recorded in other long-term assets of approximately $0.6 million and $1.0 million at June 30, 2018 and December 31, 2017, respectively. As of June 30, 2018 and December 31, 2017, the Company has recorded liabilities related to these indemnifications of approximately $0.3 million and $0.4 million, respectively, in current liabilities and $0.3 million and $0.6 million, respectively, in other long-term liabilities in the Company’s condensed consolidated balance sheets, consisting of the following:
(Amounts in thousands)	June 30, 2018	December 31, 2017
Product claim liabilities	$138	$138
Multi-employer pension plan withdrawal liability	269	449
Other	241	439
	$648	$1,026

Warranty claims
The Company sells a number of products and offers a number of warranties. The specific terms and conditions of these warranties vary depending on the product sold. The Company estimates the costs that may be incurred under their warranties and records a liability for such costs at the time of sale. Factors that affect the Company’s warranty liabilities include the number of units sold, historical and anticipated rates of warranty claims, cost per claim and new product introduction. The Company assesses the adequacy of the recorded warranty claims and adjusts the amounts as necessary. As of June 30, 2018 and December 31, 2017, warranty liabilities of approximately $21.9 million and $19.7 million, respectively, have been recorded in current liabilities and approximately $64.2 million and $57.7 million, respectively, have been recorded in long-term liabilities in the Company’s condensed consolidated balance sheets.
Changes in the Company’s short-term and long-term warranty liabilities are as follows:
	Successor	Predecessor	Predecessor
(Amounts in thousands)	April 13, 2018 – June 30, 2018	April 1, 2018 – April 12, 2018	Three months ended July 1, 2017
Balance, beginning of period	$78,184	$76,999	$78,451
Acquisition – Atrium	8,047	—	—
Warranty expense during period	5,895	1,961	5,545
Settlements made during period	(6,005)	(776)	(5,782)
Balance, end of period	$86,121	$78,184	$78,214

	Successor	Predecessor	Predecessor
(Amounts in thousands)	April 13, 2018 – June 30, 2018	January 1, 2018 – April 12, 2018	Six months ended July 1, 2017
Balance, beginning of period	$78,184	$77,317	$77,293
Acquisition – Atrium	8,047	—	—
Warranty expense during period	5,895	7,226	11,708
Settlements made during period	(6,005)	(6,359)	(10,787)
Balance, end of period	$86,121	$78,184	$78,214

Environmental
The Company is subject to United States and Canadian federal, state, provincial and local laws and regulations relating to pollution and the protection of the environment, including those governing emissions to air, discharges to water, use, storage, treatment, disposal and transport of hazardous waste and other materials, investigation and remediation of contaminated sites, and protection of worker health and safety. From time to time, the Company’s facilities are subject to investigation by governmental authorities. In addition, the Company has been identified as one of many potentially responsible parties for contamination present at certain offsite locations to which it or its predecessors are alleged to have sent hazardous materials for recycling or disposal. The Company may be held liable, or incur fines or penalties, in connection with such requirements or liabilities for, among other things, releases of hazardous substances occurring on or emanating from current or formerly owned or operated properties or any associated offsite disposal location, or for known or newly-discovered contamination at any of the Company’s properties from activities conducted by it or previous occupants. The amount of any liability, fine or penalty may be material, and certain environmental laws impose strict, and under certain circumstances joint and several, liability for the cost of addressing releases of hazardous substances upon certain classes of persons, including site owners or operators and persons that disposed or arranged for the disposal of hazardous substances at contaminated sites.
MW Manufacturers Inc. (“MW”), a subsidiary of MWM Holding, Inc., entered into an Administrative Order on Consent (the “Consent Order”), effective September 12, 2011, with the United States Environmental Protection Agency (“EPA”), under the Resource Conservation and Recovery Act (“RCRA”), with respect to its Rocky Mount, Virginia property. During 2011, as part of the Consent Order, MW provided the EPA, among other things, a RCRA Facility Investigation Workplan (the “Workplan”) as well as a preliminary cost estimate of approximately $1.8 million for the predicted assessment, remediation and monitoring activities to be conducted pursuant to the Consent Order over the remediation period, which is currently estimated through 2023. In 2012, the EPA approved the Workplan, which MW is currently implementing. The Company has recorded approximately $0.3 million of this environmental liability within current liabilities at June 30, 2018 and December 31, 2017 and approximately

$0.9 million and $1.1 million within other long-term liabilities in the Company’s condensed consolidated balance sheets at June 30, 2018 and December 31, 2017, respectively. The Company may incur costs that exceed our recorded environmental liability. The Company will adjust its environmental remediation liability in future periods, if necessary, as further information develops or circumstances change.
Environmental authorities are investigating groundwater contamination at a Superfund site in York, Nebraska. In 2010, sampling was conducted at the Kroy Building Products, Inc. (“Kroy”) facility in York, Nebraska. In February 2015, the EPA sent Kroy a request for information pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), and in May 2015, Kroy responded to the request for information. Kroy could have liability for investigation and remediation costs associated with the contamination. Given the current status of this matter, the Company has not recorded a liability in its condensed consolidated balance sheets as of June 30, 2018 and December 31, 2017.
Atrium has applied for a Municipal Setting Designation with regard to its former Wylie, Texas facility per the terms of the sale of that facility in 2016. The potential costs related to such matters and their possible impact on future operations are uncertain due in part to the uncertainty as to the extent of pollution, the complexity of applicable government laws and regulations and their interpretations, the varying costs and effectiveness of alternative cleanup technologies and methods, the uncertain level of insurance or other types of recovery and the extent of the Atrium’s involvement. Given the current status of this matter, the Company has not recorded a liability in its condensed consolidated balance sheet as of June 30, 2018.
From time to time, the Company may incur investigation and remediation costs in connection with other facilities it currently owns or operates or previously owned or operated. For example, the Company has a $0.1 million liability included in its condensed consolidated balance sheets at June 30, 2018 and December 31, 2017, for potential contamination issues at its Calgary, Alberta property. In addition, the Company is required to contribute to investigation and remediation costs at various third party waste disposal facilities at which the Company or a related entity has been identified as a potentially responsible party.
The Company is a party to various acquisition and other agreements pursuant to which third parties agreed to indemnify the Company for certain costs relating to environmental liabilities. For example, the Company may be able to recover some of its Rocky Mount, Virginia investigation and remediation costs from U.S. Industries, Inc. and may be able to recover a portion of any costs incurred in connection with the Kroy contamination matter in York, Nebraska from Alcan Aluminum Corporation. The Company’s ability to seek indemnification from parties that have agreed to indemnify it may be limited. There can be no assurance that the Company would receive any funds from these parties, and any related environmental liabilities or costs could have a material adverse effect on our financial condition and results of operations.
Based on current information, the Company is not aware of any environmental compliance obligations, claims or investigations that will have a material adverse effect on its results of operations, cash flows or financial position except as otherwise disclosed in the Company’s condensed consolidated financial statements. However, there can be no guarantee that previously known or newly-discovered matters will not result in material costs or liabilities.
Self-insured risks
The Company maintains a broad range of insurance policies which include general liability insurance coverage and workers compensation. These insurance policies protect the Company against a portion of the risk of loss from claims. However, the Company retains a portion of the overall risk for such claims through its self-insured per occurrence and aggregate retentions, deductibles, and claims in excess of available insurance policy limits. The Company’s general liability insurance includes coverage for certain damages arising out of product design and manufacturing defects. The Company’s insurance coverage is generally subject to a per occurrence retention and certain coverage exclusions.
The Company reserves for costs associated with claims, as well as incurred but not reported losses (“IBNR”), based on an outside actuarial analysis of its historical claims. These estimates make up a significant portion of the Company’s liability and are subject to a high degree of uncertainty due to a variety of factors, including changes in type of claims, claims reporting and resolution patterns, frequency and timing of claims, third party recoveries, estimates of claim values, claims management expenses (including legal fees and expert fees), insurance industry practices, the regulatory environment, and legal precedent. Adjustments to estimated reserves are recorded in the period in which the change in estimate occurs.
Litigation
During the past several years, the Company incurred increased litigation expense primarily related to the claims discussed below. The Company believes it has valid defenses to the outstanding claims discussed below and will vigorously defend all such claims; however, litigation is subject to many uncertainties and there cannot be any assurance that the Company will ultimately prevail or, in the event of an unfavorable outcome or settlement of litigation, that the ultimate liability would not be material and would not have a material adverse effect on the business, results of operations, cash flows or financial position of the Company.
In John Gulbankian v. MW Manufacturers, Inc. (“Gulbankian”), a purported class action filed in March 2010 in the United States District Court for the District of Massachusetts, plaintiffs, on behalf of themselves and all others similarly situated, alleged damages as a result of the defective design and manufacture of certain MW vinyl clad windows. In Eric Hartshorn and Bethany Perry v. MW Manufacturers, Inc. (“Hartshorn”), a purported class action filed in July 2012 in the District Court, plaintiffs, on behalf of themselves and all others similarly situated, alleged damages as a result of the defective design and manufacture of certain MW vinyl clad windows. In April 2014, plaintiffs in both the Gulbankian and Hartshorn cases filed a Consolidated Amended Class Action Complaint, making similar claims against all MW vinyl clad windows.
MW entered into a settlement agreement with plaintiffs as of April 2014 to settle both the Gulbankian and Hartshorn cases on a nationwide basis (the “Vinyl Clad Settlement Agreement”). The Vinyl Clad Settlement Agreement provides that this settlement applies to any and all MW vinyl clad windows manufactured from January 1, 1987 through May 23, 2014, and provides for a cash payment for eligible consumers submitting qualified claims showing, among other requirements, certain damage to their MW vinyl clad windows. The period for submitting qualified claims is the later of: (i) May 28, 2016, or (ii) the last day of the warranty period for the applicable window. On December 29, 2014, the District Court granted final approval of this settlement, as well as MW’s payment of attorneys’ fees and costs to plaintiffs’ counsel in the amount of  $2.5 million. The Company and MW deny all liability in the settlements with respect to the facts and claims alleged. The Company, however, is aware of the substantial burden, expense, inconvenience and distraction of continued litigation, and therefore agreed to settle these matters.
As a result of the Vinyl Clad Settlement Agreement, the Company has a liability of approximately $1.4 million as of June 30, 2018 and December 31, 2017, with $0.7 million as a current liability within accrued expenses and $0.7 million as a noncurrent liability within other long-term liabilities in the Company’s condensed consolidated balance sheets as of June 30, 2018 and December 31, 2017. It is possible that the Company may incur costs in excess of the recorded amounts; however, the Company currently expects that the total net cost will not exceed this liability.
In Anthony Pagliaroni et al. v. Mastic Home Exteriors, Inc. and Deceuninck North America, LLC, a purported class action filed in January 2012 in the United States District Court for the District of Massachusetts, plaintiffs, on behalf of themselves and all others similarly situated, allege damages as a result of the defective design and manufacture of Oasis composite deck and railing, which was manufactured by Deceuninck North America, LLC (“Deceuninck”) and sold by Mastic Home Exteriors, Inc. (“MHE”). The hearing regarding plaintiffs’ motion for class certification was held on March 10, 2015, and the District Court denied plaintiffs’ motion for class certification on September 22, 2015. On October 6, 2015, plaintiffs filed a petition for interlocutory appeal of the denial of class certification to the U.S. Court of Appeals for the First Circuit, and on April 12, 2016, the Court of Appeals denied this petition for appeal. In June 2018, MHE agreed to settle this matter with Deceuninck and the remaining individual plaintiffs, with all costs being paid by Deceuninck. MHE denies all liability in the settlement with respect to the facts and claims alleged. MHE, however, is aware of the substantial burden, expense, inconvenience and distraction of continued litigation, and therefore agreed to settle this matter.

In re Ply Gem Holdings, Inc. Securities Litigation is a purported federal securities class action filed on May 19, 2014 in the United States District Court for the Southern District of New York against Ply Gem Holdings, several of its directors and officers, and the underwriters associated with the Company’s initial public offering (“IPO”). It is filed on behalf of all persons or entities, other than the defendants, who purchased the common shares of the Company pursuant and/or traceable to the Company’s IPO and seeks remedies under Sections 11 and 15 of the Securities Act of 1933, alleging that the Company’s Form S-1 registration statement was negligently prepared and materially inaccurate, containing untrue statements of material fact and omitting material information which was required to be disclosed. On October 14, 2014, Strathclyde Pension Fund was certified as lead plaintiff, and class counsel was appointed. Pursuant to the Underwriting Agreement, dated May 22, 2013, entered into in connection with the IPO, the Company has agreed to reimburse the underwriters for the legal fees and other expenses reasonably incurred by the underwriters’ law firm in its representation of the underwriters in connection with this matter. Pursuant to Indemnification Agreements, dated as of May 22, 2013, between the Company and each of the directors and officers named in this action, the Company has agreed to assume the defense of such directors and officers. The parties agreed to settle the matter for approximately $26.0 million, and this settlement was approved by the Court in June 2018. The defendants deny all liability in the settlement and with respect to the facts and claims alleged. The Company, however, is aware of the substantial burden, expense, inconvenience and distraction of continued litigation, and therefore agreed to settle this matter. The Company accrued the settlement costs of  $26.0 million within accrued expenses as of December 31, 2017 in the Company’s condensed consolidated balance sheet, and also recognized an insurance receivable of $25.4 million within other current assets that was offset by insurance proceeds of  $8.7 million from an insurance carrier, for a net insurance receivable of  $16.7 million as of December 31, 2017 in the Company’s condensed consolidated balance sheet as certain of its directors’ and officers’ liability insurance carriers are to fund the majority of the settlement amount with the Company agreeing to pay certain disputed litigation expenses of approximately $0.6 million. During April 2018, the Company paid $9.3 million to settle this litigation and released the remaining $16.7 million liability and offsetting insurance receivable associated with this settlement.
In Kiefer et al. v. Simonton Building Products, LLC et al., a purported class action filed on October 17, 2016 in the United States District Court for the District of Minnesota, plaintiffs, on behalf of themselves and all others similarly situated, allege damages as a result of, among other things, the defective design and manufacture of certain Simonton windows containing two-pane insulating glass units. On April 17, 2017, the District Court granted the defendants’ motion to dismiss the complaint. Plaintiffs filed a notice of appeal and its appellant brief on May 16, 2017 and July 7, 2017, respectively, defendants filed its appellee brief on August 7, 2017, and plaintiffs filed its reply brief on August 21, 2017. In June 2018, the parties agreed to settle this matter for a nominal amount. The defendants deny all liability in the settlement and with respect to the facts and claims alleged. The Company, however, is aware of the substantial burden, expense, inconvenience and distraction of continued litigation, and therefore agreed to settle this matter.
In Gazzillo et al. v. Ply Gem Industries, Inc. et al., a purported class action filed on September 26, 2017 in the United States District Court for the Northern District of New York, plaintiffs, on behalf of themselves and all others similarly situated, allege damages as a result of, among other things, the defective design and manufacture of certain vinyl siding products. The plaintiffs seek a variety of relief, including (i) economic and compensatory damages, (ii) punitive or other exemplary damages, (iii) pre- and post-judgment interest, and (iv) attorneys’ fees and costs of litigation. On March 2, 2018, defendants filed a motion to dismiss the complaint, and this motion is pending. The damages sought in this action have not yet been quantified.
Certain shareholders holding approximately 1,172,009 shares of Ply Gem Holdings common stock (the “Shares”) have exercised appraisal rights to demand appraisal of their Shares in connection with the Ply Gem Merger. By exercising appraisal rights, these shareholders seek an appraisal for, and to be paid the “fair value” in cash of, their Shares (as determined by the Court of Chancery of the State of Delaware) instead of receiving the Merger Consideration paid pursuant to the Ply Gem Merger Agreement. The amount of consideration ultimately paid to these shareholders could be more or less than the Merger Consideration. As of June 30, 2018, the Company has a current liability of  $25.4 million within accrued expenses on its condensed consolidated balance sheets for this appraisal rights liability. During the Successor period, Ply Gem Holdings paid $19.5 million in connection with the appraisal rights demand, which has been recognized as a financing activity within the Company’s condensed consolidated statement of cash flows.
Other contingencies
The Company is subject to other contingencies, including legal proceedings and claims arising out of its operations and businesses that cover a wide range of matters, including, among others, environmental, contract, employment, intellectual property, securities, personal injury, property damage, product liability, warranty, and modification, adjustment or replacement of component parts or units sold, which may include product recalls. Product liability, environmental and other legal proceedings also include matters with respect to businesses previously owned. The Company has used various substances in products and manufacturing operations, which have been or may be deemed to be hazardous or dangerous, and the extent of its potential liability, if any, under environmental, product liability and workers’ compensation statutes, rules, regulations and case law is unclear. Further, due to the lack of adequate information and the potential impact of present regulations and any future regulations, there are certain circumstances in which no range of potential exposure may be reasonably estimated. Also, it is not possible to ascertain the ultimate legal and financial liability with respect to certain contingent liabilities, including lawsuits, and therefore no such estimate has been made as of June 30, 2018.
9. ACCRUED EXPENSES AND OTHER LONG-TERM LIABILITIES
Accrued expenses consist of the following at June 30, 2018 and December 31, 2017:
	Successor	Predecessor
(Amounts in thousands)	June 30, 2018	December 31, 2017
Insurance	$9,489	$7,637
Employee compensation and benefits	24,186	19,720
Sales and marketing	51,405	58,131
Product warranty	21,923	19,652
Accrued freight	4,000	3,696
Accrued interest	35,659	18,027
Accrued pension	1,358	1,358
Accrued sales returns and discounts	2,022	1,303
Accrued taxes	12,416	4,735
Undistributed appraisal shares liability	25,362	—
Litigation accrual	700	26,849
Other	49,120	24,749
	$237,640	$185,857

Other long-term liabilities consist of the following at June 30, 2018 and December 31, 2017:
	Successor	Predecessor
(Amounts in thousands)	June 30, 2018	December 31, 2017
Insurance	$3,750	$595
Pension liabilities	12,677	12,805
Multi-employer pension withdrawal liability	269	449
Product warranty	64,198	57,665
Long-term environmental liability	1,069	1,075
Liabilities for tax uncertainties	4,717	4,529
Litigation accrual	644	731
Other	3,752	5,575
	$91,076	$83,424

Long-term incentive plan
Prior to the Merger, the Company sponsored a long-term incentive plan (“LTIP”) for certain employees. The long-term incentive plan was implemented to retain and incentivize key employees. In connection with the Merger, each LTIP award outstanding as of April 12, 2018 was cancelled, extinguished, and converted into the right to receive a cash payment, equal to the Merger Consideration for each restricted stock unit under a 2017 LTIP Award, and the applicable amount of cash for each other LTIP award denominated as a fixed dollar amount. The total amount of Merger Consideration for LTIP awards of  $17.9 million was paid in April 2018. See Note 2 — Acquisitions and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Overview” for further discussion of the Merger.
During the three months ended June 30, 2018 and July 1, 2017, the Company recognized a LTIP expense of  $0.2 million and $1.2 million, respectively, which has been recorded within selling, general, and administrative expenses in the condensed consolidated statements of operations and comprehensive income (loss). During the six months ended June 30, 2018 and July 1, 2017, the Company recognized a LTIP expense of  $1.0 million and $2.7 million, respectively, which has been recorded within selling, general, and administrative expenses in the condensed consolidated statements of operations and comprehensive income (loss). The LTIP liability was $0.0 million and $9.5 million as of June 30, 2018 and December 31, 2017, respectively, of which $0.0 million and $6.0 million has been recorded within accrued expenses and $0.0 million and $3.5 million in other long-term liabilities in the condensed consolidated balance sheets as of June 30, 2018 and December 31, 2017, respectively. During the year ended December 31, 2017, the Company made certain modifications to the LTIP program which transformed the 2017 LTIP awards to an equity based award rather than the previous liability award. These changes consisted of granting restricted stock units at the outset of the award rather than a fixed dollar amount which had been the methodology for the previous LTIP awards. As a result, the Company recognized the 2017 LTIP awards within additional paid in capital for $0.1 million and $0.6 million for the six months ended June 30, 2018 and as of December 31, 2017, respectively.
During the six months ended July 1, 2017, the Company issued 129,176 shares of its common stock based on a December 30, 2016 closing stock price of  $16.25 to settle LTIP awards of  $3.3 million. In connection with this settlement, the Company paid $1.2 million to tax authorities on behalf of these employees, which has been recognized as a financing activity in the Company’s condensed consolidated statement of cash flows for the six months ended July 1, 2017.
10. INCOME TAXES
Tax Act
The Tax Act enacted on December 22, 2017, makes broad and complex changes to the Internal Revenue Code (the “Code”) including, but not limited to, reducing the U.S. federal corporate tax rate from 35% to 21%, requiring companies to pay a one-time transition tax on certain unrepatriated earnings of foreign subsidiaries, generally eliminating U.S. federal income taxes on dividends from foreign subsidiaries, a new tax named global intangible low taxed income (“GILTI”) which requires a current inclusion in U.S. federal taxable income of certain earnings of controlled foreign corporations, eliminating the corporate Alternative Minimum Tax (“AMT”) and changing how existing AMT credits can be realized, creating the base erosion anti-abuse tax (“BEAT”), creating a general limitation on deductible interest expense, and changing rules related to the utilization of net operating loss carryforwards created in tax years after December 31, 2017.
Due to the complexity of the new GILTI tax rules, the Company is currently evaluating the impact of this new tax. Under U.S. GAAP, the Company is allowed to make an accounting policy choice of either treating taxes due under GILTI as a current-period expense when incurred or factoring these amounts into the Company’s measurement of deferred taxes. The Company has elected to treat tax due under GILTI as a current-period expense when incurred. An estimate of the GILTI has been included in the annual effective tax rate.
ASC 740 Income Taxes requires a company to record the effects of a tax law change in the period of enactment. Due to the complexities involved in accounting for the recently enacted Tax Act, SAB 118 requires that the Company include in its consolidated financial statements a reasonable estimate of the impact of the Tax Act on earnings to the extent such reasonable estimate has been determined. Accordingly, the Company has performed an earnings and profits analysis associated with the one-time transition tax on certain unrepatriated earnings of foreign subsidiaries, and as a result of accumulated losses, there will be no income tax effect recorded as of June 30, 2018 based on the reasonable estimate guidance provided by SAB 118. The Company is continuing to assess the impact from the Tax Act and may record adjustments in 2018.
Effective tax rate
Under FASB Accounting Standards Codification 740-270, Income Taxes — Interim Reporting, each interim period is considered an integral part of the annual period and tax expense is measured using an estimated annual effective tax rate. Estimates of the annual effective tax rate at the end of interim periods are, of necessity, based on evaluation of possible future events and transactions and may be subject to subsequent refinement or revision. The Company calculates its quarterly tax provision consistent with the guidance provided by ASC 740-270, whereby the Company forecasts its estimated annual effective tax rate then applies that rate to its year-to-date pre-tax book income (loss). In addition, the Company excludes jurisdictions with a projected loss for the year or the year-to-date loss where the Company cannot recognize a tax benefit from its estimated annual effective tax rate. The impact of such an exclusion could result in a higher or lower effective tax rate during a particular quarter, based upon the mix and timing of actual earnings versus annual projections. In addition to the tax resulting from applying the estimated annual effective tax rate to pre-tax income (loss), the Company includes certain items treated as discrete events to arrive at an estimated effective tax rate. Future changes in the forecasted annual income (loss) projections, tax rate changes, or discrete tax items could result in significant adjustments to quarterly income tax expense (benefit) in future periods in accordance with ASC 740-270.
For the six months ended June 30, 2018, the Company’s estimated annual effective income tax rate was approximately 39.2% which varied from the statutory rate primarily due to state income tax expense, valuation allowances, and foreign income taxes. The effective tax rate including discrete items related to unrecognized tax benefits, stock compensation, and adjustments to state income tax rates, was 19.7% for the six months ended June 30, 2018. The tax benefit for the three months ended June 30, 2018 was approximately $20.8 million and the tax expense for the three months ended July 1, 2017 was approximately $19.5 million. The tax benefit for the six months ended June 30, 2018 was approximately $21.4 million and the tax expense for the six months ended July 1, 2017 was approximately $18.2 million.
Valuation allowance
During the year ended December 31, 2016, the Company determined that a valuation allowance was no longer required against its federal deferred tax assets and a portion of its state deferred tax assets. Therefore, the Company released $86.5 million of its total valuation allowance during the year ended December 31, 2016 since positive evidence outweighed negative evidence thereby allowing the Company to achieve the “more likely than not” realization threshold. As of December 31, 2016, the Company was no longer in a three-year cumulative pre-tax loss position due to the significant improvement in the Company’s profitability from the housing market recovery.
As of June 30, 2018 and December 31, 2017, the Company remains in a valuation allowance position against its deferred tax assets for certain state and Canadian jurisdictions as it is currently deemed “more likely than not” that the benefit of such net tax assets will not be utilized as the Company continues to be in a three-year cumulative loss position for these states and Canadian jurisdictions. Prior to the Merger, Atrium was in a full valuation allowance for all domestic jurisdictions. Significant deferred tax liabilities were recorded due to the Merger where the valuation allowances were no longer required for Atrium. The Company is in a net deferred tax liability position where certain state jurisdictions no longer required a valuation allowance. The Company will continue to monitor the positive and negative factors for these jurisdictions and make further changes to the valuation allowances as necessary. As a result of the Merger (see Note 2 — Acquisitions), net operating losses may be subject to limitation under Section 382.
Unrecognized tax benefits
Despite the Company’s belief that its tax return positions are consistent with applicable tax laws, the Company believes that certain positions could be challenged by taxing authorities. The Company’s tax reserves reflect the difference between the tax benefit claimed on tax returns and the amount recognized in the condensed consolidated financial statements. These reserves have been established based on management’s assessment as to potential exposure attributable to permanent differences and interest and penalties applicable to both permanent and temporary differences. The tax reserves are reviewed periodically and adjusted in light of changing facts and circumstances, such as progress of tax audits, lapse of applicable statutes of limitations and changes in tax law. The Company is currently under examination by various taxing authorities. During the six months ended June 30, 2018, the tax reserves increased by approximately $0.2 million. The increase is related to interest expense related to unrecognized tax benefits.
The liability for unrecognized tax benefits as of June 30, 2018 was approximately $4.7 million and is recorded in other long-term liabilities in the accompanying condensed consolidated balance sheet. The corresponding amount of gross unrecognized tax benefit was approximately $16.5 million. The difference between the total unrecognized tax benefits and the amount of the liability for unrecognized tax benefits represents unrecognized tax benefits that have been netted against deferred tax assets related to net operating losses in accordance with ASC 740 in addition to accrued penalties and interest.
Tax Receivable Agreement
On May 22, 2013, the Company entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with PG ITR Holdco, L.P. (the “Tax Receivable Entity”). The Tax Receivable Agreement generally provides for the payment by the Company to the Tax Receivable Entity of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes in periods ending after the IPO as a result of  (i) NOL carryovers from periods (or portions thereof) ending before January 1, 2013, (ii) deductible expenses attributable to the transactions related to the IPO and (iii) deductions related to imputed interest deemed to be paid by the Company as a result of or attributable to payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such benefits have been utilized or expired. The Company will retain the benefit of the remaining 15% of these tax savings. The Tax Receivable Agreement will obligate the Company to make payments to the Tax Receivable Entity generally equal to 85% of the applicable cash savings that is actually realized as a result of utilizing NOL carryovers once the tax returns are filed for that respective tax year.
The Company estimates that the total anticipated amount of future payments under the Tax Receivable Agreement could be up to approximately $48.3 million assuming no material changes in the relevant tax law.
As of June 30, 2018, the Company estimates the TRA liability to be approximately $48.3 million, after giving effect to the $5.2 million adjustment made during the three months ended June 30, 2018 due to the change of control feature in the agreement that was triggered by the April 12, 2018 Merger. During January 2018, the Company made a $26.5 million payment to the Tax Receivable Entity in settlement of the NOL usage on the 2016 tax returns.
As of June 30, 2018, the Company had a long-term liability of approximately $23.4 million and a current liability of  $24.9 million, for the amount due pursuant to the Tax Receivable Agreement. As of December 31, 2017, the Company had a long-term liability of approximately $18.1 million and a current liability of  $51.4 million, for the amount due pursuant to the Tax Receivable Agreement.
Other
As of June 30, 2018, the Company has not established U.S. deferred taxes on unremitted earnings of the Company’s foreign subsidiaries. Notwithstanding the provisions within the American Jobs Creation Act of 2004, the Company continues to consider these amounts to be permanently reinvested. Enactment of the Tax Act imposed a one-time U.S. federal tax on the deemed repatriation of unremitted earnings abroad, which did not have a material impact on the Company’s financial results. The indefinite reinvestment assertion continues to apply for the purpose of determining deferred tax liabilities for U.S. state and foreign withholding tax purposes.

11. STOCK-BASED COMPENSATION
A rollforward of Company stock options outstanding during the period from January 1, 2018 to April 12, 2018 is presented below:
	Stock Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)
Balance at January 1, 2018	2,398,181	$14.02	3.43
Granted	—	—	—
Exercised	(231,878)	12.35	—
Forfeited or expired	—	—	—
April 12, 2018	2,166,303	$14.20	3.34

The Company recorded stock based compensation expense of  $0.0 million and $0.1 million for the three months ended June 30, 2018 and July 1, 2017, respectively, and $0.1 million and $0.3 million for the six months ended June 30, 2018 and July 1, 2017, respectively, related to Company stock option grants.
In connection with the Merger, each Company stock option outstanding as of April 12, 2018 was canceled, extinguished and converted into the right to receive a cash payment equal to the Merger Consideration, less the exercise price applicable to such stock option. See Note 2 — Acquisitions and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Overview” for further discussion of the Merger. The total amount of Merger Consideration for outstanding stock options of  $16.0 million was paid in April 2018. No additional stock-based compensation was recognized in the period from April 13, 2018 to June 30, 2018 as there were no outstanding stock-based compensation instruments outstanding during this time period.
Restricted stock
During December 2016, the Company issued an aggregate of 19,420 restricted shares of common stock in an equal number to each of the four independent members of the Board of Directors. These shares vested over the 2017 calendar period and the Company expensed these items as compensation expense, ratably during 2017. During the three and six months ended July 1, 2017, the Company expensed approximately $0.1 million and $0.2 million, respectively, related to these grants in selling, general, and administrative expenses within the condensed consolidated statement of operations and comprehensive income (loss).
During December 2017, the Company issued an aggregate of 16,440 restricted shares of common stock in an equal number to each of the four independent members of the Board of Directors. These shares were scheduled to vest over the 2018 calendar year and the Company expensed these items as compensation expense, ratably during 2018 prior to the Merger. During the three and six months ended June 30, 2018, the Company expensed approximately $0.0 million and $0.1 million, respectively, related to these grants in selling, general, and administrative expenses within the condensed consolidated statement of operations and comprehensive income (loss). In connection with the Merger, each restricted share outstanding as of April 12, 2018 was canceled, extinguished and converted into the right to receive the Merger Consideration. See Note 2 — Acquisitions and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Overview” for further discussion of the Merger.
12. SEGMENT INFORMATION
The Company defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by management in deciding how to allocate resources and in assessing performance. The Company has two reportable segments: (1) Siding, Fencing and Stone and (2) Windows and Doors.
The income before income taxes of each segment includes the revenue generated on transactions involving products within that segment less identifiable expenses. Unallocated income and expenses include items that are not directly attributed to or allocated to either of the Company’s reporting segments. Such items include interest, legal costs, corporate payroll, and unallocated finance, and accounting expenses. Unallocated corporate assets include cash and certain receivables. Interest expense is presented net of interest income.
Following is a summary of the Company’s segment information:
(Amounts in thousands)	Successor	Predecessor	Predecessor
	April 13, 2018 – June 30, 2018	April 1, 2018 – April 12, 2018	Three months ended July 1, 2017
Net sales
Siding, Fencing and Stone	$247,193	$29,794	$263,593
Windows and Doors	350,743	39,945	281,174
	$597,936	$69,739	$544,767
Operating earnings (loss)
Siding, Fencing and Stone	$6,815	$2,175	$47,580
Windows and Doors	24,704	2,417	24,725
Unallocated	(18,079)	(68,915)	(6,206)
	$13,440	$(64,323)	$66,099

	Successor	Predecessor	Predecessor
	April 13, 2018 – June 30, 2018	January 1, 2018 – April 12, 2018	Six months ended July 1, 2017
Net sales
Siding, Fencing and Stone	$247,193	$225,940	$454,430
Windows and Doors	350,743	303,703	520,352
	$597,936	$529,643	$974,782
Operating earnings (loss)
Siding, Fencing and Stone	$6,815	$15,974	$67,403
Windows and Doors	24,704	7,625	26,154
Unallocated	(18,079)	(75,901)	(15,632)
	$13,440	$(52,302)	$77,925

	Total assets as of
	Successor	Predecessor
	June 30, 2018	December 31, 2017
Total assets
Siding, Fencing and Stone	$1,949,149	$728,502
Windows and Doors	1,880,625	500,278
Unallocated	56,472	90,787
	$3,886,246	$1,319,567

13. RELATED PARTY TRANSACTIONS
During March 2015, the Company entered into retention agreements with the Company’s Chief Executive Officer and Chief Financial Officer for $3.0 million and $1.3 million, respectively. These retention agreements incentivized these individuals for three years and required the Company to make cumulative payments of  $4.3 million on December 31, 2017, if both individuals remain employed in their current positions on that date. The Company paid these retention amounts during the year ended December 31, 2017.
On January 31, 2018, the date the Ply Gem Merger Agreement was executed, Ply Gem Holdings entered into transaction bonus letter agreements with each of its Chief Executive Officer and Chief Financial Officer, granting each a right to a one-time payment of $7.0 million and $1.8 million, respectively, subject to the consummation of the Merger (each bonus, a “Transaction Bonus”). Payment of each Transaction Bonus was made during May 2018 as the closing of the Merger occurred on April 12, 2018. These Ply Gem Holdings Transaction Bonuses were recognized as acquisition costs in the Predecessor period in the Company’s condensed consolidated statement of operations and comprehensive income (loss). Additionally, prior to the acquisition of Atrium, there were $8.1 million of Transaction Bonuses established by Atrium for the Atrium Chief Executive Officer and various other members of Atrium senior management for one-time payment, subject to the consummation of the Merger and the Atrium transaction. Payment of each Transaction Bonus was made during May 2018 as the closing of the Merger occurred on April 12, 2018. The Ply Gem Holdings and Atrium Transaction Bonuses were part of the accrued purchase consideration along with the appraisal liability of  $44.9 million, LTIP and stock option liability of  $34.1 million and professional fees of  $0.8 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
The information contained in this discussion and in the unaudited condensed consolidated financial statements and accompanying notes presented in this Quarterly Report for the period ended June 30, 2018 should be read in conjunction with information set forth in Ply Gem Holdings’ audited financial statements for the year ended December 31, 2017. Certain statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are “forward-looking statements.” See “Special Note Regarding Forward-Looking Statements.” As used in this Quarterly Report for the Successor period (April 13, 2018 – June 30, 2018) and the Predecessor period (April 1, 2018 – April 12, 2018) (January 1, 2018 – April 12, 2018), the “Company”, “we”, “us”, and “our” refer to Ply Gem Midco and its subsidiaries in the Successor period and to Ply Gem Holdings and its subsidiaries in the Predecessor and 2017 period, except where the context otherwise requires or as otherwise indicated.
Overview
We are a leading manufacturer of exterior building products in North America, operating in two reportable segments: (i) Siding, Fencing and Stone and (ii) Windows and Doors, which comprised approximately 42% and 58% of our net sales, respectively, for the three months ended June 30, 2018. These two segments produce a comprehensive product line of vinyl siding, designer accents, cellular polyvinyl chloride (“PVC”) trim, vinyl fencing, vinyl railing, stone veneer, roofing, and vinyl windows and doors used in both the new construction market and the home repair and remodeling market in the United States and Canada. Vinyl building products have the leading share of sales volume in siding and windows in the United States and Canada. We also manufacture vinyl and aluminum soffit and siding accessories, aluminum trim coil, wood windows, aluminum windows, vinyl and aluminum-clad windows and steel and fiberglass doors, enabling us to bundle complementary and color-matched products and accessories with our core products. We believe that our comprehensive product portfolio and geographically diverse, low cost manufacturing platform allow us to better serve our customers and provide us with a competitive advantage over other exterior building products suppliers.
On April 12, 2018, the Merger of Ply Gem and Atrium closed and each of Ply Gem’s issued and outstanding shares of common stock were canceled and extinguished. We believe that Ply Gem and Atrium are highly complementary businesses and that our combination is strategically and financially compelling. Merger synergies are expected to be driven by procurement savings, manufacturing footprint consolidation, logistics optimization and efficiencies in selling, general and administrative expenses.
Our combined company now operates 32 manufacturing facilities across the U.S. and Canada. The Canadian manufacturing facilities are supported by a network of 26 distribution facilities. The Company has sales in all 50 states and all 10 Canadian provinces. We have strategically invested in vertical integration, bringing both our vinyl extrusion and resin compounding capabilities in-house, which we believe creates cost advantages relative to many of our competitors.
See Note 2 — Acquisitions for further specific disclosure around the Merger.
Financial statement presentation
Net Sales.   Net sales represent the fixed selling price of our products plus certain shipping charges less applicable provisions for discounts and allowances. Allowances include cash discounts, volume rebates and returns among others.
Cost of products sold.   Cost of products sold includes direct material and manufacturing costs, manufacturing depreciation, third-party and in-house delivery costs, product warranty expense, and non-cash charges of the fair value step up of inventory related to purchase price allocation from the Merger.
Selling, general and administrative expenses.   Selling, general and administrative expenses (“SG&A expense”) includes all non-product related operating expenses, including selling, marketing, research and development costs, information technology, and other general and administrative expenses.
Acquisition related expenses.   Acquisition related expenses include costs that were incurred as a result of an acquisition or merger transaction. The acquisition related costs of the April 12, 2018 business combination amounted to $79.0 million and have been recognized as an expense for the current period and recorded in acquisition related expenses on the face of the condensed consolidated statements of operation and comprehensive income (loss).

Operating earnings (loss).   Operating earnings (loss) represents net sales less cost of products sold, SG&A expense, acquisition related expenses and amortization of intangible assets.
Impact of commodity pricing
PVC resin, aluminum, and glass are major components in the production of our products and changes in PVC resin, aluminum and glass prices have a direct impact on our cost of products sold. Historically, we have been able to pass on a substantial portion of significant price increases to our customers. The results of operations for individual quarters can be negatively impacted by a delay between the time of raw material cost increases and price increases that we implement in our products, or conversely can be positively impacted by a delay between the time of a raw material price decrease and competitive pricing moves that we implement accordingly.
Impact of weather
Since our building products are intended for exterior use, our sales and operating earnings tend to be lower during periods of inclement weather. Weather conditions in the first and fourth quarters of each calendar year historically result in these quarters producing significantly less sales revenue than in any other period of the year. As a result, we have historically had lower profits or higher losses in the first quarter, and reduced profits in the fourth quarter of each calendar year. Our results of operations for individual quarters in the future may be impacted by adverse weather conditions. In addition, favorable or unfavorable weather conditions may influence the comparability of our results from year to year or from quarter to quarter.
Critical Accounting Policies
Our discussion and analysis of financial condition and results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent liabilities. We base these estimates on our historical experience and on various other assumptions that we believe to be reasonable under the circumstances, and these estimates form the basis for our judgments concerning the carrying values of assets and liabilities that are not readily apparent from other sources. By their nature, these estimates and judgments are subject to an inherent degree of uncertainty. We periodically evaluate these estimates and judgments based on available information and experience. Actual results could differ from our estimates under different assumptions and conditions. If actual results significantly differ from our estimates, our financial condition and results of operations could be materially impacted. For more information regarding our critical accounting policies and estimates please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies contained on pages F-59 to F-68 and Note 1 — Summary of Significant Accounting Policies to our consolidated financial statements. There have been no material changes to the critical accounting policies previously disclosed in that report.

Results of Operations
The following table summarizes net sales and net income (loss) by segment and is derived from the accompanying condensed consolidated statements of operations and comprehensive income (loss) included in this report.
	Successor	Predecessor	Predecessor
(Amounts in thousands)	April 13, 2018 – June 30, 2018	April 1, 2018 – April 12, 2018	Three months ended July 1, 2017
	(unaudited)	(unaudited)	(unaudited)
Net sales
Siding, Fencing and Stone	$247,193	$29,794	$263,593
Windows and Doors	350,743	39,945	281,174
Operating earnings (loss)
Siding, Fencing and Stone	6,815	2,175	47,580
Windows and Doors	24,704	2,417	24,725
Unallocated	(18,079)	(68,915)	(6,206)
Foreign currency gain (loss)
Siding, Fencing and Stone	(386)	148	224
Windows and Doors	(1,130)	461	393
Interest income (expense), net
Siding, Fencing and Stone	5	2	5
Windows and Doors	(39)	—	4
Unallocated	(43,729)	(2,599)	(17,389)
Income tax benefit (expense)
Unallocated	11,428	9,331	(19,477)
Tax Receivable Agreement liability adjustment
Unallocated	—	(5,237)	—
Net income (loss)	$(20,411)	$(62,217)	$29,859

	Successor	Predecessor	Predecessor
(Amounts in thousands)	April 13, 2018 – June 30, 2018	January 1, 2018 – April 12, 2018	Six months ended July 1, 2017
	(unaudited)	(unaudited)	(unaudited)
Net sales
Siding, Fencing and Stone	$247,193	$225,940	$454,430
Windows and Doors	350,743	303,703	520,352
Operating earnings (loss)
Siding, Fencing and Stone	6,815	15,974	67,403
Windows and Doors	24,704	7,625	26,154
Unallocated	(18,079)	(75,901)	(15,632)
Foreign currency gain (loss)
Siding, Fencing and Stone	(386)	(103)	243
Windows and Doors	(1,130)	(29)	529
Interest income (expense), net
Siding, Fencing and Stone	5	1	13
Windows and Doors	(39)	13	8
Unallocated	(43,729)	(19,046)	(34,273)
Income tax benefit (expense)
Unallocated	11,428	9,923	(18,223)
Tax Receivable Agreement liability adjustment
Unallocated	—	(5,237)	—
Net income (loss)	$(20,411)	$(66,780)	$26,222
Adjusted EBITDA
We define adjusted EBITDA as net income plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency loss (gain), acquisition costs, non-cash charges of purchase price allocated to inventory, restructuring and integration expenses, retention costs, public company costs, stock option expense, management long term incentive plan expense, customer inventory buybacks, litigation class action charges, and tax receivable liability adjustments. Other companies may define adjusted EBITDA differently and, as a result, our measure of adjusted EBITDA may not be directly comparable to adjusted EBITDA of other companies. Management believes that the presentation of adjusted EBITDA included in these consolidated financial statements provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) internally measure our operating performance and (ii) determine our incentive compensation programs. In addition, the Company’s debt agreements have certain covenants that apply ratios utilizing this measure of adjusted EBITDA.
Although we use adjusted EBITDA as a financial measurement to assess the performance of our business, the use of adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a performance measure. You are cautioned not to place undue reliance on adjusted EBITDA.

	Successor	Predecessor	Predecessor
(Amounts in thousands)	April 13, 2018 – June 30, 2018	April 1, 2018 – April 12, 2018	Three months ended July 1, 2017
Net income (loss)	$(20,411)	$(62,217)	$29,859
Interest expense, net	43,763	2,597	17,380
Provision (benefit) for income taxes	(11,428)	(9,331)	19,477
Depreciation and amortization	31,081	1,839	13,102
EBITDA	43,005	(67,112)	79,818
Non cash loss (gain) on foreign currency transactions	1,516	(609)	(617)
Acquisition costs	11,186	67,802	—
Customer inventory buybacks	339	66	632
Restructuring/integration expense	1,325	6	455
Non cash charge of purchase price allocated to inventories	35,443	—	—
Public company costs	—	—	337
Retention expense	89	—	361
Long term incentive plan compensation	—	229	1,238
Stock option expense	—	—	92
Litigation – class action charges, net	—	—	825
Tax receivable agreement liability adjustment	—	5,237	—
Adjusted EBITDA	$92,903	$5,619	$83,141

	Successor	Predecessor	Predecessor
(Amounts in thousands)	April 13, 2018 – June 30, 2018	January 1, 2018 – April 12, 2018	Six months ended July 1, 2017
Net income (loss)	$(20,411)	$(66,780)	$26,222
Interest expense, net	43,763	19,032	34,252
Provision (benefit) for income taxes	(11,428)	(9,923)	18,223
Depreciation and amortization	31,081	15,274	26,555
EBITDA	43,005	(42,397)	105,252
Non cash loss (gain) on foreign currency transactions	1,516	132	(772)
Acquisition costs	11,186	67,802	—
Customer inventory buybacks	339	1,518	1,198
Restructuring/integration expense	1,325	224	1,412
Non cash charge of purchase price allocated to inventories	35,443	—	—
Public company costs	—	500	774
Retention expense	89	103	722
Long term incentive plan compensation	—	985	2,672
Stock option expense	—	36	263
Litigation – class action charges, net	—	—	1,113
Tax receivable agreement liability adjustment	—	5,237	—
Adjusted EBITDA	$92,903	$34,140	$112,634

Our business is seasonal and the results of operations for the periods presented are not necessarily indicative of the results for a full fiscal year or any future period.

This review of performance is organized by business segment, reflecting the way we manage our business. Each business group leader is responsible for operating results down to operating earnings. We use operating earnings as a performance measure as it captures the income and expenses within the management control of our business leaders. Corporate management is responsible for making all financing decisions. Therefore, each segment discussion focuses on the factors affecting operating earnings, while interest expense and income taxes and certain other unallocated expenses are separately discussed at the corporate level.
Our consolidated financial performance for the Successor period includes the non-cash negative impact that resulted from the fair value step-up in inventory, property and equipment, and intangible assets associated with the Merger of Ply Gem and Atrium which was completed on April 12, 2018. The non-cash fair value step-up impacted our consolidated gross profit, depreciation expense and amortization expense by $35.4 million, ($1.4 million), and $18.7 million respectively which resulted in a non-cash negative impact on our operating earnings of  $52.7 million for the Successor period. In addition, our financial performance was negatively impacted by acquisition related costs of  $11.2 million and $67.8 million during the Successor and Predecessor periods, respectively.
The following tables set forth our results of operations based on the amounts and the percentage relationship of the items listed to net sales for the periods indicated. However, our results of operations set forth in the tables below may not necessarily be representative of our future operating results. Our Windows and Doors segment reflects the April 12, 2018 Merger of Atrium with Ply Gem.
Siding, Fencing and Stone Segment
	Successor		Predecessor		Predecessor
(Amounts in thousands)	April 13, 2018 – June 30, 2018		April 1, 2018 – April 12, 2018		For the three months ended July 1, 2017
	(unaudited)		(unaudited)		(unaudited)
Statement of operations data:
Net sales	$247,193	100.0%	$29,794	100.0%	$263,593	100.0%
Gross profit	38,460	15.6%	6,119	20.5%	73,032	27.7%
SG&A expense (including acquisition costs)	19,589	7.9%	3,620	12.2%	23,270	8.8%
Amortization of intangible assets	12,056	4.9%	324	1.1%	2,182	0.8%
Operating earnings	6,815	2.8%	2,175	7.3%	47,580	18.1%
Currency transaction gain (loss)	(386)	(0.2)%	148	0.5%	224	0.1%
Net Sales
When considering the 2018 Predecessor and Successor periods together, net sales for the three months ended June 30, 2018 increased $13.4 million or 5.1% compared to the three months ended July 1, 2017. The 5.1% net sales increase was driven by a $10.5 million or 4.4% net sales increase for the U.S. market and a net sales increase of  $2.9 million or 13.1% for the Canadian market. Our average selling prices increased in response to higher commodity costs resulting in higher net sales of approximately $16.6 million during the three months ended June 30, 2018 compared to the three months ended July 1, 2017. In the U.S. market, the 4.4% net sales increase resulted from higher average selling prices of 7.9%, which increased in response to higher material costs. Our vinyl siding unit sales decreased by 3.0% during the three months ended June 30, 2018 compared to the three months ended July 1, 2017 as a result of maintaining our price discipline in the marketplace and corresponding aggressive price action taken by certain competitors. In Canada, we achieved the 13.1% net sales increase from higher average selling prices of 5.0% and a favorable foreign currency impact of  $1.3 million.
Our building products are typically installed on a new construction home 90 to 120 days after the start of the home, therefore, single family housing starts commencing in the period from December 2017 to March 2018 directly impacts the demand for our products for the three months ended June 30, 2018. According to the U.S. Census Bureau, single family housing starts increased 7.6% during this lag affected time period reflecting these improved market conditions. In addition to the new construction market improvement, remodeling activity, according to the Leading Indicator of Remodeling Activity (“LIRA”), reflected the 2018 second quarter trailing twelve months increasing 6.6% compared to the 2017 period. However, due to the relative high dollar value or “big ticket” nature of our replacement products, we believe that true remodeling market demand for our big ticket exterior products actually increased approximately 1.0%. Since our Siding, Fencing, and Stone segment is heavily weighted to the repair and remodeling market, we estimate the weighted average U.S. market increase to be 3.3% for the three months ended June 30, 2018, which was higher than our 3.0% unit net sales decrease in the U.S. for the three months ended June 30, 2018 due to our focus on maintaining price discipline combined with aggressive price action taken by competitors in the marketplace that negatively impacted our unit net sales but which was completely offset with our average sales price increases which led to the overall 4.4% in net sales. Our U.S. market position in vinyl siding decreased from 40.5% to 38.5% during the three months ended June 30, 2018 relative to the three months ended July 1, 2017 while our share of the Canadian vinyl siding market improved from 33.2% to 34.1% for the comparable three-month period.
Gross Profit
Successor period (April 13, 2018-June 30, 2018):
Gross profit for the Successor period ended June 30, 2018 decreased $34.6 million or 47.3% compared to the three months ended July 1, 2017. Gross profit for the Successor period was negatively impacted $30.9 million by the non-cash inventory fair value step-up associated with the Merger which increased cost of goods sold during the Successor period. Excluding the impact of this step-up, gross profit would have decreased $3.7 million or 5.0%. This gross profit decrease resulted from the Successor period only including 2.5 months of activity relative to the three months ended July 1, 2017. In addition, higher raw material input costs negatively impacted gross profit by $10.1 million during the Successor period ended June 30, 2018 compared to the three months ended July 1, 2017 partially offset by our ability to maintain price discipline resulting in a 7.9% increase in average selling prices. The Midwest Ingot price of aluminum and PVC resin increased 29.7% and 6.0%, respectively, during the Successor period ended June 30, 2018 relative to the three months ended July 1, 2017. In addition to the higher material costs, we also incurred increased freight expenses from driver and lane shortages during the Successor period of  $2.0 million relative to the three months ended July 1, 2017 that negatively impacted our gross profit.
As a percentage of net sales, gross profit decreased from 27.7% for the three months ended July 1, 2017 to 15.6% for the Successor period ended June 30, 2018. Excluding the fair value inventory step-up, our gross profit would have been 28.1% for the Successor period, an increase of 40 basis points relative to the three months ended July 1, 2017. The gross profit increase resulted from our ability to increase our average selling prices partially offset by increased raw material costs primarily for aluminum and PVC resin and higher freight expenses.
Predecessor period (April 1, 2018-April 12, 2018):
Gross profit for the Predecessor period decreased $66.9 million or 91.6% compared to the three months ended July 1, 2017 due to the comparison of 12 days of operating activity relative to the full three months ended July 1, 2017. As a percentage of sales, gross profit decreased from 27.7% for the three months ended July 1, 2017 to 20.5% for the Predecessor period reflecting increased raw material costs primarily for aluminum and PVC resin and higher freight expenses not yet fully offset by our selling prices that were implemented during the first quarter of this year.
Selling, general and administrative expenses
Successor period (April 13, 2018-June 30, 2018):
SG&A expense for the Successor period decreased $3.7 million or 15.8% compared to the three months ended July 1, 2017 due to the Successor period only including 2.5 months of activity relative to the three months ended July 1, 2017. As a percentage of net sales, SG&A expense decreased to 7.9% for the Successor period from 8.8% for the three months ended July 1, 2017 as we gained leverage on the fixed component of SG&A expenses.

Predecessor period (April 1, 2018-April 12, 2018):
SG&A expense for the Predecessor period decreased $19.7 million or 84.4% compared to the three months ended July 1, 2017 due to the comparison of 12 days of operating activity relative to the full three months ended July 1, 2017. As a percentage of sales, SG&A expense increased to 12.2% for the Predecessor period compared to 8.8% for the three months ended July 1, 2017 predominantly for acquisition costs related to the Merger.
Amortization of intangible assets
Successor period (April 13, 2018-June 30, 2018):
Amortization expense for the Successor period increased $9.9 million or 452.5% relative to the three months ended July 1, 2017 due to the increased amortization expense associated with the fair value step-up of Ply Gem’s intangible assets associated with the Merger. As a percentage of net sales, amortization expense remained consistent at 0.8% for the Successor period and the three months ended July 1, 2017 excluding the amortization associated with the fair value step-up.
Predecessor period (April 1, 2018-April 12, 2018):
Amortization expense for the Predecessor period decreased $1.9 million or 85.2% due to the comparison of 12 days of operating activity relative to the full three months ended July 1, 2017. As a percentage of sales, amortization expense increased to 1.1% for the Predecessor period compared to 0.8% for the three months ended July 1, 2017.
Currency transaction gain (loss)
Successor period (April 13, 2018-June 30, 2018):
The currency transaction loss for the Successor period was $0.4 million resulting from the impact of the Canadian dollar fluctuation. The currency transaction gain for the three months ended July 1, 2017 was $0.2 million resulting from the fluctuation in the Canadian dollar during the period.
Predecessor period (April 1, 2018-April 12, 2018):
The currency transaction gain for the period was $0.1 million resulting from the impact of the Canadian dollar fluctuation. The currency transaction gain for the three months ended July 1, 2017 was $0.2 million resulting from the fluctuation in the Canadian dollar during the period.
	Successor		Predecessor		Predecessor
(Amounts in thousands)	April 13, 2018 – June 30, 2018		January 1, 2018 – April 12, 2018		For the six months ended July 1, 2017
	(unaudited)		(unaudited)		(unaudited)
Statement of operations data:
Net sales	$247,193	100.0%	$225,940	100.0%	$454,430	100.0%
Gross profit	38,460	15.6%	46,809	20.7%	118,995	26.2%
SG&A expense (including acquisition costs)	19,589	7.9%	28,236	12.5%	47,146	10.4%
Amortization of intangible assets	12,056	4.9%	2,599	1.2%	4,446	1.0%
Operating earnings	6,815	2.8%	15,974	7.1%	67,403	14.8%
Currency transaction gain (loss)	(386)	(0.2)%	(103)	—%	243	0.1%
Net Sales
When considering the 2018 Predecessor and Successor periods together, net sales for the six months ended June 30, 2018 increased $18.7 million or 4.1% compared to the six months ended July 1, 2017. The 4.1% net sales increase was driven by a $13.8 million or 3.3% net sales increase for the U.S. market and a net sales increase of  $4.9 million or 13.9% for the Canadian market. Our average selling prices increased in response to higher commodity costs resulting in higher net sales of approximately $24.7 million during the six months ended June 30, 2018 compared to the six months ended July 1, 2017. In the U.S. market, the 3.3% net sales increase resulted predominantly from higher average selling prices of 5.0%, which increased in response to higher material costs. Our vinyl siding unit sales decreased by 1.1% during the six months ended June 30, 2018 compared to the six months ended July 1, 2017 as a result of maintaining our price discipline in the marketplace as well as the series of nor’easters which hit the heavy vinyl siding concentrated area in the Northeast during February and March of 2018. In Canada, we achieved the 13.9% net sales increase from higher average selling prices of 4.7% and a favorable foreign currency impact of $2.3 million. Overall, we achieved the 4.1% net sales increase from improved volume in Canada, improved average selling prices which were increased in response to higher material costs that were partially offset by inventory buybacks of  $1.6 million during the six months ended June 30, 2018.
Our building products are typically installed on a new construction home 90 to 120 days after the start of the home, therefore, single family housing starts commencing in the period from September 2017 to March 2018 directly impacts the demand for our products for the six months ended June 30, 2018. According to the U.S. Census Bureau, single family housing starts increased 7.8% during this lag affected time period reflecting these improved market conditions. In addition to the new construction market improvement, remodeling activity, according to the Leading Indicator of Remodeling Activity (“LIRA”), reflected the 2018 second quarter trailing twelve months increasing 6.6% compared to the 2017 period. However, due to the relative high dollar value or “big ticket” nature of our replacement products, we believe that true remodeling market demand for our big ticket exterior products actually increased approximately 1.0%. Since our Siding, Fencing, and Stone segment is heavily weighted to the repair and remodeling market, we estimate the weighted average U.S. market increase to be 3.4% for the six months ended June 30, 2018, which was higher than our 1.1% unit net sales decrease in the U.S. for the six months ended June 30, 2018 due to our focus on maintaining price discipline combined with aggressive price action taken by competitors in the marketplace that negatively impacted our unit net sales but which was completely offset with our average sales price increases which led to the overall 3.3% net sales increase. Our U.S. market position in vinyl siding decreased from 40.0% to 39.1% during the six months ended June 30, 2018 relative to the six months ended July 1, 2017 while our share of the Canadian vinyl siding market improved from 31.0% to 32.1% for the comparable six month period.
Gross Profit
Successor period (April 13, 2018-June 30, 2018):
Gross profit for the Successor period ended June 30, 2018 decreased $80.5 million or 67.7% compared to the six months ended July 1, 2017. Gross profit was negatively impacted $30.9 million by the non-cash inventory fair value step-up associated with the Merger which increased cost of goods sold during the Successor period. Excluding the impact of this step-up, gross profit would have decreased $49.6 million or 41.7%. This gross profit decrease resulted from the comparison of the Successor period which included 2.5 months of activity relative to the six months ended July 1, 2017. In addition, the gross profit decrease can be attributed to higher raw material input costs which negatively impacted gross profit by $7.7 million during the Successor period compared to the six months ended July 1, 2017. The Midwest Ingot price of aluminum and PVC resin increased 29.7% and 6.0%, respectively, during the Successor period relative to the three months ended July 1, 2017 partially offset by higher average selling prices. In addition to the higher material costs, we also incurred increased freight expenses from driver and lane shortages during the Successor period of  $1.9 million relative to the six months ended July 1, 2017 that negatively impacted our gross profit.
As a percentage of net sales, gross profit decreased from 26.2% for the six months ended July 1, 2017 to 15.6% for the Successor period ended June 30, 2018. Excluding the fair value inventory step-up, our gross profit would have been 28.1% for the Successor period ended June 30, 2018 an increase of 190 basis points relative to the six months ended July 1, 2017. The gross profit increase resulted from our ability to increase our average selling prices partially offset by increased raw material costs primarily for aluminum and PVC resin and higher freight expenses. This gross profit percentage increase reflects the Successor period’s increased volumes from the inclusion of the late spring and summer months while the six months ended July 1, 2017 includes winter months which typically carry lower volumes and higher fixed operating costs which lowered our gross margin percentages.
Predecessor period (January 1, 2018-April 12, 2018):
Gross profit for the Predecessor period from January 1, 2018 to April 12, 2018 decreased $72.2 million or 60.7% compared to the gross profit for the six months ended July 1, 2017. The decrease in gross profit for the Predecessor period resulted from the comparison of 3.5 months of activity to a full six months of activity for the six months ended July 1, 2017. In addition, the decrease can be attributed to higher raw material input costs which negatively impacted gross profit by $11.5 million during the Predecessor period compared to the six months ended July 1, 2017. The Midwest Ingot price of aluminum and PVC resin increased 20.3% and 5.8%, respectively, during the six months ended June 30, 2018 relative to the six months ended July 1, 2017. In addition to the higher material costs, we also incurred increased freight expenses from driver and lane shortages during the Predecessor period of  $2.8 million relative to the six months ended July 1, 2017 that negatively impacted our gross profit.
As a percentage of net sales, gross profit decreased from 26.2% for the six months ended July 1, 2017 to 20.7% for the Predecessor period ended April 12, 2018. This gross profit percentage decrease can be attributed to the comparison of the Predecessor period which predominantly includes our first quarter gross profit which historically is significantly lower than our second quarter gross profit as we typically experience increased volume and profit during the spring and summer months coinciding with warmer weather.
Selling, general and administrative expenses
Successor period (April 13, 2018-June 30, 2018):
SG&A expense for the Successor period ended June 30, 2018 decreased $27.6 million or 58.5% consistent with the decrease in the relative periods with the Successor period comprising approximately 2.5 months of activity relative to the six months ended July 1, 2017. As a percentage of net sales, SG&A expense decreased from 10.4% for the six months ended July 1, 2017 compared to 7.9% for the Successor period ended June 30, 2018 as our sales levels normally increase precipitously during the late spring and summer months while our SG&A expense has a certain fixed component as well which drove the decrease as a percentage of sales.
Predecessor period (January 1, 2018-April 12, 2018):
SG&A expense for the Predecessor period ended April 12, 2018 decreased $18.9 million or 40.1% consistent with the decrease in the relative periods with the Predecessor period comprising approximately 3.5 months of activity relative to the six months ended July 1, 2017. As a percentage of net sales, SG&A expense increased to 12.5% for the Predecessor period compared to 10.4% for the six months ended July 1, 2017 as our sales levels in the first quarter are lower which drives up the percentage of SG&A expense which have a fixed component.
Amortization of intangible assets
Successor period (April 13, 2018-June 30, 2018):
Amortization expense for the Successor period ended June 30, 2018 increased $7.6 million or 171.2% relative to the six months ended July 1, 2017 due to the increased amortization expense associated with the fair value step-up of Ply Gem’s intangible assets associated with the Merger. As a percentage of net sales, amortization expense remained consistent excluding the amortization associated with the fair value step-up.
Predecessor period (January 1, 2018-April 12, 2018):
Amortization expense for the processor period ended April 12, 2018 decreased $1.8 million or 41.5% consistent with the decrease in the relative periods with the Predecessor period comprising approximately

3.5 months of activity relative to the six months ended July 1, 2017. As a percentage of net sales, amortization expense remained consistent.
Currency transaction gain (loss)
Successor period (April 13, 2018-June 30, 2018):
The currency transaction loss for the Successor period ended June 30, 2018 was $0.4 million resulting from the impact of the Canadian dollar fluctuation. The currency transaction gain for the six months ended July 1, 2017 was $0.2 million resulting from the fluctuation in the Canadian dollar during the period.
Predecessor period (January 1, 2018-April 12, 2018):
The currency transaction loss for the Predecessor period ended April 12, 2018 was $0.1 million resulting from the impact of the Canadian dollar fluctuation. The currency transaction gain for the six months ended July 1, 2017 was $0.2 million resulting from the fluctuation in the Canadian dollar during the period.
Windows and Doors Segment
	Successor		Predecessor		Predecessor
(Amounts in thousands)	April 13, 2018 – June 30, 2018		April 1, 2018 – April 12, 2018		For the three months ended July 1, 2017
	(unaudited)		(unaudited)		(unaudited)
Statement of operations data:
Net sales	$350,743	100.0%	$39,945	100.0%	$281,174	100.0%
Gross profit	80,074	22.8%	8,800	22.0%	63,856	22.7%
SG&A expense (including acquisition costs)	43,330	12.4%	5,956	14.9%	36,055	12.8%
Amortization of intangible assets	12,040	3.4%	427	1.1%	3,076	1.1%
Operating earnings	24,704	7.0%	2,417	6.1%	24,725	8.8%
Currency transaction gain (loss)	(1,130)	(0.3)%	461	1.2%	393	0.1%
Net Sales
When considering the 2018 Predecessor and Successor periods together, net sales for the three months ended June 30, 2018 increased $109.5 million or 38.9% compared to the three months ended July 1, 2017. The net sales increase can be primarily attributed to the Merger, with Atrium’s financial results reported within the Windows and Doors segment from the closing date of the Merger. The inclusion of Atrium’s net sales from the acquisition date resulted in increased net sales of  $88.9 million for the period from April 12, 2018 to June 30, 2018. Excluding Atrium, our net sales for the three months ended June 30, 2018 would have increased $20.7 million or 7.4% relative to the three months ended July 1, 2017. The 7.3% net sales increase resulted from improved U.S. market demand conditions, which favorably impacted our new construction and repair and remodeling businesses. For the three months ended June 30, 2018 compared to the three months ended July 1, 2017, our U.S. new construction business increased $6.9 million or 4.2% while our U.S. repair and remodeling business increased $9.5 million or 10.7% due partly to higher average selling prices of 2.2%. Our Canadian net sales increased $4.3 million or 16.0% for the three months ended June 30, 2018 relative to the three months ended July 1, 2017 due to an improving Western Canadian market which culminated in a unit volume increase of 6.7% and higher average selling prices. Our Western Canada sales have been impacted by depressed market conditions that resulted from the significant decline in energy prices that have stymied housing and economic development in Western Canada, however recently we have begun to see some recovery in those markets.
The net sales increase for the U.S. market can be attributed to improved market conditions as evidenced by the U.S. Census Bureau reporting that single family housing starts increased 7.6% during the lag effected period which resulted in higher net sales for our new construction business. Our building products are typically installed on a new construction home 90 to 120 days after the start of the home, therefore single family starts commencing in the period from December 2017 to March 2018 directly impacts the demand for our products for the three months ended June 30, 2018. For the repair and remodeling business, LIRA reported that the 2018 trailing twelve months increased 6.6% compared to the 2017 period creating a favorable demand environment. However, due to the relative high dollar value or “big ticket” nature of our replacement products, we believe that true remodeling market demand for our big ticket exterior products increased approximately 1.0%. Our unit net sales for new construction increased 3.0% which was less than the 7.6% new construction market increase while our repair and remodeling unit sales increased 10.9% which was higher than the repair and remodeling demand market indicators for the three months ended June 30, 2018. The lower unit volumes for new construction relative to market indicators resulted from our ability to realize higher average selling prices on our products combined with aggressive price action taken by certain competitors which suppressed our market gains. The higher volumes for our repair and remodeling window products was caused by favorable demand factors including improved weather during the three months ended June 30, 2018. In addition to the favorable demand factors, we were also able to obtain net price increases of approximately $5.0 million during the three months ended June 30, 2018 relative to the three months ended July 1, 2017 which favorably impacted our net sales comparison for the three months ended June 30, 2018 relative to the three months ended July 1, 2017. In total, we achieved an increase in our average net selling prices of 2.2% in response to higher material costs. In Canada, we achieved the 16.0% net sales increase from increased unit volume sales of 6.7%, higher average selling prices, and a favorable foreign currency impact of  $1.2 million. Our improved net sales in the Canadian market continues to reflect the stabilization in the Canadian market despite the challenging conditions that currently exist in Canada from the significant decline in energy prices that have stymied housing and economic development particularly in Western Canada for the last several years.
Gross Profit
Successor period (April 13, 2018-June 30, 2018):
Gross profit for the Successor period ended June 30, 2018 increased $16.2 million or 25.4% compared to the three months ended July 1, 2017. Gross profit was favorably impacted by $25.7 million due to the inclusion of Atrium’s gross profit from the Merger date but was negatively impacted by $3.4 million from the non-cash inventory fair value step-up associated with the Merger which increased cost of goods sold during the Successor period. Excluding Atrium’s gross profit and the inventory step-up, our gross profit decreased $6.1 million or 9.6% for the Successor period ended June 30, 2018 compared to the three months ended July 1, 2017. This gross profit decrease resulted from the Successor period only including 2.5 months of activity relative to the three months ended July 1, 2017. In addition, gross profit was negatively impacted by approximately $2.3 million of unfavorable freight expense related to driver and lane shortages and higher material and labor costs for the Successor period ended June 30, 2018 compared to the three months ended July 1, 2017. As a percentage of net sales, gross profit was consistent at 22.7% for the three months ended July 1, 2017 compared to 22.8% for the Successor period ended June 30, 2018.
Predecessor period (April 1, 2018-April 12, 2018):
Gross profit for the Predecessor period decreased $55.1 million or 86.2% compared to the three months ended July 1, 2017 due to the comparison of 12 days of operating activity relative to the full three months ended July 1, 2017. As a percentage of sales, gross profit decreased from 22.7% for the three months ended July 1, 2017 to 22.0% for the Predecessor period reflecting increased raw material costs primarily for aluminum and higher freight expenses not yet fully offset by our selling prices.
Selling, general and administrative expenses
Successor period (April 13, 2018-June 30, 2018):
SG&A expense for the Successor period ended June 30, 2018 increased $7.3 million or 20.2% compared to the three months ended July 1, 2017. SG&A expense was negatively impacted by $10.3 million due to the inclusion of Atrium’s SG&A expense from the Merger date through June 30, 2018. Excluding Atrium, our SG&A expense decreased $3.0 million or 8.3% during the Successor period compared to the three months ended July 1, 2017. This SG&A expense decrease resulted from the Successor period only including 2.5 months of activity relative to the three months ended July 1, 2017. As a percentage of net sales, SG&A expense decreased from 12.8% for the three months ended July 1, 2017 to 12.4% for the Successor period ended June 30, 2018.
Predecessor period (April 1, 2018-April 12, 2018):
SG&A expense for the Predecessor period decreased $30.1 million or 83.5% compared to the three months ended July 1, 2017 due to the comparison of 12 days of operating activity relative to the full three months ended July 1, 2017. As a percentage of sales, SG&A expense increased to 14.9% in the Predecessor period compared to 12.8% for the three months ended July 1, 2017 as net sales in the first 12 days of April are lower than net sales for May and June in the full three months ended July 1, 2017 which resulted in the corresponding 210 basis point increase in SG&A expense.
Amortization of intangible assets
Successor period (April 13, 2018-June 30, 2018):
Amortization expense for the Successor period ended June 30, 2018 increased $9.0 million or 291.4% relative to the three months ended July 1, 2017 due to the increased amortization expense associated with the fair value step of Ply Gem’s and Atrium’s intangible assets associated with the Merger. As a percentage of net sales, amortization expense increased from 1.1% for the three months ended July 1, 2017 to 3.4% for the Successor period increasing as a result of the increased amortization expense associated with the fair value step of Ply Gem’s and Atrium’s intangible assets associated with the Merger.
Predecessor period (April 1, 2018-April 12, 2018):
Amortization expense for the Predecessor period decreased $2.6 million or 86.1% relative to the three months ended July1, 2017 due to the comparison of 12 days of activity relative to the full three months ended July 1, 2017. As a percentage of sales, amortization expense was consistent at 1.1%.
Currency transaction gain (loss)
Successor period (April 13, 2018-June 30, 2018):
The currency transaction loss for the Successor period ended June 30, 2018 was $1.1 million resulting from the impact of the Canadian dollar fluctuation. The currency transaction gain for the three months ended July 1, 2017 was $0.4 million resulting from the impact of the Canadian dollar fluctuation.
Predecessor period (April 1, 2018-April 12, 2018):
The currency transaction gain for the Predecessor period was $0.5 million resulting from the impact of the Canadian dollar fluctuation. The currency transaction gain for the three months ended July 1, 2017 was $0.4 million resulting from the impact of the Canadian dollar fluctuation.
	Successor		Predecessor		Predecessor
(Amounts in thousands)	April 13, 2018 – June 30, 2018		January 1, 2018 – April 12, 2018		For the six months ended July 1, 2017
	(unaudited)		(unaudited)		(unaudited)
Statement of operations data:
Net sales	$350,743	100.0%	$303,703	100.0%	$520,352	100.0%
Gross profit	80,074	22.8%	56,160	18.5%	107,418	20.6%
SG&A expense (including acquisition costs)	43,330	12.4%	45,029	14.8%	75,108	14.4%
Amortization of intangible assets	12,040	3.4%	3,506	1.2%	6,156	1.2%
Operating earnings	24,704	7.0%	7,625	2.5%	26,154	5.0%
Currency transaction gain (loss)	(1,130)	(0.3)%	(29)	—%	529	0.1%

Net Sales
When considering the 2018 Predecessor and Successor periods together, net sales for the six months ended June 30, 2018 increased $134.1 million or 25.8% compared to the six months ended July 1, 2017. The net sales increase can be attributed to the Merger, with Atrium’s financial results reported within the Windows and Doors segment from the closing of the Merger. The inclusion of Atrium’s net sales from the closing of the Merger resulted in increased net sales of  $88.9 million for the period from April 12, 2018 to June 30, 2018. Excluding Atrium, our net sales for the six months ended June 30, 2018 would have increased $45.2 million or 8.7% relative to the six months ended July 1, 2017. The 8.7% net sales increase resulted from improved U.S. market demand conditions, which favorably impacted our new construction and repair and remodeling businesses. For the six months ended June 30, 2018 compared to the six months ended July 1, 2017, our U.S. new construction business increased $16.6 million or 5.3% while our U.S. repair and remodeling business increased $17.8 million or 11.0% due partly to higher average selling prices of 2.4%. Our Canadian net sales increased $10.9 million or 23.9% for the six months ended June 30, 2018 relative to the six months ended July 1, 2017 due to an improving Western Canadian market which culminated in a unit volume increase of 12.9% and higher average selling prices. Our Western Canada sales have been impacted by depressed market conditions that resulted from the significant decline in energy prices that have stymied housing and economic development in Western Canada, however recently we have begun to see some recovery in those markets.
The net sales increase for the U.S. market can be attributed to improved market conditions as evidenced by the U.S. Census Bureau reporting that single family housing starts increased 7.8% during the lag effected period which resulted in higher net sales for our new construction business. Our building products are typically installed on a new construction home 90 to 120 days after the start of the home, therefore single family starts commencing in the period from September 2017 to March 2018 directly impacts the demand for our products for the six months ended June 30, 2018. For the repair and remodeling business, LIRA reported that the 2018 trailing twelve months increased 6.6% compared to the 2017 period creating a favorable demand environment. However, due to the relative high dollar value or “big ticket” nature of our replacement products, we believe that true remodeling market demand for our big ticket exterior products increased approximately 1.0%. Our unit net sales for new construction increased 4.1% which was less than the 7.8% new construction market increase while our repair and remodeling unit sales increased 10.9% which was higher than the repair and remodeling demand market indicators for the six months ended June 30, 2018. The lower unit volumes for new construction relative to market indicators resulted from our ability to realize higher average selling prices on our products combined with aggressive price action taken by certain competitors which suppressed our market gains. The higher volumes for our repair and remodeling window products was caused by favorable demand and economic factors including lower individual tax rates and improved weather during the six months ended June 30, 2018. In addition to the favorable demand factors, we were also able to obtain net price increases of approximately $11.3 million during the six months ended June 30, 2018 relative to the six months ended July 1, 2017 which favorably impacted our net sales comparison for the six months ended June 30, 2018 relative to the six months ended July 1, 2017. In total, we achieved an increase in our average net selling prices of 2.4% in response to higher material costs. In Canada, we achieved the 23.9% net sales increase from increased unit volume sales of 13.0%, higher average selling prices, and a favorable foreign currency impact of  $2.5 million. Our improved net sales in the Canadian market continues to reflect the stabilization in the Canadian market despite the challenging conditions that currently exist in Canada from the significant decline in energy prices that have stymied housing and economic development particularly in Western Canada for the last several years.
Gross Profit
Successor period (April 13, 2018-June 30, 2018):
Gross profit for the Successor period decreased $27.3 million or 25.5% compared to the six months ended July 1, 2017. Gross profit was favorably impacted by $25.7 million due to the inclusion of Atrium’s gross profit from the Merger but was negatively impacted by $3.4 million from the non-cash inventory fair value step-up associated with the Merger completed on April 12, 2018 which increased cost of goods sold during the Successor period. Excluding Atrium’s gross profit and the inventory step-up, our gross profit decreased $49.6 million or 46.2% during the Successor period ended June 30, 2018 compared to the six months ended July 1, 2017. This gross profit decrease resulted from the comparison of the Successor period which included 2.5 months of activity relative to the six months ended July 1, 2017. In addition, gross profit was negatively impacted by approximately $1.7 million of unfavorable freight expenses related to driver and lane shortages and higher material and labor costs partially offset by higher selling prices for the Successor period compared to the six months ended July 1, 2017.
Excluding Atrium and the inventory fair value step-up, gross profit as a percentage of net sales increased from 20.6% for the six months ended July 1, 2017 to 26.7% for the Successor period. This gross profit percentage increase reflects the Successor period’s increased volumes from the inclusion of the late spring and summer months while the six months ended July 1, 2017 includes winter months which typically carry lower volumes and higher fixed operating costs which lowered our gross margin percentages.
Predecessor period (January 1, 2018-April 12, 2018):
Gross profit for the Predecessor period decreased $51.3 million or 47.7% compared to the six months ended July 1, 2017. The decrease in gross profit for the Predecessor period resulted from the comparison of 3.5 months of activity to a full six months of activity for the six months ended July 1, 2017. In addition, the gross profit was negatively impacted by approximately $2.6 million of unfavorable freight expenses related to driver and lane shortages and higher material and labor costs partially offset by higher selling prices for the Predecessor period compared to the six months ended July 1, 2017.
Gross profit as a percentage of net sales decreased from 20.6% for the six months ended July 1, 2017 to 18.5% for the Predecessor period. This gross profit percentage decrease can be attributed to the comparison of the Predecessor period which predominantly includes our first quarter gross profit which historically is significantly lower than our second quarter gross profit as we typically experience increased volume and gross profit during the spring and summer months coinciding with warmer weather.
Selling, general and administrative expenses
Successor period (April 13, 2018-June 30, 2018):
SG&A expense for the Successor period ended June 30, 2018 decreased $31.8 million or 42.3% compared to the six months ended July 1, 2017. SG&A expense was negatively impacted by $10.3 million due to the inclusion of Atrium’s SG&A expenses from the acquisition date of April 12, 2018 forward through June 30, 2018. Excluding Atrium, our SG&A expenses decreased $42.1 million or 56.0% during the Successor period ended June 30, 2018 compared to the six months ended July 1, 2017 consistent with the decrease in the relative periods with the Successor period comprising approximately 2.5 months of activity relative to the six months ended July 1, 2017. Excluding Atrium, our SG&A expense as a percentage of net sales was 15.2% for the Successor period relative to 14.4% for the six months ended July 1, 2017.
Predecessor period (January 1, 2018-April 12, 2018):
SG&A expense for the Predecessor period decreased $30.1 million or 40.0% compared to the six months ended July 1, 2017 consistent with the decrease in the relative periods with the Predecessor period comprising approximately 3.5 months of activity relative to the six months ended July 1, 2017. As a percentage of net sales, SG&A expense increased to 14.8% for the Predecessor period compared to 14.4% for the six months ended July 1, 2017.
Amortization of intangible assets
Successor period (April 13, 2018-June 30, 2018):
Amortization expense for the Successor period ended June 30, 2018 increased $5.9 million or 95.6% relative to the six months ended July 1, 2017 due to the increased amortization expense associated with the fair value step of Ply Gem’s and Atrium’s intangible assets associated with the Merger. As a percentage of net sales, amortization expense increased from 1.2% to 3.4% because of this amortization associated with the fair value step-up.

Predecessor period (January 1, 2018-April 12, 2018):
Amortization expense for the Predecessor period decreased $2.7 million or 43.0% relative to the six months ended July 1, 2017 consistent with the decrease in the relative periods with the Predecessor period comprising approximately 3.5 months of activity relative to the six months ended July 1, 2017. As a percentage of net sales, amortization expense remained consistent.
Currency transaction gain (loss)
Successor period (April 13, 2018-June 30, 2018):
The currency transaction loss for the Successor period ended June 30, 2018 was $1.1 million resulting from the impact of the Canadian dollar fluctuation. The currency transaction gain for the six months ended July 1, 2017 was $0.5 million resulting from the fluctuation in the Canadian dollar during the period.
Predecessor period (January 1, 2018-April 12, 2018):
The currency transaction loss for the Predecessor period ended April 12, 2018 was $0.0 million resulting from the impact of the Canadian dollar fluctuation. The currency transaction gain for the six months ended July 1, 2017 was $0.5 million resulting from the fluctuation in the Canadian dollar during the period.
Unallocated Operating Earnings, Interest, and (Provision) Benefit for Income Taxes
	Successor	Predecessor	Predecessor
(Amounts in thousands)	April 13, 2018 – June 30, 2018	April 1, 2018 – April 12, 2018	For the three months ended July 1, 2017
	(unaudited)	(unaudited)	(unaudited)
Statement of operations data:
SG&A expense	$(8,557)	$(1,149)	$(6,206)
Acquisition related expenses	(9,522)	(67,766)	—
Operating loss	(18,079)	(68,915)	(6,206)
Interest expense	(43,736)	(2,599)	(17,399)
Interest income	7	—	10
Tax Receivable Agreement liability adjustment	—	(5,237)	—
Income tax benefit (provision) for income taxes	$11,428	$9,331	$(19,477)
Operating loss
Successor period (April 13, 2018-June 30, 2018):
Unallocated losses include items that are not directly attributed to or allocated to either of our reporting segments. Such items include legal costs, corporate payroll, and unallocated finance and accounting expenses. The unallocated operating loss for the Successor period ended June 30, 2018 increased by $11.9 million or 191.3% compared to the three months ended July 1, 2017 due primarily to $9.5 million of one-time costs associated with the Merger, a $2.3 million increase across various shared service cost centers and an increase of  $1.6 million in other general professional expenses, partially offset by a $0.9 million decrease in various incentive compensation plan expenses.
Predecessor period (April 1, 2018-April 12, 2018):
Unallocated losses include items that are not directly attributed to or allocated to either of our reporting segments. Such items include legal costs, corporate payroll, and unallocated finance and accounting expenses. The unallocated operating loss for the Predecessor period increased by $62.7 million or 1,010.5% compared to the three months ended July 1, 2017 due primarily to $67.8 million of one-time costs associated with the Merger partially offset by lower SG&A expense driven by the comparison of 12 days of operating activity relative to the full three months ended July 1, 2017.
Interest expense
Successor period (April 13, 2018-June 30, 2018):
Interest expense for the Successor period ended June 30, 2018 increased by approximately $26.3 million or 151.4% compared to the three months ended July 1, 2017 as a result of the new debt instruments entered into by the Company in connection with the Merger. The Predecessor ABL Facility, Predecessor Term Loan Facility and Predecessor Notes were extinguished and the ABL Facility, Cash Flow Facilities and the 8.00% Senior Notes were established on April 12, 2018. The additional principal as well as higher interest rates for the new debt instruments caused the increased interest expense in the Successor period.
Predecessor period (April 1, 2018-April 12, 2018):
Interest expense for the Predecessor period decreased by approximately $14.8 million or 85.1% compared to the three months ended July 1, 2017 due to comparison of 12 days of operating activity relative to the full three months ended July 1, 2017.
Tax Receivable Agreement liability adjustment
Successor period (April 13, 2018-June 30, 2018):
There was no Tax Receivable Agreement liability adjustment for the Successor period consistent with the three months ended July 1, 2017.
Predecessor period (April 1, 2018-April 12, 2018):
The Tax Receivable Agreement liability adjustment for the Predecessor period of  $5.2 million occurred due to the change of control feature within the agreement that was triggered through the Merger. The change of control feature resulted in the remaining unrecognized portion of the Tax Receivable Agreement liability becoming due. See Note 2 — Acquisitions and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Overview” for further discussion of the Merger.
Income taxes
Successor period (April 13, 2018-June 30, 2018):
Our pre-tax loss for the Successor period ended June 30, 2018 was approximately $31.8 million compared to pre-tax income of  $49.3 million for the three months ended July 1, 2017. The income tax benefit for the Successor period increased $30.9 million compared to the three months ended July 1, 2017. The increase is primarily related to the pre-tax book loss of  $31.8 million for the Successor period ended June 30, 2018. As of June 30, 2018, we still remain in a valuation allowance position for certain state and Canadian jurisdictions.
Predecessor period (April 1, 2018-April 12, 2018):
Our pre-tax loss for the Predecessor period was approximately $71.5 million compared to pre-tax income of  $49.3 million for the three months ended July 1, 2017. The income tax benefit for the Predecessor period increased $28.8 million compared to the same period in 2017. The increase is primarily related to the pre-tax book increased loss of  $120.9 million for the Predecessor period compared to the three months ended July 1, 2017.

	Successor	Predecessor	Predecessor
(Amounts in thousands)	April 13, 2018 – June 30, 2018	January 1, 2018 – April 12, 2018	For the six months ended July 1, 2017
	(unaudited)	(unaudited)	(unaudited)
Statement of operations data:
SG&A expense	$(8,557)	$(8,135)	$(15,632)
Acquisition related expenses	(9,522)	(67,766)	—
Operating loss	(18,079)	(75,901)	(15,632)
Interest expense	(43,736)	(19,054)	(34,285)
Interest income	7	8	12
Tax receivable agreement liability adjustment	—	(5,237)	—
Income tax benefit (provision) for income taxes	$11,428	$9,923	$(18,223)
Operating loss
Successor period (April 13, 2018-June 30, 2018):
Unallocated losses include items that are not directly attributed to or allocated to either of our reporting segments. Such items include legal costs, corporate payroll, and unallocated finance and accounting expenses. The unallocated operating loss for the Successor period ended June 30, 2018 increased by $2.4 million or 15.7% compared to the six months ended July 1, 2017 due primarily to $9.5 million of one-time costs associated with the Merger, a $2.3 million increase across various shared service cost centers and an increase of  $1.6 million in other general professional expenses, partially offset by $7.1 million of lower SG&A expense as a result of the comparison of 2.5 months of activity relative to the full six months ended July 1, 2017.
Predecessor period (January 1, 2018-April 12, 2018):
Unallocated losses include items that are not directly attributed to or allocated to either of our reporting segments. Such items include legal costs, corporate payroll, and unallocated finance and accounting expenses. The unallocated operating loss for the Predecessor period increased by $60.3 million or 385.5% compared to the six months ended July 1, 2017 due primarily to $67.8 million of one-time costs associated with the Merger partially offset by lower SG&A expense of  $7.5 million attributed to the decrease in the relative periods with the Predecessor period comprising approximately 3.5 months of activity relative to the six months ended July 1, 2017.
Interest expense
Successor period (April 13, 2018-June 30, 2018):
Interest expense for the Successor period ended June 30, 2018 increased by approximately $9.5 million or 27.6% compared to the six months ended July 1, 2017 as a result of the new debt instruments entered into by the Company in connection with the Merger. The Predecessor ABL Facility, Predecessor Term Loan Facility and Predecessor Notes were extinguished and the ABL Facility, Cash Flow Facilities and Notes were established on April 12, 2018. The additional principal as well as higher interest rates for the new debt instruments caused the increased interest expense in the Successor period.
Predecessor period (January 1, 2018-April 12, 2018):
Interest expense for the Predecessor period decreased $15.2 million or 44.4% from the six months ended July 1, 2017. The decrease was driven by the comparison of approximately 3.5 months of activity relative to the six months ended July 1, 2017.
Tax Receivable Agreement liability adjustment
Successor period (April 13, 2018-June 30, 2018):
There was no Tax Receivable Agreement liability adjustment for the Successor period consistent with the six months ended July 1, 2017.

Predecessor period (January 1, 2018-April 12, 2018):
The Tax Receivable Agreement liability adjustment of  $5.2 million in the Predecessor period occurred due to the change of control feature within the agreement that was triggered through the Merger on April 12, 2018. The change of control feature resulted in the remaining unrecognized portion of the Tax Receivable Agreement liability becoming due. See Note 2 — Acquisitions and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Overview” for further discussion of the Merger.
Income taxes
Successor period (April 13, 2018-June 30, 2018):
Our pre-tax loss for the Successor period ended June 30, 2018 was approximately $31.8 million compared to pre-tax income of  $44.4 million for the six months ended July 1, 2017. The income tax benefit for the Successor period increased $29.7 million compared to the six months July 1, 2017. The increase is primarily related to the pre-tax book loss of  $31.8 million for the Successor period ended June 30, 2018. As of June 30, 2018, we still remain in a valuation allowance position for certain state and Canadian jurisdictions.
Predecessor period (January 1, 2018-April 12, 2018):
Our pre-tax loss for the Predecessor period was approximately $76.7 million compared to pre-tax income of  $44.4 million for the six months ended July 1, 2017. The income tax benefit for the six months ended June 30, 2018 increased $28.1 million compared to the six months ended July 1, 2017. The increase is primarily related to the pre-tax book loss of  $76.7 million for the Predecessor period.
Liquidity and Capital Resources
During the six months ended June 30, 2018, cash decreased by approximately $17.8 million compared to a decrease of approximately $44.4 million during the six months ended July 1, 2017. The decrease in cash during the six months ended June 30, 2018 was primarily due to a $26.5 million payment made on the TRA liability in Q1 2018 and a decrease in cash flows related to the period over period increase in working capital. The decrease in cash during the six months ended July 1, 2017 was primarily due to a $23.7 million decrease in working capital period over period, as accounts receivable decreased by $20.0 million and inventory decreased by $22.6 million in the period over period comparison offset by an $18.9 million increase in trade accounts payable.
Our business is seasonal because inclement weather during the winter months typically reduces the level of building and remodeling activity in both the home repair and remodeling and new home construction sectors, especially in the Northeast and Midwest regions of the United States and Canada. As a result, our liquidity typically increases during the second and third quarters as our ABL Facility borrowing base increases, reaching a peak early in the fourth quarter, and decreases late in the fourth quarter and throughout the first quarter.
Our primary cash needs are for working capital, capital expenditures, and debt service. As of June 30, 2018, our annual cash interest charges for debt service, contemplating the actual interest expense for the debt instruments in place from January 1, 2018 through April 12, 2018 and our current debt instruments thereafter, including the ABL Facility, is estimated to be approximately $133.6 million. We do not have any scheduled debt maturities until 2023. The specific debt instruments and their corresponding terms and due dates are described in the following sections. Our capital expenditures have historically been approximately 1.5% to 2.0% of net sales on an annual basis. Historically, we have been able to manage our capital expenditures based on market conditions for the new construction and repair and remodeling markets during any given fiscal year. As of June 30, 2018, we had $59.9 million of purchase commitments for inventory. We finance these cash requirements, including payments under the Tax Receivable Agreement, through internally generated cash flow and funds borrowed under the ABL Facility.
Our outstanding indebtedness will mature in 2023 (ABL Facility and Cash Flow Revolver), 2025 (Term Loan Facility), and 2026 (8.00% Senior Notes). Although we expect to refinance or pay off such indebtedness, we may not be successful in refinancing, extending the maturity or otherwise amending the terms of such indebtedness because of market conditions, disruptions in the debt markets, our financial performance or other reasons. Furthermore, the terms of any refinancing, extension or amendment may not be as favorable as the current terms of our indebtedness. If we are not successful in refinancing our indebtedness or extending its maturity, we and our subsidiaries could face substantial liquidity problems and may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure our indebtedness.
Our specific cash flow movement for the six months ended June 30, 2018 and July 1, 2017 is summarized below:
Cash used in operating activities
Net cash used in operating activities for the period from January 1, 2018 to April 12, 2018 was $33.4 million. Key elements of cash used in operating activities were (i) net loss of  $66.8 million, (ii) adjustments to reconcile net loss to net cash used in operating activities of  $62.7 million, primarily driven by depreciation and amortization and $37.9 million of non-cash acquisition costs, (iii) an increase in net working capital of  $19.1 million, primarily driven by increases in inventories, which was partially offset by decreases in accounts receivable and increases in trade account payable, and (iv) $20.3 million of cash paid for acquisition costs.
Net cash used in operating activities for the period from April 13, 2018 to June 30, 2018 was $35.1 million. Key elements of cash used in operating activities were (i) net loss of  $20.4 million, (ii) adjustments to reconcile net loss to net cash used in operating activities of  $54.2 million, primarily driven by depreciation and amortization, a $35.4 million non-cash charge for the fair value premium of inventory from the Merger, $8.0 million of non-cash interest expense and a $22.9 million change in deferred taxes, (iii) an increase in net working capital of  $79.3 million, primarily driven by increases in accounts receivable, inventories and a decrease in trade accounts payable, and (iv) $52.7 million of cash paid for acquisition costs.
Net cash used in operating activities for the six months ended July 1, 2017 was $26.9 million. The net cash used in operating activities was impacted by operating earnings of  $77.9 million, which was primarily driven by improved operating performance for our Windows and Doors segment of  $9.4 million based on improved U.S. housing market conditions for new construction. These improved housing conditions resulted in an unfavorable $23.7 million impact in our primary working capital for the six months ended July 1, 2017. We also experienced a slight deterioration in our receivable metrics based on the timing of certain customer payments in relation to our fiscal calendar, which resulted in the unfavorable working capital change for the six months ended July 1, 2017.
Cash used in investing activities
Net cash used in investing activities for the period from January 1, 2018 to April 12, 2018 was approximately $11.3 million, primarily used for capital expenditures on various ongoing capital projects. Net cash used in investing activities for the period from April 13, 2018 to June 30, 2018 was approximately $2,764.8 million, primarily used for the $2,754.8 million Merger of Ply Gem and Atrium and for $10.0 million of capital expenditures on various ongoing capital projects. Net cash used in investing activities for the six months ended July 1, 2017 was approximately $15.5 million, primarily used for capital expenditures on various ongoing capital projects. Additionally, during the six months ended July 1, 2017, the Company sold a building in Saskatoon, Canada for approximately $2.1 million. The Company moved to another leased facility within the Saskatoon area that more closely aligns with the Company’s needs in that area. Capital expenditures for the six months ended June 30, 2018 were slightly higher than the 2017 comparable period at $21.3 million in 2018 versus $17.9 million in 2017, but were relatively consistent as a percentage of net sales at 1.9% for 2018 and 1.8% for 2017, which is comparable to our historical average of 1.5% to 2.0%.
Cash provided by financing activities
Net cash provided by financing activities for the period from January 1, 2018 to April 12, 2018 was approximately $15.3 million, primarily from the net revolver borrowings of  $40.0 million and $2.9 million in proceeds from the exercise of employee stock options offset by a $26.5 payment on the tax receivable agreement and $1.1 million of mandatory principal payments on the Predecessor Term Loan Facility. Net cash provided by financing activities for the period from April 13, 2018 to June 30, 2018 was approximately $2,855.5 million, primarily from long-term debt proceeds of  $2,376.7 million, net revolver borrowings of $130.0 million and $425.2 million in proceeds from the CD&R equity contribution offset by $56.9 million in debt issuance cost payments and $19.5 million of cash paid for settlement of appraisal shares liability. Net cash used in financing activities for the six months ended July 1, 2017 was approximately $2.6 million, primarily from $1.2 million of cash tax withholdings on employee stock compensation and $2.1 million of mandatory principal payments on the Predecessor Term Loan Facility offset by $0.7 million in proceeds from the exercise of employee stock options.
Our specific debt instruments and terms are described in detail within Note 6 — Long-Term Debt to the condensed consolidated financial statements.
Liquidity requirements
We intend to fund our ongoing capital and working capital requirements, including our internal growth, through a combination of cash flows from operations and, if necessary, from borrowings under our ABL Facility and Cash Flow Revolver. We believe that we will continue to meet our liquidity requirements over the next 12 months. We believe that our operating units are positive cash flow generating units and will continue to sustain their operations without any significant liquidity concerns. The performance of these operating units is significantly impacted by the performance of the housing industry, specifically single family housing starts and the repair and remodeling activity. Any unforeseen or unanticipated downturn in the housing industry could have a negative impact on our liquidity position.
Management anticipates that our current liquidity position, as well as expected cash flows from our operations, should be sufficient to meet ongoing operational cash flow needs, capital expenditures, debt service obligations, and other fees payable under other contractual obligations for the foreseeable future. As of June 30, 2018, we had cash and cash equivalents of approximately $53.6 million and approximately $298.8 million of borrowing base availability under the ABL Facility and Cash Flow Facilities.
In order to further supplement our operating cash flow, we have from time to time opportunistically accessed capital markets based on prevailing economic and financial conditions. Based on market conditions, we may elect to pursue additional financing alternatives in the future.
We may from time to time repurchase or otherwise retire our debt and take other steps to reduce our debt or otherwise improve our financial position. These actions could include open market debt repurchases, negotiated repurchases, other retirements of outstanding debt and opportunistic refinancing of debt. The amount of debt that may be repurchased or otherwise retired, if any, will depend on market conditions, trading levels of our outstanding debt, our cash position, compliance with debt covenants and other considerations. Our affiliates may also purchase our debt from time to time, through open market purchases or other transactions. In such cases, our debt may not be retired, in which case we would continue to pay interest in accordance with the terms of the debt, and we would continue to reflect the debt as outstanding in our condensed consolidated balance sheets.
Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements.
Contractual Obligations
In addition to the items listed in the Contractual Obligations table presented on page F-81 for the fiscal year ended December 31, 2017, we have a potential obligation related to certain tax matters of approximately $4.7 million, including interest and penalties of approximately $2.0 million. The timing of the potential tax payments is unknown.
As of June 30, 2018, the Company had inventory purchase commitments of approximately $59.9 million.

Inflation; Seasonality
Our performance is dependent to a significant extent upon the levels of home repair and remodeling and new home construction spending, all of which are affected by such factors as interest rates, inflation, consumer confidence and unemployment. We do not believe that inflation has had a material impact on our business, financial condition or results of operations during the past three fiscal years.
The demand for our products is seasonal, particularly in the Northeast and Midwest regions of the United States and Canada where inclement weather conditions during the winter months usually reduces the level of building and remodeling activity in both the home repair and remodeling and the new home construction sectors. Our sales in both segments are usually lower during the first and fourth quarters. Since a portion of our manufacturing overhead and operating expenses are relatively fixed throughout the year, operating income and net earnings tend to be lower in quarters with lower sales levels. In addition, the demand for cash to fund our working capital is greater from late in the fourth quarter through the first quarter.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Interest Rate Risk
Our principal interest rate exposure relates to the loans outstanding under our Cash Flow Credit Facilities and our ABL Facility, which provides for borrowings of up to $1,870.0 million on the Cash Flow Credit Facilities and up to $360.0 million on the ABL Facility, bearing interest at a variable rate, based on an adjusted LIBOR rate plus an applicable interest margin or the base rate plus an applicable interest margin. Each quarter point increase or decrease in the interest rate would change our interest expense by approximately $4.7 million per year for the Cash Flow Facilities. Assuming the ABL Facility is fully drawn, each quarter point increase or decrease in the interest rate would change our interest expense by approximately $0.9 million per year. At June 30, 2018, we were not party to any interest rate swaps or caps to manage our interest rate risk. In the future, we may enter into interest rate swaps or interest rate caps, involving exchange of floating for fixed rate interest payments, to reduce our exposure to interest rate volatility.
Foreign Currency Risk
Our results of operations are affected by fluctuations in the value of the U.S. dollar as compared to the value of the Canadian dollar. For the three and six months ended June 30, 2018, the net impact of foreign currency changes to our results of operations was a loss of  $0.9 million and $1.6 million, respectively. The impact of foreign currency changes related to translation resulted in a decrease in stockholders’ equity of approximately $8.1 million for the six months ended June 30, 2018. The revenue or expense reported by us as a result of currency fluctuations will be greater in times of U.S. dollar devaluation and less in times of U.S. dollar appreciation. During 2017, we entered into forward contracts to mitigate the exposure risk of currency fluctuation against the Canadian dollar during 2018. At June 30, 2018, our foreign currency hedging contract had a fair value of  $1.0 million and is recorded as an asset as of June 30, 2018.
Commodity pricing risk
We are subject to significant market risk with respect to the pricing of our principal raw materials, which include PVC resin, aluminum, glass and wood. If prices of these raw materials were to increase dramatically, we may not be able to pass such increases on to our customers and, as a result, gross margins could decline significantly. We manage the exposure to commodity pricing risk by increasing our selling prices for corresponding material cost increases, continuing to diversify our product mix, strategic buying programs and vendor partnering. The Midwest Ingot price of aluminum increased approximately 20.3% for the six months ended June 30, 2018 compared to the six months ended July 1, 2017. The average market price for PVC resin was estimated to have increased approximately 5.8% for the six months ended June 30, 2018 compared to the six months ended July 1, 2017.
Inflation
We do not believe that inflation, net of our corresponding price increases for material cost, has had a material effect on our business, financial condition or results of operations. Our lease payments related to our sale/leaseback agreement include an annual increase based on the Consumer Price Index, which could expose us to potential higher costs in years with high inflation. The CPI increase for the twelve months ended June 2018 was approximately 2.9%.
Labor Force Risk
Our manufacturing process is highly engineered but involves manual assembly, fabrication, and manufacturing processes. We believe that our success depends upon our ability to employ, train, and retain qualified personnel with the ability to design, utilize and enhance these processes and our products. In addition, our ability to expand our operations depends in part on our ability to minimize labor inefficiencies and increase our labor force as the U.S. housing market recovers. A significant increase in the wages paid by competing employers could result in a reduction of our labor force, increases in the wage rates that we must pay, or both. If either of these events were to occur, our cost structure could increase, our margins could decrease and any growth potential could be impaired. Historically, the Company has believed that the lag period between breaking ground on a new housing start and the utilization of our products on the exterior of a home is between 90 to 120 days.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Quarterly Report contains “forward looking statements.” Forward looking statements give our current expectations or forecasts of future events. Forward looking statements generally can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “continue” or other similar words. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward looking statements. We caution investors not to place undue reliance on any forward looking statements.
Important factors that could cause actual results to differ materially from forward looking statements include, but are not limited to:
•
downturns in the residential new construction and repair and remodeling end markets, or the economy or the availability of consumer credit;

•
competition from other exterior building products manufacturers and alternative building materials;

•
inability to successfully develop new products or improve existing products;

•
changes in the costs and availability of raw materials;

•
consolidation and further growth of our customers;

•
loss of, or a reduction in orders from, any of our significant customers;

•
inclement weather conditions;

•
increases in union organizing activity and work stoppages at our facilities or the facilities of our suppliers;

•
our ability to employ, train and retain qualified personnel at a competitive cost;

•
claims arising from the operations of our various businesses prior to our acquisitions;

•
product liability claims, including class action claims, relating to the products we manufacture;

•
litigation outside of product liability claims;

•
loss of certain key personnel;

•
interruptions in deliveries of raw materials or finished goods;

•
changes in building codes;

•
environmental costs and liabilities;

•
manufacturing or assembly realignments;

•
threats to, or impairments of, our intellectual property rights;

•
increases in transportation, freight and fuel costs;

•
changes in foreign currency exchange and interest rates;

•
material non-cash impairment charges;

•
our significant amount of indebtedness;

•
covenants in the agreements that govern or will govern our indebtedness;

•
limitations on our net operating losses and payments under the tax receivable agreement to our stockholders;

•
actual or perceived security vulnerabilities or cyberattacks on our networks;

•
failure to generate sufficient cash to service all of our indebtedness and make capital expenditures;

•
control by CD&R;

•
the impact of the tax reform law in the U.S.;

•
operational problems or disruptions at any of our facilities, including natural disasters;

•
the credit risk of our customers;

•
significant changes in factors and assumptions related to our defined benefit plan;

•
downgrades of our credit ratings;

•
significant challenges presented by the integration of Ply Gem with Atrium following the Merger;

•
failure to realize anticipated merger synergies and growth opportunities from the Merger or the benefits of the our cost reduction initiatives;

•
charges to earnings resulting from the combination of Ply Gem and Atrium;

•
additional expenses for infrastructure and network systems integration and planning related to the Merger;

•
conflicts between the interests of our financial sponsors and the interests of the holders of our securities; and

•
risks related to other factors discussed in this Quarterly Report.

These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. We undertake no obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	Grant Thornton LLP 201 S College Street, Suite 2500 Charlotte, NC 28244-0100 T 704.632.3500 F 704.334.7701 www.GrantThornton.com
Board of Directors and Stockholders
Atrium Corporation:
We have audited the accompanying consolidated financial statements of Atrium Corporation (a Delaware corporation) and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atrium Corporation and subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Charlotte, North Carolina
March 7, 2018
Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd

ATRIUM CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share and per share amounts)
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,035	$1,810
Restricted cash	100	100
Accounts receivable, net of allowance for doubtful accounts of $373 and $237, respectively	27,081	24,997
Inventories	15,765	16,656
Prepaid expenses and other current assets	3,873	3,480
Assets of discontinued operations	63	324
Total current assets	49,917	47,367
LONG-TERM ASSETS:
Property, plant and equipment, net	29,392	29,692
Goodwill	36,780	31,492
Intangible assets, net	92,509	89,196
Other assets, net	5,032	5,697
Total long-term assets	163,713	156,077
Total assets	$213,630	$203,444
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Current portion of long-term debt	$42	$287
Accounts payable	12,389	16,030
Accrued liabilities	21,570	29,283
Liabilities of discontinued operations	1,770	2,599
Total current liabilities	35,771	48,199
LONG-TERM LIABILITIES:
Long-term debt, net of current	301,974	299,543
Long-term debt due to related party	77,326	68,371
Long-term liabilities of discontinued operations	722	1,939
Deferred tax liabilities	17,145	18,037
Other long-term liabilities	8,274	10,409
Total long-term liabilities	405,441	398,299
Total liabilities	441,212	446,498
COMMITMENTS AND CONTINGENCIES (see Notes 9, 10, 12, 13 and 15)
STOCKHOLDERS’ DEFICIT:
Series A Preferred stock $.01 par value, 600,000 shares authorized, 321,494 shares issued and outstanding	2	2
Series B Preferred stock $0.01 par and 22,141 shares issued and outstanding	—	—
Common stock $.01 par value, 3,000,000 shares authorized 2,009,964 shares issued and outstanding	20	20
Paid-in capital	248,505	240,005
Accumulated deficit	(453,615)	(453,593)
Accumulated other comprehensive loss	(22,494)	(29,488)
Total stockholders’ deficit	(227,582)	(243,054)
Total liabilities and stockholders’ deficit	$213,630	$203,444

See notes to consolidated financial statements.

ATRIUM CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands)
	2017	2016
NET SALES	$348,844	$312,628
COST OF GOODS SOLD	234,451	214,688
Gross profit	114,393	97,940
OPERATING EXPENSES:
Selling, delivery, general and administrative expenses	67,572	63,364
Amortization expense	6,723	6,231
Stock compensation expense	1	11
Total selling, delivery, general and administrative expenses	74,296	69,606
Impairment of trade names	1,560	200
(Gain) loss on disposal of assets, net	(239)	288
Total operating expenses	75,617	70,094
OPERATING INCOME FROM CONTINUING OPERATIONS	38,776	27,846
Interest expense	35,903	42,479
Other expense, net	226	546
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,647	(15,179)
Income tax expense	1,521	1,320
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,126	(16,499)
Loss from discontinued operations, net of tax	(1,148)	(8,173)
NET LOSS	(22)	(24,672)
Other comprehensive income, net of taxes:
Foreign currency translation adjustment	6,994	2,481
Comprehensive income (loss)	$6,972	$(22,191)

See notes to consolidated financial statements.

ATRIUM CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
YEARS ENDED DECEMBER 31, 2017 AND 2016
(dollars in thousands, except share amounts)
	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount	Shares	Amount	Shares	Amount
BALANCES, JANUARY 1, 2016	321,494	$2	—	$—	2,009,964	$20	$232,994	$(428,921)	$(31,969)	$(227,874)
Equity based compensation	—	—	—	—	—	—	11	—	—	11
Issuance preferred stock	—	—	10,000	—	—	—	7,000	—	—	7,000
Net loss	—	—	—	—	—	—	—	(24,672)	—	(24,672)
Foreign currency translation gain	—	—	—	—	—	—	—	—	2,481	2,481
BALANCES, DECEMBER 31, 2016	321,494	2	10,000	—	2,009,964	20	240,005	(453,593)	(29,488)	(243,054)
Equity based compensation	—	—	—	—	—	—	1	—	—	1
Issuance preferred stock	—	—	12,141	—	—	—	8,499	—	—	8,499
Net loss	—	—	—	—	—	—	—	(22)	—	(22)
Foreign currency translation gain	—	—	—	—	—	—	—	—	6,994	6,994
BALANCES, DECEMBER 31, 2017	321,494	$2	22,141	$—	2,009,964	$20	$248,505	$(453,615)	$(22,494)	$(227,582)

See notes to consolidated financial statements.

ATRIUM CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands)
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(22)	$(24,672)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,424	13,776
Amortization of deferred financing costs	1,620	1,506
Accretion of notes discount	903	8,045
Non-cash interest	8,955	7,692
Impairment of trade names	1,560	200
Loss on sales of divisions	—	5,783
(Gain) loss on disposal of assets	(240)	301
Non-cash equity based compensation	1	11
Deferred taxes	(2,106)	(2,004)
Changes in assets and liabilities
Accounts receivable	(1,230)	(3,748)
Inventories	1,287	(1,124)
Prepaid expenses and other assets	(331)	1,414
Other long-term assets	531	(68)
Accounts payable	(3,480)	3,763
Accrued and other long-term liabilities	(9,617)	3,366
Net cash provided by operating activities	11,255	14,241
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(6,862)	(9,347)
Proceeds from sales of assets	361	117
Proceeds from sales of divisions	—	12,939
Purchase of entry door company	(9,036)	—
Purchase of window and door company	(332)	(6,703)
Net cash used in investing activities	(15,869)	(2,994)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under previous ABL credit facility	—	17,600
Payments on previous ABL credit facility	—	(32,200)
Borrowings under current ABL credit facility	14,466	275
Payments on current ABL credit facility	(14,741)	—
Proceeds stock issuances	8,499	7,000
Payments on term note	(1,500)	(2,000)
Payment on contingent consideration	(1,199)	—
Payments on capital leases	(33)	(101)
Net cash provided by (used in) financing activities	5,492	(9,426)
EFFECT OF EXCHANGE RATE CHANGES	$347	$(66)
NET INCREASE IN CASH AND CASH EQUIVALENTS	1,225	1,755
CASH AND CASH EQUIVALENTS – Beginning of period	1,810	55
CASH AND CASH EQUIVALENTS – End of period	$3,035	$1,810
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$23,758	$23,918
Income taxes	$3,187	$2,087
Non-cash investing activities:
Purchase of intangibles and goodwill through contingent consideration	$—	$1,882
Purchases of property, plant and equipment	$95	$334
Purchases of property, plant and equipment on capital lease	$83	$335

See notes to consolidated financial statements.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)
1.   ORGANIZATION AND LIQUIDITY
Organization — Atrium Parent, Inc. (the “Parent”) was incorporated under the laws of the State of Delaware and is the direct parent of Atrium Windows and Doors, Inc. (the “Subsidiary”). The Parent is a direct wholly owned subsidiary of Atrium Intermediate Holdings, Inc., (“Holdings”), which is a direct wholly owned subsidiary of Atrium Corporation (the “Company”). An investor group led by Golden Gate Private Equity, Inc. (“Golden Gate”) and Kenner & Company, Inc. (“Kenner”) controls the Company and the Parent. The Subsidiary is engaged in the manufacture and sale of residential windows, patio doors and various other building materials throughout the United States and Canada.
Liquidity — As of December 31, 2017, the Company had $13,839 of borrowing availability under its financing agreements, $3,035 of cash and positive working capital of  $14,146. The Company has raised equity from its shareholders to fund two recent acquisitions. Liquidity is impacted by the seasonality of the business and routinely decreases after year-end due to winter and spring weather. The Company believes it will have sufficient liquidity through borrowing availability, available cash and cash flows from operating activities to fund its cash requirements for existing operations and capital expenditures through the next twelve months.
The Company has made strategic decisions to exit certain businesses allowing focus on larger and more profitable businesses. Operational improvements have also been a focus, including the reduction of headcount and corporate and divisional general and administrative costs.
In 2016, the Company continued its focus on key strategic markets and improving operations, by selling the assets of its wholly owned window manufacturing facilities located in Colorado and Washington. The Company also sold the assets of its wholly owned aluminum extrusion business in Texas. The proceeds of the transactions were used to pay down the Asset Based Lending facility borrowings.
2.   SIGNIFICANT ACCOUNTING POLICIES
Basis of Consolidation — The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.
Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates and assumptions are based upon the best available information and are subject to change as conditions within and beyond the control of the Company change, including, but not limited to, economic conditions, the availability of additional information and actual experience rates different from those used in the Company’s estimates. Accordingly, actual results could differ from those estimates. Significant estimates are used in calculating allowance for bad debt, inventory reserves, recoverability of goodwill and other long-lived assets, self-insurance accruals, warranty accruals, net lease liabilities, contingent considerations, purchase price allocations, legal liabilities and in recognizing deferred tax assets and liabilities.
Cash and Cash Equivalents — The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.
Restricted Cash — Restricted cash of  $100 at December 31, 2017 and 2016, represents credit enhancements in support of the Company’s purchasing card programs.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

Financial Instruments — The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and debt. The fair value of cash and cash equivalents, accounts receivable and accounts payable approximated their carrying value as of each balance sheet date because of the short maturities of these instruments. The fair value of the Company’s debt also approximates the carrying value due to its variable interest rates and applicable margin on the ABL Credit Facility and recent amendments to the term and related party debt, as designated in Note 12.
Concentrations of Credit Risk — Financial instruments that potentially subject the Company to concentrations of credit risk principally comprise cash and cash equivalents and accounts receivable. Management believes that the institutions that hold the Company’s cash and cash equivalents are financially sound, and accordingly, minimal credit risk exists with respect to these assets. At December 31, 2017 and 2016, the Company held cash of  $2,324 and $2,325 Canadian Dollars, respectively, in foreign bank accounts.
The majority of accounts receivable are from customers in the homebuilding and residential repair and remodeling industry, located throughout central and eastern United States and Canada. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company’s base. At December 31, 2017 and 2016, one customer, with an investment grade credit rating, accounted for 52% and 57% of outstanding accounts receivable, respectively. Net sales to this customer accounted for 37% and 39% of consolidated net sales in 2017 and 2016, respectively. The Company believes that the risk of loss from this customer is not significant.
Accounts Receivable and Allowance for Doubtful Accounts — Trade receivables are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts reflects management’s best estimate of probable credit losses inherent in existing accounts receivable balance. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. Accordingly, an allowance for doubtful accounts of  $373 and $237 has been recorded for December 31, 2017 and 2016, respectively.
Inventories — Inventory is valued at the lower of cost or market under the first-in, first-out (FIFO) method of accounting. Work-in-process and finished goods inventories consist of direct materials, labor and manufacturing overhead. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and its estimated net realizable value based upon assumptions about future demand and market conditions.
Property, Plant and Equipment — Property, plant and equipment is stated at cost less accumulated depreciation. The Company depreciates these assets principally on a straight-line basis for financial reporting purposes over their estimated useful lives, as follows:
Estimated Useful Life
Buildings and improvements	20 – 30 years
Machinery and equipment	3 – 10 years
Software implementation costs	3 years
Gains or losses on disposition represent the difference between the net proceeds and the net book value of the assets sold or retired. Expenditures for maintenance, minor renewals, and repairs are expensed as incurred, while major replacements and improvements are capitalized.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

Long-Lived Assets — The Company periodically reviews the net realizable value of its long-lived assets, including property, plant and equipment and definite-lived intangible assets, whenever events and circumstances indicate an impairment may have occurred. In the event the Company determines that the carrying value of long-lived assets is in excess of estimated gross future cash flows for those assets, the value of the assets is written down to fair value.
No such events or circumstances were identified during 2017 and 2016. Accordingly, no impairment of long-lived assets was recorded during 2017 and 2016.
Capitalized Software Costs — The Company capitalizes internal employee costs and external consulting costs associated with implementing and developing software for internal use. Internal costs capitalized include payroll and payroll-related costs for employees who are directly associated with the development, modification and implementation of the software. External costs include direct expenses related to consulting and other professional fees incurred in developing, modifying and implementing the software. Capitalization of costs occurs upon the completion of the preliminary project stage and when management believes it is probable a project will be completed and the software will be used to perform the function intended. Amortization begins the period after the software is put into service and is calculated on a straight-line basis over three years. Management continually reviews the carrying value and expected functionality of the accumulated costs for potential impairment. When it is no longer probable that computer software being developed will be completed, modified or placed in service, the asset’s carrying value is expensed. For continuing operations, unamortized capitalized software costs at December 31, 2017 and 2016 were $321 and $601, respectively, and are included in property, plant and equipment. Amortization expense for the years ended December 31, 2017 and 2016 was $284 and $279, respectively.
Fair Value Measurements — Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The authoritative guidance for fair value measurements establishes a three-level fair value hierarchy that encourages an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of inputs used to measure fair value are as follows:
Level 1 — Quoted prices in active markets for identical assets or liabilities.
Level 2 — Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets.
Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities, including certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.
As of December 31, 2017 and 2016, contingent consideration (Level 3 investment) is required to be measured at fair value on a recurring basis, see Note 9.
Goodwill and Indefinite Lived Trade Names — In accordance with Accounting Standards Codification (ASC) 350, “Intangibles — Goodwill and Other,” management reviews the carrying value of goodwill and indefinite lived trade names for recoverability based on estimated fair values of the reporting units in the fourth quarter of each year or when events or changes in circumstances indicate, in management’s judgment, that the carrying value may not be recoverable. The fair values of the reporting units are based upon management’s estimate of future cash flows and market participant assumptions for these reporting units. The carrying amounts of other indefinite lived assets are compared to their estimated fair values. The Company considers operating results, trends and prospects of the Company, as well as competitive comparisons. The Company also takes into consideration competition within the building products industry and any other events or circumstances that might indicate potential impairment. If the asset is determined not to be recoverable, impairment is recognized as a charge to operations. In 2017 and 2016, trade names impairment charges of  $1,560 and $200, respectively, included in continuing operations were recognized.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

Provision for Warranties — The Company estimates its warranty provisions based upon an analysis of all identified or expected claims and an estimated cost to resolve those claims and discounted using the Company’s Weighted Average Cost of Capital. The estimates of expected claims are generally a factor of historical claims and cover all costs associated with such claims. The warranty reserve methodology includes costs associated with any intention to cover claims outside of contractual commitments. Changes in claim rates and differences between actual and expected warranty costs could impact warranty obligation estimates. The reserve for warranties is included in both current accrued liabilities and other long-term liabilities on the consolidated balance sheets and consisted of the following at December 31:
	2017	2016
Beginning reserve for warranties	$(3,829)	$(3,267)
Change in provision	(4,961)	(5,169)
Settlements	4,923	4,607
Ending reserve for warranties	$(3,867)	$(3,829)

Revenue Recognition — Revenue from the sale of windows and doors and related building products is recorded at the time of delivery to the customer. On contracts involving installation, revenue is recognized when the installation is complete. Revenues are recorded net of customer incentive programs, including advertising allowances and volume rebates. Revisions to those estimates are charged to income in the period in which the facts that give rise to the revisions become known. The retail window business usually obtains a deposit from its homeowner customers at the time of order. Customer deposits are held as unearned revenue in short-term liabilities until the installation is complete and revenue is recognized. Customer deposits were $1,230 and $645 at December 31, 2017 and 2016, respectively.
The Company sells extended warranties on some of its products, both as bundled arrangements, as well as separately priced warranties; therefore, each product and each warranty service has a standalone selling price whether sold as a bundle or as standalone sales. Product promotions are frequently offered as bundled arrangements. For bundled arrangements in which a warranty is offered in conjunction with a product sale, revenue is allocated to both the product and warranty using a relative selling price method, also known as a multiple deliverable arrangement. In these cases, the Company recognizes extended warranty sales over the contract period of the warranty, and in proportion to the costs expected to be incurred in performing services under the contract.
The deferred revenue for extended warranties is included in both current accrued liabilities and other long-term liabilities on the consolidated balance sheets and consisted of the following at December 31:
	2017	2016
Beginning deferred revenue	$(2,330)	$(1,813)
Sales	(1,211)	(1,214)
Amortization	834	697
Ending deferred revenue	$(2,707)	$(2,330)

The Company’s policy is to present taxes collected from customers and remitted to governmental authorities on a net basis. The Company records the amounts collected as a current liability and relieves such liability upon remittance to the taxing authority without impacting revenues or expenses.
The Company classifies any shipping charges to customers as revenues. The costs of shipping and handling expenses are presented in selling, delivery, general and administrative expenses in the Company’s consolidated statements of operations, and were $24,040 and $23,293 in continuing operations for the years ended December 31, 2017 and 2016, respectively. Shipping and handling expenses were $25 and $3,461 for discontinued operations in 2017 and 2016, respectively.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

Income Taxes — The provision for income taxes is based on pretax income as reported for financial statement purposes. Deferred income taxes are provided in accordance with the liability method of accounting for income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting. The Company records a valuation allowance to reduce deferred tax assets if it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized.
The Company is included in the Parent’s consolidated federal income tax return. The Company’s income taxes have been presented as if calculated on a standalone separate income tax return basis.
Deferred Financing Costs — Deferred financing costs relate to costs incurred in the placement of the Company’s debt and are being amortized over the maturities of the related debt using the straight-line method, which approximates the effective interest method. The deferred financing costs related to all non-line-of-credit arrangements are shown as a reduction to the carrying value of the debt while all similar costs associated with line-of-credit arrangements are presented within Other Assets. The Company recorded deferred costs of  $7,383 for the execution of the Senior Secured Notes in 2014. In addition, the Company refinanced its existing Asset Based Lending facility in December 2016, whereby $406 of deferring financing costs were written off associated with the old facility and $554 of costs associated with the new facility were capitalized and included in Other Assets. Amortization expense for the years ended December 31, 2017 and 2016 was $1,620 and $1,506, respectively, and is recorded as a component of interest expense, net.
Advertising Costs — Advertising costs are expensed when incurred and were $2,050 and $716 in continuing operations for the years ended 2017 and 2016, respectively. Advertising costs were $0 and $9 for discontinued operations in 2017 and 2016, respectively. Advertising expenses that relate to contractual cooperative advertising allowances and volume rebates with customers are recorded as a reduction to net sales in the consolidated statements of operations. Other advertising costs not related to volume rebates incurred by the Company are reflected in selling, delivery, general and administrative expenses in the consolidated statements of operations.
Restructuring Costs — Throughout 2017 and 2016, the Company implemented several restructuring plans (See Note 1). The Company incurred in continuing operations severance costs of  $794 and $801 related to workforce reductions and $96 and $171 related to exit costs for leased facilities in 2017 and 2016, respectively. In discontinued operations, the Company recorded charges of  $0 and $67 related to workforce reduction in 2017 and 2016, respectively.
Foreign Currency Translation Adjustments — The functional currency of the Company’s Canadian subsidiaries is the Canadian Dollar. Assets and liabilities of the Company’s Canadian subsidiaries are translated into U.S. dollars at exchange rates in effect at year-end, revenues and expenses are translated at the average monthly exchange rates for the period, and cash flows are translated using the exchange rates in effect at the time of the cash flows. Translation adjustments are not included in net income for the period, but are recorded in other comprehensive income (loss).
Discontinued Operations — A component of the Company or a group of components of the Company whose disposal marks a “strategic shift” that has or will have a major effect on operations and financial results are presented as discontinued operations. The strategic shift approved by the Company’s management and Board of Directors and implemented over the last few years is to focus on the Company’s larger, more profitable businesses including the distribution business in the United States and dealer business in Canada. The Company believes the size, scale and nature of these businesses have less risk and more profit potential than the smaller businesses and disposed of a plant located near Pittsburgh, Pennsylvania in September 2015. In 2016, the Company sold substantially all of the assets related to its window and door business in Colorado and Washington and sold substantially all of the assets related to its aluminum extrusion business in Texas. These businesses, when evaluated together, represent this strategic shift which is viewed by management to be significant due to the improvement in profitability of the overall business and the reduced risk that exists as the focus shifts solely towards the larger more profitable businesses which have the size and scale to grow with the market with less cost structure.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

This presentation occurs when the component or group of components (i) meets the criteria to be classified as held for sale; (ii) is disposed of by sale; or (iii) is disposed of other than by sale (See Note 18). The results of operations of a component of an entity to be disposed of by sale may not be classified as discontinued until the held for sale criteria are met. For disposals other than by sale (e.g., abandonment, distribution or exchange for similar productive assets), the results of operations of a component is not recorded as a discontinued operation until the period in which the long-lived asset or disposal group is either abandoned, distributed or exchanged, depending on the manner of disposal.
3.   RECENTLY ISSUED ACCOUNTING STANDARDS
In May 2014, the Financial Accounting Standards Board (the FASB) issued Accounting Standards Update (ASU) No. 2014-09, “Revenue from Contracts with Customers,” which requires an entity to recognize revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance will affect any reporting organization that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of non-financial assets. The effective date for this ASU was postponed in August 2015 and the standard is now effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2018. The Company is currently evaluating the impact this update will have on its consolidated financial statements and related disclosures.
In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (ASU 2016-02). This ASU primarily provides new guidance for lessees on the accounting treatment of leases. Under the new guidance, lessees are required to recognize assets and liabilities arising from leases on the balance sheet. ASU 2016-02 also aligns lessor accounting with the revenue recognition guidance in Topic 606 of the Accounting Standards Codification. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2019 and is required to be adopted on a modified retrospective basis, meaning the new leasing model will be applied to the earliest year presented in the financial statements and thereafter. The Company is currently evaluating the impact of adopting this new accounting standard on its financial statements.
In March 2016, the FASB issued ASU No. 2016-09, “Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (ASU 2016-09). This ASU amends certain aspects of accounting for share-based payments to employees, including (i) requiring all income tax effects of share-based awards to be recognized in the income statement when the award vests or settles and eliminating APIC pools, (ii) permitting employers to withhold the share equivalent of an employee’s maximum tax liability without triggering liability accounting and (iii) allowing companies to make a policy election to account for forfeitures as they occur. ASU 2016-09 is effective for annual reporting periods beginning after December 15, 2017 and early adoption is permitted. The Company is evaluating the impact of adopting ASU 2016-09 on its financial statements, but does not believe the new guidance will have a significant impact on how it accounts for share-based payments.
In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments,” addressing eight specific cash flow issues in an effort to reduce diversity in practice. The amended guidance is effective for fiscal years beginning after December 31, 2017, and for interim periods within those years. Early adoption is permitted. The amended guidance will not have a material impact on Atrium’s statements of cash flows.
In May 2017, the FASB issued ASU 2017-09, “Compensation — Stock Compensation (Topic 718) Scope of Modification Accounting.” The amendments in ASU 2017-09 require entities to apply modification accounting in Topic 718 only when changes to the terms or conditions of a share-based payment award result in changes to fair value, vesting conditions or the classification of the award as equity or liability. The adoption of ASU 2017-09 will become effective for annual periods beginning after December 15, 2017. Based on historical modifications we do not believe the adoption of this guidance will have a material impact on our financial position or cash flows.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

4.   INVENTORIES
Inventories at December 31, 2017 and 2016 consisted of the following:
	2017	2016
Raw materials	$12,906	$13,422
Work in process	336	244
Finished goods	2,523	2,990
Total	$15,765	$16,656

5.   PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment at December 31, 2017 and 2016, consisted of the following:
	2017	2016
Land	$638	$596
Buildings and leasehold improvements	11,799	10,089
Machinery and equipment	63,420	58,258
Internally developed software	2,688	2,684
Construction-in-process	1,059	1,374
Total	79,604	73,001
Less accumulated depreciation	(50,212)	(43,309)
Net property, plant and equipment	$29,392	$29,692

Depreciation of property, plant and equipment and amortization of computer software in continuing operations totaled $6,701 and $6,458 for the years ended December 31, 2017 and 2016, respectively. Depreciation expense in discontinued operations was $0 and $1,069 for 2017 and 2016, respectively.
Capital Lease Agreements — At December 31, 2017 and 2016, the gross amount of capital lease assets and related accumulated depreciation recorded under capital leases were as follows:
	2017	2016
Hardware	$449	$449
Vehicles	88	—
Machinery and equipment	29	29
Office equipment	44	55
Total	610	533
Less accumulated depreciation	(527)	(490)
Net capital lease assets	$83	$43

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

6.   GOODWILL
The changes in goodwill during the years ended December 31, 2017 and 2016 were as follows:
Goodwill
Balance, December 31, 2015	$26,734
Foreign currency translation adjustments	655
Goodwill on acquisition of window and door company	4,103
Balance, December 31, 2016	31,492
Foreign currency translation adjustments	2,016
Goodwill on acquisition of entry door company	3,272
Balance, December 31, 2017	$36,780

7.   INTANGIBLE ASSETS
The changes in intangible assets during the years ended December 31, 2017 and 2016 were as follows:
2017
	Beginning	Additions	Amortization	Impairment	Currency Translation Adjustments	Ending
Intangible assets with finite lives
Customer relationships	$105,653	$4,518	$—	$—	$5,661	$115,832
Accumulated amortization	(31,140)	—	(5,071)	—	(1,554)	(37,765)
Net intangible assets with finite lives	74,513	4,518	(5,071)	—	4,107	78,067
Intangible assets with indefinite lives
Trade names	14,683	580	—	(1,560)	739	14,442
Intangible assets, net	$89,196	$5,098	$(5,071)	$(1,560)	$4,846	$92,509

2016
	Beginning	Additions	Amortization	Impairment	Currency Translation Adjustments	Ending
Intangible assets with finite lives
Customer relationships	$103,352	$—	$—	$—	$2,301	$105,653
Accumulated amortization	(25,948)	—	(4,711)	—	(481)	(31,140)
Net intangible assets with finite lives	77,404	—	(4,711)	—	1,820	74,513
Intangible assets with indefinite lives
Trade names	10,599	4,096	—	(200)	188	14,683
Intangible assets, net	$88,003	$4,096	$(4,711)	$(200)	$2,008	$89,196

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

The Company recorded $1,560 and $200 impairment to trade names for the years ended December 31, 2017 and 2016, respectively, largely due to a change in discount rate used to value the Brock trade name and declining sales associated with a trade name used in the United States. Identified intangible assets subject to amortization are amortized to expense on a straight-line basis over their estimated useful lives of approximately 21 years. Future amortization for intangible assets subject to amortization at December 31, 2017 is as follows:
Amount
2018	$5,167
2019	5,167
2020	5,167
2021	5,167
2022	5,167
Thereafter	52,232
Total	$78,067

8.   OTHER ASSETS
Other assets, net consisted of the following at December 31, 2017 and 2016:
	2017	2016
Notes receivable	$289	$289
Deposits	558	1,322
Samples and displays, net	2,481	2,510
Insurance receivable	1,143	1,022
Deferred financing costs, net	414	554
Other	147	—
Total other assets, net	$5,032	$5,697

Samples and displays are presented net of amortization. The samples and displays are amortized over three years. Amortization expense for continuing operations was $1,652 and $1,518 for 2017 and 2016, respectively. Amortization expense in discontinued operations was $0 and $12 for 2017 and 2016, respectively.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

9.   ACCRUED LIABILITIES
Accrued liabilities at December 31, 2017 and 2016 consisted of the following:
	2017	2016
Salaries and payroll taxes	$3,927	$3,777
Advertising allowances and customer rebates	4,395	3,225
Sales, use and property taxes	336	894
Warranty, current	1,783	1,312
Management fees, related party	—	8,750
Professional services	637	614
Restructuring charges	162	559
Interest	3,994	3,943
Insurance reserves, current	1,880	2,192
Unearned revenue, current	1,953	1,305
Contingent consideration, net	1,080	995
Income taxes	1,001	470
Other	422	1,247
Total accrued liabilities	$21,570	$29,283

Total contingent consideration in accrued and other long-term liabilities as of December 31, 2017 and 2016 was $1,080 and $1,882, respectively. The movement of  $802 was comprised of a $1,199 payment offset by $237 interest accretion and $160 foreign currency movement.
10.   OTHER LONG-TERM LIABILITIES
Other long-term liabilities consisted of the following at December 31, 2017 and 2016:
	2017	2016
Warranty	$2,084	$2,517
Unearned revenue	1,984	1,706
Insurance reserves	3,087	3,860
Contingent consideration	—	887
Legal loss – contingencies	380	750
Deferred rent	380	252
Other	359	437
Total other long-term liabilities	$8,274	$10,409

11.   BUSINESS COMBINATION
On March 13, 2017, the Company entered into an Asset Purchase Agreement with TRU TECH DOORS, a corporation incorporated under the laws of the Provence of Ontario (the “Seller”), pursuant to which it purchased the Seller’s business relating to the sales, marketing, distribution, and manufacturing of entry door systems, together with all the assets related to the business. The entry door business was included in the Consolidated Financial Statements as of March 13, 2017. The purchase price was approximately $9,036 or $12,000 Canadian Dollars. The Company funded the purchase through the initial issuance of equity of  $6,700 and cash from operations. In June 2017, $1,799 of equity was issued in connection with the acquisitions. The Seller continues to be a supplier to the Company subsequent to the transaction.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

The purchase price allocations to assets and liabilities on their estimated fair values as of the purchase date are as follows:
Present value of purchase price:
Cash paid	$9,036
Total purchase price	$9,036
Fair value of assets acquired:
Working capital	$75
Fixed assets	591
Customer relationships	4,518
Trade name	580
Goodwill	3,272
Total fair value of assets acquired	$9,036

On December 31, 2016, the Company entered into an Asset Purchase Agreement with Brock Doors and Windows Inc., a corporation incorporated under the laws of the Provence of Ontario (the “Seller”), pursuant to which it purchased the Seller’s business relating to the sales, marketing, distribution, manufacturing and installation of windows and doors, including entry, patio and garage doors, together with all the assets related to the business. The purchase price was approximately $8,905. The Company paid cash of  $6,703, which was funded through an equity contribution and maximum contingent consideration of  $3,000 Canadian Dollars due in installments of  $1,500 Canadian Dollars at each December 31, 2017 and 2018. The fair value of this contingent consideration is $1,882. As part of the transaction, a net working capital threshold of  $250 Canadian Dollars was established. The Company settled the working capital adjustment for $430 Canadian Dollars in April 2017. For the year ended December 31, 2016, sales to the Seller by the Company were approximately $4,600.
This contingent consideration is payable in Canadian Dollars and is dependent on certain business infrastructure improvements and continued employment, which the Company deems probable. The financial statements adjust the contingent payable at the reporting period date using the applicable spot rate and will continue to do so with charges being reflected in Other expense in the Consolidated Income Statements over the next year. The amounts were discounted using Atrium’s Weighted Average Cost of Capital.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

The purchase price allocations to assets and liabilities on their estimated fair values as of the purchase date are as follows:
Present value of purchase price:
Cash paid	$6,703
Contingent payable	1,882
Working capital adjustment	827
Total purchase price	$9,412
Fair value of assets acquired:
Accounts receivable	$1,186
Inventories	675
Deposits and prepaid	118
Property, plant and equipment	167
Trade name	4,096
Goodwill	4,103
Accounts payable	(290)
Customer deposits	(643)
Total fair value of assets acquired	$9,412

12.   LONG-TERM DEBT
At December 31, 2017 and 2016, long-term debt consisted of the following:
	2017	2016
Senior secured asset based revolving credit facility	$—	$275
Senior Secured Notes, including net unamortized discount and deferred financing costs of $3,133 and $5,483, respectively	301,867	299,517
Related party notes, including paid-in-kind interest of $27,326 and $18,371 respectively	77,326	68,371
Other long-term payable	50	—
Capital lease obligations	99	38
Total debt	379,342	368,201
Less current portion of long-term debt:
Senior secured asset based revolving credit facility	—	(275)
Other long-term payable	(10)	—
Capital lease obligations	(32)	(12)
Current portion of long-term debt	(42)	(287)
Long-term debt	$379,300	$367,914

Related Party Notes — In April 2014, the Company refinanced its long-term debt in connection with the change in organizational structure (see Note 1). The Company issued $305,000 of Senior Secured Notes to the Parent and paid the Senior Secured Term Loan in full. The Company paid $64,291 of the Related

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

Party Subordinated Notes and transferred the balance of  $50,000 to Holdings. The related party notes bear compounded quarterly non-cash, paid-in-kind interest at an interest rate of 12.5%. All indebtedness has been consolidated for financial reporting purposes and is reported at the Company level.
Senior Secured Asset Based Revolving Credit Facility — The Company was a party to a Credit Agreement, dated April 30, 2010 and amended April 2014 (the “ABL Credit Facility”), with certain financial institutions (collectively, the “Lenders”), and General Electric Capital Corporation, as agent for the Lenders (the “Agent”; which term shall, from and after the Assignment Date (as defined below), reference the Successor Agent (as defined below). The modifications included eliminating the Company as a party to the ABL Credit Facility and adding the Parent as a guarantor. The Amendment also changed the borrowing limits, borrowing base, fees, covenants and maturity date. In April 2015, the ABL Credit Facility was again amended, modifying the concentration risk and cash dominion previsions, among others.
On June 8, 2015, General Electric Capital Corporation (the then existing Agent) agreed to sell its U.S. sponsor finance business to an affiliate of Canada Pension Plan Investment Board (the “Buyer”). In connection therewith, effective August 21, 2015 (the “Assignment Date”), General Electric Capital Corporation assigned 100% of its interest in loans and commitments under the ABL Credit Facility to one or more affiliates of the Buyer and Antares Capital LP (the “Successor Agent”) assumed the role of successor agent, swingline lender and letter of credit issuer under the ABL Credit Facility (such assignment and assumption, the “Assignment”). The Subsidiary consented to the Assignment and the terms and conditions of the ABL Credit Facility were not otherwise affected.
The Company, its subsidiaries and Atrium Parent, Inc. (“Holdings”) entered into a Credit Agreement (the “Credit Agreement”), dated December 27, 2016 (the “Closing Date”), with certain financial institutions (the “ABL Lenders”), and Bank of America, N.A., as agent for the ABL Lenders (the “Agent”), in order to replace and refinance the Company’s existing ABL facility.
As of the Closing Date, the aggregate borrowing limit under the Company’s new ABL facility (the “ABL Facility”) is $50,000, which includes a sub-facility available for the issuance of letters of credit up to $17,500. In connection with the entry into the Credit Agreement, the existing ABL credit agreement, dated as of April 30, 2010, by and among the Company, Holdings, certain of the Company’s subsidiaries, the lenders party thereto and Antares Capital LP (as successor agent to General Electric Capital Corporation) (as amended, amended and restated, supplemented or otherwise modified prior to the Closing Date) was terminated (along with all credit and security documents in connection therewith).
All of the Company’s domestic subsidiaries and certain of the Company’s Canadian subsidiaries are currently guarantors to the Company’s obligations under the ABL Facility. In addition, the Company’s obligations under the ABL Facility and the obligations of the guarantors under the guarantees is secured by a first-priority security interest in all accounts receivable, supporting obligations and other rights to payment, inventory, all documents, instruments and general intangibles (excluding intellectual property, except that the Agent will receive a non-exclusive, royalty free, worldwide license or sublicense to use all of the Notes Collateral constituting intellectual property in connection with the exercise of its rights and remedies as a secured party) relating to such accounts and inventory, deposit accounts and proceeds of the foregoing, in each case, of the Company and each guarantor, whether owned on the closing date or thereafter acquired.
The ABL Facility matures on the earlier of December 27, 2021 or 90 days prior to the maturity or early termination of certain material indebtedness.
All borrowings by the Company or its subsidiaries under the ABL Facility are limited by availability under a borrowing base, which is an amount equal to the sum of: (i) 85% of the face amount of eligible accounts receivable (net of certain claimed returns, rebates, discounts, credits, allowances or taxes) and (ii) the lesser of  (a) 75% of the value of eligible inventory and (b) 85% of the net orderly liquidation value of eligible inventory, subject, in each case, to reserves and discounted to reflect appraisal valuations.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

At the Company’s option, borrowings under the ABL Facility bear interest at a fluctuating rate equal to LIBOR plus 2.25% or Base Rate plus 1.25%; provided, that the fluctuating rate of interest is reduced, in each case, by 0.25% if the average daily availability as a percentage of total commitments (the “Average Availability Percentage”) is at least 33% and is further reduced, in each case, by 0.25% if the Average Availability Percentage is at least 66%. “Base Rate” is equal to the greatest of  (i) the Prime Rate, (ii) the Federal Funds Rate plus 0.50%, or (iii) LIBOR plus 1.00%. The interest rate was 5.50% and 4.75% as of December 31, 2017 and 2016, respectively.
The Company is required to pay certain fees and expenses in connection with the ABL Facility, including an unused commitment fee on the average daily amount of the unused portion of the ABL Facility at a rate of 0.375% per annum, payable quarterly in arrears on the first day of each calendar quarter; provided that the rate of the unused commitment fee shall be reduced to 0.25% if the Average Availability Percentage was at least 50% during the applicable quarter.
The Company is required to comply with various representations and affirmative and negative covenants, in each case as more fully set forth in the ABL Facility and related loan documents. If the borrowing base does not exceed the sum of the borrowings and letters of credit issued by at least $5,000, the Company is required to maintain a minimum fixed charge coverage ratio of 1.00 to 1.00 measured as of the last day of each month for the most recent period for which financial statements were delivered under the Credit Agreement; provided that once the fixed charge coverage ratio has been tested, it shall continue to be tested until the borrowing base exceeds the sum of the borrowings and letters of credit issued by at least $5,000 for 30 consecutive days. At December 31, 2017, the Company had $5,693 outstanding letters of credit.
The ABL Facility contains customary events of default. Upon the occurrence of an event of default under the ABL Facility, the Agent may (and shall at the request of the Required Lenders) terminate the revolving commitments, accelerate the outstanding obligations and exercise remedies with respect to the collateral. Additionally, unless a payment event of default or bankruptcy or insolvency event of default has occurred and is continuing (in which case the such increases shall be automatic), while any event of default exists under the ABL Facility, the Agent or the ABL Lenders holding a majority of the revolving commitments and outstanding loans and letter of credit obligations may increase the applicable interest rate on outstanding obligations by 2.00% per annum.
Any borrowings outstanding under the ABL Facility are classified as short-term due to the lockbox arrangement and subjective acceleration clause. Future payments are shown in date of maturity.
Senior Secured Notes due 2019 — In April 2014, the Company issued $305,000 Senior Secured Notes bearing 7.75% interest under Rule 144A of the Securities Act at a 1.4% discount, yielding proceeds of $300,651. The Senior Secured Notes mature on May 1, 2019, with interest due on May 1 and November 1 of each year, commencing November 1, 2014.
The Senior Secured Notes are guaranteed by the Company, all of the Company’s existing and future wholly owned domestic subsidiaries (other than the Subsidiary and subject to certain exceptions) and its Canadian subsidiaries. The Senior Secured Notes are secured on a first-priority basis by substantially all the present and after-acquired tangible and intangible assets of the guarantors, other than the collateral of the ABL Credit Facility, for which the notes are secured on a second-priority basis.
The Senior Secured Notes require the Company to comply with certain covenants, including restrictions on dividends, incurring additional debt, asset sales and transactions with affiliates. In addition, the Senior Secured Notes contain customary events of default, including payment defaults, breaches of representation and warranties, change of control and bankruptcy and insolvency. However, there are no required financial maintenance covenants. The Company was in compliance with all applicable covenants at December 31, 2017.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

Warrant Agreement — In December 2011, the Company issued 114,985 warrants for common stock to affiliates of Golden Gate in connection with the issuance of preferred shares. The warrants permit Golden Gate to purchase shares of the Company’s common stock, on a one-for-one basis, for an exercise price of $0.01 per share. The warrants were exercisable upon issuance and can be exercised over a ten-year period from the issuance date and automatically exercise on the last day of the exercise period if they are not exercised prior to that date. The warrants were outstanding and exercisable as of December 31, 2017.
In connection with the refinancing in April 2014, the Company entered into a Warrant Agreement (the “Warrant Agreement”) with affiliates of Golden Gate. Under the terms of the Warrant Agreement, the Company issued 237,475 warrants on common stock and 35,722 warrants on preferred stock to GGC Finance Partnership, L.P. The warrants permit Golden Gate to purchase shares of the Company’s common stock, on a one-for-one basis, for an exercise price of  $0.01 per share. The Warrants, which are currently exercisable and expire ten years after issuance, represent 10.0% of the Company’s common and preferred stock on a fully diluted basis (including the shares issuable upon exercise of the Warrants and excluding certain out-of-the-money stock options) as of the date of the issuance. The warrants are exercisable immediately; the number of shares and exercise price are subject to customary anti-dilution protection. The fair value of the warrants was determined to be $15,242 as of the date of issuance and was recorded as additional paid-in capital with a corresponding discount to the carrying value of the Related Party Notes. For the years ended December 31, 2017 and 2016, $0 and $6,852 of warrant amortization was recognized as interest expense, respectively. There was no remaining unamortized discount as of December 31, 2017 and 2016.
At December 31, 2017, future principal payments due under long-term debt, including capital leases with initial or remaining terms greater than twelve months and term debt related to discontinued operations (see Note 18), are scheduled as follows:
2018	$1,292
2019	383,118
2020	36
2021	22
2022	7
Thereafter	—
Total	$384,475

Guarantors — The Company and all its subsidiaries serve as guarantors for the ABL Credit Facility and the Senior Secured Notes.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

13.   FEDERAL INCOME TAXES
Deferred income tax assets and liabilities consisted of the following temporary differences as of December 31:
	2017	2016
Deferred income tax assets:
Accounts receivable allowance	$97	$299
Inventory cost capitalization and valuation	226	675
Accrued vacation and bonuses	157	267
Other accrued liabilities	519	978
Currency translation adjustment	384	344
Warranty	1,049	426
Workers’ compensation	90	359
Alternative minimum tax carryforwards and other	319	384
Related party interest	6,386	6,981
Net operating loss carryforwards	128,248	202,625
Total deferred income tax assets	137,475	213,338
Valuation allowance	(130,306)	(204,817)
Net deferred income tax assets	7,169	8,521
Deferred income tax liabilities:
Fixed and intangible assets	(24,314)	(26,558)
Total deferred income tax liabilities	(24,314)	(26,558)
Net deferred income taxes	(17,145)	(18,037)
Non-current deferred income tax liabilities	$(17,145)	$(18,037)

At December 31, 2017, the Company has net operating loss carryforwards of  $548,771, which begin to expire in 2019. The emergence from bankruptcy in 2010 resulted in an ownership change under Internal Revenue Code Section 382. The ultimate utilization of the net operating loss carryforwards will depend on future financial performance and will be subject to an annual limitation.
The Company has generated significant deferred tax assets partially due to its historical tax losses. The Company evaluated its deferred tax assets to determine whether a valuation allowance is required based on a determination of whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The Company concluded that there exists significant negative evidence in considering whether deferred tax assets are realizable. Therefore, during 2017, the Company adjusted its valuation allowance to approximately $130,306, against substantially all of its deferred tax assets. The Company excluded the deferred tax liabilities related to certain indefinite lived intangibles when calculating the amount of valuation allowance needed as these liabilities cannot be considered as a source of income when determining the realizability of the deferred tax assets. The valuation allowance was recorded as a reduction to deferred income tax benefit.
The deferred tax assets for which there is no valuation allowance relate to amounts that can be realized through future reversals of existing taxable temporary differences or through the generation of sufficient taxable income. To the extent the Company generates sufficient taxable income in the future to fully utilize the tax benefits of the deferred tax assets on which a valuation allowance was recorded, the Company’s effective tax rate may decrease as the valuation allowance is reversed.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

The 2017 Tax Act was signed into law on December 22, 2017. The Tax Act significantly revises the U.S. corporate income tax by, among other things, lowering the statutory corporate tax rate from 35% to 21%, eliminating certain deductions, imposing a mandatory one-time tax on accumulated earnings of foreign subsidiaries, introducing new tax regimes, and changing how foreign earnings are subject to U.S. tax. As a result of these changes, the corporation has provided for repricing of their domestic deferred taxes and valuation allowance at the new tax rate. The Company is still evaluating any impacts of the law changes on their accrued liabilities and differences that arise in temporary adjustments, such as fixed assets and carryforward attributes. The corporation has evaluated the new mandatory repatriated earnings tax of its foreign subsidiaries, and does not believe that it needs any further accrual as related to this aspect of the law change, however, as further analysis is completed on the foreign earnings and utilizing additional guidance from the IRS, the Company may make adjustments as it becomes reasonably determined. Given the Company’s historical loss position, any income tax expense adjustments associated with additional repatriation would be immaterial.
The components of the provision (benefit) for income taxes for the years ended December 31, 2017 and 2016 were as follows:
	2017	2016
Federal income tax provision (benefit):
Current	$45	$—
Deferred	(797)	—
State income tax provision (benefit):
Current	177	47
Deferred	28	(228)
Foreign income tax provision (benefit):
Current	3,405	2,308
Deferred	(1,337)	(807)
Income tax expense	$1,521	$1,320

Reconciliations of the federal statutory income tax rate to the effective tax rates on continuing operations for the years ended December 31, 2017 and 2016 were as follows:
	2017	2016
Tax benefit computed at statutory rate	$926	$(5,313)
State taxes, net of federal tax effects	205	(181)
Foreign rate difference	(795)	(640)
Impact of federal US rate change	(792)	—
Valuation allowance	245	5,966
Other permanent differences	1,732	1,488
Income tax expense	$1,521	$1,320

For income tax purposes, Internal Revenue Code Section 197 provides for the amortization of certain intangible assets, including goodwill, for asset acquisitions occurring after August 1993. Any resulting difference in the book and tax basis of these intangibles is reflected as a component of deferred taxes.
The Company recognizes the benefit from uncertain tax positions that are more-likely-than-not to be sustained upon examination by the taxing authorities. The Company’s policy is to record any impact to

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

income tax expense. The Company does not expect the change in unrecognized tax benefits to have a significant impact on its results of operations or financial position during the next twelve months.
If interest or penalties are paid related to income taxes, the interest expense is recorded as tax expense and the penalties are recorded as operating expense. There were no interest or penalties paid in 2017 or 2016. The Company has tax years from 2000 through 2017 that remain open and subject to examination by the Internal Revenue Service and/or certain state taxing authorities.
14.   RELATED PARTIES
Stockholders Agreement — The Company is party to a stockholders agreement, dated as of April 30, 2010, as well as various other stockholders of the Company who have joined the Stockholders Agreement by execution of a joinder agreement. Each of the members of the Company’s board of directors has been designated in accordance with the terms of the Stockholders Agreement.
The Stockholders Agreement contains customary terms, including terms regarding transfer restrictions, rights of first offer, tag-along rights, drag-along rights and preemptive rights with respect to the Company’s capital stock.
In connection with the 2017 acquisition in Note 11, the Company received $8,499 of proceeds from issuance of Series B Preferred Stock. GGC BP Intermediate Holdings, LLC purchased 9,571 shares and KWC Holdings L.P. purchases 2,570 shares of Series B Preferred Stock with a $0.01 par value.
Management Advisory Agreements — The Company has entered into separate advisory agreements with each of GGC Administration, LLC (“GGC”), an affiliate of Golden Gate, and Kenner (the “Advisory Agreements”). Pursuant to the Advisory Agreements, GGC and Kenner have each agreed to perform certain services for the Company and its subsidiaries that may include, but are not limited to:
•
general executive and management services;

•
identification, support, negotiation and analysis of acquisitions and dispositions by the Company;

•
support, negotiation and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness;

•
marketing functions, including monitoring of marketing plans and strategies;

•
human resources functions, including searching and hiring of executives; and

•
other services for the Company upon which the Company’s board of directors and GGC and/or Kenner agree in writing.

Pursuant to the Advisory Agreements, GGC and Kenner will divide an annual fee equal to the greater of  (i) $1,750 or (ii) 3% of the Company’s EBITDA, based on a definition thereof described in the Advisory Agreements, and will also be reimbursed for reasonable expenses. Payment of the annual fee under the Advisory Agreements is subject to the terms of the Company’s credit and financing arrangements. The Company recognized expense for advisory fees of  $1,750 annually to GGC and Kenner in 2017 and 2016. In December 2017, the Company paid previous year’s advisory fees of  $8,750 and the current year advisor fees of  $1,750. At December 31, 2017 and 2016, accruals of  $0 and $8,750, respectively, were included in accrued liabilities in the Consolidated Balance Sheets (See Note 9).
In addition, under the Advisory Agreements, GGC and Kenner will divide additional transaction fees that will be paid upon the consummation of any future change of control, acquisition, divestiture, recapitalization or financing or other similar transaction by or involving the Company in an amount equal

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

to 1.0% of the aggregate value of such transaction. The applicable transaction fee will be divided between GGC and Kenner based on a formula described in the Advisory Agreements. At December 31, 2017 and 2016, an accrual of  $0 and $930 was included in accounts payable in the Consolidated Balance Sheets, respectively.
Indemnification Agreements — The Company has entered into indemnification agreements with various members of senior management and the board of directors, pursuant to which the Company and the Parent will indemnify them if any of them becomes a party to or other participant in any threatened, pending or completed action, suit or proceeding relating to the fact that such person is or was a director, officer, employee, agent or fiduciary of the Company.
Related Party Notes — In 2016, the Company entered into a one-year retention arrangement with certain key executives in exchange for loans of  $300. In 2015, the Company entered into a two-year retention arrangement with certain key executives in exchange for loans of  $538. The Company is amortizing these loans over the life of the arrangements and has expensed amounts forgiven of  $316 and $522 in 2017 and 2016, respectively, in regards to these loans. These balances are included in Prepaid expenses and other current assets on the Consolidated Balance Sheets of  $0 and $316 as of December 31, 2017 and 2016, respectively.
Senior Secured Notes — A subsidiary of Golden Gate purchased $40,000 of Senior Secured Notes issued by the Company in April 2014. At December 31, 2017 and 2016, the accrued interest on the subsidiary’s portion of the bonds was $517 and $517, respectively.
15.   COMMITMENTS AND CONTINGENCIES
Leases — The Company has entered into operating lease agreements for office and manufacturing space, automobiles and machinery and equipment. Total rent expense for continuing operations for the years ended December 31, 2017 and 2016, was $6,501 and $6,269, respectively. Total rent expense for discontinued operations for the years ended December 31, 2017 and 2016, was $287 and $1,813, respectively. At December 31, 2017, future minimum rents due under leases for continuing and discontinued operations with initial or remaining terms greater than twelve months are as follows:
		Operating Leases
	Capital Leases	Vehicle, Office and Warehouse Equipment	Facility and Real Property	Total
2018	$32	$811	$5,477	$6,320
2019	32	594	5,351	5,977
2020	25	469	5,182	5,676
2021	10	421	4,537	4,968
2022	—	420	1,673	2,093
Thereafter	—	2,111	7,973	10,084
Total	$99	$4,826	$30,193	$35,118

Certain lease agreements provide for increased payments based on changes in the consumer price index. Additionally, under certain lease agreements, the Company is obligated to pay insurance and taxes. These lease agreements have various lease restoration clauses, which are believed to be immaterial based on prior experience and periodic inspection by the landlord and/or have been assumed by the Company’s subtenants. As of December 31, 2017, the Company has current deferred rent of  $50 and noncurrent of $380. As of December 31, 2016, the Company had current deferred rent of  $277 and noncurrent of  $252.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

The Company has several sublease agreements on leased properties, which provided for $1,185 and $1,136 in sublease income for the years ended December 31, 2017 and 2016, respectively. Future minimum rents to be received for the years ended December 31, 2018, 2019, 2020 and 2021 are $883, $889, $894 and $612, respectively. In connection with the Thermal transaction discussed in Note 18, the Company has entered into a sublease agreement whereby all requirements under the lease agreement are passed on to the buyer.
Transportation Purchase Commitments — At December 31, 2017 and 2016, the Company has a dedicated contract service agreement with a transportation provider for the North Carolina window division and captive extrusion plant that requires a minimum annual purchase commitment of 5.0 million miles per year through the term of the contract which ends October 2, 2018. The Company did not satisfy the commitment in 2017 and paid a $79 penalty.
In March 2014, the Company entered into a dedicated contract service agreement with another transportation provider for the Texas window division, with an option to extend to other divisions. The agreement has a three-year initial term with a sixty day cancellation clause. The Company was committed to fixed charges of  $53 per week through February 2017 and variable charges based on number of vehicles, drivers and other factors. This agreement does not have a minimum mileage commitment. Effective March 2017, the Company changed transportation providers for our Texas window division to the provider we use in the North Carolina window division. There are no minimum mileage commitments.
PVC Supply Contracts — The Company has a contract to purchase PVC compound to use in the manufacturing process. The contract requires a minimum annual commitment of 27 million pounds for 2018 through 2023 at floating prices adjusted monthly by industry published resin indexes.
Glass Contract — The Company has a contract with a glass supplier for substantially all U.S. glass purchases through December 31, 2018 that requires the purchase of all rack lot glass and customer tempered glass, with the exclusion of some defined division specific product needs, from the supplier at agreed fixed pricing. Further, the Company has agreed to pricing with a different glass supplier for all Canadian glass purchases with agreed pricing through December 31, 2018. Pricing is substantially consistent to market value.
Aluminum Supply Contract — The Company entered into a supply agreement with an aluminum extrusion supplier in August, 2016 in connection with the sale of the Company’s aluminum extrusion division to that supplier (See Note 18). Under the terms of the supply agreement, the Company agreed to purchase all aluminum profiles that had previously been supplied to the Company’s U.S. window and door plants by the aluminum extrusion division. There are no minimum volume commitments in the agreement.
Capital Purchase Commitment — The Company entered into a purchase commitment in 2017 for six intercept building machines for their glass production operations with payment due for each machine upon delivery through March 2020. The purchase commitment includes payments of  $633, $800 and $267 in 2018, 2019 and 2020, respectively.
Environmental — From time to time, the Company is involved in investigation and cleanup related to environmental matters associated with its manufacturing operations. In addition, the Company has applied for a municipal setting designation with regard to its former Wylie, Texas facility per the terms of the sale of that facility in 2016. While the potential costs related to such matters and their possible impact on future operations are uncertain due in part to: the uncertainty as to the extent of pollution, the complexity of applicable government laws and regulations and their interpretations, the varying costs and effectiveness of alternative cleanup technologies and methods, the uncertain level of insurance or other types of recovery and the extent of the Company’s involvement in the opinion of management, none of these matters are expected to have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

Litigation — The Company is party to various claims, legal actions and complaints arising in the ordinary course of business. Applicable accounting guidance requires the Company to accrue a liability if it is probable that the liability has been incurred and the amount of that liability can be reasonably estimated. At December 31, 2017 and 2016, the Company has $380 and $750 accrued for loss contingencies arising from cases against the Company, included in other long-term liabilities on the Consolidated Balance Sheets, respectively. Management believes the payment of these contingencies is probable and the accrual amount was estimated based on discussion with legal counsel and the review of similar historical cases. The accruals are adjusted as needed as additional information is received, but the actual loss to be incurred may be significantly greater than or less than the amount presently accrued.
In the opinion of management, all other claims and legal matters, including employee and product defect cases, are without merit or are of such kind, or involve such amounts, that an unfavorable disposition would not have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.
Self-Insured Risks — The Company maintains a broad range of insurance policies which include employee health, general liability, vehicle, and workers compensation insurance coverage. These insurance policies protect the Company against a portion of the risk of loss from claims. However, the Company retains a portion of the overall risk for such claims through its self-insured per occurrence and aggregate retentions, deductibles and claims in excess of available insurance policy limits. The Company’s insurance coverage is generally subject to a per occurrence retention.
The Company reserves for costs associated with claims, as well as incurred but not reported losses, based on an outside actuarial analysis of its historical claims. These estimates make up a significant portion of the Company’s liability and are subject to a high degree of uncertainty due to a variety of factors, including changes in type of claims, claims reporting and resolution patterns, frequency and timing of claims, third party recoveries, estimates of claim values, claims management expenses (including legal and expert fees), insurance industry practices, the regulatory environment and legal precedent. Adjustments to reserves are recorded in the period in which the change in estimate occurs. As of December 31, 2017 and 2016, the liabilities for self-insurance reserves are included in accrued liabilities of  $1,880 and $2,192 and other long-term liabilities of  $3,087 and $3,860, respectively, of which $1,143 and $1,022, respectively, are recoverable under third-party insurance policies and included in Other assets on the Consolidated Balance Sheets.
16.   OTHER EXPENSE
Other expense, net for the years ended December 31, 2017 and 2016, consisted of the following:
	2017	2016
Franchise tax	$378	$401
Other (income) expense	(152)	145
Total expense, net	$226	$546

17.   EMPLOYEE BENEFIT PLAN
The Company has an employee savings plan under Section 401(k) of the Internal Revenue Code. The Company contributed $320 and $444 to the employee savings plan during 2017 and 2016, respectively.
18.   DISCONTINUED OPERATIONS
In 2015, the Company continued focusing on key strategic markets and improving operations, by selling the assets of its wholly owned window manufacturing facility located in Murrysville, Pennsylvania. On September 30, 2015, the Company completed an Asset Purchase Agreement with a subsidiary of

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

Gemini Capital, LLC (the “Purchaser”) to which it sold substantially all of the assets of its wholly owned subsidiary, Thermal Industries, Inc. for $2,000 plus the assumption of warranty, trade payable, and payroll related liabilities by the Purchaser. The result was a loss on disposal of  $893 recorded in loss from discontinued operations, net of tax on the Consolidated Statements of Operations and Comprehensive Loss. The Company also entered into a transition services agreement with the Purchaser pursuant to which the Company will provide the Purchaser with certain information technology and related services in connection with the ongoing operation of the Thermal business for a period following closing of the sale.
In 2016, the Company sold the window and door facilities located in Denver, Colorado and Yakima, Washington to a private investment group and sold its aluminum extrusion business, Extruders, located in Texas to Tower Extrusions, LTD. The proceeds of the transactions were used to pay down the Asset Based Lending facility borrowings.
Term Note — In 2014, prior to the decision to exit the aluminum extrusion business, the Company entered into an asset purchase agreement (the “Purchase Agreement”) with Lippert. Pursuant to the Purchase Agreement, the Company agreed to purchase certain of Lippert’s fixed assets for $7,500, of which $2,000 was paid in 2014. The discount on the Term Note was 1.96%, or $147. As of December 31, 2017, the remaining balance on the Term Note had been paid.
In connection with the purchase, a six-year aluminum extrusion supply agreement was executed with the Company as the supplier and Lippert as the buyer. To the extent more than 95 million pounds of extruded aluminum are purchased by Lippert, the Company is required to pay an additional $1,250 of purchase price.
The supply agreement requires minimum purchases from the Company by Lippert for six years beginning in 2015. To the extent that either the Company fails to produce or Lippert fails to purchase the minimum volume requirements, the party at fault will be monetarily penalized. In 2016, both parties agreed to modify the agreement to suspend minimum volume requirements for 2015.
On July 8, 2015, the Company terminated its extrusion supply agreement with Lippert. As amended, the Company has agreed to pay Lippert an additional $2,000, comprised of  $1,250 in 2018 and $750 in 2019, in addition to amounts previously owed. In the event of a change in control of the Company prior to December 31, 2017, the aggregate amount payable would decrease by $150.
The following table presents the carrying amounts of the major classes of assets and liabilities of discontinued operations as of December 31, 2017 and 2016:
	2017	2016
Assets:
Accounts receivable, net	$15	$251
Prepaid expenses and other current assets	48	69
Other long-term assets, net	—	4
Assets of discontinued operations	$63	$324
Liabilities:
Current portion of long-term debt	$1,250	$1,500
Accounts payable	20	8
Accrued liabilities	500	1,091
Current liabilities of discontinued operations	1,770	2,599
Long-term debt, net of current	722	1,939
Long-term liabilities of discontinued operations	722	1,939
Liabilities of discontinued operations	$2,492	$4,538

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2017 AND 2016
(Dollars in thousands, except share amounts)

The operating results of the discontinued operations, including results from qualifying assets held-for-sale, for the years ended December 31, 2017 and 2016 are summarized below:
	2017	2016
Net Sales	$—	$45,913
Loss on disposal	$—	$5,783
Loss before income taxes	1,148	3,354
Income tax expense	—	(964)
Loss from discontinued operations	$1,148	$8,173
Depreciation	$—	$1,069
Amortization	$—	$18
19.   SUBSEQUENT EVENTS
On January 31, 2018, Atrium Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Pisces Parent, LLC (“Parent”), CD&R Atlas Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Acquirer Parties”) and Atrium Intermediate Holdings, LLC, solely in the capacity as representative of certain the equityholders of the Company. Parent is affiliated with Clayton, Dubilier & Rice (“CD&R”). Pursuant to the Merger Agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Acquisition”). Also in connection with the closing of the Merger, the Company will sell each of North Star Manufacturing (London), Ltd. and Brock Doors & Windows Ltd., directly to Parent. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of the Company’s issued and outstanding shares of common stock will be cancelled and extinguished and converted into the right to receive a portion of the common units of Parent, pursuant to a distribution waterfall.
Subsequent events have been evaluated through March 7, 2018, which is the date the financial statements were available to be issued.

Management’s Discussion and Analysis of Financial Condition and
Results of Operations of Atrium
The following discussion and analysis of Atrium’s financial condition and results of operations is intended to clarify the results of Atrium’s operations, certain changes in its financial position, liquidity, capital structure and business developments for the years covered by the consolidated financial statements included in this proxy statement. This discussion should be read in conjunction with, and is qualified by reference to, the other related information including, but not limited to, the audited consolidated financial statements (including the notes thereto and the independent registered public accounting firm’s reports thereon), all as set forth in this proxy statement, as well as the risk factors discussed elsewhere in this proxy statement.
Certain statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Atrium” are “forward-looking statements.” See “Cautionary Statement with Respect to Forward-Looking Statements” and “Risk Factors.”
Overview
Atrium is a leading manufacturer of vinyl and aluminum windows and patio doors for the residential new construction and R&R markets serving central and eastern United States and Canada. Since 1948, Atrium has focused on providing its customers with a comprehensive line of high-quality products, including custom products, at compelling values while delivering superior service. Atrium’s regional prominence, combined with its ability to satisfy its customers’ unique product requirements, creates significant competitive advantages versus many of its competitors. In addition, Atrium’s vertical integration enables it to enhance its margins and drive operating leverage. Atrium believes these factors will allow it to implement its growth strategy as well as capture maximum benefit from a recovering housing market. Atrium’s revenue mix is diversified by end-market and channel, as well as geographically and across price points.
Throughout 2017 and 2016, Atrium’s management has focused on optimizing the business and repositioning Atrium to maximize profitability and drive future growth.
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Growing the business.   Atrium participates in attractive end markets providing for growth opportunity in the improving new construction market with housing starts expected to continue recent growth along with the repair and remodeling market where Atrium has outpaced market growth largely through share gains. Atrium is focused on providing high-quality products and excellent customer service to drive this increased business, thereby, increasing market share. During 2017, approximately 47% of Atrium’s total sales were in residential new construction and 53% were in R&R.

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Quality and service improvements.   Atrium believes providing quality products and excellent customer service are key elements to driving growth throughout the organization. Key initiatives include driving industry leading quality and service metrics, simplifying the production environment, including product offerings and facility layout changes and focusing on quality and service at an employee level throughout the organization. Atrium has expanded its footprint for shipping, adjusted the glass department layout, and moved all window assembly lines into a single facility in its largest plant, in North Carolina. Other similar changes are occurring in its other plants. As a result of its strong reputation with its customers, Atrium has a 100% retention rate among its top ten customers since 2013.

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Expanding production capability.   Atrium believes it has sufficient capacity to support its growth initiatives. As part of this, Atrium is focused on driving production efficiency throughout the organization including implementing various lean initiatives. The facility and product changes are expected to drive increased capacity. Atrium also has the ability to expand production capability through an increase in production shifts and capital spending to create more glass and assembly equipment across its plants to the extent it believes growth supports such investments.

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Cost reduction and margin improvement initiatives.   As the residential building market rebounds, Atrium has been able to announce price increases to offset increases in the prices of raw material commodities it has received from its suppliers. Atrium has been able to secure commodity pricing contracts with its United States glass supplier through 2018 and its Canadian glass supplier through 2018. Atrium has extended its PVC supplier contract with reduced rates to offset expected increases in the Chemical Data Inc. price index. Atrium continually evaluates its fixed cost structure including selling, general and administrative expense and makes adjustments as deemed appropriate to drive enhanced profitability.

Atrium has made strategic decisions to exit certain businesses allowing focus on larger and more profitable businesses. Operational improvements have also been a focus, including the reduction of headcount and corporate and divisional general and administrative costs.
In 2016, Atrium continued its focus on key strategic markets and improving operations by selling the assets of its wholly owned window manufacturing facilities located in Colorado and Washington. Atrium also sold the assets of its wholly owned aluminum extrusion business in Texas.
Factors Affecting Atrium’s Results of Operations
Atrium’s results of operations are affected by a number of external factors, including conditions in the home building and home improvements industries, raw material prices and seasonality. Some of the more important factors are discussed briefly below.
Conditions in the Homebuilding and Home Improvement Industries
Atrium’s sales have historically been driven by the level of residential new construction, home improvement and R&R activities, which are dependent upon a number of factors including demographic trends, interest rates, home values, consumer confidence, employment rates, foreclosure rates, building material costs and the health of the economy and mortgage markets. The home building and home improvement industries began to stabilize in late 2011 and have since grown steadily.
Approximately 47% and 49% of Atrium’s total sales were related to residential new construction for the years ended December 31, 2017 and 2016, respectively. According to the U.S. Census Bureau, single-family housing starts in 2016 and 2017 were approximately 782,000 and 849,000, respectively. According to consensus estimates, single-family starts are expected to increase in 2018 and 2019 to approximately 930,000 and 1,000,000 units, respectively.
Changes in Prices of Raw Materials
Raw materials used in the manufacture of its products make up a significant portion of Atrium’s cost of goods sold, which made up 37% of Atrium’s net revenue for the years ended December 31, 2017 and 2016. The principal raw materials Atrium uses are vinyl, glass and aluminum. The prices of many of the raw materials that Atrium uses in its manufacturing processes are subject to significant price volatility. Atrium actively seeks to manage the risk of fluctuating raw material prices through leveraging long-term supply relationships and strategic sourcing programs. Historically, Atrium’s industry has passed through increases in raw material prices to consumers, and Atrium expects to be able to do the same in the future. To the extent Atrium cannot pass on additional cost increases, Atrium will experience a negative impact on the business. Vinyl and glass prices have trended higher but these increases have been offset by price increases. Fluctuations in the price and availability of raw materials and other resources could have a material adverse effect on Atrium’s business, results of operations and financial condition. Increases in fuel and energy costs could also adversely affect Atrium’s results of operations and financial condition.
Seasonality
Atrium’s industry experiences seasonal changes in demand, with higher demand from April through November each year. Atrium manages its staffing levels to match these seasonal demand variances. Atrium increases its staffing as required each spring as its busier months begin. With the exception of the North Texas region, the seasonal impact is felt across Atrium’s geographies where inclement weather during the winter months usually reduces the level of residential new construction and R&R activity. To the extent higher demand occurs during a compressed period within Atrium’s peak season, there is a risk of it experiencing operational challenges and losing efficiency.
End Markets
As of December 31, 2017 and 2016, R&R products represented approximately 53% and 51%, respectively, of Atrium’s total sales in each period, while new construction products represented approximately 47% and 49%, respectively, of Atrium’s total sales for each period. Atrium typically realizes higher price points and gross margins on R&R products, which require more engineering and customization. As part of its strategy, Atrium is focused on driving activity for recent product launches which generate attractive margins, and Atrium expects the volume of R&R products to increase over the next few years. As Atrium’s volume of R&R product sales increases, Atrium’s management expects Atrium’s product mix to shift and its overall margins to improve.
Cost Reduction Initiatives
Due to the strategic initiatives undertaken by the Atrium management team since 2012 to exit unprofitable businesses, optimize Atrium’s manufacturing footprint, rationalize selling, general and administrative expenses (including the 2015 corporate restructuring), improve productivity and product quality, decrease Atrium’s cost of capital and enact key leadership changes, Atrium management believes it is well-positioned to continue growing market share in the higher margin R&R market, as well as capitalize on the growth forecasted for the residential new construction market.
Primary Components of Revenue and Expenses
Net Sales
Atrium primarily generates revenue from the sale of vinyl windows and patio doors, aluminum windows and entry doors. Atrium’s products are sold through its own sales force to distributors, retailers and builders and Atrium also has retail sales to the end consumer in Canada. Atrium recognizes revenue at the time products are delivered. Revenues are recorded net of advertising allowances, discounts and volume rebates.
Cost of Goods Sold
Cost of goods sold presents the costs directly related to the manufacturing of Atrium’s products and primarily includes raw materials, contract manufacturing fees, warehousing, depreciation, direct and indirect labor and operating costs for Atrium’s manufacturing facilities, including salaries, benefit costs and incentive compensation. The costs associated with developing and designing new products are expensed as incurred and include design, production and testing.
Selling, Delivery, General and Administrative Expenses
Atrium’s delivery costs consist of all costs related to delivering manufactured product to its customers, including labor, fuel, maintenance and freight and handling expenditures. Atrium’s selling, general and administrative expenses consist of all expenditures incurred in connection with the sales and marketing of its products, as well as administrative overhead costs.

Results of Operations
Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016
The following table sets forth information derived from the consolidated statements of operations expressed in dollars and as percentage of net sales for the years ended December 31, 2017 and 2016.
(dollars in thousands)	2016		2017
Net Sales	$312,628	100.0%	$348,844	100.0%
Cost of Goods Sold	214,688	68.7%	234,451	67.2%
Gross profit	97,940	31.3%	114,393	32.8%
Operating Expenses:
Selling, delivery, general and administrative expenses	63,364	20.3%	67,572	19.4%
Amortization expense	6,231	2.0%	6,723	1.9%
Stock compensation expense	11	0.0%	1	0.0%
Total selling, delivery, general and administrative expenses	69,606	22.3%	74,296	21.3%
Impairment of trade names	200	0.1%	1,560	0.4%
(Gain) loss on disposal of assets, net	288	0.1%	(239)	(0.1%)
Total operating expenses	70,094	22.4%	75,617	21.7%
Operating Income from Continuing Operations	27,846	8.9%	38,776	11.1%
Interest expense	42,479	13.6%	35,903	10.3%
Other expense, net	546	0.2%	226	0.1%
Income (Loss) from Continuing Operations before Taxes	(15,179)	(4.9%)	2,647	0.8%
Income tax expense	1,320	0.4%	1,521	0.4%
Income (Loss) from Continuing Operations	(16,499)	(5.3%)	1,126	0.3%
Loss from discontinued operations, net of tax	(8,173)	(2.6%)	(1,148)	(0.3%)
Net Loss	(24,672)	(7.9%)	(22)	0.0%

Net sales
Net sales increased by $36.2 million, or 11.6%, from $312.6 million in 2016 to $348.8 million in 2017. The increase was driven by organic sales growth of  $17.0 million, or 5.5%, and acquisitions of $23.8 million, or 7.6%, offset by no longer reflecting sales to a company owned dealer of  $4.7 million resulting from the acquisition of Brock Doors & Windows Ltd. Organic sales growth was driven by several of Atrium’s largest customers due to improved market conditions and share gains coupled with price increases.
Cost of goods sold and gross profit margin
Cost of goods sold increased by $19.8 million, or 9.2%, from $214.7 million during 2016 to $234.5 million during 2017, and decreased as a percentage of net sales from 68.7% during 2016 to 67.2% during 2017. As a result, Atrium’s gross profit margin increased from 31.3% in 2016 to 32.8% in 2017. The improvement in gross profit margin was driven by increased pricing to customers in excess of raw material commodity costs combined with operational improvements. Additionally, the acquisitions of Brock Doors & Windows Ltd. and Tru Bilt provided incremental margin.
Selling, delivery, general and administrative expenses
Selling, delivery, general and administrative expenses increased $4.2 million from $63.4 million in 2016 to $67.6 million in 2017, and decreased as a percentage of net sales, from 20.3% in 2016 to 19.4% in 2017. Delivery costs are variable and contributed $0.4 million of increased costs due to volumes. Several initiatives drove reductions in SG&A resulting in savings of  $3.4 million offset by costs incurred by recent acquisitions of  $6.9 million.

Amortization expense
Amortization expense increased from $6.2 million in 2016 to $6.7 million in 2017.
Interest expense
Interest expense decreased $6.6 million from $42.5 million in 2016 to $35.9 million in 2017. The decrease is the result of the write off associated interest discount being fully amortized during 2016.
Other expense
Other expense reflected expense of  $0.5 million in 2016 and expense of  $0.2 million in 2017. The majority of the other expense was franchise taxes.
Provision for income taxes
The provision for income taxes is based on pre-tax income for continuing operations as reported for financial statement purposes. Atrium recorded tax expense of  $1.5 million and $1.3 million for the years ended December 31, 2017 and 2016, respectively.
Loss from discontinued operations
The loss from discontinued operations decreased $7.0 million from $8.2 million in 2016 to $1.1 million in 2017. In 2016, Atrium sold substantially all of the assets related to its window and door business in Colorado and Washington and sold substantially all of the assets related to its aluminum extrusion business located near Dallas. These measures will allow Atrium to focus on key strategic markets and improve operations and margins.
Year Ended December 31, 2016 Compared to the Year Ended December 31, 2015
The following table sets forth information derived from the consolidated statements of operations expressed in dollars and as percentage of net sales for the years ended December 31, 2016 and 2015.
(dollars in thousands)	2015		2016
Net Sales	$300,453	100.0%	$312,628	100.0%
Cost of Goods Sold	201,015	66.9%	214,688	68.7%
Gross profit	99,438	33.1%	97,940	31.3%
Operating Expenses:
Selling, delivery, general and administrative expenses	63,841	21.2%	63,364	20.3%
Amortization expense	6,432	2.1%	6,231	2.0%
Stock compensation expense	11	0.0%	11	0.0%
Total selling, delivery, general and administrative expenses	70,284	23.4%	69,606	22.3%
Impairment of trade name	300	0.1%	200	0.1%
Loss on disposal of assets, net	6	0.0%	288	0.1%
Total operating expenses	70,590	23.5%	70,094	22.4%
Operating Income from Continuing Operations	28,848	9.6%	27,846	8.9%
Interest expense	39,804	13.2%	42,479	13.6%
Other expense (income), net	(519)	(0.2%)	546	0.2%
Loss from Continuing Operations before Income Taxes	(10,437)	(3.5%)	(15,179)	(4.9%)
Income tax expense	2,229	0.7%	1,320	0.4%
Loss from Continuing Operations	(12,666)	(4.2%)	(16,499)	(5.3%)
Loss from discontinued operations, net of tax	(13,402)	(4.5%)	(8,173)	(2.6%)
Net Loss	(26,068)	(8.7%)	(24,672)	(7.9%)

Net sales
Net sales increased by $12.2 million, or 4.1%, from $300.5 million in 2015 to $312.6 million in 2016. The increase is primarily a result of market growth as well as price increases. New construction sales were up 5% and R&R sales were flat compared to 2015. Sales to Atrium’s two largest customers were flat.
Cost of goods sold and gross profit margin
Cost of goods sold increased by $13.7 million, or 6.8%, from $201.0 million during 2015 to $214.7 million during 2016, and increased as a percentage of net sales from 66.9% during 2015 to 68.7% during 2016. As a result, Atrium’s gross profit margin decreased from 33.1% in 2015 to 31.3% in 2016. The increase in cost of goods sold and decline in the gross profit margin were primarily driven by an increase in warranty costs, labor inefficiencies and scrap. The deterioration of the Canadian Dollar also negatively impacted profit margin because the majority of materials purchased by Atrium’s Canadian subsidiaries are sourced from the United States while most sales are Canadian Dollar based.
Selling, delivery, general and administrative expenses
Selling, delivery, general and administrative expenses decreased $0.5 million from $63.8 million in 2015 to $63.3 million in 2016, and decreased as a percentage of net sales, from 21.2% in 2015 to 20.3% in 2016. The decrease in selling, general and administrative expenses is primarily due to Atrium’s corporate restructuring and other cost reduction initiatives. This was offset by increased commissions and delivery expense associated with increased sales.
Amortization expense
Amortization expense decreased slightly, from $6.4 million in 2015 to $6.2 million in 2016.
Interest expense
Interest expense increased $2.7 million from $39.8 million in 2015 to $42.5 million in 2016. The increase is the result of compounding interest on the Atrium Existing Related Party Notes.
Other expense (income)
Other expense (income) reflected income of  $0.5 million in 2015 and expense of  $0.5 million in 2016. The majority of the expense is franchise taxes in 2016. The income in 2015 is a settlement received for claims against former owners and senior management members of Atrium’s closed manufacturing facility in Houston, Texas. The basis of the claims concerned immigration related issues at the facility, which was shut down in the fourth quarter of 2012.
Provision for income taxes
The provision for income taxes is based on pre-tax income for continuing operations as reported for financial statement purposes. Atrium recorded tax expense of  $1.3 million and $2.2 million for the years ended December 31, 2016 and 2015, respectively.
Loss from discontinued operations
The loss from discontinued operations decreased $5.2 million from $13.4 million in 2015 to $8.2 million in 2016. Atrium sold substantially all of the assets related to its window and door business in Colorado and Washington and sold substantially all of the assets related to its aluminum extrusion business located near Dallas. These measures will allow Atrium to focus on key strategic markets and improve operations and margins.
Liquidity and Capital Resources
As of December 31, 2017, Atrium had $13.9 million of borrowing availability under its financing agreements and $3.0 million of cash on the balance sheet. Throughout 2017 and 2016, Atrium implemented several initiatives to improve liquidity and maximize profitability. Atrium believes these initiatives, focusing on sales growth, pricing strategies, operational improvements and SG&A management will drive significant improvement in its profitability.

In 2016, Atrium sold substantially all of the assets related to its window and door business in Colorado and Washington and sold substantially all of the assets related to its aluminum extrusion business located in Texas. The proceeds of the transaction were used to pay down borrowings under Atrium’s previous asset based lending facility.
Atrium’s short-term and long-term liquidity needs arise primarily from: (i) debt service obligations with respect to its ABL Credit Facility and other long-term notes, (ii) capital expenditures, (iii) working capital requirements as may be needed to support the seasonal and cyclical growth of Atrium’s business and (iv) potential acquisitions. Atrium’s management believes it will have sufficient liquidity through borrowing availability, available cash and cash flows from operating activities to fund its cash requirements for existing operations and capital expenditures through the next twelve months.
Atrium’s ability to make payments on its debt and to fund planned capital expenditures will depend on its future performance, including its ability to generate cash. This is subject to general economic, financial, housing industry, competitive and other factors which include factors that are beyond Atrium’s control. Historically, Atrium has experienced tightness in its liquidity position between January to April of each year, and it has drawn more heavily on the Atrium Existing ABL Revolving Credit Facility during those periods
As of December 31, 2017, Atrium has approximately $548.8 million of net operating losses that begin to expire in 2019. These net operating losses may be used to offset U.S. Federal income tax.
The following summarizes Atrium’s primary sources and uses of cash for the years ended December 31, 2017, 2016 and 2015:
(dollars in thousands)	2015	2016	2017
Net cash flows provided by operating activities	$9,385	$14,241	$11,255
Net cash flows used in investing activities	(6,480)	(2,994)	(15,869)
Net cash flows provided by (used in) financing activities	(3,915)	(9,426)	5,492
Effect of exchange rate changes	(209)	(66)	347
Total increase (decrease) in cash and cash equivalents	$(1,219)	$1,755	$1,225
Net cash flows provided by operating activities
Cash provided by operating activities decreased $2.9 million during 2017 compared to cash flows during 2016. The primary driver of the decrease was the payment of accrued management fees.
Cash provided by operating activities increased $4.9 million during 2016 compared to cash flows during 2015. The primary drivers of the increase were the disposal of a smaller and less profitable business, coupled with more efficient use of working capital.
Net cash flows used in investing activities
Cash used in investing activities increased $12.9 million during 2017 compared to 2016. The primary driver of the change is a result of the 2016 proceeds from the sale of aluminum extrusion division and the western divisions of  $12.9 million.
Cash used in investing activities decreased $3.5 million during 2016 compared to 2015. The primary driver of the change is a result of proceeds from the sale of the aluminum extrusion division and the western divisions of  $12.9 million in 2016 compared to $2.0 million of proceeds from the sale of the Pennsylvania division in 2015, offset in part by the use of cash of  $6.7 million to purchase Brock Door & Windows Ltd. in 2016.
Net cash flows provided by (used in) financing activities
Cash provided by financing activities was $5.5 million in 2017 compared to cash used by financing activities of  $9.4 million in 2016. The change is due to the increase in proceeds from Atrium’s capital contributions and repayment of outstanding borrowings under Atrium’s previous asset-based lending facility in 2016.

Cash used in financing activities increased $5.5 million during 2016 compared to cash flows during 2015. The change was due to repayment of outstanding borrowings under Atrium’s previous asset-based lending facility, offset by the proceeds of capital contributions.
Capital expenditures
During the years ended December 31, 2017 and 2016, Atrium invested approximately $6.9 million and $9.3 million (including discontinued operations) in total capital expenditures, respectively. Capital expenditures involve both maintenance and growth initiatives. Maintenance largely relates to samples and displays for customers and dies for Atrium’s extrusion operation. Growth capital investments related to capacity expansion, new production and efficiency programs.
Long-term debt
Atrium Existing ABL Revolving Credit Facility
Atrium, its subsidiaries and Atrium Parent, Inc. (“Atrium Holdings”) entered into the Atrium Existing ABL Revolving Credit Facility, dated December 27, 2016, with certain financial institutions (the “Atrium Existing ABL Revolving Credit Facility Lenders”), and Bank of America, N.A., as agent for the Atrium Existing ABL Revolving Credit Facility Lenders (the “Atrium Existing ABL Revolving Credit Facility Agent”), in order to replace and refinance Atrium’s then-existing asset based lending facility and to provide for the Atrium Existing ABL Revolving Credit Facility of up to $50.0 million, including a sub-facility available for the issuance of letters of credit up to $17,500. In connection with the entry into the Atrium Existing ABL Revolving Credit Facility, Atrium’s previous asset based lending facility was terminated. As of January 31, 2018, Atrium had $11.3 million of borrowing availability under the Atrium Existing ABL Revolving Credit Facility.
All of Atrium’s domestic subsidiaries and certain of Atrium’s Canadian subsidiaries are currently guarantors to its obligations under the Atrium Existing ABL Revolving Credit Facility. In addition, Atrium’s obligations under the Atrium Existing ABL Revolving Credit Facility and the obligations of the guarantors under the guarantees is secured by a first-priority security interest in all accounts receivable, supporting obligations and other rights to payment, inventory, all documents, instruments and general intangibles (excluding intellectual property, except that the Atrium Existing ABL Revolving Credit Facility Agent will receive a non-exclusive, royalty free, worldwide license or sublicense to use all of the collateral securing the Atrium Existing Notes constituting intellectual property in connection with the exercise of its rights and remedies as a secured party) relating to such accounts and inventory, deposit accounts and proceeds of the foregoing, in each case, of Atrium and each guarantor, whether owned on the closing date or thereafter acquired.
The Atrium Existing ABL Revolving Credit Facility matures on the earlier of December 27, 2021 or 90 days prior to the maturity or early termination of certain material indebtedness.
All borrowings by Atrium or its subsidiaries under the Atrium Existing ABL Revolving Credit Facility are limited by availability under a borrowing base, which is an amount equal to the sum of: (i) 85% of the face amount of eligible accounts receivable (net of certain claimed returns, rebates, discounts, credits, allowances or taxes) and (ii) the lesser of  (a) 75% of the value of eligible inventory and (b) 85% of the net orderly liquidation value of eligible inventory, subject, in each case, to reserves and discounted to reflect appraisal valuations.
At Atrium’s option, borrowings under the Atrium Existing ABL Revolving Credit Facility bear interest at a fluctuating rate equal to LIBOR plus 2.25% or Base Rate plus 1.25%; provided, that the fluctuating rate of interest is reduced, in each case, by 0.25% if the average daily availability as a percentage of total commitments (the “Average Availability Percentage”) is at least 33% and is further reduced, in each case, by 0.25% if the Average Availability Percentage is at least 66%. Under the credit agreement that governs Atrium Existing ABL Revolving Credit Facility, the “Base Rate” is equal to the greatest of  (i) the Prime Rate, (ii) the Federal Funds Rate plus 0.50%, or (iii) LIBOR plus 1.00%. The interest rate was 5.50% and 4.75% as of December 31, 2017 and 2016.

Atrium is required to pay certain fees and expenses in connection with the Atrium Existing ABL Revolving Credit Facility, including an unused commitment fee on the average daily amount of the unused portion of the Atrium Existing ABL Revolving Credit Facility at a rate of 0.375% per annum, payable quarterly in arrears on the first day of each calendar quarter; provided that the rate of the unused commitment fee shall be reduced to 0.25% if the Average Availability Percentage was at least 50% during the applicable quarter.
Atrium is required to comply with various representations and affirmative and negative covenants, in each case as more fully set forth in the credit agreement that governs Atrium Existing ABL Revolving Credit Facility and related loan documents. If the borrowing base does not exceed the sum of the borrowings and letters of credit issued by at least $5.0 million, Atrium is required to maintain a minimum fixed charge coverage ratio of 1.00 to 1.00 measured as of the last day of each month for the most recent period for which financial statements were delivered under the Atrium Existing ABL Revolving Credit Facility; provided that once the fixed charge coverage ratio has been tested, it shall continue to be tested until the borrowing base exceeds the sum of the borrowings and letters of credit issued by at least $5.0 million for 30 consecutive days.
The Atrium Existing ABL Revolving Credit Facility contains customary events of default. Upon the occurrence of an event of default, the Atrium Existing ABL Revolving Credit Facility Agent may terminate the revolving commitments, accelerate the outstanding obligations and exercise remedies with respect to the collateral. Additionally, unless a payment event of default, bankruptcy or insolvency event of default has occurred and is continuing (in which case the foregoing increases shall be automatic), while any event of default exists under the Atrium Existing ABL Revolving Credit Facility, either the Atrium Existing ABL Revolving Credit Facility Agent or the Atrium Existing ABL Revolving Credit Facility Lenders holding a majority of the commitments may increase the applicable interest rate on the loans and the letter of credit fee by 2.00% per annum.
The Atrium Existing ABL Revolving Credit Facility is expected to be refinanced in connection with the Transactions. See “The Transactions.”
Atrium Existing Notes
In April 2014, Atlas Opco issued $305.0 million senior secured notes bearing 7.75% interest under Rule 144A of the Securities Act at a 1.4% discount, yielding proceeds of  $300.7 million. The Atrium Existing Notes mature on May 1, 2019, with interest due on May 1 and November 1 of each year, commencing November 1, 2014.
The Atrium Existing Notes are guaranteed by Atrium, all of its existing and future wholly owned domestic subsidiaries (other than Atlas Opco, and subject to certain exceptions) and its Canadian subsidiaries. The Atrium Existing Notes are secured on a first-priority basis by substantially all the present and after-acquired tangible and intangible assets of the guarantors, other than the collateral securing the Atrium Existing ABL Revolving Credit Facility, for which the Atrium Existing Notes are secured on a second-priority basis.
The Atrium Existing Notes require Atrium to comply with certain covenants, including restrictions on dividends, incurring additional debt, asset sales and transactions with affiliates. In addition, the Atrium Existing Notes contain customary events of default, including payment defaults, breaches of representation and warranties, change of control and bankruptcy and insolvency. However, there are no required financial maintenance covenants. Atrium was in compliance with all applicable covenants at December 31, 2017.
The Atrium Existing Notes are expected to be refinanced in connection with the Transactions. See “The Transactions.”
Off-Balance Sheet Arrangements
Atrium has entered into operating lease agreements for office and manufacturing space, vehicles, machinery and equipment. Total rent expense for continuing operations for the years ended December 31, 2017 and 2016, was $6.5 million and $6.3 million, respectively. Total rent expense for discontinued

operations for the years ended December 31, 2017 and 2016, was $0.3 million and $1.8 million, respectively. Certain lease agreements provide for increased payments based on changes in the Consumer Price Index. Additionally, under certain lease agreements, Atrium is obligated to pay insurance and taxes.
Contractual Obligations
The following table summarizes Atrium’s contractual obligations as of December 31, 2017. The table below does not reflect the consummation of the Transactions.
(dollars in thousands)	Total	Less Than 1 Year	1 – 3 Years	3 – 5 Years	More Than 5 Years
Long-term debt obligations	$307,051	$1,260	$305,772	$19	$—
Cash interest(1)	35,576	23,692	11,884	—	—
Capital lease obligations	99	32	57	10	—
Operating lease obligations	35,019	6,288	11,596	7,051	10,084
Purchase obligations(2)	140,858	23,826	47,453	46,386	23,193
Other long-term liabilities reflected on the balance sheet(3)	12,448	4,456	5,552	1,647	793
Total	$531,051	$59,554	$382,314	$55,113	$34,070

(1)
Reflects interest and fees due at December 31, 2017 on the ABL Credit Facility and all interest due through maturity on the Senior Secured Notes.

(2)
Primarily consists of forward contracts with various suppliers to purchase raw materials for use in the manufacturing process.

(3)
Primarily consists of self-insurance and warranty liabilities.

Legal Contingencies.   Atrium is party to various claims, legal actions and complaints arising in the ordinary course of business. Applicable accounting guidance requires Atrium to accrue a liability if it is probable that the liability has been incurred and the amount of that liability can be reasonably estimated. At December 31, 2017, Atrium has $0.4 million accrued for loss contingencies arising from cases against it. Atrium’s management believes the payment of these contingencies is probable and the accrual amount was estimated based on discussion with Atrium’s legal counsel and the review of similar historical cases. The accruals are adjusted as needed as additional information is received, but the actual loss to be incurred may be significantly greater than or less than the amount presently accrued.
In the opinion of Atrium’s management, all other claims and legal matters, including employee and product defect cases, are without merit or are of such kind, or involve such amounts, that an unfavorable disposition would not have a material adverse effect on the consolidated financial position, results of operations or cash flows of Atrium.
Critical Accounting Policies and Estimates
This management’s discussion and analysis of financial condition and results of operations is based upon Atrium’s consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of consolidated financial statements in conformity with GAAP requires Atrium’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates and assumptions are based upon the best available information and are subject to change as conditions within and beyond Atrium’s control change, including, but not limited to, economic conditions, the availability of additional information and actual experience rates different from those used in Atrium’s estimates. Accordingly, actual results could materially differ from those estimates. Significant estimates are used in calculating allowance for bad debt, inventory reserves, recoverability of goodwill and other long-lived assets, self-insurance accruals, warranty accruals, net lease liabilities, contingent considerations, purchase price allocations, legal liabilities and in recognizing deferred tax assets and liabilities.

Revenue Recognition.   Revenue from the sale of windows and doors and related building products is recorded at the time of delivery to the customer. On contracts involving installation, revenue is recognized when the installation is complete. Revenues are recorded net of customer incentive programs, including advertising allowances and volume rebates. Revisions to those estimates are charged to income in the period in which the facts that give rise to the revisions become known.
Atrium sells extended warranties on some of its products, both as bundled arrangements, as well as separately priced warranties; therefore each product and each warranty service has a standalone selling price whether sold as a bundle or as standalone sales. Product promotions are frequently offered as bundled arrangements. For bundled arrangements in which a warranty is offered in conjunction with a product sale, revenue is allocated to both the product and warranty using a relative selling price method, also known as a multiple deliverable arrangement. In these cases, Atrium recognizes extended warranty sales over the contract period of the warranty, and in proportion to the costs expected to be incurred in performing services under the contract.
Atrium’s policy is to present taxes collected from customers and remitted to governmental authorities on a net basis. Atrium records the amounts collected as a current liability and relieve such liability upon remittance to the taxing authority without impacting revenues or expenses. Atrium classifies any shipping charges to customers as revenues. The costs of shipping and handling fees are presented in selling, delivery, general and administrative expenses in Atrium’s consolidated statements of operations.
Accounts Receivable and Allowance for Doubtful Accounts.   Trade receivables are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts reflects Atrium’s management’s best estimate of probable credit losses inherent in Atrium’s existing accounts receivable balance. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Atrium establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.
Inventories.   Inventory is valued at the lower of cost or market under the first-in, first-out (FIFO) method of accounting. Work-in-process and finished goods inventories consist of direct materials, labor and manufacturing overhead. Atrium writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and its estimated net realizable value based upon assumptions about future demand and market conditions.
Property, Plant, and Equipment.   Property, plant and equipment are stated at cost less accumulated depreciation. Atrium depreciates these assets principally on a straight-line basis for financial reporting purposes over their estimated useful lives. Gains or losses on disposition represent the difference between the net proceeds and the net book value of the assets sold or retired. Expenditures for maintenance, minor renewals and repairs are expensed as incurred, while major replacements and improvements are capitalized.
Long-Lived Assets.   Atrium periodically reviews the net realizable value of its long-lived assets, including property, plant and equipment and definite-lived intangible assets, whenever events and circumstances indicate impairment may have occurred. In the event Atrium determines that the carrying value of long-lived assets is in excess of estimated gross future cash flows for those assets, the value of the assets is written down to fair value.
Goodwill and Indefinite-Lived Trade Names.   In accordance with ASC 350, Atrium’s management reviews the carrying value of goodwill and indefinite-lived trade names for recoverability based on estimated fair values of the reporting units in the fourth quarter of each year or when events or changes in circumstances indicate, in management’s judgment, that the carrying value may not be recoverable. The fair values of the reporting units are based upon management’s estimate of future cash flows and market participant assumptions for these reporting units. The carrying amounts of other indefinite lived assets are compared to their estimated fair values. Atrium’s management considers its operating results, trends and prospects, as well as competitive comparisons. Atrium also takes into consideration competition within the building materials industry and any other events or circumstances that might indicate potential impairment. If the asset is determined not to be recoverable, impairment is recognized as a charge to operations.
Recently Issued Accounting Standards
In May 2014, the FASB issued ASU 2014-09, which requires an entity to recognize revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance will affect any reporting organization that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of non-financial assets. The effective date for this ASU was postponed in August 2015 and the standard is now effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2018. Atrium’s management is currently evaluating the impact this update will have on its consolidated financial statements and related disclosures.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). This ASU primarily provides new guidance for lessees on the accounting treatment of leases. Under the new guidance, lessees are required to recognize assets and liabilities arising from leases on the balance sheet. ASU 2016-02 also aligns lessor accounting with the revenue recognition guidance in Topic 606 of the Accounting Standards Codification. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2019 and is required to be adopted on a modified retrospective basis, meaning the new leasing model will be applied to the earliest year presented in the financial statements and thereafter. Atrium’s management is currently evaluating the impact of adopting this new accounting standard on its financial statements.
In March 2016, the FASB issued ASU 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). This ASU amends certain aspects of accounting for share-based payments to employees, including (i) requiring all income tax effects of share-based awards to be recognized in the income statement when the award vests or settles and eliminating APIC pools, (ii) permitting employers to withhold the share equivalent of an employee’s maximum tax liability without triggering liability accounting and (iii) allowing companies to make a policy election to account for forfeitures as they occur. ASU 2016-09 is effective for annual reporting periods beginning after December 15, 2017 and early adoption is permitted. Atrium’s management is evaluating the impact of adopting ASU 2016-09 on its financial statements, but does not believe the new guidance will have a significant impact on how it accounts for share-based payments.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, addressing eight specific cash flow issues in an effort to reduce diversity in practice. The amended guidance is effective for fiscal years beginning after December 31, 2017, and for interim periods within those years. Early adoption is permitted. The amended guidance will not have a material impact on Atrium’s statements of cash flows.
In May 2017, the FASB issued ASU 2017-09, Compensation — Stock Compensation (Topic 718) Scope of Modification Accounting (“ASU 2017-09”). The amendments in ASU 2017-09 require entities to apply modification accounting in Topic 718 only when changes to the terms or conditions of a share-based payment award result in changes to fair value, vesting conditions or the classification of the award as equity or liability. The adoption of ASU 2017-09 will become effective for annual periods beginning after December 15, 2017. Based on historical modifications, Atrium’s management does not believe the adoption of this guidance will have a material impact on Atrium’s financial position or cash flows.
Quantitative and Qualitative Disclosures about Market Risk
Atrium is exposed to market risks related to Atrium Existing Notes and the collateral and its business. Atrium occasionally uses derivative financial instruments on a limited basis to hedge economic exposures. Atrium does not enter into derivative financial instruments or other financial instruments for speculative trading purposes.
Interest rate risk
Atrium has historically been subject to interest rate risk on its ABL Credit Facility, which bears interest at floating rates. For fixed rate debt, interest rate changes affect the fair market value of such debt, but do not impact earnings or cash flow.
Commodity pricing risk
Atrium is subject to market risk with respect to the pricing of its principal raw materials, which include, among others, vinyl, glass and aluminum. If prices of these raw materials were to increase dramatically, Atrium may not be able to pass through increases on to its customers and, as a result, gross margins could decline significantly. Atrium manages the exposure to commodity pricing risk by continuing to diversify its product mix, strategic sourcing programs and its long term supply relationships. In addition, Atrium is also subject to market risk with respect to diesel fuel prices.
Foreign currency risk
Atrium sells products in the United States and Canada. In addition, Atrium’s Canadian subsidiaries purchase significant raw materials from the United States. Atrium has not historically hedged foreign currency transactions. Because Atrium does not expect to hedge foreign currency transactions in the next 12 months, a change in the relative value of the United States and Canadian currencies could adversely impact Atrium’s financial performance, particularly that of its Canadian subsidiaries. The exchange rate between the United States and Canadian currencies has fluctuated significantly in recent years and may continue to do so in the future.
Inflation
Atrium believes that inflation has had a modest effect on its business, impacting its profit margins due to the increased cost of raw materials. The leases for Atrium’s facilities are also largely tied to the Consumer Price Index, which exposes it to potentially higher costs in years with high inflation.

Grant Thornton LLP
201 South College Street
Suite 2500
Charlotte, NC 28244

T 704.632.3500
F 704.334.7701
www.GrantThornton.com
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Board of Directors and Stockholders
Atrium Corporation:
We have audited the accompanying consolidated financial statements of Atrium Corporation (a Delaware corporation) and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atrium Corporation and subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Charlotte, North Carolina
March 14, 2017
Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd

ATRIUM CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2016 AND 2015
(Dollars in thousands, except share and per share amounts)
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,810	$55
Restricted cash	100	100
Accounts receivable, net of allowance for doubtful accounts of $237 and $228, respectively	24,997	20,107
Inventories, net	16,656	14,898
Prepaid expenses and other current assets	3,480	4,422
Assets of discontinued operations	324	26,004
Total current assets	47,367	65,586
LONG-TERM ASSETS:
Property, plant and equipment, net	29,692	29,472
Goodwill	31,492	26,734
Intangible assets, net	89,196	88,003
Other assets, net	5,697	5,034
Total long-term assets	156,077	149,243
Total assets	$203,444	$214,829
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Current portion of long-term debt	$287	$91
Accounts payable	16,030	14,368
Accrued liabilities	29,283	22,361
Liabilities of discontinued operations	2,599	7,564
Total current liabilities	48,199	44,384
LONG-TERM LIABILITIES:
Long-term debt, net of current	299,543	311,814
Long-term debt due to related party	68,371	53,556
Long-term liabilities of discontinued operations	1,939	3,645
Deferred tax liabilities	18,037	19,523
Other long-term liabilities	10,409	9,781
Total long-term liabilities	398,299	398,319
Total liabilities	446,498	442,703
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT:
Series A Preferred stock $.01 par value, 600,000 shares authorized, 321,494 shares issued and outstanding	2	2
Series B Preferred stock $0.01 par and 10,000 shares issued and outstanding	—	—
Common stock $.01 par value, 3,000,000 shares authorized 2,009,964 shares issued and outstanding	20	20
Paid-in capital	240,005	232,994
Accumulated deficit	(453,593)	(428,921)
Accumulated other comprehensive income (loss)	(29,488)	(31,969)
Total stockholders’ deficit	(243,054)	(227,874)
Total liabilities and stockholders’ deficit	$203,444	$214,829

See notes to consolidated financial statements.

ATRIUM CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
YEARS ENDED DECEMBER 31, 2016 AND 2015
(Dollars in thousands)
	2016	2015
NET SALES	$312,628	$300,453
COST OF GOODS SOLD	214,688	201,015
Gross profit	97,940	99,438
OPERATING EXPENSES:
Selling, delivery, general and administrative expenses	63,364	63,841
Amortization expense	6,231	6,432
Stock compensation expense	11	11
Total selling, delivery, general and administrative expenses	69,606	70,284
Impairment of goodwill and other intangible assets	200	300
Loss on disposal of assets, net	288	6
Total operating expenses	70,094	70,590
OPERATING INCOME FROM CONTINUING OPERATIONS	27,846	28,848
Interest expense	42,479	39,804
Other expense (income), net	546	(519)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(15,179)	(10,437)
Income tax expense	1,320	2,229
LOSS FROM CONTINUING OPERATIONS	(16,499)	(12,666)
Loss from discontinued operations, net of tax	(8,173)	(13,402)
NET LOSS	(24,672)	(26,068)
Other comprehensive loss, net of taxes:
Foreign currency translation adjustment	2,481	(15,729)
Comprehensive loss	$(22,191)	$(41,797)

See notes to consolidated financial statements.

ATRIUM CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
YEARS ENDED DECEMBER 31, 2016 AND 2015
(dollars in thousands, except share amounts)
	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount	Shares	Amount	Shares	Amount
BALANCES, JANUARY 1, 2015	321,494	$2	—	$—	2,009,964	$20	$232,983	$(402,853)	$(16,240)	$(186,088)
Equity based compensation	—	—	—	—	—	—	11	—	—	11
Net loss	—	—	—	—	—	—	—	(26,068)	—	(26,068)
Foreign currency translation gain	—	—	—	—	—	—	—	—	(15,729)	(15,729)
BALANCES, DECEMBER 31, 2015	321,494	2	—	—	2,009,964	20	232,994	(428,921)	(31,969)	(227,874)
Equity based compensation	—	—	—	—	—	—	11	—	—	11
Issuance preferred stock	—	—	10,000	—	—	—	7,000	—	—	7,000
Net loss	—	—	—	—	—	—	—	(24,672)	—	(24,672)
Foreign currency translation loss	—	—	—	—	—	—	—	—	2,481	2,481
BALANCES, DECEMBER 31, 2016	321,494	$2	10,000	$—	2,009,964	$20	$240,005	$(453,593)	$(29,488)	$(243,054)

See notes to consolidated financial statements.

ATRIUM CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2016 AND 2015
(Dollars in thousands)
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(24,672)	$(26,068)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,776	15,940
Amortization of deferred financing costs	1,506	1,654
Accretion of notes discount	8,045	6,855
Non-cash interest	7,692	6,504
Impairment of property, plant and equipment	—	1,643
Impairment of goodwill and other intangible assets	200	300
Loss on sale of divisions	5,783	—
Loss (gain) on disposal of assets	301	(83)
Non-cash equity based compensation	11	11
Deferred taxes	(2,004)	191
Changes in assets and liabilities
Accounts receivable	(3,748)	7,474
Inventories	(1,124)	4,554
Prepaid expenses and other assets	1,414	2,092
Other long-term assets	(68)	(6,656)
Accounts payable	3,763	(6,833)
Long term vendor payable	—	1,927
Accrued and other long-term liabilities	3,366	(120)
Net cash provided by operating activities	14,241	9,385
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(9,347)	(9,068)
Proceeds from sales of assets	117	588
Proceeds from sale of divisions	12,939	2,000
Purchase of woindow and door company	(6,703)	—
Net cash used in investing activities	(2,994)	(6,480)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under previous ABL credit facility	17,600	33,628
Payments on previous ABL credit facility	(32,200)	(35,428)
Borrowings under current ABL credit facility	275	—
Proceeds of series B preferred stock issuance	7,000	—
Payments on Term Note	(2,000)	(2,000)
Addition to capital leases	—	36
Payments on capital leases	(101)	(151)
Net cash used in financing activities	(9,426)	(3,915)
EFFECT OF EXCHANGE RATE CHANGES	(66)	(209)
NET DECREASE IN CASH AND CASH EQUIVALENTS	1,755	(1,219)
CASH AND CASH EQUIVALENTS – Beginning of period	55	1,274
CASH AND CASH EQUIVALENTS – End of period	$1,810	$55
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$23,918	$24,726
Income taxes	$2,087	$1,352
Non-cash investing activities:
Purchase of intangibles and goodwill through the Term Note	$1,882	$—
Purchases of property, plant and equipment	$334	$769

See notes to consolidated financial statements.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2016 AND 2015
(Dollars in thousands, except share amounts)
1.   ORGANIZATION AND LIQUIDITY
Organization — Atrium Parent, Inc. (the “Parent”) was incorporated under the laws of the State of Delaware and is the direct parent of Atrium Windows and Doors, Inc. (the “Subsidiary”). The Parent is a direct wholly owned subsidiary of Atrium Intermediate Holdings, Inc., (“Holdings”), which is a direct wholly owned subsidiary of Atrium Corporation (the “Company”). An investor group led by Golden Gate Private Equity, Inc. (“Golden Gate”) and Kenner & Company, Inc. (“Kenner”) controls the Company and the Parent. The Subsidiary is engaged in the manufacture and sale of residential windows, patio doors and various other building materials throughout the United States and Canada.
Liquidity — As of December 31, 2016, the Company had $9,939 of borrowing availability under its financing agreements. Liquidity is impacted by the seasonality of the business and routinely decreases after year-end due to winter and spring weather. The Company believes it will have sufficient liquidity through borrowing availability, available cash and cash flows from operating activities to fund its cash requirements for existing operations and capital expenditures through the next twelve months.
The Company has made strategic decisions to exit certain businesses allowing focus on larger and more profitable businesses. Operational improvements have also been a focus, including the reduction of headcount and corporate and divisional general and administrative costs.
In 2015, the Company continued its focus on key strategic markets and improving operations, by selling the assets of its wholly owned window manufacturing facility located in Murrysville, Pennsylvania. The proceeds of the transaction were used to pay down the Asset Based Lending facility borrowings.
In 2016, the Company continued its focus on key strategic markets and improving operations, by selling the assets of its wholly owned window manufacturing facilities located in Colorado and Washington. The Company also sold the assets of its wholly owned aluminum extrusion business in Texas. The proceeds of the transaction were used to pay down the Asset Based Lending facility borrowings.
2.   SIGNIFICANT ACCOUNTING POLICIES
Basis of Consolidation — The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.
Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates and assumptions are based upon the best available information and are subject to change as conditions within and beyond the control of the Company change, including, but not limited to, economic conditions, the availability of additional information and actual experience rates different from those used in the Company’s estimates. Accordingly, actual results could differ from those estimates. Significant estimates are used in calculating allowance for bad debt, inventory reserves, recoverability of goodwill and other long-lived assets, self-insurance accruals, warranty accruals, net lease liabilities, contingent considerations, purchase price allocations, legal liabilities and in recognizing deferred tax assets and liabilities.
Cash and Cash Equivalents — The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.
Restricted Cash — Restricted cash of  $100 at December 31, 2016 and 2015, represents credit enhancements in support of the Company’s purchasing card programs.

Financial Instruments — The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and debt. The fair value of cash and cash equivalents, accounts receivable and accounts payable approximated their carrying value as of each balance sheet date because of the short maturities of these instruments. The fair value of the Company’s debt also approximates the carrying value due to its variable interest rates and applicable margin on the ABL Credit Facility and recent amendments to the term and related party debt, as designated in Note 11. The applicable margin on the ABL Credit Facility is consistent with the current market rate at December 31, 2016.
Concentrations of Credit Risk — Financial instruments that potentially subject the Company to concentrations of credit risk principally comprise cash and cash equivalents and accounts receivable. Management believes that the institutions that hold the Company’s cash and cash equivalents are financially sound, and accordingly, minimal credit risk exists with respect to these assets. At December 31, 2016 and 2015, the Company held cash of  $2,325 and $2,061 Canadian Dollars, respectively, in foreign bank accounts.
The majority of accounts receivable are from customers in the homebuilding and residential repair and remodeling industry, located throughout central and eastern United States and Canada. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company’s base. At December 31, 2016 and 2015, one customer, with an investment grade credit rating, accounted for 57% and 55% of outstanding accounts receivable, respectively. Sales to this customer accounted for 39% and 40% of consolidated net sales in 2016 and 2015, respectively. The Company believes that the risk of loss from this customer is not significant.
Accounts Receivable and Allowance for Doubtful Accounts — Trade receivables are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts reflects management’s best estimate of probable credit losses inherent in existing accounts receivable balance. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. Accordingly, an allowance for doubtful accounts of  $423 and $229 has been recorded for December 31, 2016 and 2015, respectively.
Inventories — Inventory is valued at the lower of cost or market under the first-in, first-out (FIFO) method of accounting. Work-in-process and finished goods inventories consist of direct materials, labor and manufacturing overhead. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and its estimated net realizable value based upon assumptions about future demand and market conditions.
Property, Plant and Equipment — Property, plant and equipment is stated at cost less accumulated depreciation. The Company depreciates these assets principally on a straight-line basis for financial reporting purposes over their estimated useful lives, as follows:
Estimated Useful Life
Buildings and improvements	20 – 30 years
Machinery and equipment	3 – 10 years
Software implementation costs	3 years
Gains or losses on disposition represent the difference between the net proceeds and the net book value of the assets sold or retired. Expenditures for maintenance, minor renewals, and repairs are expensed as incurred, while major replacements and improvements are capitalized.
Long-Lived Assets — The Company periodically reviews the net realizable value of its long-lived assets, including property, plant and equipment and definite-lived intangible assets, whenever events and circumstances indicate an impairment may have occurred. In the event the Company determines that the carrying value of long-lived assets is in excess of estimated gross future cash flows for those assets, the value of the assets is written down to fair value.
In 2015, the Company had one division that experienced significant operating losses and whose long-lived assets were evaluated for impairment. The Company evaluated the recoverability of this division’s long-lived assets, concluded that various assets were impaired, and recorded an impairment charge to write down the long-lived assets to fair value. As a result, the Company recognized impairment charges of  $1,643, related to property, plant and equipment from the held-for-sale division included in discontinued operations. No such events or circumstances were identified during 2016. Accordingly, no impairment of long-lived assets was recorded during 2016.
Capitalized Software Costs — The Company capitalizes internal employee costs and external consulting costs associated with implementing and developing software for internal use. Internal costs capitalized include payroll and payroll-related costs for employees who are directly associated with the development, modification and implementation of the software. External costs include direct expenses related to consulting and other professional fees incurred in developing, modifying and implementing the software. Capitalization of costs occurs upon the completion of the preliminary project stage and when management believes it is probable a project will be completed and the software will be used to perform the function intended. Amortization begins the period after the software is put into service and is calculated on a straight-line basis over three years. Management continually reviews the carrying value and expected functionality of the accumulated costs for potential impairment. When it is no longer probable that computer software being developed will be completed, modified or placed in service, the asset’s carrying value is expensed. For continuing operations, unamortized capitalized software costs at December 31, 2016 and 2015 were $601 and $143, respectively, and are included in property, plant and equipment. Amortization expense for the years ended December 31, 2016 and 2015 was $279 and $322, respectively. For discontinued operations, there were no unamortized capitalized software costs at December 31, 2016 and 2015. Amortization expense for the years ended December 31, 2016 and 2015 was $0 and $23, respectively.
Goodwill and Indefinite Lived Trade Names — In accordance with Accounting Standards Codification (“ASC”) 350, Intangibles — Goodwill and Other, management reviews the carrying value of goodwill and indefinite lived trade names for recoverability based on estimated fair values of the reporting units in the fourth quarter of each year or when events or changes in circumstances indicate, in management’s judgment, that the carrying value may not be recoverable. The fair values of the reporting units are based upon management’s estimate of future cash flows and market participant assumptions for these reporting units. The carrying amounts of other indefinite lived assets are compared to their estimated fair values. The Company considers operating results, trends, and prospects of the Company, as well as competitive comparisons. The Company also takes into consideration competition within the building products industry and any other events or circumstances that might indicate potential impairment. If the asset is determined not to be recoverable, impairment is recognized as a charge to operations. In 2016 and 2015, trade name impairment charges of  $200 and $300 included in continuing operations were recognized, and there was no impairment in discontinued operations.
Provision for Warranties — The Company estimates its warranty provisions based upon an analysis of all identified or expected claims and an estimated cost to resolve those claims and discounted using the Company’s Weighted Average Cost of Capital. The estimates of expected claims are generally a factor of historical claims and cover all costs associated with such claims. The warranty reserve methodology includes costs associated with any intention to cover claims outside of contractual commitments. Changes in claim rates and differences between actual and expected warranty costs could impact warranty obligation estimates. The reserve for warranties is included in both current accrued liabilities and other long-term liabilities on the balance sheets and consisted of the following at December 31:
	2016	2015
Beginning reserve for warranties	$(3,267)	$(4,635)
Change in provision	(5,169)	(2,411)
Settlements	4,607	3,779
Ending reserve for warranties	$(3,829)	$(3,267)

Revenue Recognition — Revenue from the sale of windows and doors and related building products is recorded at the time of delivery to the customer. On contracts involving installation, revenue is recognized when the installation is complete. Revenues are recorded net of customer incentive programs including advertising allowances and volume rebates. Revisions to those estimates are charged to income in the period in which the facts that give rise to the revisions become known.

The Company sells extended warranties on some of its products, both as bundled arrangements, as well as separately priced warranties; therefore, each product and each warranty service has a standalone selling price whether sold as a bundle or as standalone sales. Product promotions are frequently offered as bundled arrangements. For bundled arrangements in which a warranty is offered in conjunction with a product sale, revenue is allocated to both the product and warranty using a relative selling price method, also known as a multiple deliverable arrangement. In these cases, the Company recognizes extended warranty sales over the contract period of the warranty, and in proportion to the costs expected to be incurred in performing services under the contract.
The deferred revenue for extended warranties is included in both current accrued liabilities and other long-term liabilities on the balance sheets and consisted of the following at December 31:
	2016	2015
Beginning deferred revenue	$(1,813)	$(1,309)
Sales	(1,214)	(970)
Amortization	697	466
Ending deferred revenue	$(2,330)	$(1,813)

The Company’s policy is to present taxes collected from customers and remitted to governmental authorities on a net basis. The Company records the amounts collected as a current liability and relieves such liability upon remittance to the taxing authority without impacting revenues or expenses.
The Company classifies any shipping charges to customers as revenues. The costs of shipping and handling fees are presented in selling, delivery, general and administrative expenses in the Company’s consolidated statements of operations, and were $23,293 and $22,230 in continuing operations for the years ended December 31, 2016 and 2015, respectively. Shipping and handling fees were $3,461 and $7,751 for discontinued operations in 2016 and 2015, respectively.
Income Taxes — The provision for income taxes is based on pretax income as reported for financial statement purposes. Deferred income taxes are provided in accordance with the liability method of accounting for income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting. The Company records a valuation allowance to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.
The Company is included in the Parent’s consolidated federal income tax return. The Company’s income taxes have been presented as if calculated on a stand-alone separate income tax return basis.
Deferred Financing Costs — Deferred financing costs relate to costs incurred in the placement of the Company’s debt and are being amortized over the maturities of the related debt using the straight-line method which approximates the effective interest method. The deferred financing costs related to all non-line-of-credit arrangements are shown as a reduction to the carrying value of the debt while all similar costs associated with line-of-credit arrangements are presented within Other Assets. The Company recorded deferred costs of  $7,383 for the execution of the Senior Secured Notes in 2014. In addition, the Company refinanced its existing Asset Based Lending facility in December 2016 whereby $406 of deferring financing costs were written off associated with the old facility and $554 of costs associated with the new facility were capitalized and included in Other Assets. Amortization expense for the years ended December 31, 2016 and 2015 was $1,506 and $1,654, respectively.
Advertising Costs — Advertising costs are expensed when incurred and were $716 and $852 in continuing operations for the years ended 2016 and 2015, respectively. Advertising costs were $9 and $116 for discontinued operations in 2016 and 2015, respectively. Advertising expenses that relate to contractual cooperative advertising allowances and volume rebates with customers are recorded as a reduction to net sales in the consolidated statements of operations. Other advertising costs not related to volume rebates incurred by the Company are reflected in selling, delivery, general and administrative expenses in the consolidated statements of operations.
Restructuring Costs — Throughout 2016 and 2015, the Company implemented several restructuring plans (see Note 1). The Company incurred in continuing operations severance costs of  $801 and $287 related to workforce reductions and $171 and $100 related to exit costs for leased facilities in 2016 and 2015, respectively. In discontinued operations, the Company recorded charges of  $67 and $200 related to workforce reduction in 2016 and 2015, respectively.
Foreign Currency Translation Adjustments — The functional currency of the Company’s Canadian subsidiary is the Canadian Dollar. Assets and liabilities of the Company’s Canadian subsidiary are translated into U.S. dollars at exchange rates in effect at year-end, revenues and expenses are translated at the average monthly exchange rates for the period, and cash flows are translated using the exchange rates in effect at the time of the cash flows. Translation adjustments are not included in net income for the period, but are recorded in other comprehensive income (loss).
Discontinued Operations — A component of the Company or a group of components of the Company whose disposal marks a “strategic shift” that has or will have a major effect on operations and financial results are presented as discontinued operations. The strategic shift approved by the Company’s management and Board of Directors and implemented over the last few years is to focus on the Company’s larger, more profitable businesses including the distribution business in the U.S. and dealer business in Canada. The Company believes the size, scale and nature of these businesses have less risk and more profit potential than the smaller businesses and disposed of a plant located near Pittsburgh, Pennsylvania, in September 2015. In 2016, the Company sold substantially all of the assets related to its window and door business in Colorado and Washington and sold substantially all of the assets related to its aluminum extrusion business in Texas. These businesses when evaluated together represent this strategic shift which is viewed by management to be significant due to the improvement in profitability of the overall business and the reduced risk that exists as the focus shifts solely towards the larger more profitable businesses which have the size and scale to grow with the market with less cost structure.
This presentation occurs when the component or group of components (i) meets the criteria to be classified as held for sale; (ii) is disposed of by sale or (iii) is disposed of other than by sale (see Note 18). The results of operations of a component of an entity to be disposed of by sale may not be classified as discontinued until the held for sale criteria are met. For disposals other than by sale (e.g., abandonment, distribution or exchange for similar productive assets), the results of operations of a component is not recorded as a discontinued operation until the period in which the long-lived asset or disposal group is either abandoned, distributed or exchanged, depending on the manner of disposal. Prior period amounts in the December 31, 2015 financial statements have been reclassified to conform to the current year presentation for components which have met the discontinued operations criteria during the current year.
Reclassifications — As further discussed in Note 3 and Note 18, certain amounts in December 31, 2015 financial statements have been reclassified to conform to the December 31, 2016 presentation. These reclassifications had no effect on net income, total assets, total liabilities or total stockholders’ equity as previously reported.
3.   RECENTLY ISSUED ACCOUNTING STANDARDS
In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance will affect any reporting organization that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of non-financial assets. The effective date for this ASU was postponed in August 2015 and the standard is now effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2018, and early adoption is not permitted. The Company is currently evaluating the impact this update will have on its consolidated financial statements and related disclosures.
In April 2015, FASB issued ASU 2015-03, Imputation of Interest, which requires capitalized debt issuance costs to be presented as a reduction to the carrying value of debt instead of being classified as a deferred charge, as currently required. This update will be effective for the Company for all annual periods beginning after December 15, 2015, and is required to be adopted retroactively for all periods presented. The Company reclassified the debt issuance costs related to all non-line-of-credit arrangements to show as a reduction to the carrying value of the debt.

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory. This ASU changes the measurement principle for inventories valued under FIFO or weighted-average methods from the lower of cost or market to the lower of cost and net realizable value. Net realizable value is defined by the FASB as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This ASU does not change the measurement principles for inventories valued under the last-in, first-out (“LIFO”) method. The ASU is effective in fiscal years beginning after December 15, 2016. Early adoption is permitted. This update is not expected to have a significant impact on the financial statements of the Company.
In August 2015, the FASB issued ASU 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements. This ASU confirmed that fees related to line-of-credit arrangements are not addressed in ASU 2015-03. Deferred initial up-front commitment fees paid by a borrower to a lender represent the benefit of being able to access capital over the contractual term, and therefore, meet the definition of an asset, while debt issuance costs in the scope of ASU 2015-03 do not. Therefore, the current accounting should not be changed with the issuance of ASU 2015-03 for these up-front commitment fees. Thus, an entity should continue to present such costs as an asset and subsequently amortize them ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. This update will be effective for the Company for all annual periods beginning after December 15, 2015. The Company has classified $554 of deferred financing costs associated with its line-of-credit arrangements within Other Assets.
In November 2015, the FASB issued ASU 2015-17, Income Taxes, Balance Sheet Classification of Deferred Taxes. This standard requires all deferred tax assets and liabilities to be classified as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. In addition, valuation allowance allocations between current and noncurrent deferred tax assets are no longer required because those allowances also will be classified as noncurrent. This standard is effective for annual periods beginning after December 15, 2016. The Company early adopted this standard on a retrospective basis in 2016.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). This ASU primarily provides new guidance for lessees on the accounting treatment of leases. Under the new guidance, lessees are required to recognize assets and liabilities arising from leases on the balance sheet. ASU 2016-02 also aligns lessor accounting with the revenue recognition guidance in Topic 606 of the Accounting Standards Codification. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018 and is required to be adopted on a modified retrospective basis, meaning the new leasing model will be applied to the earliest year presented in the financial statements and thereafter. The Company is currently evaluating the impact of adopting this new accounting standard on its financial statements.
In March 2016, the FASB issued ASU No. 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). This ASU amends certain aspects of accounting for share-based payments to employees, including (i) requiring all income tax effects of share-based awards to be recognized in the income statement when the award vests or settles and eliminating APIC pools, (ii) permitting employers to withhold the share equivalent of an employee’s maximum tax liability without triggering liability accounting and (iii) allowing companies to make a policy election to account for forfeitures as they occur. ASU 2016-09 is effective for annual reporting periods beginning after December 15, 2017 and early adoption is permitted. The Company is evaluating the impact of adopting ASU 2016-09 on its financial statements, but does not believe the new guidance will have a significant impact on how it accounts for share-based payments.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, addressing eight specific cash flow issues in an effort to reduce diversity in practice. The amended guidance is effective for fiscal years beginning after December 31, 2017, and for interim periods within those years. Early adoption is permitted. The amended guidance will not have a material impact on the Company’s statements of cash flows.

4.   INVENTORIES
Inventories at December 31, 2016 and 2015, consisted of the following:
	2016	2015
Raw materials	$13,422	$11,052
Work in process	244	239
Finished goods	2,990	3,607
Total	$16,656	$14,898

5.   PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment at December 31, 2016 and 2015, consisted of the following:
	2016	2015
Land	$596	$578
Buildings and leasehold improvements	10,089	8,953
Machinery and equipment	58,258	52,485
Internally developed software	2,684	1,946
Construction-in-process	1,374	2,963
Total	73,001	66,925
Less accumulated depreciation	(43,309)	(37,453)
Net property, plant and equipment	$29,692	$29,472

Depreciation of property, plant and equipment and amortization of computer software in continuing operations totaled $6,458 and $6,839 for the years ended December 31, 2016 and 2015, respectively. Depreciation expense in discontinued operations was $1,069 and $2,398 for 2016 and 2015, respectively.
Capital Lease Agreements — At December 31, 2016 and 2015, the gross amount of capital lease assets and related accumulated depreciation recorded under capital leases were as follows:
	2016	2015
Hardware	449	449
Machinery and equipment	29	29
Office equipment	55	45
Total	533	523
Less accumulated depreciation	(490)	(479)
Net capital lease assets	$43	$44

6.   GOODWILL
The changes in goodwill during the years ended December 31, 2016 and 2015, were as follows:
Balance, December 31, 2014	$30,834
Foreign currency translation adjustments	(4,100)
Balance, December 31, 2015	26,734
Foreign currency translation adjustments	655
Goodwill on acquisition of window and door company	4,103
Balance, December 31, 2016	$31,492

7.   INTANGIBLE ASSETS
The changes in intangible assets during the years ended December 31, 2016 and 2015, were as follows:
2016
	Beginning	Additions	Amortization	Impairment	Currency Translation Adjustments	Ending
Intangible assets with finite lives
Customer relationships	$103,352	$—	$—	$—	$2,301	$105,653
Accumulated amortization	(25,948)	—	(4,711)	—	(481)	(31,140)
Net intangible assets with finite lives	77,404	—	(4,711)	—	1,820	74,513
Intangible assets with indefinite lives Trade names	10,599	4,096	—	(200)	188	14,683
Intangible assets, net	$88,003	$4,096	$(4,711)	$(200)	$2,008	$89,196

2015
	Beginning	Additions	Amortization	Impairment	Currency Translation Adjustments	Ending
Intangible assets with finite lives
Customer relationships	$117,747	$—	$—	$—	$(14,395)	$103,352
Accumulated amortization	(24,056)	—	(4,829)	—	2,937	(25,948)
Net intangible assets with finite lives	93,691	—	(4,829)	—	(11,458)	77,404
Intangible assets with indefinite lives Trade names	12,077	—	—	(300)	(1,178)	10,599
Intangible assets, net	$105,768	$—	$(4,829)	$(300)	$(12,636)	$88,003

The Company recorded $200 and $300 impairment to a trade name for the years ended December 31, 2016 and 2015, respectively, that has experienced declining sales over the recent years. Identified intangible assets subject to amortization are amortized to expense on a straight-line basis over their estimated useful lives of approximately 21 years. Future amortization for intangible assets subject to amortization at December 31, 2016 is as follows:
2017	$4,829
2018	4,829
2019	4,829
2020	4,829
2021	4,829
Thereafter	50,368
Total	$74,513

8.   OTHER LONG-TERM LIABILITIES, Net
Other long-term liabilities, net consisted of the following at December 31, 2016 and 2015:
	2016	2015
Warranty	$2,517	$2,393
Unearned revenue	1,706	1,547
Insurance reserves	3,860	4,060
Contingent consideration	887	—
Legal loss-contingencies	750	1,500
Deferred rent	252	108
Other	437	173
Total other long-term liabilities	$10,409	$9,781

9.   OTHER ASSETS
Other assets, net consisted of the following at December 31, 2016 and 2015:
	2016	2015
Notes receivable	$289	$289
Deposits	1,322	1,049
Samples and displays, net	2,510	2,098
Insurance receivable	1,022	1,008
Deferred financing costs, net	554	580
Other	—	10
Total other assets, net	$5,697	$5,034

Samples and displays are presented net of amortization. The samples and displays are amortized over three years. Amortization expense in continuing operations was $1,518 and $1,603 for 2016 and 2015, respectively. Amortization expense in discontinued operations was $12 and $277 for 2016 and 2015, respectively.
10.   BUSINESS COMBINATION
On December 31, 2016, the Company entered into an Asset Purchase Agreement with Brock Doors and Windows Inc., a corporation incorporated under the laws of the Provence of Ontario (the “Seller”), pursuant to which it purchased the Seller’s business relating to the sales, marketing, distribution, manufacturing and installation of windows and doors, including entry, patio and garage doors, together with all the assets related to the business. The purchase price was approximately $9,412. The Company paid cash of  $6,703, which was funded through an equity contribution (see Note 14) and maximum contingent consideration of  $3,000 Canadian Dollars due in installments of  $1,500 Canadian Dollars at each December 31, 2017 and 2018. The fair value of this contingent consideration is $1,882. As part of the transaction, a net working capital threshold of  $250 Canadian Dollars was established. Based on current estimates, the Company expects to owe an additional $827 resulting from final working capital amounts. The Seller is a current customer of the Company. For the year ended December 31, 2016, sales to the Seller by the Company were approximately $4,600.
This contingent consideration is payable in Canadian dollars and is dependent on certain business infrastructure improvements and continued employment, which the Company deems probable. The financial statements adjust the contingent payable at the reporting period date using the applicable spot rate and will continue to do so with charges being reflected in Other Expense in the Consolidated Income Statements over the next two years. The amounts were discounted using the Company’s Weighted Average Cost of Capital.

The purchase price allocations to assets and liabilities on their estimated fair values as of the purchase date are as follows:
Present value of purchase price:
Cash paid	$6,703
Contingent payable	1,882
Working capital adjustment	827
Total purchase price	$9,412
Fair value of assets acquired:
Accounts receivable	$1,186
Inventories	675
Deposits and prepaid	118
Property, plant and equipment	167
Trade name	4,096
Goodwill	4,103
Accounts payable	(290)
Customer deposits	(643)
Total fair value of assets acquired:	$9,412

11.   LONG-TERM DEBT
In April 2014, the Company refinanced its long-term debt in connection with the change in organizational structure (see Note 1). The Company issued $305,000 of Senior Secured Notes to the Parent and paid the Senior Secured Term Loan in full. The Company paid $64,291 of the Related-Party Subordinated Notes and transferred the balance of  $50,000 to Holdings. All indebtedness has been consolidated for financial reporting purposes and is reported at the Company level.
At December 31, 2016 and 2015, long-term debt consisted of the following:
	2016	2015
Senior secured asset based revolving credit facility	$275	$14,600
Senior Secured Notes, including net unamortized discount and deffered financing costs of $5,483 and $4,932, respectively	299,517	297,168
Related party notes, including paid-in-kind interest of $18,371 and $10,679 respectively, and net of unamortized discount of $0 and $7,123, respectively	68,371	53,556
Capital lease obligations	38	137
Total debt	368,201	365,461
Less current portion of long-term debt:
Senior secured asset based revolving credit facility	(275)	—
Capital lease obligations	(12)	(91)
Current portion of long-term debt	(287)	(91)
Long-term debt	$367,914	$365,370

Senior Secured Asset Based Revolving Credit Facility — The Company was a party to a Credit Agreement, dated April 30, 2010 and amended April 2014 (the “ABL Credit Facility”), with certain financial institutions (collectively, the “Lenders”) and General Electric Capital Corporation, as agent for the Lenders (the “Agent,” which term shall, from and after the Assignment Date (as defined below), reference the Successor Agent (as defined below)). The modifications included eliminating the Company as a party to the ABL Credit Facility and adding the Parent as a guarantor. The Amendment also changed the borrowing limits, borrowing base, fees, covenants and maturity date. In April 2015, the ABL Credit Facility was again amended, modifying the concentration risk and cash dominion previsions, among others.

On June 8, 2015, General Electric Capital Corporation (the then existing Agent) agreed to sell its U.S.-sponsor finance business to an affiliate of Canada Pension Plan Investment Board (the “Buyer”). In connection therewith, effective August 21, 2015 (the “Assignment Date”), General Electric Capital Corporation assigned 100% of its interest in loans and commitments under the ABL Credit Facility to one or more affiliates of the Buyer and Antares Capital LP (the “Successor Agent”) assumed the role of successor agent, swingline lender and letter of credit issuer under the ABL Credit Facility (such assignment and assumption, the “Assignment”). The Subsidiary consented to the Assignment and the terms and conditions of the ABL Credit Facility were not otherwise affected.
The Company, its subsidiaries and Atrium Parent, Inc. (“Holdings”) entered into a Credit Agreement (the “Credit Agreement”), dated December 27, 2016 (the “Closing Date”), with certain financial institutions (the “ABL Lenders”), and Bank of America, N.A., as agent for the ABL Lenders (the “Agent”), in order to replace and refinance the Company’s existing ABL facility.
As of the Closing Date, the aggregate borrowing limit under the Company’s new ABL facility (the “ABL Facility”) is $50,000, which includes a sub-facility available for the issuance of letters of credit up to $17,500. In connection with the entry into the Credit Agreement, the existing ABL credit agreement, dated as of April 30, 2010, by and among the Company, Holdings, certain of the Company’s subsidiaries, the lenders party thereto and Antares Capital LP (as successor agent to General Electric Capital Corporation) (as amended, amended and restated, supplemented or otherwise modified prior to the Closing Date) was terminated (along with all credit and security documents in connection therewith).
All of the Company’s domestic subsidiaries and certain of the Company’s Canadian subsidiaries are currently guarantors to the Company’s obligations under the ABL Facility. In addition, the Company’s obligations under the ABL Facility and the obligations of the guarantors under the guarantees is secured by a first-priority security interest in all accounts receivable, supporting obligations and other rights to payment, inventory, all documents, instruments and general intangibles (excluding intellectual property, except that the Agent will receive a non-exclusive, royalty free, worldwide license or sublicense to use all of the Notes Collateral constituting intellectual property in connection with the exercise of its rights and remedies as a secured party) relating to such accounts and inventory, deposit accounts and proceeds of the foregoing, in each case, of the Company and each guarantor, whether owned on the closing date or thereafter acquired.
The ABL Facility matures on the earlier of December 27, 2021 or 90 days prior to the maturity or early termination of certain material indebtedness.
All borrowings by the Company or its subsidiaries under the ABL Facility are limited by availability under a borrowing base, which is an amount equal to the sum of: (i) 85% of the face amount of eligible accounts receivable (net of certain claimed returns, rebates, discounts, credits, allowances or taxes) and (ii) the lesser of  (a) 75% of the value of eligible inventory and (b) 85% of the net orderly liquidation value of eligible inventory, subject, in each case, to reserves and discounted to reflect appraisal valuations.
At the Company’s option, borrowings under the ABL Facility bear interest at a fluctuating rate equal to LIBOR plus 2.25% or Base Rate plus 1.25%; provided, that the fluctuating rate of interest is reduced, in each case, by 0.25% if the average daily availability as a percentage of total commitments (the “Average Availability Percentage”) is at least 33% and is further reduced, in each case, by 0.25% if the Average Availability Percentage is at least 66%. “Base Rate” is equal to the greatest of  (i) the Prime Rate, (ii) the Federal Funds Rate plus 0.50% or (iii) LIBOR plus 1.00%. The interest rate was 4.75% and 4.50% as of December 31, 2016 and 2015, respectively.
The Company is required to pay certain fees and expenses in connection with the ABL Facility, including an unused commitment fee on the average daily amount of the unused portion of the ABL Facility at a rate of 0.375% per annum, payable quarterly in arrears on the first day of each calendar quarter; provided that the rate of the unused commitment fee shall be reduced to 0.25% if the Average Availability Percentage was at least 50% during the applicable quarter.
The Company is required to comply with various representations and affirmative and negative covenants, in each case as more fully set forth in the ABL Facility and related loan documents. If the borrowing base does not exceed the sum of the borrowings and letters of credit issued by at least $5,000, the Company is required to maintain a minimum fixed charge coverage ratio of 1.00 to 1.00 measured as of the last day of each month for the most recent period for which financial statements were delivered under the Credit Agreement; provided that once the fixed charge coverage ratio has been tested, it shall continue to be tested until the borrowing base exceeds the sum of the borrowings and letters of credit issued by at least $5,000 for 30 consecutive days.
The ABL Facility contains customary events of default. Upon the occurrence of an event of default under the ABL Facility, the Agent may (and shall at the request of the Required Lenders) terminate the revolving commitments, accelerate the outstanding obligations and exercise remedies with respect to the collateral. Additionally, unless a payment event of default or bankruptcy or insolvency event of default has occurred and is continuing (in which case the such increases shall be automatic), while any event of default exists under the ABL Facility, the Agent or the ABL Lenders holding a majority of the revolving commitments and outstanding loans and letter of credit obligations may increase the applicable interest rate on outstanding obligations by 2.00% per annum.
The ABL Facility is currently classified as short-term due to the lockbox arrangement and subjective acceleration clause. Future payments are shown in date of maturity.
Senior Secured Notes due 2019 — In April 2014, the Company issued $305,000 Senior Secured Notes bearing 7.75% interest under Rule 144A of the Securities Act at a 1.4% discount, yielding proceeds of $300,651. The Senior Secured Notes mature on May 1, 2019, with interest due on May 1 and November 1 of each year, commencing November 1, 2014.
The Senior Secured Notes are guaranteed by the Company, all of the Company’s existing and future wholly owned domestic subsidiaries (other than the Subsidiary and subject to certain exceptions) and its Canadian subsidiary. The Senior Secured Notes are secured on a first-priority basis by substantially all the present and after-acquired tangible and intangible assets of the guarantors, other than the collateral of the ABL Credit Facility, for which the notes are secured on a second-priority basis.
The Senior Secured Notes require the Company to comply with certain covenants, including restrictions on dividends, incurring additional debt, asset sales and transactions with affiliates. In addition, the Senior Secured Notes contain customary events of default, including payment defaults, breaches of representation and warranties, change of control and bankruptcy and insolvency. However, there are no required financial maintenance covenants. The Company was in compliance with all applicable covenants at December 31, 2016.
Warrant Agreement — In December 2011, the Company issued 114,985 warrants for common stock to affiliates of Golden Gate in connection with the issuance of preferred shares. The warrants permit Golden Gate to purchase shares of the Company’s common stock, on a one-for-one basis, for an exercise price of $0.01 per share. The warrants were exercisable upon issuance and can be exercised over a 10-year period from the issuance date and automatically exercise on the last day of the exercise period if they are not exercised prior to that date. The warrants were outstanding and exercisable as of December 31, 2016.
In connection with the refinancing in April 2014, the Company entered into a Warrant Agreement (the “Warrant Agreement”) with affiliates of Golden Gate. Under the terms of the Warrant Agreement, the Company issued 237,475 warrants on common stock and 35,722 warrants on preferred stock to GGC Finance Partnership, L.P. The warrants permit Golden Gate to purchase shares of the Company’s common stock, on a one-for-one basis, for an exercise price of  $0.01 per share. The Warrants, which are currently exercisable and expire 10 years after issuance, represent 10.0% of the Company’s common and preferred stock on a fully diluted basis (including the shares issuable upon exercise of the Warrants and excluding certain out-of-the-money stock options) as of the date of the issuance. The warrants are exercisable immediately; the number of shares and exercise price are subject to customary anti-dilution protection. The fair value of the warrants was determined to be $15,242 as of the date of issuance and was recorded as additional paid in capital with a corresponding discount to the carrying value of the Related-Party Notes. For the years ended December 31, 2016 and 2015, $6,852 and $5,665 of original issue discount amortization was recognized as interest expense, respectively. There was no remaining unamortized discount as of December 3, 2016.
At December 31, 2016, future principal payments due under long-term debt, including capital leases with initial or remaining terms greater than 12 months and obligations included within Discontinued Operations (Note 18), are scheduled as follows:

2017	$1,512
2018	1,258
2019	374,129
2020	8
2021	277
Thereafter	—
Total	$377,184

Guarantors — The Company and all its subsidiaries serve as guarantors for the ABL Credit Facility and the Senior Secured Notes.
12.   ACCRUED LIABILITIES
Accrued liabilities at December 31, 2016 and 2015, consisted of the following:
	2016	2015
Salaries and payroll taxes	$3,777	$4,281
Advertising allowances and customer rebates	3,225	1,464
Sales, use and property taxes	894	270
Warranty, current	1,312	874
Management fees, related party	8,750	7,000
Professional services	614	709
Restructuring charges	559	23
Interest	3,943	4,216
Insurance reserves, current	2,192	2,374
Unearned revenue, current	1,305	480
Contingent consideration, net	995	—
Income taxes	470	456
Other	1,247	214
Total accrued liabilities	$29,283	$22,361

13.   FEDERAL INCOME TAXES
Deferred income tax assets and liabilities consisted of the following temporary differences as of December 31:
	2016	2015
Deferred income tax assets:
Accounts receivable allowance	$299	$550
Inventory cost capitalization and valuation	675	1,067
Accrued vacation and bonuses	267	1,000
Other accrued liabilities	978	805
Currency translation adjustment	344	346
Warranty	426	1,529
Workers’ compensation	359	152
Alternative minimum tax carryforwards and other	372	373
Related party interest	6,981	4,058
Forward contract	12	—
Net operating loss carryforwards	202,625	195,127
Total deferred income tax assets	213,338	205,007
Valuation allowance	(204,817)	(197,370)
Net deferred income tax assets	8,521	7,637
Deferred income tax liabilities:
Fixed and intangible assets	(26,558)	(27,160)
Total deferred income tax liabilities	(26,558)	(27,160)
Net deferred income taxes	$(18,037)	$(19,523)

At December 31, 2016, the Company had net operating loss carryforwards of  $577,523, which begin to expire in 2019. The emergence from bankruptcy in 2010 resulted in an ownership change under Internal Revenue Code Section 382. The ultimate utilization of the net operating loss carryforwards will depend on future financial performance and will be subject to an annual limitation.
The Company has generated significant deferred tax assets partially due to its historical tax losses. The Company evaluated its deferred tax assets to determine whether a valuation allowance is required based on a determination of whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The Company concluded that there exists significant negative evidence in considering whether deferred tax assets are realizable. Therefore, during 2016, the Company adjusted its valuation allowance to approximately $204,817 against substantially all of its deferred tax assets. The Company excluded the deferred tax liabilities related to certain indefinite-lived intangibles when calculating the amount of valuation allowance needed as these liabilities cannot be considered as a source of income when determining the realizability of the deferred tax assets. The valuation allowance was recorded as a reduction to deferred income tax benefit.
The deferred tax assets for which there is no valuation allowance relate to amounts that can be realized through future reversals of existing taxable temporary differences or through the generation of sufficient taxable income. To the extent the Company generates sufficient taxable income in the future to fully utilize the tax benefits of the deferred tax assets on which a valuation allowance was recorded, the Company’s effective tax rate may decrease as the valuation allowance is reversed.
The components of the provision (benefit) for income taxes for the years ended December 31, 2016 and 2015, were as follows:
	2016	2015
Federal income tax provision (benefit):
Current	$—	$—
Deferred	—	309
State income tax provision (benefit):
Current	47	134
Deferred	(228)	770
Foreign income tax provision (benefit):
Current	2,308	1,839
Deferred	(807)	(823)
Income tax expense	$1,320	$2,229

Reconciliations of the federal statutory income tax rate to the effective tax rates for the years ended December 31, 2016 and 2015, were as follows:
	2016	2015
Tax benefit computed at statutory rate	$(5,313)	$(3,658)
State taxes, net of federal tax effects	(181)	857
Foreign rate difference	(640)	(407)
Valuation allowance	5,966	7,495
Other permanent differences	1,488	(2,058)
Income tax expense	$1,320	$2,229

For income tax purposes, Internal Revenue Code Section 197 provides for the amortization of certain intangible assets, including goodwill, for asset acquisitions occurring after August 1993. Any resulting difference in the book and tax basis of these intangibles is reflected as a component of deferred taxes.
The Company recognizes the benefit from uncertain tax positions that are more-likely-than-not to be sustained upon examination by the taxing authorities. The Company’s policy is to record any impact to income tax expense. The Company does not expect the change in unrecognized tax benefits to have a significant impact on its results of operations or financial position during the next 12 months.
If interest or penalties are paid related to income taxes, the interest expense is recorded as tax expense and the penalties are recorded as operating expense. There were no interest or penalties paid in 2016 or 2015. The Company has tax years from 1999 through 2016 that remain open and subject to examination by the Internal Revenue Service and/or certain state taxing authorities.
14.   RELATED PARTIES
Stockholders Agreement — The Company is party to a stockholders agreement, dated as of April 30, 2010, as well as various other stockholders of the Company who have joined the Stockholders Agreement by execution of a joinder agreement. Each of the members of the Company’s board of directors has been designated in accordance with the terms of the Stockholders Agreement.
The Stockholders Agreement contains customary terms, including terms regarding transfer restrictions, rights of first offer, tag-along rights, drag-along rights and preemptive rights with respect to the Company’s capital stock.
In connection with the acquisition in Note 10, the Company received $7,000 of proceeds from issuance of Series B Preferred Stock. GGC BP Intermediate Holdings, LLC purchased 10,000 shares of Series B Preferred Stock with a $0.01 par value.
Management Advisory Agreements — The Company has entered into separate advisory agreements with each of GGC Administration, LLC (“GGC”), an affiliate of Golden Gate, and Kenner (the “Advisory Agreements”). Pursuant to the Advisory Agreements, GGC and Kenner have each agreed to perform certain services for the Company and its subsidiaries that may include, but are not limited to:
•
general executive and management services;

•
identification, support, negotiation and analysis of acquisitions and dispositions by the Company;

•
support, negotiation and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness;

•
marketing functions, including monitoring of marketing plans and strategies;

•
human resources functions, including searching and hiring of executives; and

•
other services for the Company upon which the Company’s board of directors and GGC and/or Kenner agree in writing.

Pursuant to the Advisory Agreements, GGC and Kenner will divide an annual fee equal to the greater of  (i) $1,750 or (ii) 3% of the Company’s EBITDA, based on a definition thereof described in the Advisory Agreements, and will also be reimbursed for reasonable expenses. Payment of the annual fee under the Advisory Agreements is subject to the terms of the Company’s credit and financing arrangements. The Company recognized expense for advisory fees of  $1,750 annually to GGC and Kenner in 2016 and 2015. At December 31, 2016 and 2015, accruals of  $8,750 and $7,000 were included in accrued liabilities in the balance sheet (see Note 12).
In addition, under the Advisory Agreements, GGC and Kenner will divide additional transaction fees that will be paid upon the consummation of any future change of control, acquisition, divestiture, recapitalization or financing or other similar transaction by or involving the Company in an amount equal to 1.0% of the aggregate value of such transaction. The applicable transaction fee will be divided between GGC and Kenner based on a formula described in the Advisory Agreements. At December 31, 2016 and 2015, an accrual of  $930 was included in accounts payable in the balance sheet.
Indemnification Agreements — The Company has entered into indemnification agreements with various members of senior management and the board of directors, pursuant to which the Company and the Parent will indemnify them if any of them becomes a party to or other participant in any threatened, pending or completed action, suit or proceeding relating to the fact that such person is or was a director, officer, employee, agent or fiduciary of the Company.

Related-Party Notes — In 2016, the Company entered into a one-year retention arrangement with certain key executives in exchange for loans of  $300. In 2015, the Company entered into a two-year retention arrangement with certain key executives in exchange for loans of  $538. The Company is amortizing these loans over the life of the arrangements and has expensed amounts forgiven of  $522 in 2016 in regards to these loans. These balances are included in Prepaid expenses and other current assets on the Consolidated Balance Sheet of  $316 and $538 as of December 31, 2016 and 2015, respectively.
Senior Secured Notes — A subsidiary of Golden Gate purchased $40,000 of Senior Secured Notes issued by the Company in April 2014. At December 31, 2016 and 2015, the accrued interest on the subsidiary’s portion of the bonds was $517 and $534, respectively.
15.   COMMITMENTS AND CONTINGENCIES
Leases — The Company has entered into operating lease agreements for office and manufacturing space, automobiles and machinery and equipment. Total rent expense for continuing operations for the years ended December 31, 2016 and 2015, was $6,269 and $5,774, respectively. Total rent expense for discontinued operations for the years ended December 31, 2016 and 2015, was $1,813 and $3,792, respectively. At December 31, 2016, future minimum rents due under leases for continuing and discontinued operations with initial or remaining terms greater than 12 months are as follows:
		Operating Leases
	Capital Leases	Vehicle, Office and Warehouse Equipment	Facility and Real Property	Total
2017	$12	$1,036	$5,676	$6,724
2018	8	765	4,994	5,767
2019	8	460	4,914	5,382
2020	8	385	4,927	5,320
2021	2	349	4,426	4,777
Thereafter	—	1,871	9,595	11,466
Total	$38	$4,866	$34,532	$39,436

Certain lease agreements provide for increased payments based on changes in the consumer price index. Additionally, under certain lease agreements the Company is obligated to pay insurance and taxes. These lease agreements have various lease restoration clauses, which are believed to be immaterial based on prior experience and periodic inspection by the landlord and/or have been assumed by the Company’s subtenants. As of December 31, 2016, the Company has current deferred rent of  $277 and noncurrent of $252. As of December 31, 2015, the Company had current deferred rent of  $210 and noncurrent of  $108.
The Company has several sublease agreements on leased properties which provided for $1,136 and $657 in sublease income for the years ended December 31, 2016 and 2015, respectively. All sublease income is included in discontinued operations. Future minimum rents to be received for the year ended December 31, 2017 is $1,140 and for years ended December 31, 2018 through 2021 is $612, annually. In connection with the Thermal transaction discussed in Note 18, the Company has entered into a sublease agreement whereby all requirements under the lease agreement are passed on to the buyer.
Transportation Purchase Commitments — At December 31, 2016 and 2015, the Company has a dedicated contract service agreement with a transportation provider for the North Carolina window division and captive extrusion plant that requires a minimum annual purchase commitment of 5.0 million miles per year through the term of the contract which ends October 2, 2018. The Company did not satisfy the commitment in 2016. However, the penalty was waived. The Company satisfied the commitment in 2015.
In March 2014, the Company entered into a dedicated contract service agreement with another transportation provider for the Texas window division, with an option to extend to other divisions. The agreement has a three-year initial term with a sixty day cancellation clause. The Company is committed to fixed charges of  $53 per week through February 2017 and variable charges based on number of vehicles, drivers and other factors. This agreement does not have a minimum mileage commitment.

PVC Supply Contracts — The Company has a contract to purchase PVC compound to use in the manufacturing process. The contract requires a minimum annual commitment of 27 million pounds for 2017 through 2023 at floating prices adjusted monthly by industry published resin indexes. The Company expects to achieve this commitment.
Glass Contract — The Company has a contract with a glass supplier for substantially all U.S. glass purchases through December 31, 2018 that requires the purchase of all rack lot glass and customer tempered glass, with the exclusion of some defined division specific product needs, from the supplier at agreed fixed pricing. Further, the Company has agreed to pricing with a different glass supplier for all Canadian glass purchases with agreed pricing through December 31, 2017. Pricing is substantially consistent to market value.
Aluminum Supply Contract — The Company entered into a supply agreement with an aluminum extrusion supplier in August 2016 in connection with the sale of the Company’s aluminum extrusion division to that supplier (see Note 18). Under the terms of the supply agreement, the Company agreed to purchase all aluminum profiles that had previously been supplied to the Company’s U.S. window and door plants by the aluminum extrusion division. There are no minimum volume commitments in the agreement.
Environmental — From time to time the Company is involved in investigation and cleanup related to environmental matters associated with its manufacturing operations. In addition, the Company has applied for a municipal setting designation with regard to its former Wylie, Texas, facility per the terms of the sale of that facility in 2016. While the potential costs related to such matters and their possible impact on future operations are uncertain due in part to: the uncertainty as to the extent of pollution, the complexity of applicable government laws and regulations and their interpretations, the varying costs and effectiveness of alternative cleanup technologies and methods, the uncertain level of insurance or other types of recovery and the extent of the Company’s involvement in the opinion of management, none of these matters are expected to have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.
Litigation — The Company is party to various claims, legal actions and complaints arising in the ordinary course of business. Applicable accounting guidance requires the Company to accrue a liability if it is probable that the liability has been incurred and the amount of that liability can be reasonably estimated. At December 31, 2016, the Company has $750 accrued for loss contingencies arising from cases against the Company, included in other long-term liabilities on the Consolidated Balance Sheet. Management believes the payment of these contingencies is probable and the accrual amount was estimated based on discussion with legal counsel and the review of similar historical cases. The accruals are adjusted as needed as additional information is received, but the actual loss to be incurred may be significantly greater than or less than the amount presently accrued.
In the opinion of management, all other claims and legal matters including, employee and product defect cases, are without merit or are of such kind, or involve such amounts, that an unfavorable disposition would not have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.
Self-Insured Risks — The Company maintains a broad range of insurance policies which include employee health, general liability, vehicle, and workers compensation insurance coverage. These insurance policies protect the Company against a portion of the risk of loss from claims. However, the Company retains a portion of the overall risk for such claims through its self-insured per occurrence and aggregate retentions, deductibles and claims in excess of available insurance policy limits. The Company’s insurance coverage is generally subject to a per occurrence retention.
The Company reserves for costs associated with claims, as well as incurred but not reported losses, based on an outside actuarial analysis of its historical claims. These estimates make up a significant portion of the Company’s liability and are subject to a high degree of uncertainty due to a variety of factors, including changes in type of claims, claims reporting and resolution patterns, frequency and timing of claims, third-party recoveries, estimates of claim values, claims management expenses (including legal and expert fees), insurance industry practices, the regulatory environment and legal precedent. Adjustments to reserves are recorded in the period in which the change in estimate occurs. As of December 31, 2016 and

2015, the liabilities for self-insurance reserves are included in accrued liabilities of  $2,192 and $2,374 and other long-term liabilities of  $3,860 and $4,060, respectively, of which $1,022 and $1,008 are recoverable under third-party insurance policies and included in Other assets on the Consolidated Balance Sheet. In addition to self-insurance, the Company has other similar state programs of  $62 and $42, in accrued liabilities, for December 31, 2016 and 2015, respectively.
16.   OTHER EXPENSE (INCOME)
Other expense (income), net for the years ended December 31, 2016 and 2015, consisted of the following:
	2016	2015
Franchise tax	$401	$173
Legal settlement, net of expenses	—	(992)
Other	145	300
Total expense (income), net	$546	$(519)

17.   EMPLOYEE BENEFIT PLAN
The Company has an employee savings plan under Section 401(k) of the Internal Revenue Code. The Company contributed $444 and $200 to the employee savings plan during 2016 and 2015, respectively.
18.   DISCONTINUED OPERATIONS
In 2015, the Company continued focusing on key strategic markets and improving operations, by selling the assets of its wholly owned window manufacturing facility located in Murrysville, Pennsylvania. On September 30, 2015, the Company completed an Asset Purchase Agreement with a subsidiary of Gemini Capital, LLC (the “Purchaser”) to which it sold substantially all of the assets of its wholly owned subsidiary, Thermal Industries, Inc. for $2,000 plus the assumption of warranty, trade payable, and payroll-related liabilities by the Purchaser. The result was a loss on disposal of  $893 recorded in loss from discontinued operations, net of tax on the Consolidated Statement of Operations and Comprehensive Loss. The Company also entered into a transition services agreement with the Purchaser pursuant to which the Company will provide the Purchaser with certain information technology and related services in connection with the ongoing operation of the Thermal business for a period following closing of the sale.
In 2016, the Company sold the window and door facilities located in Denver, Colorado and Yakima, Washington to a private investment group and sold its aluminum extrusion business, Extruders, located in Texas to Tower Extrusions, LTD. The proceeds of the transaction were used to pay down the Asset Based Lending facility borrowings.
Term Note — In 2014, prior to the decision to exit the aluminum extrusion business, the Company entered into an asset purchase agreement (the “Purchase Agreement”) with Lippert. Pursuant to the Purchase Agreement, the Company agreed to purchase certain of Lippert’s fixed assets for $7,500, of which $2,000 was paid in 2014. The discount on the Term Note was 1.96%, or $147.
At December 31, 2016, the remaining balance on the Term Note of  $1,500 is due in December of 2017.
In connection with the purchase, a six year aluminum extrusion supply agreement was executed with the Company as the supplier and Lippert as the buyer. To the extent more than 95 million pounds of extruded aluminum are purchased by Lippert, the Company is required to pay an additional $1,250 of purchase price.
The supply agreement requires minimum purchases from the Company by Lippert for six years beginning in 2015. To the extent that either the Company fails to produce or Lippert fails to purchase the minimum volume requirements, the party at fault will be monetarily penalized. In 2016, both parties agreed to modify the agreement to suspend minimum volume requirements for 2015.
On July 8, 2015, the Company terminated its extrusion supply agreement with Lippert. As amended, the Company has agreed to pay Lippert an additional $2,000, comprised of  $1,250 in 2018 and $750 in 2019, in addition to amounts previously owed. In the event of a change in control of the Company prior to December 31, 2017, the aggregate amount payable would decrease by $150.

The following table presents the carrying amounts of the major classes of assets and liabilities of discontinued operations as of December 31, 2106 and 2015:
	2016	2015
Assets:
Accounts receivable, net	$251	$8,736
Inventories, net	—	6,444
Prepaid expenses and other current assets	69	643
Property, plant and equipment, net	—	6,015
Goodwill	—	2,663
Intangible assets, net	—	1,154
Other long-term assets, net	4	349
Assets of discontinued operations	$324	$26,004
Liabilities:
Current portion of long-term debt	$1,500	$2,000
Accounts payable	8	2,125
Accrued liabilities	1,091	3,439
Current liabilities of discontinued operations	2,599	7,564
Long-term debt, net of current	1,939	3,386
Other long-term liabilities	—	259
Long-term liabilities of discontinued operations	1,939	3,645
Liabilities of discontinued operations	$4,538	$11,209

The operating results of the discontinued operations, including results from qualifying assets held-for-sale, for the years ended December 31, 2016 and 2015 are summarized below:
	2016	2015
Net Sales	$45,913	$105,383
Loss on disposal	$5,783	$897
Loss before income taxes	3,354	12,482
Income tax (benefit)/expense	(964)	23
Loss from discontinued operations	$8,173	$13,402
Depreciation	$1,069	$2,398
Amortization	$18	$286
19.   SUBSEQUENT EVENTS
On March 14, 2017, the Company entered into an Asset Purchase Agreement with TRU TECH CORPORATION, a corporation incorporated under the laws of the Provence of Ontario (the “Seller”), pursuant to which it will purchase the Seller’s business relating to the sales, marketing, distribution, and manufacturing of entry door systems, together with all the assets related to the business. The purchase price will be approximately $12,000 Canadian Dollars or approximately $9,000 USD. The Company funded the purchase through the issuance of equity of approximately $6,700 USD and cash from operations. The Seller will continue to be a supplier to the Company after the close of the transaction.
Effective March 2017, the Company changed transportation providers for the Texas window division referenced in Note 15 to the provider we use in our North Carolina window division. There are no minimum mileage commitments. The Company is committed to fixed charges of  $38 per week and variable charges for number or miles and vehicle stops.
Subsequent events have been evaluated through March 14, 2017, which is the date the financial statements were available to be issued.

ATRIUM CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands, except share and per share amounts)
	March 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,785	$3,035
Restricted cash	99	100
Accounts receivable, net of allowance for doubtful accounts of $392 and $373, respectively	26,379	27,081
Inventories	19,309	15,765
Prepaid expenses and other current assets	3,671	3,873
Assets of discontinued operations	48	63
Total current assets	55,291	49,917
LONG-TERM ASSETS:
Property, plant and equipment, net	28,339	29,392
Goodwill	35,936	36,780
Intangible assets, net	89,274	92,509
Other assets, net	4,850	5,032
Total long-term assets	158,399	163,713
Total assets	$213,690	$213,630
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Current portion of long-term debt	$42	$42
Accounts payable	13,702	12,389
Accrued liabilities	26,894	21,570
Liabilities of discontinued operations	1,680	1,770
Total current liabilities	42,318	35,771
LONG-TERM LIABILITIES:
Long-term debt, net of current	302,549	301,974
Long-term debt due to related party	79,709	77,326
Long-term liabilities of discontinued operations	728	722
Deferred tax liabilities	16,223	17,145
Other long-term liabilities	8,641	8,274
Total long-term liabilities	407,850	405,441
Total liabilities	450,168	441,212
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT:
Series A Preferred stock $.01 par value, 600,000 shares authorized, 321,494 shares issued and outstanding	2	2
Series B Preferred stock $0.01 par and 22,141 shares issued and outstanding	—	—
Common stock $.01 par value, 3,000,000 shares authorized 2,009,964 shares issued and outstanding	20	20
Paid-in capital	248,505	248,505
Accumulated deficit	(459,618)	(453,615)
Accumulated other comprehensive loss	(25,387)	(22,494)
Total stockholders’ deficit	(236,478)	(227,582)
Total liabilities and stockholders’ deficit	$213,690	$213,630

See accompanying notes to condensed consolidated financial statements.

ATRIUM CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS
THREE MONTHS ENDED (Unaudited)
(Dollars in thousands)
	March 31, 2018	March 31, 2017
NET SALES	$72,369	$69,465
COST OF GOODS SOLD	50,873	49,304
Gross profit	21,496	20,161
OPERATING EXPENSES:
Selling, delivery, general and administrative expenses	16,694	16,499
Amortization expense	1,722	1,588
Total selling, delivery, general and administrative expenses	18,416	18,087
Gain on disposal of assets, net	—	(201)
Total operating expenses	18,416	17,886
OPERATING INCOME FROM CONTINUING OPERATIONS	3,080	2,275
Interest expense	9,050	8,852
Other expense, net	61	64
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(6,031)	(6,641)
Income tax expense (benefit)	(464)	120
LOSS FROM CONTINUING OPERATIONS	(5,567)	(6,761)
Loss from discontinued operations, net of tax	(436)	(241)
NET LOSS	(6,003)	(7,002)
Other comprehensive (loss) income, net of taxes:
Foreign currency translation adjustment	(2,893)	656
Comprehensive loss	$(8,896)	$(6,346)

See accompanying notes to condensed consolidated financial statements.

ATRIUM CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED (Unaudited)
(Dollars in thousands)
	March 31, 2018	March 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,003)	$(7,002)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,361	3,207
Amortization of deferred financing costs	414	380
Accretion of notes discount	223	226
Non-cash interest	2,383	2,128
Gain on disposal of assets	—	(201)
Deferred taxes	(489)	—
Changes in assets and liabilities:
Accounts receivable	609	(1,632)
Inventories	(3,710)	(1,650)
Prepaid expenses and other assets	164	173
Other long-term assets	26	653
Accounts payable	1,434	(219)
Accrued and other long-term liabilities	5,787	6,481
Net cash provided by operating activities	4,199	2,544
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(1,339)	(2,794)
Proceeds from sales of assets	—	268
Purchase of entry door company	—	(9,036)
Net cash used in investing activities	(1,339)	(11,562)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under ABL Credit Facility	—	5,058
Payments under ABL Credit Facility	—	(3,050)
Proceeds from capital contributions	—	6,700
Payments on capital leases	(8)	(3)
Net cash (used in) provided by financing activities	(8)	8,705
EFFECT OF EXCHANGE RATE CHANGES	(102)	(75)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,750	(388)
CASH AND CASH EQUIVALENTS – Beginning of period	3,035	1,810
CASH AND CASH EQUIVALENTS – End of period	$5,785	$1,422

See accompanying notes to condensed consolidated financial statements.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2018 AND MARCH 31, 2017
(Dollars in thousands, except share amounts)
(Unaudited)
1.   ORGANIZATION
Organization — Atrium Parent, Inc. (the “Parent”) was incorporated under the laws of the State of Delaware and is the direct parent of Atrium Windows and Doors, Inc. (the “Subsidiary”). The Parent is a direct wholly owned subsidiary of Atrium Intermediate Holdings, Inc., (“Holdings”), which is a direct wholly owned subsidiary of Atrium Corporation (the “Company”). An investor group led by Golden Gate Private Equity, Inc. (“Golden Gate”) and Kenner & Company, Inc. (“Kenner”) controls the Company and the Parent. The Subsidiary is engaged in the manufacture and sale of residential windows, patio doors, entry doors and various other building materials throughout the United States and Canada.
2.   CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
These condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.
The year-end condensed consolidated balance sheet data was derived from audited financial statements of the Company, but does not include all disclosures required by accounting principles generally accepted in the United States of America. These condensed consolidated financial statements and footnotes should be read in conjunction with the Company’s financial statements for the fiscal year ended December 31, 2017. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the unaudited financial information have been included. The results of operations for any unaudited period are not necessarily indicative of the results of operations for a full year.
The preparation of financial statements requires management to make estimates and assumptions about future events that affect the reported amounts of assets and liabilities, revenues and expenses and disclosure of contingent assets and liabilities.
3.   RECENTLY ISSUED ACCOUNTING STANDARDS
In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance will affect any reporting organization that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of non-financial assets. The effective date for this ASU was postponed in August 2015 and the standard is now effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2018. The Company is currently evaluating the impact this update will have on its condensed consolidated financial statements and related disclosures.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). This ASU primarily provides new guidance for lessees on the accounting treatment of leases. Under the new guidance, lessees are required to recognize assets and liabilities arising from leases on the balance sheet. ASU 2016-02 also aligns lessor accounting with the revenue recognition guidance in Topic 606 of the Accounting Standards Codification (“ASC”). ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2019 and is required to be adopted on a modified retrospective basis, meaning the new leasing model will be applied to the earliest year presented in the financial statements and thereafter. The Company is currently evaluating the impact of adopting this new accounting standard on its financial statements.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2018 AND MARCH 31, 2017
(Dollars in thousands, except share amounts)
(Unaudited)

In February 2018, the FASB issued ASU 2018-02, Income Statement — Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. ASU 2018-02 addresses the impact of adjustments to deferred taxes due to the reduction of the historical income tax rate to the newly enacted corporate income tax rate as required by the December 2017 tax legislation, H.R.1. originally known as the Tax Cuts and Job Act (the “Tax Act”). The amendments in this update allow reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Act. The effective date for the standard is for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of the pending adoption of this standard on its consolidated financial statements.
In March 2018, the Financial Accounting Standards Board (“FASB”) issued ASU 2018-05, Income Taxes (Topic 740), Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118. The ASU adds various SEC paragraphs pursuant to the issuance of the December 2017 SEC Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (“SAB 118”), which was effective immediately. The SEC issued SAB 118 to address concerns about reporting entities’ ability to timely comply with the accounting requirements to recognize all of the effects of the Tax Act in the period of enactment. SAB 118 allows disclosure that timely determination of some or all of the income tax effects from the Tax Act is incomplete by the due date of the financial statements and if possible to provide a reasonable estimate. The Company has accounted for the tax effects of the Tax Act under the guidance of SAB 118, on a provisional basis. The accounting for certain income tax effects is incomplete, but the Company has determined reasonable estimates for those effects and has recorded provisional amounts in its consolidated financial statements as of March 31, 2018 and December 31, 2017. The Company expects to complete its analysis within the measurement period in accordance with SAB 118.
4.   INVENTORIES
Inventories at March 31, 2018 and December 31, 2017, consisted of the following:
	31-Mar-18	31-Dec-17
Raw materials	$14,705	$12,906
Work in process	449	336
Finished goods	4,155	2,523
Total	$19,309	$15,765

5.   PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment at March 31, 2018 and December 31, 2017, consisted of the following:
	31-Mar-18	31-Dec-17
Land	$620	$638
Buildings and leasehold improvements	11,797	11,799
Machinery and equipment	63,486	63,420
Internally developed software	2,859	2,688
Construction-in-process	1,160	1,059
Total	79,922	79,604
Less accumulated depreciation	(51,583)	(50,212)
Net property, plant and equipment	$28,339	$29,392

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2018 AND MARCH 31, 2017
(Dollars in thousands, except share amounts)
(Unaudited)

Depreciation of property, plant and equipment and amortization of computer software in continuing operations totaled $1,639 and $1,619 for the three months ended March 31, 2018 and 2017, respectively. Depreciation expense in discontinued operations was $0 for each of the three months ended March 31, 2018 and 2017.
Capital Lease Agreements — At March 31, 2018 and December 31, 2017, the gross amount of capital lease assets and related accumulated depreciation recorded under capital leases were as follows:
	31-Mar-18	31-Dec-17
Hardware	$449	$449
Vehicles	86	88
Machinery and equipment	29	29
Office equipment	42	44
Total	606	610
Less accumulated depreciation	(524)	(527)
Net capital lease assets	$82	$83

6.   GOODWILL
The changes in goodwill during the quarter ended March 31, 2018 were as follows:
Goodwill
Balance, December 31, 2017	$36,780
Foreign currency translation adjustments	(844)
Balance, March 31, 2018	$35,936

7.   INTANGIBLE ASSETS
Intangible assets at March 31, 2018 and December 31, 2017 consisted of the following:
	31-Dec-17	Additions	Amortization	Currency Translation Adjustments	31-Mar-18
Intangible assets with finite lives
Customer relationships	$115,832	$—	$—	$(2,348)	$113,484
Accumulated amortization	(37,765)	—	(1,314)	706	(38,373)
Net intangible assets with finite lives	78,067	—	(1,314)	(1,642)	75,111
Intangible assets with indefinite lives
Trade names	14,442	—	—	(279)	14,163
Intangible assets, net	$92,509	$—	$(1,314)	$(1,921)	$89,274

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2018 AND MARCH 31, 2017
(Dollars in thousands, except share amounts)
(Unaudited)

8.   COMPREHENSIVE INCOME (LOSS)
Comprehensive income (loss), net of tax was comprised of the following for the three months ended March 31, 2018 and 2017:
	For the Three Months Ended
	31-Mar-18	31-Mar-17
Net loss	$(6,003)	$(7,002)
Foreign currency translation (loss) gain	(2,893)	656
Comprehensive loss	$(8,896)	$(6,346)

9.   ACCRUED LIABILITIES
At March 31, 2018 and December 31, 2017, accrued liabilities consisted of the following:
	31-Mar-18	31-Dec-17
Salaries and payroll taxes	$5,763	$3,927
Advertising allowances and customer rebates	2,281	4,395
Sales, use and property taxes	397	336
Warranty, current	1,760	1,783
Management fees, related party	438	—
Professional services	347	637
Restructuring charges	73	162
Interest	9,902	3,994
Insurance reserves, current	1,994	1,880
Unearned revenue, current	1,933	1,953
Contingent consideration, net	1,077	1,080
Income taxes	565	1,001
Other	364	422
Total accrued liabilities	$26,894	$21,570

10.   LONG-TERM DEBT
In connection with the Closing of the Merger (each as defined below), each of the instruments discussed below was terminated. In addition, in connection with the Acquisition (as defined below), Ply Gem Midco, Inc., our parent company following the Merger, entered into a new cash flow credit facility and asset-based lending facility and issued notes pursuant to a new indenture. See “Note 17 (Subsequent Events)” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for further information.
Related Party Notes — In April 2014, the Company refinanced its long-term debt. The Company issued $305,000 of Senior Secured Notes to the Parent and paid its senior secured term loan facility in full. The Company paid $64,291 of its related party subordinated notes and transferred the balance of  $50,000 to Holdings. All indebtedness has been consolidated for financial reporting purposes and is reported at the Company level. The fair value of the Company’s debt also approximates the carrying value. In connection with the Closing of the Merger, all outstanding Related Party Notes were redeemed.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2018 AND MARCH 31, 2017
(Dollars in thousands, except share amounts)
(Unaudited)

At March 31, 2018 and December 31, 2017, long-term debt consisted of the following:
	31-Mar-18	31-Dec-17
Senior Secured Notes, including net unamortized discount and deferred financing fees of $2,546 and $3,133 respectively	$302,454	$301,867
Related party notes, including paid-in-kind interest of $29,709 and $27,326 respectively	79,709	77,326
Other long term payable	48	50
Capital lease obligations	89	99
Total debt	382,300	379,342
Less current portion of long-term debt:
Other long term payable	(10)	(10)
Capital lease obligations	(32)	(32)
Current portion of long-term debt	(42)	(42)
Long-term debt	$382,258	$379,300

Senior Secured Asset Based Revolving Credit Facility — The Company, its subsidiaries and the Parent entered into a Credit Agreement (the “ABL Credit Agreement”), dated December 27, 2016 (the “ABL Closing Date”), with certain financial institutions (the “ABL Lenders”), and Bank of America, N.A., as agent for the ABL Lenders (the “Agent”), in order to replace and refinance the Company’s prior ABL facility.
As of the ABL Closing Date, the aggregate borrowing limit under the Company’s new ABL facility (the “ABL Facility”) is $50,000, which includes a sub-facility available for the issuance of letters of credit up to $17,500. In connection with the entry into the ABL Credit Agreement, the existing ABL credit agreement, dated as of April 30, 2010, by and among the Company, Holdings, certain of the Company’s subsidiaries, the lenders party thereto and Antares Capital LP (as successor agent to General Electric Capital Corporation) (as amended, amended and restated, supplemented or otherwise modified prior to the ABL Closing Date) was terminated (along with all credit and security documents in connection therewith).
All of the Company’s domestic subsidiaries and certain of its Canadian subsidiaries are currently guarantors to the Company’s obligations under the ABL Facility. In addition, the Company’s obligations under the ABL Facility and the obligations of the guarantors under the guarantees is secured by a first-priority security interest in all accounts receivable, supporting obligations and other rights to payment, inventory, all documents, instruments and general intangibles (excluding intellectual property, except that the Agent will receive a non-exclusive, royalty free, worldwide license or sublicense to use all of the collateral securing the Senior Secured Notes constituting intellectual property in connection with the exercise of its rights and remedies as a secured party) relating to such accounts and inventory, deposit accounts and proceeds of the foregoing, in each case, of the Company and each guarantor, whether owned on the ABL Closing Date or thereafter acquired.
The ABL Facility matures on the earlier of December 27, 2021 or 90 days prior to the maturity or early termination of certain material indebtedness.
All borrowings by the Company or its subsidiaries under the ABL Facility are limited by availability under a borrowing base, which is an amount equal to the sum of: (i) 85% of the face amount of eligible accounts receivable (net of certain claimed returns, rebates, discounts, credits, allowances or taxes) and (ii) the lesser of  (a) 75% of the value of eligible inventory and (b) 85% of the net orderly liquidation value of eligible inventory, subject, in each case, to reserves and discounted to reflect appraisal valuations.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2018 AND MARCH 31, 2017
(Dollars in thousands, except share amounts)
(Unaudited)

At the Company’s option, borrowings under the ABL Facility bear interest at a fluctuating rate equal to LIBOR plus 2.25% or Base Rate plus 1.25%; provided, that the fluctuating rate of interest is reduced, in each case, by 0.25% if the average daily availability as a percentage of total commitments (the “Average Availability Percentage”) is at least 33% and is further reduced, in each case, by 0.25% if the Average Availability Percentage is at least 66%. Under the ABL Credit Agreement, “Base Rate” is equal to the greatest of  (i) the Prime Rate, (ii) the Federal Funds Rate plus 0.50%, or (iii) LIBOR plus 1.00%. The interest rate was 5.75% and 5.50% as of March 31, 2018 and December 31, 2017, respectively.
The Company is required to pay certain fees and expenses in connection with the ABL Facility, including an unused commitment fee on the average daily amount of the unused portion of the ABL Facility at a rate of 0.375% per annum, payable quarterly in arrears on the first day of each calendar quarter; provided that the rate of the unused commitment fee shall be reduced to 0.25% if the Average Availability Percentage was at least 50% during the applicable quarter.
The Company is required to comply with various representations and affirmative and negative covenants, in each case as more fully set forth in the ABL Credit Agreement and related loan documents. If the borrowing base does not exceed the sum of the borrowings and letters of credit issued by at least $5,000, the Company is required to maintain a minimum fixed charge coverage ratio of 1.00 to 1.00 measured as of the last day of each month for the most recent period for which financial statements were delivered under the ABL Credit Agreement; provided that once the fixed charge coverage ratio has been tested, it shall continue to be tested until the borrowing base exceeds the sum of the borrowings and letters of credit issued by at least $5,000 for 30 consecutive days. At March 31, 2018, the Company had $5,693 outstanding letter of credit.
The ABL Credit Agreement contains customary events of default. Upon the occurrence of an event of default under the ABL Credit Agreement, the Agent may (and shall at the request of the Required Lenders) terminate the revolving commitments, accelerate the outstanding obligations and exercise remedies with respect to the collateral. Additionally, unless a payment event of default or bankruptcy or insolvency event of default has occurred and is continuing (in which case the such increases shall be automatic), while any event of default exists under the ABL Facility, either the Agent or the ABL Lenders holding a majority of the revolving commitments and outstanding loans and letter of credit obligations may increase the applicable interest rate on outstanding obligations by 2.00% per annum.
The ABL Facility is required to be classified as short-term due to the lockbox arrangement and subjective acceleration clause and future payments shown in date of maturity. As of March 31, 2018 and December 31, 2017, there were no outstanding borrowings under the ABL Facility.
In connection with the Closing of the Merger, all obligations under the ABL facility were repaid and the ABL Credit Agreement was terminated.
Senior Secured Notes due 2019 — In April 2014, the Company issued $305,000 Senior Secured Notes bearing 7.75% interest under Rule 144A of the Securities Act at a 1.4% discount, yielding proceeds of $300,651. The Senior Secured Notes mature on May 1, 2019, with interest due on May 1 and November 1 of each year, commencing November 1, 2014.
The Senior Secured Notes are guaranteed by the Company, all of the Company’s existing and future wholly owned domestic subsidiaries (other than the Subsidiary and subject to certain exceptions) and its Canadian subsidiaries. The Senior Secured Notes are secured on a first-priority basis by substantially all the present and after-acquired tangible and intangible assets of the guarantors, other than the collateral of the ABL Credit Facility, for which the notes are secured on a second-priority basis.
The indenture governing the Senior Secured Notes requires the Company to comply with certain covenants, including restrictions on dividends, incurring additional debt, asset sales and transactions with

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2018 AND MARCH 31, 2017
(Dollars in thousands, except share amounts)
(Unaudited)

affiliates. In addition, the indenture governing the Senior Secured Notes contains customary events of default, including payment defaults, breaches of representation and warranties, change of control and bankruptcy and insolvency. However, there are no required financial maintenance covenants. The Company was in compliance with all applicable covenants at March 31, 2018. The fair value of the Company’s debt also approximates the carrying value.
In connection with the Closing of the Merger, all outstanding Senior Secured Notes were redeemed and the indenture governing the Senior Secured Notes was terminated.
Warrant Agreement — In December 2011, the Company issued 114,985 warrants for common stock to affiliates of Golden Gate in connection with the issuance of preferred shares. The warrants permit Golden Gate to purchase shares of the Company’s common stock, on a one-for-one basis, for an exercise price of $0.01 per share. The warrants were exercisable upon issuance and can be exercised over a ten year period from the issuance date and automatically exercise on the last day of the exercise period if they are not exercised prior to that date. The warrants were outstanding and exercisable as of March 31, 2018.
In connection with the refinancing in April 2014, the Company entered into a Warrant Agreement (the “Warrant Agreement”) with affiliates of Golden Gate. Under the terms of the Warrant Agreement, the Company issued 237,475 warrants on common stock and 35,722 warrants on preferred stock to GGC Finance Partnership, L.P. The warrants permit Golden Gate to purchase shares of the Company’s common stock, on a one-for-one basis, for an exercise price of  $0.01 per share. The Warrants, which are currently exercisable and expire ten years after issuance, represent 10.0% of the Company’s common and preferred stock on a fully diluted basis (including the shares issuable upon exercise of the Warrants and excluding certain out-of-the-money stock options) as of the date of the issuance. The warrants are exercisable immediately; the number of shares and exercise price are subject to customary anti-dilution protection. The fair value of the warrants was determined to be $15,242 as of the date of issuance and was recorded as additional paid-in capital with a corresponding discount to the carrying value of the Related Party Notes. For each of the three months ended March 31, 2018 and 2017, there was no of warrant amortization recognized as interest expense. There was no remaining unamortized discount as of March 31, 2018 and December 31, 2017.
In connection with the closing of the Merger, all outstanding Warrants were redeemed and the Warrant Agreement was terminated.
As of March 31, 2018, future principal payments due under long-term debt, including capital leases with initial or remaining terms greater than twelve months and obligations included in Discontinued Operations (Note 14), are scheduled as follows:
April 2018 – March 2019	$1,282
April 2019 – March 2020	385,488
April 2020 – March 2021	21
April 2021 – March 2022	7
Total	$386,798

Guarantors — The Company and all its subsidiaries serve as guarantors for the ABL Facility and the Senior Secured Notes.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2018 AND MARCH 31, 2017
(Dollars in thousands, except share amounts)
(Unaudited)

11.   RELATED PARTIES
Stockholders Agreement — The Company is party to a stockholders agreement, dated as of April 30, 2010, as well as various other stockholders of the Company who have joined the Stockholders Agreement by execution of a joinder agreement. Each of the members of the Company’s board of directors has been designated in accordance with the terms of the Stockholders Agreement.
The Stockholders Agreement contains customary terms, including terms regarding transfer restrictions, rights of first offer, tag-along rights, drag-along rights and preemptive rights with respect to the Company’s capital stock.
In connection with the 2017 acquisition of Tru Bilt (as defined below), the Company received $8,499 of proceeds from issuance of Series B Preferred Stock. GGC BP Intermediate Holdings, LLC purchased 9,571 shares and KWC Holdings L.P. purchases 2,570 shares of Series B Preferred Stock with a $0.01 par value.
Management Advisory Agreements — The Company has entered into separate advisory agreements with each of GGC Administration, LLC (“GGC”), an affiliate of Golden Gate, and Kenner (the “Advisory Agreements”). Pursuant to the Advisory Agreements, GGC and Kenner have each agreed to perform certain services for the Company and its subsidiaries that may include, but are not limited to:
•
general executive and management services;

•
identification, support, negotiation and analysis of acquisitions and dispositions by the Company;

•
support, negotiation and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness;

•
marketing functions, including monitoring of marketing plans and strategies;

•
human resources functions, including searching and hiring of executives; and

•
other services for the Company upon which the Company’s board of directors and GGC and/or Kenner agree in writing.

Pursuant to the Advisory Agreements, GGC and Kenner will divide an annual fee equal to the greater of  (i) $1,750 or (ii) 3% of the Company’s EBITDA, based on a definition thereof described in the Advisory Agreements, and will also be reimbursed for reasonable expenses. Payment of the annual fee under the Advisory Agreements is subject to the terms of the Company’s credit and financing arrangements. The Company recognized expense for advisory fees of  $438 for the three months ended March 31, 2018 and 2017 to GGC and Kenner. At March 31, 2018 and December 31, 2017, accruals of  $438 and $0, respectively, were included in accrued liabilities in the condensed consolidated balance sheets.
In addition, under the Advisory Agreements, GGC and Kenner will divide additional transaction fees that will be paid upon the consummation of any future change of control, acquisition, divestiture, recapitalization or financing or other similar transaction by or involving the Company in an amount equal to 1.0% of the aggregate value of such transaction. The applicable transaction fee will be divided between GGC and Kenner based on a formula described in the Advisory Agreements. At each of March 31, 2018 and December 31, 2017, no accrual was included in accounts payable in the condensed consolidated balance sheets.
Indemnification Agreements — The Company has entered into indemnification agreements with various members of senior management and the board of directors, pursuant to which the Company and the Parent will indemnify them if any of them becomes a party to or other participant in any threatened, pending or completed action, suit or proceeding relating to the fact that such person is or was a director, officer, employee, agent or fiduciary of the Company.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2018 AND MARCH 31, 2017
(Dollars in thousands, except share amounts)
(Unaudited)

Senior Secured Notes — A subsidiary of Golden Gate purchased $40,000 of Senior Secured Notes issued by the Company in April 2014. At March 31, 2018 and December 31, 2017, the accrued interest on the subsidiary’s portion of the bonds was $1,292 and $517, respectively.
12.   FEDERAL INCOME TAXES
Under FASB ASC 740-270, Income Taxes — Interim Reporting, each interim period is considered an integral part of the annual period and tax expense is measured using an estimated annual effective rate. Estimates of the annual effective tax rate at the end of interim periods are, of necessity, based on evaluation of possible future events and transactions and may be subject to subsequent refinement or revision. The Company calculates its quarterly tax provision consistent with the guidance provided by ASC 740-270, whereby the Company forecasts its estimated annual effective tax rate then applies that rate to its year-to-date pre-tax book income (loss). In addition, jurisdictions with a projected loss for the year or the year-to-date loss where we cannot recognize a tax benefit are excluded from our estimated annual effective tax. The impact of such an exclusion could result in a higher or lower effective tax rate during a particular quarter, based upon the mix and timing of actual earnings versus annual projections. In addition to the tax resulting from applying the estimated annual effective tax rate to pre-tax income (loss), the Company includes certain items treated as discrete events to arrive at an estimated effective tax rate. Future changes in the forecasted annual income (loss) projections, tax rate changes, or discrete tax items could result in significant adjustments to quarterly income tax expense (benefit) in future periods.
For the three months ended March 31, 2018, the Company’s estimated effective income tax rate was approximately 11%, which varied from the statutory rate primarily due to state income tax expense, valuation allowance, and foreign income taxes. The tax benefit for the three months ended March 31, 2018 was $464 and the tax expense for the three months ended March 31, 2017 was $120.
At March 31, 2018 and December 31, 2017, the Company had net operating loss carry-forwards of $554,332 and $548,771, respectively, of which $256,891 is restricted for both periods. The carry-forwards begin to expire in 2019. The ultimate utilization of the net operating loss carry-forwards will depend on future financial performance and will be subject to an annual limitation.
The Company has generated significant deferred tax assets with the majority due to its historic tax losses. The Company evaluated its deferred tax assets to determine whether a valuation allowance is required based on a determination of whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company concluded that there exists significant negative evidence in considering whether deferred tax assets are realizable. Therefore, the Company’s valuation allowance is against approximately all of its net deferred tax assets. The Company excluded the deferred tax liabilities related to certain indefinite lived intangibles when calculating the amount of valuation allowance needed as these liabilities cannot be considered as a source of income when determining the realizability of the net deferred tax assets. The valuation allowance was recorded as a reduction to income tax benefit.
The deferred tax assets for which there is no valuation allowance relate to amounts that can be realized through future reversals of existing taxable temporary differences or through the generation of sufficient taxable income. To the extent the Company generates sufficient taxable income in the future to fully utilize the tax benefits of the net deferred tax assets on which a valuation allowance was recorded, the Company’s effective tax rate may decrease as the valuation allowance is reversed.
The Tax Act was signed into law on December 22, 2017. The Tax Act significantly revises the U.S. corporate income tax by, among other things, lowering the statutory corporate tax rate from 35% to 21%, eliminating certain deductions, imposing a mandatory one-time tax on accumulated earnings of foreign subsidiaries, introducing new tax regimes, and changing how foreign earnings are subject to U.S. tax. As a result of these changes, the corporation has provided for repricing of their domestic deferred

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2018 AND MARCH 31, 2017
(Dollars in thousands, except share amounts)
(Unaudited)

taxes and valuation allowance at the new tax rate. The Company is still evaluating any impacts of the law changes on their accrued liabilities and differences that arise in temporary adjustments, such as fixed assets and carryforward attributes. The Company has evaluated the new mandatory repatriated earnings tax of its foreign subsidiaries, and does not believe that it needs any further accrual as related to this aspect of the law change, however, as further analysis is completed on the foreign earnings and utilizing additional guidance from the IRS, the Company may make adjustments as it becomes reasonably determined in accordance with SAB 118. Given the Company’s historical loss position, any income tax expense adjustments associated with additional repatriation would be immaterial.
13.   COMMITMENTS AND CONTINGENCIES
Leases — The Company has entered into operating lease agreements for office and manufacturing space, vehicles, machinery and equipment. Total rent expense for continuing operations for the three months ended March 31, 2018 and 2017 was $1,754 and $1,596, respectively. Total rent expense for discontinued operations for the three months ended March 31, 2018 and 2017 was $163 and $2, respectively.
At March 31, 2018, future minimum rents due under leases with initial or remaining terms greater than twelve months were as follows:
	Capital Leases	Operating Leases		Total
		Vehicle, Office and Warehouse Equipment	Facility and Real Property
Apr 2018 – Mar 2019	$32	$748	$5,575	$6,355
Apr 2019 – Mar 2020	29	577	5,418	6,024
Apr 2020 – Mar 2021	21	472	5,132	5,625
Apr 2021 – Mar 2022	7	434	3,901	4,342
Apr 2022 – Mar 2023	—	433	1,659	2,092
Thereafter	—	1,021	7,568	8,589
Total	$89	$3,685	$29,253	$33,027

Certain lease agreements provide for increased payments based on changes in the consumer price index. Additionally, the Company is obligated to pay insurance and taxes under certain lease agreements.
The Company has sublease agreements on leased properties which provided for $234 and $297 in sublease income for the three months ended March 31, 2018 and 2017, respectively. Future minimum rents to be received for the annual periods ended March 31, 2019, 2020, 2021, and 2022 are $884, $890, $835 and $459, respectively.
Transportation Purchase Commitment — The Company has a dedicated contract service agreement with a transportation provider for our North Carolina window and extrusion plants that requires the Company to meet a minimum annual purchase commitment of 5.0 million miles per year through the term of the contract which ends October 2, 2018. The Company did not satisfy the commitment in 2017 and paid a $79 penalty.
PVC Supply Contract — The Company has a contract to purchase PVC compound to use in the manufacturing process. The contract requires a minimum annual commitment of 27 million pounds through 2023 at floating prices adjusted monthly by industry published resin indexes. In the event minimum compound is not achieved, there is a penalty based on remaining pounds over the life of the contract multiplied by the last twelve month average cost plus 7.5 cents per lb. then multiplied by a 10% profit margin. The Company expects to achieve this commitment.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2018 AND MARCH 31, 2017
(Dollars in thousands, except share amounts)
(Unaudited)

Glass Contract — The Company has a contract with a glass supplier for substantially all United States glass purchases through December 31, 2018 that requires the purchase of all rack lot glass and customer tempered glass, with the exclusion of some defined division specific product needs, from the supplier at agreed fixed pricing.
Aluminum Supply Contract — The Company entered into a supply agreement with an aluminum extrusion supplier in August, 2016 in connection with the sale of the Company’s aluminum extrusion division to that supplier. Under the terms of the supply agreement, the Company agreed to purchase all aluminum profiles that had previously been supplied to the Company’s U.S. window and door plants by the aluminum extrusion division. There are no minimum volume commitments in the agreement.
Capital Purchase Commitment — The Company entered into a purchase commitment in 2017 for six intercept building machines for their glass production operations with payment due for each machine upon delivery through March 2020. The purchase commitment includes remaining payments of  $284, $800 and $267 in 2018, 2019 and 2020, respectively.
Environmental — From time to time, the Company is involved in investigation and cleanup related to environmental matters associated with its manufacturing operations. In addition, the Company has applied for a municipal setting designation with regard to its former Wylie, Texas facility per the terms of the sale of that facility in 2016. While the potential costs related to such matters and their possible impact on future operations are uncertain due in part to: the uncertainty as to the extent of pollution, the complexity of applicable government laws and regulations and their interpretations, the varying costs and effectiveness of alternative cleanup technologies and methods, the uncertain level of insurance or other types of recovery and the extent of the Company’s involvement, in the opinion of management, none of these matters are expected to have a material adverse effect on the condensed consolidated financial position, results of operations or cash flows of the Company.
Litigation — The Company is party to various claims, legal actions and complaints arising in the ordinary course of business. Applicable accounting guidance requires the Company to accrue a liability if it is probable that the liability has been incurred and the amount of that liability can be reasonably estimated. At March 31, 2018, the Company has $380 accrued for loss contingencies arising from cases against the Company, included in other long-term liabilities on the Company’s condensed consolidated balance sheet. Management believes the payment of these contingencies is probable and the accrual amount was estimated based on discussion with legal counsel and the review of similar historical cases. The accruals are adjusted as needed as additional information is received, but the actual loss to be incurred may be significantly greater than or less than the amount presently accrued.
In the opinion of management, all other claims and legal matters, including employee and product defect cases, are without merit or are of such kind, or involve such amounts, that an unfavorable disposition would not have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.
Self-Insured Risks — The Company maintains a broad range of insurance policies which include employee health, general liability, vehicle, and workers compensation insurance coverage. These insurance policies protect the Company against a portion of the risk of loss from claims. However, the Company retains a portion of the overall risk for such claims through its self-insured per occurrence and aggregate retentions, deductibles and claims in excess of available insurance policy limits. The Company’s insurance coverage is generally subject to a per occurrence retention.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2018 AND MARCH 31, 2017
(Dollars in thousands, except share amounts)
(Unaudited)

The Company reserves for costs associated with claims, as well as incurred but not reported losses, based on an outside actuarial analysis of its historical workers’ compensation related matters. These estimates make up a significant portion of the Company’s liability and are subject to a high degree of uncertainty due to a variety of factors, including changes in type of claims, claims reporting and resolution patterns, frequency and timing of claims, third party recoveries, estimates of claim values, claims management expenses (including legal and expert fees), insurance industry practices, the regulatory environment and legal precedent. Adjustments to reserves are recorded in the period in which the change in estimate occurs. As of March 31, 2018 and December 31, 2017, the liabilities for self-insurance reserves are included in accrued liabilities of  $1,994 and $1,880 and other long-term liabilities of  $3,087 and $3,087, respectively, of which $1,143 and $1,143, respectively, are recoverable under third party insurance policies and included in Other Assets on the Company’s condensed consolidated balance sheet.
14.   DISCONTINUED OPERATIONS
In 2016, the Company sold the window and door facilities located in Denver, Colorado and Yakima, Washington to a private investment group and sold its aluminum extrusion business, Extruders, located in Texas to Tower Extrusions, LTD. The proceeds of the transactions were used to pay down the borrowings under the ABL Facility.
Term Note — In 2014, prior to the decision to exit the aluminum extrusion business, the Company entered into an asset purchase agreement (the “Lippert Purchase Agreement”) with Lippert. Pursuant to the Lippert Purchase Agreement, the Company agreed to purchase certain of Lippert’s fixed assets for $7,500, of which $2,000 was paid in 2014. The discount on the related term note was 1.96%, or $147. As of December 31, 2017, the remaining balance on the term note had been paid.
In connection with the purchase, a six year aluminum extrusion supply agreement was executed with the Company as the supplier and Lippert as the buyer. To the extent more than 95 million pounds of extruded aluminum are purchased by Lippert, the Company is required to pay an additional $1,250 of purchase price.
The supply agreement requires minimum purchases from the Company by Lippert for six years beginning in 2015. To the extent that either the Company fails to produce or Lippert fails to purchase the minimum volume requirements, the party at fault will be monetarily penalized. In 2015, both parties agreed to modify the agreement to suspend minimum volume requirements for 2015.
On July 8, 2015, the Company terminated its extrusion supply agreement with Lippert. As amended, the Company has agreed to pay Lippert an additional $2,000, comprised of  $1,250 in 2018 and $750 in 2019, in addition to amounts previously owed. In the event of a change in control of the Company prior to December 31, 2017, the aggregate amount payable would decrease by $150.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2018 AND MARCH 31, 2017
(Dollars in thousands, except share amounts)
(Unaudited)

The following table presents the carrying amounts of the major classes of assets and liabilities of discontinued operations as of March 31, 2018 and December 31, 2017:
	31-Mar-18	31-Dec-17
Assets:
Accounts receivable, net	$—	$15
Prepaid expenses and other current assets	48	48
Assets of discontinued operations	$48	$63
Liabilities:
Current portion of long-term debt	$1,250	$1,250
Accounts payable	4	20
Accrued liabilities	426	500
Liabilities of discontinued operations	1,680	1,770
Long-term debt, net of current	728	722
Long-term liabilities of discontinued operations	728	722
Liabilities of discontinued operations	$2,408	$2,492

The operating results of the discontinued operations, including results from qualifying assets held-for-sale, for the three months ended March 31, 2018 and 2017 are summarized below:
For the Three Months Ended
	31-Mar-18	31-Mar-17
Net sales	$—	$—
Loss before income taxes	$(436)	$(241)
Income tax expense	—	—
Loss from discontinued operations	$(436)	$(241)
Depreciation	$—	$—
Amortization	$—	$—
15.   BUSINESS COMBINATION
On March 13, 2017, the Company entered into an Asset Purchase Agreement with TRU TECH DOORS, a corporation incorporated under the laws of the Province of Ontario (the “Seller”), pursuant to which it will purchase the Seller’s business relating to the sales, marketing, distribution, and manufacturing of entry door systems, together with all the assets related to the business (the acquired business and operations is herin referred to as “Tru Bilt”). The purchase price was approximately $9,036 or $12,000 Canadian Dollars which was funded through the initial issuance of equity of  $6,700 and cash from operations. In June 2017, $1,799 of equity was issued in connection with the acquisitions. The Seller continues to be a supplier to the Company subsequent to the transaction.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2018 AND MARCH 31, 2017
(Dollars in thousands, except share amounts)
(Unaudited)

The purchase price allocations to assets and liabilities on their estimated fair values as of the purchase date are as follows:
Present value of purchase price:
Cash paid	$9,036
Total purchase price	$9,036
Fair value of assets acquired:
Working capital	$75
Fixed assets	591
Customer relationships	4,518
Trade name	580
Goodwill	3,272
Total fair value of assets acquired	$9,036

On December 31, 2016, the Company entered into an asset purchase agreement with Brock Doors and Windows Inc., a corporation incorporated under the laws of the Province of Ontario (“Brock”), pursuant to which it purchased Brock’s business relating to the sales, marketing, distribution, manufacturing and installation of windows and doors, including entry, patio and garage doors, together with all the assets related to the business. The purchase price was approximately $8,905. The Company paid cash at close of $6,703, which was funded through a $7,000 equity contribution and maximum contingent consideration of $3,000 Canadian Dollars due in installments of  $1,500 Canadian Dollars at each December 31, 2017 and 2018. The fair value of this contingent consideration was $1,882 as of December 31, 2016. As part of the transaction, a net working capital threshold of  $250 Canadian Dollars was established. The Company settled the working capital adjustment for $430 Canadian Dollars in April 2017.
This contingent consideration is payable in Canadian Dollars and is dependent on certain business infrastructure improvements and continued employment, which the Company deems probable. The financial statements adjust the contingent payable at the reporting period date using the applicable spot rate and will continue to do so with charges being reflected in Other expense in the Company’s condensed consolidated statement of operations and comprehensive loss over the next two years. The amounts were discounted using Atrium’s Weighted Average Cost of Capital.
16.   LIQUIDITY
As of March 31, 2018, the Company had $12,288 of borrowing availability under its financing agreements. Liquidity is impacted by the seasonality of the business and routinely decreases after year-end due to winter and spring weather. The Company believes it will have sufficient liquidity through borrowing availability, available cash and cash flows from operating activities to fund its cash requirements for existing operations and capital expenditures through the next twelve months.
During 2017 and 2016, the Company has continued to implement several initiatives to improve liquidity and maximize profitability. The primary focus has been operational improvements, including the reduction of headcount and corporate and divisional general and administrative costs.

ATRIUM CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2018 AND MARCH 31, 2017
(Dollars in thousands, except share amounts)
(Unaudited)

17.   SUBSEQUENT EVENTS
On January 31, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Pisces Parent, LLC (“Pisces Parent”), CD&R Atlas Merger Sub, Inc., a wholly owned subsidiary of Pisces Parent (“Merger Sub”) and Holdings, solely in the capacity as representative of certain the equityholders of the Company. Pisces Parent is affiliated with Clayton, Dubilier & Rice. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Ply Gem Midco, Inc. (formerly known as Pisces Midco, Inc.), a wholly owned subsidiary of Pisces Parent. Also in connection with the closing of the Merger, the Company sold each of North Star Manufacturing (London), Ltd. and Brock, directly to Pisces Parent. On April 12, 2018, the Merger closed and each of the Company’s issued and outstanding shares of preferred and common stock were cancelled and extinguished and converted into the right to receive a portion of the common units of Pisces Parent, pursuant to a distribution waterfall.
In connection with the Merger, the Company’s previous debt instruments were terminated. In addition, in connection with the Acquisition, Ply Gem Midco, Inc. entered into a new cash flow credit facility and asset-based lending facility and issued notes pursuant to a new indenture. The Company’s future financial performance will be consolidated within Ply Gem Midco, Inc. from the date of the Merger.
Subsequent events have been evaluated through July 13, 2018, which is the date of the financial statements were available to be issued.

ATRIUM CORPORATION AND SUBSIDIARIES

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
(Dollars in thousands)
Certain statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are “forward-looking statements”. See “Special Note Regarding Forward-Looking Statements.” As used in this Quarterly Report, the “Company”, “we”, “us”, and “our” refer to Atrium Corporation and Subsidiaries, except where the context otherwise requires or as otherwise indicated.
Overview
We are a leading manufacturer of vinyl and aluminum windows and patio doors for the residential new construction and repair and remodeling (“R&R”) markets serving customers throughout central and eastern United States and Canada. Since 1948, we have focused on providing our customers with a comprehensive line of high-quality products, including custom products, at compelling values while delivering superior service. Our scale and regional prominence, combined with our ability to satisfy unique product requirements of national, regional and local customers, creates significant competitive advantages versus many of our competitors. In addition, our vertical integration enables us to enhance our margins and drive operating leverage. We believe these factors will allow us to implement our growth strategy as well as capture maximum benefit from a recovering housing market. Our revenue mix is diversified by end-market and channel, as well as geographically with a clear “good, better, best” product portfolio.
In recent years, management has focused on restructuring and optimizing the business and repositioning the Company to maximize profitability and drive future growth.
•
Growing the business.   The Company participates in attractive end markets providing for growth opportunity in the improving new construction market with housing starts expected to continue recent growth along with the repair and remodeling market where the Company has outpaced market growth largely through share gains. The Company is focused on providing high quality products and excellent customer service to drive this increased business, thereby increasing market share. During the three months ended March 31, 2018, approximately 49% of our total sales were in new construction and 51% were in R&R sales.

•
Quality and service improvements.   The Company believes providing quality products and excellent customer service are key elements to driving growth throughout the organization. Key initiatives include driving industry leading quality and service metrics, simplifying the production environment including product offerings and facility layout changes and focusing on quality and service at an employee level throughout the organization. We have expanded our footprint for shipping, adjusted the glass department layout and moved all window assembly lines into a single facility in our largest plant, North Carolina. Other similar changes are occurring in our other plants.

•
Expanding production capability.   The Company believes we have sufficient capacity to support our growth initiatives. As part of this, we are focused on driving production efficiency throughout the organization including implementing various lean initiatives. The facility and product changes are expected to drive increased capacity. We also have the ability to expand production capability through increase in production shifts and capital spending to create more glass and assembly equipment across our plants to the extent we believe growth supports such investments.

•
Cost reduction and margin improvement initiatives.   As the residential building market rebounds, we have been able to announce price increases to offset increases in the prices of raw material commodities we have received from our suppliers. We have been able to secure commodity pricing contracts with our United States glass supplier through 2018 and our Canadian glass supplier through 2018. We have extended our PVC supplier contract with reduced rates to offset expected increases in the Chemical Data Inc. price index. The Company continually evaluates its fixed cost structure including selling, general and administrative expense and makes adjustments as deemed appropriate to drive enhanced profitability.

The Company has made strategic decisions to exit certain businesses allowing focus on larger and more profitable businesses. Operational improvements have also been a focus, including the reduction of headcount and corporate and divisional general and administrative costs.
Factors Affecting Our Results of Operations
Our results of operations are affected by a number of external factors, including conditions in the home building and home improvements industries, raw material prices, and seasonality. Some of the more important factors are discussed briefly below.
Conditions in the Homebuilding and Home Improvement Industries
Our sales have historically been driven by the level of residential new construction, home improvement and R&R activities, which are dependent upon a number of factors including demographic trends, interest rates, home values, consumer confidence, employment rates, foreclosure rates, building material costs and the health of the economy and mortgage markets. The home building and home improvement industries began to stabilize in late 2011 and have since grown steadily.
Approximately 49% and 51% of our total sales were related to residential new construction for the three months ended March 31, 2018, and 2017, respectively. According to the National Association of Home Builders (NAHB), annualized single-family housing starts in the United States as of December 31, 2017 are estimated to be 851,000. According to an NAHB estimate, residential new construction, including total housing starts, is forecasted to continue to grow progressively through the foreseeable future.
Changes in Prices of Raw Materials
Raw materials used in the manufacture of our products make up a significant portion of our cost of goods sold and made up 36.6% and 37.4% of our net revenue for the three months ended March 31, 2018 and 2017, respectively. The principal raw materials we use are vinyl, glass and aluminum. The prices of many of the raw materials that we use in our manufacturing processes are subject to significant price volatility. We actively seek to manage the risk of fluctuating raw material prices through leveraging long-term supply relationships and strategic sourcing programs. Historically, our industry has passed through increases in raw material prices to consumers, and we expect to be able to do the same in the future. To the extent we cannot pass on additional cost increases, we will experience a negative impact on the business. Vinyl and glass prices have trended higher, but these increases have been offset by price increases. Fluctuations in the price and availability of raw materials and other resources could have a material adverse effect on our business, results of operations and financial condition. Increases in fuel and energy costs could also adversely affect our results of operations and financial condition.
Seasonality
Our industry experiences seasonal changes in demand, with higher demand from April through November each year. We manage our staffing levels to match these seasonal demand variances. We increase our staffing as required each spring as our busier months begin. With the exception of our North Texas region, the seasonal impact is felt across our geographies where inclement weather during the winter months usually reduces the level of residential new construction and R&R activity. To the extent higher demand occurs during a compressed period within our peak season, there is a risk of us experiencing operational challenges and losing efficiency.
End Markets
For the three months ended March 31, 2018 and 2017, R&R products represented approximately 51% and 49% of our total sales, respectively, while new construction products represented 49% and 51% of our total sales, respectively. We typically realize higher price points and gross margins on R&R products, which require more engineering and customization. As part of our strategy, we are focused on driving activity for recent product launches which generate attractive margins, and we expect the volume of R&R products to increase over the next few years. As our volume of R&R product sales increases, we expect our product mix to shift and our overall margins to improve.

Primary Components of Revenue and Expenses
Net Sales
We primarily generate revenue from the sale of vinyl windows and patio doors, aluminum windows and entry doors. Our products are sold through our sales force to distributors, retailers and builders and we also have retail sales to the end consumer in Canada. We recognize revenue at the time products are delivered. Revenues are recorded net of advertising allowances, discounts and volume rebates.
Cost of Goods Sold
Cost of goods sold presents the costs directly related to the manufacturing of our products and primarily includes raw materials, contract manufacturing fees, warehousing, depreciation, direct and indirect labor and operating costs for our manufacturing facilities, including salaries, benefit costs and incentive compensation. The costs associated with developing and designing new products are expensed as incurred and include design, production and testing.
Selling, Delivery, General and Administrative Expenses
Our delivery costs consist of all costs related to delivering manufactured product to our customers, including labor, fuel, maintenance and freight and handling expenditures. Our selling, general and administrative expenses consist of all expenditures incurred in connection with the sales and marketing of our products, as well as administrative overhead costs.
Results of Operations
The following table sets forth information derived from the condensed consolidated statements of operations expressed in dollars and as percentage of net sales for the three months ended March 31, 2018 and 2017.
	(Unaudited)
	31-Mar-18		31-Mar-17
NET SALES	$72,369	100.0%	$69,465	100.0%
COST OF GOODS SOLD	50,873	70.3%	49,304	71.0%
Gross profit	21,496	29.7%	20,161	29.0%
OPERATING EXPENSES:
Selling, delivery, general and administrative expenses	16,694	23.1%	16,499	23.8%
Amortization expense	1,722	2.4%	1,588	2.3%
Total selling, delivery, general and administrative expenses	18,416	25.4%	18,087	26.0%
Gain on disposal of assets	—	0.0%	(201)	-0.3%
Total operating expenses	18,416	25.4%	17,886	25.7%
OPERATING INCOME FROM CONTINUING OPERATIONS	3,080	4.3%	2,275	3.3%
Interest expense	9,050	12.5%	8,852	12.7%
Other expense, net	61	0.1%	64	0.1%
LOSS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	(6,031)	-8.3%	(6,641)	-9.6%
Income tax (benefit) expense	(464)	-0.6%	120	0.2%
LOSS FROM CONTINUING OPERATIONS	(5,567)	-7.7%	(6,761)	-9.7%
Loss from discontinued operations, net of tax	(436)	-0.6%	(241)	-0.3%
NET LOSS	(6,003)	-8.3%	(7,002)	-10.1%

Three Months Ended March 31, 2018 Compared to the Three Months Ended March 31, 2017
Net sales.   Net sales increased by $2,904, or 4.2%, from $69,465 in 2017 to $72,369 in 2018. The increase was driven by organic sales growth of  $2,039 or 3.0% and growth from acquisitions of  $865 or 1.2%. Organic sales growth was driven by a $2,628 increase in Canada where recent double digit local currency sales growth trends have continued amidst improved market conditions from the recently announced tax rebate available in Ontario, Canada. Sales in the United States were flat, though were negatively impacted by weather conditions that delayed volume into the second quarter of 2018.
Cost of goods sold and gross profit margin.   Cost of goods sold increased by $1,569, or 3.2%, from $49,304 during 2017 to $50,873 during 2018, and decreased as a percentage of net sales from 71.0% during 2017 to 70.3% during 2018. As a result, our gross profit margin increased from 29.0% in 2017 to 29.7% in 2018. The improvement in gross profit margin was driven by increased pricing to customers in excess of raw material commodity costs combined with operational improvements. The acquisitions of Brock and Tru Bilt provided incremental margin in the quarter, ended March 31, 2018, relative to the same period in 2017.
Selling, delivery, general and administrative expenses.   Selling, delivery, general and administrative expenses increased $195, or 1.2%, from $16,499 in 2017 to $16,694 in 2018, and decreased as a percentage of net sales, by 0.7% from 2017 to 2018. The expense increase was driven by costs incurred by the acquisitions of Brock and Tru Bilt of  $387 and an increase in delivery expense of  $258 related to the increased sales, offset by reductions in general and administrative expenses and other fixed costs. The improvement in selling, delivery, general and administrative expense as a percentage of sales was driven by recent cost reduction initiatives.
Amortization expense.   Amortization expense increased from $1,588 in 2017 to $1,722 in 2018, or 8.4%, due to the acquisitions of Brock and Tru Bilt.
Interest expense.   Interest expense increased slightly from $8,852, in 2017 to $9,050 in 2018, or 2.2%, reflecting interest accrued on higher related party note outstanding.
Other expense.   Other expense was $64 expense in 2017 and $61 in 2018. The majority of the other expense was franchise taxes in both periods.
Provision (benefit) for income taxes.   The provision (benefit) for income taxes is based on pre-tax income as reported for consolidated financial statement purposes. We recorded tax benefit of  $464 for the three months ended March 31, 2018 and a tax expense of  $120 for the three months ended March 31, 2017.
Adjusted EBITDA
The following table presents a reconciliation of net loss to Adjusted EBITDA for the three months ended March 31, 2018 and 2017:
	For the Three Months Ended
	31-Mar-18	31-Mar-17
Net loss	$(6,003)	$(7,002)
Interest	9,077	8,861
Taxes	(464)	120
Depreciation and amortization	3,361	3,207
Reported EBITDA	$5,971	$5,186
Discontinued Operations(a)	409	233
Transaction, Management and Board fees(b)	831	811
Restructuring/Severance Expenses(c)	—	714
Foreign Currency and Asset Sale (Gain)/Loss(d)	(64)	(133)
Other(e)	132	171
Adjusted EBITDA	$7,279	$6,982
Pro Forma Impact of G&A Restructuring and acquisitions(f)	—	492
Impact of Extrusion Insourcing and Contracted Resin Savings(g)	274	524
Pro Forma Adjustments	$274	$1,016
Pro Forma Adjusted EBITDA	$7,553	$7,998

The above table does not reflect all addbacks permitted in the indenture for the calculation of consolidated adjusted EBITDA. Addbacks for pro forma general and administrative savings, recent acquisitions and the impact of extrusion insourcing and contracted resin savings are not reflected here.
(a)
Represents amounts related to the discontinued operations.

(b)
Represents (i) sponsor management fees of  $437 in 2018 and 2017, (ii) Board Fees and Expenses of $133 and $285 in 2018 and 2017 and (iii) professional fees paid in conjunction with debt refinancing, divestitures and acquisitions of  $261 and $89 in 2018 and 2017, respectively.

(c)
Represents (i) severance payments, (ii) facility closure expenses and (iii) product line rationalization expenses.

(d)
Represents (gains) and losses relating to transactions in foreign currencies and divestitures of facilities, divisions and other non-operating assets.

(e)
Represents (i) franchise taxes of  $132 and $68 in 2018 and 2017, respectively, and (ii) other non-recurring expenses of  $103 in 2017.

(f)
Represents (i) salary savings associated with the restructuring of the general and administrative function and (ii) the estimated impact on adjusted EBITDA related to the acquisition of Tru Bilt.

(g)
Represents contracted savings negotiated with Atrium’s largest resin supplier and in-sourcing vinyl extrusions following contract expiration in 2018.

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because the indenture for the notes uses measures similar to Adjusted EBITDA to calculate certain covenants.
Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:
•
Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•
Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•
Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•
Non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•
Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•
Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Liquidity and Capital Resources
As of March 31, 2018, we had $12,288 of borrowing availability under our financing agreements. Throughout 2016 and 2017, we implemented several initiatives to improve liquidity and maximize profitability. We believe these initiatives, focusing on sales growth, pricing strategies, operational improvements and SG&A management will drive significant improvement in our profitability.

Our short-term and long-term liquidity needs arise primarily from: (i) debt service obligations with respect to our ABL Credit Facility and other long-term notes, (ii) capital expenditures, (iii) working capital requirements as may be needed to support the seasonal and cyclical growth of our business and (iv) potential acquisitions. Management believes it will have sufficient liquidity through borrowing availability, available cash and cash flows from operating activities to fund its cash requirements for existing operations and capital expenditures through the next twelve months.
Our ability to make payments on our debt and to fund planned capital expenditures will depend on our future performance, including our ability to generate cash. This is subject to general economic, financial, housing industry, competitive and other factors which include factors that are beyond our control. Historically, we have experienced tightness in our liquidity position between January to April of each year, and we have drawn more heavily on our ABL Credit Facility during those periods.
As of March 31, 2018, we have an aggregate of  $554,332 net operating losses that begin to expire in 2019, of which $256,891 is restricted. These net operating losses may be used to offset U.S. Federal income tax.
The following summarizes our primary sources and uses of cash for the three months ended March 31, 2018 and 2017:
	31-Mar-18	31-Mar-17
Net cash flows provided by operating activities	$4,199	$2,544
Net cash flowzs used in investing activities	(1,339)	(11,562)
Net cash flows (used in) provided by financing activities	(8)	8,705
Effect of exchange rate changes	(102)	(75)
Total increase (decrease) in cash and cash equivalents	$2,750	$(388)

Net cash flows provided by operating activities.    Cash provided by operating activities increased $1,655 during the first three months of 2018 compared to cash flows during the same period in 2017. The increase was mainly due to the improvements in operating performance as reflected in the reduction in net loss.
Net cash flows used in investing activities.   Cash used in investing activities decreased $10,223 during the first three months of 2018 compared to cash flows during the same period in 2017. The primary driver of this change was the use of cash of  $9,036 in 2017 to fund the Tru Bilt acquisition.
Net cash flows (used in) provided by financing activities.    Cash used in financing activities was $8 during the three months ended March 31, 2018 compared to cash provided by financing activities of $8,705 during the three months ended March 31, 2017. The change is due to an increase in proceeds from capital contributions of  $6,700 and net borrowings under the ABL Credit Facility of  $2,000 in 2017.
Capital expenditures
During the three months ended March 31, 2018 and 2017, we invested approximately $1,339 and $2,794 in total capital expenditures, respectively.
Long-term debt
Senior Secured Asset Based Revolving Credit Facility.   The Company, its subsidiaries and the Parent entered into a Credit Agreement (the “ABL Credit Agreement”), dated December 27, 2016, with certain financial institutions (the “ABL Lenders”), and Bank of America, N.A., as agent for the ABL Lenders (the “Agent”), in order to replace and refinance the Company’s then-existing ABL facility and to provide for a new ABL facility (the “ABL Facility”) of up to $50,000, including a sub-facility available for the issuance of letters of credit up to $17,500. In connection with the entry into the ABL Credit Agreement, our previous ABL facility was terminated. As of March 31, 2018 we had $12,288 of borrowing availability under the ABL Credit Facility.

All of the Company’s domestic subsidiaries and certain of its Canadian subsidiaries are currently guarantors to the Company’s obligations under the ABL Facility. In addition, the Company’s obligations under the ABL Facility and the obligations of the guarantors under the guarantees is secured by a first-priority security interest in all accounts receivable, supporting obligations and other rights to payment, inventory, all documents, instruments and general intangibles (excluding intellectual property, except that the Agent will receive a non-exclusive, royalty free, worldwide license or sublicense to use all of the collateral securing the Senior Secured Notes constituting intellectual property in connection with the exercise of its rights and remedies as a secured party) relating to such accounts and inventory, deposit accounts and proceeds of the foregoing, in each case, of the Company and each guarantor, whether owned on the ABL Closing Date or thereafter acquired.
The ABL Facility matures on the earlier of December 27, 2021 or 90 days prior to the maturity or early termination of certain material indebtedness.
All borrowings by the Company or its subsidiaries under the ABL Facility are limited by availability under a borrowing base, which is an amount equal to the sum of: (i) 85% of the face amount of eligible accounts receivable (net of certain claimed returns, rebates, discounts, credits, allowances or taxes) and (ii) the lesser of  (a) 75% of the value of eligible inventory and (b) 85% of the net orderly liquidation value of eligible inventory, subject, in each case, to reserves and discounted to reflect appraisal valuations.
At the Company’s option, borrowings under the ABL Facility bear interest at a fluctuating rate equal to LIBOR plus 2.25% or Base Rate plus 1.25%; provided, that the fluctuating rate of interest is reduced, in each case, by 0.25% if the average daily availability as a percentage of total commitments (the “Average Availability Percentage”) is at least 33% and is further reduced, in each case, by 0.25% if the Average Availability Percentage is at least 66%. Under the ABL Credit Agreement, “Base Rate” is equal to the greatest of  (i) the Prime Rate, (ii) the Federal Funds Rate plus 0.50%, or (iii) LIBOR plus 1.00%. The interest rate was 5.75% and 5.50% as of March 31, 2018 and December 31, 2017, respectively.
The Company is required to pay certain fees and expenses in connection with the ABL Facility, including an unused commitment fee on the average daily amount of the unused portion of the ABL Facility at a rate of 0.375% per annum, payable quarterly in arrears on the first day of each calendar quarter; provided that the rate of the unused commitment fee shall be reduced to 0.25% if the Average Availability Percentage was at least 50% during the applicable quarter.
The Company is required to comply with various representations and affirmative and negative covenants, in each case as more fully set forth in the ABL Credit Agreement and related loan documents. If the borrowing base does not exceed the sum of the borrowings and letters of credit issued by at least $5,000, the Company is required to maintain a minimum fixed charge coverage ratio of 1.00 to 1.00 measured as of the last day of each month for the most recent period for which financial statements were delivered under the ABL Credit Agreement; provided that once the fixed charge coverage ratio has been tested, it shall continue to be tested until the borrowing base exceeds the sum of the borrowings and letters of credit issued by at least $5,000 for 30 consecutive days.
The ABL Credit Agreement contains customary events of default. Upon the occurrence of an event of default, the Agent may terminate the revolving commitments, accelerate the outstanding obligations and exercise remedies with respect to the collateral. Additionally, unless a payment event of default, bankruptcy or insolvency event of default has occurred and is continuing (in which case the foregoing increases shall be automatic), while any event of default exists under the ABL Credit Facility, either the Agent or the Lenders holding a majority of the commitments may increase the applicable interest rate on the loans and the letter of credit fee by 2.00% per annum.
In connection with the closing of the Merger, all obligations under the ABL Facility were repaid and the ABL Credit Agreement was terminated.
Senior Secured Notes due 2019.    In April 2014, the Subsidiary issued $305,000 Senior Secured Notes bearing 7.75% interest under Rule 144A of the Securities Act at a 1.4% discount, yielding proceeds of $300,651. The Senior Secured Notes mature on May 1, 2019, with interest due on May 1 and November 1 of each year, commencing November 1, 2014.

The Senior Secured Notes are guaranteed by us, all of our existing and future wholly owned domestic subsidiaries (other than the Subsidiary and subject to certain exceptions) and our Canadian subsidiary. The Senior Secured Notes are secured on a first-priority basis by substantially all the present and after-acquired tangible and intangible assets of the guarantors, other than the collateral of the ABL Facility, for which the Senior Secured Notes are secured on a second-priority basis.
The indenture governing the Senior Secured Notes requires us to comply with certain covenants, including restrictions on dividends, incurring additional debt, asset sales and transactions with affiliates. In addition, the indenture governing the Senior Secured Notes contains customary events of default, including payment defaults, breachesss of representation and warranties, change of control and bankruptcy and insolvency. However, there are no required financial maintenance covenants. We were in compliance with all applicable covenants at March 31, 2018.
In connection with the closing of the Merger, all outstanding Senior Secured Notes were redeemed and the indenture governing the Senior Secured Notes was terminated.
Off-Balance Sheet Arrangements
We have entered into operating lease agreements for office and manufacturing space, vehicles, machinery and equipment. Total rent expense for continuing operations for the three months ended March 31, 2018 and 2017 was $1,754 and $1,596, respectively. Total rent expense for discontinued operations for the three months ended March 31, 2018 and 2017 were $163 and $2, respectively. Certain lease agreements provide for increased payments based on changes in the Consumer Price Index. Additionally, under certain lease agreements, we are obligated to pay insurance and taxes.

Quantitative and Qualitative Disclosures about Market Risk
We are exposed to market risks related to changes in interest rates, commodity pricing, foreign currency and inflation. We use derivative financial instruments on a limited basis to hedge economic exposures. We do not enter into derivative financial instruments or other financial instruments for speculative trading purposes.
Interest rate risk
We are subject to interest rate risk on our borrowings under our ABL Credit Facility which bear interest at floating rates. For fixed rate debt, such as the Senior Secured Notes, interest rate changes affect the fair market value of such debt, but do not impact earnings or cash flow.
Commodity pricing risk
We are subject to market risk with respect to the pricing of our principal raw materials, which include, among others, vinyl, glass and aluminum. If prices of these raw materials were to increase dramatically, we may not be able to pass through increases to our customers and, as a result, gross margins could decline significantly. We manage the exposure to commodity pricing risk by continuing to diversify our product mix, leverage strategic sourcing programs and utilize our long-term supply relationships. In addition, we are also subject to market risk with respect to diesel fuel prices.
Foreign currency risk
We sell products in the United States and Canada. In addition, our Canadian subsidiary purchases significant raw materials from the United States. We have not historically hedged foreign currency transactions, but consider hedging as an option. At this time, a change in the relative value of the United States and Canadian currencies could adversely impact our financial performance, particularly that of our Canadian subsidiary. The exchange rate between the United States and Canada has fluctuated significantly in recent years and may continue to do so in the future. For the three months ended March 31, 2018 and 2017, the net impact of foreign currency changes to our stockholder’s deficit was an increase of $2,893 and decrease of  $656 respectively.
Inflation
We believe that inflation has the potential to have a modest effect on our business, impacting our profit margins due to the increased cost of raw materials. The leases for our facilities are also largely tied to the Consumer Price Index, which exposes us to potentially higher costs in years with high inflation.
Certain Contractual Obligations
Legal Contingencies.    We are party to various claims, legal actions and complaints arising in the ordinary course of business. Applicable accounting guidance requires us to accrue a liability if it is probable that the liability has been incurred and the amount of that liability can be reasonably estimated. At March 31, 2018, we have $380 accrued for loss contingencies arising from legal cases against us. Management believes the payment of these contingencies is probable and the accrual amount was estimated based on discussion with our legal counsel and the review of similar historical cases. The accruals are adjusted as needed as additional information is received, but the actual loss to be incurred may be significantly greater than or less than the amount presently accrued.
In the opinion of management, all other claims and legal matters, including employee and product defect cases, are without merit or are of such kind, or involve such amounts, that an unfavorable disposition would not have a material adverse effect on the consolidated financial position, results of operations or cash flows of us.

Critical Accounting Policies and Estimates
This management’s discussion and analysis of financial condition and results of operations is based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates and assumptions are based upon the best available information and are subject to change as conditions within and beyond our control change, including, but not limited to, economic conditions, the availability of additional information and actual experience rates different from those used in our estimates. Accordingly, actual results could materially differ from those estimates. Significant estimates are used in calculating allowance for bad debt, inventory reserves, recoverability of goodwill and other long-lived assets, self-insurance accruals, warranty accruals, net lease liabilities, contingent considerations, purchase price allocations, legal liabilities and in recognizing deferred tax assets and liabilities.
Revenue Recognition.   Revenue from the sale of windows and doors and related building products is recorded at the time of delivery to the customer. On contracts involving installation, revenue is recognized when the installation is complete. Revenues are recorded net of customer incentive programs including advertising allowances and volume rebates. Revisions to those estimates are charged to income in the period in which the facts that give rise to the revisions become known.
We sell extended warranties on some of our products, both as bundled arrangements, as well as separately priced warranties; therefore each product and each warranty service has a standalone selling price whether sold as a bundle or as standalone sales. Product promotions are frequently offered as bundled arrangements. For bundled arrangements in which a warranty is offered in conjunction with a product sale, revenue is allocated to both the product and warranty using a relative selling price method, also known as a multiple deliverable arrangement. In these cases, we recognize extended warranty sales over the estimated life of the warranty, and in proportion to the costs expected to be incurred in performing services.
Our policy is to present taxes collected from customers and remitted to governmental authorities on a net basis. We record the amounts collected as a current liability and relieve such liability upon remittance to the taxing authority without impacting revenues or expenses. We classify any shipping charges to customers as revenues. The costs of shipping and handling fees are presented in selling, delivery, general and administrative expenses in our condensed consolidated statements of operations.
Accounts Receivable and Allowance for Doubtful Accounts.   Trade receivables are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts reflects management’s best estimate of probable credit losses inherent in our existing accounts receivable balance. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. We establish an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.
Inventories.   Inventory is valued at the lower of cost or market under the first-in, first-out (FIFO) method of accounting. Work-in-process and finished goods inventories consist of direct materials, labor and manufacturing overhead. We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and its estimated net realizable value based upon assumptions about future demand and market conditions.
Property, Plant, and Equipment.   Property, plant and equipment are stated at cost less accumulated depreciation. We depreciate these assets principally on a straight-line basis for financial reporting purposes over their estimated useful lives. Gains or losses on disposition represent the difference between the net proceeds and the net book value of the assets sold or retired. Expenditures for maintenance, minor renewals and repairs are expensed as incurred, while major replacements and improvements are capitalized.
Long-Lived Assets.   We periodically review the net realizable value of our long-lived assets, including property, plant and equipment and definite-lived intangible assets, whenever events and circumstances indicate impairment may have occurred. In the event we determine that the carrying value of long-lived assets is in excess of estimated gross future cash flows for those assets, the value of the assets is written down to fair value.

Goodwill and Indefinite Lived Trade Names.   In accordance with ASC 350, Intangibles — Goodwill and Other, management reviews the carrying value of goodwill and indefinite lived trade names for recoverability based on estimated fair values of the reporting units in the fourth quarter of each year or when events or changes in circumstances indicate, in management’s judgment, that the carrying value may not be recoverable. The fair values of the reporting units are based upon management’s estimate of future cash flows and market participant assumptions for these reporting units. The carrying amounts of other indefinite lived assets are compared to their estimated fair values. We consider operating results, trends, and prospects of the Company, as well as competitive comparisons. We also take into consideration competition within the building materials industry and any other events or circumstances that might indicate potential impairment. If the asset is determined not to be recoverable, impairment is recognized as a charge to operations.
Special Note Regarding Forward-Looking Statements
This Quarterly Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All written and oral forward-looking statements made in connection with this Quarterly Report that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included herein. There can be no assurance that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward-looking statements.

Annex A
EXECUTED
AGREEMENT AND PLAN OF MERGER

BY AND AMONG

PLY GEM PARENT, LLC,

NCI BUILDING SYSTEMS, INC.

and solely for the purposes of Sections 6.1(e), 6.5(a)(i), 6.5(a)(ii), 6.5(a)(iv), 6.5(b) and 6.5(c)

CLAYTON, DUBILIER & RICE, LLC

July 17, 2018

A-i

A-ii

A-iii

Exhibits
Exhibit A	Form of Certificate of Incorporation
Exhibit B	Form of Bylaws
Exhibit C	Form of Stockholders Agreement
Exhibit D	Form of Registration Rights Agreement
Schedules
Schedule I	Surviving Corporation Board
Schedule II	Senior Management
Schedule III	Percentage Interests of Holders
Schedule IV	Recused Directors
A-iv

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER is made as of July 17, 2018 (the “Execution Date”), by and among Ply Gem Parent, LLC, a Delaware limited liability company (“Panther”), NCI Building Systems, Inc., a Delaware corporation (“Neptune”), and, solely for the purposes of Sections 6.1(e), 6.5(a)(i), 6.5(a)(ii), 6.5(a)(iv), 6.5(b) and 6.5(c), Clayton, Dubilier & Rice, LLC, a Delaware limited liability company (the “Sponsor”). Capitalized terms used and not otherwise defined in this Agreement have the meanings set forth in Article IX.
RECITALS
WHEREAS, Neptune and Panther desire, upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, to effect a merger whereby Panther shall be merged with and into Neptune (the “Merger”);
WHEREAS, the board of managers of Panther (the “Panther Board”) has (a) unanimously approved this Agreement, the Merger and the other transactions contemplated by this Agreement (collectively, the “Transactions”), and (b) approved the execution, delivery and performance of this Agreement and the Transactions;
WHEREAS, (a) the board of directors of Neptune (the “Neptune Board”) formed a special committee of independent directors who are independent of Sponsor (the “Special Committee”) to evaluate and negotiate the Transactions on behalf of Neptune; (b) the Special Committee has unanimously (i) determined that the terms of this Agreement and the Transactions are advisable, fair and in the best interests of Neptune and its stockholders, (ii) approved the execution, delivery and performance of this Agreement and the Transactions, and (iii) determined to recommend that the Neptune Board approve this Agreement and the Transactions; and (c) the Neptune Board has, by unanimous vote of the Transaction Directors, (i) determined that the terms of this Agreement and the Transactions are advisable, fair and in the best interests of Neptune and its stockholders, (ii) approved the execution, delivery and performance of this Agreement and the Transactions, and (iii) determined to recommend that the Neptune stockholders adopt this Agreement and approve the Transactions;
WHEREAS, for U.S. federal income tax purposes, the parties intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and this Agreement shall constitute and be adopted as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a); and
WHEREAS, each of the parties intends to make certain representations, warranties, covenants and agreements in connection with this Agreement.
NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:
ARTICLE I
THE TRANSACTIONS
1.1 The Merger.
(a) Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL and the DLLCA, at the Effective Time, Panther shall be merged with and into Neptune. As a result of the Merger, the separate existence of Panther will cease and Neptune will survive and continue to exist as a Delaware corporation (the entity surviving the Merger, the “Surviving Corporation”).
(b) As early as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing a certificate of merger relating to the Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL and the DLLCA (the “Certificate of Merger”). The Merger shall become effective at such time at which the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such subsequent time as Panther and Neptune shall agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the “Effective Time”).
(c) At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of Neptune and Panther shall vest in the Surviving Corporation, and all debts, liabilities and duties of Neptune and Panther shall become the debts, liabilities and duties of the Surviving Corporation.
1.2 Closing.   The closing of the Merger (the “Closing”) shall take place at 9:00 a.m. New York City time on the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted herein) of the conditions (excluding conditions that, by their nature, are to be satisfied by actions taken at the Closing, but subject to the continuing satisfaction or waiver of all conditions as of the Closing) set forth in Article VII, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, unless another time, date or place is agreed to in writing by Panther and Neptune. The date upon which the Closing actually occurs is referred to herein as the “Closing Date.”
1.3 Articles of Incorporation and Bylaws.
(a) Certificate of Incorporation of the Surviving Corporation.   At the Effective Time, Neptune shall cause the certificate of incorporation of the Surviving Corporation to be amended and restated to be substantially in the form of Exhibit A hereto.
(b) Bylaws of the Surviving Corporation.   At the Effective Time, Neptune shall cause the bylaws of the Surviving Corporation to be amended and restated to be substantially in the form of Exhibit B hereto.
1.4 Directors, Managers and Officers.   As of the Effective Time, the board of directors of the Surviving Corporation shall be comprised of the individuals listed on Schedule I hereto (as such schedule may be amended or supplemented prior to the Closing by mutual agreement of the parties). As of the Effective Time, the senior management of the Surviving Corporation shall be comprised of the persons listed on Schedule II hereto (as such schedule may be amended or supplemented prior to the Closing by mutual agreement of the parties) in the positions indicated opposite their respective names in such section. Neptune shall take all action necessary to appoint such persons to the applicable positions so indicated, subject to and conditioned on the Effective Time. If prior to the Effective Time, any management appointee is unwilling or unable to serve in such designated management position as a result of illness, death, resignation or any other reason, then a replacement for such person, if any, shall be appointed by Neptune.
1.5 Stockholders Agreement.   Prior to the Effective Time, but with effect only from and after the Effective Time, Neptune shall enter into a Stockholders Agreement (the “Stockholders Agreement”) with Fund VIII, certain Affiliates of Fund VIII, CD&R Pisces Holdings, L.P., a Cayman Islands exempted limited partnership, and Atrium Intermediate Holdings, LLC, a Delaware limited liability company (“Golden”), providing for certain governance rights and voting agreements, substantially in the form of Exhibit C hereto.
1.6 Registration Rights Agreement.   Prior to the Effective Time, but with effect only from and after the Effective Time, Neptune shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with Fund VIII, certain Affiliates of Fund VIII, CD&R Pisces Holdings, L.P. and Golden, providing for certain registration rights, substantially in the form of Exhibit D hereto.
ARTICLE II
EFFECT OF THE MERGER ON THE EQUITY INTERESTS OF PANTHER AND NEPTUNE
2.1 Conversion of Securities.
(a) At the Effective Time, by virtue of the Merger and without any action on the part of Panther, Neptune or the holders of any Panther LLC Interests or book-entry interests (the “Holders”) or the holders of Neptune Common Stock, all Equity Interests in or of Panther (including Panther LLC Interests) issued and outstanding immediately prior to the Effective Time, other than Panther LLC

Interests not entitled to receive merger consideration pursuant to Section 2.1(b), shall be converted into the right to receive, in the aggregate with respect to all such interests, 58,709,067 fully paid and nonassessable shares of Neptune Common Stock, collectively, (the “Aggregate Merger Consideration”), with each Holder becoming entitled to receive a number of shares of Neptune Common stock equal to such Holder’s Percentage Interest multiplied by the number of shares constituting the Aggregate Merger Consideration (“Per Interest Merger Consideration”). All such Panther LLC Interests that were issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and each Holder shall thereafter cease to have any rights with respect to such Panther LLC Interests, except the right to receive the Per Interest Merger Consideration, without interest. Each Atlas Holder shall become entitled to receive such Atlas Holder’s share of the Per Interest Merger Consideration only upon such Atlas Holder’s submission of an Atlas LOT to the Surviving Corporation.
(b) Cancellation and Conversion of Certain Panther LLC Interests.   Panther LLC Interests held by any wholly owned Subsidiary of Panther immediately prior to the Effective Time, if any, shall automatically be cancelled and retired and shall cease to exist and each holder of such interests shall thereafter cease to have any rights with respect to such Panther LLC Interests.
(c) Certain Adjustments.   If, between the Execution Date and the Effective Time, any change in the number or type of outstanding shares of Neptune Common Stock shall occur as a result of a reclassification, recapitalization, exchange, stock split (including a reverse stock split), combination or readjustment of shares or any stock dividend, stock distribution or other similar event with a record date during such period, the number of shares constituting the Aggregate Merger Consideration shall be appropriately adjusted to provide the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 2.1(c) shall be deemed to permit or authorize any party hereto to effect any such change that it is not otherwise authorized or permitted to undertake pursuant to this Agreement.
2.2 Issuance of Aggregate Merger Consideration.   At the Closing, Neptune shall deliver to each Holder such Holder’s Per Interest Merger Consideration in Neptune Common Stock, in book-entry form, together with an executed certificate of the transfer agent of Neptune certifying as to the book-entry issuance thereof. No certificates or scrip representing fractional interests in Neptune or book-entry credit of the same will be issued.
2.3 LLC Interest Transfer Books.   At the Effective Time, the applicable transfer books of Panther shall be closed with respect to Panther LLC Interests and thereafter there shall be no further registration of transfers of Panther LLC Interests theretofore outstanding on the records of Panther.
2.4 Withholding.   Neptune, Panther and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of local, state, federal, or foreign Tax Law. To the extent that amounts are so deducted or withheld by Neptune, Panther or the Surviving Corporation, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Neptune, Panther or the Surviving Corporation, as the case may be.
2.5 Reorganization Treatment.   It is intended that for U.S. federal income tax purposes, the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and this Agreement is hereby adopted as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF NEPTUNE
Except as (a) disclosed in the Neptune SEC Documents publicly filed with or publicly furnished to the SEC on or after January 1, 2017 and prior to the Execution Date (excluding any disclosures included in any “risk factor” or “forward looking information” section of such Neptune SEC Documents) or (b) set forth in the disclosure letter delivered to Panther on the Execution Date (the “Neptune Disclosure Letter”), which identifies items of disclosure by reference to a particular section or subsection of this Agreement (provided that any information set forth in one section of the Neptune Disclosure Letter shall be deemed to apply to each other section or subsection thereof or hereof to which its relevance is reasonably apparent), Neptune hereby represents and warrants to Panther as follows:
3.1 Organization; Qualification.   Each Neptune Entity is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Each Neptune Entity (a) has all requisite organizational power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and (b) is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Neptune Material Adverse Effect or to prevent, materially delay or materially impair the ability of Neptune to perform its obligations under this Agreement or the Transactions. Neptune has made available to Panther true and complete copies of the Organizational Documents of each Neptune Entity, as in effect on the Execution Date. There has been no violation of any of the provisions of the Organizational Documents of each Neptune Entity, and no Neptune Entity has taken any action that is inconsistent in any material respect with any resolution adopted by such entity’s members, board of directors or board of managers (or other similar body) or any committee of the board of directors or board of managers (or other similar body) of such entity. Section 3.1 of the Neptune Disclosure Letter sets forth each Neptune Entity.
3.2 Authority; Enforceability.
(a) Neptune has the requisite power and authority to execute and deliver this Agreement and the other Transaction Agreements and, subject to receipt of the Neptune Stockholder Approval, to consummate the transactions contemplated by this Agreement and the Transaction Agreements. The execution and delivery by Neptune of this Agreement and the other Transaction Agreements and the consummation by Neptune of the transactions contemplated by this Agreement and the other Transaction Agreements have been duly and validly authorized by Neptune, and, except for the Neptune Stockholder Approval, no other proceedings on the part of Neptune or its stockholders is necessary to authorize this Agreement or the other Transaction Agreements or to consummate the transactions contemplated by this Agreement or the other Transaction Agreements. The Neptune Board has, by unanimous vote of the Transaction Directors, (i) declared it advisable to enter into this Agreement, (ii) determined that this Agreement, the Transactions and the terms of the Stockholders Agreement and the Registration Rights Agreement are fair and in the best interests of Neptune and its stockholders, (iii) approved this Agreement, the Stockholders Agreement, the Registration Rights Agreement and the Transactions and (iv) determined to recommend that the holders of Neptune Common Stock vote to approve the Transactions and adopt this Agreement (the “Neptune Recommendation”). No Neptune stockholders or other holders of Equity Interests of Neptune have any dissenters’ rights or rights of appraisal relating to the Transactions or the Transaction Agreements.
(b) This Agreement and the other Transaction Agreements have been, or, in the case of the Transaction Agreements to be delivered after the Execution Date, will be, duly executed and delivered by Neptune, and, assuming the due authorization, execution and delivery by Panther Entities, this Agreement and the other Transaction Agreements constitute the valid and binding obligation of Neptune, enforceable against Neptune in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to legal principles of general applicability governing the availability of equitable remedies, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, “Creditors’ Rights”).
3.3 Non-Contravention.   The execution, delivery and performance of this Agreement and the other Transaction Agreements by Neptune and, subject to the receipt of the Neptune Stockholder Approval, the consummation by Neptune of the Transactions do not and will not (a) result in any breach or violation of any provision of the Organizational Documents of any Neptune Entity; (b) constitute a default (or an Event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any Contract to which any Neptune Entity is a party or by which any property or asset of any Neptune Entity is bound or affected; (c) assuming compliance with the matters referred to in Section 3.4, violate any Law to which any Neptune Entity is subject or by which any Neptune Entity’s properties or assets are bound; or (d) constitute (with or without the giving of notice or the passage of time or both) an Event which would result in the creation of any Encumbrance (other than Permitted Encumbrances) on any asset of any Neptune Entity, except, in the cases of clauses (b), (c) and (d), for such defaults or rights of termination, cancellation, amendment, acceleration, violations or Encumbrances as would not reasonably be expected to have, individually or in the aggregate, a Neptune Material Adverse Effect or to prevent, materially delay or materially impair the ability of Neptune to perform its obligations under this Agreement or the consummation of the Transactions.
3.4 Approvals of Governmental Entities and Third Parties.   No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Person or Governmental Entity is necessary for the consummation by Neptune of the Transactions, other than (a) filings and clearances required under the HSR Act, the Competition Act of Canada and the Austrian Cartel Act, (b) in connection or in compliance with the Exchange Act or the Securities Act, (c) applicable state securities and “blue sky” Laws, (d) the Neptune Stockholder Approval and (e) such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Neptune Material Adverse Effect or to prevent, materially delay or materially impair the ability of Neptune to perform its obligations under this Agreement or the Transactions.
3.5 Capitalization.
(a) The authorized capital stock of Neptune consists of 101,000,000 shares, consisting of (i) 100,000,000 shares of Neptune Common Stock, par value $0.01 per share, and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share (“Neptune Preferred Stock”). As of the Execution Date: (A) 66,203,841 shares of Neptune Common Stock were issued and outstanding (including 47,490 shares of Neptune Common Stock subject to outstanding Neptune restricted stock awards (“Neptune Restricted Stock Award”)), (B) no shares of Neptune Preferred Stock were issued and outstanding, (C) 214,971 shares of Neptune Common Stock were subject to outstanding Neptune Stock Options, (D) 445,043, shares of Neptune Common Stock were subject to outstanding Neptune RSU Awards, (E) 1,960,195 shares of Neptune Common Stock were subject to outstanding Neptune PSU Awards (assuming applicable performance goals are achieved at maximum) and (F) 60,813 shares of Neptune Common Stock were reserved in treasury for issuance in connection as deferred compensation. Except as set forth in this Section 3.5(a) and for the Equity Interests that may be granted or issued by Neptune following the Execution Date pursuant to Section 5.1(b), Neptune has no other Equity Interests authorized, issued and/or outstanding.
(b) All of the outstanding shares of Neptune Common Stock are duly authorized and validly issued in accordance with the Organizational Documents of Neptune, as applicable, and are, or will be when issued, fully paid and nonassessable and have not been, or will not be when issued, issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. All of the issued and outstanding Equity Interests in each Subsidiary of Neptune are authorized and validly issued in accordance with the Organizational Documents of such Neptune Entity and are fully paid (to the extent required under the Organizational Documents of such Neptune Entity) and nonassessable and have not been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. All of the issued and outstanding Equity Interests in each Subsidiary of Neptune is owned by the Persons set forth in Section 3.5(b) of the Neptune Disclosure Letter named as owning such interests free and clear of all Encumbrances other than (i) transfer restrictions imposed by federal and state securities Laws and (ii) any transfer restrictions contained in the Organizational Documents of the Neptune Entities, none of which apply to the Transactions. As of the Execution Date and the Closing Date, Neptune owns, directly or indirectly, all of the outstanding Equity Interests in each other Neptune Entity free and clear of all Encumbrances other than (A) transfer restrictions imposed by federal and state securities Laws and (B) any transfer restrictions contained in the Organizational Documents of the Neptune Entities.
(c) Except as set forth in the Organizational Documents of Neptune and except as otherwise provided in Section 3.5(a), there are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate any of the Neptune Entities to issue or sell any Equity Interests or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any Equity Interests in any of the Neptune Entities, and no securities or obligations evidencing such rights are authorized, issued or outstanding.
(d) No Neptune Entity has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the holders of Equity Interests in any Neptune Entity on any matter.
(e) There are no voting trusts or other agreements or understandings to which any Neptune Entity is a party with respect to the voting or registration of the limited liability company interest or other Equity Interest of any Neptune Entity.
(f) Except with respect to the ownership of any equity or long-term debt securities between or among the Neptune Entities, none of the Neptune Entities owns, directly or indirectly, any equity or long-term debt securities of any Person.
3.6 Compliance with Law.   Except for Environmental Laws, Laws requiring the obtaining or maintenance of a Permit, Tax matters, Laws relating to employee benefits, employment and labor matters, and Laws relating to regulatory and compliance matters, which are the subject of Sections 3.11, 3.14, 3.15 and 3.16, respectively, and except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Neptune Material Adverse Effect, (a) each Neptune Entity is in compliance with all applicable Laws, (b) none of the Neptune Entities has received written notice from any Governmental Entity regarding any violation of any applicable Law and (c) none of the Neptune Entities has received written notice that it is under investigation by any Governmental Entity for potential noncompliance with any Law.
3.7 Neptune SEC Reports; Financial Statements.
(a) Neptune has timely furnished or timely filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by Neptune with the SEC since January 1, 2017 (such documents being collectively referred to as the “Neptune SEC Documents”). Each Neptune SEC Document (i) at the time filed, complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Neptune SEC Document, and (ii) did not contain at the time it was filed (or if amended or superseded by a filing or amendment prior to the Execution Date, then at the time of such filing or amendment) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) Each of the consolidated financial statements of Neptune included (i) in any report, schedule, form, statement and other document (including exhibits and other information incorporated therein) furnished or filed with the SEC on or after December 22, 2015 and prior to January 1, 2017, or (ii) in the Neptune SEC Documents (such financial statements included in either of clause (i) or (ii) “Neptune Financial Statements”) complied at the time it was filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented thereby and fairly presents in all material respects the consolidated financial position and operating results, equity and cash flows of Neptune and its consolidated Subsidiaries as of, and for the periods ended on, the respective dates thereof, subject, however, in the case of unaudited financial statements, to normal year-end audit adjustments.

(c) Neptune has established and maintains a system of internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 or Rule 15d-15, as applicable, under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Neptune, including its consolidated Subsidiaries, required to be disclosed by Neptune in the reports that it files or submits under the Exchange Act is accumulated and communicated to Neptune’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Neptune in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. Neptune’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to Neptune’s auditors and the audit committee of the Neptune Board (x) all significant deficiencies in the design or operation of internal controls of financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect Neptune’s ability to record, process, summarize and report financial information and (y) any fraud, known to such officers, whether or not material, that involves management or other employees who have a significant role in Neptune’s internal controls. The principal executive officer and the principal financial officer of Neptune have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Neptune SEC Documents, and the statements contained in such certifications were complete and correct as of the dates they were made.
(d) None of the Neptune Entities has any liability, whether accrued, contingent, absolute or otherwise, that would be required to be included in the financial statements of Neptune and its consolidated Subsidiaries under GAAP or of any nature, except for (i) liabilities set forth in the consolidated balance sheet dated as of April 29, 2018 or the notes thereto contained in the Neptune Financial Statements; (ii) liabilities that have arisen since April 29, 2018, in the ordinary course of business; (iii) liabilities or obligations incurred in connection with the transactions contemplated hereby; and (iv) liabilities which would not reasonably be expected to have, individually or in the aggregate, a Neptune Material Adverse Effect.
3.8 Absence of Certain Changes.   Except as expressly contemplated by this Agreement, since January 28, 2018, (a) through the Execution Date, the Neptune Entities have operated their business in all material respects only in the ordinary course of business and consistent with past practice, (b) through the Execution Date, no Neptune Entity has taken or agreed to take any action that, if taken during the period from the Execution Date to the Effective Time, would constitute a breach of Section 5.1(b)(ii), (iii), (iv), (v), (ix), (x), (xi), (xii), (xiii), (xiv) or (xviii) and (c) through the Effective Time, there has not been any Event, occurrence or development which has had, or would be reasonably expected to have, individually or in the aggregate, a Neptune Material Adverse Effect.
3.9 Real Property.
(a) Section 3.9(a) of the Neptune Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of all of the real property owned by the Neptune Entities (the “Neptune Owned Real Property”). The Neptune Entities have fee simple, insurable title to all Neptune Owned Real Property, free and clear of all Encumbrances, except Permitted Encumbrances. For purposes of the preceding sentence, “insurable title” means such title as a nationally recognized title insurance company would insure subject to its customary standard exclusions and exceptions and other exceptions that would not materially affect the operations of the Neptune Entities as conducted on the Neptune Owned Real Property as of the date hereof, so long as the insured complies with all obligations of the insured with respect to such title insurance commitment and the insured pays all title insurance and endorsement premiums and all other costs, fees and expenses of the title insurance company. There are no outstanding Contracts, options, rights of first offer or rights of first refusal in favor of any third parties to purchase or otherwise acquire any Neptune Owned Real Property or any portion thereof or interest therein.
(b) Section 3.9(b) of the Neptune Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of all of the real property leased or subleased by the Neptune Entities (the “Neptune Leased Real Property”) and each lease or other agreement pursuant to which the Neptune

Entities lease or otherwise occupy any Neptune Leased Real Property (each, together with all amendments, modifications and agreements related thereto, a “Neptune Real Property Lease”). A Neptune Entity has a valid leasehold or subleasehold (as applicable) interest in all Neptune Leased Real Property, free and clear of all Encumbrances, except Permitted Encumbrances. All Neptune Real Property Leases are in full force and effect and are enforceable in accordance with their respective terms, subject to the effect of any applicable Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law), except as would not reasonably be expected to have, individually or in the aggregate, a Neptune Material Adverse Effect.
(c) The Neptune Entities are not in default or otherwise in breach under any Neptune Real Property Lease and, to the Knowledge of Neptune, no other party is in default or otherwise in breach thereof, except for breaches or defaults that would not reasonably be expected to be, individually or in the aggregate, material to Neptune. No party to any Neptune Real Property Lease has notified the Neptune Entity party thereto in writing that it is exercising any termination right with respect thereto, and, to the Knowledge of Neptune, there is no outstanding dispute, oral agreement or forbearance program in effect with respect to any Neptune Real Property Lease, except as would not reasonably be expected to be, individually or in the aggregate, material to Neptune. The delivery and execution of this Agreement and the consummation of the transactions contemplated hereby do not require the consent of the landlord or any other Person under any Neptune Real Property Lease. Neptune has made available to Panther a true, correct and complete copy of each Neptune Real Property Lease.
(d) With respect to each Neptune Owned Real Property and each Neptune Leased Real Property, except as would not reasonably be expected to have, individually or in the aggregate, a Neptune Material Adverse Effect, (i) the Neptune Entities have not leased, subleased or otherwise granted anyone the right to use or occupy any portion thereof, (ii) all improvements thereon that are used or occupied by the Neptune Entities are in good operating condition and repair (ordinary wear and tear excepted) and sufficient for the Neptune Entities’ use or occupancy of such properties and (iii) as of the date hereof, there is no pending or, to the Knowledge of Neptune, threatened condemnation or other eminent domain proceeding affecting any portion thereof, nor any sale or other disposition in lieu of condemnation.
3.10 Intellectual Property.   Except as would not reasonably be expected to have, individually or in the aggregate, a Neptune Material Adverse Effect:
(a) The Neptune Entities own, license, sublicense or otherwise possess legally enforceable rights to use all Intellectual Property necessary to conduct the business of the Neptune Entities, as currently conducted (in each case excluding generally commercially available, off-the-shelf software programs).
(b) The execution and delivery of this Agreement by Neptune and the consummation by Neptune of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify (i) any license, sublicense or other agreement relating to any Intellectual Property owned by any Neptune Entity that is material to the business of the Neptune Entities, as currently conducted (the “Neptune Intellectual Property”) or (ii) any license, sublicense and other agreement as to which any Neptune Entity is a party and pursuant to which such Neptune Entity is authorized to use any third-party Intellectual Property that is material to the business of the Neptune Entities, as currently conducted, excluding generally commercially available, off-the-shelf software programs.
(c) All material issued patents and registrations for trademarks, service marks, domain names and copyrights, and related applications, included in the Neptune Intellectual Property are set forth on Section 3.10(c) of the Neptune Disclosure Letter. The Neptune Intellectual Property is subsisting and has not expired, has not been held invalid or unenforceable and has not been cancelled.
(d) To Neptune’s Knowledge, the conduct of the business of the Neptune Entities, as currently conducted, does not infringe, violate or constitute a misappropriation of any valid Intellectual Property of any third party, and has not, since January 1, 2016. Since January 1, 2016, no Neptune Entity has

received any written claim or notice from any Person (i) alleging any such infringement, violation or misappropriation or (ii) advising that such Person is challenging or threatening to challenge the ownership, use, validity or enforceability of any Neptune Intellectual Property.
(e) To Neptune’s Knowledge, no third party is, or since January 1, 2016 has been, infringing, violating or misappropriating any of Neptune Intellectual Property in any material respect.
(f) The Neptune Entities have implemented commercially reasonable measures to maintain the validity of the Neptune Intellectual Property and the confidentiality of the Neptune Intellectual Property of a nature that Neptune intends to keep confidential.
(g) The Neptune IT Systems are in good repair and operating condition in all material respects and are adequate and suitable for the purposes for which they are being used or held for use. To Neptune’s Knowledge, the Neptune IT Systems do not contain any malware or virus that would reasonably be expected to interfere with the ability of any Neptune Entity to conduct its business as currently conducted.
3.11 Environmental Matters.
(a) Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Neptune Material Adverse Effect:
(i) each of the Neptune Entities and its assets, real properties and operations are and, during the two (2) years preceding the Execution Date, have been, in compliance with all applicable Environmental Laws;
(ii) each of the Neptune Entities possesses all Environmental Permits required for their operations as currently conducted and is in compliance with the terms of such Environmental Permits, and such Environmental Permits are in full force and effect and are not subject to any pending or, to the Knowledge of Neptune, threatened Proceeding;
(iii) none of the Neptune Entities nor any of their properties or operations or any person or entity whose liability any of the Neptune Entities has retained or assumed either contractually or by operation of Law, are subject to any pending or, to the Knowledge of Neptune, threatened Proceeding arising under any Environmental Law, nor has any Neptune Entity received any written and pending notice, order or complaint from any Person alleging a violation of or liability arising under any Environmental Law; and
(iv) there has been no Release of Hazardous Substances on, at, under, to, or from any of the properties of the Neptune Entities or, to the Knowledge of Neptune, any offsite properties, or from or in connection with the Neptune Entities’ operations in a manner that would reasonably be expected to give rise to any uninsured liability pursuant to any Environmental Law.
(b) Neptune has made available to Panther complete and accurate copies of all reports, studies, investigations and audits that are in Neptune’s possession or control, have been prepared within the two (2) years preceding the Execution Date, and that address any (i) condition of the Neptune Entities’ assets, properties or operations, (ii) noncompliance by any Neptune Entity with Environmental Laws, or (iii) liabilities that the Neptune Entities may have incurred pursuant to Environmental Laws, in each case with respect to clauses (i), (ii) and (iii) to the extent that such matter would reasonably be expected to result in a Neptune Material Adverse Effect.
(c) Except with respect to Sections 3.7, 3.8 and 3.17, this Section 3.11 represents Neptune’s sole representations and warranties with respect to environmental matters.
(d) None of the Neptune Entities is subject to any judgment, order or decree or any indemnity obligation with any other Person that would reasonably be expected to result in liabilities under applicable Environmental Laws or concerning Hazardous Substances, in each case to the extent that such matter would reasonably be expected to result in a Neptune Material Adverse Effect.

3.12 Material Contracts.
(a) As of the Execution Date, except for those Contracts set forth in Section 3.12(a) of the Neptune Disclosure Letter and excluding any Neptune Benefit Plans, none of the Neptune Entities is a party to or bound by any Contract that:
(i) other than any employment agreement, includes any Affiliate of the Neptune Entities (other than any Neptune Entity) or any director or officer of the Neptune Entities, or any of their respective family members or Persons in which any of them have, directly or indirectly, a material interest (any such Person, a “Neptune Related Person”) (other than the Neptune Entities), as a counterparty or third-party beneficiary;
(ii) contains any provision or covenant which (A) materially restricts any Neptune Entity or any Affiliate thereof from engaging in any lawful business activity or competing with any Person, or (B) would, after the Effective Time, materially restrict Panther and its Affiliates from engaging in any lawful business activity or competing with any Person;
(iii) (A) relates to the creation, incurrence, assumption, or guarantee of any Indebtedness by any Neptune Entity, (B) creates a capitalized lease obligation or any financial obligation under a hedge, swap or similar agreement (except, in the cases of clauses (A) and (B), any such Contract with an aggregate principal amount or current termination value not exceeding $10,000,000 and except any transactions solely among the Neptune Entities) or (C) any Contract that obligates Neptune or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in excess of  $10,000,000 in, any Person (other than Neptune or any of its Subsidiaries);
(iv) other than with respect to any partnership that is wholly owned by the Neptune Entities, taken as whole, is in respect of the formation of any partnership, limited liability company agreement or joint venture or otherwise relates to the joint ownership or operation of the assets owned by any Neptune Entity, in each case, that is material to the Neptune Entities, taken as a whole;
(v) includes the acquisition or sale of assets with a book value in excess of  $5,000,000 (whether by merger, sale of stock, sale of assets or otherwise);
(vi) is an acquisition Contract that contains an “earn-out” or other contingent payment obligations, or remaining indemnity or similar obligations that would be reasonably expected to result in payments after the Execution Date by the Neptune Entities in excess of  $10,000,000;
(vii) relates to any interest rate, derivatives or hedging transactions in the nominal amount of $1,000,000 or more;
(viii) involves a sharing of profits, losses, costs or liabilities by any Neptune Entity with any other Person or pursuant to which any Neptune Entity has agreed to guarantee the performance obligations of any other Person (other than another Neptune Entity);
(ix) otherwise involves the annual payment by or to any Neptune Entity of more than $10,000,000 and cannot be terminated by the Neptune Entities on ninety (90) days’ or less notice without payment by the Neptune Entities of any penalty;
(x) (A) expressly obligates Neptune or its Subsidiaries (or following the Closing, the Surviving Corporation or its Subsidiaries) to conduct business with any third party on a preferential or exclusive basis; (B) contains “most favored nation” or similar covenants; or (C) requires Neptune or any of its Subsidiaries to “take or pay” with respect to the purchase of any goods or services, in each of clauses (A), (B) and (C), where such obligation, covenant or requirement, respectively, is material to Neptune and its Subsidiaries, taken as a whole;
(xi) grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of Neptune or its Subsidiaries;

(xii) is required to be included as an exhibit to Neptune’s Annual Report on Form 10-K pursuant to Items 601(b)(2), (4), (9) or (10) of Regulation S-K of the SEC;
(xiii) is a Neptune Real Property Lease;
(xiv) is a Contract with any customer from whom the Neptune Entities, together, received revenue in excess of  $10,000,000 during fiscal year 2017;
(xv) is a Contract with any vendor to whom the Neptune Entities, together, paid in excess of $10,000,000 during fiscal year 2017;
(xvi) requires future capital expenditures in an amount in excess of  $10,000,000;
(xvii) is a contract with any Governmental Entity (other than licenses and Permits obtained in the ordinary course of business);
(xviii) is an agreement that restricts or grants rights to use or practice rights under Intellectual Property material to the business of the Neptune Entities (other than licenses to generally commercially available software programs); or
(xix) is material to Neptune but otherwise not of a type described in clauses (i) through (xviii) above.
(b) Each Contract required to be disclosed pursuant to Section 3.12(a) (collectively, the “Neptune Material Contracts”) has been made available to Panther, and, except as would not reasonably be expected to have, individually or in the aggregate, a Neptune Material Adverse Effect, each Neptune Material Contract is a valid and binding obligation of the applicable Neptune Entity, and is in full force and effect and enforceable in accordance with its terms against such Neptune Entity and, to the Knowledge of Neptune, the other parties thereto, except, in each case, as enforcement may be limited by Creditors’ Rights.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Neptune Material Adverse Effect, none of the Neptune Entities nor any other party to any Neptune Material Contract is in default or breach under the terms of any Neptune Material Contract and no Event has occurred that with the giving of notice or the passage of time or both would constitute a breach or default by such Neptune Entity or, to the Knowledge of Neptune, any other party to any Neptune Material Contract, or would permit termination, modification or acceleration under any Neptune Material Contract.
3.13 Legal Proceedings.   Other than with respect to Proceedings arising under Environmental Laws, which are the subject of Section 3.11, or Tax matters, which are the subject of Section 3.15, there are no material Proceedings pending or, to the Knowledge of Neptune, threatened against the Neptune Entities. There is no material judgment, order or decree outstanding against any Neptune Entity. To the Knowledge of Neptune, as of the Execution Date, no officer or director of any Neptune Entity is a defendant in any Proceeding in connection with his or her status as an officer or director of any Neptune Entity. No Neptune Entity nor any of their respective properties or assets is or are subject to any material judgment, order or decree of a Governmental Entity.
3.14 Permits.   Other than with respect to Permits issued pursuant to or required under Environmental Laws, the Neptune Entities have all Permits as are necessary to use, own and operate their assets in the manner such assets are currently used, owned and operated by the Neptune Entities, except where the failure to have such Permits would not reasonably be expected to have, individually or in the aggregate, a Neptune Material Adverse Effect.
3.15 Taxes.   Except as would not reasonably be expected to have, individually or in the aggregate, a Neptune Material Adverse Effect:
(a) All Tax Returns required to be filed by any of the Neptune Entities have been timely filed (taking into account extensions of time for filing), each such Tax Return is complete and correct, and all Taxes that are due and payable from any of the Neptune Entities (including Taxes required to be withheld from payments to employees, creditors, equityholders or other Persons) have been paid in full.

(b) There is no written claim (other than claims being contested in good faith through appropriate proceedings and for which adequate reserves have been made in accordance with GAAP) against any of the Neptune Entities for any Taxes, and no assessment, deficiency, or adjustment has been asserted or proposed in writing with respect to any Taxes or Tax Returns of any of the Neptune Entities.
(c) There are no Encumbrances for Taxes (other than Permitted Encumbrances) on the assets of any Neptune Entity.
(d) No audits or other administrative or judicial Proceedings are being conducted, are pending, or have been threatened in writing with respect to any Taxes or Tax Returns of any of the Neptune Entities.
(e) There are no outstanding agreements or waivers extending the applicable statutory periods of limitations for the assessment or payment of any Tax by any Neptune Entity.
(f) No Neptune Entity has requested, has received, or is subject to any written ruling of a taxing authority that will be binding on it for any taxable period beginning on or after the Closing Date or has entered into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law).
(g) None of the Neptune Entities (i) has been a member of an affiliated, consolidated, combined, or unitary group (other than a group the common parent of which is or was a Neptune Entity) for federal, state, local or foreign Tax purposes, or (ii) is a party to any Tax sharing, Tax allocation or similar agreement (other than any Tax sharing or indemnification provisions contained in any agreement (A) solely among the Neptune Entities or (B) entered into in the ordinary course of business and not primarily relating to Taxes (e.g., leases, credit agreements or other commercial agreements)).
(h) No Neptune Entity is liable for the Taxes of any other Person as a result of successor liability or transferee liability (whether pursuant to Treasury Regulations Section 1.1502-6 or any similar provision of state, local, or foreign Law or otherwise).
(i) None of the Neptune Entities has participated, or is currently participating, in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
(j) None of the Neptune Entities has constituted a “distributing corporation” or a “controlled corporation” (or a successor thereto) in a distribution of stock intended to qualify for tax-free treatment under Section 355(a) of the Code in the two (2) years prior to the date of this Agreement.
(k) None of the Neptune Entities is aware of the existence of any facts, or has taken or agreed to take any action, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.15 and in Section 3.16 are the sole and exclusive representations and warranties of the Neptune Entities with respect to Taxes.
3.16 Employee Benefits; Employment and Labor Matters.
(a) Section 3.16(a) of the Neptune Disclosure Letter contains a true and complete list of each material Neptune Benefit Plan. With respect to each material Neptune Benefit Plan, true and complete copies of each of the following documents, to the extent applicable, have been made available to the Panther: (i) each Neptune Benefit Plan, and (ii) as applicable to each Neptune Benefit Plan, (A) the summary plan description, (B) the most recent determination letter (or opinion letter, as applicable), (C) the most recent actuarial report, related trusts, insurance or group annuity Contracts, (D) correspondence to or from any Governmental Entity, (E) administrative service agreements, and (F) each other funding or financing arrangement relating to any plan, including, in each case, all amendments, modifications or supplements thereto.

(b) Except for matters that would not reasonably be expected to have, individually or in the aggregate a Neptune Material Adverse Effect:
(i) each Neptune Benefit Plan has been established, operated and administered in compliance with its terms and applicable Law (including ERISA and the Code);
(ii) as to any Neptune Benefit Plan intended to be qualified under Section 401 of the Code, such plan has received a favorable determination letter or opinion letter, as applicable, from the IRS to such effect (or has applied or has time remaining to apply for such letter) and, to the Knowledge of Neptune, no Event has occurred since the date of such determination letter that would reasonably be expected to adversely affect the qualified status of any such Neptune Benefit Plan;
(iii) all contributions (including employer contributions and employee salary reduction contributions) that are due and owing to each Neptune Benefit Plan have been timely paid or accrued in accordance with GAAP; and
(iv) there are no unresolved claims or disputes (pending or threatened) under the terms of, or in connection with, any Neptune Benefit Plan other than routine undisputed claims for benefits.
(c) No Neptune Entity nor any ERISA Affiliate of any Neptune Entity maintains or contributes to an employee welfare benefit plan that provides health or life insurance or other welfare benefits to retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code or for coverage through the end of the month of termination or during an applicable severance period).
(d) (i) Each Multiemployer Plan to which any Neptune Entity or any ERISA Affiliate of any Neptune Entity has, at any time during the preceding six (6) years, contributed to, been required to contribute to or had any liability with respect to, is set forth on Section 3.16(d) of the Neptune Disclosure Letter. (ii) No Neptune Entity nor any ERISA Affiliate of any Neptune Entity has, at any time during the preceding six (6) years, contributed to, been required to contribute to or had any liability with respect to any Multiemployer Plan or a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. (iii) No Neptune Entity nor any ERISA Affiliate of any Neptune Entity has incurred any direct or indirect liability under Title IV of ERISA in connection with the termination of or withdrawal from a Multiemployer Plan which remains unsatisfied.
(e) With respect to each Neptune Benefit Plan or any ongoing, frozen or terminated “single employer plan” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Neptune Entity or any affiliate of a Neptune Entity that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code: (i) no such plan is in “at-risk” status for purposes of Section 430 of the Code, (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iii) all premiums required to be paid to the PBGC have been timely paid in full, (iv) the PBGC has not instituted Proceedings to terminate any such Neptune Benefit Plan, (v) to the Knowledge of Neptune, the most recent actuarial report for such Neptune Benefit Plan is accurate in all material respects and (vi) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived. During the immediately preceding six (6) years, no liability under Section 302 or Title IV of ERISA has been incurred by any Neptune Entity or any ERISA Affiliate of a Neptune Entity that has not been satisfied in full.
(f) No Event has occurred and, to the Knowledge of Neptune, there currently exists no condition or circumstances that would subject any Neptune Entity to any Controlled Group Liability with respect to any employee benefit plan that is not a Neptune Benefit Plan.
(g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event): (i) entitle any current or former employee, officer or director of any Neptune Entity to any payment or benefit (or result in the funding of any such payment or benefit) under any Neptune Benefit Plan; (ii) increase the amount of any compensation or benefits otherwise payable by any Neptune Entity under any Neptune Benefit Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any compensation or benefits under any Neptune Benefit Plan; (iv) result in any “excess parachute payment” (within the meaning of Section 280G of the Code) becoming due to any current or former employee, officer or director of any Neptune Entity; or (v) limit or restrict the right of any Neptune Entity to merge, amend or terminate any Neptune Benefit Plan.
(h) No Neptune Entity is a party to, or is otherwise obligated under, any plan, policy, agreement or arrangement that provides for the gross-up or reimbursement of Taxes imposed under Section 409A or 4999 of the Code (or any corresponding provisions of state or local Law relating to Tax).
(i) With respect to each Neptune Benefit Plan sponsored, maintained or contributed to for employees who primarily provide services in jurisdictions outside of the United States (each, a “Neptune Foreign Benefit Plan”), except as would not have, individually or in the aggregate, a Neptune Material Adverse Effect, (i) all contributions required to have been made under such Neptune Foreign Benefit Plans have been timely made and all liabilities thereunder have been properly accrued on the most recent financial statements of the Neptune Entities and (ii) each Neptune Foreign Benefit Plan that is intended to or required by Law to be funded and/or book-reserved is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.
(j) Each of the Neptune Entities (i) is in material compliance with all applicable Laws regarding labor and employment, including all Laws relating to employment discrimination, non-retaliation, labor relations, payment of wages and overtime, leaves of absence, employment Tax and social security, occupational health and safety, recordkeeping, and immigration; (ii) has not, any time within the six (6) months preceding the Execution Date, had any “plant closing” or “mass layoff” (as defined by the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”)) or other terminations of employees that would create any obligations upon or liabilities for any Neptune Entity under the WARN Act or similar state and local Laws; (iii) is not subject to any material disputes pending, or, to the Knowledge of Neptune, threatened, by any of its prospective, current, or former employees, independent contractors or Governmental Entity relating to the engagement of employees or independent contractors by any Neptune Entity; and (iv) is not subject to any material judgment, order or decree with or relating to any present or former employee, independent contractor or any Governmental Entity relating to claims of discrimination, wage or hour practices, or other claims in respect to employment or labor practices and policies.
(k) Section 3.16(k) of the Neptune Disclosure Letter sets forth a list of each collective bargaining agreement or other agreement between any Neptune Entity and any labor union or similar representative or potential representative of employees. None of the Neptune Entities has experienced any strike, slowdown, work stoppage, boycott, picketing, lockout, or material grievance, claim of unfair labor practices, or other collective bargaining or labor dispute within the past three (3) years and there are no current union representation questions or petitions or organizing campaigns involving employees of any Neptune Entity and, to the Knowledge of Neptune, no such questions, petitions or campaigns are threatened.
3.17 Insurance.   Except as would not reasonably be expected to have, individually or in the aggregate, a Neptune Material Adverse Effect, (a) each insurance policy under which the Neptune Entities is an insured or otherwise the principal beneficiary of coverage (collectively, the “Neptune Insurance Policies”) is in full force and effect, all premiums due thereon have been paid in full and the Neptune Entities are in compliance with the terms and conditions of such Neptune Insurance Policy; (b) no Neptune Entity is in breach or default under any Neptune Insurance Policy; and (c) no Event has occurred which, with notice or lapse of time, would constitute such breach of default, or permit termination or modification, under any Neptune Insurance Policy.
3.18 Required Vote of the Neptune Stockholders.   The Neptune Stockholder Approval is the only vote of holders of securities of Neptune that is required to approve this Agreement and the Transactions.
3.19 State Anti-Takeover Statutes.   The Neptune Board, acting through the Transaction Directors, has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable Law are not applicable to the Transaction Agreements and the transactions contemplated hereby and thereby and that no Holder will become an “interested stockholder” (as defined in such Section) as a result of the Transactions.
3.20 Related Party Transactions.   Except for Neptune Benefit Plans, (a) the Neptune Entities are not, directly or indirectly, a party to, and have no continuing obligations under, any agreement (oral or written), arrangement or transaction with, or involving, or have made any commitment to any Neptune Related Person with respect to which the Neptune Entities have or will have, following the Closing Date, any liability and (b) no Affiliate of the Neptune Entities (other than any Neptune Entity) or director or officer of the Neptune Entities has, directly or indirectly, any interest in any asset, right or property (real or personal, tangible or intangible) used by the Neptune Entities (each such matter described in this Section 3.20, a “Related Party Transaction”).
3.21 Broker’s Fee.   Except for the fees payable to Evercore Group L.L.C. (the “Neptune Financial Advisor”), which shall be paid by Neptune, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any Neptune Entity.
3.22 Opinion of Financial Advisor.   The Neptune Board has received the Neptune Fairness Opinion from the Neptune Financial Advisor.
3.23 Information Supplied.   None of the information supplied or to be supplied by Neptune for inclusion or incorporation by reference in a proxy statement to be filed in connection with the Merger by Neptune (together with any amendments thereof or supplements thereto, the “Proxy Statement”) and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the meeting of the stockholders of Neptune to adopt the Merger and approve the Transactions (the “Neptune Stockholder Meeting”) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading.
3.24 Customers and Suppliers.   Section 3.24 of the Neptune Disclosure Letter lists the ten (10) largest customers and the ten (10) largest suppliers of Neptune, based on revenues generated during the fiscal year ended October 29, 2017 (as to customers) and expenditures made during the fiscal year ended October 29, 2017 (as to suppliers). As of the date of this Agreement, no customer or supplier listed on Section 3.24 of the Neptune Disclosure Letter has ceased doing business with Neptune and no Neptune Entity has received, from any such customer or supplier, to the Knowledge of Neptune, written notice terminating (or expressly stating the intent to terminate) such customer’s or supplier’s relationship with any Neptune Entity.
3.25 Warranties/Product Liability.
(a) All products that have been licensed, leased, developed, manufactured, marketed, sold or distributed by any Neptune Entity (the “Neptune Products”), conform with (i) all applicable contractual commitments and all applicable warranties, (ii) the product specifications published by Neptune, and (iii) regulations, certification standards and other requirements of any applicable Governmental Entity or third party, in each case, other than warranty claims in the ordinary course of business consistent with past practice and except as would not reasonably be expected, individually or in the aggregate, to have a Neptune Material Adverse Effect.
(b) Since January 1, 2016, (i) there have not been, and currently are no, defects or deficiencies in the Neptune Products that have had or would reasonably be expected to have a Neptune Material Adverse Effect and (ii) there has not been, nor is there under consideration by any Neptune Entity, any recall, market withdrawal or replacement, safety alert, notification to any Governmental Entity or post-sale warning of a material nature concerning any Neptune Product.
3.26 No Other Representations or Warranties.   Except for the representations and warranties contained in Article IV, Neptune agrees and acknowledges that neither Panther nor any Person on behalf of Panther makes any other express or implied representation or warranty with respect to Panther or any of its Subsidiaries or with respect to any other information provided or made available to Neptune in connection with this Agreement or the Transactions, including information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions or other forward-looking information, and Panther shall not have any liability to Neptune resulting from Neptune’s reliance on any such information.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PANTHER
Except as (a) disclosed in the Panther SEC Documents publicly filed with or publicly furnished to the SEC on or after January 1, 2017 and prior to the Execution Date (excluding any disclosures included in any “risk factor” or “forward-looking information” section of such Panther SEC Documents) or (b) set forth in the disclosure letter delivered to Neptune on the Execution Date (the “Panther Disclosure Letter”), which identifies items of disclosure by reference to a particular section or subsection of this Agreement (provided that any information set forth in one section of the Panther Disclosure Letter shall be deemed to apply to each other section or subsection thereof or hereof to which its relevance is reasonably apparent), Panther hereby represents and warrants to Neptune as follows:
4.1 Organization; Qualification.   Each Panther Entity is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Each Panther Entity (a) has all requisite organizational power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and (b) is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Panther Material Adverse Effect or to prevent, materially delay or materially impair the ability of Panther to perform its obligations under this Agreement or the Transactions. Panther has made available to Neptune true and complete copies of the Organizational Documents of each Panther Entity, as in effect on the Execution Date. There has been no violation of any of the provisions of the Organizational Documents of each Panther Entity, and no Panther Entity has taken any action that is inconsistent in any material respect with any resolution adopted by such entity’s members, board of directors or board of managers (or other similar body) or any committee of the board of directors or board of managers (or other similar body) of such entity. Section 4.1 of the Panther Disclosure Letter sets forth each Panther Entity.
4.2 Authority; Enforceability.
(a) Panther has all requisite entity power and authority to execute and deliver this Agreement and the other Transaction Agreements and to consummate the transactions contemplated by this Agreement and the other Transaction Agreements. The execution and delivery by Panther of this Agreement and the other Transaction Agreements and the consummation by Panther of the transactions contemplated by this Agreement and the other Transaction Agreements have been duly and validly authorized by Panther Board, and no other limited liability company proceedings on the part of Panther or its members (including, for the avoidance of doubt, any vote, approval or adoption of or by the members of Panther or holder of securities of Panther) is necessary to authorize this Agreement or the other Transaction Agreements to which Panther is a party or to consummate the transactions contemplated by this Agreement or the other Transaction Agreements to which it is a party. Panther Board has unanimously approved this Agreement and the Transactions. No holder of Panther Equity Interests has any dissenters’ rights or similar rights of appraisal relating to the Transactions or the Transaction Agreements.
(b) This Agreement and the other Transaction Agreements have been, or in the case of the Transaction Agreements to be delivered after the Execution Date, will be, duly executed and delivered by Panther and, assuming the due authorization, execution and delivery by Neptune, this Agreement and the other Transaction Agreements to which Panther is a party thereto constitute the valid and binding obligation of Panther, enforceable against Panther in accordance with its terms, except as such enforceability may be limited by Creditors’ Rights.
4.3 Non-Contravention.   The execution, delivery and performance of this Agreement and the other Transaction Agreements by Panther and the consummation by Panther of the Transactions do not and will not: (a) result in any breach or violation of any provision of the Organizational Documents of any Panther

Entity; (b) constitute a default (or an Event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time or both) under any of the terms, conditions or provisions of any Contract to which any Panther Entity is a party or by which any property or asset of any Panther Entity is bound or affected; (c) assuming compliance with the matters referred to in Section 4.4, violate any Law to which any Panther Entity is subject or by which any Panther Entity’s properties or assets is bound; or (d) constitute (with or without the giving of notice or the passage of time or both) an Event which would result in the creation of any Encumbrance (other than Permitted Encumbrances) on any asset of any Panther Entity, except, in the cases of clauses (b), (c) and (d) for such defaults or rights of termination, cancellation, amendment, acceleration, violations or Encumbrances as would not reasonably be expected to have, individually or in the aggregate, a Panther Material Adverse Effect or to prevent, materially delay or materially impair the ability of Panther to perform its obligations under this Agreement or the consummation of the Transactions.
4.4 Approvals of Governmental Entities and Third Parties.   No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Person or Governmental Entity is necessary for the consummation by any Panther Entity of the Transactions, other than (a) filings and clearances required under the HSR Act the Competition Act of Canada and the Austrian Cartel Act and (c) such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Panther Material Adverse Effect or to prevent, materially delay or materially impair the ability of Panther to perform its obligations under this Agreement or the Transactions.
4.5 Capitalization.
(a) Section 4.5(a) of the Panther Disclosure Letter sets forth a correct and complete description of the following: (i) all of the authorized, issued and outstanding Equity Interests in each of the Panther Entities; and (ii) the record and beneficial owners of each of the outstanding Equity Interests in each of the Panther Entities as of the Execution Date and the Closing Date. Except as set forth in Section 4.5(a) of the Panther Disclosure Letter, there are no other outstanding Equity Interests of any Panther Entity. All of the issued and outstanding Equity Interests in each of the Panther Entities have been duly authorized and validly issued in accordance with the Organizational Documents of such Panther Entity and are fully paid (to the extent required under the Organizational Documents of such Panther Entity) and nonassessable and have not been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. All of the issued and outstanding Equity Interests in each of the Panther Entities are owned by the Persons set forth in Section 4.5(a) of the Panther Disclosure Letter named as owning such interests free and clear of all Encumbrances other than (i) transfer restrictions imposed by federal and state securities Laws and (ii) any transfer restrictions contained in the Organizational Documents of the Panther Entities, none of which apply to the Transactions. As of the Execution Date and the Closing Date, Panther owns, directly or indirectly, all of the outstanding Equity Interests in each other Panther Entity free and clear of all Encumbrances other than (A) transfer restrictions imposed by federal and state securities Laws and (B) any transfer restrictions contained in the Organizational Documents of the Panther Entities. There are no outstanding Equity Interests in or of Panther other than the Panther LLC Interests.
(b) Except as set forth in the Organizational Documents of the Panther Entities and except as otherwise provided in Section 4.5(a), there are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate any of the Panther Entities to issue or sell any Equity Interests or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any Equity Interests in any of the Panther Entities, and no securities or obligations evidencing such rights are authorized, issued or outstanding.
(c) No Panther Entity has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of Equity Interests in any Panther Entity on any matter.

(d) There are no voting trusts or other agreements or understandings to which any Panther Entity is a party with respect to the voting or registration of the limited liability company interest or other Equity Interest of any Panther Entity.
(e) Except with respect to the ownership of any equity or long-term debt securities between or among Panther Entities, none of the Panther Entities owns, directly or indirectly, any equity or long-term debt securities of any Person. No Subsidiary of Panther owns any Equity Interests of Panther.
(f) (i) For each Holder, either (A) Panther has received and transmitted to Neptune an investor questionnaire certifying that such Holder is an Accredited Investor or (B) such Holder has represented in the Panther LLC Agreement that such Holder is an Accredited Investor, and (ii) there are fewer than thirty-five (35) Holders who are not Accredited Investors.
4.6 Compliance with Law.   Except for Environmental Laws, Laws requiring the obtaining or maintenance of a Permit, Tax matters, Laws relating to employee benefits, employment and labor matters, and Laws relating to regulatory and compliance matters, which are the subject of Sections 4.11, 4.14, 4.15 and 4.16, respectively, and except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Panther Material Adverse Effect, (a) each Panther Entity is in compliance with all applicable Laws, (b) no Panther Entity has received written notice from any Governmental Entity of any violation of any applicable Law and (c) none of the Panther Entities has received written notice that it is under investigation by any Governmental Entity for potential noncompliance with any Law.
4.7 Panther SEC Reports; Financial Statements.
(a) Ply Gem Holdings, Inc. timely furnished or timely filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by Panther with the SEC on or after January 1, 2017 (such documents being collectively referred to as the “Panther SEC Documents”). Each Panther SEC Document (i) at the time filed, complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Panther SEC Document, and (ii) did not contain at the time it was filed (or if amended or superseded by a filing or amendment prior to the Execution Date, then at the time of such filing or amendment) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) Panther has made available to Neptune copies of the Panther Financial Statements. The Panther Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented thereby and fairly present in all material respects the consolidated financial position and operating results, equity and cash flows of the Panther Entities on a consolidated basis, as of, and for the periods ended on, the respective dates thereof, subject, however, in the case of interim financial statements, to normal year-end audit adjustments.
(c) Section 4.7(c) of the Panther Disclosure Letter sets forth a statement of all of the Indebtedness, of the consolidated cash and cash equivalents, and the net debt position, in each case of Panther and the Panther Entities on a consolidated basis as of June 30, 2018, which statement is true, correct and complete in all material respect.
(d) Panther has established and maintains a system of internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 or Rule 15d-15, as applicable, under the Exchange Act); such disclosure controls and procedures are sufficient to provide reasonable assurance that: transactions are executed in accordance with management’s general or specific authorizations; transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; access to assets is permitted only in accordance with management’s general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Panther’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to Panther’s auditors and the audit committee of the Panther Board (x) all significant deficiencies in the design or operation of internal controls of financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect Panther’s ability to record, process, summarize and report financial information and (y) any fraud, known to such officers, whether or not material, that involves management or other employees who have a significant role in Panther’s internal controls. The principal executive officer and the principal financial officer of Ply Gem Holdings, Inc. made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to any documents filed by Ply Gem Holdings, Inc. with the SEC since January 1, 2017 that required any such certifications, and the statements contained in such certifications were complete and correct as of the dates they were made.
(e) None of the Panther Entities has any liability, whether accrued, contingent, absolute or otherwise, that would be required to be included in the financial statements of Panther and its consolidated Subsidiaries under GAAP or of any nature, except for (i) liabilities set forth on the consolidated balance sheet dated as of March 31, 2018 or the notes thereto contained in the Panther Financial Statements; (ii) liabilities that have arisen since March 31, 2018, in the ordinary course of business; (iii) liabilities or obligations incurred in connection with the transactions contemplated hereby; and (iv) liabilities which would not reasonably be expected to have, individually or in the aggregate, a Panther Material Adverse Effect.
4.8 Absence of Certain Changes.   Except as expressly contemplated by this Agreement, since March 31, 2018, (a) through the Execution Date, Panther Entities have operated their business in all material respects only in the ordinary course of business and consistent with past practice, (b) through the Execution Date, no Panther Entity has taken or agreed to take any action that, if taken during the period from the Execution Date to the Effective Time, would constitute a breach of Section 5.2(b)(ii), (iii), (iv), (v), (ix), (x), (xi), (xii), (xiii), (xiv) or (xviii) and (c) through the Effective Time, there has not been any Event, occurrence or development which has had, or would be reasonably expected to have, individually or in the aggregate, a Panther Material Adverse Effect.
4.9 Real Property.
(a) Section 4.9(a) of the Panther Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of all of the real property owned by the Panther Entities (the “Panther Owned Real Property”). The Panther Entities have fee simple, insurable title to all Panther Owned Real Property, free and clear of all Encumbrances, except Permitted Encumbrances. For purposes of the preceding sentence, “insurable title” means such title as a nationally recognized title insurance company would insure subject to its customary standard exclusions and exceptions and other exceptions that would not materially affect the operations of the Panther Entities as conducted on the Panther Owned Real Property as of the date hereof, so long as the insured complies with all obligations of the insured with respect to such title insurance commitment and the insured pays all title insurance and endorsement premiums and all other costs, fees and expenses of the title insurance company. There are no outstanding Contracts, options, rights of first offer or rights of first refusal in favor of any third parties to purchase or otherwise acquire any Panther Owned Real Property or any portion thereof or interest therein.
(b) Section 4.9(b) of the Panther Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of all of the real property leased or subleased by the Panther Entities (the “Panther Leased Real Property”) and each lease or other agreement pursuant to which the Panther Entities lease or otherwise occupy any Panther Leased Real Property (each, together with all amendments, modifications and agreements related thereto, a “Panther Real Property Lease”). A Panther Entity has a valid leasehold or subleasehold (as applicable) interest in all Panther Leased Real Property, free and clear of all Encumbrances, except Permitted Encumbrances. All Panther Real Property Leases are in full force and effect and are enforceable in accordance with their respective terms, subject to the effect of any applicable Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law), except as would not reasonably be expected to have, individually or in the aggregate, a Panther Material Adverse Effect.

(c) The Panther Entities are not in default or otherwise in breach under any Panther Real Property Lease and, to the Knowledge of Panther, no other party is in default or otherwise in breach thereof, except for breaches or defaults that would not reasonably be expected to be, individually or in the aggregate, material to Panther. No party to any Panther Real Property Lease has notified the Panther Entity party thereto in writing that it is exercising any termination right with respect thereto, and, to the Knowledge of Panther, there is no outstanding dispute, oral agreement or forbearance program in effect with respect to any Panther Real Property Lease, except as would not reasonably be expected to be, individually or in the aggregate, material to Panther. The delivery and execution of this Agreement and the consummation of the transactions contemplated hereby do not require the consent of the landlord or any other Person under any Panther Real Property Lease. Panther has made available to Neptune a true, correct and complete copy of each Panther Real Property Lease.
(d) With respect to each Panther Owned Real Property and each Panther Leased Real Property, except as would not reasonably be expected to have, individually or in the aggregate, a Panther Material Adverse Effect, (i) the Panther Entities have not leased, subleased or otherwise granted anyone the right to use or occupy any portion thereof, (ii) all improvements thereon that are used or occupied by the Panther Entities are in good operating condition and repair (ordinary wear and tear excepted) and sufficient for the Panther Entities’ use or occupancy of such properties and (iii) as of the date hereof, there is no pending or, to the Knowledge of Panther, threatened condemnation or other eminent domain proceeding affecting any portion thereof, nor any sale or other disposition in lieu of condemnation.
4.10 Intellectual Property.   Except as would not reasonably be expected to have, individually or in the aggregate, a Panther Material Adverse Effect:
(a) The Panther Entities own, license, sublicense or otherwise possess legally enforceable rights to use all Intellectual Property necessary to conduct the business of the Panther Entities, as currently conducted (in each case excluding generally commercially available, off-the-shelf software programs).
(b) The execution and delivery of this Agreement by Panther and the consummation by Panther of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify (i) any license, sublicense or other agreement relating to any Intellectual Property owned by any Panther Entities that is material to the business of the Panther Entities, as currently conducted (the “Panther Intellectual Property”) or (ii) any license, sublicense and other agreement as to which any Panther Entity is a party and pursuant to which such Panther Entity is authorized to use any third-party Intellectual Property that is material to the business of the Panther Entities, as currently conducted, excluding generally commercially available, off-the-shelf software programs.
(c) All material issued patents and registrations for trademarks, service marks, domain names and copyrights, and related applications, included in the Panther Intellectual Property are set forth on Section 4.10(c) of the Panther Disclosure Letter. The Panther Intellectual Property is subsisting and has not expired, has not been held invalid or unenforceable and has not been cancelled.
(d) To Panther’s Knowledge, the conduct of the business of the Panther Entities, as currently conducted, does not infringe, violate or constitute a misappropriation of any valid Intellectual Property of any third party, and has not, since January 1, 2016. Since January 1, 2016, no Panther Entity has received any written claim or notice from any Person (i) alleging any such infringement, violation or misappropriation or (ii) advising that such Person is challenging or threatening to challenge the ownership, use, validity or enforceability of any Panther Intellectual Property.
(e) To Panther’s Knowledge, no third party is, or since January 1, 2016 has been, infringing, violating or misappropriating any of Panther Intellectual Property in any material respect.
(f) The Panther Entities have implemented commercially reasonable measures to maintain the validity of the Panther Intellectual Property and the confidentiality of the Panther Intellectual Property of a nature that Panther intends to keep confidential.
(g) The Panther IT Systems are in good repair and operating condition in all material respects and are adequate and suitable for the purposes for which they are being used or held for use. To Panther’s Knowledge, the Panther IT Systems do not contain any malware or virus that would reasonably be expected to interfere with the ability of any Panther Entity to conduct its business as currently conducted.

4.11 Environmental Matters.
(a) Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Panther Material Adverse Effect:
(i) each of the Panther Entities and its assets, real properties and operations are and, during the two (2) years preceding the Execution Date, have been, in compliance with all applicable Environmental Laws;
(ii) each of the Panther Entities possesses all Environmental Permits required for their operations as currently conducted and is in compliance with the terms of such Environmental Permits, and such Environmental Permits are in full force and effect and are not subject to any pending or, to the Knowledge of Panther, threatened Proceeding;
(iii) none of the Panther Entities nor any of their properties or operations or any person or entity whose liability any Panther Entity has retained or assumed either contractually or by operation of Law, are subject to any pending or, to the Knowledge of Panther, threatened Proceeding arising under any Environmental Law, nor has any Panther Entity received any written and pending notice, order or complaint from any Person alleging a violation of or liability arising under any Environmental Law; and
(iv) there has been no Release of Hazardous Substances on, at, under, to, or from any of the properties of the Panther Entities or, to the Knowledge of Panther, any offsite properties, or from or in connection with Panther Entities’ operations in a manner that would reasonably be expected to give rise to any uninsured liability pursuant to any Environmental Law.
(b) Panther has made available to Neptune complete and accurate copies of all reports, studies, investigations and audits that are in Panther’s possession or control, have been prepared within the two (2) years preceding the Execution Date, and that address any (i) condition of the Panther Entities’ assets, properties or operations, (ii) non-compliance by any Panther Entity with Environmental Laws or (iii) liabilities that Panther Entities may have incurred pursuant to Environmental Laws, in each case with respect to clauses (i), (ii) and (iii) to the extent that such matter would reasonably be expected to result in a Panther Material Adverse Effect.
(c) Except with respect to Sections 4.7, 4.8 and 4.17, this Section 4.11 represents Panther’s sole representations and warranties with respect to environmental matters.
(d) None of the Panther Entities is subject to any judgment, order or decree or any indemnity obligation with any other Person that would reasonably be expected to result in liabilities under applicable Environmental Laws or concerning Hazardous Substances, in each case to the extent that such matter would reasonably be expected to result in a Panther Material Adverse Effect.
4.12 Material Contracts.
(a) As of the Execution Date, except for those Contracts set forth in Section 4.12(a) of the Panther Disclosure Letter and excluding any Panther Benefit Plans, none of the Panther Entities is a party to or bound by any Contract that:
(i) other than any employment agreement, includes as a counterparty or third-party beneficiary any Affiliate of the Panther Entities (other than any Panther Entity) or any director or officer of the Panther Entities, or any of their respective family members or Persons in which any of them have, directly or indirectly, a material interest (any such Person, a “Panther Related Person”) (other than Panther Entities);
(ii) contains any provision or covenant which (A) materially restricts any Panther Entity or any Affiliate thereof from engaging in any lawful business activity or competing with any Person, or (B) would, after the Effective Time, materially restrict Neptune and its Affiliates (other than the Panther Entities) from engaging in any lawful business activity or competing with any Person;
(iii) (A) relates to the creation, incurrence, assumption, or guarantee of any Indebtedness by any Panther Entity, (B) creates a capitalized lease obligation or any financial obligation under a hedge, swap or similar agreement (except, in the cases of clauses (A) and (B), any such Contract with an aggregate principal amount or current termination value not exceeding $10,000,000 and, except any transactions solely among Panther Entities) or (C) any Contract that obligates Panther or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in excess of  $10,000,000 in, any Person (other than Panther or any of its Subsidiaries);
(iv) other than with respect to any partnership that is wholly owned by the Panther Entities, taken as whole, is in respect of the formation of any partnership, limited liability company agreement or joint venture or otherwise relates to the joint ownership or operation of the assets owned by any Panther Entity that is material to the Panther Entities, taken as a whole;
(v) includes the acquisition or sale of assets with a book value in excess of  $5,000,000 (whether by merger, sale of stock, sale of assets or otherwise);
(vi) is an acquisition Contract that contains an “earn-out” or other contingent payment obligations, or remaining indemnity or similar obligations that would be reasonably expected to result in payments after the Execution Date by Panther Entities in excess of  $10,000,000 per year;
(vii) relates to any interest rate, derivatives or hedging transactions in the nominal amount of $1,000,000 or more;
(viii) involves a sharing of profits, losses, costs or liabilities by any Panther Entity with any other Person or pursuant to which any Panther Entity has agreed to guarantee the performance obligations of any other Person (other than another Panther Entity);
(ix) otherwise involves the annual payment by or to any Panther Entity of more than $10,000,000 and cannot be terminated by Panther Entities on ninety (90) days’ or less notice without payment by Panther Entities of any penalty;
(x) (A) expressly obligates Panther or its Subsidiaries (or following the Closing, the Surviving Corporation or its Subsidiaries) to conduct business with any third party on a preferential or exclusive basis; (B) contains “most favored nation” or similar covenants; or (C) requires Panther or any of its Subsidiaries to “take or pay” with respect to the purchase of any goods or services, in each of clauses (A), (B) and (C), where such obligation, covenant or requirement, respectively, is material to Panther and its Subsidiaries, taken as a whole;
(xi) grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of Panther or its Subsidiaries;
(xii) is a Panther Real Property Lease;
(xiii) is a Contract with any customer from whom the Panther Entities, together, received revenue in excess of  $10,000,000 during fiscal year 2017;
(xiv) is a Contract with any vendor to whom the Panther Entities, together, paid in excess of $10,000,000 during fiscal year 2017;
(xv) requires future capital expenditures in an amount in excess of  $10,000,000;
(xvi) is a contract with any Governmental Entity (other than licenses and permits obtained in the ordinary course of business);
(xvii) is an agreement that restricts or grants rights to use or practice rights under Intellectual Property material to the business of the Panther Entities (other than licenses to generally commercially available software programs); or
(xviii) is material to Panther but otherwise not of a type described in clauses (i) through (xvii) above.
(b) Each Contract required to be disclosed pursuant to Section 4.12(a) (collectively, the “Panther Material Contracts”) has been made available to Neptune and, except as would not reasonably be expected to have, individually or in the aggregate, a Panther Material Adverse Effect, each Panther

Material Contract is a valid and binding obligation of the applicable Panther Entity, and is in full force and effect and enforceable in accordance with its terms against such Panther Entity and, to the Knowledge of Panther, the other parties thereto, except, in each case, as enforcement may be limited by Creditors’ Rights.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Panther Material Adverse Effect, none of the Panther Entities nor any other party to any Panther Material Contract is in default or breach under the terms of any Panther Material Contract and no Event has occurred that with the giving of notice or the passage of time or both would constitute a breach or default by such Panther Entity or, to the Knowledge of Panther, any other party to any Panther Material Contract, or would permit termination, modification or acceleration under any Panther Material Contract.
4.13 Legal Proceedings.   Other than with respect to Proceedings arising under Environmental Laws, which are the subject of Section 4.11, or relating to Tax matters, which are the subject of Section 4.15, there are no material Proceedings pending or, to the Knowledge of Panther, threatened against Panther Entities. There is no material judgment, order or decree outstanding against any Panther Entity. To the Knowledge of Panther, as of the Execution Date, no officer or director of any Panther Entity is a defendant in any Proceeding in connection with his or her status as an officer, director or manager of any Panther Entity. No Panther Entity nor any of their respective properties or assets is or are subject to any material judgment, order or decree of a Governmental Entity.
4.14 Permits.   Other than with respect to Permits issued pursuant to or required under Environmental Laws, Panther Entities have all Permits as are necessary to use, own and operate their assets in the manner such assets are currently used, owned and operated by Panther Entities, except where the failure to have such Permits would not reasonably be expected to have, individually or in the aggregate, a Panther Material Adverse Effect.
4.15 Taxes.   Except as would not reasonably be expected to have, individually or in the aggregate, a Panther Material Adverse Effect:
(a) All Tax Returns required to be filed by any of the Panther Entities have been timely filed (taking into account extensions of time for filing), each such Tax Return is complete and correct, and all Taxes that are due and payable from any of the Panther Entities (including Taxes required to be withheld from payments to employees, creditors, equityholders or other Persons) have been paid in full.
(b) There is no written claim (other than claims being contested in good faith through appropriate proceedings and for which adequate reserves have been made in accordance with GAAP) against any of the Panther Entities for any Taxes, and no assessment, deficiency, or adjustment has been asserted or proposed in writing with respect to any Taxes or Tax Returns of any of the Panther Entities.
(c) There are no Encumbrances for Taxes (other than Permitted Encumbrances) on the assets of any Panther Entity.
(d) No audits or other administrative or judicial Proceedings are being conducted, are pending, or have been threatened in writing with respect to any Taxes or Tax Returns of any of the Panther Entities.
(e) There are no outstanding agreements or waivers extending the applicable statutory periods of limitations for the assessment or payment of any Tax by any Panther Entity.
(f) No Panther Entity has requested, has received, or is subject to any written ruling of a taxing authority that will be binding on it for any taxable period beginning on or after the Closing Date or has entered into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law).
(g) None of the Panther Entities (i) has been a member of an affiliated, consolidated, combined, or unitary group (other than a group the common parent of which is or was a Panther Entity) for federal, state, local or foreign Tax purposes, or (ii) is a party to any Tax sharing, Tax allocation or similar agreement (other than any Tax sharing or indemnification provisions contained in any agreement (A) solely among Panther Entities or (B) entered into in the ordinary course of business and not primarily relating to Taxes (e.g., leases, credit agreements or other commercial agreements)).
(h) No Panther Entity is liable for the Taxes of any other Person as a result of successor liability or transferee liability (whether pursuant to Treasury Regulations Section 1.1502-6 or any similar provision of state, local, or foreign Law or otherwise).
(i) None of the Panther Entities has participated, or is currently participating, in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
(j) None of the Panther Entities has constituted a “distributing corporation” or a “controlled corporation” (or a successor thereto) in a distribution of stock intended to qualify for tax-free treatment under Section 355(a) of the Code in the two (2) years prior to the date of this Agreement.
(k) Panther is properly classified and, since the date of its formation, has been properly classified, as an association taxable as a corporation for U.S. federal income tax purposes. Panther has taken no position inconsistent with such classification for U.S. federal income tax purposes.
(l) None of the Panther Entities is aware of the existence of any facts, or has taken or agreed to take any action, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 4.15 and in Section 4.16 are the sole and exclusive representations and warranties of the Panther Entities with respect to Taxes.
4.16 Employee Benefits; Employment and Labor Matters.
(a) Section 4.16(a) of the Panther Disclosure Letter contains a true and complete list of each material Panther Benefit Plan. With respect to each material Panther Benefit Plan, true and complete copies of each of the following documents, to the extent applicable, have been made available to Neptune: (i) each Panther Benefit Plan, and (ii) as applicable to each Panther Benefit Plan, (A) the summary plan description; (B) the most recent determination letter (or opinion letter, as applicable); (C) the most recent actuarial report, related trusts, insurance or group annuity Contracts; (D) correspondence to or from any Governmental Entity; (E) administrative service agreements; and (F) each other funding or financing arrangement relating to any plan, including, in each case, all amendments, modifications or supplements thereto.
(b) Except for matters that would not reasonably be expected to have, individually or in the aggregate, a Panther Material Adverse Effect:
(i) each Panther Benefit Plan has been established, operated and administered in compliance with its terms and applicable Law (including ERISA and the Code);
(ii) as to any Panther Benefit Plan intended to be qualified under Section 401 of the Code, such plan has received a favorable determination letter or opinion letter, as applicable, from the IRS to such effect (or has applied or has time remaining to apply for such letter) and, to the Knowledge of Panther, no Event has occurred since the date of such determination letter that would reasonably be expected to adversely affect the qualified status of any such Panther Benefit Plan;
(iii) all contributions (including employer contributions and employee salary reduction contributions) that are due and owing to each Panther Benefit Plan have been timely paid or accrued in accordance with GAAP; and
(iv) there are no unresolved claims or disputes (pending or threatened) under the terms of, or in connection with, any Panther Benefit Plan other than routine undisputed claims for benefits.
(c) No Panther Entity nor any ERISA Affiliate of any Panther Entity maintains or contributes to an employee welfare benefit plan that provides health or life insurance or other welfare benefits to retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code or for coverage through the end of the month of termination or during an applicable severance period).

(d) (i) Each Multiemployer Plan to which any Panther Entity or any ERISA Affiliate of any Panther Entity has, at any time during the preceding six (6) years, contributed to, been required to contribute to or had any liability with respect to, is set forth on Section 4.16(d) of the Panther Disclosure Letter. (ii) No Panther Entity nor any ERISA Affiliate of any Panther Entity has, at any time during the preceding six (6) years, contributed to, been required to contribute to or had any liability with respect to any Multiemployer Plan or any plan that has two or more contributing sponsors, at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA. (iii) No Panther Entity nor any ERISA Affiliate of any Panther Entity has incurred any direct or indirect liability under Title IV of ERISA in connection with the termination of or withdrawal from a Multiemployer Plan which remains unsatisfied.
(e) With respect to each Panther Benefit Plan or any ongoing, frozen or terminated “single employer plan” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Panther Entity or any affiliate of a Panther Entity that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code: (i) no such plan is in “at-risk” status for purposes of Section 430 of the Code, (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iii) all premiums required to be paid to the PBGC have been timely paid in full, (iv) the PBGC has not instituted proceedings to terminate any such Panther Benefit Plan, (v) to the Knowledge of Panther, the most recent actuarial report for such Panther Benefit Plan is accurate in all material respects and (vi) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived. During the immediately preceding six (6) years, no liability under Section 302 or Title IV of ERISA has been incurred by any Panther Entity or any ERISA Affiliate of a Panther Entity that has not been satisfied in full.
(f) No Event has occurred and, to the Knowledge of Panther, there currently exists no condition or circumstances that would subject any Panther Entity to any Controlled Group Liability with respect to any employee benefit plan that is not a Panther Benefit Plan.
(g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event): (i) entitle any current or former employee, officer or director of any Panther Entity to any payment or benefit (or result in the funding of any such payment or benefit) under any Panther Benefit Plan; (ii) increase the amount of any compensation or benefits otherwise payable by any Panther Entity under any Panther Benefit Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any compensation or benefits under any Panther Benefit Plan; (iv) result in any “excess parachute payment” (within the meaning of Section 280G of the Code) becoming due to any current or former employee, officer or director of any Panther Entity; or (v) limit or restrict the right of any Panther Entity to merge, amend or terminate any Panther Benefit Plan.
(h) No Panther Entity is a party to, or is otherwise obligated under, any plan, policy, agreement or arrangement that provides for the gross-up or reimbursement of Taxes imposed under Section 409A or 4999 of the Code (or any corresponding provisions of state or local Law relating to Tax).
(i) With respect to each Panther Benefit Plan sponsored, maintained or contributed to for employees who primarily provide services in jurisdictions outside of the United States (each, a “Panther Foreign Benefit Plan”), except as would not have, individually or in the aggregate, a Panther Material Adverse Effect, (i) all contributions required to have been made under such Panther Foreign Benefit Plans have been timely made and all liabilities thereunder have been properly accrued on the most recent financial statements of the Panther Entities and (ii) each Panther Foreign Benefit Plan that is intended to or required by Law to be funded and/or book-reserved is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.
(j) Each of the Panther Entities (i) is in material compliance with all applicable Laws regarding labor and employment, including all Laws relating to employment discrimination, non-retaliation, labor relations, payment of wages and overtime, leaves of absence, employment Tax and social security, occupational health and safety, recordkeeping, and immigration; (ii) has not, any time within the six (6) months preceding the Execution Date, had any “plant closing” or “mass layoff” (as defined by the

WARN Act) or other terminations of employees that would create any obligations upon or liabilities for any Panther Entity under the WARN Act or similar state and local laws; (iii) is not subject to any material disputes pending, or, to the Knowledge of Panther, threatened, by any of its prospective, current, or former employees, independent contractors or Governmental Entity relating to the engagement of employees or independent contractors by any Panther Entity; and (iv) is not subject to any material judgment, order or decree with or relating to any present or former employee, independent contractor or any Governmental Entity relating to claims of discrimination, wage or hour practices, or other claims in respect to employment or labor practices and policies.
(k) Section 4.16(k) of the Panther Disclosure Letters sets forth a list of each collective bargaining agreement or other agreement between any Panther Entity and any labor union or similar representative or potential representative of employees. None of the Panther Entities experienced have any strike, slowdown, work stoppage, boycott, picketing, lockout, or material grievance, claim of unfair labor practices, or other collective bargaining or labor dispute within the past three (3) years and there are no current union representation questions or petitions or organizing campaigns involving employees of any Panther Entity and, to the Knowledge of Panther, no such questions, petitions or campaigns are threatened.
4.17 Insurance.   Except as would not reasonably be expected to have, individually or in the aggregate, a Panther Material Adverse Effect, (a) each insurance policy under which Panther Entities is an insured or otherwise the principal beneficiary of coverage (collectively, the “Panther Insurance Policies”) is in full force and effect, all premiums due thereon have been paid in full and Panther Entities are in compliance with the terms and conditions of such Panther Insurance Policy; (b) no Panther Entity is in breach or default under any Panther Insurance Policy; and (c) no Event has occurred which, with notice or lapse of time, would constitute such breach of default, or permit termination or modification, under any Panther Insurance Policy.
4.18 Related Party Matters.   Except for Panther Benefit Plans and through ownership of Panther LLC Interests, (a) Panther Entities are not, directly or indirectly, parties to, and have no continuing obligations under, any agreement (oral or written), arrangement or transaction with, or involving, or have made any commitment to any Panther Related Person with respect to which Panther Entities have or will have, following the Closing Date, any liability and (b) no Affiliate of the Panther Entities (other than any Panther Entity) or director or officer of the Panther Entities has, directly or indirectly, any interest in any asset, right or property (real or personal, tangible or intangible) used by Panther Entities or used in the conduct of the Panther business.
4.19 Broker’s Fee.   Except for the fees payable to Credit Suisse Securities (USA) LLC, which shall be paid by Panther, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any Panther Entity.
4.20 Information Supplied.   None of the information supplied or to be supplied by Panther for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Neptune Stockholder Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading.
4.21 Customers and Suppliers.   Section 4.21 of the Panther Disclosure Letter lists the ten (10) largest customers and the ten (10) largest suppliers of Panther, based on revenues generated during the fiscal year ended December 31, 2017 (as to customers) and expenditures made during the fiscal year ended December 31, 2017 (as to suppliers). As of the date of this Agreement, no customer or supplier listed on Section 4.21 of the Panther Disclosure Letter has ceased doing business with Panther and no Panther Entity has received, from any such customer or supplier, to the Knowledge of Panther, written notice terminating (or expressly stating the intent to terminate) such customer’s or supplier’s relationship with any Panther Entity.
4.22 Financing.   A true and complete copy of the Debt Commitment Letter as in effect as of the date hereof has been provided to Neptune, together with a true and complete copy of the fee letter relating to the Debt Commitment Letter (the “Fee Letter”). As of the date hereof, the Debt Commitment Letter and the Fee Letter are in full force and effect and are the legal, valid and binding enforceable obligation of Panther Midco, and, to the knowledge of Panther, each of the parties thereto, in accordance with the terms and conditions thereof, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies. As of the date hereof, and after giving pro forma effect to the consummation of the transactions contemplated by this Agreement and the Debt Commitment Letter, assuming that the Payment Condition (as defined in the Existing Panther ABL Credit Facility) is met on the Closing Date, the consummation of the Financing on the terms set forth in the Debt Commitment Letter will not conflict with the Existing Panther Credit Facilities or the Existing Panther Indenture. As of the date hereof, (a) no event has occurred, which, with or without notice or lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Panther Midco or, to the knowledge of Panther, any other party thereto under the Debt Commitment Letter or the Fee Letter and (b) assuming the truth and accuracy of the representations set forth in Article III, Panther has no reason to believe that it will be unable to satisfy the conditions precedent to the consummation of the Financing contained in the Debt Commitment Letter to be satisfied by it.
4.23 Warranties/Product Liabilities.
(a) All products that have been licensed, leased, developed, manufactured, marketed, sold or distributed by any Panther Entity (the “Panther Products”); conform with (i) all applicable contractual commitments and all applicable warranties; (ii) the product specifications published by Panther; and (iii) regulations, certification standards and other requirements of any applicable Governmental Entity or third party, in each case, other than warranty claims in the ordinary course of business consistent with past practice and, except as would not reasonably be expected, individually or in the aggregate, to have a Panther Material Adverse Effect.
(b) Since January 1, 2016, (i) there have not been, and currently are no, defects or deficiencies in the Panther Products that have had or would reasonably be expected to have a Panther Material Adverse Effect and (ii) there has not been, nor is there under consideration by any Panther Entity, any recall, market withdrawal or replacement, safety alert, notification to any Governmental Entity or post-sale warning of a material nature concerning any Panther Product.
4.24 No Other Representations or Warranties.   Except for the representations and warranties contained in Article III, Panther agrees and acknowledges that neither Neptune, nor any Person on behalf of the Neptune, makes any other express or implied representation or warranty with respect to Neptune or any of its Subsidiaries or with respect to any other information provided or made available to Panther in connection with this Agreement and the Transactions, including information conveyed at management presentations, in virtual data rooms or in due diligence sessions and, without limiting the foregoing, including any estimates, projections, predictions or other forward-looking information, and Neptune shall not have any liability to Panther resulting from Panther’s reliance on any such information.
ARTICLE V
CERTAIN PRE-CLOSING COVENANTS
5.1 Conduct of Business of Neptune.
(a) Neptune covenants and agrees as to itself and its Subsidiaries that, from the Execution Date and continuing until the earlier of the Effective Time and the termination of this Agreement, except (1) as expressly permitted by this Agreement, (2) as set forth in Section 5.1(a) of the Neptune Disclosure Letter, or (3) to the extent Panther shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Neptune shall and shall cause the Neptune Entities to conduct their respective businesses in the ordinary course of business consistent with past practice and use reasonable best efforts to (i) maintain and preserve intact its business organization, (ii) keep available the services of key employees and (iii) maintain satisfactory relationships with customers and suppliers.
(b) Without limiting the generality of this Section 5.1, and, except (1) as expressly permitted by this Agreement, (2) as set forth in Section 5.1(b) of the Neptune Disclosure Letter, (3) as required by Law or the regulations or requirements of any stock exchange or regulatory organization applicable to

Neptune or any of its Subsidiaries, or (4) to the extent Panther shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), from the Execution Date and continuing until the earlier of the Effective Time and the termination of this Agreement, Neptune shall not, and shall not authorize or permit any of its Subsidiaries to:
(i) in the case of Neptune, make any change or amendment, or in the case of any Subsidiary of Neptune, make any material change or amendment, to its Organizational Documents;
(ii) make any acquisition of any other Person or business (whether by merger, business combination or otherwise), or purchase any securities or ownership interests or assets of, or make any investment in or loans to any Person, in each case in excess of  $2,000,000, other than (A) ordinary course acquisitions of inventory and equipment, (B) ordinary course overnight investments consistent with the cash management policies of Neptune, (C) intercompany capital contributions or loans solely among Neptune and/or its wholly owned Subsidiaries, (D) travel advances in the ordinary course of business to employees of any Neptune Entity or (E) extensions of trade credit in the ordinary course of business;
(iii) make aggregate capital expenditures (A) in excess of one hundred and ten percent (110%) of  (1) with respect to the fiscal year ending October 29, 2018, Neptune’s 2018 capital budget and (2) with respect to the time period from and after October 30, 2018, as set forth on Section 5.1(b)(iii) of the Neptune Disclosure Letter, or (B) except as required on an emergency basis or for the safety of individuals or the environment;
(iv) other than in the ordinary course of business consistent with past practice, (A) make, change or revoke any material Tax election, but excluding any election that must be made periodically and is made consistent with past practice; (B) make, change or revoke any election of Neptune or any of its Subsidiaries under Treasury Regulation Section 301.7701-3 (or any analogous election under state or local Law); (C) change any material method of Tax accounting; or (D) settle or compromise any material Tax Proceeding for an amount materially in excess of the amounts accrued or reserved with respect thereto in the Neptune Financial Statements;
(v) authorize, establish a record date for, declare or pay any dividends or other distribution (in cash, stock or other equity, property or a combination thereof) in respect of any of its capital stock or other Equity Interests except the declaration and payment of dividends or distributions from any direct or indirect wholly owned Subsidiary of Neptune to Neptune or any other wholly owned Subsidiary thereof;
(vi) split, combine or reclassify any shares of its capital stock or other Equity Interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, its capital stock or other Equity Interests, except for any such transaction by a direct or indirect wholly owned Subsidiary of Neptune that remains a direct or indirect wholly owned Subsidiary of Neptune or any of its Subsidiaries after consummation of such transaction;
(vii) repurchase, redeem or otherwise acquire any of its capital stock or other Equity Interests or any securities convertible into or exercisable for any capital stock or other Equity Interests, other than the acceptance of shares of Neptune Common Stock as payment for the exercise price of Neptune Stock Options or for withholding Taxes incurred in connection with the exercise, vesting or settlement of Neptune Equity Awards and dividend equivalents thereon;
(viii) issue, deliver, sell, pledge or dispose of, or authorize the issuance, delivery, sale, pledge or disposition of, any (A) Equity Interests of any class, (B) debt securities having the right to vote on any matters on which holders of capital stock or members or partners of the same issuer may vote or (C) securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such securities, other than issuances by a direct or indirect wholly owned Subsidiary of Neptune of Equity Interests to Neptune or any other direct or indirect wholly owned Subsidiary of Neptune, or sell, pledge or dispose of any Equity Interest in (or other interest that is convertible or exchangeable into any equity interest in) Neptune or any of its Subsidiaries, in each case, excluding (1) the issuance of shares of Neptune Common Stock in respect of the exercise or settlement of Neptune Equity Awards that are outstanding on the Execution Date or granted thereafter in accordance with clause (2) of this Section 5.1(b)(viii) in accordance with their terms and (2) grants of Neptune Equity Awards made in the ordinary course of business, consistent with past practice and consistent with the terms set forth on Section 5.1(b)(viii) of the Neptune Disclosure Letter;
(ix) sell, assign, lease, transfer or otherwise dispose of in any material respect any of its material assets or properties (including any Equity Interests in any other Person), other than (A) sales of inventory and obsolete equipment in the ordinary course of business by Neptune or any of its Subsidiaries and (B) transactions between or among Neptune Entities;
(x) settle or compromise any litigation or other legal proceedings, other than any settlement or compromise where the amount paid or to be paid by any Neptune Entity (A) is covered by insurance coverage maintained by a Neptune Entity, (B) is less than or equal to the amount reserved therefore or reflected on the balance sheet included in the Neptune Financial Statements, (C) is less than or equal to $2,000,000 individually or $5,000,000 in the aggregate or (D) is comprised of any combination of the foregoing, except, in the case of clauses (A), (B), (C), and (D) of this paragraph (x), relating to Taxes;
(xi) redeem, repurchase, prepay, create, incur, guarantee, assume or otherwise become liable for any Indebtedness (directly, contingently or otherwise), other than (A) repayment and incurrence of Indebtedness under the revolving facilities under the Existing Neptune Credit Facilities in the ordinary course of business; provided that the amount of Indebtedness outstanding under the Existing Neptune Credit Facilities shall not exceed $500 million in the aggregate at any time; (B) any repayment or incurrence of Indebtedness solely among Neptune and/or any Subsidiaries thereof; and (C) repayments in accordance with contractual obligations in effect as of the date hereof;
(xii) merge with or into, or consolidate with, any other Person or acquire all or substantially all of the business or assets of any other Person, except for transactions between Neptune and any direct or indirect wholly owned Subsidiary of Neptune or between direct or indirect wholly owned Subsidiaries of Neptune;
(xiii) take any action with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization, or other winding up;
(xiv) change or modify any material accounting policies, except as required by GAAP;
(xv) except as required by the existing terms of any Neptune Benefit Plan in existence as of the date hereof or in the ordinary course of business consistent with past practice, and subject to the limitations set forth on Section 5.1(b)(xv) of the Neptune Disclosure Letter, (A) increase the compensation or benefits payable or to become payable to any of its directors, officers, employees or individual independent contractors, (B) grant to any of its directors, officers, employees or individual independent contractors any increase in severance or termination pay, (C) pay or award, or commit to pay or award, any bonuses or incentive compensation, (D) enter into any employment, severance, change of control or retention agreement (excluding offer letters that provide for no severance or change of control benefits) with any of its directors, officers, employees or individual independent contractors, (E) hire, retain or terminate the services of any employee or individual independent contractor, (F) establish, adopt, enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or representative of employees or Neptune Benefit Plan or (G) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any of its directors, officers, employees or individual independent contractors;
(xvi) except in the ordinary course of business, (A) modify, make any material amendment to or voluntarily terminate, prior to the expiration date thereof, any Neptune Material Contracts; (B) enter into a Contract after the Execution Date that would be a Neptune Material Contract described in Section 3.12(a) if entered into prior to the Execution Date; or (C) waive any default by, or release, settle or compromise any claim against, any other party to a Neptune Material Contract;

(xvii) enter into or consummate any Related Party Transaction;
(xviii) enter into a material line of business outside of the business of the Neptune Entities conducted as of the Execution Date; or
(xix) agree or commit to take any of the actions described above.
5.2 Conduct of Business by Panther.
(a) Panther covenants and agrees as to itself and its Subsidiaries that, from the Execution Date and continuing until the earlier of the Effective Time and the termination of this Agreement, except (1) as expressly permitted by this Agreement, (2) as set forth in Section 5.2(a) of the Panther Disclosure Letter or (3) to the extent Neptune shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Panther shall and shall cause each Panther Entity to conduct their respective businesses in the ordinary course of business consistent with past practice and use reasonable best efforts to (i) maintain and preserve intact its business organization, (ii) keep available the services of key employees and (iii) maintain satisfactory relationships with customers, suppliers and distributors.
(b) Without limiting the generality of this Section 5.2, and, except (1) as expressly permitted by this Agreement, (2) as set forth in Section 5.2(b) of the Panther Disclosure Letter, (3) as required by Law or the regulations or requirements of any stock exchange or regulatory organization applicable to Panther or any of its Subsidiaries or (4) to the extent Neptune shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed) from the Execution Date and continuing until the earlier of the Effective Time and the termination of this Agreement, Panther shall not, and shall not authorize or permit any of its Subsidiaries to:
(i) make any change or amendment to its Organizational Documents;
(ii) make any acquisition of any other Person or business (whether by merger, business combination or otherwise), or purchase any Equity Interests or ownership interests or assets of, or make any investment in or loans to any Person, in each case, in excess of  $2,000,000, other than (A) ordinary course acquisitions of inventory and equipment, (B) ordinary course overnight investments consistent with the cash management policies of Panther, (C) intercompany capital contributions or loans solely among Panther and/or its wholly owned Subsidiaries, (D) travel advances in the ordinary course of business to employees of any Panther Entity or (E) extensions of trade credit in the ordinary course of business;
(iii) make aggregate capital expenditures in excess of one hundred and ten percent (110%) of Panther’s 2018 capital budget, which is set forth in Section 5.2(b)(iii) of the Panther Disclosure Letter, or except as required on an emergency basis or for the safety of individuals or the environment;
(iv) other than in the ordinary course of business consistent with past practice, (A) make, change or revoke any material Tax election, but excluding any election that must be made periodically and is made consistent with past practice, (B) make, change or revoke any election of Panther or any of its Subsidiaries under Treasury Regulations Section 301.7701-3 (or any analogous election under state or local law); (C) change any material method of Tax accounting; or (D) settle or compromise any material Tax Proceeding for an amount materially in excess of the amounts accrued or reserved with respect thereto in the Panther Financial Statements;
(v) authorize, establish a record date for, declare, make or pay any dividends or other distribution (in cash, stock or other equity, property or a combination thereof) in respect of its capital stock or other Equity Interests, except the declaration and payment of dividends or distributions from any direct or indirect wholly owned Subsidiary of Panther to Panther or any other wholly owned Subsidiary thereof;
(vi) split, combine or reclassify any shares of its Equity Interests or issue or authorize the issuance of any Equity Interests in respect of, in lieu of or in substitution for, its Equity Interests, except for any such transaction by a direct or indirect wholly owned Subsidiary of Panther that remains a direct or indirect wholly owned Subsidiary of Panther or any of its Subsidiaries after consummation of such transaction;

(vii) repurchase, redeem or otherwise acquire any of its Equity Interests any securities convertible into or exercisable for any Equity Interests;
(viii) issue, deliver, sell, pledge or dispose of, or authorize the issuance, delivery, sale, pledge or disposition of, any (A) Equity Interests, (B) debt securities having the right to vote on any matters on which holders of capital stock or members or partners of the same issuer may vote or (C) securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such securities, other than issuances by a direct or indirect wholly owned Subsidiary of Panther of Equity Interests to Panther or any other direct or indirect wholly owned Subsidiary of Panther; or sell, pledge or dispose of any Equity Interest in (or other interest that is convertible or exchangeable into any Equity Interest in) Panther or any of its Subsidiaries;
(ix) sell, assign, lease, transfer or otherwise dispose of in any material respect any of its material assets or properties (including any Equity Interests in any other Person), other than (A) sales of inventory and obsolete equipment in the ordinary course of business by Panther or any of its Subsidiaries and (B) transactions between or among Panther Entities;
(x) settle or compromise any litigation or other legal proceedings, other than any settlement or compromise where the amount paid or to be paid by any Panther Entity (A) is covered by insurance coverage maintained by a Panther Entity, (B) is less than or equal to the amount reserved therefore or reflected on the balance sheet included in the Panther Financial Statements, (C) is less than or equal to $2,000,000 individually or $5,000,000 in the aggregate or (D) is comprised of any combination of the foregoing, except, in the case of clauses (A), (B), (C), and (D) of this paragraph (x), relating to Taxes;
(xi) redeem, repurchase, prepay, create, incur, guarantee, assume or otherwise become liable for any Indebtedness (directly, contingently or otherwise), other than (A) repayment and incurrence of Indebtedness under the revolving facilities of the Existing Panther Credit Facilities in the ordinary course of business; provided that any such repayment or incurrence does not prevent or preclude the satisfaction of the Payment Condition (as defined in the Existing Panther ABL Credit Facility) on, or as of, the Closing Date; (B) any repayment or incurrence of Indebtedness solely among Panther and/or any Subsidiaries thereof and (C) repayments in accordance with contractual obligations in effect as of the date hereof;
(xii) merge with or into, or consolidate with, any other Person or acquire all or substantially all of the business or assets of any other Person, except for transactions between Panther and any direct or indirect wholly owned Subsidiary of Panther or between direct or indirect wholly owned Subsidiaries of Panther;
(xiii) take any action with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization, or other winding up;
(xiv) change or modify any material accounting policies, except as required by GAAP;
(xv) except as required by the existing terms of any Panther Benefit Plan in existence as of the date hereof or in the ordinary course of business consistent with past practice, and subject to the limitations set forth on Section 5.2(b)(xv) of the Company Disclosure Letter, (A) increase the compensation or benefits payable or to become payable to any of its directors, officers, employees or individual independent contractors, (B) grant to any of its directors, officers, employees or individual independent contractors any increase in severance or termination pay, (C) pay or award, or commit to pay or award, any bonuses or incentive compensation, (D) enter into any employment, severance, change of control or retention agreement (excluding offer letters that provide for no severance or change of control benefits) with any of its directors, officers, employees or individual independent contractors, (E) hire, retain or terminate the services of any employee or individual independent contractor, (F) establish, adopt, enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or representative of employees or Panther Benefit Plan or (G) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any of its directors, officers, employees or individual independent contractors;

(xvi) except (A) in the ordinary course of business or (B) in accordance with the Debt Commitment Letter in furtherance of the Transactions (as defined herein or in the Debt Commitment Letter), (1) modify, make any material amendment to or voluntarily terminate, prior to the expiration date thereof, any Panther Material Contracts; (2) enter into a Contract after the Execution Date that would be a Panther Material Contract described in Section 4.12(a) if entered into prior to the Execution Date; or (3) waive any default by, or release, settle or compromise any claim against, any other party to a Panther Material Contract;
(xvii) enter into or consummate any Related Party Transaction;
(xviii) enter into a material line of business outside of the business of the Panther Entities conducted as of the Execution Date; or
(xix) agree or commit to take any of the actions described above.
ARTICLE VI
ADDITIONAL AGREEMENTS
6.1 No Solicitation.
(a) Neptune shall, and shall cause each of the other Neptune Entities and direct its Representatives to, (i) immediately cease any and all activities, discussions or negotiations that commenced prior to the date of this Agreement and were ongoing as of the Execution Date with respect to a Neptune Alternative Proposal made or received prior to the date hereof and (ii) promptly deliver written notice to each Person with whom Neptune was engaged in any such discussions or negotiations regarding a Neptune Alternative Proposal during the prior year (A) informing such Person that Neptune is immediately terminating all activities, discussions and negotiations with respect to any Neptune Alternative Proposal and (B) directing that all such Persons and their Representatives return or destroy all copies of confidential information previously provided to such parties by any Neptune Entity or its respective Representatives to the extent any confidentiality agreement with such Person so provides or allows. Except as otherwise expressly permitted by this Section 6.1, from and after the Execution Date until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Article VIII hereof, Neptune shall not, and shall cause the other Neptune Entities and its and their Representatives not to, directly or indirectly:
(i) solicit, initiate or knowingly facilitate or encourage any inquiry, proposal or offer from any Person relating to, or that could reasonably be expected to lead to, a Neptune Alternative Proposal;
(ii) engage or participate in any discussions or negotiations with, or provide any nonpublic information or access to the business, properties, assets, books or records of the Neptune Entities to, or cooperate with, assist or facilitate any efforts by, any Person relating to or in connection with, or that was intended to and could reasonably be expected to lead to, a Neptune Alternative Proposal;
(iii) accept any proposal or offer from any Person relating to a Neptune Alternative Proposal;
(iv) approve, adopt, execute, enter into or recommend any contract, term sheet, letter of intent or similar agreement with any Person (other than the Sponsor, Panther or another Affiliate of the Sponsor) relating to or in connection with a Neptune Alternative Proposal (other than a confidentiality agreement as provided in Section 6.1(d)(i));
(v) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Neptune Entities, unless the Special Committee reasonably determines in good faith, after consultation with its outside legal counsel, that the failure of the Neptune Board to amend or grant any such waiver or release would be inconsistent with the Neptune Board’s fiduciary duties under applicable Law; or
(vi) resolve, agree or publicly propose to, or permit Neptune or any of its Subsidiaries or any of its Representatives to agree or publicly propose to, take any of the actions referred to in clauses (i) – (v).

(b) Except as expressly permitted in and in accordance with the terms of Section 6.1(d), the Neptune Board (acting through the Transaction Directors) or any committee thereof shall not (i) fail to include the Neptune Recommendation in the Proxy Statement, (ii) amend, withdraw, modify or qualify or propose publicly to amend, withdraw, modify or qualify, in a manner adverse to Panther, the Neptune Recommendation, (iii) recommend, adopt, authorize, endorse, declare advisable or approve, or propose publicly to recommend, adopt, authorize, endorse, declare advisable or approve, any Neptune Alternative Proposal or (iv) recommend acceptance of any tender or exchange offer for any outstanding capital stock of Neptune or any of its Subsidiaries (the taking of any action described in this Section 6.1(b) being referred to as a “Neptune Recommendation Change”).
(c) From and after the Execution Date, Neptune shall promptly (and in each case within twenty-four (24) hours thereof) advise Panther of the receipt by any Neptune Entities or any of their respective Representatives of any Neptune Alternative Proposal made on or after the Execution Date, any inquiry or proposal that could reasonably be expected to lead to a Neptune Alternative Proposal, any request for nonpublic information or data relating to Neptune or any its Subsidiaries made by any Person in connection with a Neptune Alternative Proposal and any request for discussions or negotiations with any Neptune Entity or a Representative of a Neptune Entity relating to, or that could reasonably be expected to lead to, a Neptune Alternative Proposal (in each case within twenty-four (24) hours thereof), and Neptune shall provide to Panther (within such twenty-four (24) hour time frame) (i) if such Neptune Alternative Proposal, inquiry, proposal or request is in writing, a copy of any such Neptune Alternative Proposal, inquiry, proposal or request made in writing and (ii) if such Neptune Alternative Proposal, inquiry, proposal or request is oral, a written summary of the material terms of such Neptune Alternative Proposal, inquiry, proposal or request (including the identity of the Person making such Neptune Alternative Proposal, inquiry, proposal or request). Neptune shall keep Panther reasonably informed on a reasonably current basis with respect to the status and material terms of any such Neptune Alternative Proposal, inquiry, proposal or request and any material changes to the status of any such discussions or negotiations.
(d) From and after the Execution Date and prior to the receipt of the Neptune Statutory Approval, Neptune, directly or indirectly through one or more of its Representatives, may act as follows:
(i) in response to a bona fide written Neptune Alternative Proposal made after the Execution Date that did not result from a breach of this Section 6.1, Neptune or its Representatives may contact the Person or its Representatives making such Neptune Alternative Proposal to clarify the terms and condition thereof, and (A) furnish information about Neptune Entities to the Person making such Neptune Alternative Proposal and (B) participate or engage in discussions or negotiations with such Person and such Person’s Representatives and its potential financing sources regarding such Neptune Alternative Proposal; provided, however, that (x) no nonpublic information may be furnished to such Person until Neptune receives an executed confidentiality agreement from such Person containing limitations on the use and disclosure of nonpublic information furnished to such Person by or on behalf of Neptune that are no less favorable to Neptune in the aggregate than the terms of the Confidentiality Agreement; provided, further, that Panther (1) as promptly as practicable and prior to Neptune or its Subsidiaries providing any nonpublic information, is provided with a copy of such executed confidentiality agreement and (2) is provided with any nonpublic information (or access with respect thereto), which was not previously furnished to Panther, substantially concurrently as Neptune or its Subsidiaries furnish any such nonpublic information to such other Person and (y) prior to taking any actions pursuant to this Section 6.1(d)(i), the Special Committee determines in good faith, after consultation with its financial advisors and legal counsel, that such Neptune Alternative Proposal is, or would reasonably be expected to lead to, a Neptune Superior Proposal; and
(ii) in response to a bona fide written Neptune Alternative Proposal received by Neptune after the Execution Date that did not result from a breach of this Section 6.1, the Neptune Board (acting through the Transaction Directors) or the Special Committee may (A) effect a Neptune Recommendation Change or (B) terminate this Agreement pursuant to Section 8.1(f), if prior to taking either such action the Special Committee reasonably determines in good faith after consultation with its financial advisors and outside legal counsel that such Neptune Alternative Proposal is a Neptune Superior Proposal; provided, however, that prior to effecting such Neptune Recommendation Change or terminating this Agreement pursuant to Section 8.1(f), (1) Neptune shall have given at least five (5) Business Days’ prior written notice to Panther that Neptune has received such proposal, specifying the material terms and conditions of such proposal (including a copy of the most current version of the proposed agreement under which such Neptune Superior Proposal is proposed to be consummated and any other material documents (including financing commitments, if any) and correspondence in respect thereof, including the identity of the Person making such proposal), and, that Neptune intends to take such action at the end of the notice period, which notice shall specify the basis for such Neptune Recommendation Change (such notice being referred to herein as a “Neptune SP Recommendation Change Notice”), and (2) following such five (5)-Business Day period, the Special Committee after taking into account in good faith any revisions to the terms of this Agreement committed to in writing by Panther and, after consultation with its financial advisors and outside legal counsel, shall have determined in good faith that the Neptune Alternative Proposal remains a Neptune Superior Proposal; each time material modifications to the terms of a Neptune Alternative Proposal determined to be a Neptune Superior Proposal are made a new Neptune SP Recommendation Change Notice shall be required, and in such case, the time periods specified in the foregoing clauses (1) and (2) with respect to the new notice shall be three (3) Business Days.
(iii) the Neptune Board (acting through the Transaction Directors) or the Special Committee may make a Neptune Recommendation Change of the type described in clause (i) or (ii) of the definition thereof in response to a Neptune Intervening Event if prior to taking such action the Special Committee reasonably determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure of the Neptune Board or the Special Committee to make such Neptune Recommendation Change would be inconsistent with the Neptune Board’s or the Special Committee’s fiduciary duties under applicable Law; provided, however, that prior to effecting such Neptune Recommendation Change (A) Neptune shall have given Panther at least five (5) Business Days’ prior written notice informing Panther that Neptune has determined that a Neptune Intervening Event has occurred or arisen (which notice will reasonably describe such Neptune Intervening Event) and Neptune intends to effect a Neptune Recommendation Change at the end of the notice period (such notice being referred to herein as a “Neptune Recommendation Change Notice”), (B) during the five (5)-Business Day period starting after the date on which such Neptune Recommendation Change Notice is received, if requested by Panther, Neptune shall, and shall cause its Subsidiaries and Representatives to, negotiate in good faith with Panther and Panther’s Representatives (to the extent Panther wishes to negotiate), which may be on a nonexclusive basis with respect to negotiations or discussions permitted by this Section 6.1, to revise the terms and conditions of this Agreement such that a failure of the Neptune Board or the Special Committee to effect such a Neptune Recommendation Change in response to such Neptune Intervening Event would not be inconsistent with the Neptune Board’s or the Special Committee’s fiduciary duties under applicable Law and (C) following such five (5)-Business Day period after the date of the Neptune Recommendation Change Notice, the Special Committee after taking into account in good faith any changes to the terms of this Agreement proposed by Panther and, after consultation with its financial advisors and outside legal counsel, shall have reasonably determined in good faith that the failure to effect such a Neptune Recommendation Change would be inconsistent with the Neptune Board’s or the Special Committee’s fiduciary duties under applicable Law.
(e) Nothing contained in this Section 6.1 shall prohibit the Company or the Neptune Board from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, (ii) making any disclosure to the stockholders of the Company that is required by Law or (iii) making any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act; provided, however, that this Section 6.1(e) shall not be deemed to permit the Neptune Board to make a Neptune Recommendation Change other than in accordance with Section 6.1(b) or Section 6.1(d).

(f) From and after the Execution Date, Panther and the Sponsor (i) shall, and shall cause their respective Affiliates and Representatives to, immediately terminate any and all activities, discussions or negotiations that commenced prior to the date of this Agreement with respect to a Panther Alternative Proposal and (ii) shall not, and shall cause their respective Affiliates and Representatives not to, directly or indirectly, (A) solicit, initiate, or knowingly encourage, or take any other action to knowingly facilitate, any Panther Alternative Proposal or any inquiry or proposal that would reasonably be expected to lead to a Panther Alternative Proposal, (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (other than Neptune) any information with respect to, or otherwise cooperate in any way with, any Panther Alternative Proposal or any inquiry or proposal that would reasonably be expected to lead to a Panther Alternative Proposal or (C) approve, endorse, recommend, execute or enter into any term sheet, letter of intent, memorandum of understanding, agreement in principle, joint venture agreement, partnership agreement or merger, acquisition or similar agreement constituting or contemplating any Panther Alternative Proposal.
6.2 Preparation of Proxy Statement.
(a) As promptly as practicable following the Execution Date, Neptune shall prepare and file or cause to be filed with the SEC, the Proxy Statement in order to seek the Neptune Stockholder Approval. Panther shall (x) cooperate with Neptune in the preparation of the Proxy Statement; (y) use its reasonable best efforts to furnish the information required by the SEC or federal securities Laws to be included in the Proxy Statement concerning the Panther Entities, including updated financial statements if required and (z) use its reasonable best efforts to provide such other assistance as may be reasonably requested by Neptune or Neptune’s outside legal counsel in connection with the preparation, filing and distribution of the Proxy Statement. Neptune shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as is practicable after filing and each of Neptune and Panther shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the holders of Neptune Common Stock as promptly as reasonably practicable after the Proxy Statement shall have been cleared by the SEC. Each party shall also take any action required to be taken and make any necessary filings under the Securities Act, the Exchange Act or any applicable state securities Laws in connection with the Transactions, this Agreement or the issuance of Neptune Common Stock in the Transactions. All filings by Neptune with the SEC in connection with the Transactions and all mailings to the stockholders of Neptune in connection with the Transactions shall be subject to the reasonable opportunity for prior review and comment by Panther, which comments Neptune shall consider in good faith, acting reasonably.
(b) If at any time prior to the Effective Time, any party discovers any information relating to Panther or Neptune, or any of their respective Affiliates, directors or officers that should be set forth in an amendment or supplement Proxy Statement so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and Neptune shall promptly cause to be filed with the SEC an appropriate amendment or supplement describing such information and, to the extent required by Law, disseminate such information to the stockholders of Neptune.
(c) The parties shall notify each other promptly of the receipt of any correspondence, communications or comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with (i) copies of all correspondence and a description of all material oral discussions between it or any of its respective Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the Transactions and (ii) copies of all orders of the SEC relating to the Proxy Statement.
6.3 Stockholders Meeting; Recommendations.   Neptune shall take, in accordance with the DGCL and its Organizational Documents, all actions reasonably necessary to mail the Proxy Statement to Neptune’s stockholders and to establish a record date, duly call, give notice of, convene and hold the Neptune Stockholder Meeting for the purpose of securing the Neptune Stockholder Approval. Unless a Neptune

Recommendation Change is effected in accordance with Section 6.1, the Proxy Statement shall state that the Neptune Board has, by unanimous vote of the Transaction Directors, (i) approved this Agreement and the Transactions; (ii) determined that this Agreement and the Transactions are fair to and in the best interests of Neptune and its stockholders; and (iii) include the Neptune Recommendation. Unless a Neptune Recommendation Change is effected in accordance with Section 6.1, Neptune shall use its reasonable best efforts to solicit from stockholders of Neptune votes in favor of the Neptune Stockholder Approval. Notwithstanding any Neptune Recommendation Change, this Agreement shall be submitted to the stockholders of Neptune at the Neptune Stockholder Meeting and nothing contained herein shall be deemed to relieve Neptune of such obligation unless this Agreement has been validly terminated pursuant to the terms hereof. In addition to the foregoing, Neptune shall not submit to the vote of its stockholders any Neptune Alternative Proposal or other acquisition proposal other than the Transactions. Anything to the contrary contained in this Agreement notwithstanding, Neptune may adjourn or postpone the Neptune Stockholder Meeting (A) to the extent necessary, to ensure that any required supplement or amendment to the Proxy Statement that Neptune has determined in good faith (after consultation with outside legal counsel) is necessary under applicable Law, is provided to Neptune’s stockholders, (B) if, as of the time for which the meeting of Neptune’s stockholders is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Neptune Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such meeting or (C) with the consent of Panther, to solicit additional proxies necessary to obtain the Neptune Stockholder Approval; provided, however, that no adjournment or postponement may be made to a date on or after three (3) Business Days prior to the End Date.
6.4 Access to Information; Confidentiality.
(a) From the Execution Date until the Effective Time, subject to applicable Law, (i) Neptune shall provide and shall cause Neptune’s Representatives to provide Panther and its authorized Representatives, during normal business hours and upon reasonable advance notice, such reasonable access to the offices, employees, customers, suppliers, properties, books and records of Neptune and its Subsidiaries (so long as such access does not unreasonably interfere with the operations of Neptune and its Subsidiaries) as Panther may reasonably request, and (ii) Panther shall provide and shall cause Panther’s Subsidiaries and its and their respective Representatives to provide Neptune and its authorized Representatives, during normal business hours and upon reasonable advance notice, such reasonable access to the offices, employees, properties, books and records of the Panther Entities (so long as such access does not unreasonably interfere with the operations of any Panther Entities) as Neptune may reasonably request (including for the purposes of planning the operation of the Surviving Corporation after the Effective Time). No party shall have access to personnel records of the other party or any of its Subsidiaries relating to individual performance or evaluation records, medical histories or other information that in such other party’s good faith opinion the disclosure of which could subject such other party or any of its Subsidiaries to risk of liability.
(b) With respect to any information disclosed pursuant to this Section 6.4, each of Panther and Neptune shall comply with, and shall cause each of its Subsidiaries and their respective Representatives to comply with, all of its obligations under the mutual nondisclosure and confidentiality agreement, dated June 7, 2018, previously executed by Panther and Neptune (the “Confidentiality Agreement”). No party shall be required to provide access to or disclose any information where such access or disclosure would jeopardize any attorney-client privilege of such party or any Subsidiary of such party or contravene any Contract, Law or order (it being agreed that the parties shall use their respective reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).
6.5 Efforts to Consummate; Notification.
(a) Subject to the terms and conditions of this Agreement, each party will use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Transactions, including using reasonable best efforts to (and, with respect to the following clauses (i), (ii) and (iv), Sponsor shall and shall cause the Funds to use their respective reasonable best efforts to) (i) cause the conditions precedent set forth in Article VII to be satisfied; provided, that in the case of Sponsor, its obligations under this clause (i) shall only require that Sponsor (A) use reasonable best efforts to cause the condition set forth in Section 7.3(c) to be satisfied and (B) not take or fail to take any action, and cause the Funds not to take or fail to take any action, with the intention of preventing, frustrating or delaying the satisfaction of the condition set forth in Section 7.2(d), (ii) obtain all necessary waivers, consents, approvals, permits, orders or authorizations (including the expiration or termination of any waiting periods) from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and take all steps as may be necessary to avoid, or to have terminated, if begun, any Proceeding by any Governmental Entity by the End Date, (iii) obtain all necessary waivers, consents, approvals, permits, orders or authorizations from third parties, (iv) defend any investigations or Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to avoid the entry of, or to have reversed, terminated, lifted or vacated, any stay, temporary restraining order or other injunctive relief or order entered by any Governmental Entity that could prevent or delay the Transactions or the consummation of the Transactions and (v) execute and deliver additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement.
(b) In furtherance and not in limitation of the foregoing, Neptune, Sponsor and Panther shall, and the Sponsor shall cause the Funds to, (i) make or cause to be made any filings required under the HSR Act, the Competition Act of Canada and the Austrian Cartel Act with respect to the Transaction as promptly as reasonably practicable, and, with respect to filings under the HSR Act, in no event later than ten (10) Business Days after, the Execution Date, (ii) furnish to any other parties as promptly as reasonably practicable all information required for any application or other filing to be made by the other party pursuant to any applicable Law in connection with the Transactions, (iii) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by, the Antitrust Division of the U.S. Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or by any other Governmental Entity in respect of such registrations, declarations and filings or such transactions, (iv) promptly notify the other parties of any communication between that party and the FTC, the DOJ or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding the application of a Regulatory Law to any of the Transactions and (v) act in good faith and use reasonable best efforts to cooperate with the other parties in connection with any such registrations, declarations and filings and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under the HSR Act or any other Regulatory Law with respect to any such registration, declaration and filing or any such transaction. Anything to the contrary in this Section 6.5(b) notwithstanding, materials provided to the other parties or its outside counsel may be redacted to remove references concerning the valuation of Neptune and its Subsidiaries or Panther Entities or as necessary to address reasonable privilege concerns.
(c) Notwithstanding the foregoing, nothing in this Section 6.5 shall require, or be construed to require, (i) any Panther Entity or any Neptune Entity to agree to (A) sell, divest, discontinue, hold separate or limit any assets, businesses or interests, (B) terminate, modify, or create any ventures, (C) terminate or modify any existing relationships, contractual rights or obligations, (D) effectuate any other changes or restructurings, (E) create any contractual rights or obligations or firewalls, (F) refrain from making any investment or acquisition or (G) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests, in each case of the foregoing clauses (A) through (G), to the extent that such actions individually or in the aggregate would reasonably be expected to have a material adverse effect on Neptune, Panther, or the Surviving Corporation, or (ii) subject to clause (i), Sponsor or any of its Affiliates, other than the Funds and other than the Panther Entities and the Neptune Entities (both of which are addressed by clause (i)), to agree to any of the actions or matters referred to in clauses (i)(A) – (G) of this Section 6.5(c).

6.6 Certain Notices.
(a) Panther and Neptune shall each promptly advise the other party of  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions or (b) upon receiving any communication from any Governmental Entity or third party whose consent or approval is required for consummation of the Transactions that causes such party to believe that there is a reasonable likelihood that any such consent or approval will not be obtained or that the receipt of any such consent or approval will be materially delayed.
6.7 Public Announcements.   The initial press release with respect to this Agreement and the Transactions shall be a release mutually agreed upon by Panther and Neptune. Thereafter, Panther and Neptune shall consult with each other and provide each other with the opportunity to review and comment upon any press release or other public statements with respect to the Transactions or this Agreement and shall not issue any such other press release prior to such consultation, except as may be required by applicable Law or any listing agreement related to the trading of the shares of either party on any securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use reasonable best efforts to consult in good faith with the other party and provide the other party with an opportunity to review and comment on the content of the proposed disclosure, which comments such party shall consider in good faith, acting reasonably, before issuing any such press release or making any such public announcement; provided, however, that (a) each of Panther and Neptune may make press releases, public statements or public announcements concerning this Agreement or the Transactions that consist solely of information previously disclosed in press releases, public disclosures or statements made by Neptune and/or Panther in compliance with this Section 6.7 and (b) Neptune shall not be required to provide for review or comment to Panther any statement, release or disclosure in response to or in connection with a Neptune Alternative Proposal or Neptune Recommendation Change, it being understood, for the avoidance of doubt, that nothing in this clause (b) shall permit Neptune to make any statement or effect a Neptune Recommendation Change other than in accordance with Section 6.1(b) or Section 6.1(d).
6.8 Indemnification of Directors and Officers.
(a) For six (6) years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless (and advance funds in respect of each), in the same manner as provided by Panther, as applicable, immediately prior to the Execution Date, each present and former director, officer and employee of Panther, or any of their respective Subsidiaries (in all of their capacities (collectively, the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees and expenses and disbursements), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such Indemnified Party is or was a director, officer or employee of the Panther Entities or Neptune Entities, whether asserted or claimed prior to, at or after the Effective Time (including with respect to acts or omissions by directors or officers of Neptune or Panther or their respective Subsidiaries in their capacities as such arising in connection with the Transactions), and shall provide advancement of expenses to the Indemnified Parties, in all such cases to the same extent that such persons are indemnified or have the right to advancement of expenses as of the Execution Date by Panther pursuant to Panther’s Organizational Documents and indemnification agreements, if any, or by any one of Panther’s Subsidiaries pursuant to such Subsidiary’s Organizational Documents and indemnification agreements of any Subsidiary of Panther, if any, in existence on the Execution Date.
(b) Neptune agrees that, for six (6) years after the Effective Time, the Organizational Documents of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification of the current and former directors and officers of Panther than are provided by Panther in Panther’s Organizational Documents and indemnification agreements as of the Execution Date, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any such individuals until the expiration of the statutes of limitations applicable to such matters or unless such amendment, modification or repeal is required by applicable Law.

(c) For six (6) years after the Effective Time, the Surviving Corporation shall maintain in effect for the benefit of the Indemnified Parties an insurance and indemnification policy with an insurer with the same or better credit rating as the current carrier for Panther that provides coverage for acts or omissions occurring prior to the Effective Time covering each such person covered by the officers’ and directors’ liability insurance policy of Panther on terms with respect to coverage and in amounts no less favorable in the aggregate than those of Panther’s directors’ and officers’ insurance policy in effect on the Execution Date; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the annual premium currently paid by Panther for such coverage; and provided, further, however, that if any annual premium for such insurance coverage exceeds 300% of such annual premium, the Surviving Corporation shall obtain as much coverage as reasonably practicable for a cost not exceeding such amount. The Surviving Corporation’s obligations under this Section 6.8(c) may be satisfied by the Surviving Corporation purchasing a “tail” policy, under Panther’s existing directors, and officers, insurance policy, which (i) has an effective term of six (6) years from the Effective Time, (ii) covers each person covered by Panther’s directors’ and officers’ insurance policy in effect on the Execution Date or at the Effective Time for actions and omissions occurring prior to the Effective Time and (iii) contains terms that are no less favorable in the aggregate than those of Panther’s directors’ and officers’ insurance policy in effect on the Execution Date. If such “tail” policy has been obtained by Neptune prior to the Effective Time, the Surviving Corporation shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation.
(d) The provisions of this Section 6.8, are (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Party and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise. The Surviving Corporation shall pay all reasonable out-of-pocket expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity obligations provided in this Section 6.8 unless it is ultimately determined that such Indemnified Party is not entitled to such indemnity.
(e) For six (6) years after the Effective Time, if the Surviving Corporation, or any of its successors or assigns, (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation honor the indemnification obligations set forth in this Section 6.8.
6.9 Employee Matters.
(a) For a period of one (1) year following the Closing Date, Neptune shall or shall cause its applicable Subsidiaries to provide each Continuing Neptune Employee and each Continuing Panther Employee whose employment is terminated without cause during the period commencing on the Closing Date and ending on the first (1st) anniversary of the Closing Date with severance benefits equal in value to the greater of  (i) the severance benefits that such individual would be eligible to receive under the applicable severance policy, program or arrangement of any Panther Entity set forth on Section 6.9(a) of the Panther Disclosure Letter and (ii) the severance benefits that such individual would be eligible to receive under the severance policy, program or arrangement of any Neptune Entity set forth on Section 6.9(a) of the Neptune Disclosure Letter, in each case, taking into account such Continuing Panther Employee’s service with the Panther Entities prior to the Closing and with the Neptune Entities following the Closing and such Continuing Neptune Employee’s service with the Neptune Entities prior to and following the Closing. For the avoidance of doubt and notwithstanding the immediately preceding sentence, during the one (1)-year period referred to in the immediately preceding sentence, each Continuing Neptune Employee and Continuing Panther Employee that is party to an individual agreement with Neptune or Panther that provides for severance benefits shall receive severance benefits pursuant to his or her individual agreement.
(b) From and after the Closing, Neptune shall give each Continuing Panther Employee full credit for all purposes under any employee benefit plans sponsored, maintained or contributed to by any Neptune Entity for such Continuing Panther Employee’s service with any Panther Entity and with any predecessor employer to the same extent recognized prior to the Closing under a corresponding Panther Benefit Plan; provided that the foregoing service recognition shall not apply (i) to the extent such credit would result in the duplication of benefits for the same period of service, (ii) for purposes of benefit accrual under any defined benefit pension plan or retiree welfare plan or (iii) for purposes of any benefit plan that is frozen or provides grandfathered benefits. In addition, and without limiting the generality of the foregoing, (A) Neptune shall, or shall cause its applicable Subsidiaries to, provide that each Continuing Panther Employee shall be immediately eligible to participate, without any waiting time, in any and all Neptune Benefit Plans, and (B) (1) for purposes of each Neptune Benefit Plan in which a Continuing Panther Employee participates during the year in which the Closing Date occurs that provides medical, dental, pharmaceutical or vision benefits, Neptune (or its applicable Subsidiaries) shall use commercially reasonable efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such Neptune Benefit Plan to be waived for such Continuing Panther Employee and his or her covered dependents, unless such conditions would not have been waived under the analogous Panther Benefit Plan in which such Continuing Panther Employee participated immediately prior to the Closing and (2) Neptune shall, or cause its applicable Subsidiaries to, use commercially reasonable efforts to cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Panther Benefit Plan ending on the date such employee’s participation in a corresponding Neptune Benefit Plan begins to be taken into account under such Neptune Benefit Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Neptune Benefit Plan.
(c) Neptune and Panther agree to the covenants set forth on Section 6.9(c) of the Panther Disclosure Letter.
(d) Prior to the Closing Date, Panther shall seek approval by the Holders, in accordance with Section 280G(b)(5)(B) of the Code, of the right of any “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) to receive or retain any payments that would, in the absence of such stockholder approval, constitute “excess parachute payments” within the meaning of Section 280G of the Code. Prior to seeking such approval, Panther will use commercially reasonable efforts to obtain from each disqualified individual waivers that provide that no payments and/or benefits that would separately or in the aggregate constitute “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code (“Parachute Payments”) with respect to such disqualified individual shall, in the absence of such Holder approval referred to in the immediately preceding sentence, be payable to or retained by such disqualified individual to the extent such Parachute Payments would not be deductible by reason of the application of Section 280G of the Code or would result in the imposition of the excise tax under Section 4999 of the Code on such disqualified individual. All materials produced by Panther in connection with the implementation of this Section 6.9(d) shall be provided to Neptune at least five (5) Business Days in advance for Neptune’s review and comment, and Panther shall consider any of Neptune’s requested changes or comments in good faith and not unreasonably omit them; provided that if any compensatory arrangement is entered into between a Neptune Entity and a disqualified individual before the Closing, Neptune shall provide a copy of such arrangement or summary of its material terms to Panther at least ten (10) Business Days before the Closing and shall cooperate with Panther and its advisers in good faith to determine the value for the purposes of Section 280G of the Code of any payments or benefits contemplated therein and if Neptune does not comply with its obligations under this sentence, Panther’s failure to include such Neptune arrangements in the Holder voting materials described herein will not result in a breach of this Section 6.9(d).
(e) Without limiting Section 11.6, nothing in this Agreement shall constitute an amendment to, or be construed as amending, any employee benefit plan sponsored, maintained or contributed to by any Person. The provisions of this Section 6.9 are for the sole benefit of the parties hereto and nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any Person (including, for the avoidance of doubt, any Continuing Panther Employee or Continuing Neptune Employee or other current or former employee (or spouse or dependent thereof) of Neptune, Panther or any of their respective Subsidiaries, other than the parties hereto and their respective permitted successors and assigns), any legal or equitable or other rights or remedies (including with respect to the matters provided for in this Section 6.9) under or by reason of any provision of this Agreement. Nothing in this Agreement shall give any employee or other service provider of Neptune, Panther or any of their respective Affiliates or any other Person any right to continued employment or service.
6.10 Section 16(b) Matters.   Prior to the Effective Time, Neptune shall take all such steps as may be required to cause any disposition of Equity Interests of Neptune (including derivative securities with respect thereto) or acquisition of Equity Interests of the Surviving Corporation (including derivative securities with respect thereto) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Neptune or who will become subject to such reporting requirements with respect to the Surviving Corporation to be exempt under Rule 16b-3 under the Exchange.
6.11 Takeover Laws.   If any takeover laws or any anti-takeover provision or restriction on ownership in the Organizational Documents of Neptune is or may become applicable to the Transactions, Neptune and the Neptune Board shall grant such approvals and take all such actions as are necessary or advisable so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute, regulation or provision in Neptune’s Organizational Documents on the Transactions.
6.12 Exchange Listing.   Neptune shall use its reasonable best efforts to cause the Neptune Common Stock to be issued to Holders pursuant to the Merger to be approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance, prior to the Effective Time.
6.13 Tax Matters.
(a) Each of Neptune and Panther shall use its reasonable best efforts to cause the Merger to qualify, and shall not take or knowingly fail to take (and shall cause any Subsidiaries or Affiliates of such party not to take or knowingly fail to take) any action that could reasonably be expected to prevent or impede the Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code.
(b) Each of Neptune and Panther shall use its reasonable best efforts and shall cooperate with one another to obtain the opinions of counsel referred to in Sections 7.2(d) and 7.3(d). In connection therewith, (i) Panther shall use its reasonable best efforts to deliver to Debevoise & Plimpton LLP (“Panther Tax Counsel”) and Wachtell, Lipton, Rosen & Katz (“Neptune Tax Counsel”) a duly executed certificate containing such representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel to render the opinions described in Sections 7.2(d) and 7.3(d) (the “Panther Tax Certificate”) and (ii) Neptune shall use its reasonable best efforts to deliver to Panther Tax Counsel and Neptune Tax Counsel a duly executed certificate containing such representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel to render the opinions described in Sections 7.2(d) and 7.3(d) (the “Neptune Tax Certificate”), in each case, dated as of the effective date of the Proxy Statement and the Closing Date. Neptune and Panther shall provide such other information as reasonably requested by each of Panther Tax Counsel and Neptune Tax Counsel for purposes of rendering the opinions described in Sections 7.2(d) and 7.3(d), as applicable.
6.14 Financing Cooperation.   Each of Panther and Neptune shall, and shall cause its Subsidiaries to, use its reasonable best efforts to obtain the Financing. Each of Panther and Neptune shall, and shall cause its Subsidiaries to, and cause its and their respective officers, employees and advisors (including legal and accounting representatives to), use its reasonable best efforts to cooperate in any manner that is reasonably requested by Panther or Neptune in order (a) to assist in any arrangement or syndication activities in respect of the Financing as contemplated by the Debt Commitment Letter, to satisfy on a timely basis all conditions to funding set forth in the Debt Commitment Letter that are within Panther’s or Neptune’s control and to consummate the Financing at or prior to the Closing and (b) if any portion of the Financing becomes unavailable on the terms and conditions set forth in the Debt Commitment Letter (including any flex provisions), to arrange to obtain alternative financing, including from alternative sources, on terms and conditions not less favorable than the terms and conditions (including any flex provisions) set forth in the Debt Commitment Letter.

6.15 Treatment of Certain Indebtedness.   Neptune shall use its reasonable best efforts to deliver, or cause to be delivered, to Panther on or prior to three (3) Business Days prior to the Effective Time, a copy of draft payoff letters, and on or prior to the Effective Time, executed payoff letters (subject to delivery of funds as arranged by Panther, or as arranged by Panther and/or Neptune in accordance with Section 6.14(b)) with respect to the Existing Neptune Credit Facilities (each, a “Payoff Letter”), in customary form and reasonably acceptable to Panther, and providing for the payoff, discharge and termination in full on the Closing Date of the Existing Neptune Credit Facilities and the release of liens thereunder upon payment of the amounts provided for therein. Each of Neptune and Panther shall use reasonable best efforts to cause to be provided to Neptune, or cause to be provided to the applicable administrative agent under the Existing Neptune Credit Facilities, or, in the event financing is obtained in accordance with Section 6.14(b), Panther and/or Neptune shall cause to be provided to the applicable administrative agent under the Existing Neptune Credit Facilities, the amounts necessary to pay off, discharge and terminate the Existing Neptune Credit Facilities in accordance with the Payoff Letters substantially concurrently with the Closing. Each of Neptune and Panther shall indemnify, defend and hold harmless the other, its Subsidiaries and their respective Affiliates, and their respective directors, managers, general partners, officers, employees and Representatives, in each case prior to the Effective Time, from and against fifty percent (50.0%) of any liability or obligation suffered or incurred by them in connection with the transactions contemplated by Section 6.14 or this Section 6.15 and any information utilized in connection therewith, except, in each case, to the extent any of the foregoing arises from the bad faith, gross negligence or willful misconduct of the indemnified party, any of its Subsidiaries or any of their Representatives, or with respect to historical information relating to the indemnified party or its Subsidiaries provided by or on behalf of the indemnified party. Any fee or expense (other than any attorneys’ fees) payable by any party in connection with the Debt Commitment Letter, the Financing and any of the transactions set forth in Section 6.14 or this Section 6.15 shall, in the event the Closing does not occur, be borne, in each case, equally by Panther and Neptune.
6.16 Stockholder Litigation.   Prior to the earlier of the Effective Time or the termination of this Agreement, Neptune shall control the defense of any litigation brought by the Neptune Entities’ stockholders against any Neptune Entity and/or their respective directors or officers relating to the Merger or a breach of this Agreement or any other agreements contemplated hereby; provided, however, that Neptune shall give Panther the right to review and comment on all material filings or responses to be made by the Neptune Entities in connection with any such litigation, and the right to consult on the settlement, release, waiver or compromise of any such litigation, and Neptune shall in good faith take such comments into account, and no such settlement, release, waiver or compromise relating to the Merger shall be agreed to without Panther’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Neptune shall promptly notify Panther of any such litigation and shall keep Panther informed on a reasonably current basis with respect to the status thereof.
ARTICLE VII
CONDITIONS PRECEDENT
7.1 Conditions to Each Party’s Obligations to Effect the Transactions.   The respective obligations of each party to effect the Transactions are subject to the satisfaction or waiver (to the extent permitted by Law), at or prior to the Closing, of the following conditions:
(a) Stockholder Approval.   The Neptune Stockholder Approval shall have been obtained.
(b) Approvals.   Any (i) waiting periods applicable to the Transactions under the HSR Act shall have been terminated or expired and (ii) any necessary approvals or termination of any applicable waiting periods under the Competition Act of Canada and the Austrian Cartel Act shall have been received or occurred.
(c) No Injunctions or Restraints.   No Governmental Entity of competent jurisdiction shall have after the Execution Date enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, Law or order (whether temporary, preliminary or permanent) that enjoins or otherwise prohibits or makes illegal the consummation of any of the Transactions.
(d) Exchange Listing.   The Neptune Common Stock to be issued in connection with the Transactions shall have been approved for listing on the NYSE, subject to official notice of issuance.

7.2 Additional Conditions to Panther’s Obligations.   The obligations of Panther to effect the Transactions are also subject to the satisfaction or waiver (to the extent permitted by Law) at or prior to the Closing of the following conditions:
(a) Representations and Warranties.   The representations and warranties of Neptune (i) in this Agreement (other than those described in clauses (ii), (iii) and (iv) below) shall be true and correct (disregarding all qualifications or limitations as to “materiality” or “Neptune Material Adverse Effect”) in all respects as of the Execution Date and as of the Closing Date as if remade on the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all respects as of such specific date), except where the aggregate failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, a Neptune Material Adverse Effect; (ii) in Sections 3.5(a) and (b) shall be true and correct in all respects as of the Execution Date and as of the Closing Date as if remade on the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct other than in de minimis respects as of such specific date) other than in de minimis respects; (iii) in Sections 3.1 (first sentence only), 3.2, 3.3(a), 3.5 (other than (a) and (b)), 3.21 and 3.22 shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though remade on the Closing Date; and (iv) in Section 3.8(c) shall be true and correct in all respects as of the Execution Date and as of the Closing Date as though remade on the Closing Date.
(b) Agreements and Covenants.   Neptune shall have performed, or complied with, in all material respects, the agreements and covenants required by this Agreement to be performed or complied with by Neptune on or prior to the Closing.
(c) Compliance Certificate.   Panther shall have received a certificate signed by a senior executive officer of Neptune dated the Closing Date confirming that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.
(d) Tax Opinion.   Panther shall have received a written opinion from Panther Tax Counsel, in form and substance reasonably satisfactory to Panther, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 7.2(d), Panther Tax Counsel shall be entitled to rely upon assumptions, representations, warranties and covenants, including those contained in the Panther Tax Certificate and the Neptune Tax Certificate and such other information as Panther Tax Counsel deems relevant.
(e) Stockholders Agreement.   Neptune shall have delivered to Sponsor and Golden copy of the Stockholders Agreement duly executed by Neptune.
(f) Registration Rights Agreement.   Neptune shall have delivered to Sponsor and Golden a copy of the Registration Rights Agreement duly executed by Neptune.
7.3 Additional Conditions to Neptune’s Obligations.   The obligations of Neptune to effect the Transactions are also subject to the satisfaction or waiver (to the extent permitted by Law) at or prior to the Closing of the following conditions:
(a) Representations and Warranties.   The representations and warranties of Panther (i) in this Agreement (other than those described in clauses (ii), (iii) and (iv) below) shall be true and correct (disregarding all qualifications or limitations as to “materiality” or “Panther Material Adverse Effect”) in all respects as of the Execution Date and as of the Closing Date as if remade on the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all respects as of such specific date), except where the aggregate failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, a Panther Material Adverse Effect; (ii) in Sections 4.5(a), (b) and (f)(ii) shall be true and correct in all respects as of the Execution Date and as of the Closing Date as if remade on the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct other than in de minimis respects as of such specific date) other than in de minimis respects; (iii) in Sections 4.1 (first sentence only), 4.2, 4.3(a), 4.5 (other than (a), (b) and (f)(ii)), 4.7(c), 4.18 and 4.19 shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though remade on the Closing Date; and (iv) in Section 4.8(c) shall be true and correct in all respects as of the Execution Date and as of the Closing Date as though remade on the Closing Date.
(b) Agreements and Covenants.   Panther and Sponsor shall have performed, or complied with, in all material respects, the agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing.
(c) Compliance Certificate.   Neptune shall have received a certificate signed by a senior executive of Panther and a senior Executive of the general partner of the general partner of Fund X, in each case, dated the Closing Date confirming that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.
(d) Tax Opinion.   Neptune shall have received a written opinion from Neptune Tax Counsel, in form and substance reasonably satisfactory to Neptune, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 7.3(d), Neptune Tax Counsel shall be entitled to rely upon assumptions, representations, warranties and covenants, including those contained in the Panther Tax Certificate and the Neptune Tax Certificate and such other information as Neptune Tax Counsel deems relevant.
(e) Stockholders Agreement.   The Affiliates of Sponsor party thereto and Golden shall have delivered to Neptune copies of the Stockholders Agreement duly executed by each of them.
(f) Registration Rights Agreement.   The Affiliates of Sponsor party thereto and Golden shall have delivered to Neptune executed copies of the Registration Rights Agreement duly executed by each of them.
ARTICLE VIII
TERMINATION AND EXPENSES
8.1 Termination.   This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing, whether before or after the receipt of the Neptune Stockholder Approval:
(a) by mutual written consent of Panther and Neptune in each case duly authorized by their respective governing boards;
(b) by either Panther or Neptune:
(i) if any Governmental Entity of competent jurisdiction shall have issued any order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions and such order, decree, ruling or injunction or other action shall have become final and nonappealable, or if there shall be adopted following the Execution Date any Law that makes consummation of the Transactions illegal or otherwise prohibited; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(i) has fulfilled its obligations under Section 6.5; or
(ii) if the Transactions shall not have been consummated on or before 5:00 p.m., New York City time, on January 17, 2019 (such date the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party whose failure to fulfill any of its covenants or agreements under this Agreement has been the principal cause of, or resulted in, the failure of the Transactions to occur on or before the End Date.
(c) by Neptune if any of the representations or warranties of Panther was or becomes inaccurate or any breach or breaches by Panther of any covenant or other agreement of such parties contained in this Agreement occurs and, (i) as a result of any such breach or inaccuracies, the conditions set forth in Section 7.3(a) or 7.3(b), as applicable, would not then be capable of being satisfied, and (ii) any such breaches or inaccuracies are not curable, or, if curable have not been cured prior to the earlier of (A) the Business Day prior to the End Date or (B) the date that is thirty (30) days after the date that notice of such breach or inaccuracy is provided to Panther by Neptune; provided, however, that

Neptune shall not have the foregoing right to terminate if, at the time of such termination, Neptune is in material breach of any of its representations, warranties or covenants contained herein such as would result in any of the closing conditions set forth in Section 7.2(a) or 7.2(b) not being satisfied;
(d) by Panther, if any of the representations or warranties of Neptune was or becomes inaccurate or any breach or breaches by Neptune of any covenant or other agreement of the parties contained in this Agreement occurs and, (i) as a result of any such breach or inaccuracies, the condition set forth in Section 7.2(a) or 7.2(b), as applicable, would not then be capable of being satisfied, and (ii) any such breaches or inaccuracies are not curable, or, if curable have not been cured prior to the earlier of (A) the Business Day prior to the End Date or (B) the date that is thirty (30) days after the date that notice of such breach or inaccuracy is provided to Neptune by Panther; provided, however, that Panther shall not have the foregoing right to terminate if, at the time of such termination, Panther is in material breach of any of its representations, warranties and covenants contained herein such as would result in any of the closing conditions set forth in Section 7.3(a) or 7.3(b) not being satisfied;
(e) by either Panther or Neptune, if the Neptune Stockholder Meeting (or any postponement or adjournment thereof) shall have concluded and the condition set forth in Section 7.1(a) shall not have been satisfied;
(f) by Neptune, prior to receipt of the Neptune Stockholder Approval, in order to enter into a definitive agreement relating to a Neptune Superior Proposal if Neptune has complied with Section 6.1(d) and subject to compliance with Section 8.3(d); or
(g) by Panther, if a Neptune Recommendation Change has occurred.
8.2 Notice of Termination; Effect of Termination.
(a) A terminating party shall provide notice of termination to the other party specifying with particularity the basis for such termination, and any such termination in accordance with Section 8.1 shall be effective immediately upon delivery of such written notice to the other party in accordance with Section 11.1.
(b) In the event of termination of this Agreement by any party as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party, except for this Section 8.2, the first sentence of Section 6.4(b), Section 8.3, Section 8.4, and Article XI, which shall remain in full force and effect; provided, however, that, notwithstanding anything to the contrary herein, no such termination shall relieve any party from liability for any damages resulting from or arising out of fraud or Willful Breach of this Agreement.
8.3 Termination Fee.
(a) If this Agreement is terminated by Panther pursuant to Section 8.1(g), Neptune will pay to Panther the Termination Fee no later than two (2) Business Days after the termination of this Agreement.
(b) If this Agreement is terminated by (i) either Panther or Neptune pursuant to Section 8.1(e), (ii) a Neptune Alternative Proposal is publicly proposed or publicly disclosed and not publicly withdrawn at least three (3) Business Days prior to the date of the Neptune Stockholder Meeting and (iii) Neptune enters into a definitive agreement with respect to, or consummates, a Neptune Alternative Proposal within twelve (12) months after the date this Agreement is terminated, then Neptune will pay to Panther the Termination Fee upon the earlier to occur of such entrance into a definitive agreement or consummation. For purposes of clause (iii) of this Section 8.3(b), any reference in the definition of Neptune Alternative Proposal to “15%” shall be deemed to be a reference to “50%.”
(c) If this Agreement is terminated by Panther pursuant to Section 8.1(d) in respect of a breach by Neptune of Sections 6.1(a) – (e) and (i) before the date of such termination, a Neptune Alternative Proposal is publicly proposed or publicly disclosed and not publicly withdrawn as of the date of such termination and (ii) Neptune enters into a definitive agreement with respect to, or consummates, a Neptune Alternative Proposal within twelve (12) months after the date of such termination, then

Neptune will pay to Panther the Termination Fee upon the earlier to occur of such entrance into a definitive agreement or consummation. For purposes of clause (ii) of this Section 8.3(c), any reference in the definition of Neptune Alternative Proposal to “15%” shall be deemed to be a reference to “50%.”
(d) If this Agreement is terminated by Neptune pursuant to Section 8.1(f), Neptune will pay to Panther the Termination Fee prior to or contemporaneously with the termination of this Agreement.
(e) Any payment of the Termination Fee will be made in cash by wire transfer of same day funds to an account designated in writing by the recipient of such payment.
(f) Each of the parties acknowledges that the provisions of this Section 8.3 are an integral part of the transactions contemplated hereby and that, without these agreements, Panther would not enter into this Agreement. Accordingly, if Neptune fails to promptly pay the amount due pursuant to this Section 8.3 and if Panther commences a suit that results in a judgment against Neptune for such amount or a portion thereof, Neptune shall pay Panther (i) all fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses incurred in connection with any such action) and (ii) interest on such amount or such portion thereof at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made. The amounts payable by Neptune pursuant to this Section 8.3 constitute liquidated damages and not a penalty, and, other than in the case of fraud or Willful Breach, shall be, together with any amounts payable pursuant to this Section 8.3(f), the sole monetary remedy for Panther in the event of a termination of this Agreement where the Termination Fee is payable by Neptune.
(g) As used herein, “Termination Fee” means a cash amount equal to $45,000,000.
(h) In no event shall Panther be entitled to payment of the Termination Fee more than once in connection with this Agreement.
8.4 Expenses and Other Payments.   Except as otherwise provided in Section 8.3, in the event that this Agreement is terminated in accordance with Section 8.1, all expenses incurred by either Neptune or Panther incident to preparing for, entering into and carrying out this Agreement, including (i) advisor fees and fees of counsel (including in respect of litigation (other than litigation between or among the parties)), (ii) costs and expenses of printing and mailing the Proxy Statement, (iii) all filing and other fees paid to the SEC in connection with the Transactions and (iv) all fees paid in respect of any filing under the HSR Act or other Regulatory Law, whether or not the Transactions shall be consummated (all such expenses, “Shared Expenses”), shall be borne 53% by Neptune and 47% by Panther; provided that (i) in no event shall Neptune bear expenses greater than the aggregate of its own such expenses; and (ii) Sponsor shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions. In the event that the Closing is consummated, all Shared Expenses shall be borne by the Surviving Corporation.
ARTICLE IX
DEFINITIONS
9.1 Definitions.   For purposes of this Agreement, the following terms, when used in this Agreement with initial capital letters, shall have the respective meanings set forth in this Agreement:
“Accredited Investor” means a Holder who is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.
“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management or policies of such other Person, whether through the ownership of voting securities, by Contract or otherwise. For the purposes of this Agreement, each of the Funds is deemed to be an Affiliate of Sponsor.
“Aggregate Merger Consideration” has the meaning set forth in Section 2.1(a).

“Agreement” means this agreement, as it may be amended from time to time in accordance with its terms.
“Atlas” means Atrium Corporation.
“Atlas Entities” means Atlas and its Subsidiaries, with each such entity an “Atlas Entity.”
“Atlas Holder” means any former shareholder of Atlas that has not submitted an Atlas LOT to Panther and become a Holder prior to the Effective Time. The former shareholders of Atlas that have not submitted an Atlas LOT as of the date hereof are identified on Schedule III.
“Atlas LOT” means the Letter of Transmittal, as defined in the Agreement and Plan of Merger, by and among Atlas, Panther, CD&R Atlas Merger Sub, Inc. and Golden (solely in its capacity as Representative thereunder and with respect to Section 2.7(c) thereunder), dated January 31, 2018.
“Austrian Cartel Act” means the Austrian Cartel Act (Kartellgesetz) 2005 (BGBl I 2005/61), as amended.
“Benefit Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and each other plan, policy, agreement or arrangement (whether written or oral) relating to stock options, stock purchases, stock awards, deferred compensation, bonus, severance, termination, retention, employment, change of control, retirement, pension, vacation, fringe benefits, supplemental benefits, health, welfare, retiree medical, life insurance, or other employee benefits.
“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York City in the United States of America.
“Certificate of Merger” has the meaning set forth in Section 1.1(b).
“Closing” has the meaning set forth in Section 1.2.
“Closing Date” has the meaning set forth in Section 1.2.
“Code” has the meaning set forth in the recitals.
“Committed Lenders” means the lenders party to the Debt Commitment Letter.
“Confidentiality Agreement” has the meaning set forth in Section 6.4(b).
“Continuing Neptune Employee” means each employee of any Neptune Entity who is employed as of the Effective Time and who continues in the employ of any Neptune Entity following the Closing Date.
“Continuing Panther Employee” means each employee of any Panther Entity who is employed as of the Effective Time and who continues in the employ of any Neptune Entity following the Closing Date.
“Contract” means any agreement, contract, lease, license, note, evidence of Indebtedness, mortgage, security agreement, understanding, instrument or other legally binding arrangement, whether written or oral.
“Controlled Group Liability” means any and all liabilities (a) under Title IV of ERISA, (b) under Section 302 of ERISA, (c) under Sections 412, 430 or 4971 of the Code or (d) as a result of failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.
“Creditors’ Rights” has the meaning set forth in Section 3.2(b).
“D&O Insurance” means the directors’ and officers’ insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time.
“Debt Commitment Letter” means the commitment letter, dated as of the date hereof, from the Committed Lenders and the arrangers party thereto and addressed to Panther Midco, including all exhibits, schedules, annexes and amendments thereto, and shall include such documents as permitted, or required, as the case may be, to be amended, modified or replaced by Section 6.14.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.
“DLLCA” means the Limited Liability Company Act of the State of Delaware, as amended.
“DOJ” has the meaning set forth in Section 6.5(b).
“Effective Time” has the meaning set forth in Section 1.1(b).
“Encumbrances” means liens, pledges, charges, hypothecations, mortgages, deeds of trust, security interests or similar burdens or encumbrances.
“End Date” has the meaning set forth in Section 8.1(b)(ii).
“Environmental Laws” means all Laws issued, promulgated or entered into, by or with any Governmental Entity, relating to Hazardous Substances, protection of natural resources or the environment, or occupational health or workplace safety (to the extent relating to exposure to Hazardous Substances).
“Environmental Permits” means all Permits required under applicable Environmental Laws.
“Equity Interest” means any share, capital stock, partnership, limited liability company, membership, member or similar interest or unit in any Person (including, for the avoidance of doubt, with respect to Panther, the Panther LLC Interests), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“ERISA Affiliate” means any Person under common control with another Person within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
“Event” means any event, change, development, effect, condition, circumstance, occurrence or state of facts, or any combination of the foregoing.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Execution Date” has the meaning set forth in the preamble hereto.
“Existing Neptune Credit Facilities” means (a) that certain Term Loan Credit Agreement, dated as of February 8, 2018, among Neptune, as borrower, the several banks and other financial institutions from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and (b) that certain ABL Credit Agreement, dated as of February 8, 2018, among NCI Group, Inc. and Robertson-CECO II Corporation, as borrowers, Neptune, as a guarantor, the lenders and issuing lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other parties thereto.
“Existing Panther ABL Credit Facility” means that certain ABL Credit Agreement, dated as of April 12, 2018, among Panther Midco, as parent borrower, the lenders and issuing lenders from time to time party thereto, UBS AG, Stamford Branch, as administrative agent and collateral agent, and the other parties thereto.
“Existing Panther Credit Facilities” means (a) that certain Cash Flow Credit Agreement, dated as of April 12, 2018, among Panther Midco, as borrower, the several banks and other financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and (b) the Existing Panther ABL Credit Facility.
“Existing Panther Indenture” means that certain Indenture, dated as of April 12, 2018, among Panther Midco, as issuer, the subsidiary guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee.
“FTC” has the meaning set forth in Section 6.5(b).
“Fee Letter” has the meaning set forth in Section 4.22.

“Financing” means the financing contemplated by the Debt Commitment Letter as permitted or required, as the case may be, to be amended, modified or replaced by Section 6.14.
“Financing Parties” shall mean the entities (including the Committed Lenders and each agent and arranger) that have committed to provide or arrange or have otherwise entered into agreements in connection with the Financing or any alternative debt financings, in connection with the transactions contemplated hereby pursuant to the Debt Commitment Letter or any other commitment letter, and any joinder agreements or credit agreements entered into pursuant thereto or relating thereto, together with their respective Affiliates and their respective Affiliates’ officers, directors, employees, agents and Representatives, and their respective successors and assigns.
“Fund VIII” means Clayton, Dubilier & Rice Fund VIII, L.P.
“Fund X” means Clayton, Dubilier & Rice Fund X, L.P.
“Funds” means Clayton, Dubilier & Rice Fund VIII, L.P. and Clayton, Dubilier & Rice Fund X, L.P.
“GAAP” means generally accepted accounting principles in the United States of America.
“Golden” has the meaning set forth in Section 1.5.
“Governmental Entity” means any federal, state or local governmental or regulatory authority, court, body or instrumentality or any governmental or regulatory authority, court, body or instrumentality outside of the United States.
“Hazardous Substances” means all substances defined as “hazardous substances,” “pollutants” or “contaminants” under any Environmental Law, including any regulated pollutant or contaminant (including any constituent, raw material, product or by-product thereof), asbestos or asbestos-containing material, polychlorinated biphenyls, lead paint, any hazardous, industrial or solid waste, and any toxic, radioactive, infectious or hazardous substance, material or agent.
“Holders” has the meaning set forth in Section 2.1(a).
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Indebtedness” means all indebtedness, liabilities and obligations, now existing or hereafter arising, for money borrowed by a Person, or any contingent liability for or guaranty by a Person of any obligation of any other Person (including the pledge of any collateral or grant of any security interest by a Person in any property as security for any such liability, guaranty or obligation) whether or not any of the foregoing is evidenced by any note, indenture, guaranty or agreement, but excluding all trade payables incurred in the ordinary course of business.
“Indemnified Parties” has the meaning set forth in Section 6.8(a).
“Intellectual Property” means, in any and all jurisdictions throughout the world, (i) patents, trademarks, trade names, trade dress, domain names, copyrights, designs and trade secrets, (ii) applications for and registrations of such patents, trademarks, service marks, trade names, trade dress, domain names, copyrights and designs, (iii) processes, formulae, methods, schematics, technology, know-how, computer software programs and applications and (iv) other intangible proprietary or confidential information.
“IRS” means the United States Internal Revenue Service.
“IT Systems” means the hardware, software, data, databases, data communication lines, network and telecommunications equipment, and other information technology equipment, owned by, or licensed to, a Person and its Subsidiaries.
“Knowledge” of a party means the actual knowledge of  (a) the persons listed in Section 9.1(a) of the Neptune Disclosure Letter with respect to Neptune or (b) the persons listed in Section 9.1(a) of the Panther Disclosure Letter with respect to Panther.
“Law” means any applicable federal, state, local, foreign or international law, statute, code, ordinance, order, rule, rule of common law, regulation, judgment, decree, injunction or treaty.

“Merger” has the meaning set forth in the recitals.
“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.
“Neptune” has the meaning set forth in the preamble hereto.
“Neptune Alternative Proposal” means, any proposal or offer made by, or indication of interest from, any Person (other than Panther or any of its Affiliates) or group of related Persons, whether involving a transaction or series of related transactions, for (a) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving Neptune, (b) the direct or indirect acquisition, including by merger, by any Person or group of related Persons of more than fifteen percent (15%) of the assets of Neptune and its Subsidiaries, on a consolidated basis (in each case, including securities of the Subsidiaries of Neptune) or (c) the direct or indirect acquisition by any Person or group of related Persons of more than fifteen percent (15%) of the shares of Neptune Common Stock (or securities of Neptune convertible into or exchangeable or exercisable for Neptune Common Stock) then issued and outstanding.
“Neptune Benefit Plan” means each Benefit Plan sponsored, maintained or contributed to by Neptune or its Subsidiaries for the benefit of current or former employees of Neptune or its Subsidiaries, or with respect to which Neptune or any of its Subsidiaries has any liability.
“Neptune Board” has the meaning set forth in the recitals.
“Neptune Common Stock” means the common stock, par value $1.00 per share, of Neptune.
“Neptune Disclosure Letter” has the meaning set forth in the preamble of Article III.
“Neptune Entities” means Neptune and its Subsidiaries, with each such entity, a “Neptune Entity.”
“Neptune Equity Awards” means, collectively, the Neptune Stock Options, the Neptune Restricted Stock Awards, Neptune PSU Awards and the Neptune RSU Awards.
“Neptune Equity Plans” means (a) Neptune’s 2003 Long-Term Stock Incentive Plan, as amended and restated effective as of January 27, 2018 and (b) Neptune’s Stock Option Plan, as amended and restated as of December 14, 2000.
“Neptune Fairness Opinion” means the opinion of the Neptune Financial Advisor dated the date of this Agreement and addressed to the Neptune Board, to the effect that, as of the date of such opinion the Aggregate Merger Consideration to be paid pursuant to this Agreement is fair, from a financial point of view, to Neptune.
“Neptune Financial Advisor” has the meaning set forth in Section 3.21.
“Neptune Financial Statements” has the meaning set forth in Section 3.7(b).
“Neptune Foreign Benefit Plan” has the meaning set forth in Section 3.16(i).
“Neptune Insurance Policies” has the meaning set forth in Section 3.17.
“Neptune Intellectual Property” has the meaning set forth in Section 3.10(b).
“Neptune Intervening Event” means any Event that did not result from any breach of this Agreement, does not relate to any Neptune Alternative Proposal and was not known or reasonably foreseeable by the Transaction Directors of the Neptune Board as of the date of this Agreement, which Event becomes known (or the unforeseen magnitude or material consequences thereof become known) to or by the Transaction Directors of the Neptune Board prior to obtaining Neptune Stockholder Approval; provided, however, that none of the following shall constitute, or be taken into account in determining the existence of, a Neptune Intervening Event: (i) the receipt, existence or terms of an actual or possible Neptune Alternative Proposal or Neptune Superior Proposal or any proposal, offer, inquiry or request for information or request for negotiations or discussions that could reasonably be expected to lead to any Neptune Alternative Proposal; (ii) any event, fact, circumstance, development or occurrence relating to Panther or its Affiliates that does not amount to a Panther Material Adverse Effect; (iii) any change, in and of itself, in the price or trading volume of shares of Neptune Common Stock (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Neptune Intervening Event, to the extent otherwise permitted by this definition), (iv) meeting or exceeding internal or analysts’ expectations, projections or results of operations (it being understood that the underlying facts giving rise or contributing to such circumstances may be taken into account in determining whether there has been a Neptune Intervening Event, to the extent otherwise permitted by this definition), (v) the consequences of the announcement of this Agreement or (vi) any actions required to be taken (or required to be refrained from being taken) by the Neptune Entities under this Agreement.
“Neptune Leased Real Property” has the meaning set forth in Section 3.9(b).
“Neptune Material Adverse Effect” means any Event that has a material adverse effect on the business, financial condition or results of operations of the Neptune Entities, taken as a whole; provided that any effect to the extent resulting from any of the following Events shall not be considered when determining whether a Neptune Material Adverse Effect shall have occurred: (i) any change in general economic, political, business or other capital market conditions (including prevailing interest rates and any effects on the economy arising as a result of acts of terrorism); (ii) any change or developments in prices for steel or other commodity prices or for Neptune’s raw material inputs and end products; (iii) general market and economic conditions in the commercial construction, manufactured housing or remodeling and renovation industries; (iv) any change in accounting requirements or principles imposed by GAAP or any change in Law after the Execution Date; (v) any change resulting from the announcement of this Agreement or the announcement of the Transactions; (vi) any action required to be taken pursuant to this Agreement or taken at the request or with the consent of Panther; (vii) any hurricane, tornado, flood, earthquake or other force majeure event or other natural disaster; (viii) any act of war (whether or not declared), armed hostilities or terrorism; (ix) (1) a decline in the trading price or trading volume of Neptune Common Stock, (2) any ratings downgrade or change in ratings outlook for Neptune or any of its Subsidiaries; or (3) the failure to meet any projections, guidance, budgets, forecasts or estimates (provided, in the case of any of  (1), (2) or (3) of this clause (ix), the underlying causes may be considered); or (x) any pending or threatened shareholder litigation relating to the entry into this Agreement or to the Merger; except, in the case of each of clause (i), (ii), (iii), (vii) or (viii) to the extent the Neptune Entities, taken as a whole, are disproportionately affected by such Event(s) relative to other similarly sized and situated companies in the industry for manufacturing metal products for commercial construction, and then only to the extent of such disproportion.
“Neptune Material Contracts” has the meaning set forth in Section 3.12(b).
“Neptune Owned Real Property” has the meaning set forth in Section 3.9(a).
“Neptune Products” has the meaning set forth in Section 3.25(a).
“Neptune Preferred Stock” has the meaning set forth in Section 3.5(a).
“Neptune PSU Award” means each restricted stock unit award relating to shares of Neptune Common Stock granted under any Neptune Equity Plan that vests in whole or in part based on the achievement of specified performance goals.
“Neptune RSU Award” means each restricted stock unit award relating to shares of Neptune Common Stock granted under any Neptune Equity Plan that vests solely based on continued service to Neptune or any Neptune Entity.
“Neptune Recommendation” has the meaning set forth in Section 3.2(a).
“Neptune Recommendation Change” has the meaning set forth in Section 6.1(b).
“Neptune Recommendation Change Notice” has the meaning set forth in Section 6.1(d)(iii)
“Neptune Real Property Lease” has the meaning set forth in Section 3.9(b).
“Neptune Related Person” has the meaning set forth on Section 3.12(a)(i).
“Neptune Restricted Stock Award” has the meaning set forth in Section 3.5(a).

“Neptune SEC Documents” has the meaning set forth in Section 3.7(a).
“Neptune SP Recommendation Change Notice” has the meaning set forth in Section 6.1(d)(ii).
“Neptune Stock Option” means each option to purchase shares of Neptune Common Stock granted under any Neptune Equity Plan.
“Neptune Stockholder Approval” means adoption of this Agreement and approval of the Transactions by the affirmative vote of holders of a majority of the outstanding shares of Neptune Common Stock entitled to vote with respect thereto at a stockholders’ meeting duly called and held for such purpose.
“Neptune Stockholder Meeting” has the meaning set forth in Section 3.23.
“Neptune Superior Proposal” means a Neptune Alternative Proposal, substituting “fifty percent (50%)” for “fifteen percent (15%),” that the Special Committee determines in good faith, after consultation with Neptune’s independent financial advisors and outside legal counsel, taking into account the timing, likelihood of consummation, legal, financial, regulatory and other aspects of the Neptune Alternative Proposal, including the financing terms thereof, and such other factors as the Special Committee considers to be appropriate, to be more favorable to Neptune and its stockholders than the transactions contemplated by this Agreement.
“Neptune Tax Certificate” has the meaning set forth in Section 6.13(b).
“Neptune Tax Counsel” has the meaning set forth in Section 6.13(b).
“NYSE” has the meaning set forth in Section 6.12.
“Organizational Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto.
“Panther” has the meaning set forth in the preamble hereto.
“Panther Alternative Proposal” means any bona fide proposal or offer made by any Person or group of related Persons, and whether involving a transaction or series of related transactions, for (1) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving any of the Panther Entities, (2) the acquisition by any Person or group of related Persons (other than Neptune and its Subsidiaries) of more than fifteen percent (15%) of the assets of Panther and its Subsidiaries, on a consolidated basis (in each case, including securities of the Subsidiaries of Panther), or (3) the direct or indirect acquisition by any Person or group of related Persons (other than Neptune and its Subsidiaries) of more than fifteen percent (15%) of Panther LLC Interests then issued and outstanding.
“Panther Benefit Plans” means each Benefit Plan sponsored, maintained or contributed to by Panther or its ERISA Affiliates for the benefit of current or former employees of Panther or its Subsidiaries, or with respect to which Panther or any of its ERISA Affiliates has any liability.
“Panther Board” has the meaning set forth in the recitals.
“Panther Disclosure Letter” has the meaning set forth in the preamble of Article IV.
“Panther Entities” means Panther and its Subsidiaries, with each such entity a “Panther Entity.”
“Panther Financial Statements” means (i) the audited consolidated balance sheets of Ply Gem Holdings, Inc. and its Subsidiaries and the Atlas Entities, respectively, as of December 31, 2015, 2016 and 2017 and the audited consolidated statement of operations, members’ equity and cash flows of Ply Gem Holdings, Inc. and Atlas, respectively, for the years ended December 31, 2015, 2016 and 2017, and the related notes thereto and (ii) the unaudited consolidated balance sheets of Ply Gem Holdings, Inc. and its Subsidiaries and the Atlas Entities, respectively, as of March 31, 2018 and the unaudited consolidated statement of operations, members’ equity and cash flows of Ply Gem Holdings, Inc. and Atlas, respectively, for the three (3) months ended March 31, 2018.

“Panther Foreign Benefit Plan” has the meaning set forth in Section 4.16(i).
“Panther Insurance Policies” has the meaning set forth in Section 4.17.
“Panther Intellectual Property” has the meaning set forth in Section 4.10(b).
“Panther Leased Real Property” has the meaning set forth in Section 4.9(b).
“Panther LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Panther, dated as of April 13, 2018.
“Panther LLC Interests” means the “Units” in Panther, as such term is defined in the Panther LLC Agreement.
“Panther Material Adverse Effect” means any Event that has a material adverse effect on the business, financial condition or results of operations of the Panther Entities, taken as a whole; provided, that any effect to the extent resulting from any of the following Events shall not be considered when determining whether a Panther Material Adverse Effect shall have occurred: (i) any change in general economic, political, business or other capital market conditions (including prevailing interest rates and any effects on the economy arising as a result of acts of terrorism); (ii) any change or developments in prices for aluminum, resin or other commodity prices or for Panther’s raw material inputs and end products; (iii) general market and economic conditions in the residential and commercial construction, manufactured housing or remodeling and renovation industries; (iv) any change in accounting requirements or principles imposed by GAAP or any change in Law after the Execution Date; (v) any change resulting from the announcement of this Agreement or the announcement of the Transactions; (vi) any action required to be taken pursuant to this Agreement or taken at the request or with the consent of Neptune; (vii) any hurricane, tornado, flood, earthquake or other force majeure event or other natural disaster; (viii) any act of war (whether or not declared), armed hostilities or terrorism; or (ix) the failure to meet any projections, guidance, budgets, forecasts or estimates (provided that, in the case of this clause (ix) the underlying causes may be considered), except, in the case of each of clause (i), (ii), (iii), (vii) or (viii) to the extent the Panther Entities, taken as a whole, are disproportionately affected by such Event(s), relative to other similarly sized and situated companies in the residential and commercial building product manufacturing sector, and then only to the extent of such disproportion.
“Panther Material Contracts” has the meaning set forth in Section 4.12(b).
“Panther Midco” means Ply Gem Midco, Inc., a Delaware corporation.
“Panther Owned Real Property” has the meaning set forth in Section 4.9(a).
“Panther Real Property Lease” has the meaning set forth in Section 4.9(b).
“Panther Products” has the meaning set forth in Section 4.23(a).
“Panther Related Person” has the meaning set forth in Section 4.12(a)(i).
“Panther SEC Documents” has the meaning set forth in Section 4.7(a).
“Panther Tax Certificate” has the meaning set forth in Section 6.13(b).
“Panther Tax Counsel” has the meaning set forth in Section 6.13(b).
“Parachute Payments” has the meaning set forth in Section 6.9(d).
“Payoff Letter” has the meaning set forth in Section 6.15.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Percentage Interest of Holders” means the percentage interest set forth next to each Holder’s name on a schedule to be delivered by Panther to Neptune on the second (2nd) Business Day prior to the Closing Date, which schedule shall be in the form of the example schedule attached as Schedule III hereto.
“Permits” means all permits, approvals, consents, licenses, franchises, exemptions and other authorizations, consents and approvals of or from Governmental Entities.

“Permitted Encumbrances” means with respect to any Person, (a) statutory Encumbrances for Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate Proceedings and for which adequate accruals or reserves (based on good faith estimates of management) have been established in accordance with GAAP, (b) mechanics’, vendors’, materialmen’s, carriers’, workers’, landlords’, repairers’, warehousemen’s, construction and similar statutory Encumbrances arising or incurred in the ordinary course of business that, in the aggregate, do not materially impair the present or intended use and operation of the assets to which they relate, (c) Encumbrances imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, entitlement, building and other land use regulations, (d) Encumbrances arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation or (e) Encumbrances securing Indebtedness of Neptune or Panther or their respective Subsidiaries, to the extent the terms of such Indebtedness require the incurrence of such Encumbrances.
“Per Interest Merger Consideration” has the meaning set forth in Section 2.1(a).
“Person” means an individual, a group (including a “group” under Section 13(d) of the Exchange Act), a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity or any department, agency or political subdivision thereof.
“Proceeding” means any actions, suits, claims, hearings, inquiries, examinations, investigations or other proceedings.
“Proxy Statement” has the meaning set forth in Section 3.23.
“Recused Directors” means the members of the Neptune Board listed on Schedule IV.
“Registration Rights Agreement” has the meaning set forth in Section 1.6.
“Regulatory Law” means the Sherman Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including any antitrust, competition or trade regulation Laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition.
“Related Party Transaction” has the meaning set forth in Section 3.20.
“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.
“Representatives” means directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives of a party (provided that none of the directors set forth on Schedule IV shall be deemed Representatives of Neptune).
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shared Expenses” has the meaning set forth in Section 8.4.
“Special Committee” has the meaning set forth in the recitals.
“Sponsor” has the meaning set forth in the preamble hereto.
“Stockholders Agreement” has the meaning set forth in Section 1.5.
“Subsidiary” means with respect to any party, any corporation, partnership, limited liability company or other legal entity or organization, whether incorporated or unincorporated, of which: (a) such party or any other Subsidiary of such party is a general partner or a managing member or has similar authority; or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, partnership, limited liability company or other legal entity or organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries.
“Surviving Corporation” has the meaning set forth in Section 1.1(a).
“Tax” means any and all taxes, duties, levies or other governmental assessments of any kind, including income, gross receipts, branch profits, license, payroll, employment, excise, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum, estimated taxes and any other tax of any kind whatsoever, imposed by any Governmental Entity, including any interest, penalty or addition to tax imposed with respect thereto.
“Tax Returns” means any return, report, statement, claim for refund, or information return filed or required to be filed with any Governmental Entity relating to Taxes, and any schedule or attachment thereto and any amendment thereof.
“Termination Fee” has the meaning set forth in Section 8.3(g).
“Transaction Agreements” means this Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Confidentiality Agreement and each agreement, certificate and other document required to be delivered at the Closing pursuant to the terms of this Agreement.
“Transactions” has the meaning set forth in the recitals.
“Transaction Directors” means members of the Neptune board other than the Recused Directors.
“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references in this Agreement to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.
“WARN Act” has the meaning set forth in Section 3.16(j).
“Willful Breach” means a breach that is the consequence of an act by the breaching party or the failure by the breaching party to take an act it is required to take under this Agreement where such breaching party knew, or a reasonable person would have reasonably expected, that the taking of or failure to take such act would, or would be reasonably expected to, cause or result in a material breach of this Agreement.
ARTICLE X
SURVIVAL
10.1 Non-Survival of Representations and Warranties.   Except for this Article X and Section 6.8 (Indemnification of Directors and Officers), none of the representations, warranties, covenants or other agreements in this Agreement, or in any schedule, certificate, instrument or other document delivered pursuant to this Agreement, shall survive the Effective Time or, except as provided in Section 8.2, the termination of this Agreement. For the avoidance of doubt, this Section 10.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance, in whole or in part, after the Effective Time. The Confidentiality Agreement shall survive termination of this Agreement in accordance with its terms.
ARTICLE XI
MISCELLANEOUS
11.1 Notices.   Any notice or other communication required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person; (b) when received when sent by email by the party to be notified; provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 11.1 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or any other method described in this Section 11.1; or (c) when delivered by a national courier (with confirmation of delivery), in each case addressed as follows:
Notices to Panther (prior to the Transactions):

Ply Gem Parent, LLC
5020 Weston Parkway, Suite 400
Cary, NC 27513
Attention:
Tim Johnson

Email:
tim.johnson@plygem.com

And copies to (which shall not constitute notice):

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention:
Paul S. Bird
Christopher Anthony

Email:
psbird@debevoise.com
canthony@debevoise.com

Notices to the Fund:

Clayton, Dubilier & Rice, LLC
375 Park Avenue, 18th Floor
New York, NY 10152
Attention:
Nathan K. Sleeper; J.L. Zrebiec

Email:
nsleeper@cdr-inc.com; jzrebiec@cdr-inc.com

And copies to (which shall not constitute notice):

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention:
Paul S. Bird
Christopher Anthony

Email:
psbird@debevoise.com
canthony@debevoise.com

Notices to Neptune and the Surviving Corporation (after the Transactions):

NCI Building Systems, Inc.
10943 North Sam Houston Parkway West
Houston, TX 77063
Attention:
Todd Moore

Email:
TRMoore@ncigroup.com

And a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Telephone:
(212) 403-1000

Email:
MGordon@wlrk.com

Attention:
Mark Gordon

11.2 Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.
11.3 Entire Agreement.   This Agreement, the exhibits hereto, the Neptune Disclosure Letter, the Panther Disclosure Letter and the other documents delivered pursuant hereto and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement.
11.4 Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempted or purported assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
11.5 Extension; Waiver.   At any time prior to the Effective Time, the parties, by action taken or authorized by their respective boards of directors, may to the extent legally allowed, (a) extend the time for performance of any of the obligations or other acts of the other parties hereunder, (b) waive any breach or inaccuracy in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties of any of the agreements or conditions contained herein. Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder. No agreement on the part of a party hereto to any extension or waiver shall be valid, unless set forth in an instrument in writing signed on behalf of such party.
11.6 Third-Party Beneficiaries.   This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, claim, action or remedy of any nature whatsoever under or by reason of this Agreement, other than (i) the rights of any Indemnified Parties solely pursuant to Section 6.8 (which shall not arise unless and until the Effective Time shall occur) and (ii) as set forth in Section 11.13 with respect to the Financing Parties.
11.7 Interpretation.
(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Article, Section, Schedule or Exhibit, such reference shall be to an Article of, a Section of, a Schedule to or an Exhibit to this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
(b) Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars, “$” refers to United States dollars and all payments hereunder shall be made in United States dollars by wire transfer in immediately available funds to such account as shall have been specified in writing by the recipient thereof.
(c) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(d) Unless the context otherwise requires, as used in this Agreement, (i) words defined in the singular have the parallel meaning in the plural and vice versa; (ii) words of one gender shall be construed to apply to each gender; (iii) the term “party” refers to a party to this Agreement and the term “parties” refers to all the parties to this Agreement; provided that, for the avoidance of doubt, Sponsor shall be deemed a party solely for purposes of Sections 6.1(e), 6.5(a)(i), 6.5(a)(ii), 6.5(a)(iv), 6.5(b) and 6.5(c); and (iv) a reference to any Person includes such Person’s successors and permitted assigns.
(e) “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any Contract are to that Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. References to any period of days will be deemed to be to the relevant number of calendar days, unless otherwise specified.
(f) The phrase “made available” with respect to documents shall be deemed to include any documents included and available to Neptune and its Representatives or Panther and its Representatives, as applicable, in the applicable virtual data rooms hosted by Merrill Corporation and Intralinks with respect to Panther documents or Intralinks with respect to Neptune documents, respectively, in connection with the Transactions on or prior to 5:00 p.m. New York City time on June 16, 2018. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”
11.8 Governing Law and Venue; Consent to Jurisdiction.
(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
(b) The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11.1 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO

ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.8(c).
11.9 Disclosure Letters.   The Neptune Disclosure Letter, Panther Disclosure Letter and all exhibits and schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein. The statements in the Neptune Disclosure Letter and Panther Disclosure Letter relate to the provisions in the section of this Agreement to which they expressly relate; provided, however, that any information set forth in one section of the Neptune Disclosure Letter or Panther Disclosure Letter, as the case may be, shall also be deemed to apply to each other section to which its relevance is reasonably apparent. In the Neptune Disclosure Letter and Panther Disclosure Letter, (a) all capitalized terms used but not defined therein shall have the meanings assigned to them in this Agreement; (b) the section numbers correspond to the section numbers in this Agreement; and (c) inclusion of any item (i) does not represent a determination that such item is material or establish a standard of materiality, (ii) does not represent a determination that such item did not arise in the ordinary course of business and (iii) shall not constitute, or be deemed to be, an admission to any third party concerning such item.
11.10 Specific Performance.   The parties acknowledge and agree that each would be irreparably damaged in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any non-performance or breach of this Agreement by any party could not be adequately compensated by money damages alone and that the parties would not have any adequate remedy at law. Each party agrees that, in the event of any breach or threatened breach by any other party of any provisions contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages, except as limited by Section 8.4) to seek and to obtain a decree or order of specific performance to enforce the observance and performance of such provisions, and an injunction restraining such breach or threatened breach. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.10, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The parties further agree that they shall not object to the granting of any injunctive relief on the basis that an adequate remedy at law may exist.
11.11 Facsimiles; Counterparts.   This Agreement may be executed by facsimile signatures or by electronic image scan transmission in .pdf format by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.
11.12 Amendment.   Subject to the provisions of applicable Law, and except as otherwise provided in this Agreement, including Section 11.13 below, this Agreement may be amended, modified or supplemented only by a written instrument executed and delivered by all the parties whether before or after approval of the Merger or the other Transactions; provided, however, that, after any such approval, no amendment shall be made for which applicable Law or the rules of any relevant stock exchange requires further approval by stockholders or members without such further approval.
11.13 Financing Parties.   Notwithstanding anything in this Agreement to the contrary, each of the parties hereto on its own behalf and on behalf of its Subsidiaries hereby: (a) agree that any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Parties, arising out of or relating to, this Agreement, the Financing or any of the agreements (including the Debt Commitment Letter) entered into in connection with the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court, (b) agrees that any such Proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), (c) agrees not to bring or support or permit any of its Affiliates to bring or support any Proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Party in any way arising out of or relating to, this Agreement, the Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (d) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court, (e) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any Proceeding brought against the Financing Parties in any way arising out of or relating to, this Agreement, the Financing, the Debt Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (f) agrees that none of the Financing Parties will have any liability to any of the parties hereto or their respective Affiliates relating to or arising out of this Agreement, the Financing or otherwise, whether at law, or equity, in contract, in tort or otherwise, other than, with respect to the parties thereto, pursuant to the Debt Commitment Letter or any definitive agreement entered into in connection with the Financing, and no party hereto nor any of their respective Affiliates will have any rights or claims against any of the Financing Parties hereunder, (g) agrees the Financing Parties are express third-party beneficiaries of, and may enforce, any of the provisions in this Agreement reflecting the foregoing agreements and (h) agrees that none of Section 11.6, Section 11.12, this Section 11.13 or the definition of  “Financing Parties” (and any other provision of this Agreement to the extent an amendment or waiver of such provision would modify the substance of any of the foregoing provisions) shall be amended, waived, supplemented or otherwise modified in any way adverse to the Financing Parties without the prior written consent of the Committed Lenders.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.
PLY GEM PARENT, LLC
By: /s/ Gary E. Robinette Name: Gary E. Robinette Title: Chief Executive Officer
Clayton, Dubilier & Rice, LLC solely for the purposes of Sections 6.1(e), 6.5(a)(i), 6.5(a)(ii), 6.5(a)(iv), 6.5(b) and 6.5(c).
By: /s/ Theresa A. Gore Name: Theresa A. Gore Title: Vice President, Treasurer and Assistant Secretary
[Signature Page to the Agreement and Plan of Merger]

NCI BUILDING SYSTEMS, INC.
By: /s/ Todd R. Moore Name: Todd R. Moore Title: EVP & General Counsel
[Signature Page to the Agreement and Plan of Merger]

Annex B
FORM OF STOCKHOLDERS AGREEMENT
Stockholders AGREEMENT
BY AND AMONG
nci building systems, Inc.,
Clayton, Dubilier & Rice Fund VIII, L.P.,
CD&R FRIENDS & FAMILY FUND VIII, L.P.,
CD&r PISCES HOLDINGS, L.P.
GGC BP Holdings, LLC
AIC Finance Partnership, L.P.
and
Atrium Intermediate Holdings, LLC
DATED AS OF [•], 2018

B-i

B-ii

THIS STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of  [•], 2018, is made by and among NCI Building Systems, Inc., a Delaware corporation, Clayton, Dubilier & Rice Fund VIII, L.P., a Cayman Islands exempted limited partnership (“CD&R Fund VIII”), CD&R Friends & Family Fund VIII, L.P., a Cayman Islands exempted limited partnership (“CD&R FF Fund VIII”), CD&R Pisces Holdings, L.P., a Cayman Islands exempted limited partnership (“CD&R Pisces”), and Atrium Intermediate Holdings, LLC, a Delaware limited liability company (“Atrium”), and GGC BP Holdings, LLC, a Delaware limited liability company, and AIC Finance Partnership, L.P., a Cayman Islands exempted limited partnership (“AIC” and, together with Atrium and GGC, the “Golden Gate Investor Group,” and each of Atrium, AIC and GGC, a “Golden Gate Investor”). Each of CD&R Fund VIII, CD&R FF Fund VIII and CD&R Pisces is sometimes referred to herein as a “CD&R Investor” and, collectively, as the “CD&R Investor Group.” The Golden Gate Investor Group and the CD&R Investor Group are collectively referenced herein as the “Investors.”
WITNESSETH:
WHEREAS, the Company (as herein defined) and CD&R Fund VIII entered into an Investment Agreement, dated August 14, 2009, pursuant to which the Fund VIII CD&R Investors (as defined herein) purchased and acquired from the Company, and the Company issued and sold to the CD&R Fund VIII Investors, shares of a newly created series of preferred stock designated the Series B Cumulative Convertible Participating Preferred Stock, par value $1.00 per share of the Company (the “Series B Preferred Stock”), which was convertible into shares of Common Stock, par value $.01 per share of the Company (the “Common Stock”);
WHEREAS, as of the date of this Agreement, there is no Series B Preferred Stock issued or outstanding, and the CD&R Fund VIII Investors hold shares of Common Stock previously issued upon the conversion of Series B Preferred Stock;
WHEREAS, the Company, CD&R Fund VIII and CD&R FF Fund VIII entered into that certain Stockholders Agreement, dated October 20, 2009 (the “2009 Stockholders Agreement”);
WHEREAS, the Company, CD&R Fund VIII and CD&R FF Fund VIII wish to terminate the 2009 Stockholders Agreement upon entry into this Agreement;
WHEREAS, the Company, Ply Gem Parent, LLC, a Delaware limited liability company, and Clayton, Dubilier & Rice, LLC entered into an Agreement and Plan of Merger, dated 17, 2018 (as it may be amended from time to time, the “Merger Agreement”), pursuant to which CD&R Pisces and each Golden Gate Investor were issued shares of Common Stock; and
WHEREAS, the Investors and the Company desire to set forth certain terms and conditions regarding the Investors’ ownership of Common Stock, including certain restrictions on the Transfer (as defined herein) of Common Stock and on certain actions of the Investors and their Affiliates with respect to the Company, and to provide for, among other things, subscription rights, corporate governance rights and consent rights, and other obligations and rights;
NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Certain Definitions.   In addition to other terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the meanings ascribed to them below. All terms used and not defined in this Agreement shall have the meanings assigned to them in the Merger Agreement.
“10% Holder” shall mean a Person or Group Beneficially Owning securities of the Company entitling such Person or Group to cast a number of votes in excess of 10% of the Aggregate Voting Power.
“2009 Stockholders Agreement” shall have the meaning set forth in the Recitals hereto.

“ABL Credit Agreement” shall mean that certain ABL Credit Agreement, dated as of April 12, 2018, among the Company (as successor by merger to Ply Gem Midco, Inc., as parent borrower, the U.S. subsidiary borrowers from time to time party thereto, the Canadian borrowers from time to time party thereto, the lenders and issuing lenders from time to time party thereto, UBS AG, Stamford Branch, as administrative agent and collateral agent, and the other parties thereto, as the same may be amended, supplemented, waived or otherwise modified from time to time.
“Affiliate” shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person. For purposes of this Agreement, “control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (and the terms “controlled by” and “under common control with” shall have correlative meanings).
“Affiliate Transactions” shall mean any transactions between the Company and its Controlled Affiliates, on the one hand, and any of the Investors or their Affiliates (other than the Company and its Controlled Affiliates), on the other hand; provided that none of the following shall constitute an Affiliate Transaction:
(i) acquisitions of securities, or payments, transactions, Board of Director rights, access rights, anti-dilution rights, registration rights, subscription rights and the other matters governed by this Agreement, the Merger Agreement or the Registration Rights Agreement;
(ii) customary compensation arrangements (whether in the form of cash or equity awards), expense reimbursement, D&O insurance coverage, and indemnification arrangements (and related advancement of expenses) in each case for CD&R Investor Directors and Board Observers; or
(iii) transactions and arrangements in the ordinary course of business and on arm’s-length third-party terms with any portfolio company held or managed by the CD&R Investor Group or the CD&R Parent Controlled Affiliate and not involving in excess of  $4 million per annum with respect to any such portfolio company and $20 million per annum with respect to all such portfolio companies.
“Aggregate Voting Power” shall mean, as of any date, the number of votes that may be cast by all holders of Common Stock voting together as a single class on any matter on which the holders of Common Stock are entitled to vote.
“Agreement” shall have the meaning set forth in the preamble.
“Bankruptcy Exceptions” shall have the meaning set forth in Section 2.1(c).
“Beneficially Own” shall mean, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof, and “Beneficial Ownership” shall have the corresponding meaning; provided that (i) the CD&R Investor Group, the Golden Gate Investor Group and their respective Affiliates shall not be deemed to “Beneficially Own” any securities of the Company held or owned by any CD&R Investor Portfolio Company or any Golden Gate Investor Portfolio Company, (ii) the CD&R Investor Group shall not be deemed to “beneficially own” any securities of the Company held or owned by any member of the Golden Gate Investor Group and (iii) the Golden Gate Investor Group shall not be deemed to “beneficially own” any securities of the Company owned by any member of the CD&R Investor Group.
“Board” shall mean the Board of Directors the Company.
“Board Observer” shall have the meaning set forth in Section 3.1(c)(iii).
“Business Combination” shall mean (i) any reorganization, consolidation, merger, share exchange, tender or exchange offer or other business combination or similar transaction involving the Company with any Person or (ii) the sale, assignment, conveyance, transfer, exchange, lease or other disposition (including by liquidation or dissolution of the Company) by the Company of all or substantially all of its assets to any Person.

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday in New York City or Houston, or any other day on which commercial banks in New York City or Houston are authorized or required by Law or government decree to close.
“By-laws” shall mean the By-laws of the Company, as amended from time to time (subject to Section 6.1(a)(x)).
“Cash Flow Credit Agreement” shall mean that certain Cash Flow Credit Agreement, dated as of April 12, 2018, among the Company (as successor by merger to Ply Gem Midco, Inc.), as borrower, the several banks and other financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.
“CD&R Director” shall mean any CD&R Nominee elected or appointed to the Board, from time to time, including, for the avoidance of doubt, the principals or partners of CD&R Parent who are designated as such on Schedule 3.1(a) during such individual’s service on the Board.
“CD&R FF Fund VIII” shall have the meaning set forth in the preamble.
“CD&R Fund VIII” shall have the meaning set forth in the preamble.
“CD&R Investor Consent Action” shall mean any of the actions of the Company requiring the consent of the CD&R Investor Group pursuant to ARTICLE VI.
“CD&R Investor Director” shall mean any CD&R Investor Nominee who is elected or appointed to the Board.
“CD&R Investor Director Number” shall mean a number of directors that is the lesser of  (x) the number that is proportionate to the CD&R Investor Voting Interest, rounded to the nearest whole number, and (y) the number that is one (1) less than the number of Independent Non-CD&R Investor Directors at the relevant time.
“CD&R Investor Group” shall have the meaning set forth in the preamble.
“CD&R Investor Independent Director” shall mean any CD&R Investor Independent Nominee who is elected or appointed to the Board, from time to time, and the directors on the Initial Board who are designated as such on Schedule 3.1(a).
“CD&R Investor Independent Nominee” shall mean an individual who (i) is designated by the CD&R Investor Group in writing to the Company for election to the Board, or is designated as a replacement director for appointment to the Board, pursuant to Section 3.1(c)(i) or Section 3.1(c)(ii) and (ii) would be an Independent Director upon such individual’s appointment or election to the Board.
“CD&R Investor Nominee” shall mean a CD&R Nominee, a CD&R Investor Independent Nominee or an Other CD&R Investor Nominee.
“CD&R Investor Portfolio Company” shall mean any portfolio company of CD&R Parent or any of the CD&R Investors with respect to which neither CD&R Parent, nor any CD&R Investor nor any of their respective Affiliates (excluding such portfolio company and its Controlled Affiliates) exercises control over investment decisions with respect to the Company’s securities, or encouraged, influenced or facilitated any such decision or action by such portfolio company with respect to the Company’s securities; provided that (a) neither CD&R Parent, nor any of the CD&R Investors nor any of their respective Affiliates (excluding such portfolio company and its Controlled Affiliates) shall provide or have provided to such portfolio company or any of its Controlled Affiliates any non-public information concerning the Company or any Subsidiary of the Company, and (b) such portfolio company is not acting at the request or direction of or in coordination with any of CD&R Parent, any CD&R Investor or any of their respective Controlled Affiliates (excluding such portfolio company and its Controlled Affiliates) with respect to the Company’s securities.
“CD&R Investor Rights Period” shall have the meaning set forth in Section 3.1(c)(i).

“CD&R Investor Rights Termination Event” shall be deemed to have occurred if, at any time following the Closing Date, the CD&R Investor Voting Interest is less than 7.50%.
“CD&R Investor Voting Interest” shall mean, as of any date, with respect to the CD&R Investor Group, the ratio, expressed as a percentage, of  (i) the aggregate number of votes that may be cast by holders of Common Stock Beneficially Owned by the CD&R Investor Group at the relevant time, divided by (ii) the Aggregate Voting Power at the relevant time.
“CD&R Investors” shall have the meaning set forth in the preamble.
“CD&R Nominee” shall mean a principal or partner of any of the CD&R Investors or CD&R Parent who is designated by the CD&R Investor Group in writing to the Company as a nominee for election to the Board, or is designated as a replacement director for appointment to the Board, pursuant to Section 3.1(c)(i) or Section 3.1(c)(ii).
“CD&R Parent” shall mean any entity that is or performs the functions of, directly or indirectly, the managing member or general partner of any CD&R Investor or is the investment manager with respect to such entity and all such entities collectively.
“CD&R Pisces” shall have the meaning set forth in the preamble.
“CD&R Parent Controlled Affiliate” shall mean CD&R Parent and any individuals that are partners, managing members or have similar titles with respect thereto, together with the Controlled Affiliates of any of them or of any CD&R Investor or any entity with respect to which CD&R Parent is the investment manager.
“CD&R Standstill Termination Event” shall be deemed to have occurred on the last day of the first continuous six-month period during which the CD&R Investor Voting Interest is less than 10.0%.
“Certificate of Incorporation” shall mean the Company’s Restated Certificate of Incorporation, as amended from time to time (subject to Section 6.1(a)(x)).
“Change of Control” shall mean, with respect to the Company, the occurrence of any one of the following events:
(i) any Person or Group (other than the CD&R Investors and their Affiliates) hold or acquiring, directly or indirectly, a Voting Interest greater than 50%;
(ii) the consummation of a Non-Qualified Business Combination; or
(iii) the number of directors who are not Continuing Directors and who are nominated by any Person or Group (other than the CD&R Investors and their Affiliates) constituting at least a majority of directors that would constitute the full Board if there were no vacancies.
“Change of Control Event” shall mean a Change of Control has been consummated.
“Class I” shall mean the class of directors whose term of office shall expire at the 2021 meeting of the stockholders of the Company.
“Class II” shall mean the class of directors whose term of office shall expire at the 2019 annual meeting of the stockholders of the Company.
“Class III” shall mean the class of directors whose term of office shall expire at the 2020 annual meeting of the stockholders of the Company.
“Common Stock” shall have the meaning set forth in the Recitals hereto.
“Company” shall mean NCI Building Systems, Inc., a Delaware corporation, and its successors and assigns.

“Company Default Event” shall mean, at any time prior to a CD&R Investor Rights Termination Event, either of the following events:
(i) the failure of any CD&R Investor Nominee to be elected to the Board within 45 calendar days following any annual or special meeting of stockholders of the Company at which such individual stood for election but was nevertheless not elected, provided that there shall be no Company Default Event as a result of this clause (i) if such individual (or an alternate designated by the CD&R Investor Group) is elected or appointed to the Board (regardless of whether such individual accepts such appointment or complies with any obligations relating to such individual’s appointment or service) prior to the expiration of such 45-day period; or
(ii) the removal of a CD&R Investor Director from the Board without cause other than by action, or at the request or direction, directly or indirectly, of the CD&R Investor Group.
“Competitor” shall mean any Person that manufactures, engineers, markets, sells or provides, within North America, (i) metal building systems or components (including, without limitation, primary and secondary framing systems, roofing panels and/or systems, end or side wall panels, sectional or roll-up doors, insulated metal panels, windows, or other metal components of a building structure), (ii) coated or painted steel or metal coils, (iii) coil coating or coil painting services, (iv) vinyl or aluminum windows, (v) vinyl or aluminum siding, fencing and stone products or (vi) the engineering, marketing, selling and providing of the items referred to in clauses (i) – (v) in the aggregate either (x) is the primary business of such Person or (y) such Person and its Affiliates generated revenue from such items for the twelve (12) months comprising its most recently completed four fiscal quarters equal to or greater than 50% of the aggregate revenue of the Company during such period.
“Continuing Directors” shall mean (i) the directors who constitute the Initial Board, (ii) any person becoming a director subsequent to the date of this Agreement whose election or nomination for election was approved by the affirmative majority vote of the directors who are Continuing Directors at the time of such election or nomination (either by a specific vote or by approval of the proxy statement of the relevant party in which such Person is named as a nominee for director, without written objection to such nomination), (iii) all Unaffiliated Shareholder Directors and (iv) all CD&R Investor Directors, even if the individuals serving as CD&R Investor Directors should change.
“Controlled Affiliate” shall mean any Affiliate of the specified Person that is, directly or indirectly, controlled (as defined in the definition of  “Affiliate”) by the specified Person.
“Covered Securities” shall mean any equity of the Company (including Common Stock, preferred stock or restricted stock), or any Equity Equivalents, in each case, other than Excluded Securities.
“Designated Securities” shall have the meaning set forth in Section 5.2(a).
“Directed Offer” shall mean any so-called “registered direct” sale, block trade or other similar offering or Transfer that is not widely distributed.
“Disclosed Party” shall have the meaning set for in Section 8.1(b).
“Disclosing Party” shall have the meaning set for in Section 8.1(b).
“Equity Equivalents” shall mean any securities, options or debt of the Company that are convertible or exchangeable into equity of the Company (or securities, options or debt convertible into or exercisable therefor), or that include an equity component (such as an “equity” kicker) (including any hybrid security).
“Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.
“Excluded Securities” shall mean any securities that are (i) issued by the Company pursuant to any employment contract, employee or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan, to or for the benefit of any employees (including new employees), officers or directors of the Company or any of its Subsidiaries, (ii) issued by the Company in connection with business combinations, mergers, or acquisitions of assets or securities of another Person, or (iii) issued upon the conversion, exchange or exercise of any security or right or purchase obligation that either (x) is outstanding as of the date hereof in accordance with its terms as such terms exist as of the date hereof or (y) becomes outstanding after the date hereof if the security being converted, exchanged or exercised, was issued after the date hereof and was a Covered Security at the time of its issuance.
“Fund VIII CD&R Investors” shall mean CD&R Fund VIII and CD&R FF Fund VIII.
“Golden Gate Investor” shall have the meaning set forth in the preamble.
“Golden Gate Investor Group” shall have the meaning set forth in the preamble.
“Golden Gate Investor Portfolio Company” shall mean any portfolio company of Golden Gate Parent or a Golden Gate Investor with respect to which neither Golden Gate Parent, nor such Golden Gate Investor nor any of their respective Affiliates (excluding such portfolio company and its Controlled Affiliates) exercises control over investment decisions with respect to the Company’s securities, or encouraged, influenced or facilitated any such decision or action by such portfolio company with respect to the Company’s securities; provided, that (a) neither Golden Gate Parent, a Golden Gate Investor or any of its Affiliates (excluding such portfolio company and its Controlled Affiliates) shall provide or have provided to such portfolio company or any of its Controlled Affiliates any non-public information concerning the Company or any Subsidiary of the Company and (b) such portfolio company is not acting at the request or direction of or in coordination with any of Golden Gate Parent, Golden Gate Investor or any of their respective Controlled Affiliates (excluding such portfolio company and its Controlled Affiliates) with respect to the Company’s securities.
“Golden Gate Investor Group Voting Interest” shall mean, as of any date, with respect to the Golden Gate Investor Group, the ratio, expressed as a percentage, of  (i) the aggregate number of votes that may be cast by holders of Common Stock Beneficially Owned by the Golden Gate Investor Group at the relevant time, divided by (ii) the Aggregate Voting Power at the relevant time.
“Golden Gate Investor Rights Termination Event” shall be deemed to have occurred if, at any time following the Closing Date, the Golden Gate Investor Group Voting Interest is less than 7.5%.
“Golden Gate Parent” shall mean any entity that is or performs the functions of, directly or indirectly, the managing member or general partner of any Golden Gate Investor or is the investment manager with respect to such entity and all such entities collectively.
“Golden Gate Parent Controlled Affiliate” shall mean Golden Gate Parent and any individuals that are partners, managing members or have similar titles with respect thereto, together with the Controlled Affiliates of any of them or any Golden Gate Investor or any entity with respect to which Golden Gate is the investment manager.
“Golden Gate Standstill Termination Event” shall be deemed to have occurred on the last day of the first continuous six-month period during which the Golden Gate Investor Group Voting Interest is less than 10.0%.
“Group” shall mean any “group” as such term is used in Section 13(d)(3) of the Exchange Act.
“Hedge” shall mean to enter into any agreement, arrangement, transaction or series of transactions, including any swap or any repurchase or similar so-called “stock borrowing” agreement or arrangement, that hedges, mitigates or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or any other security of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of Common Stock or any other security of the Company, in each case regardless of whether any such agreement, arrangement transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise.
“Hedging Limitation Period” shall mean, with respect to each CD&R Investor and each Golden Gate Investor, the period from the date hereof until the later of  (i) the 30-month anniversary of the Closing Date and (ii) the occurrence of a CD&R Standstill Termination Event, in the case of any CD&R Investor, and a Golden Gate Standstill Termination Event, in the case of each Golden Gate Investor.

“Indenture” shall mean that certain Indenture, dated as of April 12, 2018, among the Company (as successor by merger to Ply Gem Midco, Inc.), as issuer, the subsidiary guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time.
“Independent Director” shall mean a director who (i) is not an Affiliate of the CD&R Investors, the Golden Gate Investor Group or of the Company and (ii) would qualify as an “Independent Director” pursuant to the listing standards of the NYSE, or, if the securities of the Company are not quoted or listed for trading on the NYSE, pursuant to the rules of the stock exchange on which the securities of the Company are then quoted or listed for trading, with respect to (x) the CD&R Investors, the Golden Gate Investor Group and their respective Affiliates (as if such Persons were listed on the NYSE or such other stock exchange) and (y) the Company (including that such individual has, and in the period starting three (3) years prior to the date of determination and ending on the date of determination has had, no material relationship with either the CD&R Investors, the Golden Gate Investor Group or their respective Affiliates or the Company (excluding such individual’s service, if any, as a director on the board of  (1) not more than one of the CD&R Investors’ or the Golden Gate Investors’ portfolio companies, or (2) the Company)).
“Independent Non-CD&R Investor Directors” shall mean the Independent Directors on the Board who are not CD&R Investor Directors.
“Initial Board” shall mean the directors who are members of the Board effective as of the Closing.
“Investors” shall have the meaning set forth in the preamble.
“IRS” shall have the meaning set forth in Section 9.1(b).
“IRS Form” shall have the meaning set forth in Section 9.1(b).
“Law” shall mean applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of any United States or foreign governmental or regulatory agency, commission, court, body, entity, authority or self-regulatory organization.
“Merger Agreement” shall have the meaning set forth in the Recitals hereto.
“Non-Qualified Business Combination” shall mean a Business Combination that is not a Qualified Business Combination.
“NYSE” shall mean the New York Stock Exchange.
“Other CD&R Investor Director” shall mean any Other CD&R Investor Nominee who is elected or appointed to the Board, from time to time, and the directors on the Initial Board who are designated as such on Schedule 3.1(a).
“Other CD&R Investor Nominee” shall mean an individual who (i) is designated by the CD&R Investor Group in writing to the Company for election to the Board, or is designated as a replacement director for appointment to the Board, pursuant to Section 3.1(c)(i) or Section 3.1(c)(ii), and (ii) is neither a CD&R Nominee nor a CD&R Investor Independent Nominee.
“Parent Controlled Affiliate” shall mean any CD&R Parent Controlled Affiliate, in the case of any CD&R Investor and the CD&R Investor Group, and any Golden Gate Parent Controlled Affiliate, in the case of each Golden Gate Investor and the Golden Gate Investor Group.
“Permitted Increase” shall mean (i) an acquisition of Qualified Debt or (ii) an acquisition of securities of the Company or its Subsidiaries as the result of  (A) the exercise of subscription rights pursuant to ARTICLE V, (B) any repurchase or redemption of securities by the Company or (C) any other right of the CD&R Investor Group or transaction contemplated by this Agreement or the other Transaction Documents.
“Permitted Third Party Transferee” shall have the meaning set forth in Section 4.1(b).
“Person” shall mean a legal person, including any individual, corporation, company, partnership, joint venture, association, joint-stock company, trust, limited liability company or unincorporated association, or any other entity or organization, including a government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Private Placement” shall have the meaning set forth in Section 5.2(b).
“Proceeds” shall mean, for purposes of Section 6.1(a)(iii), the cash proceeds to the Company from the issuance or sale of any capital stock, other than options and warrants, plus, with respect to options and warrants, the aggregate exercise price and/or conversion price that would be received by the Company if all of such options were to be exercised or converted in full.
“Proprietary Information” shall have the meaning set forth in Section 8.1(a).
“Qualified Business Combination” shall mean a Business Combination immediately following which: (i) the individuals and entities that were the Beneficial Owners of Common Stock outstanding immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of the entity resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or indirectly through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the voting power of Common Stock, and (ii) no Person or Group (excluding the CD&R Investor Group and their Affiliates) either (x) Beneficially Owns, directly or indirectly, more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of such entity than the CD&R Investor Group and their Affiliates so Beneficially Own, and, solely in the case of the application of this definition for purposes of clause (iii) of Section 4.1(a), the CD&R Investor Group and their Affiliates shall Beneficially Own, directly or indirectly, more than 17.5% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of such entity, or (y) Beneficially Owns, directly or indirectly, 25% or more of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or equivalent) of such entity.
“Qualified Debt” means (i) any term loans advanced pursuant to, or outstanding under, the Cash Flow Credit Agreement and (ii) any notes issued pursuant to, or outstanding under, the Indenture.
“Qualified Debt Holder” shall mean, at any time, any CD&R Investor and any CD&R Parent Controlled Affiliate, in each case that is a holder of record of Qualified Debt at such time.
“Qualified Offering” shall mean any public or nonpublic offering of Covered Securities.
“Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.
“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of the date hereof, executed and delivered among the Company, the CD&R Investors and the Golden Gate Investor Group concurrently with the execution and delivery of this Agreement.
“Securities Act” shall mean the U.S. Securities Act of 1933, and any similar or successor federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.
“Series B Preferred Stock” shall have the meaning set forth in the Recitals hereto.
“Standstill Termination Event” shall mean a CD&R Standstill Termination Event, in the case of any CD&R Investor and the CD&R Investor Group, and a Golden Gate Standstill Termination Event, in the case of any Golden Gate Investor and the Golden Gate Investor Group.
“Tax Returns” shall mean any return, report or similar filing (including the attached schedules thereto) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.
“Taxes” shall mean any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity (such Governmental Entity, a “Tax Authority”), including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, and including any liability in respect of any items described above as a transferee or successor, or pursuant to Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Law), or as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment (whether oral or written).
“Transfer” shall have the meaning set forth in Section 4.1(a).
“Transferee” shall have the meaning set forth in Section 4.1(a).
“Transfer Exception” shall have the meaning set forth in Section 4.1(a).
“Transfer Limitation Period” shall mean any time during the period from the Closing Date to (a) the date that is 18 months after the Closing Date, with respect to CD&R Pisces, and (b) the later of  (i) the date that is 90 days after the Closing Date and (ii) January 31, 2018, with respect to the Fund VIII CD&R Investors and the Golden Gate Investor Group; provided that the Transfer Limitation Period shall terminate upon the occurrence of  (x) a Company Default Event or (y) a Change of Control Event.
“Unaffiliated Shareholder” shall mean any Company stockholder who is not Affiliated with the Investors.
“Unaffiliated Shareholder Directors” shall mean any member of the Board who is not (i) a CD&R Investor Director or (ii) the Chief Executive Officer of the Company.
“Underlying Sale” shall have the meaning set forth in Section 5.5.
“Voting Agreement Termination Event” shall mean either of the following: (i) with respect to any CD&R Investor or any Golden Gate Investor, a Change of Control Event, or (ii) with respect to any CD&R Investor, a CD&R Standstill Termination Event, and with respect to any Golden Gate Investor, a Golden Gate Standstill Termination Event.
“Voting Interest” shall mean, as of any date, with respect to a specified Person(s), the ratio, expressed as a percentage, of  (i) the aggregate number of votes that may be cast by holders of Common Stock Beneficially Owned by such Person(s) at the relevant time divided by (ii) the Aggregate Voting Power at the relevant time.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1 Representations and Warranties of the Company.   The Company represents and warrants to the Investors as of the date hereof as follows:
(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the State of Delaware, and has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby.
(b) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.
(c) This Agreement has been duly authorized, validly executed and delivered by the Company, and assuming due authorization, execution and delivery of this Agreement by the CD&R Investors and the Golden Gate Investors, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at Law or in equity (“Bankruptcy Exceptions”).

Section 2.2 Representations and Warranties of the CD&R Investor Group.   Each of the CD&R Investors represents and warrants to the Company as of the date hereof as follows:
(a) Each of the CD&R Investors has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization, and has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby.
(b) The execution, delivery and performance of this Agreement by each of the CD&R Investors and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such CD&R Investor.
(c) This Agreement has been duly authorized, validly executed and delivered by each of the CD&R Investors, and assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of each of the CD&R Investors, enforceable against each of the CD&R Investors in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.
Section 2.3 Representations and Warranties of the Golden Gate Investor Group.   Each Golden Gate Investor represents and warrants to the Company as of the date hereof as follows:
(a) Each of the Golden Gate Investors has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization, and has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby.
(b) The execution, delivery and performance of this Agreement by each of the Golden Gate Investors and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Golden Gate Investor.
(c) This Agreement has been duly authorized, validly executed and delivered by each of the Golden Gate Investors, and assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of each of the Golden Gate Investors, enforceable against the Golden Gate Investor in accordance with its terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions.
ARTICLE III
GOVERNANCE MATTERS; VOTING; STANDSTILL PROVISIONS
Section 3.1 Board of Directors.
(a) Initial Board.   The Initial Board shall consist of the individuals set forth on Schedule 3.1(a), each serving, effective as of the Closing, in the class of the Board set forth beside their name on such schedule.
(b) Chief Executive Officer.   At all times at which the position of Chief Executive Officer of the Company is filled, one of the members of the Board shall be the Chief Executive Officer of the Company.
(c) CD&R Investor Directors.
(i) CD&R Investor Director Nomination, Appointment and Election.   From and after the Closing until the CD&R Investor Rights Termination Event (the “CD&R Investor Rights Period”), the CD&R Investor Group shall be entitled to nominate for election, fill vacancies and appoint replacements for a number of CD&R Investor Directors up to the CD&R Investor Director Number. At each annual meeting or special meeting of stockholders during the CD&R Investor Rights Period at which any directors of the Company are to be elected, the Company shall take all corporate and other actions necessary to cause the applicable CD&R Investor Nominees to be nominated for election as directors on the Board and will use its reasonable best efforts to solicit proxies in favor of the election of such CD&R Investor Nominees to be elected at such meeting, in each case for a term expiring at the annual meeting of stockholders at which the term for directors in such CD&R Investor Nominee’s class of directors shall expire and until such CD&R Investor Nominee’s successor shall have been duly elected and qualified or at such earlier time (if any) as such CD&R Investor Nominee may resign, retire, die or be removed as a director of the Company. During the CD&R Investor Rights Period, (1) if the number of CD&R Investor Directors exceeds the CD&R Investor Director Number, unless otherwise requested by the Company by action of the Independent Non-CD&R Investor Directors, the CD&R Investor Group shall promptly (and in any event, if so requested, prior to the time at which the Board next takes any action, whether at a meeting or by written consent) cause one or more of the CD&R Directors or the Other CD&R Investor Directors to resign such that, following the resignations of such individuals, the number of CD&R Investor Directors no longer exceeds the CD&R Investor Director Number at such time; provided, however, that if the number of CD&R Investor Directors exceeds the CD&R Investor Director Number solely due to a vacancy in the number of Independent Non-CD&R Investor Directors, which vacancy the Unaffiliated Shareholder Directors intend to fill, in lieu of causing the resignation of one or more CD&R Directors or the Other CD&R Investor Directors, the CD&R Investor Group may cause one or more CD&R Directors or Other CD&R Investor Directors to recuse himself, herself or themselves from voting or granting consent with respect to any Board action taken until such vacancy is filled such that, during the period of such vacancy, the aggregate number of votes cast or consents granted by the CD&R Investor Directors with respect to any such matter does not exceed the CD&R Investor Director Number, and (2) if the limitations and requirements imposed by Law, regulation or the rules of a stock exchange on which the securities of the Company are quoted or listed for trading require a change to the number of CD&R Investor Directors that are not CD&R Investor Independent Directors, following consultation with the Board, the CD&R Investors shall promptly cause one or more of the CD&R Directors or the Other CD&R Investor Directors to resign and, if, following such resignations, the number of CD&R Investor Directors falls below the CD&R Investor Director Number, CD&R Investor Independent Nominees shall be designated and appointed to the Board in accordance with the terms of Section 3.1(c)(ii) so that, following such appointments, the number of CD&R Investor Directors equals the CD&R Investor Director Number. Notwithstanding anything to the contrary in this Agreement, at all times during the CD&R Investor Rights Period, (x) the CD&R Investor Director Number shall not be less than one (1), and (y) at any time during which the CD&R Investor Director Number is five (5) or more, at least one (1) CD&R Investor Director must be an Independent Director.
(ii) CD&R Investor Director Replacements and Vacancies.   The CD&R Directors who are members of the Nominating and Corporate Governance Committee (or if none serve thereon, the remaining CD&R Directors or, if no CD&R Directors remain in office, the CD&R Investor Group) shall have the right to designate (x) any replacement for a CD&R Investor Director upon the death, resignation, retirement or removal from office of such director and (y) fill any other vacancy or vacancies of the Board to the extent that the number of CD&R Investor Directors is less than the CD&R Investor Director Number, and the Company and the Board will use its reasonable best efforts to take all corporate and other actions necessary to cause the CD&R Investor Nominees designated pursuant to this sentence to be appointed to the Board.
(iii) Board Observer.   Upon the occurrence of any Company Default Event, the CD&R Investor Group shall have the right to designate an individual (a “Board Observer”) to attend (without voting rights) each meeting of the Board or any committee thereof  (and to receive from the Company, subject to the execution and delivery of a customary confidentiality agreement, copies of all notices, information and other material it provides to the Board and committees thereof) until such time as such Company Default Event is cured. The Company agrees that each Board Observer shall be entitled to reimbursement for its participation and related expenses as if such Board Observer were a director of the Company.
(iv) CD&R Investor Director Title and Position.   Until such time as the CD&R Investor Voting Interest is less than 20%, the CD&R Investor Group shall have the right, in its sole discretion, either (A) to cause one of the CD&R Investor Directors serving on the Executive Committee of the Board to have the title of Chairman of the Executive Committee or (B) to cause one of the CD&R Investor Directors serving on the Board to have the title “Lead Director.”
(v) D&O Insurance.   During the CD&R Investor Rights Period, the Company (A) agrees that the CD&R Investor Directors shall be entitled to the same rights, privileges and compensation as the other members of the Board in their capacity as such, including with respect to insurance coverage and reimbursement for Board participation and related expenses and (B) shall purchase and maintain, at its own expense, directors and officers liability insurance, from reputable carriers, in an aggregate amount customary for a business of the type and size of the Company, whose shares are listed on a public exchange, on behalf of and covering the individuals who at any time on or after the Closing are or become directors of the Company, against expenses, liabilities or losses asserted against or incurred by such individual in such capacity or arising out of such individual’s status as such, subject to customary exclusions; provided that in no event shall such amount of coverage be less than the amount of coverage provided under the Company’s directors and officers liability insurance as of the date hereof.
(vi) CD&R Investor Obligations with Respect to CD&R Investor Nominees.   With respect to each annual meeting of stockholders of the Company occurring during the CD&R Investor Rights Period, any of the CD&R Investors, on behalf of the CD&R Investor Group shall notify the Company of the individuals it nominates as the applicable CD&R Investor Nominees in writing and shall provide, or cause such individuals to provide, to the Company, such information about such individuals and the nomination to the Company, at such times as the Company may reasonably request in order to ensure compliance with applicable securities Laws and the rules of a stock exchange on which the securities of the Company are quoted or listed for trading, and to enable the Board to make determinations with respect to the qualifications of the individuals to be CD&R Investor Nominees. Notwithstanding the foregoing, a nomination shall be deemed to have been made if a CD&R Director, who is a member of the Nominating and Corporate Governance Committee, shall affirm at a meeting of the Nominating and Corporate Governance Committee that, in such individual’s capacity as a representative of the CD&R Investor Group, he or she is making the nomination on behalf of the CD&R Investor Group. The Company shall not be obligated to take actions to elect or appoint to the Board any CD&R Investor Nominee until such CD&R Investor Nominee has been identified and has provided the information required by the preceding sentence to the Company.
(vii) Termination of CD&R Investor Rights.   All obligations of the Company pursuant to this Section 3.1(c) shall terminate, and the CD&R Investor Group shall, upon request by the Company by action of the Independent Non-CD&R Investor Directors, cause each CD&R Director and Other CD&R Investor Director to resign from the Board, promptly upon the occurrence of the CD&R Investor Rights Termination Event (and in any event prior to the time at which the Board next takes any action, whether at a meeting or by written consent). As a condition to the nomination, election or appointment of any CD&R Nominee or Other CD&R Investor Nominee, each such individual shall agree in writing with the Company to offer to resign from the Board and/or any committees thereof promptly upon the occurrence of a CD&R Investor Rights Termination Event (and in any event prior to the time at which the Board next takes any action, whether at a meeting or by written consent) or as otherwise required pursuant to this Section 3.1(c) or Section 3.1(e).
(d) Unaffiliated Shareholder Directors.
(i) The number of directors constituting the full Board of directors initially shall be 12, and thereafter shall be set from time to time by the Board by affirmative vote of a majority of the directors then in office, provided that, prior to the CD&R Investor Rights Termination Event, such majority must include a majority of the CD&R Investor Directors and a majority of the Independent Non-CD&R Investor Directors. Until the occurrence of the CD&R Investor Rights Termination Event, the Board at all times shall be comprised of  (1) the Chief Executive Officer, (2) such number of CD&R Investor Directors as the CD&R Investor Group determines, not to exceed the CD&R Investor Director Number, (3) Independent Non-CD&R Investor Directors, and (4) up to one (1) additional Unaffiliated Shareholder Director who upon election would not be an Independent Non-CD&R Investor Director, provided that if the election or appointment of such Person would have the effect of reducing the CD&R Investor Director Number, no such Person shall be nominated or appointed without the approval of the CD&R Investor Directors.

(ii) The Nominating and Corporate Governance Committee shall, so long as Independent Non-CD&R Investor Directors constitute a majority of the Nominating and Corporate Governance Committee, or, if they do not, then the Independent Non-CD&R Investor Directors, acting by majority vote shall, (x) select the individual or individuals to be nominated for election as an Unaffiliated Shareholder Directors at each meeting of stockholders at which Unaffiliated Shareholder Directors are to be elected, (y) (1) select any replacement for an Unaffiliated Shareholder Director upon the death, resignation, retirement or removal from office of any such director and (2) fill any other vacancy or vacancies of the Board other than a vacancy to be filled by a CD&R Investor Nominee, and the Company and the Board will use their reasonable best efforts to take all corporate and other actions necessary to cause the individual or individuals designated pursuant to this sentence to be appointed to the Board.
(iii) At any annual meeting or special meeting of stockholders of the Company at which any Unaffiliated Shareholder Directors are to be elected, the Company shall take all corporate and other actions necessary to nominate for election as directors on the Board each of the Unaffiliated Shareholder Director(s) whose term expires at such meeting (or other individual(s) selected by the Nominating and Corporate Governance Committee or the Independent Non-CD&R Investor Directors (as provided in Section 3.1(d)(ii)).
(iv) During the CD&R Investor Rights Period, each CD&R Investor shall cause each share of Common Stock Beneficially Owned by it to be present in person or represented by proxy at all meetings of stockholders of the Company at which an individual nominated to serve as an Unaffiliated Shareholder Director pursuant to this Section 3.1(d) is to be elected, so that all such shares shall be counted as present for determining the presence of a quorum at such meetings and to vote such shares, at such meetings or at any adjournments or postponements thereof or by written consent, as appropriate, proportionately with the Unaffiliated Shareholders with respect to the nominees who would be Unaffiliated Shareholder Directors upon their election.
(v) Notwithstanding anything to the contrary in this Agreement or in the Certificate of Incorporation, until the CD&R Investor Rights Termination Event, an Unaffiliated Shareholder Director may not be removed except by the affirmative vote (including by written consent) of an Unaffiliated Shareholder or Unaffiliated Shareholders holding 80% of all of the Unaffiliated Shareholders’ Voting Interest. During the CD&R Investor Rights Period, each CD&R Investor shall cause each share of Common Stock Beneficially Owned by it to be present in person or represented by proxy at all meetings of stockholders of the Company at which the removal of an Unaffiliated Shareholder Director is to be voted on, so that all such shares shall be counted as present for determining the presence of a quorum at such meetings and (A) in the event that an Unaffiliated Shareholder or Unaffiliated Shareholders holding a majority of all of the Unaffiliated Shareholders’ Voting Interest vote (including by written consent) in favor of the removal of an Unaffiliated Shareholder Director, each CD&R Investor shall vote each share of Common Stock Beneficially Owned by it for the removal of such Unaffiliated Shareholder Director and (B) otherwise, each CD&R Investor shall vote (including by written consent) each share of Common Stock Beneficially Owned by it against the removal of such Unaffiliated Shareholder Director.
(e) Committees.
(i) General.   Subject to applicable Law, regulation or the rules of a stock exchange on which the securities of the Company are quoted or listed for trading and Section 3.1(e)(ii), for so long as the CD&R Investor Voting Interest is equal to or greater than 20%, the CD&R Investor Group shall also be entitled to representation proportionate to the CD&R Investor Voting Interest (rounded to the nearest whole number) on all committees of the Board, provided that, notwithstanding the foregoing, (i) the CD&R Investor Group shall be entitled to have a minimum of one (1) CD&R Investor Director serving on each committee of the Board (except that (A) where a CD&R Investor Director is in a conflict position, such CD&R Investor Director may not serve on a special committee of the Board, and (B) where any CD&R Investor is in a conflict position, none of the CD&R Directors or Other CD&R Investor Directors may serve on the relevant special committee of the Board) and (ii) each committee shall have at least one (1) Independent Non-CD&R Investor Director, and (iii) in no event, shall the CD&R Investor Directors compose a majority of any committee. If as a result of the application of the preceding sentence no CD&R Investor Director may serve on a certain committee, the CD&R Investor Group shall be entitled to appoint a Board Observer to such committee (who shall not have voting rights), so long as any such Board Observer meets any applicable independence rules of the stock exchange on which the securities of the Company are quoted or listed for trading. The CD&R Directors who are members of the Nominating and Corporate Governance Committee (or if none serve thereon, the remaining CD&R Directors or, if no CD&R Directors remain in office, the CD&R Investor Group) shall have the right to designate the CD&R Investor Director(s) to serve as members of a committee, and the Unaffiliated Shareholder Directors shall have the right to designate the Unaffiliated Shareholder Director to serve as a member of a committee, in each case in accordance with this Section 3.1(e)(i).
(ii) Affiliate Transactions Committee.   During the CD&R Investor Rights Period, the Board shall establish and maintain an Affiliate Transactions Committee, which shall be comprised of (x) the Unaffiliated Shareholder Directors then in office and (y) one CD&R Investor Independent Director, if a CD&R Investor Independent Director is then serving on the Board, and otherwise, the Chief Executive Officer of the Company serving as a director on the Board. Such Affiliate Transactions Committee shall review, consider and approve any Affiliate Transactions, and no such Affiliate Transactions shall be effected without the prior approval of a majority of the directors on the Affiliate Transactions Committee; provided, that, for so long as the provisions in Article TENTH of the Certificate of Incorporation, as in effect on the date hereof, are still in effect, an Affiliate Transaction that is subject to Article TENTH of the Certificate of Incorporation may be effected in accordance with Section 1(i) thereof if all of the conditions specified in paragraph A of such Section 1 are met, in lieu of the review, consideration or approval of the Affiliate Transactions Committee pursuant to this Section 3.1(e)(ii).
(iii) Termination of CD&R Investor Rights.   All obligations of the Company pursuant to Section 3.1(e)(i) and 3.1(e)(ii) shall terminate, and the CD&R Investor Group shall, unless otherwise requested by the Company by action of the Independent Non-CD&R Investor Directors, cause each CD&R Director and Other CD&R Investor Director to resign from each committee of the Board, (x) in the case of Section 3.1(e)(i), if CD&R Investor Voting Interest is less than 20%, and (y) in the case of Section 3.1(e)(ii), upon the occurrence of the CD&R Investor Rights Termination Event.
(f) Listing.
(i) During the CD&R Investor Rights Period, the Company shall keep the CD&R Investor Group informed, on a current basis, of any events, discussions, notices or changes with respect to any Tax (other than ordinary course communications which reasonably could not be expected to be material to the Company), criminal or regulatory investigation or action involving the Company or any of its Subsidiaries (other than routine audits or ordinary course communications which reasonably could not be expected to be material to the Company) that have been brought to the attention of the Board, and reasonably shall cooperate with the CD&R Investor Group, their members or their respective Affiliates in an effort to avoid or mitigate any cost or regulatory consequences to them that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities and coordinating, and providing assistance in meeting with regulators).
(ii) From and after the Closing, the Company shall use its reasonable best efforts to maintain the listing of shares of Common Stock after issuance on each securities exchange on which Common Stock is then listed or quoted, and the CD&R Investor Group shall support and not oppose such efforts.

Section 3.2 Voting.   At any time following the Closing, at any and all meetings of stockholders of the Company occurring prior to a Voting Agreement Termination Event, each CD&R Investor and Golden Gate Investor shall cause each share of Common Stock Beneficially Owned by it and its Parent Controlled Affiliate to be present in person or represented by proxy at all meetings of stockholders of the Company, so that all such shares shall be counted as present for determining the presence of a quorum at such meetings and to vote, at such meetings or at any adjournments or postponements thereof or by written consent, (a) in favor of all director nominees nominated by the Board for election by the stockholders in accordance with the terms of this Agreement and the By-laws, (b) as recommended by the Board, on any and all (i) proposals relating to or concerning compensation or equity incentives for directors, officers or employees of the Company adopted in the ordinary course of business consistent with past practice, (ii) proposals by stockholders of the Company (including under Rule 14a-8 of the Exchange Act), and (iii) proposals the subject matter of which is a CD&R Investor Consent Action, provided that, in respect of clauses (i) and (iii) only, that the Board’s recommendation is consistent with the CD&R Investor Group’s exercise of their consent rights provided in Article VI hereof in connection with such CD&R Investor Consent Action and the submission of such proposal occurred in a reasonably timely manner and such proposal has not failed to receive the requisite number of affirmative votes for the adoption of such proposal since the CD&R Investor Group’s exercise of their consent right in connection therewith, and (c) not in favor of any transaction constituting, or that would result in, a Change of Control (provided that, for purposes of this Section 3.2, the term “Business Combination” shall be deemed to be substituted for the term “Non-Qualified Business Combination” in clause (ii) of the definition of such term) that has not been approved by a majority of the Independent Non-CD&R Investor Directors, if the per-share consideration to be received by any CD&R Investor or Golden Gate Investor in connection with such transaction is not equal to, and in the same form as, the per-share consideration to be received by the Unaffiliated Shareholders.
Section 3.3 Standstill and Other Restrictions.   (1) During the period from the Closing until a Standstill Termination Event, each Golden Gate Investor and each CD&R Investor, and each of their respective Parent Controlled Affiliates, shall not, directly or indirectly: (i) other than by a Permitted Increase, in any way acquire, offer or propose to acquire, or agree to acquire, in any manner (including by means of merger, consolidation, reorganization, recapitalization or otherwise), Beneficial Ownership of any securities of the Company or its Subsidiaries (including convertible securities) if immediately following such acquisition or agreement the CD&R Investor Group together with its Parent Controlled Affiliates, or the Golden Gate Investor Group together with its Parent Controlled Affiliates, as the case may be, would Beneficially Own in the aggregate more than the Voting Interest or economic interest of the Company that such CD&R Investor Group or the Golden Gate Investor Group, as the case may be, held at Closing, treating securities convertible into or exercisable for voting securities, economic interests or Common Stock that are Beneficially Owned by such CD&R Investor or Golden Gate Investor or their respective Parent Controlled Affiliates as fully converted into or exercised for the underlying voting securities, economic interests or Common Stock without regard to the exercisability, vesting or similar provisions and restrictions thereof), provided, however, that in the case of the CD&R Investor Group, if CD&R Investor Voting Interest or economic interest of the Company at any time falls below 45.0%, then for purposes of clause (i) of this Section 3.3(a), the aggregate cap applicable to the CD&R Investor Group and CD&R Parent Controlled Affiliate will be 45.0% in lieu of the CD&R Investor Voting Interest or economic interest as of the Closing, (ii) make any statement or proposal to the Board or any of the Company’s representatives or stockholders regarding, or make any public announcement, proposal or offer with respect to, any Business Combination, merger, exchange or tender offer, recapitalization or similar transaction or recapitalization of debt, provided, however, that any CD&R Investor or Golden Gate Investor may privately communicate such proposal to the Board or the Chief Executive Officer of the Company as long as such communication would not, and would not reasonably be expected to, trigger public disclosure obligations for any Person, (iii) deposit any voting securities of the Company into a voting trust, enter into voting agreements, pooling arrangements or other similar arrangements or contracts, or grant any proxies with respect to any voting securities of the Company, except to such Investor’s respective Affiliates, (iv) participate in any Group other than with respect to the its Affiliates, (v) enter into any transaction involving the Company not approved or recommended by the Board, (vi) act with another party to seek to control or influence the Company (it being understood that, subject to their fiduciary duties to the Company, no actions taken by the CD&R Directors in their respective roles as members of the Board shall be deemed to violate this clause (vi)) or (vii) publicly seek, or announce their support for another party to seek, any amendment, waiver or release of, or contest the validity of, any of the restrictions contained in this Section 3.3(a) (including this clause (vii)) by the Company. The restrictions of this Section 3.3(a) shall terminate upon the occurrence of a Change of Control Event. Notwithstanding the foregoing, if a majority of the Independent Non-CD&R Investor Directors consent in writing prior thereto, any Qualified Debt Holder may exchange Qualified Debt for equity securities of the Company on terms and conditions agreed to in writing by the Company (by approval of a majority of the Independent Non-CD&R Investor Directors) and such Qualified Debt Holder.
(b) During the Hedging Limitation Period, the CD&R Investors and their Parent Controlled Affiliates shall not, directly or indirectly, without the prior written consent of a majority of the Independent Non-CD&R Investor Directors: (i) in any way acquire, offer or propose to acquire or agree to acquire, directly or indirectly, in any manner, Beneficial Ownership of any indebtedness or debt securities of the Company other than Qualified Debt or (ii) seek, directly or indirectly, any amendment, waiver or release of, or to contest the validity of, any of the restrictions contained in this Section 3.3(b) (including this clause (ii)) by the Company.
(c) Notwithstanding anything to the contrary contained in this Agreement, the restrictions of this Section 3.3 shall not apply upon the occurrence of any Company Default Event; provided that the restrictions of this Section 3.3 shall apply from and after the date that such Company Default Event is cured or remedied until the date upon which such restriction terminates in accordance with this Section 3.3.
ARTICLE IV
TRANSFER AND HEDGING RESTRICTIONS
Section 4.1 Transfer Restrictions.   (2) Prior to the expiration of its applicable Transfer Limitation Period, without the approval of a majority of the Independent Non-CD&R Investor Directors, any CD&R Investor or Golden Gate Investor shall not transfer, sell, pledge, assign or otherwise dispose of  (including by merger or otherwise by operation of Law) (“Transfer”) any Registrable Securities, other than, (i) to its Parent Controlled Affiliate, in each case, that agrees to be bound by the provisions of this Agreement as if it were such CD&R Investor or Golden Gate Investor (a “Transferee”), as applicable, hereunder (for the avoidance of doubt, any such Transferee shall be included in the term “CD&R Investor” or “Golden Gate Investor,” as applicable), (ii) to the Company or (iii) in a Business Combination approved, or recommended to the stockholders of the Company, by the Board (so long as such approval and recommendation has not been revoked prior to the Transfer) in which the per-share consideration received by such CD&R Investor or Golden Gate Investor, divided by the number of shares of Common Stock Beneficially Owned by such CD&R Investor or Golden Gate Investor (treating any securities convertible into or exercisable for Common Stock (or securities convertible into or exercisable therefor) as fully converted into or exercised for the underlying Common Stock) is equal to, and in the same form as, the per-share consideration received by all holders of Common Stock (other than holders that are the counterparty to such transaction or an Affiliate of such counterparty); provided, in the event all holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, such CD&R Investor or Golden Gate Investor shall have the opportunity to make such election with respect to the consideration described in this clause (iii) on the same basis as all holders of Common Stock (each of the exceptions described in clauses (i) through (iii), a “Transfer Exception”). In the event any Person who is a Transferee pursuant to clause (i) of the preceding sentence ceases to be a Parent Controlled Affiliate, then any prior Transfer to such Person pursuant to clause (i) shall become null and void and ownership and title to any such Registrable Securities so Transferred shall revert to the relevant CD&R Investor or Golden Gate Investor, as applicable. Each CD&R Investor or Golden Gate Investor shall immediately notify the Company if it engages in any of the transactions referred to in this Section 4.1. Each CD&R Investor or Golden Gate Investor shall give the Company notice of any proposed Transfer not less than five (5) Business Days prior to any Transfer (or the entering into of any agreement relating to a Transfer).
(b) Following its applicable Transfer Limitation Period, each CD&R Investor or Golden Gate Investor shall not Transfer any of the Registrable Securities, except as follows: (i) the Registrable Securities may be Transferred by each CD&R Investor or each Golden Gate Investor (A) in a privately negotiated transaction (including any Directed Offer if negotiated between such CD&R Investor or such Golden Gate Investor (or its agents or representatives) and any Transferee (or its agents or representatives)) to a Person or Group that represents that it, and that such Transferee reasonably believes, (1) is not a Competitor, (2) is not and will not be, after giving effect to the Transfer, a 10% Holder or an Affiliate of any 10% Holder and (3) is not proposing to effect a Change of Control of the Company without the prior written consent of a majority of the Independent Non-CD&R Investor Directors (such Person, a “Permitted Third Party Transferee”); provided that the Transferring Investor shall have provided the Company five (5) Business Days’ notice in writing prior to any such Transfer, (B) in public market trades (which shall include any Directed Offer that is not of the type referred to in clause (A) above); provided that the Transferring Investor shall have no reason to believe that any Transferee is not a Permitted Third Party Transferee and the Transferring Investor shall have instructed the Transferring Investor’s underwriters or brokers, if any, of the requirements of a Permitted Third Party Transferee, and (C) in a traditional underwritten public offering (excluding any Directed Offer) in accordance with the Registration Rights Agreement and (ii) the Registrable Securities may be Transferred pursuant to a Transfer Exception. The restrictions of this Section 4.1(b) shall terminate upon the occurrence of a Change of Control Event
(c) The Investors’ rights under this Agreement will not be Transferable to any Transferee of any Registrable Securities, other than, in the case of a CD&R Investor, a Transferee that is a CD&R Parent Controlled Affiliate, and, in the case of each Golden Gate Investor, a Transferee that is an Affiliate of such Golden Gate Investor (and that, in each case, has entered into an agreement with the Company as set forth in Section 4.1(a)). In the event any Person who is a Transferee pursuant to the preceding sentence ceases to be a CD&R Parent Controlled Affiliate or an Affiliate of the relevant Golden Gate Investor, as applicable, then any prior Transfer to such Person shall become null and void and ownership and title to any such Registrable Securities, and the rights under this Agreement, so Transferred shall revert to the relevant CD&R Investor or Golden Gate Investor, as applicable.
(d) Any certificates for Registrable Securities shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) substantially to the following effect:
THIS INSTRUMENT WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) AND THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT OR SUCH LAWS.
In addition, for so long as the restrictions of this ARTICLE IV remain in effect, such legend or notations will include language substantially to the following effect:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED [•], 2018, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND THE OTHER PARTY OR PARTIES THERETO. A COPY OF THE PROVISIONS OF SUCH AGREEMENT SETTING FORTH SUCH RESTRICTIONS ON TRANSFER IS ON FILE WITH THE SECRETARY OF THE COMPANY.
The holder of any certificate(s) bearing any such legend (or any uncertificated shares subject to such notations or arrangements) shall be entitled to receive from the Company new certificates for a like number of Registrable Securities not bearing such legend (or the elimination or termination of such notations or arrangements) promptly upon the request of such holder at any time when (i) the restrictions on Transfer pursuant to this Agreement are no longer applicable, and (ii) an opinion of counsel to such holder has been delivered to the Company, which opinion is reasonably satisfactory to the Company, to the effect that the restriction referenced in such legend (or such notations or arrangements) is no longer required in order to ensure compliance with the Securities Act and applicable state Laws.
Section 4.2 Hedging Restrictions.   Each CD&R Investor and each Golden Gate Investor agrees that, during the Hedging Limitation Period, it and its Parent Controlled Affiliate shall not Hedge their respective direct or indirect exposure to Common Stock or any other security, except in transactions involving an index-based portfolio of securities that includes Common Stock (provided that the value of such Common Stock in such portfolio is not more than 5.0% of the total value of the portfolio of securities). For the avoidance of doubt, following the Hedging Limitation Period, nothing in this Section 4.2 shall prohibit any CD&R Investor or Golden Gate Investor, or their respective Parent Controlled Affiliates from Hedging their respective direct or indirect exposure to Common Stock or any other security, including any transactions involving an index-based portfolio of securities that includes Common Stock (regardless of the value of such Common Stock in such portfolio relative to the total value of the portfolio of securities) or involving the purchase or sale of derivative securities or any short sale of Common Stock.
ARTICLE V
SUBSCRIPTION RIGHTS
Section 5.1 Subscription Rights.   From and after the Closing, if the Company offers to sell Covered Securities in a Qualified Offering (which may only be effected in compliance with Section 6.1), each CD&R Investor and each Golden Gate Investor shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered to others, in the aggregate up to the amount of Covered Securities required to enable such CD&R Investor and Golden Gate Investor to maintain (a) with respect to offers to sell Covered Securities consisting of Common Stock or Equity Equivalents convertible or exchangeable for Common Stock (or convertible into or exercisable therefor), its then-current Voting Interest and (b) with respect to offers to sell Covered Securities consisting of non-voting equity of the Company or Equity Equivalents convertible or exchangeable for non-voting equity (or convertible into or exercisable therefor), its then-current percentage economic interest.
Section 5.2 Notice.   (3) In the event the Company intends to make a Qualified Offering of Covered Securities that is an underwritten public offering or a private offering made to Qualified Institutional Buyers (as such term is defined in Rule 144A under the Securities Act) for resale pursuant to Rule 144A under the Securities Act, no later than five (5) Business Days after the initial filing of a registration statement with respect to such underwritten offering or the commencement of such Rule 144A offering, the Company shall give each CD&R Investor and each Golden Gate Investor written notice of its intention (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed in respect of such offering), describing, to the extent then known, the anticipated amount of securities, price (or range of prices), timing and other material terms upon which the Company proposes to offer the same. Each CD&R Investor and each Golden Gate Investor shall have five (5) Business Days from the date and time of receipt of any such notice to notify the Company in writing that it intends to exercise such subscription rights and as to the amount of Covered Securities such Investor desires to purchase, up to the maximum amount calculated pursuant to Section 5.1 (the “Designated Securities”); provided that, notwithstanding anything to the contrary in this ARTICLE V but subject to Section 3.3 and Section 4.1, to the extent a CD&R Investor elects not to exercise its subscription rights for the maximum amount calculated pursuant to Section 5.1, (i) any other CD&R Investor may elect to purchase all or a portion of the Covered Securities elected not to be purchased by the relevant CD&R Investor, and (ii) any CD&R Parent Controlled Affiliate may elect to purchase all or a portion of the Covered Securities elected not to be purchased by the relevant CD&R Investor, in the case of each such CD&R Parent Controlled Affiliate, that agrees to be bound by the provisions of this Agreement as if it were a CD&R Investor hereunder (for the avoidance of doubt, any such Person shall be included in the term “CD&R Investor”), in the case of each of the preceding clauses (i) and (ii), by giving the notice contemplated by this sentence with respect to such Covered Securities, and such Covered Securities shall be deemed to be “Designated Securities” with respect to the CD&R Investor giving such notice. Such notice shall constitute a non-binding indication of interest of such CD&R Investor to purchase the Designated Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of any

CD&R Investor or Golden Gate Investor to respond during such five-Business Day period shall constitute a waiver of subscription rights under this ARTICLE V only with respect to the offering described in the applicable notice and a notice purporting to exercise subscription rights for more than the maximum amount contemplated by Section 5.1 shall be deemed to be an election to acquire the maximum amount. To the extent the Company shall give any CD&R Investor and Golden Gate Investor notice of any such offer prior to the public announcement thereof, each CD&R Investor and each Golden Gate Investor shall agree to confidentiality and restriction on trading terms reasonably acceptable to the Company.
(b) If the Company proposes to make a Qualified Offering of Covered Securities that is not an underwritten public offering or Rule 144A offering (a “Private Placement”), the Company shall (i) give each CD&R Investor and each Golden Gate Investor written notice of its intention, describing, to the extent then known, the anticipated amount of securities, price and other material terms upon which the Company proposes to offer the same and (ii) promptly provide each CD&R Investor and each Golden Gate Investor with an updated notice reflecting any changes to such anticipated amount of securities, price or other material terms. Each CD&R Investor and each Golden Gate Investor shall have ten (10) Business Days from the date of receipt of the last notice required by the immediately preceding sentence to notify the Company in writing that it intends to exercise such subscription rights and as to the amount of Designated Securities such CD&R Investor or Golden Gate Investor desires to purchase, up to the maximum amount calculated pursuant to Section 5.1; provided that, notwithstanding anything to the contrary in this ARTICLE V but subject to Section 3.3, to the extent a CD&R Investor elects not to exercise its subscription rights for the maximum amount calculated pursuant to Section 5.1, (i) any other CD&R Investor may elect to purchase all or a portion of the Covered Securities elected not to be purchased by the relevant CD&R Investor, and (ii) any CD&R Parent Controlled Affiliate may elect to purchase all or a portion of the Covered Securities elected not to be purchased by the relevant CD&R Investor, in the case of each such CD&R Parent Controlled Affiliate, that agrees to be bound by the provisions of this Agreement as if it were a CD&R Investor hereunder (for the avoidance of doubt, any such Person shall be included in the term “CD&R Investor”), in the case of each of the preceding clauses (i) and (ii), by giving the notice contemplated by this sentence with respect to such Covered Securities, and such Covered Securities shall be deemed to be “Designated Securities” with respect to the CD&R Investor giving such notice. Such notice shall constitute a non-binding indication of interest of such CD&R Investor or Golden Gate Investor to purchase the amount of Designated Securities so specified at the price and upon other terms set forth in the Company’s notice to it; provided that the closing of the Private Placement with respect to which such rights has been exercised takes place within fifteen (15) calendar days after giving notice of such exercise by such CD&R Investor or Golden Gate Investor. The failure of any CD&R Investor or the Golden Gate Investor to respond during the ten-Business Day period referred to in the second preceding sentence shall constitute a waiver of the subscription rights under this ARTICLE V only with respect to the offering described in the applicable notice and a notice purporting to exercise subscription rights for more than the maximum amount contemplated by Section 5.1 shall be deemed to be an election to acquire the maximum amount. To the extent the Company shall give any CD&R Investor and Golden Gate Investor notice of any such offer prior to the public announcement thereof, each CD&R Investor and each Golden Gate Investor shall agree to confidentiality and restriction on trading terms reasonably acceptable to the Company.
Section 5.3 Purchase Mechanism.   (4) If a CD&R Investor or Golden Gate Investor exercises its subscription rights as provided in Section 5.2(a), the Company shall offer such CD&R Investor or Golden Gate Investor, if such underwritten public offering or Rule 144A offering is consummated, the Designated Securities (as adjusted to reflect the actual size of such offering when priced) on the same material terms as the Covered Securities are offered to the underwriters or initial purchasers and shall provide written notice of such price to such CD&R Investor or Golden Gate Investor as soon as practicable prior to such consummation. Contemporaneously with the execution of any underwriting agreement or purchase agreement entered into between the Company and the underwriters or initial purchasers of such underwritten public offering or Rule 144A offering, such CD&R Investor or Golden Gate Investor shall, if it continues to wish to exercise its subscription rights with respect to such offering, enter into an instrument in form and substance reasonably satisfactory to the Company acknowledging its binding obligation to purchase the Designated Securities to be acquired by it and containing representations, warranties and agreements of such CD&R Investor or Golden Gate Investor that are customary in private placement transactions and, in any event, no less favorable to such CD&R Investor or Golden Gate Investor than any underwriting or purchase agreement entered into by the Company in connection with such offering, and the failure to enter into such an instrument at or prior to such time shall constitute a waiver of the subscription rights in respect of such offering. Any offers and sales pursuant to this ARTICLE V in the context of a registered public offering shall be also conditioned on reasonably acceptable representations and warranties of such relevant CD&R Investor or Golden Gate Investor regarding its status as the type of offeree to whom a private sale can be made concurrently with a registered offering in compliance with applicable securities Laws.
(b) If any CD&R Investor or any Golden Gate Investor exercises its subscription rights as provided in Section 5.2(b), the closing of the purchase of the Covered Securities with respect to which such right has been exercised shall be conditioned on the consummation of the sale of securities pursuant to the Private Placement with respect to which such subscription right has been exercised and shall take place as soon as practicable after the closing of the Private Placement; provided that such time period shall be extended for a maximum of 95 days in order to comply with applicable Laws and regulations; provided, further, that the actual amount of Covered Securities to be sold to such CD&R Investor or Golden Gate Investor pursuant to its exercise of subscription rights hereunder shall be proportionally reduced if the aggregate amount of Covered Securities sold in the Private Placement is reduced and, at the option of such CD&R Investor or Golden Gate Investor (to be exercised by delivery of written notice to the Company within five (5) Business Days of receipt of notice of such increase), shall be increased if such aggregate amount of Covered Securities sold in the Private Placement is increased. In connection with its purchase of Designated Securities, such CD&R Investor or Golden Gate Investor shall, if it continues to wish to exercise its subscription rights with respect to such offering, execute an agreement containing representations and warranties and, if at such time the CD&R Investor Voting Interest, in the case of any CD&R Investor, or the Golden Gate Investor Group Voting Interest, in the case of any Golden Gate Investor, is greater than 20%, agreements of such CD&R Investor or Golden Gate Investor that are substantially similar in all material respects to the agreements executed by other purchasers in such Private Placement. Each of the Company and the CD&R Investor and each Golden Gate Investor agrees to use its reasonable best efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any Law or regulation necessary in connection with the offer, sale and purchase of, such Covered Securities.
Section 5.4 Failure to Purchase.   In the event that any CD&R Investor or any Golden Gate Investor fails to exercise its subscription rights provided in this ARTICLE V within the applicable period or, if so exercised, such CD&R Investor or Golden Gate Investor is unable to consummate such purchase within the time period specified in Section 5.3 above because of its failure to obtain any required regulatory or stockholder consent or approval or because of the failure to purchase any or all of the Covered Securities contemplated to be purchased by the election notice, the Company shall thereafter be entitled during the period of sixty (60) days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the Covered Securities covered thereby shall be consummated, if at all, within thirty (30) days from the date of said agreement) to sell the Covered Securities not elected to be purchased pursuant to this ARTICLE V or which such CD&R Investor or Golden Gate Investor is unable to purchase because of such failure to obtain any such consent or approval or otherwise fails to purchase, at a price and upon terms no more favorable to the purchasers of such securities in the Private Placement, the underwritten public offering or Rule 144A offering, as the case may be, than were specified in the Company’s notice to such CD&R Investor or Golden Gate Investor. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five (5) Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed ninety (90) days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the Covered Securities or entered into an agreement to sell the Covered Securities within said 60-day period (or sold and issued Covered Securities in accordance with the foregoing within thirty (30) days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed ninety (90) days from the date of said agreement), the Company shall not thereafter offer, issue or sell such Covered Securities without first offering such securities to each CD&R Investor or Golden Gate Investor in the manner provided above.
Section 5.5 Certain Qualified Offerings.   In the case of a Qualified Offering of Covered Securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by a firm of independent public accountants or an independent appraiser, in each case, of recognized national standing selected by the Board and approved by the Investors; provided, however, that such fair value as determined in accordance with this Section 5.5 shall not exceed the aggregate market price of the securities being offered as of the date the Board authorizes the offering of such securities. In the event that the sale of Designated Securities to any CD&R Investor or any Golden Gate Investor cannot be consummated substantially concurrently with the sale giving rise to the applicable exercise of subscription rights by such CD&R Investor or Golden Gate Investor under Section 5.1 (the “Underlying Sale”), consummation of the Underlying Sale shall not be delayed or conditioned upon such sale of Designated Securities to such CD&R Investor or Golden Gate Investor; provided, in such event, that the Company shall use its best efforts to consummate the sale of such Designated Securities to such CD&R Investor or Golden Gate Investor as promptly as practicable following the consummation of the Underlying Sale.
Section 5.6 Cooperation.   The Company and each CD&R Investor and each Golden Gate Investor shall cooperate in good faith to facilitate the exercise of the CD&R Investor and Golden Gate Investor subscription rights hereunder, including, without limitation, securing any required approvals or consents, in a manner that does not jeopardize the timing, marketing, pricing or execution of any offering of the Company’s securities.
Section 5.7 Limitation of Rights.   Notwithstanding the above, nothing set forth in this ARTICLE V shall confer upon any CD&R Investor or any Golden Gate Investor the right to purchase any securities of the Company other than Designated Securities. For the avoidance of doubt, notwithstanding the above, nothing set forth in this ARTICLE V shall limit any CD&R Investor’s or any Golden Gate Investor’s rights pursuant to and in accordance with the Registration Rights Agreement, including, without limitation, with respect to notice of or registration of Registrable Securities in Piggyback Registrations (each as defined in the Registration Rights Agreement).
Section 5.8 Termination of Subscription Rights.   Anything to the contrary in this ARTICLE V notwithstanding, the CD&R Investors’ and each Golden Gate Investor’s subscription right to purchase Covered Securities granted by this ARTICLE V shall not be available for any offering that commences at any time after the occurrence of the CD&R Investor Rights Termination Event or the Golden Gate Investor Rights Termination Event, respectively.
ARTICLE VI
CONSENT RIGHTS
Section 6.1 CD&R Investor Consent Rights.
(a) Until such time as the CD&R Investor Voting Interest is less than 25%, without the prior consent of the CD&R Investor Group, the Company shall not, and shall cause each of its Subsidiaries not to, take any of the following actions, commit, resolve or agree to take any of the following actions or authorize or otherwise facilitate any of the following actions:
(i) in any fiscal year, acquire, in a single transaction or a series of related transactions, any business organization or division thereof or assets if in such fiscal year (A) the aggregate consideration paid by the Company for all such acquisitions completed in such fiscal year would exceed 10% of the Company’s consolidated assets as of the end of the most recently completed fiscal year or (B) the aggregate contribution to revenue of the businesses, divisions and assets acquired on a pro forma basis for the most recently completed fiscal year would exceed 10% of the Company’s revenues for the most recently completed fiscal year, excluding, in all cases,

(1) transactions consented to by the CD&R Investor Group, (2) transactions between and among any of the Company and its direct or indirect wholly owned Subsidiaries and (3) acquisitions of inventory, equipment and real property in the ordinary course of business;
(ii) in any fiscal year, sell, transfer or dispose of, in a single transaction or a series of related transactions, any business organization or division of the Company or any of its assets if in such fiscal year (A) the aggregate consideration received by the Company for all such sales, transfers or dispositions completed in such fiscal year would exceed 10% of the Company’s consolidated assets as of the end of the most recently completed fiscal year or (B) the aggregate contribution to revenue of the sold, transferred or disposed businesses, divisions and assets for the most recently completed fiscal year would exceed 10% of the Company’s revenues for the most recently completed fiscal year, excluding, in all cases, (1) transactions consented to by the CD&R Investor Group, (2) transactions between and among any of the Company and its direct or indirect wholly owned Subsidiaries, (3) disposition of any aircraft owned by the Company and (4) dispositions of inventory, equipment and real property in the ordinary course of business;
(iii) other than grants in the ordinary course of business consistent with past practice to employees or directors of the Company pursuant to an existing stock option plan or restricted stock plan, pursuant to another plan or agreement adopted or approved by the Board in the ordinary course with terms that are consistent with past practice or pursuant to the issuance of shares in respect of any exercise of options or settlement of any other share-based awards outstanding on the date of this Agreement, or as may be granted after the date of this Agreement, as permitted by this Agreement, authorize, issue, deliver, sell, pledge, dispose of, grant, award or encumber any shares (or options, warrants, convertible securities or rights of any kind to acquire or receive any shares) of capital stock, ownership interests or voting securities if the Proceeds to the Company for all such issuances in the aggregate exceed $20 million in any given fiscal year;
(iv) redeem, repurchase or acquire any shares of capital stock or securities convertible into or exercisable for shares of the capital stock, other than any Registrable Securities or pursuant to the acquisition of shares from a holder of an option, restricted share or any other share-based award in satisfaction of Tax withholding obligations or in payment of the exercise price, if as a result of such action the aggregate consideration paid by the Company in respect of all such redemptions, repurchases or acquisitions since the date of this Agreement would exceed $20 million annually and other than transactions between and among any of the Company and its direct or indirect wholly owned Subsidiaries;
(v) declare or pay any extraordinary dividend or distribution (other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to the Company or a direct or indirect wholly owned Subsidiary of the Company);
(vi) newly incur or guarantee any indebtedness for borrowed money except for (A) any indebtedness among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (B) guarantees by the Company and/or any Subsidiary of indebtedness of the Company or Subsidiaries of the Company, which indebtedness is outstanding as of the date hereof or incurred in compliance with this Section 6.1(a)(vi), (C) borrowings under the ABL Credit Agreement or the Cash Flow Credit Agreement, in each case without giving effect to any increase in the commitments thereunder after the date hereof, and (D) additional indebtedness for borrowed money not to exceed $125 million in aggregate principal amount outstanding at any time;
(vii) engage to a material extent in any business in which the Company is not engaged on the Closing Date or any business related, ancillary or complementary to such business;
(viii) adopt a plan or agreement of complete or partial liquidation or dissolution (except a liquidation or dissolution of a direct or indirect wholly owned Subsidiary into the Company or another wholly owned Subsidiary) or commence a proceeding;
(ix) increase or decrease the number of directors that would constitute the entire Board at such time assuming all vacancies were filled; or

(x) amend, alter or repeal any provisions of its Certificate of Incorporation or Bylaws.
(b) Consent of the CD&R Investor Group to any of the actions specified above may be made in a writing addressed to the Board from any CD&R Investor, and in addition shall be deemed to have been given if a CD&R Director shall affirm at a meeting of the Board that, in such individual’s capacity as a representative of the CD&R Investor Group, he or she consents to any such action on behalf of the CD&R Investor Group.
ARTICLE VII
EFFECTIVENESS AND TERMINATION
Section 7.1 Termination.   This Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of  (a) its termination by the mutual written agreement of the Company (subject to Section 9.3(b)) each CD&R Investor and each Golden Gate Investor, (b) except as otherwise specifically provided herein with respect to particular Sections of this Agreement, at such time as neither Investor Beneficially Owns any Registrable Securities and (c) the dissolution, liquidation and winding up of the Company.
ARTICLE VIII
ACCESS, INFORMATION AND CONFIDENTIALITY
Section 8.1 Confidentiality.
(a) Subject to Section 8.1(b), each party to this Agreement will hold, will cause its respective directors, officers, partners, employees, agents, consultants and advisors to hold, and will cause its respective Controlled Affiliates and any other Affiliate to whom it releases or discloses Proprietary Information and their respective directors, officers, partners employees, agents, consultants and advisors to hold in strict confidence, all nonpublic records, books, contracts, instruments, computer data and other data and information, including without limitation, information regarding finances and results, technology, trade secrets, know-how, customers, vendors, business and/or strategic plans, marketing activities, financial data and other business affairs and any IRS Form and any documents, supplements or schedules attached thereto or included therein (collectively, “Proprietary Information”) concerning the other party hereto, its former, current or future representatives or any former, current or future representatives of such representatives furnished to it by, or on behalf of, such other party pursuant to this Agreement ((x) except to the extent that such information can be shown to have been (i) previously known by such party on a nonconfidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources not known to or suspected by such party to be prohibited from disclosing such Proprietary Information by a contractual, legal or fiduciary obligation and (y) solely with respect to an IRS Form or any document, supplement or schedule attached thereto or included therein, except to the extent such information is requested or required by the IRS or any other Tax Authority) and neither party hereto shall release or disclose such Proprietary Information to any other Person, except its auditors, attorneys, financial advisors, other consultants and advisors.
(b) In the event that any party, any Controlled Affiliates of any party or any of its or their representatives (a “Disclosing Party”) is requested pursuant to, or required by, applicable Law, regulation or legal process to disclose any Proprietary Information of the other party (a “Disclosed Party”), then before substantively responding to any such request or requirement, to the extent permitted by Law, such Disclosing Party will provide, or cause its Controlled Affiliate or its or their representative to provide, the Disclosed Party with prompt written notice of any such request or requirement so that it may, at its sole expense, seek a protective order or other appropriate remedy, or both, or waive compliance with the provisions of this Section 8.1(b) or other appropriate remedy, or if it so directs, the Disclosing Party, will exercise its own reasonable best efforts, at the Disclosed Party’s expense, to assist it in obtaining a protective order or other appropriate remedy. If, failing the entry of a protective order or other appropriate remedy or the receipt of a waiver hereunder, disclosure of any Proprietary Information is, in the opinion of the Disclosing Party’s counsel, required, the Disclosing Party may, without liability hereunder, furnish only that portion of the Proprietary Information which in the opinion of the Disclosing Party’s counsel is required to be so furnished pursuant to Law, regulation or legal process.

Section 8.2 Access and Information.   The Company hereby agrees that it shall ensure that upon reasonable notice, the Company and its Subsidiaries (a) will afford to each Investor and their respective representatives (including, without limitation, the respective officers and employees of the Investors, and the respective counsel, accountants and other professionals retained by the Investors) such access during normal business hours to its books, records (including, without limitation, Tax Returns and appropriate work papers of independent auditors under normal professional courtesy), properties, personnel, accountants and other professional retained by the Company and to such other information as such Investor may reasonably request; (b) will furnish the Investors such financial and operating data and other information with respect to the business and properties of the Company as the Company prepares and compiles for members of its Board in the ordinary course and as such Investor may from time to time reasonably request; and (c) permit the Investors to discuss the affairs, finances and accounts of the Company, and to furnish advice with respect thereto, with the principal officers of the Company within thirty (30) days after the end of each fiscal quarter of the Company. All requests for access and information shall be coordinated in writing through senior corporate officers of the Company.
ARTICLE IX
MISCELLANEOUS
Section 9.1 Tax Matters.
(a) To the extent permitted by Law, the Company shall treat each CD&R Investor or each Golden Gate Investor that is not a U.S. person for U.S. federal income tax purposes and any of its non-U.S. Affiliates as a withholding foreign partnership and shall not withhold on any cash (or other) distributions made or deemed to be made to such CD&R Investor or Golden Gate Investor or to any such Affiliate so long as such CD&R Investor or Golden Gate Investor or such Affiliate, as the case may be, has provided the Company with the required documentation.
(b) On the Closing Date, and from time to time thereafter as any previously delivered form or other document expires or becomes inaccurate or at any other time as the Company may reasonably request, each CD&R Investor and each Golden Gate Investor shall deliver, or cause to be delivered, to the Company one or more duly completed Internal Revenue Service (“IRS”) Forms W-8IMY or other W-8, as applicable (or any subsequent versions thereof or successors thereto), in the case of any CD&R Investor or any Golden Gate Investor or any of their respective Affiliates that is not a U.S. Person for U.S. federal income tax purposes, together with any applicable related withholding or other statement or form, and W-9 (or any subsequent versions thereof or successors thereto), in the case of any Affiliate that is a U.S. person for U.S. federal income tax purposes (each, an “IRS Form”), in each case confirming, to the extent permitted by law, that the Company is not required to deduct or withhold any amount of U.S. federal income tax in respect of distributions or deemed distributions by the Company to such CD&R Investor or Golden Gate Investor (or any Affiliate). Each of the CD&R Investors confirms that it is a withholding foreign partnership (and has entered into a withholding foreign partnership agreement with the IRS), and each of the CD&R Investors and each Golden Gate Investor respectively intend for any potential CD&R Investor or Golden Gate Investor, as the case may be, that is not a U.S. Person for U.S. federal income tax purposes to enter into a withholding foreign partnership agreement with the IRS.
Section 9.2 Successors and Assigns.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of each of the other parties (subject to Section 9.3(b)); provided that the Company may assign the rights and obligations under this Agreement to a successor and the Investors may, pursuant and subject to Section 4.1(a)(i), assign all or a portion of their rights, interests and obligations under this Agreement, including, without limitation, their rights, interests and obligations under ARTICLE V, without the prior written consent of the Company, in the case of the CD&R Investors, to any CD&R Parent Controlled Affiliate, and in the case of any Golden Gate Investor, to any Affiliate of such Golden Gate Investor, but only if the assignee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (for the avoidance of doubt, any such assignee shall be included in the term “CD&R Investor” or “Golden Gate Investor,” as applicable); provided, further, that no such assignment shall relieve any

CD&R Investor or Golden Gate Investor of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. For purposes of this Agreement, “successor” for any entity other than a natural person shall mean a successor to such entity as a result of such entity’s merger, consolidation, sale of substantially all of its assets, or similar transaction. Any attempted assignment in violation of this Section 9.2 shall be void.
Section 9.3 Amendments; Waiver; Company Action; CD&R Investor Obligations.   (5) Subject to Section 9.3(b): (i) this Agreement may not be modified or amended except pursuant to an instrument in writing signed by an authorized officer of the Company and each CD&R Investor and Golden Gate Investor; and (ii) any party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.
(b) Solely with respect to any action by the Company (x) to amend, waive, or enforce or comply with any provision of this Agreement or (y) to make any determination pursuant to this Agreement in which any CD&R Investor have or may have interests different from the Company or its stockholders other than the CD&R Investor Group, such action, unless otherwise expressly contemplated by this Agreement, shall be taken or determination shall be made on behalf of the Company solely by a majority of the Independent Non-CD&R Investor Directors and the Chief Executive Officer of the Company (though less than a quorum), or, if no Independent Non-CD&R Investor Directors exist, the Independent Directors and the Chief Executive Officer of the Company (though less than a quorum); provided, notwithstanding anything to contrary herein, that any action to amend, waive, or enforce or comply with any provision of this Agreement, or to make any determination pursuant to this Agreement, which provision either (i) relates to the qualifications for, selection, nomination or election of, or to the powers, rights or privileges of the Unaffiliated Shareholder Directors or (ii) requires the consent or approval of the Unaffiliated Shareholder Directors, such action shall be taken or determination shall be made on behalf of the Company solely by the Unaffiliated Shareholder Directors or, if no such directors exist, the Independent Non-CD&R Investor Directors and the Chief Executive Officer or, if no Independent Non-CD&R Investor Directors exist, the Independent Directors and the Chief Executive Officer of the Company. No CD&R Investor Director shall have any right to vote upon, and by a decision of the remaining directors may be excluded from participating in any discussion of, any such action or determination referenced in the preceding sentence. Each CD&R Investor Director shall, if requested by the remaining directors, appear at any properly called meeting if their presence is required to establish a quorum.
(c) Any obligation of the CD&R Investor Group hereunder to take or cause, or to refrain from or prevent, any action shall be joint and several among the CD&R Investors.
Section 9.4 Notices.   Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier service, or when received by facsimile transmission if promptly confirmed, as follows:
If to the Company, to it at:
NCI Building Systems, Inc.
10943 North Sam Houston Parkway West
Houston, Texas 77064
Attention: Todd Moore, General Counsel
Email: TrMoore@ncigroup.com

with a copy to (which shall not constitute notice):
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Mark Gordon
Email: MGordon@wlrk.com
If to any CD&R Investor, to them at:
Clayton, Dubilier & Rice Fund VIII, L.P.
CD&R Friends & Family Fund VIII, L.P.
CD&R Pisces Holdings, L.P.
c/o Clayton, Dubilier & Rice, Inc.
375 Park Avenue, 18th Floor
New York, New York 10152
Attention: Theresa Gore
Email: tgore@cdr-inc.com
with a copy to (which shall not constitute notice):
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention:      Paul S. Bird
                   Christopher Anthony
Email:      psbird@debevoise.com
              canthony@debevoise.com
If to the Golden Gate Investor Group, to it at:
c/o Golden Gate Private Equity, Inc.
One Embarcadero Center, Suite 3900
San Francisco, CA 94111
Attention:        Rajeev Amara
                      Stephen Oetgen
Email:       ramara@goldengatecap.com
               soetgen@goldengatecap.com
with a copy to (which shall not constitute notice):
Kirkland & Ellis LLP
555 California Street
San Francisco, California 94104
Attention: Jeremy M. Veit, P.C.
Email: jeremy.veit@kirkland.com
or to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner.
Section 9.5 Governing Law.   This Agreement will be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware, without giving effect to conflicts of law rules that would require or permit the application of the Laws of another jurisdiction.
Section 9.6 Specific Performance; Jurisdiction.
(a) The parties agree that irreparable damage would occur for which money damages would not suffice in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that the parties would not have any adequate remedy at Law. It is accordingly agreed that the non-breaching party or parties shall be entitled to an injunction, temporary restraining order or other equitable relief exclusively in the Delaware Court of Chancery enjoining any such breach and enforcing specifically the terms and provisions hereof, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware or another court sitting in the state of Delaware. The foregoing is in addition to any other remedy to which any party is entitled at Law, in equity or otherwise.
(b) Each of the parties hereto irrevocably agrees that any legal action or proceeding in connection with or with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by another party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware or another court sitting in the state of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action in connection with or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding in connection with or with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 9.6, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
(c) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action in connection with or relating to this Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party or by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.4. Nothing in this Section 9.6 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.
Section 9.7 Waiver of Jury Trial.   Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies and acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (ii) acknowledges that it understands and has considered the implications of this waiver and makes this waiver voluntarily, and that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 9.7.
Section 9.8 Headings.   The descriptive headings of the several sections in this Agreement are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect in any way the meaning or interpretation of this Agreement.
Section 9.9 Entire Agreement.   This Agreement, the other Transaction Documents and the schedules and exhibits attached to any such documents constitute the entire agreement and understanding among the Company and each of the CD&R Investors and Golden Gate Investor with respect to the matters referred to herein and supersede all prior agreements, understandings or representations, in each case among the parties, with respect to such matters.
Section 9.10 Severability.   If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.
Section 9.11 Counterparts.   This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
Section 9.12 Interpretation.   When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined include the plural as well as the singular, and (b) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.
Section 9.13 No Third Party Beneficiaries.   Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or permitted assignees of any of the CD&R Investors or any Golden Gate Investor pursuant to Section 4.1(a)(i) and Section 9.2, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
Section 9.14 Investor Portfolio Companies.
(a) Notwithstanding anything to the contrary in this Agreement, the parties hereby agree that nothing in Section 3.2, Section 3.3 or in Section 4.2 shall apply to any portfolio company of CD&R Parent or any CD&R Investor with respect to which neither CD&R Parent, such CD&R Investor nor any of their respective Affiliates (excluding such portfolio company and its Controlled Affiliates) exercises control over the decision of such portfolio company to take any such action that would otherwise be prohibited or required by Section 3.2, Section 3.3 or Section 4.2, nor assisted, encouraged, influenced or facilitated any such decision or action; provided, (a) that neither CD&R Parent, any CD&R Investor nor any of their respective Affiliates (excluding such portfolio company and its Controlled Affiliates) shall provide or have provided to such portfolio company or any of its Controlled Affiliates any non-public information concerning the Company or any Subsidiary of the Company and (b) such portfolio company is not acting at the request or direction of or in coordination with any of CD&R Parent, any CD&R Investor or any of their respective Controlled Affiliates (excluding such portfolio company and its Controlled Affiliates).
(b) Notwithstanding anything to the contrary in this Agreement, the parties hereby agree that nothing in Section 3.2, Section 3.3 or in Section 4.2 shall apply to any portfolio company of Golden Gate Parent or any Golden Gate Investor with respect to which neither Golden Gate Parent, such Golden Gate Investor nor any of their respective Affiliates (excluding such portfolio company and its Controlled Affiliates) exercises control over the decision of such portfolio company to take any such action that would otherwise be prohibited or required by Section 3.2, Section 3.3 or Section 4.2, nor assisted, encouraged, influenced or facilitated any such decision or action; provided, (a) that neither Golden Gate Parent, any Golden Gate Investor nor any of their respective Affiliates (excluding such portfolio company and its Controlled Affiliates) shall provide or have provided to such portfolio company or any of its Controlled Affiliates any non-public information concerning the Company or any Subsidiary of the Company and (b) such portfolio company is not acting at the request or direction of or in coordination with any of Golden Gate Parent, a Golden Gate Investor or any of their respective Controlled Affiliates (excluding such portfolio company and its Controlled Affiliates).
Section 9.15 Conflicting Agreements.   The Company has not entered into, and, from and after the date hereof, shall not enter into, any agreement, arrangement or understanding which (i) violates or conflicts with any provision of this Agreement or (ii) impedes or prevents the Company’s ability to fulfill and comply with its obligations, or any CD&R Investor’s or Golden Gate Investor’s ability to utilize their rights, set forth herein.

Section 9.16 Termination of 2009 Stockholders Agreement.   CD&R Fund VIII, CD&R FF Fund VIII and the Company agree that the 2009 Stockholders Agreement is hereby terminated and of no further force and effect.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth at the head of this Agreement.
NCI Building Systems, Inc.
By:

Name:
Title:
[Signature Page to Stockholders Agreement]

CLAYTON, DUBILIER & RICE FUND VIII, L.P.
By:
CD&R ASSOCIATES VIII, LTD.,
its General Partner

By:

Name:  Theresa A. Gore
Title:   Vice President, Treasurer &
         Assistant Secretary
CD&R FRIENDS & FAMILY FUND VIII, L.P
By:
CD&R ASSOCIATES VIII, LTD.,
its General Partner

By:

Name:  Theresa A. Gore
Title:   Vice President, Treasurer &
         Assistant Secretary
CD&R PISCES HOLDINGS, L.P.
By:
CD&R Investment Associates X, Ltd.,
its general partner

By:

Name:  Theresa A. Gore
Title:   Vice President, Treasurer &
       Assistant Secretary
[Signature Page to Stockholders Agreement]

ATRIUM INTERMEDIATE HOLDINGS, LLC
By:

Name:
Title:
GGC BP HOLDINGS, LLC
By:

Name:
Title:
AIC FINANCE PARTNERSHIP, L.P.
By:

Name:
Title:
[Signature Page to Stockholders Agreement]

Schedule 3.1(a)2
Initial Board
Name	Class	Director Designation

2
Note to draft:   To complete.

Annex C
FORM OF REGISTRATION RIGHTS AGREEMENT
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT, dated as of  [•], 2018 (as it may be amended from time to time, this “Agreement”), is made among NCI Building Systems, Inc., a Delaware Corporation (the “Company”), Clayton, Dubilier & Rice Fund VIII, L.P., a Cayman Islands exempted limited partnership (“CD&R Fund VIII”), CD&R Friends & Family Fund VIII, L.P., a Cayman Islands exempted limited partnership (“CD&R FF Fund VIII” and, together with CD&R Fund VIII, the “Fund VIII CD&R Investors”), CD&R Pisces Holdings, L.P., a Cayman Islands exempted limited partnership (the “Fund X CD&R Investor,” together with the Fund VIII CD&R Investors, the “CD&R Investors” and each of CD&R Fund VIII, CD&R FF Fund VIII and Fund X CD&R Investor, a “CD&R Investor”), Atrium Intermediate Holdings, LLC (“Atrium”), a Delaware limited liability company, GGC BP Holdings, LLC, a Delaware limited liability company (“GGC”), AIC Finance Partnership, L.P., a Cayman Islands exempted limited partnership (“AIC Finance” and, together with Atrium and GGC, the “Golden Gate Investors” and each of Atrium, GGC, and AIC Finance, a “Golden Gate Investor”; and the Golden Gate Investors together with the CD&R Investors, the “Investors”) and any other stockholder of the Company that may become a party to this Agreement pursuant to the terms hereof.
WHEREAS, the Company and CD&R Fund VIII entered into the Investment Agreement, dated as of August 14, 2009 (as amended, the “Investment Agreement”) pursuant to which the Fund VIII CD&R Investors purchased and acquired from the Company, and the Company issued and sold to the Fund VIII CD&R Investors, shares of a newly created series of preferred stock, designated the Series B Cumulative Convertible Participating Preferred Stock, par value $1.00 per share of the Company (the “Series B Preferred Stock”), which was convertible into shares of Common Stock, par value $.01 per share of the Company (the “Common Stock”);
WHEREAS, the Company and the Fund VIII CD&R Investors entered into that certain Registration Rights Agreement, dated as of October 20, 2009 (the “2009 Registration Rights Agreement”), whereby the Company and the Fund VIII CD&R Investors agreed to certain registration rights with respect to the Common Stock issuable upon conversion of the Series B Preferred Stock;
WHEREAS, as of the date of this Agreement, there is no Series B Preferred Stock issued or outstanding, and the CD&R Fund VIII Investors hold shares of Common Stock previously issued upon the conversion of Series B Preferred Stock;
WHEREAS, the Company and the Fund VIII CD&R Investors wish to terminate the 2009 Registration Rights Agreement upon entry into this Agreement;
WHEREAS, the Company, Ply Gem Parent, LLC, a Delaware limited liability company, and Clayton, Dubilier & Rice, LLC entered into an Agreement and Plan of Merger, dated July 17, 2018 (as it may be amended from time to time, the “Merger Agreement”), pursuant to which the Fund X CD&R Investors and the Golden Gate Investors will be issued shares of Common Stock;
WHEREAS, the Company and the Investors have entered into a Stockholders Agreement, dated as of the date hereof  (as it may be amended from time to time, the “Stockholders Agreement”), which sets forth the terms and conditions of ownership of Common Stock by the Investors; and
WHEREAS, (i) the Investment Agreement and the Stockholders Agreement contemplate the execution and delivery of this Agreement and (ii) the Company desires to grant to the Holders (as defined herein) certain registration rights with respect to the Common Stock;
NOW, THEREFORE, in consideration of the premises and of the respective covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1. Demand Registrations.
(a) Requests for Registration.   At any time and from time to time following the last day of the Holding Period, any Investor (the “Requesting Investor”) may request in writing that the Company effect the registration under and in accordance with the provisions of the Securities Act of all or any part of the Registrable Securities held by such Investor and any of its Affiliates who are Investor Holders (each, a “Demand Request”). Promptly after its receipt of any Demand Request, but no later than 10 days after receipt by the Company of such Demand Request, the Company shall give written notice of such request to all other Holders (the “Demand Follow-Up Notice”), and shall use its reasonable best efforts to file, as promptly as reasonably practicable but not later than 30 days after receipt by the Company of such Demand Request, in accordance with the provisions of this Agreement, a Registration Statement covering all Registrable Securities that have been requested to be registered (i) in the Demand Request and (ii) by any other Holders by written notice to the Company given within 7 calendar days after the date the Company has given such Holders notice of the Demand Request, in accordance with the method or methods of disposition of the applicable Registrable Securities elected by the Requesting Investor, provided, however, that in case of a Demand Registration with respect to a Block Sale, the Registration Statement shall cover Registrable Securities that have been requested to be registered by any other Holders by written notice to the Company given within one Business Day. Any registration requested pursuant to this Section 1(a) is referred to in this Agreement as a “Demand Registration.” The Company shall pay all expenses (subject to and in accordance with Section 4) incurred in connection with any registration pursuant to this Section 1.
All requests made pursuant to this Section 1 will specify the number of Registrable Securities to be registered, and the intended method or methods of disposition thereof.
(b) Limitations on Demand Registration and Shelf Underwritten Offering.   The CD&R Investors and their Affiliates who are Investor Holders shall be entitled to initiate no more than six (6) Demands in the aggregate, and the Golden Gate Investors and their Affiliates who are Investor Holders shall be entitled to initiate no more than two (2) Demands in the aggregate, provided, however, that (i) (A) in respect of five out of the six such Demands to which the CD&R Investors are entitled under this Agreement and (B) with respect to one out of the two such Demands to which the Golden Gate Investors and their Affiliates are entitled under this Agreement, the Company shall not be obligated to effect such Demands unless the amount of Registrable Securities requested to be registered by the Requesting Investor and its Affiliates that are Investor Holders is reasonably expected to result in aggregate gross proceeds (prior to deducting underwriting discounts and commissions and offering expenses) of at least $100 million, with respect to Demands initiated by a CD&R Investors, and $75 million, with respect to Demands initiated by the Golden Gate Investors, and (ii) the Investors may not initiate, and the Company shall not be obligated to effect, more than three Demands in the aggregate during any 12-month period. “Demand” means any Demand Registration or Shelf Underwritten Offering; provided, that, for purposes of clause (i), “Demand” shall exclude any Shelf Underwritten Offering executed as a Block Sale without marketing efforts by the Company and, for the avoidance of doubt, participation in due diligence customarily conducted in connection with a Block Sale shall not constitute “marketing efforts.” No request for registration shall count for the purposes of the limitations in this Section 1(b) if  (A) the Requesting Investor determines in good faith to withdraw (prior to the effective date of the Registration Statement relating to such request) the proposed registration due to marketing conditions or regulatory reasons prior to the execution of an underwriting agreement or purchase agreement relating to such request, (B) the Registration Statement relating to a Demand Request is not declared effective within 180 days of the date such Registration Statement is filed with the Commission (other than solely by reason of the Requesting Investor having refused to proceed or a misrepresentation or an omission by the applicable Holders), (C) prior to the sale of at least 85% of the Registrable Securities included in the applicable registration relating to a Demand Request, such registration is adversely affected by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and the Company fails to have such stop order, injunction, or other order or requirement removed, withdrawn or resolved to the reasonable satisfaction of the Requesting Investor and its Affiliates that are Investor Holders within 30 days of the date of such order, (D) more than 15% of the Registrable Securities requested by such Requesting Investor and its Affiliates that are Investor Holders to be included in such registration are not so included pursuant to Section 1(f), or (E) the conditions to closing specified in any underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied

(other than as a result of a default or breach thereunder by the Investors that proximately and primarily caused the failure of such conditions). Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the Company shall pay all expenses (subject to and in accordance with Section 4) in connection with any request for registration pursuant to Section 1(a).
(c) Short-Form Registrations.
(i) The Company shall use its reasonable best efforts to file a registration statement on Form S-3 or any comparable or successor form or forms or any similar short-form registration statement (a “Short-Form Registration”) prior to the expiration of the Holding Period with respect to Fund VIII and the Golden Gate Investors, and such Short-Form Registration shall be a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis of the Registrable Securities, pursuant to Rule 415 or otherwise (a “Shelf Registration Statement”). In no event shall the Company be obligated to effect any shelf registration other than pursuant to a Short-Form Registration. The Company shall pay all expenses (subject to and in accordance with Section 4) in connection with any Short-Form Registration.
(ii) Upon filing any Short-Form Registration, the Company shall use its reasonable best efforts to keep such Short-Form Registration effective with the Commission at all times and to re-file such Short-Form Registration upon its expiration, and to cooperate in any shelf take-down, whether or not underwritten, by amending or supplementing the Prospectus related to such Short-Form Registration as may be reasonably requested by an Investor Holder, or as otherwise required, until such time as all Registrable Securities that could be sold in such Short-Form Registration have been sold or are no longer outstanding.
(iii) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”) at the time it files the Shelf Registration Statement pursuant to Section 1(c)(i) or at any time thereafter, the Company shall file an automatic shelf registration statement (as defined in Rule 405) on Form S-3 (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the Commission thereunder, which covers those Registrable Securities which are requested to be registered. The Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an Automatic Shelf Registration Statement at the time of filing of the Automatic Shelf Registration Statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company shall use its reasonable best efforts to remain a WKSI (and not to become an ineligible issuer (as defined in Rule 405)) during the period during which any Automatic Shelf Registration Statement is effective. If at any time following the filing of an Automatic Shelf Registration Statement when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to post-effectively amend the Automatic Shelf Registration Statement to a Shelf Registration Statement on Form S-3 or file a new Shelf Registration Statement on Form S-3 or, if such form is not available, Form S-1, have such Shelf Registration Statement declared effective by the Commission and keep such Registration Statement effective during the period during which such Short-Form Registration is required to be kept effective in accordance with Section 1(c)(ii).
(d) Restrictions on Demand Registrations.   If the filing, initial effectiveness or continued use of a Registration Statement, with respect to a Demand Registration, would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors (after consultation with external legal counsel) (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement, or (iii) would reasonably be expected to have a material adverse effect on the Company or its business or on the Company’s ability to effect a bona fide and reasonably imminent material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the Holders participating in such registration, delay the filing or initial effectiveness or, or suspend use of, such Registration Statement; provided that the Company shall not be permitted to do so (x) more than once in any 6-month period or (y) for any single period of time in excess of 45 days, or for periods exceeding, in the aggregate, 90 days during any 12-month period. In the event that the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon receipt of the notice referred to above, the use of any Prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. If the Company so postpones the filing of a Prospectus or the effectiveness of a Registration Statement, the Requesting Investor shall be entitled to withdraw such request and, if such request is withdrawn, such registration request shall not count for the purposes of the limitations set forth in Section 1(b) or Section 7(a). The Company shall pay all expenses (subject to and in accordance with Section 4) incurred in connection with any such aborted registration or prospectus.
(e) Selection of Underwriters.   If the Requesting Investor intends that the Registrable Securities covered by its Demand Request shall be distributed by means of an underwritten offering, the Requesting Investor shall so advise the Company as a part of the Demand Request, and the Company shall include such information in the notice sent by the Company to the other Holders with respect to such Demand Request. In such event, the lead underwriter to administer the offering shall be chosen by the Requesting Investor, subject to the prior written consent, not to be unreasonably withheld or delayed, of the Company; provided, however, that with respect to any such offering in which the CD&R Investors participate, the lead underwriter to administer the offering shall be chosen by the CD&R Investors, subject to the prior written consent, not to be unreasonably withheld or delayed, of the Company.
(f) Priority on Demand Registrations.   The Company shall not include in any underwritten registration pursuant to this Section 1 any securities that are not Registrable Securities without the prior written consent of the Requesting Investor. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advises the Holders that, in its good faith opinion, the total number or dollar amount of Registrable Securities (and, if permitted hereunder, Other Securities requested to be included in such offering) exceeds the largest number or dollar amount of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company shall include in such offering only such number of securities that in the good faith opinion of such underwriter can be included without adversely affecting the marketability of the offering, which securities shall be so included in the following order of priority:
(i) first, in the case of a registration requested by either the Golden Gate Investors or Affiliates of a Golden Gate Investor or a CD&R Investor or Affiliates of a CD&R Investor, pro rata (if applicable) among the CD&R Investors, the Golden Gate Investors and their respective Affiliates on the basis of the aggregate number of Registrable Securities owned by the CD&R Investors, the Golden Gate Investors and their respective Affiliates, until with respect to each such Holder, all Registrable Securities requested for registration by such Holders have been included in such registration;
(ii) second, Registrable Securities of Holders other than the Investors and their respective Affiliates that are Holders, pro rata (if applicable) on the basis of the aggregate number of Registrable Securities owned by each such Holder; and
(iii) third, any Other Securities requested to be included therein by any other Person (including the securities to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine.
(g) Cancellation of Demand Registration.   The Requesting Investor shall have the right to notify the Company at least two Business Days prior to the effectiveness of a Registration Statement relating to a Demand Registration that such Registration Statement be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement. Any Holder who has elected to sell Registrable Securities in an underwritten offering pursuant to this Section 1 (including the Requesting Investor) shall be permitted to withdraw from such registration by written notice to the Issuer if the price to the public at which the Registrable Securities are proposed to be sold will be less than 90% of the average closing price of the class of stock in the offering during the 10 trading days preceding the date on which the Demand Notice of such offering was given.
2. Piggyback Registrations.
(a) Right to Piggyback.   If, at any time following the last day of the Holding Period, the Company proposes or is required to file a Registration Statement under the Securities Act with respect to an offering of securities of the Company, whether or not for sale for its own account (including, but not limited to, a Shelf Registration Statement on Form S-3 or any successor form, but excluding a Registration Statement that is (i) solely in connection with a Special Registration or (ii) pursuant to a Demand Registration in accordance with Section 1 hereof), the Company shall give written notice (a “Piggyback Notice”) as promptly as practicable, but not later than 30 days prior to the anticipated date of filing of such Registration Statement, to all Holders of its intention to effect such registration and shall include in such registration all Registrable Securities with respect to which the Company has received written notice from Holders for inclusion therein within 15 days after the date of the Company’s notice (a “Piggyback Registration”). Any Holder that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, (i) at any time at least two Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration or (ii) solely with respect to an underwritten offering, if the price to the public at which the Registrable Securities are proposed to be sold will be less than 90% of the average closing price of the class of stock being sold in the offering during the 10 days preceding the date on which the Piggyback Notice was given. The Company may terminate or withdraw any registration under this Section 2 prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. There is no limitation on the number of Piggyback Registrations pursuant to this Section 2(a) which the Company is obligated to effect. No Piggyback Registration shall count towards registrations required under Section 1.
(b) Selection of Underwriters.   If the registration referred to in Section 2(a) is proposed to be underwritten, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2(a). In such event, the lead underwriter to administer the offering shall be chosen by the Company, subject to the prior written consent, not to be unreasonably withheld or delayed, of the CD&R Investors.
(c) Piggyback Registration Expenses.   The Company shall pay all expenses (subject to and in accordance with Section 4) in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final or is terminated or withdrawn by the Company.
(d) Priority on Primary Registrations.   If the securities to be registered pursuant to this Section 2 are to be sold in an underwritten primary offering on behalf of the Company, the Holders shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any Other Securities of the same type and class included therein; provided, however, if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such offering advises the Company and such requesting Holders in writing that, in its good faith opinion, the total number or dollar amount of Registrable Securities exceeds the largest number or dollar amount of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company shall include in such registration or prospectus only such number of securities that in the good faith opinion of such underwriters can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be included in the following order of priority:
(i) first, the Other Securities that the Company proposes to sell;
(ii) second, the Registrable Securities requested to be included by the Holders, pro rata (if applicable) on the basis of the aggregate number of Registrable Securities owned by each such Holder; and
(iii) (third, any Other Securities requested to be included therein by any other Person (other than the Company) allocated among such Persons in such manner as the Company may determine.
(e) Priority on Secondary Registrations.   If the securities to be registered pursuant to this Section 2 are to be sold in an underwritten secondary offering on behalf of holders of Other Securities, the Holders shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any Other Securities included therein; provided, however, that if the managing underwriter(s) of such offering advises the Company and such requesting Holders in writing that, in its good faith opinion, the total number or dollar amount of Registrable Securities exceeds the largest number or dollar amount of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company shall include in such registration only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities shall be so included in the following order of priority:
(i) first, the Other Securities requested to be included therein by the holders exercising their contractual rights to demand such registration and the Registrable Securities requested to be included by the Holders, pro rata (if applicable) on the basis of the aggregate number of securities so requested to be included therein owned by each such holder; and
(ii) second, any Other Securities requested to be included therein by the Company or any other Person not exercising a contractual right to demand registration, allocated among such Persons in such manner as the Company may determine.
3. Registration Procedures.   Subject to Section 1(d), whenever the Holders of Registrable Securities have requested that any Registrable Shares be registered pursuant to Section 1 or Section 2 of this Agreement, the Company shall use its reasonable best efforts to effect, as soon as practicable as provided herein, the registration and sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof. Without limiting the generality of the foregoing, and pursuant thereto, the Company shall cooperate in the sale of such Registrable Securities and shall, as expeditiously as possible:
(a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities as provided herein, make all required filings with FINRA and, if such Registration Statement is not automatically effective upon filing, use its reasonable best efforts to cause such Registration Statement to be declared effective as promptly as practicable after the filing thereof, provided that, before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 (each a “Free Writing Prospectus”)) and, to the extent reasonably practicable, documents that would be incorporated by reference or deemed to be incorporated by reference therein, the Company shall furnish to Holders’ Counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel at the Company’s expense. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto (including Free Writing Prospectuses) with respect to any registration pursuant to Section 1 or Section 2 of this Agreement to which the Holders’ Counsel or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless in the opinion of the Company, such filing is necessary to comply with applicable law;
(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement effective for a period of (i) with respect to a Registration Statement other than a Shelf Registration Statement pursuant to a Short-Form Registration, (A) not less than six months, (B) if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, or (C) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of distribution by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), or (ii) in the case of Shelf Registration Statements pursuant to a Short-Form Registration, the period set forth in Section 1(c)(ii), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;
(c) furnish to each seller of Registrable Securities, and the managing underwriter(s), if any, such number of conformed copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary and final Prospectus, any Free Writing Prospectus, all exhibits and other documents filed therewith and such other documents as such Persons may reasonably request including in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof; and the Company, subject to the penultimate paragraph of this Section 3, hereby consents to the use of such Prospectus or and each amendment or supplement thereto by each of the sellers of Registrable Securities and the managing underwriter(s), if any, in connection with the offering and sale of the Registered Securities covered by such Prospectus and any such amendment or supplement thereto;
(d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller in accordance with the intended method or methods of disposition thereof  (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any jurisdiction wherein it is not so subject or (iii) take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject);
(e) use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies, authorities and self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable the seller or sellers thereof or the managing underwriter(s), if any, to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;
(f) promptly notify each seller of such Registrable Securities and the managing underwriter(s), if any, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event or existence of any fact as a result of which the Prospectus (including any information incorporated by reference therein) included in such Registration Statement, as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, as promptly as practicable upon discovery, prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such Prospectus, or file any other required document, as may be necessary so that, as thereafter delivered to any prospective purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;
(g) notify each seller of any Registrable Securities covered by such Registration Statement, Holders’ Counsel and the managing underwriter(s) of any underwritten offering, if any, (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement or any Free Writing Prospectus has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such Registration Statement or to such Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or the institution of any proceedings for any such purposes;
(h) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the NYSE or NASDAQ, as determined by the Company;
(i) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of such Registration Statement and, cooperate with the sellers of any Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each such seller of Registrable Securities that the Registrable Securities represented by the certificates so delivered by such seller will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the sellers may request at least two Business Days prior to any sale of Registrable Securities;
(j) enter into such agreements (including underwriting agreements with customary provisions) and take all such other actions as the Requesting Investor (if such registration is a Demand Registration) or the managing underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;
(k) make available for inspection by any seller of Registrable Securities and Holders’ Counsel, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement; provided, that each Holder shall, and shall use its commercially reasonable efforts to cause each such underwriter, accountant or other agent to (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) minimize the disruption to the Company’s business in connection with the foregoing;
(l) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(m) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use every reasonable effort to obtain the withdrawal of such order at the earliest possible moment;
(n) cause its senior management to use reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in “road shows”) taking into account the Company’s business needs;
(o) obtain one or more comfort letters, addressed to the sellers of Registrable Securities, dated the effective date of such Registration Statement and, if requested by the Requesting Investor, dated the date of sale by any Investor Holder (and, if such registration includes an underwritten public offering, including any Shelf Underwritten Offering, addressed to each of the managing underwriter(s) and dated the date of the closing under the underwriting agreement for such offering), signed by the independent public accountants who have issued an audit report on the Company’s financial statements included in such Registration Statement in customary form and covering such matters of the type customarily covered by comfort letters as the Requesting Investor reasonably requests;
(p) use reasonable best efforts to provide legal opinions of the Company’s outside counsel (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and Holders’ Counsel), addressed to the Holders of the Registrable Securities being sold, dated the effective date of such Registration Statement, each amendment and supplement thereto, and, if requested by the Requesting Investor, dated the date of sale by any Investor Holder (and, if such registration includes an underwritten public offering, including any Shelf Underwritten Offering, addressed to each of the managing underwriter(s) and dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary Prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature and such other matters as may be reasonably requested by Holders’ Counsel (and, if applicable, by the managing underwriter(s)); and
(q) use its reasonable best efforts to take or cause to be taken all other actions, and do and cause to be done all other things, necessary or reasonably advisable to effect the registration of such Registrable Securities contemplated hereby.

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus or any Free Writing Prospectus used in connection therewith, that refers to any Holder covered thereby by name, or otherwise identifies such Holder as the holder of any securities of the Company, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law, in which case the Company shall provide written notice to such Holders no less than five Business Days prior to the filing of such amendment to any Registration Statement or amendment of or supplement to the Prospectus or any Free Writing Prospectus.
If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.
Subject to the limitations on the Company’s ability to delay the use or effectiveness of a Registration Statement as provided in Section 1(d), each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f), such Holder shall promptly discontinue its disposition of Registrable Securities pursuant to any Registration Statement (other than offers or sales pursuant to a plan that is in effect and that complies with Rule 10b5-1 under the Exchange Act) until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f). If so directed by the Company, each such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, in such Holder’s possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 3(b), as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when such Holder shall have received the copies of the supplemented or amended Prospectus contemplated by Section 3(f).
The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.
4. Registration Expenses.
(a) Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Agreement (the “Registration Expenses”), including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Commission, all applicable securities exchanges and/or FINRA and (B) in connection with actions taken to comply with securities or “blue sky” laws including any fees and disbursements of counsel for the underwriter(s) in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 3(d)), (ii) word processing, duplicating and printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by the Holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, and (v) fees and disbursements of all independent certified public accountants (including, without limitation, the fees and disbursements in connection with any “cold comfort” letters required by this Agreement), underwriters and other Persons, including special experts, retained by the Company, shall be borne by the Company. The Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance, the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed and ratings agency fees. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the amount of proceeds from the sale of their shares so registered. For the avoidance of doubt, the Company shall not bear any Selling Expenses in connection with its obligations under this Agreement.
(b) The Company shall not, however, be required to pay for expenses of any Demand Registration begun pursuant to Section 1 or Shelf Underwritten Offering begun pursuant to Section 7, the request of which has been subsequently withdrawn by the Requesting Investor unless (i) the withdrawal is based upon (A) any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts or circumstances, events, changes, effects or occurrences, has a material adverse effect on the Company, or (B) material adverse information concerning the Company that the Company had not publicly disclosed at least forty-eight (48) hours prior to such registration request or of which the Company had not otherwise notified, in writing, the Requesting Investor at the time of such request, (ii) the Requesting Investor has not withdrawn two Demand Registrations of a type not covered by clause (i)(A) or (i)(B) of this Section 4(b), or (iii) after the Requesting Investor’s withdrawal of two Demand Registrations where such withdrawal is not covered by clause (i)(A) or (i)(B) of this Section 4(b), the Requesting Investor agrees to forfeit its right to one Demand Registration or Shelf Underwritten Offering pursuant to Section 1 or Section 7, as applicable, with respect to the limit set forth in Section 1(b).
(c) If the Requesting Investor and/or the Holders are required to pay Registration Expenses, such expenses shall be borne by the holders of the securities that would have been registered had the applicable registration request not been withdrawn, pro rata on the basis of the number of such shares held by them. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (i) or (ii) of Section 4(b), then the Requesting Investor shall not forfeit its rights pursuant to Section 1 or Section 7, as applicable.
(d) In connection with each registration contemplated hereby, the Company shall reimburse the holders of Registrable Securities covered by the applicable registration for (i) the reasonable fees and disbursements of one United States counsel (“Holders’ Counsel”) selected by the CD&R Investors if any CD&R Investor Holder is participating in such registration, selected by the Golden Gate Investors if the Golden Gate Investors are participating in such registration and no CD&R Investor is participating, and, if no Investor Holder is participating, one counsel for the Holders, selected by Holders of the majority of the Registrable Securities participating in such registration and (ii) the reasonable fees and disbursements, if any, of one counsel for each Holder of Registrable Securities covered by such registration, incurred solely in connection with delivering any opinion required under the applicable underwriting agreement.
5. Indemnification.
(a) The Company agrees to indemnify and hold harmless, and hereby does indemnify and hold harmless, to the fullest extent permitted by law, each Holder, each Affiliate thereof, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, Affiliates and shareholders, and each other Person, if any, who controls any such Holder or any such controlling person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”) against, and pay and reimburse such Covered Persons for any losses, claims, damages, liabilities, joint or several, to which such Covered Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement or Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company shall pay and reimburse such Covered Persons for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in such Registration Statement, any such Prospectus or any such Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, or in any application in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Covered Person pertaining exclusively to such Covered Person expressly for use therein.
(b) In connection with any Registration Statement in which a Holder is participating, each such Holder shall furnish to the Company in writing such information and affidavits pertaining exclusively to such Holder as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, shall indemnify and hold harmless the Company, its directors and officers, each underwriter and any Person who is or might be deemed to be a controlling person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each such underwriter against any losses, claims, damages, liabilities, joint or several, to which such Holder or any such director or officer, any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement or Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto or in any application, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such Prospectus or Free Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder pertaining exclusively to such Holder expressly for use therein, or (iii) any violation by the Holder of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Holder and relating to action or inaction required of the Holder in connection with any such registration, and such Holder shall reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding, provided that the obligation to indemnify and hold harmless shall be individual and several to each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.
(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not, without the indemnified party’s prior consent, settle or compromise any action or claim or consent to the entry of any judgment unless such settlement or compromise includes as an unconditional term thereof the release of the indemnified party from all liability, which release shall be reasonably satisfactory to the indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

(e) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Section 5(e) shall be limited to an amount equal to the net proceeds to such Holder of the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(f) To the extent that any of the Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any Commission comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 5 shall be applicable to the benefit of such Holder in its role as deemed underwriter in addition to its capacity as a Holder (so long as the amount for which any other Holder is or becomes responsible does not exceed the amount for which such Holder would be responsible if the Holder were not deemed to be an underwriter of Registrable Securities) and (ii) such Holder and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.
6. Participation in Underwritten Registrations.   No Person may participate in any registration hereunder that is underwritten unless such Person (i) agrees to sell the Registrable Securities or Other Securities it desires to have covered by the registration on the basis provided in any underwriting arrangements in customary form approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that (A) no Holder shall be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration) and (B) if any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter(s) and, in connection with an underwritten registration pursuant to Section 1, the Requesting Investor, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, provided that no such Person (other than the Company) shall be required to make any representations or warranties other than those related to title and ownership of, and power and authority to transfer, shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by such Person pertaining exclusively to such Holder and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Holder’s failure to cooperate, shall not constitute a breach by the Company of this Agreement). Notwithstanding the foregoing, no Holder shall be required to agree to any indemnification obligations on the part of such Holder that are greater than its obligations pursuant to Section 5(b).
7. Shelf Take-Downs.
(a) At any time that a Shelf Registration Statement covering Registrable Securities is effective, if a Requesting Investor delivers a notice (a “Take-Down Notice”) to the Company stating that it intends to effect an underwritten offering of all or part of its or its Affiliates that are Investor Holders’ Registrable Securities, in each case included by it or them on the Shelf Registration Statement (a “Shelf Underwritten Offering”) the Company shall amend or supplement the Shelf Registration Statement or related Prospectus as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other Holders pursuant to Section 1(f)), provided that, (i) the Investors’ entitlement to deliver a Take-Down Notice shall be subject to the limitations on Demands set forth in Section 1(b), and (ii) the Investors may not deliver any Take-Down Notice within 30 days after the effective date of any Registration Statement of the Company hereunder.
(b) In connection with any Shelf Underwritten Offering:
(i) with respect to any Take-Down Notice that does not pertain to a Block Sale, within two calendar days of receipt of such Take-Down Notice, the Requesting Investor, as applicable, shall also deliver the Take-Down Notice to all other Holders included on such Shelf Registration Statement and permit each Holder to include its Registrable Securities included on the shelf registration statement in the Shelf Underwritten Offering if such Holder notifies the Requesting Investor and the Company within five calendar days after delivery (including via e-mail, if available) of the Take-Down Notice to such Holder;
(ii) with respect to any Take-Down Notice pertaining to a Block Sale, within one Business Day of receipt of such Take-Down Notice, the Requesting Investor, as applicable, shall also deliver the Take-Down Notice to all other Holders included on such Shelf Registration Statement and permit each Holder to include its Registrable Securities included on the Shelf Registration Statement in the Shelf Underwritten Offering if such Holder notifies the Requesting Investor and the Company within one Business Day after delivery of the Take-Down Notice to such Holder; and
(iii) in the event that the managing underwriter advises the Company in its good faith opinion that marketing factors (including an adverse effect on the per share offering price) require a limitation on the number of shares which would otherwise be included in such take-down, the managing underwriter may limit the number of shares which would otherwise be included in such take-down offering in the same manner as is described in Section 1(f) with respect to a limitation of shares to be included in a registration.
(c) If, in connection with a Shelf Underwritten Offering, the managing underwriter(s) shall advise the Company and the Holders that, in its good faith opinion, it is of material importance to the success of such proposed offering to file a registration statement on Form S-1 (or any successor or similar registration statement) or to include in such registration statement information not required to be included in a Short-Form Registration, then the Company shall file a registration statement on Form S-1 or supplement the Short-Form Registration as reasonably requested by such managing underwriter(s).
8. Rule 144; Rule 144A.   The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or Rule 144A under the Securities Act or any similar rules or regulations hereafter adopted by the Commission), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.
9. Holdback.
(a) In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees, in connection with any underwritten offering made pursuant to a Registration Statement in which such Holder has elected to include Registrable Securities, upon the written request of the managing underwriter(s) of such offering, not to effect (other than pursuant to such underwritten offering) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any Other Securities of the Company or any securities convertible into or exchangeable or exercisable for any Other Securities of the Company without the prior written consent of the managing underwriter(s) during the Holdback Period. The Company agrees that the Holders shall only be bound so long as and to the extent that each other stockholder having registration rights with respect to the securities of the Company is similarly bound; provided that a request under this Section 9(a) shall not be effective more than once in any 12-month period.
(b) In connection with any underwritten offering of Registrable Securities covered by a registration pursuant to Section 1, the Company agrees, upon the written request of the managing underwriter(s) of such offering, not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Registration Statement (other than solely in connection with such registration or a Special Registration) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the Holdback Period; provided that a request under this Section 9(b) shall not be effective more than once in any twelve-month period.
10. Certain Additional Agreements.   If any Registration Statement or comparable statement under state “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by outside counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder; provided, however, that if any Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if in such Holder’s sole and exclusive judgment, such Holder is or might be deemed to be an underwriter or a controlling Person of the Company, such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder and the Company and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder; provided that, with respect to this clause (ii), if reasonably requested by the Company, such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.
11. Term.   This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the date on which no Registrable Securities remain outstanding, except for the provisions of Section 4, Section 5 and Section 8, this Section 11 and Section 13, which shall survive such termination.
12. Defined Terms.   In addition to other terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the meanings ascribed to them below. All terms used and not defined in this Agreement shall have the meanings assigned to them in the Stockholders Agreement or, if not defined therein, in the Investment Agreement.
“2009 Registration Rights Agreement” has the meaning set forth in the Recitals.
“Agreement” has the meaning set forth in the Recitals.
“Automatic Shelf Registration Statement” has the meaning set forth in Section 1(c)(iii).
“Block Sale” means the sale of Registerable Securities to one or several purchasers in a registered transaction by means of  (i) a bought deal, (ii) a block trade or (iii) a registered direct sale.

“CD&R FF Fund VIII” has the meaning set forth in the Preamble.
“CD&R Fund VIII” has the meaning set forth in the Preamble.
“CD&R Investor” has the meaning set forth in the Preamble.
“CD&R Investors” has the meaning set forth in the Preamble.
“CD&R Parent Controlled Affiliate” has the meaning set forth in the Stockholders Agreement.
“Change of Control Event” has the meaning set forth in the Stockholders Agreement.
“Closing Date” has the meaning set forth in the Merger Agreement.
“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act.
“Common Stock” has the meaning set forth in the Recitals.
“Company Default Event” has the meaning set forth in the Stockholders Agreement.
“Covered Person” has the meaning set forth in Section 5(a).
“Demand” has the meaning set forth in Section 1(b).
“Demand Follow-Up Notice” has the meaning set forth in Section 1(a).
“Demand Registration” has the meaning set forth in Section 1(a).
“Demand Request” has the meaning set forth in Section 1(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.
“FINRA” means the Financial Industry Regulatory Authority.
“Free Writing Prospectus” has the meaning set forth in Section 3(a).
“Fund VIII CD&R Investors” has the meaning set forth in the Preamble.
“Fund X CD&R Investor” has the meaning set forth in the Preamble.
“Holdback Period” means (i) with respect to any registered offering covered by this Agreement, 90 days (or such shorter period as the managing underwriters permit) after and 10 days before, the effective date of the related Registration Statement, or (ii) in the case of a takedown from a Shelf Registration Statement, 90 days (or such shorter period as the managing underwriters permit) after the date of the Prospectus supplement filed with the SEC in connection with such takedown and during such prior period (not to exceed 10 days) as the Company has given reasonable written notice to the holder of Registrable Securities. Notwithstanding anything to the contrary set forth above, in connection with an underwritten offering that is a Block Sale, such Holdback Period shall not exceed forty-five (45) days.
“Holders” means (i) the Investor Holders and (ii) the Permitted Third Party Transferees.
“Holders’ Counsel” has the meaning set forth in Section 4(d).
“Holding Period” means the period starting on and including the Closing Date and ending on (a) the date that is 18 months after the Closing Date, with respect to the Fund X CD&R Investor, and (b) the later of  (i) the date that is 90 days after the Closing Date and (ii) January 31, 2018, with respect to the Fund VIII CD&R Investors and the Golden Gate Investors; provided that the Holding Period shall terminate on the occurrence of  (x) a Company Default Event or (y) a Change of Control Event.
“Investment Agreement” has the meaning set forth in the Recitals.
“Investor Holders” means (i) the Investors and (ii) the Permitted Affiliate Transferees.
“Investors” has the meaning in set forth in the Preamble.
“Merger Agreement” has the meaning set forth in the Recitals.

“Other Securities” means any equity securities of the Company other than Registrable Securities.
“Permitted Affiliate Transferee” means (i) in the case of the CD&R Investors, a CD&R Parent Controlled Affiliate or (ii) in the case of the Golden Gate Investors, an Affiliate of the Golden Gate Investors, but only if such Person is a Transferee or assignee in accordance with Section 4.1(a) or Section 9.2 of the Stockholders Agreement, respectively, and that has agreed in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the provisions of this Agreement.
“Permitted Third Party Transferee” means (i) any transferee (other than an Investor Holder) of all or any portion of the Registrable Securities held by an Investor Holder; provided, that such transfer was not in violation of the Stockholders Agreement, or (ii) the subsequent transferee of all or any portion of the Registrable Securities held by any Permitted Third Party Transferee, in each case, that has agreed in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the provisions of this Agreement.
“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.
“Piggyback Registration” has the meaning set forth in Section 2(a).
“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.
“Register,” “registered” and “registration” refers to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which the Requesting Investor notifies the Company of its intention to offer Registrable Securities.
“Registrable Securities” means (a) any shares of Common Stock held by a Holder and (b) to the extent held by a Holder, any other equity securities or equity interests issued with respect to Common Stock by way of conversion or exchange thereof or stock dividends, stock splits or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (B) such securities shall have been sold to the public pursuant to Rule 144 or Rule 145 or other exemption from registration under the Securities Act, (C) such securities shall have ceased to be outstanding or (D) such securities are transferred to a person who is not a Holder.
“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including any Prospectus or Free Writing Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.
“Requesting Investor” has the meaning set forth in Section 1(a).
“Rule 144” means Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.
“Rule 144A” means Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.
“Rule 145” means Rule 145 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.
“Rule 405” means Rule 405 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.
“Rule 415” means Rule 415 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Rule 433” means Rule 433 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.
“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.
“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder and any other expenses required by law to be paid by a selling Holder.
“Series B Preferred Stock” has the meaning set forth in the Recitals.
“Shelf Registration Statement” has the meaning set forth in Section 1(c)(i).
“Shelf Underwritten Offering” has the meaning set forth in Section 7(a).
“Short-Form Registration” has the meaning set forth in Section 1(c)(i).
“Special Registration” means the registration of  (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4, Form S-8 or any successor forms thereto or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered solely in connection with an employee benefit or dividend reinvestment plan.
“Stockholders Agreement” has the meaning set forth in the Recitals.
“Take-Down Notice” has the meaning set forth in Section 7(a).
“WKSI” has the meaning set forth in Section 1(c)(iii).
13. Miscellaneous.
(a) No Inconsistent Agreements; No Grant of Registration Rights to Other Persons.   The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement or take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of any Holder of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement. Until such time as the CD&R Investors Voting Interest is less than 25%, the Company shall not grant to any holder or prospective holder of any securities of the Company registration rights with respect to such securities without the prior written consent of the CD&R Investors.
(b) Amendments and Waivers.
(i) Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Investors. A copy of each such amendment shall be sent to each Holder and shall be binding upon each party hereto; provided, further, that the failure to deliver a copy of such amendment shall not impair or affect the validity of such amendment.
(ii) The waiver by any party hereto of a breach of any provisions of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
(c) Successors and Assigns.   This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, the provisions of this Agreement which are for the benefit of Holders shall be for the benefit of and enforceable by any Permitted Affiliate Transferee and any Permitted Third Party Transferee. Notwithstanding anything to the contrary in this Agreement, the Company may assign this Agreement in connection with a merger, reorganization or sale, transfer or contribution of all or substantially all of the assets or stock of the

Company to any of its subsidiaries or Affiliates, and, upon the consummation of any such merger, reorganization, sale, transfer or contribution, such subsidiary or Affiliate shall automatically and without further action assume all of the obligations and succeed to all the rights of the Company under this Agreement.
(d) Severability.   If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.
(e) Counterparts.   This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
(f) Headings.   The descriptive headings of the several sections in this Agreement are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect in any way the meaning or interpretation of this Agreement.
(g) Governing Law.   This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and to be performed within the State of New York, without giving effect to conflicts of law rules that would require or permit the application of the Laws of another jurisdiction.
(h) Consent to Jurisdiction.   Each party irrevocably submits to the exclusive jurisdiction of  (i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any such suit, action or other proceeding except in such courts). Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth or referred to in Section 13(k) shall be effective service of process for any such suit, action or other proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or other proceeding in (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
(i) Waiver of Jury Trial.   Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies and acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (ii) acknowledges that it understands and has considered the implications of this wavier and makes this waiver voluntarily, and that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 13(h).
(j) Enforcement; Attorney’s Fees.   Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof, provided that no Holder will have any right to an injunction to prevent the filing or effectiveness of any Registration Statement of the Company. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and other available remedies.
(k) No Third Party Beneficiaries.   Except as set forth in Section 5, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns.

(l) Notices.   All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by reputable overnight courier or (d) sent by fax (provided a confirmation copy is sent by one of the other methods set forth above), as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):
If to the Company, to it at:
NCI Building Systems, Inc.
Attention: General Counsel
10943 North Sam Houston Parkway West
Houston, Texas 77064
Fax: (281) 477-9674
with a copy to (which shall not constitute notice):
Wachtell, Lipton, Rosen & Katz
Attention: Mark Gordon
51 West 52nd Street
New York, NY 10019
Fax: (212) 403-2000
If to the CD&R Investors, to them at:
CD&R Pisces Holdings, L.P.
Clayton, Dubilier & Rice Fund VIII, L.P.
Clayton, Dubilier & Rice Friends & Family Fund VIII, L.P.
c/o Clayton, Dubilier & Rice, Inc.
Attention: Nathan K. Sleeper, J.L. Zrebiec
375 Park Avenue, 18th Floor
New York NY 10152
Fax: (212) 893-5252
with a copy to (which shall not constitute notice):
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention: Paul S. Bird
Fax: (212) 909-6435
If to the Golden Gate Investors, to them at:
Atrium Intermediate Holdings, LLC
c/o Golden Gate Private Equity, Inc.
One Embarcadero Center, Suite 3900
San Francisco, CA 94111
Attention: Rajeev Amara, Stephen Oetgen

With a copy to (which shall not constitute notice):
Kirkland & Ellis LLP
555 California Street
San Francisco, California 94104
Attention: Jeremy M. Veit, P.C.
If to any other Holder, to its address set forth on the signature page of such Holder to this Agreement with a copy (which shall not constitute notice) to any party so indicated thereon.
All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (y) if by overnight courier, on the day delivered, or (z) if by fax, on the day delivered.
(m) Entire Agreement.   This Agreement, the other Transaction Documents and the schedules and exhibits attached to any such documents constitute the entire agreement and understanding between the Company and the Investors with respect to the matters referred to herein and supersede all prior agreements, understandings or representations, in each case among the parties, with respect to such matters.
(n) Termination of Prior Agreement.   Fund VIII CD&R Investors and the Company agree that the 2009 Registration Rights Agreement is hereby terminated, provided that Sections 4, 5, 8, 11 and 13 of the 2009 Registration Rights Agreement shall survive in accordance with the terms of the 2009 Registration Rights Agreement.
[the remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth at the head of this Agreement.
NCI BUILDING SYSTEMS, INC.
By:
Name:
Title:
[Signature Page — Registration Rights Agreement]

CLAYTON, DUBILIER & RICE FUND VIII, L.P.
By:
CD&R Associates VIII, Ltd.,
its general partner

By:
Name: Theresa A. Gore
Title:   Vice President, Treasurer & Assistant
         Secretary
CD&R FRIENDS & FAMILY FUND VIII, L.P.
By:
CD&R Associates VIII, Ltd.,
its general partner

By:
Name: Theresa A. Gore
Title:   Vice President, Treasurer & Assistant
         Secretary
[Signature Page — Registration Rights Agreement]

CD&R PISCES HOLDINGS, L.P.
By:
CD&R Associates X, L.P.,
its general partner

By:
CD&R Investment Associates X, Ltd., its general partner

By:
Name: Theresa A. Gore
Title:   Vice President, Treasurer & Assistant
         Secretary
[Signature Page — Registration Rights Agreement]

ATRIUM INTERMEDIATE HOLDINGS, LLC
By:
Name: [Rajeev Amara]
Title: [Manager]
[Signature Page — Registration Rights Agreement]

GGC BP Holdings, LLC
By:
Name:
Title:
[Signature Page — Registration Rights Agreement]

AIC Finance Partnership, L.P.
By:
Name:
Title:
[Signature Page — Registration Rights Agreement]

Annex D
July 17, 2018
The Board of Directors of
NCI Building Systems, Inc.
10943 North Sam Houston Parkway West
Houston, Texas 77064
Members of the Board of Directors:
We understand that NCI Building Systems, Inc., a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger, dated as of the date hereof  (the “Merger Agreement”), with Ply Gem Parent, LLC, a Delaware limited liability company (“Ply Gem”) and, for the purposes of Sections 6.1(e), 6.5(a)(i), 6.5(a)(ii), 6.5(a)(iv), 6.5(b) and 6.5(c) of the Merger Agreement, Clayton, Dubilier & Rice, LLC, a Delaware limited liability company and an affiliate of both the Company and Ply Gem (“Sponsor”), pursuant to which, and subject to the terms and conditions set forth therein, Ply Gem will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. As a result of the Merger, all Ply Gem “Units”, as defined in the Amended and Restated Limited Liability Company Agreement of Ply Gem (the “Ply Gem LLC Interests”), other than Ply Gem LLC Interests to be cancelled pursuant to Section 2.1(b) of the Merger Agreement, will be converted into the right to receive, in the aggregate with respect to all such interests, 58,709,067 fully paid and non-assessable shares of common stock, par value $1.00 per share, of the Company (“Company Common Stock”) (such consideration, the “Aggregate Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement and terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.
The Board of Directors of the Company has asked us whether, in our opinion, the Aggregate Merger Consideration to be paid by the Company in the Merger is fair, from a financial point of view, to the Company.
In connection with rendering our opinion, we have, among other things:
(i)
reviewed certain publicly available business and financial information relating to the Company and Ply Gem that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)
reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to the Company and Ply Gem prepared and furnished to us by management of the Company and Ply Gem, respectively;

(iii)
reviewed certain non-public projected financial data relating to the Company and Ply Gem, as well as certain non-public projected operating data, in each case prepared and furnished to us by management of the Company and Ply Gem, respectively, as well as projected financial and operating data relating to the Company and Ply Gem under alternative business assumptions, as prepared by management of the Company;

(iv)
reviewed certain non-public projected financial statements and other non-public financial and operating data relating to the Company and Ply Gem, including cost savings and operating synergies estimated to result from the Merger (collectively the “Synergies”) and the amounts, as well as the timing and cost of realization, of such Synergies, in each case prepared and furnished to us by management of the Company and Ply Gem, respectively;

Evercore 55 East 52nd Street New York, NY 10055 Tel: 212.857.3100 Fax: 212.857.3101

(v)
discussed the past and current operations, financial projections and current financial condition of the Company and Ply Gem with management of the Company and Ply Gem (including their views on the risks and uncertainties of achieving such projections);

(vi)
reviewed the reported prices and the historical trading activity of the Company Common Stock and of the common stock of Ply Gem;

(vii)
compared the financial performance of the Company and Ply Gem and their stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(viii)
compared the financial performance of the Company and Ply Gem and the valuation multiples relating to the Merger with those of certain other transactions that we deemed relevant;

(ix)
reviewed the potential pro forma impact of the Merger on the future financial performance of the combined company, based on the projected financial data relating to each of the Company and Ply Gem referred to above, including the projected operating synergies and other strategic benefits, including the amounts and timing of realization thereof, anticipated by management of the Company to be realized from the Merger;

(x)
reviewed a draft of the Merger Agreement dated July 17, 2018, which we assume is in substantially final form and from which we assume the final form will not vary in any material respect to our analysis; and

(xi)
performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial data relating to the Company and Ply Gem referred to above (including the Synergies), we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of the Company and Ply Gem as to the future financial performance of the Company and Ply Gem and as to the Synergies, including the amounts and timing of the realization of such Synergies. We express no view as to any projected financial data relating to the Company or Ply Gem or the Synergies or the assumptions on which they are based. We have relied, at your direction, without independent verification, upon the assessments of the management of the Company or Ply Gem as to the future operational performance of the Company and Ply Gem (both on an individual and combined basis).
For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement arc true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company, Ply Gem or the consummation of the Merger or materially reduce the benefits to the holders of the Company Common Stock of the Merger.
We have not made nor assumed any responsibility for making any physical inspection, independent valuation or appraisal of the assets or liabilities of the Company or Ply Gem, nor have we been furnished with any such inspection, valuation or appraisal, nor have we evaluated the solvency or fair value of the Company or Ply Gem under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the Company, from a financial point of view, of the Aggregate Merger Consideration to be paid by the Company in the Merger. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Aggregate Merger Consideration or otherwise. We have assumed that any modification to the structure of the transaction will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Company Common Stock, any acquisition (whether involving the issuance of Company Common Stock or the payment of other consideration) or any business combination or other extraordinary transaction involving the Company. This letter, and our opinion, does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Merger. We express no opinion herein as to the price at which shares of the Company will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
We will receive a fee for our services upon the rendering of this opinion. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. We will also be entitled to receive a success fee if the Merger is consummated. During the two year period prior to the date hereof, we, Evercore Group L.L.C., and its affiliates did not provide any financial advisory services to the Company or receive any fees or reimbursement of expenses from the Company. During the two year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and Ply Gem pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates did provide investment banking services to Sponsor or one or more of its affiliated investment funds, in connection with unrelated transactions for which Evercore Group L.L.C. and its affiliates have received compensation.
In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company, Ply Gem and their affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.
This letter, and the opinion expressed herein is addressed to, and for the information and benefit of, the Board of Directors in connection with their evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Aggregate Merger Consideration to be paid by the Company in the Merger is fair, from a financial point of view, to the Company.
Very truly yours,
EVERCORE GROUP L.L.C.
By:

Anthony J. Magro
Senior Managing Director

Annex E
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NCI BUILDING SYSTEMS, INC.
UNDER SECTION 245
OF THE
DELAWARE GENERAL CORPORATION LAW
We, [Donald R. Riley], President and Chief Executive Officer, and [Todd R. Moore], Corporate Secretary, of NCI Building Systems, Inc., do hereby certify under the seal of said Corporation as follows:
ARTICLE ONE
The name of the Corporation is NCI Building Systems, Inc.
ARTICLE TWO
The Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State, Dover, Delaware, on September 30, 1998.
ARTICLE THREE
This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and Section 245 of the Delaware General Corporation Law (the “DGCL”).
ARTICLE FOUR
This Amended and Restated Certificate of Incorporation restates and integrates previous provisions and also amends the provisions of the Corporation’s Restated Certificate of Incorporation.
ARTICLE FIVE
The text of the Amended and Restated Certificate of Incorporation of the Corporation, as amended hereby, is hereby amended and restated to read in full as follows:
FIRST.
The name of the Corporation is NCI Building Systems, Inc.
SECOND.
The Corporation’s registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.
THIRD.
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
FOURTH.
Section 1. Capitalization.   The Corporation is authorized to issue [201,000,000] shares of capital stock. [200,000,000] of the authorized shares shall be common stock, one cent ($0.01) par value each (“Common Stock”), and [1,000,000] of the authorized shares shall be preferred stock, one dollar ($1.00) par value each (“Preferred Stock”).

Each holder of shares of capital stock of the Corporation shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock of the Corporation held by the stockholder, unless otherwise specifically provided pursuant to this Amended and Restated Certificate of Incorporation.
Section 2. Preferred Stock.
A. The Preferred Stock may, from time to time, be divided into and issued in one or more series with each series to be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of each series may have such powers, designations, preferences, relative rights, qualifications, limitations or restrictions as are stated herein and in one or more resolutions providing for the issue of such series adopted by the Board of Directors as provided below.
B. To the extent that this Amended and Restated Certificate of Incorporation does not fix and determine the variations in the relative rights and preferences of the Preferred Stock, both in relation to the Common Stock and as between series of Preferred Stock, the Board of Directors of the Corporation is expressly vested with the authority to divide the Preferred Stock into one or more series and, within the limitations set forth in this Amended and Restated Certificate of Incorporation, to fix and determine the relative rights and preferences of the shares of any series so established, and, with respect to each such series, to fix by one or more resolutions providing for the issue of such series, the following:
(i) The maximum number of shares to constitute such series and the distinctive designation thereof;
(ii) The annual dividend rate, if any, on the shares of such series and the date or dates from which dividends shall commence to accrue or accumulate as herein provided, and whether dividends shall be cumulative;
(iii) The price at and the terms and conditions on which the shares of such series may be redeemed, including, without limitation, the time during which shares of the series may be redeemed, the premium, if any, over and above the par value thereof and any accumulated dividends thereon that the holders of shares of such series shall be entitled to receive upon the redemption thereof, which premium may vary at different dates and may also be different with respect to shares redeemed through the operation of any retirement or sinking fund;
(iv) The liquidation preference, if any, over and above the par value thereof, and any accumulated dividends thereon, that the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(v) Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes, and the terms and provisions relative to the operations of such retirement or sinking fund;
(vi) The terms and conditions, if any, on which the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Corporation or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, provided that shares of such series may not be convertible into shares of a series or class that has prior or superior rights and preferences as to dividends or distribution of assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(vii) The voting rights, if any, on the shares of such series; and
(viii) Any or all other preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the law or with this Article Fourth.
C. Nothing herein contained shall limit any legal right of the Corporation to purchase any shares of the Preferred Stock.

Section 3. Common Stock.
A. Shares of Common Stock may be issued by the Corporation from time to time for such consideration as may lawfully be fixed by the Board of Directors.
B. Subject to the prior rights and preferences of the Preferred Stock set forth in this Article Fourth, or in any resolution or resolutions providing for the issuance of a series of Preferred Stock, and to the extent permitted by the laws of the State of Delaware, the holders of Common Stock shall be entitled to receive such cash dividends as may be declared and made payable by the Board of Directors.
C. After payment shall have been made in full to the holders of any series of Preferred Stock having preferred liquidation rights, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares.
FIFTH.
Section 1. Number, Election and Terms of Directors; Board Action.   The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors. Commencing with the first shareholders’ meeting after adoption of this Amended and Restated Certificate of Incorporation at which directors are elected, the directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1993 annual meeting of shareholders, the term of office of the second class to expire at the 1994 annual meeting of shareholders and the term of office of the third class to expire at the 1995 annual meeting of shareholders, with each director to hold office until his or her successor shall been duly elected and qualified. At each annual meeting of shareholders, commencing with the 1993 annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.
Section 2. Shareholder Nomination of Director Candidates and Introduction of Business.   Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the by-laws of the Corporation.
Section 3. Newly Created Directorships and Vacancies.   Subject to applicable law and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the numbers of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.
Section 4. Removal.   Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holder or holders of 80 percent of the outstanding voting power of the Corporation.
Section 5. Stockholders’ Meetings.   Meetings of stockholders of the Corporation may be called by the Chief Executive Officer, by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, or by the Secretary of the Corporation at the written request of the holder or holders of 25 percent of the outstanding voting power of the Corporation.

Section 6. [RESERVED]
Section 7. Amendment, Repeal or Alteration.   Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law or this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal this Article Fifth.
SIXTH.   Cumulative voting for the election of directors shall not be permitted.
SEVENTH.   [RESERVED]
EIGHTH.   The Board of Directors of the Corporation shall have the power to make, alter or repeal the By-Laws of the Corporation, subject to such restrictions upon the exercise of such powers as may be imposed by the stockholders in any by-laws adopted by them from time to time.
NINTH.   It shall be a proper corporate purpose, reasonably calculated to benefit stockholders, for the Board of Directors to base the response of the Corporation to any Acquisition Proposal on the evaluation by the Board of Directors of what response is in the best interests of the Corporation, and for the Board of Directors, in evaluating what response is in the best interests of the Corporation, to consider: (i) the best interests of the stockholders and, for this purpose, the Board of Directors shall consider, among other factors, not only the consideration being offered in the Acquisition Proposal, in relation to the market price, but also in relation to the value of the Corporation in a freely negotiated transaction and in relation to the estimate by the Board of Directors of the future value of the Corporation as an independent entity; and (ii) such other factors as the Board of Directors determines to be relevant, including, among other factors, the social, legal and economic effects upon the Corporation’s employees, suppliers, customers and business and the communities in which the Corporation operates. For purposes of this Article Ninth, “Acquisition Proposal” means any proposal of any person or entity (a) for a tender offer or exchange offer for any equity security of the Corporation, (b) to merge or consolidate the Corporation with another corporation, or (c) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation.
TENTH.   [RESERVED]
ELEVENTH.   No contract or other transactions between the Corporation and any other corporation, firm or individual shall be affected or invalidated by the fact that any one or more of the directors or officers of the Corporation is or are interested in or is a director or officer of such other corporation, or a member of such firm, and any director or officer, individually or jointly, may be a party to or may be interested in any contract or transaction with this Corporation, or in which this Corporation is interested, and no contract, act or transaction of this Corporation with any person or persons, firms or corporations, shall be affected or invalidated by the fact that any director or officer of this Corporation is a party to or interested in such contract, act or transaction, or in any way connected with such person or persons, firms or corporations, and each and every person who may become a director or officer of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm or corporation in which he may be in any way interested in each case so long as the director’s or officer’s interest or relationship is disclosed to the Board of Directors or any designated committee thereof prior to the execution of any such contract or prior to the time the Corporation becomes legally committed to, or first engages in, any such transaction.
TWELFTH.   To the fullest extent permitted by Delaware statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the Corporation shall not be liable to the Corporation or its stockholders for any act or omission in such director’s capacity as a director. Any repeal or amendment of this Article, or adoption of any other provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article, by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability to the Corporation or its stockholders of a director of the Corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision.
THIRTEENTH.   Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the by-laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the by-laws), the affirmative vote of the holders of two-thirds or more of the outstanding voting stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Articles Ninth, Twelfth or this Article Thirteenth of this Amended and Restated Certificate of Incorporation. Except as provided in this Article Thirteenth, this Amended and Restated Certificate of Incorporation may be amended in the manner provided by the General Corporation Law of the State of Delaware. The by-laws of the Corporation may be altered, amended or repealed, or new By-Laws adopted, only at any regular or special meeting of the Board of Directors or upon the affirmative vote of the holders of two-thirds or more of the outstanding shares entitled to vote at any regular or special meeting of stockholders, and only if such proposed alteration, amendment, repeal or adoption be contained in the notice of such regular or special meeting.
IN WITNESS WHEREOF, NCI Building Systems, Inc. has caused its corporate seal to be affixed hereunder and this Amended and Restated Certificate of Incorporation to be signed by Donald R. Riley, its President and Chief Executive Officer, and attested by Todd R. Moore Corporate Secretary as of the [•] day of  [•], 2018.

Annex F
FORM OF BYLAWS

SIXTH AMENDED AND RESTATED

BYLAWS

OF

NCI BUILDING SYSTEMS, INC.

Effective as of  [•], 2018

F-i

F-ii

ARTICLE I
OFFICES
SECTION 1. Registered Office.   The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
SECTION 2. Other Offices.   The corporation may also have offices at such other place or places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
SECTION 1. Time and Place of Meetings.   All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as the board of directors shall designate and as shall be stated in the notice of the meeting.
SECTION 2. Annual Meetings.   The annual meeting of the stockholders shall be held on such date, at such time and at such place, if any, as the board of directors of the corporation may determine. At the annual meeting, the stockholders shall elect by a plurality vote by written ballot a board of directors and transact such other business as may properly be brought before the meeting.
SECTION 3. Notice of Annual Meetings.   Notice of the annual meeting, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) shall be given to each stockholder of record entitled to vote at such meeting on the record date for determining stockholders entitled to notice of the meeting. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the notice of meeting shall be given not less than 10 nor more than 60 days before the date of the meeting and such notice may be given personally, by mail, or in the case of stockholders who have consented to such delivery, by electronic transmission (as such term is defined in the General Corporation Law of the State of Delaware).
SECTION 4. Special Meetings.   Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation (the “certificate of incorporation”) of the corporation, may be called at any time by the chief executive officer, by the board of directors pursuant to a resolution approved by a majority of the entire board of directors, or by the secretary of the corporation at the written request of the holders of 25% of the outstanding voting power of the corporation. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
SECTION 5. Notice of Special Meetings.   Notice of a special meeting, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and the purpose or purposes for which the meeting is being called shall be given to each stockholder of record entitled to vote at such meeting on the record date for determining stockholders entitled to notice of the meeting. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the notice of meeting shall be given not less than 10 nor more than 60 days before the date of the meeting and such notice may be given personally, by mail, or in the case of stockholders who have consented to such delivery, by electronic transmission (as such term is defined in the General Corporation Law of the State of Delaware).
SECTION 6. Quorum.   The holders of a majority of the voting power of the stock entitled to be voted at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the person presiding over the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting
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from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting) until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for the determination of stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix as the record date for determining the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
SECTION 7. Order of Business.   The order of business at annual meetings of stockholders and, so far as practicable, at other meetings of stockholders shall be determined by the chief executive officer.
SECTION 8. New Business.   At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting in accordance with this Section 8. Proposals for business (other than the nomination of persons for the election of director) to be considered by the stockholders may be made at any annual meeting of stockholders by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 8 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 8. To be timely for an annual meeting of stockholders, a stockholder’s notice must be delivered not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Disclosure of the date of the annual meeting in a filing with the Securities and Exchange Commission shall be sufficient for the purposes of this section. A stockholder’s notice to the secretary shall set forth as (i) to each matter the stockholder proposes to bring before the annual meeting a description of the proposal desired to be brought before the annual meeting (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (ii) as to the stockholder and the beneficial owner, if any, giving the notice (a) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (b) the class and number of shares of the stock that are held of record, beneficially owned and represented by proxy on the date of such stockholder notice and on the record date for determining stockholders entitled to notice of the annual meeting (if such date shall have been made publicly available) by the stockholder and by any other stockholders known by such stockholder to be supporting such proposal on such dates, (c) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation, (d) any financial interest of the stockholder and the beneficial owner, if any, in such proposal, (e) a representation whether the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (f) a representation whether the stockholder or the beneficial owner, if
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any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies or votes from stockholders in support of such proposal, and (g) any other information that would be required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder or stockholders were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The foregoing notice requirements of this Section 8 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.
The board of directors may reject any stockholder proposal not made strictly in accordance with the terms of this Section 8. Alternatively, if the board of directors fails to consider the validity of any stockholder proposal, the presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that the stockholder proposal was not made in strict accordance with the terms of this section and, if he should so determine, he shall so declare at the annual meeting and any such business or proposal not properly brought before the annual meeting shall not be acted upon at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.
Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 8; provided, however, that any references in these by-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any other business considered pursuant to this Section 8, and compliance with this Section 8 shall be the exclusive means for a stockholder to submit proposed business.
SECTION 9. Voting.   Except as otherwise provided in the certificate of incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the corporation held by him and registered in his name on the books of the corporation on the date fixed pursuant to the provisions of Section 5 of Article VII of these by-laws as the record date for the determination of stockholders entitled vote at such meeting. All elections for directors shall be decided by plurality vote. All other questions shall be decided by majority vote except as otherwise provided by the certificate of incorporation, the Stockholders Agreement, if then in effect, or the laws of the State of Delaware.
Shares of its own stock belonging to the corporation or to another entity, if a majority of the shares entitled to vote in the election of directors or members of the governing body of such other entity is held directly or indirectly by the corporation, shall not be entitled to vote. Any vote by stockholders of the corporation may be given at any meeting of stockholders by the stockholder entitled thereto, in person or by his proxy appointed by an instrument subscribed by such stockholder or by his attorney thereunto duly authorized and delivered to the secretary of the corporation or to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. At all meetings of the stockholders, all matters, except where other provision is made by law, the certificate of incorporation, or these by-laws, shall be decided by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote on the matter, a quorum being present. Unless demanded by a stockholder of the corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat on any question other than the election or
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removal of directors need not be by written ballot. Upon a demand of any such stockholder for a vote by written ballot on any question or at the direction of such chairman that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. Notwithstanding the foregoing provisions of this Section 9, subject to and in accordance with applicable law, any vote by written ballot can be satisfied by a ballot submitted by electronic transmission, if so authorized by the board of directors.
SECTION 10. List of Stockholders.   It shall be the duty of the secretary or other officer of the corporation who shall have charge of its stock ledger, either directly or through another officer of the corporation designated by him or through a transfer agent appointed by the board of directors, to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a place then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder of record who shall be present thereat. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.
SECTION 11. Inspectors of Votes.   The chairman may appoint two inspectors of election to act at each meeting of the stockholders, unless the board of directors shall have theretofore made such appointments. Each inspector of election shall first subscribe an oath or affirmation faithfully to execute the duties of an inspector of election at the meeting with strict impartiality and according to the best of his ability. Such inspectors of election, if any, shall take charge of the ballots, if any, at the meeting, and after the balloting on any question, shall count the ballots cast and shall make a report in writing to the secretary of the meeting of the results of the balloting. An inspector of election need not be a stockholder of the corporation, and any officer of the corporation may be an inspector of election on any question other than a vote for or against his election to any position with the corporation or on any other question in which he may be directly interested.
ARTICLE III
BOARD OF DIRECTORS
SECTION 1. Powers.   The business and affairs of the corporation shall be managed by its board of directors, which shall have and may exercise all powers of the corporation and take all lawful acts as are not by statute or the certificate of incorporation directed or required to be exercised or taken by the stockholders.
SECTION 2. Number, Tenure, Qualification and Composition.   The number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by directors holding a majority of the votes that can be cast by all members of the board of directors, subject to Section 6.1(a)(ix) of the Stockholders Agreement, if then in effect.
The directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. No person may stand for election
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as a director if, on the date of any annual or special meeting held for the purpose of electing directors, such person shall have surpassed the age of 75; however, those directors who are then serving on the board of directors and have already reached the age of 75 as of November 16, 2017 may stand for election as a director if, on the date of any annual or special meeting held for the purpose of electing directors, such person shall not have surpassed the age of 78.
SECTION 3. Resignations.   Any director may resign at any time by giving notice in writing or by electronic transmission of his resignation to the corporation, effective at the time specified therein or, if not specified, immediately upon its receipt by the corporation. Unless otherwise specified in the notice, acceptance of a resignation shall not be necessary to make it effective.
SECTION 4. Nominations.   (i) Replacements.   If a person is to be appointed to the board of directors because of a vacancy existing on the board, nomination shall be made only (i) in accordance, to the extent applicable, with Sections 3.1(c)(i)-(ii) of the Stockholders Agreement, if then in effect, and (ii) in all other cases, by the board of directors or by a nominating and corporate governance committee of the board of directors (the board of directors as a whole or such committee of the board being referred to herein as the “nominating committee”) pursuant to the affirmative vote of the majority of votes that can be cast by the entire membership of the nominating committee.
(ii) Nominating Committee.   The nominating committee shall make nominations for the directors to be elected by the stockholders of the corporation at an annual meeting of the stockholders as provided in this section and in accordance, to the extent applicable, with the provisions of Section 3.1(c) of the Stockholders Agreement, if then in effect.
The nominating committee shall select the nominees for election as directors in accordance, to the extent applicable, with Sections 3.1(c)(i)-(ii) and 3.1(d)(ii) of the Stockholders Agreement, if then in effect. Except in the case of a nominee substituted as a result of the death, incapacity, disqualification or other inability to serve as a nominee, the nominating committee shall deliver written nominations to the secretary at least 30 days prior to the date of the annual meeting. Nominees substituted as a result of the death, incapacity, disqualification or other inability to serve as a nominee shall be delivered to the secretary as promptly as practicable. No nominees for directors except those made (A) by the nominating committee in accordance, to the extent applicable, with Sections 3.1(c)(i)-(ii) and 3.1(d)(ii) of the Stockholders Agreement, if then in effect, or (B) by stockholders, in accordance with clause (iii) of this Section 4 shall be voted upon at the annual meeting. Ballots bearing the names of all the persons nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 4 by the nominating committee and by stockholders shall be provided for use at the annual meeting.
(iii) Stockholder Nominations.   Nominations of individuals for election to the board of directors of the corporation at an annual meeting of stockholders may be made by any stockholder of the corporation entitled to vote for the election of directors at that meeting who complies with the procedures set forth in this Section 4. To be timely for any annual meeting of stockholders, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Disclosure of the date of the annual meeting in a filing with the Securities and Exchange Commission shall be sufficient for the purposes of this section. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the classes and number of shares of capital stock of the corporation that are owned of
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record and beneficially owned by such person on the date of such stockholder notice, (d) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Section 14 under the Exchange Act, and (e) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder and beneficial owner, if any, giving the notice (a) the name and address, as they appear on the corporation’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees, (b) the class and number of shares of the stock that are held of record, beneficially owned and represented by proxy on the date of such stockholder notice and on the record date of the meeting (if such date shall have been made publicly available) by the stockholder and by any other stockholders known by such stockholder to be supporting such nomination on such dates, (c) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation, (d) any financial interest of the stockholder in such nomination, (e) a representation whether the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (f) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (ii) otherwise to solicit proxies or votes from stockholders in support of such nominee, and (g) any other information that would be required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder or stockholders were a participant in a solicitation subject to the Exchange Act. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.
Notwithstanding anything in the second sentence of this Section 4(iii) to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 4(iii) and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 4(iii) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.
Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the board of directors or any committee thereof or stockholders pursuant to Article II, Section 4 hereof, or (2) provided that the board of directors or stockholders pursuant to Article II, Section 4 hereof has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 4(iii) is delivered to the secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 4(iii). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by this Section 4(iii) shall be delivered to the secretary at the principal offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and
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not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
Subject to compliance, to the extent applicable, with Section 3.1(c) of the Stockholders Agreement, if then in effect, the board of directors may reject any nomination by a stockholder not made in strict accordance with the terms of this Section 4. Alternatively, if the board of directors fails to consider the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in strict accordance with the terms of this Section 4, and, if he should so determine, he shall so declare at the annual meeting and the defective nomination shall be disregarded.
(iv) No person shall be elected as a director of the corporation unless nominated in accordance with the terms set forth in this Section 4. Only persons nominated in accordance with the procedures set forth in this Section 4 shall be eligible for election as directors at an annual or special meeting.
SECTION 5. Removal.   Any director, or the entire board of directors, may be removed, with or without cause, by the affirmative vote of the holder or holders of 80% of the outstanding voting power of the corporation; provided, however, that for so long as the Stockholders Agreement is in effect and until a CD&R Investor Rights Termination Event (as defined in the Stockholders Agreement), an Unaffiliated Shareholder Director may not be removed except by the affirmative vote (including by written consent) of an Unaffiliated Shareholder or Unaffiliated Shareholders (each as defined in the Stockholders Agreement) holding 80% of all of the Unaffiliated Shareholders’ Voting Interest. The vacancy in the board of directors caused by the removal of a CD&R Investor Director or Unaffiliated Shareholder Director (each as defined in the Stockholders Agreement) shall be filled in accordance, to the extent applicable, with Section 3.1(c)(ii) and Section 3.1(d)(ii) of the Stockholders Agreement, respectively, if then in effect, and otherwise by the board of directors as provided in Section 6 of this Article III.
SECTION 6. Vacancies.   Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only in accordance, to the extent applicable, with Article III of the Stockholders Agreement, if then in effect, and in all other cases, by directors holding a majority of votes that can be cast by all members of the board of directors then in office though less than a quorum or by a sole remaining director. Any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he has been elected expires and until such director’s successor shall have been elected and qualified.
MEETINGS OF THE BOARD OF DIRECTORS
SECTION 7. Time and Place of Meetings.   The board of directors of the corporation may hold meetings, both regular and special, at such time and place, if any, as it determines.
SECTION 8. Annual Meetings.   The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. If such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.
SECTION 9. Regular Meetings — Notice.   Regular meetings of the board of directors may be held without notice.
SECTION 10. Special Meetings — Notice.   Special meetings of the board of directors may be called by the chairman of the board, the chief executive officer or directors holding a majority of the votes that can be cast by all members of the board of directors on 12 hours’ notice to each director, either personally, by telephone or other means of electronic transmission; special meetings shall be called by the secretary in like manner and on like notice at the request in writing or by electronic transmission of the chairman of the
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board, the chief executive officer or directors holding a majority of the votes that can be cast by all members of the board of directors. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by electronic transmission or if he shall be present at the meeting (except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened).
SECTION 11. Quorum and Manner of Acting.   At all meetings of the board of directors, directors holding fifty percent (50%) or more of the total number of votes that can be cast by all of the members of the board of directors (provided that at least one-third (1/3) of the directors are present at the meeting) shall constitute a quorum for the transaction of business, and the act of the directors holding a majority of the votes that can be cast by all members of the board of directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically may be provided by statute, the certificate of incorporation, these by-laws or the Stockholders Agreement, if then in effect. If a quorum shall not be present at any meeting of the board of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
SECTION 12. Remuneration.   Unless otherwise expressly provided by resolution adopted by the board of directors, none of the directors shall, as such, receive any stated remuneration for his services; but the board of directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the corporation, either as his annual remuneration as such director or member of any committee of the board of directors or as remuneration for his attendance at each meeting of the board of directors or any such committee. The board of directors also likewise may provide that the corporation shall reimburse each director for any expenses paid by him on account of his attendance at any meeting. Nothing in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving remuneration therefor.
SECTION 13. Board Observer.   If provided by, and in accordance with, Section 3.1(c)(iii) and Section 3.1(d)(i) of the Stockholders Agreement, if then in effect, the CD&R Investors (as defined in the Stockholders Agreement) shall have the right to designate an individual (a “Board Observer”) who may attend (without voting rights) each meeting of the board of directors or any committee thereof. Each Board Observer shall be entitled to reimbursement for its participation and related expenses as if such Board Observer were a director of the corporation.
SECTION 14. Appointment of Lead Director or Chairman of Executive Committee.   Pursuant to and in accordance with Section 3.1(c)(iv) of the Stockholders Agreement, if then in effect, the CD&R Investors (as defined in the Stockholders Agreement) shall have the right, in their sole discretion, to cause one of the CD&R Investor Directors (as defined in the Stockholders Agreement) serving on the Executive Committee of the board of directors to have the title “Chairman of the Executive Committee” or to cause one of the CD&R Investor Directors serving on the board of directors to have the title “Lead Director.”
COMMITTEES OF DIRECTORS
SECTION 15. How Constituted.   The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The composition of each committee shall be determined in accordance with Section 3.1(d) of the Stockholders Agreement, if then in effect. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee in accordance, to the extent applicable, with the Stockholders Agreement, if then in effect. If no alternate be so appointed, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint in accordance with the Stockholders Agreement, if then in effect, another member of the board of directors to act at the meeting in the place of any such absent or disqualified member; provided that any such director so appointed meets the requirements for membership on such committee as set forth in such committee’s charter and applicable law or stock exchange listing requirements. Any committee, to the extent provided in the resolution of the board of directors and not prohibited by law or the Stockholders Agreement, if then in effect, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize
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the seal of the corporation to be affixed to all papers that may require it. At any meeting of a committee, the members of the committee holding a majority of the votes that can be cast by all members of the committee shall constitute a quorum for the transaction of business, and the act of the members holding a majority of the votes that can be cast by all members of the committee present at any meeting at which a quorum is present shall be the act of the committee.
SECTION 16. Powers.   Each committee shall have such powers and responsibilities as the board of directors may from time to time authorize, subject to the certificate of incorporation and Section 6.1 and, to the extent applicable, Section 3.1(d) of the Stockholders Agreement, if then in effect. Each committee, except as otherwise provided in this Section 16, shall have and may exercise such powers of the board of directors as may be provided by resolution or resolutions of the board of directors.
SECTION 17. Minutes of Committees.   Each committee shall keep regular minutes of its meetings and proceedings and report the same to the board of directors at the next meeting thereof.
GENERAL
SECTION 18. Actions Without a Meeting.   Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if the members of the board of directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the board of directors or any committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
SECTION 19. Presence at Meetings by Means of Communications Equipment.   Members of the board of directors, or of any committee designated by the board of directors, may participate in a meeting of the board of directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation in a meeting conducted pursuant to this section shall constitute presence in person at the meeting.
ARTICLE IV
NOTICES
SECTION 1. Type of Notice.   Except as otherwise specifically provided herein or required by law, all notices required to be given pursuant to these by-laws shall be in writing or by electronic transmission and may in every instance be effectively given by hand delivery (including use of a courier service), by depositing such notice in the mail, postage prepaid, or by sending such notice by electronic transmission or facsimile. Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the corporation. The notice shall be deemed given (i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (ii) in the case of delivery by mail, when deposited in the mail, and (iii) in the case of delivery via electronic transmission, in accordance with applicable law.
SECTION 2. Waiver of Notice.   Whenever any notice is required to be given under the provisions of any applicable statute, the certificate of incorporation or these by-laws, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and transmission of a waiver of notice by a director or stockholder by mail, personal delivery electronic transmission or other form of recorded communication may constitute such a waiver.
SECTION 3. Authorized Notices.   Unless otherwise specified herein, the secretary or such other person or persons as the chief executive officer designates shall be authorized to give notices for the corporation.
ARTICLE V
OFFICERS
SECTION 1. Description.   The elected officers of the corporation may include a chief executive officer, a chief operating officer, a president, one or more vice presidents, with or without such descriptive
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titles as the board of directors shall deem appropriate, a secretary and a treasurer and, if the board of directors so elects, a chairman of the board (who shall be a director) and a controller. The board of directors by resolution may also appoint one or more assistant secretaries, assistant treasurers, assistant controllers and such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the corporation. Any two or more offices may be held by the same person. Unless otherwise provided in a resolution of the board of directors or a written or electronically transmitted directive of the chief executive officer, each of the officers of the corporation shall have general authority to agree upon and execute all bonds, evidences of indebtedness, deeds, leases, contracts, and other obligations in the name of the corporation and affix the corporate seal thereto.
SECTION 2. Election.   The board of directors at its first meeting after each annual meeting of stockholders shall elect and appoint the officers to fill the positions designated in Section 1 of this Article V.
SECTION 3. Salaries.   The board of directors shall fix all salaries of all elected officers of the corporation.
SECTION 4. Term.   An officer of the corporation shall hold office until he or she resigns or his or her successor is chosen and qualified or until his or her earlier removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. The board of directors shall fill any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise.
SECTION 5. Duties of the Chairman.   The chairman of the board shall preside when present at all meetings of stockholders and of the board of directors. He or she shall advise and counsel the chief executive officer and chief financial officer and other officers of the corporation, and shall exercise such powers and perform such duties as shall be assigned to or required of him or her from time to time by the board of directors.
SECTION 6. Duties of the Chief Executive Officer.   The chief executive officer shall have responsibility for and general supervision of the affairs of the corporation and shall have general and active executive charge, management, and control of all the business, operations, and properties of the corporation with all such powers as may be reasonably incident to such responsibilities, subject to the provisions of these by-laws and the control of the board of directors. Unless a chairman of the board shall have been elected, the chief executive officer shall preside, when present, at all meetings of stockholders and at all meetings of the board of directors (if the chief executive officer is a director). The chief executive officer shall be the ranking officer of the corporation, to whom all other officers shall be subordinate, and he or she shall be responsible for and see that all orders and resolutions of the stockholders and the board of directors are carried into effect. The chief executive officer shall have the power and authority to cause the employment or appointment of such employees and agents of the corporation as the proper conduct of operations may require; to terminate, remove or suspend any employee or agent who shall have been employed or appointed under his or her authority or under authority of an officer subordinate to him or her; to suspend for cause any officer subordinate to the chief executive officer, pending final action by the board of directors or such other authority as shall have elected or appointed such officer; to delegate any of the foregoing powers and authority to any other officer or agent of the corporation; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation (except as otherwise provided in these by-laws or in resolutions or written or electronically transmitted directives of the board of directors), as may be designated in accordance with these by-laws, and as from time to time may be assigned to him or her by the board of directors. In the absence of the chief executive officer, his or her duties shall be performed and his powers may be exercised by the chief operating officer, if different from the chief executive officer, by the president in the absence of the chief operating officer, or otherwise by such other officer as the chief executive officer shall designate in writing or by electronic transmission or (failing such designation) by the executive committee (if any has been appointed) or such officer as it may designate in writing or by electronic transmission, subject, in either case, to review and superseding action by the board of directors.
SECTION 7. Duties of the Chief Operating Officer.   The chief operating officer shall have general, active supervision of and responsibility for the business operations of the corporation, subject to the review and approval of the chief executive officer. The chief operating officer shall have the same authority and
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powers with respect to the conduct of the business operations of the corporation as has the chief executive officer with respect to its affairs generally. As such, he or she shall have all such powers and authority as may be reasonably incident to such responsibilities and as usually appertain to the chief operating officer of a corporation (except as otherwise provided in these by-laws or in resolutions or written or electronically transmitted directives of the board of directors or chief executive officer), as well as other powers and authority as may be designated in accordance with these by-laws and as from time to time may be assigned to him by the board of directors or the chief executive officer. If he or she is also a director of the corporation, he or she shall preside, in the absence of any other person designated by these by-laws, at all meetings of the board of directors and stockholders. The chief operating officer shall report to the chief executive officer and otherwise shall be the ranking officer of the corporation to whom all other officers shall be subordinate. In the absence of a chief operating officer, his or her duties shall be performed by the president of the corporation.
SECTION 8. Duties of the President.   The president shall be the chief executive officer and/or the chief operating officer of the corporation, unless a chief executive officer and/or a chief operating officer is otherwise elected. The president shall have all powers and authority as usually appertain to the president of a corporation (except as otherwise provided in these by-laws or in resolutions or written or electronically transmitted directives of the board of directors or chief executive officer), as well as other powers and authority as may be designated in accordance with these by-laws and as from time to time may be assigned to him or her by the board of directors or the chief executive officer. He or she shall have the power and authority to sign stock certificates.
SECTION 9. Duties of Vice President —  Finance.   There may be designated a vice president —  finance, who, if so designated, shall be the chief financial officer of the corporation and may be the chief accounting officer of the corporation if so designated by the board of directors. He or she shall have active control of and responsibility for all matters pertaining to the financial affairs of the corporation and its subsidiaries. His or her authority shall include the authorities of the treasurer and controller. He or she shall be responsible for approval of all filings with governmental agencies. He or she shall have the authority to execute and deliver bonds, deeds, contracts and stock certificates of and for the corporation, and to affix the corporate seal thereto by handwritten, facsimile or electronically transmitted signature and all other powers customarily appertaining to his office, except to the extent otherwise limited or enlarged. He or she shall report to the president and the board of directors of the corporation at their request on all financial matters of the corporation.
SECTION 10. Duties of Vice Presidents and Assistant Vice Presidents.   In the absence of the chief executive officer or chief financial officer or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board, or in the absence of any designation, in the order of their election) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.
SECTION 11. Duties of Secretary and Assistant Secretaries.   The secretary or an assistant secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all proceedings of the meetings of the stockholders of the corporation, and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the committees of the board of directors when required. The secretary shall be under the supervision of the chief executive officer and shall perform such other duties as may be prescribed by the chief executive officer. The secretary shall have charge of the seal of the corporation and have authority to affix the seal to any instrument requiring it. When so affixed, the seal shall be attested by the signature of the secretary or treasurer or an assistant secretary or assistant treasurer, which may be a facsimile. The secretary shall keep and account for all books, documents, papers and records of the corporation except those for which some other officer or agent is properly accountable. The secretary shall have authority to sign stock certificates, and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.
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Assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall assist the secretary, and in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
SECTION 12. Duties of Treasurer and Assistant Treasurers.   The treasurer shall have the responsibility for and custody over all assets of the corporation, and the responsibility for handling of the liabilities of the corporation. He or she shall cause proper entries of all receipts and disbursements of the corporation to be recorded in its books of account. He or she shall have the responsibility for all matters pertaining to taxation and insurance. He or she shall have the authority to endorse for deposit or collection, or otherwise, all commercial paper payable to the corporation, and to give proper receipts or discharges for all payments to the corporation. He or she shall be responsible for all terms of credit granted by the corporation and for the collection of all its accounts. He or she shall have the authority to execute and deliver bonds, deeds, contracts and stock certificates of and for the corporation, and to affix the corporate seal thereto by handwritten, facsimile or electronically transmitted signature and all other powers customarily appertaining to his or her office, except to the extent otherwise limited or enlarged. The treasurer shall be under the supervision of the vice president — finance and he or she shall perform such other duties as may be prescribed to him or her by the vice president — finance, if one be designated.
Assistant treasurers, in the order of their seniority shall assist the treasurer; and in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer.
SECTION 13. Duties of Controller and Assistant Controllers.   The controller shall be responsible for all matters pertaining to the accounts of the corporation, its subsidiaries and divisions, with the supervision of the books of account, their installation, arrangement and classification. If so designated by the board of directors, the controller shall be the chief accounting officer of the corporation. The controller shall maintain adequate records of all assets, liabilities and transactions; see that an adequate system of internal audit thereof is currently and regularly maintained; coordinate the efforts of the corporation’s independent public accountants in its external audit program; receive, review and consolidate all operating and financial statements of the corporation and its various departments and subsidiaries; and prepare financial statements, reports and analyses. The controller shall have supervision of the accounting practices of the corporation and of each subsidiary and division of the corporation, and shall prescribe the duties and powers of the chief accounting personnel of the subsidiaries and divisions. The controller shall cause to be maintained an adequate system of financial control through a program of budgets, financial planning and interpretive reports. The controller shall initiate and enforce accounting measures and procedures whereby the business of the corporation and its subsidiaries and divisions shall be conducted with the maximum efficiency and economy. The controller shall have all other powers customarily appertaining to the office of controller, except to the extent otherwise limited or enlarged. The controller shall be under the supervision of the vice president — finance, if one be designated.
The assistant controllers, in the order of their seniority, shall assist the controller, and if the controller is unavailable, perform the duties and exercise the powers of the controller.
ARTICLE VI
INDEMNIFICATION
SECTION 1. Right to Indemnification.   The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in
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Section 3, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the corporation.
SECTION 2. Prepayment of Expenses.   The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.
SECTION 3. Claims.   If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VI is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
SECTION 4. Nonexclusivity of Rights.   The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.
SECTION 5. Other Sources.   The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person collects as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
SECTION 6. Amendment or Repeal.   Any repeal or modification of the provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.
SECTION 7. Other Indemnification and Advancement of Expenses.   This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
ARTICLE VII
CAPITAL STOCK
SECTION 1. Certificates.   The board of directors may provide by resolution that some or all of any or all classes or series of its stock will be uncertificated shares. However, any such resolution will not apply to shares represented by a certificate until that certificate is surrendered to the corporation. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board or vice-chairman of the board, the president or a vice president and by the secretary or an assistant secretary or the treasurer or assistant treasurer of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or
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series thereof and the qualifications, limitations or restrictions of such preferences or rights. Within a reasonable time after the issuance or transfer of shares of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth on the certificate by the General Corporation Law of the State of Delaware.
SECTION 2. Facsimile Signatures.   Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
SECTION 3. Replacement of Lost, Stolen or Destroyed Certificates.   The board of directors may direct a new certificate or certificates of stock or uncertificated shares to be issued in place of any certificate or certificates of stock theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed, or the issuance of such new certificate of stock or uncertificated shares.
SECTION 4. Transfers.   Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation, subject to any proper restrictions on transfer, to issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares will be cancelled and issuance of new equivalent uncertificated shares or certificated shares will be made to the person entitled thereto and the transaction will be recorded upon the books of the corporation.
SECTION 5. Record Date.   In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
SECTION 6. Registered Stockholders.   The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, to the fullest extent permitted by the laws of the State of Delaware.
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ARTICLE VIII
GENERAL PROVISIONS
SECTION 1. Dividends.   Dividends upon the capital stock of the corporation, if any, may be declared by the board of directors, pursuant to applicable law and subject to Section 6.1 of the Stockholders Agreement, if then in effect, the certificate of incorporation and these by-laws. Dividends may be paid in cash, in property or in shares of the capital stock or other securities.
SECTION 2. Reserves.   Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interest of the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.
SECTION 3. Annual Statement.   The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.
SECTION 4. Checks.   All checks or demands for money and promissory notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time prescribe.
SECTION 5. Fiscal Year.   The fiscal year of the corporation shall be determined by the board of directors.
SECTION 6. Corporate Seal.   The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.
SECTION 7. Certificate of Incorporation.   These by-laws are subject to the terms of the certificate of incorporation, as amended, of the corporation.
SECTION 8. Form of Records.   Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept in electronic form or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
SECTION 9. Stockholders Agreement.   The corporation shall be bound by and act in accordance with the provisions of the Stockholders Agreement for so long as it is in effect. If any provision of these by-laws of the corporation shall conflict with any provision of the Stockholders Agreement, if then in effect, the applicable provision of the Stockholders Agreement shall control, provided that such provision is not contrary to applicable law or otherwise unenforceable.
ARTICLE IX
AMENDMENTS
The by-laws may be altered, amended or repealed, or new by-laws adopted, only in accordance with the certificate of incorporation of the corporation and any other requirements specified in these by-laws or by applicable law.
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ARTICLE X
EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES
Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for or based on breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Amended and Restated Certificate of Incorporation or these Amended and Restated Bylaws (each as may be amended from time to time), (d) any action asserting a claim relating to or involving the Corporation that is governed by the internal affairs doctrine, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the Delaware General Corporation Law shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).
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CERTIFICATION
I, [Todd R. Moore], Secretary of NCI Building Systems, Inc., hereby certify that the foregoing is a true, accurate and complete copy of the By-Laws of NCI Building Systems, Inc., as amended and restated by its Board of Directors as of  [•], 2018.
/s/ [Todd R. Moore]

Todd R. Moore, Corporate Secretary]
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Using a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas. X02XCJD1 U PX +Special Meeting Proxy Card.C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowPlease sign your name exactly as it appears above. Joint owners must each sign personally. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such.If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership’s name by an authorized partner or officer.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.+IMPORTANT SPECIAL MEETING INFORMATIONA Proposals — The Board recommends a vote FOR Proposals 1-5.B Non-Voting ItemsChange of Address — Please print new address below.For Against Abstain1. To adopt the Merger Agreement in accordance with theMerger Proposal.3. To approve the amendment to NCI’s Amended andRestated Certificate of Incorporation to increase theauthorized number of shares of NCI common stock andmake other changes necessitated by the Merger.For Against Abstain2. To approve the issuance of NCI common stock in theMerger to the holders of all of the equity interests inPly Gem.4. To approve, on an advisory (non-binding) basis, thecompensation that may become payable to the NCI'snamed executive officers in connection with theconsummation of the Merger.5. To approve the adjournment of the special meeting, ifnecessary or appropriate, to solicit additional proxies ifthere are not sufficient votes to approve the first threeproposals set forth above.3 9 2 3 5 0 1000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000004MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________1234 5678 9012 345MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDC 1234567890 J N TC123456789qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qElectronic Voting InstructionsAvailable 24 hours a day, 7 days a week!Instead of mailing your proxy, you may choose one of the votingmethods outlined below to vote your proxy.VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.Proxies submitted by the Internet or telephone must be received by10:59PM, CST, on November 14, 2018.Vote by Internet• Go to www.investorvote.com/NCS• Or scan the QR code with your smartphone• Follow the steps outlined on the secure websiteVote by telephone• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canadaon a touch tone telephone. There is NO CHARGE to you for your call.• Follow the instructions provided by the recorded message.

.THIS PROXY IS SOLICITED BY THE NCI BUILDING SYSTEMS, INC. BOARD OF DIRECTORS.Proxy for Special Meeting of StockholdersNovember 15, 2018 − 10:00 AM.The share owner(s) whose signature(s) appear(s) on the reverse side of this Proxy hereby appoint(s) Donald R. Riley and Todd R. Moore with or withoutothers, proxies with full power of substitution and resubstitution to vote all shares of common stock that the share owner(s) would be entitled to vote at theSpecial Meeting of Stockholders of NCI Building Systems, Inc. (“NCI”), to be held on November 15, 2018 at 10:00 AM, local time, at 10943 North SamHouston Parkway West, Houston, TX 77064, and at any reconvened meeting following any adjournment or postponement thereof, as follows on the reverseside. Receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement dated on or about October 17, 2018 is hereby acknowledged.THIS PROXY IS TO BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY IS TO BE VOTED FORPROPOSALS 1-5, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. THIS PROXY MUST BERECEIVED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED.Proxy — NCI BUILDING SYSTEMS, INC.Important notice regarding the Internet availability ofproxy materials for the Special Meeting of shareholders.The Proxy Statement is available at:www.edocumentview.com/NCSqIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Using a black ink pen, mark your votes with an X as shown inthis example. Please do not write outside the designated areas. X02XCKD1 U PX +q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qSpecial Meeting Proxy Card.B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowPlease sign your name exactly as it appears above. Joint owners must each sign personally. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such.If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership’s name by an authorized partner or officer.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.+IMPORTANT SPECIAL MEETING INFORMATIONAFor Against Abstain1. To adopt the Merger Agreement in accordance with theMerger Proposal.3. To approve the amendment to NCI’s Amended andRestated Certificate of Incorporation to increase theauthorized number of shares of NCI common stock andmake other changes necessitated by the Merger.For Against Abstain2. To approve the issuance of NCI common stock in theMerger to the holders of all of the equity interests inPly Gem.4. To approve, on an advisory (non-binding) basis, thecompensation that may become payable to the NCI'snamed executive officers in connection with theconsummation of the Merger.5. To approve the adjournment of the special meeting, ifnecessary or appropriate, to solicit additional proxies ifthere are not sufficient votes to approve the first threeproposals set forth above.Proposals — The Board recommends a vote FOR Proposals 1-5.3 9 2 3 5 0 2

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q.THIS PROXY IS SOLICITED BY THE NCI BUILDING SYSTEMS, INC. BOARD OF DIRECTORS.Proxy for Special Meeting of StockholdersNovember 15, 2018 − 10:00 AM.The share owner(s) whose signature(s) appear(s) on the reverse side of this Proxy hereby appoint(s) Donald R. Riley and Todd R. Moore with or withoutothers, proxies with full power of substitution and resubstitution to vote all shares of common stock that the share owner(s) would be entitled to vote at theSpecial Meeting of Stockholders of NCI Building Systems, Inc. (“NCI”), to be held on November 15, 2018 at 10:00 AM, local time, at 10943 North SamHouston Parkway West, Houston, TX 77064, and at any reconvened meeting following any adjournment or postponement thereof, as follows on the reverseside. Receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement dated on or about October 17, 2018 is hereby acknowledged.THIS PROXY IS TO BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY IS TO BE VOTED FORPROPOSALS 1-5, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. THIS PROXY MUST BERECEIVED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED.Proxy — NCI BUILDING SYSTEMS, INC.Important notice regarding the Internet availability ofproxy materials for the Special Meeting of shareholders.The Proxy Statement is available at:www.edocumentview.com/NCS